UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

NAKED BRAND GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(2)	Form, Schedule or Registration Statement No.:

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The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commissions is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 20, 2018

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
OF
NAKED BRAND GROUP INC.

PROSPECTUS FOR UP TO 2,068,438 ORDINARY SHARES
AND
1,017,392 ORDINARY SHARES UNDERLYING OPTIONS AND WARRANTS
OF
BENDON GROUP HOLDINGS LIMITED

The board of directors of each of Naked Brand Group Inc., a Nevada corporation (“Naked”), Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), and Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), has unanimously approved the transactions contemplated by the Agreement and Plan of Reorganization, dated as of May 25, 2017 and amended on July 26, 2017, February 21, 2018 and March 19, 2018 (as the same may be further amended, the “Merger Agreement”), by and among Naked, Bendon, Holdco, Merger Sub and Bendon Investments Ltd., a New Zealand company and at the time the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”).

Pursuant to the Merger Agreement, Bendon and Naked will enter into a business combination transaction by means of (i) a reorganization by Holdco and Bendon (the “Reorganization”) pursuant to which all of the shareholders of Bendon will exchange all of the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for ordinary shares of Holdco (“Holdco Ordinary Shares”), and (ii) immediately thereafter, a merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders receiving Holdco Ordinary Shares in exchange for all of the outstanding shares of common stock of Naked (the “Merger” and together with the Reorganization, the “Transactions”).

As a result of the Transactions, Bendon and Naked will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked will become shareholders of Holdco. Pursuant to the Merger Agreement, each outstanding share of common stock of Naked shall be converted into the right to receive 0.2 Holdco Ordinary Shares (the “Per Share Consideration”), with the shares issued to the Naked stockholders representing in the aggregate approximately nine percent of the Holdco Ordinary Shares outstanding immediately after completion of the Transactions. The outstanding options and warrants of Naked will, by their terms, automatically entitle the holders to purchase Holdco Ordinary Shares upon consummation of the Transactions, with the number of underlying shares and exercise price proportionately adjusted to reflect the Per Share Consideration. Accordingly, this prospectus covers an aggregate of 2,068,438 Holdco Ordinary Shares and 1,017,392 Holdco Ordinary Shares underlying such options and warrants of Holdco issuable to the stockholders of Naked following consummation of the Transactions.

We estimate that, immediately following completion of the Transactions, the Holdco Ordinary Shares issued to the shareholders of Bendon as a result of the Reorganization will constitute approximately 91.0% of the issued and outstanding Holdco Ordinary Shares and the Holding Ordinary Shares issued to the Naked stockholders as a result of the Merger will constitute approximately 9.0% of the issued and outstanding Holdco Ordinary Shares.

Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the annual meeting of stockholders of Naked scheduled to be held on [•], 2018.

Naked’s common stock is currently listed on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NAKD.” Following the Transactions, all Naked common stock will be de-listed from Nasdaq and de-registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On [•], 2018, the latest practicable date before the printing of this proxy statement/prospectus, the closing sale price of Naked common stock was $[•] per share.

Although Holdco is not currently a public company, it will become subject to the reporting requirements of the Exchange Act following the effectiveness of the registration statement of which this proxy statement/prospectus is a part, and the closing of the Merger. Holdco has applied for listing, to be effective at the time of the consummation of the Transactions, of the Holdco Ordinary Shares on Nasdaq under the symbol “NAKD,” and Holdco is expected to be publicly traded on Nasdaq under this symbol following the completion of the Merger, subject to receipt of Nasdaq’s approval and official notice of issuance. It is a condition of the consummation of the transactions that Holdco receive confirmation from Nasdaq or the New York Stock Exchange (“NYSE”) that the Holdco Ordinary Shares have been approved for listing. While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Merger, there can be no assurance that a viable and active trading market will develop.

Holdco will be an “emerging growth company” as defined in the Jumpstart Our Business Startups of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Holdco will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Holdco’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Holdco will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

This proxy statement/prospectus provides you with detailed information about the Merger Agreement and other matters to be considered at the annual meeting of Naked’s stockholders. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 26 of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [•], 2018, and is first being mailed to holders on or about [•], 2018.

NAKED BRAND GROUP INC.
180 Madison Avenue, Suite 1505
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2018

Dear Naked Brand Group Inc. Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Naked Brand Group Inc. (“Naked”) at [•] a.m. local time on [•], 2018, at the offices of Duane Morris LLP, Naked’s counsel, located at 1540 Broadway, 14th floor, New York, New York 10034.

The annual meeting will be held for the following purposes:

(1)	to consider and vote upon a proposal to (a) adopt the Agreement and Plan of Reorganization, dated as of May 25, 2017, as amended on July 26, 2017, February 21, 2018 and March 19, 2018 (as the same may be further amended, “Merger Agreement”), by and among Naked, Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and Bendon Investments Ltd., a New Zealand company and at the time the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”), which, among other things, provides for (i) the consummation by Holdco and Bendon of a reorganization (the “Reorganization”), pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for ordinary shares of Holdco (“Holdco Ordinary Shares”), and (ii) immediately thereafter, a merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders receiving Holdco Ordinary Shares (the “Merger” and together with the Reorganization, the “Transactions”), and (b) approve the transactions contemplated by the Merger Agreement as described in this proxy statement/prospectus — we refer to this proposal as the “merger proposal”;
(2)	to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies, if, based on the tabulated vote, Naked is unable to consummate the transactions contemplated by the Merger Agreement — we refer to this proposal as the “adjournment proposal”;
(3)	to elect seven (7) directors to the board of directors to serve until the 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified — we refer to this proposal as the “election of directors proposal”;
(4)	to ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ended January 31, 2019 — we refer to this proposal as the “ratification of appointment of independent auditor proposal”; and
(5)	to transact any and all other business that may properly come before the annual meeting or any continuation, postponement, or adjournment thereof.

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Naked common stock at the close of business on [•], 2018 are entitled to notice of the annual meeting and to vote and have their votes counted at the annual meeting and any adjournments or postponements of the annual meeting.

After careful consideration, Naked’s board of directors has determined that each of the proposals outlined above is fair to and in the best interests of Naked and its stockholders and recommends that you vote or give instruction to vote “FOR” each proposal. Consummation of the transactions contemplated by the Merger Agreement is conditional on approval of the merger proposal.

Naked stockholders should understand, however, that if the Transactions are completed, the effect of the approval of the election of directors proposal and the ratification of appointment of independent auditor proposal may be limited since the composition of the Naked board of directors will likely be changed upon completion of the Transactions and the new Naked board of directors may decide to engage a new independent registered public accounting firm immediately or shortly after completion of the Transactions.

All Naked stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, however, you are urged to complete, sign, date and return the enclosed proxy card, or submit a proxy electronically by telephone or internet, as soon as possible. If you are a holder of record of Naked common stock, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the annual meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of Naked stockholders of record entitled to vote at the annual meeting will be available for ten days before the annual meeting at the principal executive offices of Naked for inspection by stockholders during ordinary business hours for any purpose germane to the annual meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card, or submit a proxy electronically by telephone or internet using the instructions provided on your proxy card, as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

By Order of the Board of Directors

/s/ Carole Hochman

Carole Hochman
Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

This proxy statement/prospectus is dated [•], 2018 and is first being mailed to Naked Brand Group Inc. stockholders on or about [•], 2018.

i

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

•	Naked Brand Group Inc., a Nevada corporation (“Naked”), Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation (“Merger Sub”), and Bendon Investments Ltd., a New Zealand company (the “Principal Shareholder”), are parties to an Agreement and Plan of Reorganization, dated as of May 25, 2017 and amended as of July 26, 2017, February 21, 2018 and March 19, 2018 (as the same may be further amended or supplemented from time to time, the “Merger Agreement”).
•	Naked is an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under its flagship brand name and registered trademark, “Naked®”, it designs, manufactures and sells men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumers through its online retail store www.wearnaked.com. See the section entitled “Business of Naked.”
•	Bendon is an intimate apparel and swimwear company that has sought to deliver innovative, premium quality products throughout its 70-year history. Bendon has a portfolio of eight owned brands: Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State, as well as three licensed brands: Heidi Klum Intimates and Swimwear, Stella McCartney Lingerie and Swimwear and Frederick’s of Hollywood Intimates and Swimwear. Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018. See the section entitled “Business of Bendon.”
•	Holdco was formed to serve as a holding company for Bendon and Naked after consummation of the transactions contemplated by the Merger Agreement, and currently is wholly owned by Justin Davis-Rice, the Executive Chairman of Bendon. Merger Sub was formed solely as a vehicle for consummating the merger of Merger Sub and Naked (the “Merger”), and currently is a wholly owned subsidiary of Holdco. The Principal Shareholder is an investment vehicle, which at the time of the execution of the Merger Agreement owned a majority of the outstanding shares of Bendon. See the section entitled “Summary of the Proxy Statement/Prospectus — The Parties.”
•	The Merger Agreement provides for Bendon and Naked to enter a business combination transaction by means of which (i) Bendon and Holdco will undertake a reorganization (the “Reorganization” and together with the Merger, the “Transactions”) pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for ordinary shares of Holdco (“Holdco Ordinary Shares”), and (ii) immediately thereafter, Merger Sub will merge with and into Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders receiving Holdco Ordinary Shares. See the section entitled “The Merger Proposal — Structure of the Transactions.”
•	In the Reorganization, the shareholders of Bendon will exchange all the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, subject to adjustment based on Naked’s Net Assets and Bendon’s Net Debt as of date the U.S. Securities and Exchange Commission (“SEC”) informs Holdco that it has no further comments on the registration statement of which this proxy statement/prospectus forms a part. Using Naked’s Net Assets and Bendon’s Net Debt as of April 30, 2017 and January 31, 2017, respectively, and assuming Bendon has refinanced certain of its indebtedness as described in the section entitled “The Merger Proposal — Refinancing,” we estimate that the shareholders of Bendon will receive approximately 20,915,036 Holdco Ordinary Shares in the Reorganization. See the section entitled “The Merger Proposal — Structure of the Transactions” for more information, including descriptions of the definition of “Net Assets” and “Net Debt.”
•	In the Merger, each outstanding share of common stock of Naked shall be cancelled and shall be automatically converted into the right to receive 0.2 Holdco Ordinary Shares (the “Per Share Consideration”), with the shares issued to the Naked stockholders representing in the aggregate approximately nine percent of the Holdco Ordinary Shares outstanding immediately after completion of the Transactions. Naked’s outstanding options and warrants to purchase shares of its common stock will be converted into options and warrants of Holdco to purchase Holdco Ordinary Shares, with the number of underlying shares and exercise price proportionately adjusted to reflect the Per Share Consideration. See the section entitled “The Merger Proposal — Structure of the Transactions.”
•	Bendon has had advanced discussion with the sole shareholder of FOH Online Corp. (“FOH Online”) pursuant to which the parties have specified terms by which Bendon could acquire FOH Online from such shareholder. If the transaction was to be completed, the consideration for the proposed transaction would involve Holdco issuing to the shareholder of FOH Online (or its designee) an aggregate of 1,304,917 (US$8,220,979 using share price US$6.30) Holdco Ordinary Shares, plus the assumption by Holdco of approximately US$9,500,000 of FOH Online debt. The proposed transaction would be conditioned on consummation of the Transactions and would be subject to Bendon and FOH Online obtaining various third party consents. As a result, the proposed transaction is possible but not yet probable of occurring, and the acquisition of FOH Online is not presented in the pro forma and other related sections of the proxy statement/prospectus.
•	Assuming the completion of the possible, but not yet probable, acquisition of FOH Online, immediately following the consummation of the Transactions, we estimate that the Naked stockholders will hold approximately 8.5% of the issued and outstanding Holdco Ordinary Shares and the shareholders of Bendon and FOH Online, would hold approximately 91.5% of the issued and outstanding Holdco Ordinary Shares.
•	The Merger Agreement provides that either Naked or Bendon may terminate the Merger Agreement if the Merger is not consummated by April 27, 2018 (as such date may be extended in accordance with the Merger Agreement as described in “The Merger Agreement — Termination”), provided that this right to terminate will not be available to any party who has materially breached their obligations under the Merger Agreement, resulting in the failure of the Merger to occur on or before such date, if such breach is not cured within the time period specified within the Merger Agreement. Additionally, the Merger Agreement may be terminated, among other reasons, by either Naked or Bendon upon material breach of the other party if not cured within the time period specified within the Merger Agreement and subject to certain other conditions. See the section entitled “The Merger Agreement — Termination ..”
•	If (i) Naked terminates the Merger Agreement in order to enter into a definitive agreement for a Superior Proposal as described in the section “The Merger Agreement — Termination” below, in accordance with the Merger Agreement, or (ii) Bendon terminates this Agreement because the Merger has not been consummated by April 27, 2018 (as such date may be extended in accordance with the Merger Agreement as described in “The Merger Agreement — Termination”) and the failure of the Merger to occur on or before such date has resulted from a material breach by Naked of its obligations under the Merger Agreement, then Naked is required to issue to Bendon 2,500,000 shares of Naked common stock. In the event that Naked has complied with its obligations and Naked does not obtain the approval of its stockholders for the Merger, then Naked must issue Bendon 1,250,000 shares of Naked common stock.
•	In addition to voting on a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby as described in this proxy statement/prospectus (the “merger proposal”), the stockholders of Naked will also vote on a proposal to approve, if necessary, an adjournment of the annual meeting to permit further solicitation and vote of proxies if, based on the tabulated vote, Naked is unable to consummate the Transactions (the “adjournment proposal”). See the section entitled “The Adjournment Proposal.”
•	No vote of the security holders of Bendon is required for the approval of the Reorganization. The affirmative vote of a majority of the outstanding shares of Naked common stock is required to approve the Merger. The directors and executive officers of Naked and their affiliates beneficially own issued and outstanding shares representing 8.6% of the Naked common stock. Those individuals and certain former directors of Naked (who own in the aggregate issued and outstanding shares representing 11.4% of the Naked common stock) have entered into a support agreement pursuant to which they have agreed to vote in favor of the merger proposal.
•	Upon completion of the Transactions, the directors of Holdco will be Justin Davis-Rice, Bendon’s Executive Chairman and a director of Naked, Carole Hochman, Naked’s Chief Executive Officer, Paul Hayes, [•] and [•]. Of the directors, Paul Hayes, [•] and [•] will be considered independent directors. See the section entitled “Management of Holdco Following the Transactions.”
•	Upon completion of the Transactions, the executive officers of Holdco will be Carole Hochman, Justin Davis-Rice and Howard Herman, acting as Holdco’s Chairman, Chief Executive Officer and Chief Financial Officer, respectively. See the section entitled “Management of Holdco Following the Transactions.”
•	We expect that (i) U.S. holders will recognize no gain or loss for U.S. federal income tax purposes in connection with the Holdco securities received, (ii) a U.S. holder’s holding period in the Holdco securities will include the holding period of the Naked securities exchanged therefor and (iii) a U.S. holder’s tax basis in the Holdco securities will be the same as the holder’s tax basis in the Naked securities, as applicable, at the time of the distribution of Holdco securities to the holder. See the section entitled “he Merger Proposal — Material Federal Income Tax Consequences of the Transactions to Naked and Its Stockholders.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement/prospectus?	A.	Naked and Bendon have agreed to a business combination under the terms of the Merger Agreement that is described in this proxy statement/prospectus. Copies of the Merger Agreement and the amendments thereto are attached to this proxy statement/prospectus as Annexes A-1, A-2, A-3 and A-4, and Naked encourages its stockholders to read it in its entirety. Naked’s stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement, which, among other things, provides for (i) the Reorganization of Bendon and Holdco pursuant to which all of the shareholders of Bendon will exchange all the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, and (ii) immediately thereafter, the Merger of Merger Sub and Naked, with Naked being the surviving entity, and to approve the transactions contemplated by the Merger Agreement.
In addition to voting on the principal terms of the Merger Agreement including the Transactions, the stockholders of Naked will also vote on a proposal to approve, if necessary, an adjournment of the annual meeting to permit further solicitation and vote of proxies if, based on the tabulated vote, Naked is unable to consummate the business combination contemplated by the Merger Agreement (see the section entitled “The Adjournment Proposal”).
In addition to the foregoing, the stockholders of Naked will also vote on a proposal to elect seven (7) directors to the board of directors to serve until the 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified (see the section entitled “Election of Directors”) and to ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ended January 31, 2019 (see the section entitled “Ratification of Appointment of Independent Registered Public Accounting Firm”). Naked stockholders should understand, however, that if the Transactions are completed, the effect of the approval of the election of directors proposal and the ratification of appointment of independent auditor proposal may be limited since the composition of the Naked board of directors will likely be changed upon completion of the Transactions and the new Naked board of directors may decide to engage a new independent registered public accounting firm immediately or shortly after completion of the Transactions.
Naked will hold the annual meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed transactions and the other matters to be acted upon at the annual meeting. Stockholders should read it carefully.
The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	Why is Naked proposing the business combination?	A.	Bendon is an intimate apparel and swimwear company that has sought to deliver innovative, premium quality products throughout its 70-year history. Bendon has a portfolio of eight brands which it owns: Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State. Bendon has a portfolio of three licensed brands: Heidi Klum Intimates, Swimwear and Stella McCartney Lingerie and Swimwear and Frederick’s of Hollywood Intimates and Swimwear. Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018.
Based on its due diligence investigations of Bendon, including the financial and other information provided by Bendon in the course of their negotiations, Naked believes that a business combination with Bendon will provide several significant benefits to both Naked and Bendon. However, there is no assurance of this. See the section entitled “The Merger Proposal — Naked’s Board of Directors’ Reasons for Approval of the Transactions.”
Q.	Do I have dissenter’s rights if I object to the proposed transactions?	A.	No. Naked stockholders do not have dissenter’s rights under Nevada law in connection with the Transactions.
Q.	When do you expect the Transactions to be completed?	A.	It is currently anticipated that the Transactions will be consummated promptly following the completion of the Naked annual meeting, which is scheduled for [•], 2018, and any postponements or adjournments thereof. For a description of the conditions for the completion of the Transactions, see the section entitled “The Merger Agreement — Conditions to the Closing of the Transactions.”
Q.	What do I need to do now?	A.	Naked urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the transactions will affect you as a stockholder of Naked. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy cards.

Q.	How do I vote?	A.	If you are a holder of record of Naked common stock on the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope, or by following the instructions on your proxy card to submit a proxy electronically by telephone or internet. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.
Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.	No. Under applicable self-regulatory organization rules, your broker may not exercise discretionary authority to vote your shares of Naked common stock on “non-routine” proposals, such as the merger proposal. Accordingly, your broker, bank or nominee cannot vote your shares unless you provide it with instructions on how to vote. If you do not provide instructions on how to vote on a “non-routine” matter, the bank, broker or other nominee will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q.	May I change my vote after I have mailed my signed proxy card or given instructions to my broker, bank or other nominee?	A.	Yes. Stockholders of record may send a later-dated, signed proxy card to Naked’s secretary at the address set forth below, or submit a later proxy electronically by telephone or internet, so that it is received prior to the vote at the annual meeting or attend the annual meeting in person and vote. Stockholders of record also may revoke their proxy by sending a notice of revocation to Naked’s secretary, which must be received by Naked’s secretary prior to the vote at the annual meeting. Stockholders who hold their shares in “street name” must follow the instructions provided by their broker, bank or other nominee in order to change or revoke their voting instructions.
Q.	What happens if I fail to take any action with respect to the meeting?	A.	If you are a stockholder and you fail to take any action with respect to the stockholder meeting and the Transactions are approved by stockholders and consummated, you will become a shareholder of Holdco. If you fail to take any action with respect to the stockholder meeting and the Transactions are not approved, you will continue to be a stockholder of Naked.
Q.	What should I do with my share certificates?	A.	Naked stockholders should not submit their certificates now. After the consummation of the Transactions, Holdco will send instructions to Naked stockholders regarding the exchange of their Naked stock for Holdco Ordinary Shares.

Q.	What should I do if I receive more than one set of voting materials?	A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus. For example, if you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. If you hold your shares in more than one brokerage account, you will receive voting materials for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card you receive (or submit a proxy electronically by telephone or internet for each such physical proxy card you receive) and provide instructions on how to vote your shares with respect to each brokerage account for which you receive proxy materials, in order to be sure you cast a vote with respect to all of your shares of Naked common stock.

Q.	Who can help answer my questions?	A.	If you have questions about the Transactions or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:
Naked Brand Group Inc.
  180 Madison Avenue, Suite 1505
  New York, New York 10016
  Attn: Secretary
  Tel: (646) 653-7710
  Email: [•]

  or:

  Morrow Sodali
  470 West Avenue
  Stamford CT 06902
  Tel:  (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Email: [•]
You may also obtain additional information about Naked from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the annual meeting, including the Transactions, you should read this entire document carefully, including the Merger Agreement and the amendments thereto attached as Annexes A-1, A-2 and A-3 to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Transactions that will be undertaken. It is also described in detail in this proxy statement/prospectus in the section entitled “The Merger Agreement.”

The Parties

Naked

Naked is an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under its flagship brand name and registered trademark “Naked®”, Naked designs, manufactures and sells men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through its online retail store www.wearnaked.com. Naked has a growing retail footprint for its innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdale’s, Amazon.com, Soma.com, SaksFifthAvenue.com, barenecessities.com and others. Naked’s common stock is listed on Nasdaq under the symbols “NAKD.”

Naked, a Nevada corporation, was incorporated on May 17, 2005 under the name Search By Headlines.com Corp. Immediately prior to the transaction with Naked Inc. described below, Naked was a public reporting “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). On July 30, 2012, Naked completed a reverse acquisition of Naked Inc., whereby Naked acquired all of the issued and outstanding common shares of Naked Inc. in exchange for the issuance of 337,500 shares of common stock of Naked to the Naked Inc. stockholders on a pro-rata basis, representing 50% of the capital stock of Naked at the time. As a result of this reverse acquisition transaction, Naked Inc. became a wholly-owned subsidiary of Naked and Naked’s business became the manufacture and sale of direct and wholesale men’s innerwear and intimate apparel products in Canada and the United States to consumers and retailers. Effective August 29, 2012, Naked changed its name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” Naked Inc., Naked’s wholly owned subsidiary, was originally incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.” Naked changed the subsidiary’s corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked Inc. converted from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012.

The mailing address of Naked’s principal executive office is 180 Madison Avenue, Suite 1505, New York, New York 10016 and its telephone number is (646) 653-7710. After the consummation of the Transactions, Naked will become a wholly owned subsidiary of Holdco.

Bendon

Bendon is an intimate apparel and swimwear company that has sought to deliver innovative, premium quality products throughout its 70-year history. Bendon has a portfolio of eight brands which it owns: Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State, and three licensed brands: Heidi Klum Intimates and Swimwear, Stella McCartney Lingerie and Swimwear and Frederick’s of Hollywood Intimates and Swimwear. Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018. In addition, Bendon continually explores new ways to expand its business, including through the use of new technologies, such as blockchain technology. Bendon is presently evaluating how these new technologies may be leveraged in the retail fashion industry. Examples of applications of this new technology include creating highly efficient end-to-end operations from suppliers to consumers and also providing low cost trade finance for market participants through blockchain trading platforms.

Bendon, a New Zealand limited company, was formed on March 31, 1981.

The mailing address of Bendon’s principal executive office is Building 7C, Huntley Street, Alexandria, NSW 2015, Australia, and its telephone number is +61 2 9384 2400. After the consummation of the Transactions, Bendon will become a wholly owned subsidiary of Holdco.

Holdco

Holdco was formed to serve as a holding company for Bendon and Naked after consummation of the Transactions. Holdco currently is wholly owned by Justin Davis-Rice, the Executive Chairman of Bendon and a director of Naked.

Holdco, an Australian public limited company, was formed on May 11, 2017, under the name Bendon Group Holdings Limited. The mailing address of Holdco’s principal executive office is Building 7C, Huntley Street, Alexandria, NSW 2015, Australia, and its telephone number is +61 2 9384 2400. After the consummation of the Transactions, Holdco will become the continuing public company.

Merger Sub

Merger Sub was formed solely as a vehicle for consummating the Transactions, and currently is a wholly owned subsidiary of Holdco.

Merger Sub, a Nevada corporation, was formed on May 22, 2017, under the name Naked Merger Sub Inc. The mailing address of Merger Sub’s principal executive office is Building 7C, Huntley Street, Alexandria, NSW 2015, Australia, and its telephone number is +61 2 9384 2400.

Principal Shareholder

Bendon Investments Ltd. is an investment vehicle, which at the time of the execution of the Merger Agreement owned a majority of the outstanding shares of Bendon.

The Principal Shareholder is an indirect wholly-owned subsidiary of Bendon Group Holdings Limited (which is a New Zealand company and a separate entity from Holdco) (“BGHL”). Justin Davis-Rice, the Executive Chairman of Bendon, is also a director of BGHL. BGHL is itself an indirect wholly-owned subsidiary of Valley Trust. Victoria Equities Ltd. is the sole trustee of the Valley Trust.

The Principal Shareholder, a New Zealand company, was formed on July 2, 1999, under the name Bendon Investments Ltd. The mailing address of the Principal Shareholder’s principal executive office is 8 Airpark Drive, Airport Oaks, Auckland 2022, New Zealand, and its telephone number is +64 9 257 0711.

Emerging Growth Company

Holdco is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). As an emerging growth company, Holdco is eligible, and has elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

Holdco could remain an emerging growth company until the last day of Holdco’s fiscal year following the fifth anniversary of the consummation of the transactions. However, if Holdco’s annual gross revenue is $1.07 billion or more, if its non-convertible debt issued within a three year period exceeds $1 billion or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Holdco would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

Holdco will be a “foreign private issuer” as defined under the Exchange Act. As a foreign private issuer under the Exchange Act, Holdco will be exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, Holdco will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and Holdco will not be required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, Holdco’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Holdco Ordinary Shares.

As a foreign private issuer, Holdco will also be permitted, and intends, to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq (or the NYSE) for domestic U.S. issuers. For instance, Holdco intends to follow home country practice in Australia with regard to, among other things, composition of its board of directors and approval of compensation of officers. In addition, Holdco may follow its home country law instead of the applicable rules of Nasdaq (or the NYSE) that require that it obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or greater interest in Holdco, and certain acquisitions of the stock or assets of another company.

The Merger Proposal

The Merger Agreement provides for (i) the Reorganization of Bendon and Holdco pursuant to which all of the shareholders of Bendon will exchange all the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, and (ii) immediately thereafter, the Merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders receiving Holdco Ordinary Shares.

As a result of the Transactions, Bendon and Naked will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked will become the shareholders of Holdco along with the Principal Shareholder. We estimate that, immediately following the consummation of the Transactions, the shares issued to the shareholders of Bendon as a result of the Reorganization will constitute approximately 91.0% of the issued and outstanding Holdco Ordinary Shares and the shares issued to the Naked stockholders as a result of the Merger will constitute approximately 9.0% of the issued and outstanding Holdco Ordinary Shares.

Carole Hochman, the Chief Executive Officer of Naked, will agree that the Holdco Ordinary Shares received by her in the Merger will be subject to certain transfer restrictions for a period of six months from the closing of the Transactions in accordance with the terms of a lock-up agreement (the “Lock-Up Agreement”), except that the restrictions will terminate earlier if she ceases to be employed by Holdco, Bendon, Naked or any of their affiliates.

Naked and Bendon plan to complete the Transactions promptly after the Naked annual meeting, provided that:

•	Naked’s stockholders have approved the merger proposal; and
•	the other conditions specified in the Merger Agreement have been satisfied or waived.

After consideration of the factors identified and discussed in the section entitled “The Merger Proposal — Naked’s Board of Directors’ Reasons for Approval of the Transactions,” Naked’s Board of Directors concluded that the Transactions are in the best interests of the Naked stockholders.

The Adjournment Proposal

If, based on the tabulated vote, Naked is unable to consummate the Transactions contemplated by the Merger Agreement (because, for example, the merger proposal is not approved), Naked’s board of directors may submit a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “The Adjournment Proposal.”

The Election of Directors Proposal

The stockholders of Naked will also vote on a proposal to elect seven (7) directors to the board of directors to serve until the 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified. See the section entitled “Election of Directors.”

The Ratification of Appointment of Independent Auditor Proposal

The stockholders of Naked will also vote on a proposal to ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ended January 31, 2019. See the section entitled “Ratification of Appointment of Independent Registered Public Accounting Firm.”

Date, Time and Place of Annual Meeting of Naked’s Stockholders

The annual meeting of the stockholders of Naked will be held at [•] a.m., local time, on [•], 2017, at the offices of Duane Morris LLP, Naked’s counsel, 1540 Broadway, New York, NY 10036-4086, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the merger proposal or, if necessary, the adjournment proposal.

Voting Power; Record Date

Naked has fixed the close of business on [•], 2017, as the “record date” for determining Naked stockholders entitled to notice of and to attend and vote at the annual meeting. As of the close of business on the record date, there were 10,342,191 shares of Naked common stock outstanding and entitled to vote. Each share of Naked common stock is entitled to one vote per share at the annual meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Quorum and Vote for the Annual Meeting of Stockholders

A quorum of Naked stockholders is necessary to hold a valid meeting of stockholders. The presence in person or by proxy of the holders of one-third of the outstanding shares of Naked common stock constitutes a quorum. The proposals presented at the annual meeting will require the following votes:

•	The approval of the merger proposal will require the affirmative vote of holders of a majority of the outstanding shares of Naked common stock.
•	The approval of the adjournment proposal will require the shares of Naked common stock voting in favor of the proposal to exceed the shares of Naked common stock voting in opposition to the proposal.
•	The approval of the election of directors proposal will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter.
•	The approval of the ratification of appointment of independent auditor proposal will require the shares of Naked common stock voting in favor of the proposal to exceed the shares of Naked common stock voting in opposition to the proposal.

Abstentions occur when a Naked stockholder marks “abstain” with respect to a particular proposal. Broker non-votes occur when a stockholder that holds its shares in “street name” does not give its broker, bank or other nominee instructions on how to vote its shares on a “non-routine” matter, such as the merger proposal. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. Abstentions and broker non-votes will have the same effect as a vote “against” the merger proposal, but will have no effect on the other proposals.

Consummation of the Transactions is conditional on approval of the merger proposal.

Naked stockholders should understand, however, that if the Transactions are completed, the effect of the approval of the election of directors proposal and the ratification of appointment of independent auditor proposal may be limited since the composition of the Naked board of directors will likely be changed upon completion of the Transactions and the new Naked board of directors may decide to engage a new independent registered public accounting firm immediately or shortly after completion of the Transactions.

Dissenter’s Rights

Naked stockholders do not have dissenter’s rights under Nevada law in connection with the Transactions.

Proxy Solicitation

Naked is soliciting proxies on behalf of its board of directors. Naked will bear all of the costs of the solicitation. Proxies may be solicited by mail, telephone or in person. Naked has engaged Morrow Sodali to assist in the solicitation of proxies and will pay Morrow Sodali the fees described elsewhere in this proxy statement/prospectus.

If you grant a proxy, you may still vote your shares of Naked common stock in person at the annual meeting. You may also change you vote by submitting a later-dated proxy or by revoking your proxy as described in the section entitled “Annual Meeting of Naked Stockholders — Revoking Your Proxy.”

Opinion of Financial Advisor to Naked

Naked retained Noble Capital Markets Inc. (“Noble”) to act as an independent financial advisor to Naked’s board of directors in connection with the proposed Transactions. Naked selected Noble based on Noble’s expertise in analyzing businesses and their securities. Noble is a full-service, investment and merchant banking boutique focused on the healthcare, media and entertainment, technology and natural resources sectors. In the ordinary course of its investment banking business, Noble is regularly engaged in the valuation of public companies and their securities in connection with mergers and acquisitions and other corporate transactions.

At the May 22, 2017 meeting at which Naked’s board of directors considered and discussed the terms of the Merger Agreement and the Merger, Noble delivered to Naked’s board of directors its oral opinion, which was subsequently confirmed in its written opinion, to the effect that the merger consideration is fair to holders of Naked common stock as of the date of its written opinion from a financial point of view. The opinion speaks only as of May 22, 2017 and not as of the time the Merger may be completed or any other time. Importantly, the opinion does not reflect changes that may occur or may have occurred after the date of the opinion, which could significantly alter the value of, among other things, Naked or Bendon, which are factors upon which Noble based its opinion.

The full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Noble in rendering its opinion, is incorporated by reference into this proxy statement and attached as Annex B and Noble has consented to the inclusion of its written opinion as an annex to this proxy statement/prospectus. The summary of the Noble’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Naked stockholders should read the opinion carefully and in its entirety. The Noble opinion was directed to Naked’s board of directors in connection with its consideration of the Merger Agreement and the Merger and does not constitute a recommendation to any stockholder of Naked as to how any such stockholder should vote at any meeting of stockholders called to consider and vote upon the approval of the Merger Agreement and the Merger. Further, Noble’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Naked common stock and does not address the underlying business decision of Naked to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Merger Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Naked or the effect of any other transaction in which Naked might engage. Noble did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of Naked or Bendon, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other stockholder, including the merger consideration to be received by the holders of Naked common stock.

Interests of Naked’s Directors and Officers in the Transactions

When you consider the recommendation of Naked’s board of directors in favor of approval of the merger proposal, you should keep in mind that certain of Naked’s directors and executive officers have interests in such proposal that are different from, or in addition to, your interests as a Naked stockholder. These interests include, among other things:

•	Justin Davis-Rice, the Executive Chairman of Bendon and a director of Naked, beneficially owns 9.8% of the outstanding Bendon Ordinary Shares. As such, Mr. Davis-Rice will own approximately 8.9% of the Holdco Ordinary Shares immediately following the consummation of the Transactions. Furthermore, Mr. Davis-Rice will be the Chief Executive Officer of Holdco and may receive additional compensation in the future for his service to Holdco.
•	The Transactions contemplated by the Merger Agreement also provide that Paul Hayes, a director of Naked, will be a director of Holdco. As such, in the future he may receive cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its nonemployee directors as compensation for his service on the Holdco board.
•	Carole Hochman, the Chief Executive Officer of Naked and a member of Naked’s board of directors, will be Chairman of the Board of Holdco and will be entering into a new employment agreement with Holdco upon consummation of the Transactions. As such, she will receive the compensation provided for her thereunder, which is described in the section entitled “Management of Holdco Following the Transactions.”

Notwithstanding the foregoing, Messrs. Davis-Rice and Edward Hanson, who was designated by Bendon for appointment as a member of the Naked board of directors, recused themselves from the vote by the Naked board when it approved the Transactions. Accordingly, the above-interests may not have necessarily impacted the vote on the proposed Transactions.

Recommendation to Stockholders

Naked’s board of directors has unanimously (with Justin Davis-Rice and Edward Hanson recusing themselves) determined that each of the proposals outlined above is fair to and in the best interests of Naked and its stockholders and recommended that you vote or give instruction to vote “FOR” each proposal.

Conditions to Closing the Transactions

General Conditions

Consummation of the Merger is conditioned on the following: (i) no governmental entity will have enacted or issued any legal requirement which has the effect of making the Transactions illegal or otherwise prohibiting the consummation of the Transactions substantially on the terms set forth in the Merger Agreement, (ii) the registration statement of which this proxy statement/prospectus forms a part will have been declared effective, (iii) the Naked stockholders will have approved the Transactions, (iv) the Reorganization will have been completed, and (v) the Holdco Ordinary Shares will have been approved for listing on Nasdaq or the NYSE.

In addition, each party’s obligations to consummate the Merger is conditioned upon, among other things, (i) the representations and warranties of the other party being true and correct on and as of the closing date in all material respects (except to the extent already qualified as to materiality), (ii) all agreements and covenants required by the Merger Agreement to be performed or complied with by the other party on or prior to the closing date will have been performed or complied with, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of such party, in any case in any material respect) does not, or will not, constitute a material adverse effect (as described in on such party and its subsidiaries taken as a whole, and (iii) all necessary consents, waivers and approvals required to be obtained in connection with the transactions contemplated by the Merger Agreement having been received, other than consents, waivers and approvals the absence of which could not reasonably be expected to have a material adverse effect on the other party and its subsidiaries taken as a whole.

Holdco, Bendon and Merger Sub’s Conditions to Closing

The obligations of Holdco, Bendon and Merger Sub to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	the Lock-Up Agreements will have been executed and delivered by Ms. Hochman and Mr. Primus;
•	no action, suit or proceeding is pending or threatened which would reasonably be expected to prevent consummation of the Transactions, cause the Transactions to be rescinded following consummation, or affect materially and adversely or otherwise materially encumber the title of the Holdco Ordinary Shares to be issued to the Bendon shareholders in the Reorganization, or affect materially and adversely the right of Naked to own, operate or control the assets and operations of Naked following the transaction, and no order to any such effect shall be in effect; and
•	Naked is in compliance with its reporting requirements under the Exchange Act.

Naked’s Conditions to Closing

The obligations of Naked to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

•	no action, suit or proceeding is pending or threatened which would reasonably be expected to prevent consummation of the Transactions, cause such Transactions to be rescinded following consummation, or affect materially and adversely or otherwise materially encumber the title of the Holdco Ordinary Shares to be issued to the Naked stockholders in the Merger, or affect materially and adversely the right of Naked to own, operate or control the assets and operations of Naked following the Transactions, and no order to any such effect shall be in effect;
•	(i) all outstanding indebtedness owed by insiders to Bendon has been repaid in full; (ii) all outstanding guaranties and similar arrangements pursuant to which Bendon has guaranteed the payment or performance of any obligations of any insider to a third party have been terminated; and (iii) no insider owns any direct or indirect equity interests in any subsidiary of Holdco or Bendon or in any other person that utilizes in its name “Bendon,” except, in the case of clauses (i) and (ii), for ordinary course advances to employees, officers and directors and advances to shareholders who will not be executive officers or directors of Holdco as of the closing;
•	Bendon has not substantially changed its business as conducted as of the date of the Merger Agreement;
•	Holdco and Bendon is have completed the refinancing of certain indebtedness of Bendon as described in the Merger Agreement; and
•	Holdco is in compliance with its reporting requirements under the Exchange Act.

Waiver

If permitted under applicable law, each of the parties may, in writing, waive any inaccuracies in the representations and warranties made for its benefit contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and waive compliance with any agreements or conditions for its benefit contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Inaccuracies in representations and warranties and noncompliance with agreements or conditions made for the benefit of more than one party may only be waived by mutual agreement of all such parties. We cannot assure you that all of the conditions will be satisfied or waived.

If permitted under applicable law, at any time prior to the closing, Holdco, Bendon and/or Naked may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement that are to be performed for the benefit of such party or parties.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he/she may believe is best for Naked and what he/she may believe is best for himself or herself in determining whether or not to grant or agree to a waiver in a specific situation. See the section entitled “Risk Factors” for a fuller discussion of this and other risks.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Naked and Bendon;
•	by either Naked or Bendon, if the Transactions contemplated by the Merger Agreement are not consummated on or before April 27, 2018 (the “Outside Date”). However, the right to terminate due to the Outside Date passing will not be available to any party whose material breach of their obligations under the Merger Agreement resulted in the failure of the Merger to occur on or before the Outside Date. Notwithstanding the foregoing, on or before April 17, 2018, Bendon will provide written notice to Naked of any known material breach by Naked of its obligations under the Merger Agreement which could reasonably be expected to result in the failure of the Merger to occur on or before the Outside Date. Naked will have no more than ten days to cure any such breach from the date of such notice and the Outside Date will be extended by the number of days (although not more than ten days in each instance) used by Naked to cure such breach, which date shall be the new Outside Date. In any event, under no circumstances will the Outside Date be extended beyond May 7, 2018;
•	by either Naked or Bendon, if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions, which order, decree, judgment, ruling or other action is final and non-appealable;
•	by either Bendon or Naked, if the Naked stockholders have not approved the merger proposal by the Outside Date;
•	by either Naked or Bendon, if the other party has materially breached any of its covenants or representations and warranties, or if any representation or warranty of the other party shall have become untrue, in either case such that the closing conditions would not be met, provided that, if such breach is curable, this right to terminate may not be exercised prior to thirty days after notice of such breach or the Outside Date, if earlier, it being understood that a party may not exercise its right to terminate if it has materially breached the Merger Agreement;
•	by Naked, if Bendon shall substantially change its business as conducted as of the date hereof;
•	by Naked, if (i) a Superior Proposal (as defined herein) has been made not in violation of the prohibition in the Merger Agreement on soliciting any merger, sale of ownership interests and/or assets, recapitalization or similar transaction, (ii) Naked has complied with all provisions of the Merger Agreement relating to a Superior Proposal, (iii) Naked has otherwise complied with the provisions relating to the Naked Board of Directors making a recommendation change, (iv) Naked concurrently pays the Break-Up Fee (as defined herein) and (v) Naked concurrently enters into a definitive agreement for such Superior Proposal.
•	By Naked, if Bendon shall fail to pay Naked’s expenses as described in “The Merger Agreement — Fees and Expenses.”

If Naked terminates the Merger Agreement in order to enter into a definitive agreement for a Superior Proposal as described in the seventh bullet point above, or Bendon terminates this Agreement because the Merger has not been consummated by the Outside Date and the failure of the Merger to occur on or before the Outside Date has resulted from a material breach by Naked of its obligations under the Merger Agreement, then Naked is required to issue to Bendon 2,500,000 shares of Naked common stock (the “Break-Up Fee”). In the event that Naked has complied with its obligations and Naked does not obtain the approval of its stockholders for the Merger, then Naked must issue Bendon 1,250,000 shares of Naked common stock.

See the section entitled “The Merger Agreement — Non-Solicitation; Change of Recommendation; Break-Up Fee” for a description of the definitions of “Superior Proposal.”

Regulatory Matters

The Transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval necessary to effectuate the Transactions, except for the filing of articles of merger with the Secretary of State of Nevada.

Risk Factors

In evaluating the proposals to be presented at the annual meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

Bendon and Naked are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Transactions.

Bendon’s balance sheet data as of July 31, 2017 and statement of operations data for the six months ended July 31, 2017 and the six months ended July 31, 2016 are derived from Bendon’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus. Bendon’s balance sheet data as of January 31, 2017, June 30, 2016 and June 30, 2015 and statement of operations data for the seven months ended January 31, 2017 and for the fiscal years ended June 30, 2016 and 2015 are derived from Bendon’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. The financial statements of Bendon have been prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB. In connection with the Transaction, Bendon will be changing its fiscal year end to January 31.

Naked’s balance sheet data as of October 31, 2017 and statement of operations data for the nine months ended October 31, 2017 are derived from Naked’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus. Naked’s balance sheet data as of January 31, 2017 and January 31, 2016 and statement of operations data for the two years ended January 31, 2017 and January 31, 2016 are derived from Naked’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. The financial statements of Naked have been prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The information is only a summary and should be read in conjunction with each of Bendon’s and Naked’s consolidated financial statements and related notes and “Bendon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Naked’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Bendon or Naked.

Bendon Financial Information as prepared under IFRS and in New Zealand Dollars (NZ$)

Consolidated Statement of Operations Data:

In Thousands of NZ Dollars, except per share data	6 months ended Jul. 31 2017	6 months ended Jul. 31, 2016	7 months ended Jan. 31, 2017	Year ended Jun. 30, 2016	Year ended Jun. 30, 2015
	(unaudited)	(unaudited)
Revenue	59,787	67,795	96,284	151,000	138,838
Cost of goods sold	(40,207)	(34,659)	(57,144)	(83,525)	(79,031)
Gross profit	19,580	33,136	39,140	67,475	59,807
Brand management	(25,873)	(25,222)	(32,040)	(48,362)	(42,203)
Administrative expenses	(1,891)	(2,295)	(2,383)	(4,090)	(4,691)
Corporate expenses	(7,028)	(6,041)	(8,082)	(13,002)	(13,940)
Finance expense	(5,027)	(5,957)	(6,238)	(10,409)	(5,870)
Brand transition, restructure and transaction expenses	(1,112)	(1,113)	(1,321)	(2,232)	(12,182)
Impairment expense	—	(2,168)	(292)	(2,157)	—
Other foreign currency gains/(losses)	(934)	1,908	(3,306)	(2,423)	4,700
Fair value gain/(loss) on convertible notes derivative	3,246	—	(592)	—	—
Loss before income tax	(19,039)	(7,752)	(15,114)	(15,200)	(14,379)
Income tax benefit/(expense)	(174)	(6,038)	(865)	(5,546)	1,274
Loss for the period	(19,213)	(13,790)	(15,979)	(20,746)	(13,105)
Other comprehensive income
Exchange differences on translation of foreign operations	757	95	(29)	31	(93)
Total comprehensive loss for the period	(18,456)	(13,695)	(16,008)	(20,715)	(13,198)
Basic earnings/(loss) per share	(66.21)	(54.78)	(60.54)	(82.86)	(52.79)
Diluted earnings/(loss) per share	(66.21)	(54.78)	(60.54)	(82.86)	(52.79)

Consolidated Balance Sheet Data:

	Jul. 31, 2017 NZ$000	Jan. 31, 2017 NZ$000	Jun. 30, 2016 NZ$000	Jun. 30, 2015 NZ$000
Cash and cash equivalents	3,464	2,644	4,193	1,246
Working capital	(31,545)	(26,439)	(19,987)	(24,067)
Total assets	92,385	101,232	95,591	99,849
Borrowings	69,311	68,998	77,593	56,273
Total shareholders’ equity	(14,781)	(9,044)	(17,876)	2,839
Contributed equity	40,667	27,948	3,108	3,108

Naked Financial Information as prepared under US GAAP and in US Dollars (US$)

In Thousands of US Dollars, except per share data	Nine months ended October 31, 2017	Year ended Jan. 31, 2017	Year ended Jan. 31, 2016
	(unaudited)
Revenue	1,747	1,842	1,389
Cost of goods sold	(1,171)	(1,465)	(1,291)
Gross profit	576	377	98
Corporate and Administrative expenses	(6,251)	(11,076)	(11,727)
Finance expense	(45)	(82)	(879)
Accretion of debt discounts and finance charges	(0)	(16)	(7,255)
Other foreign currency gains/(losses)	3	(2)	(9)
Fair value mark-to-market adjustments	—	—	709
Loss before income tax	(5,717)	(10,799)	(19,063)
Income tax benefit	—	—	—
Loss for the period	(5,717)	(10,799)	(19,063)
Other comprehensive income
Exchange differences on translation of foreign operations	—	—	—
Total comprehensive loss for the period	(5,717)	(10,799)	(19,063)
Basic loss per share	(0.57)	(1.77)	(10.13)
Diluted loss per share	(0.57)	(1.77)	(10.13)

Consolidated Balance Sheet Data:

	October 31, 2017 US$000	Jan. 31, 2017 US$000	Jan. 31, 2016 US$000
	(unaudited)
Cash and cash equivalents	2,171	879	4,781
Working capital	3,861	1,277	4,671
Total assets	4,879	3,685	6,873
Borrowings	3	559	1,116
Total shareholders’ equity	3,942	1,321	4,587
Contributed equity	66,845	58,506	50,974

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Bendon and Naked are providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or the future financial position or operating results of the combined company.

In connection with the Merger, Bendon and Holdco will undertake a reorganization. Under the Reorganization Holdco acquired Bendon and its controlled entities. Holdco determined that the acquisition of Bendon did not represent a business combination as defined by IFRS 3 ‘Business Combinations’. This is because the Reorganization is considered to be a combination of entities under common control immediately prior to the Merger, and such common control transactions are outside the scope of IFRS 3 ‘Business Combinations’.

Accordingly the related restructuring represents a reorganization of the economic entity historically known as Bendon and results in the Holdco becoming the new parent entity of that group. As such, the consolidated financial statements of the Holdco reflect a continuation of the existing Bendon consolidated financial statements.

The following selected unaudited pro forma condensed combined balance sheet information combines the unaudited historical balance sheet of Bendon as of July 31, 2017 with the unaudited historical consolidated balance sheet of Naked as of July 31, 2017, giving effect to (1) the Transactions as if they had been consummated as of that date, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclassifications to align Naked’s financial statements to Bendon.

The following selected unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2017 combines the unaudited historical statement of operations of Bendon for the six months ended July 31, 2017 with the unaudited historical statement of operations of Naked for the six months ended July 31, 2017, giving effect to (1) the mergers as if they had been consummated on July 1 2015, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclasses to align Naked’s financial statements to Bendon.

The following selected unaudited pro forma condensed combined statement of operations information for the seven months ended January 31, 2017 combines the audited historical statement of operations of Bendon for the seven months ended January 31, 2017 with the historical consolidated statement of operations of Naked, adjusted by combining the unaudited six months ended January 31, 2017 and the unaudited one month ended July 31, 2016, giving effect to (1) the Transactions as if they had been consummated on July 1, 2015, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclassifications to align Naked’s financial statements to Bendon.

The following selected unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 combines the audited historical statement of operations of Bendon for the year ended June 30 2016 with the historical consolidated statement of operations of Naked, adjusted by combining the unaudited six months ended July 31, 2016 with the unaudited six months ended January 31, 2016, giving effect to the (1) the Transactions as if they had been consummated on July 1, 2015, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclassifications to align Naked’s financial statements to Bendon.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions. Matters such as cost savings as a result of the Transactions and contingent consideration and the working capital adjustment associated with the Transactions have not been reflected in the pro forma condensed combined financial statements as the impact of these matters cannot be determined at this time.

This selected unaudited pro forma information is only a summary and should be read together with Bendon’s and Naked’s financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Statements,” “Bendon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Naked’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Holdco
Selected Unaudited Pro Forma condensed combined Statement of Financial Position Information
As at July 31, 2017
(in thousands of NZ Dollars)

Notes	Historical		Naked – IFRS Adjustments	Naked (in IFRS)	Bendon Holdco(2)	Purchase Accounting Adjustments	Financing transaction	Other Adjustments	Pro forma Combined
	Bendon	Naked (in U.S. GAAP)(1)
ASSETS
TOTAL CURRENT ASSETS	73,409	7,163	—	7,163	—	(2,730)	28,650	—	106,492
TOTAL NON-CURRENT ASSETS	18,976	108	—	108	0	20,563	—	—	39,467
TOTAL ASSETS	92,385	7,271	—	7,271	0	17,833	28,650	—	146,139
LIABILITIES
TOTAL CURRENT LIABILITIES	104,954	1,007	—	1,007	—	—	(13,080)	(9,468)	83,413
TOTAL NON-CURRENT LIABILITIES	2,212	—	—	—	—	694	—	—	2,906
TOTAL LIABILITIES	107,166	1,007	—	1,007	—	694	(13,080)	(9,468)	86,319
NET ASSETS/ (LIABILITIES)	(14,781)	6,264	—	6,264	0	17,139	41,730	9,468	59,820
EQUITY
Share capital	40,667	14	—	14	0	29,544	41,730	9,468	121,423
Common stock to be issued	—	19	—	19	—	(19)	—	—	—
Accumulated paid-in capital	—	88,765	842	89,607	—	(89,607)	—	—	—
Accumulated deficit	—	(82,526)	(850)	(83,376)	—	83,376	—	—	—
Other reserves	(1,397)	—	—	—	—	—	—	—	(1,397)
Accumulated losses	(54,051)	(8)	8	—	—	(6,155)	—	—	(60,206)
TOTAL EQUITY	(14,781)	6,264	—	6,264	0	17,139	41,730	9,468	59,820

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the closing rate as at July 31, 2017 of NZ$1 = US$0.7512 for the statement of financial position.
(2)	Bendon Holdco has a $2 investment in Bendon which is eliminated through the purchase accounting adjustments.

Holdco
Unaudited Pro Forma combined Interim Statement of Operations
For the six month period ended July 31, 2017
(in thousands of NZ dollars)

Notes	Historical		Naked Brand Group Inc. – IFRS Adjustments	Naked Brand Group Inc. (in IFRS)	Bendon Holdco	Purchase Accounting Adjustments	Financing transaction	Other Adjustments	Pro forma Combined
	Bendon Limited	Naked Brand Group Inc. (in US GAAP)(1)
Revenue	59,787	1,581	—	1,581	—	—	—	—	61,368
Cost of goods sold	(40,207)	(1,095)	—	(1,095)	—	—	—	—	(41,302)
Gross profit	19,580	486	—	486	—	—	—	—	20,066
Brand management	(25,873)	—	—	—	—	—	—	—	(25,873)
Administrative expenses	(1,891)	(7,198)	2,218	(4,980)	—	(248)	—	—	(7,119)
Corporate expenses	(7,028)	—	—	—	—	—	—	—	(7,028)
Finance expense	(5,027)	(58)	—	(58)	—	—	2,632	1,292	(1,161)
Accretion of debt discounts and finance charges	—	—	—	—	—	—	—	—	—
Brand transition, restructure and transaction expenses	(1,112)	—	—	—	—	—	—	—	(1,112)
Impairment expense	—	—	—	—	—	—	—	—	—
Other foreign currency gains/(losses)	(934)	9	—	9	—	—	—	—	(925)
Fair value gain/(loss) on convertible note derivative	3,246	—	—		—	—	—	—	3,246
Loss before income tax	(19,039)	(6,761)	2,218	(4,543)	—	(248)	2,632	1,292	(19,906)
Income tax benefit	(174)	0		—	—	—	—	—	(174)
Loss for the year	(19,213)	(6,761)	2,218	(4,543)	—	(248)	2,632	1,292	(20,080)
Other comprehensive income	—	—	—	—	—	—	—	—	—
Exchange difference on translation of foreign operations	757	—	—	—	—	—	—	—	757
Total comprehensie income/(loss) for the period	(18,456)	(6,761)	2,218	(4,543)	—	(248)	2,632	1,292	(19,323)
Basic earnings/(loss) per share	(66.21)	(0.69)	—	—	—	—	—	—	(0.84)
Diluted earnings/(loss) per share	(66.21)	(0.69)	—	—	—	—	—	—	(0.84)
Number of Shares used to calculate Basic earnings/(loss) per share	278,740	9,800	—	—	—	—	—	—	22,983,474
Number of Shares used to calculate Diluted earnings/(loss) per share	278,740	9,800	—	—	—	—	—	—	22,983,474

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from February 1, 2017 to July 31, 2017 of NZ$1 = US$0.7119

Holdco
Selected Unaudited Pro Forma combined Statement of Operations Information
For the seven month period ended January 31, 2017
(in thousands of NZ dollars)

	Historical		Naked – IFRS Adjustments	(Note)	Naked (in IFRS)	Bendon Holdco	Purchase Accounting Adjustments	(Note)		Financing Adjustments	(Note)		Other Adjustments	(Note)		Pro forma Combined
Notes	Bendon	Naked (in U.S. GAAP)(1)
Revenue	96,284	1,579	—	—	1,579	—	—	—		—	—		—	—		97,863
Cost of goods sold	(57,144)	(1,196)	—	—	(1,196)	—	—	—		—	—		—	—		(58,340)
Gross profit	39,140	383	—	—	383	—	—	—		—	—		—	—		39,523
Brand management	(32,040)	—	—	—	—	—	—	—		—	—		—	—		(32,040)
Administrative expenses	(2,383)	(9,244)	3,284	4 A	(5,960)	—	(305)	4B	(iii)	—	—		—	—		(8,648)
Corporate expenses	(8,082)	—	—	—	—	—	—	—		—	—		—	—		(8,082)
Finance expense	(6,238)	—	—	—	—	—	—	—		1,201	4B	(v)	3,759	4B	(iv)	(1,278)
Accretion of debt discounts and finance charges	—	(68)	—	—	(68)	—	—	—		—	—		—	—		(68)
Brand transition, restructure and transaction expenses	(1,321)	(1)	—	—	(1)	—	—	—		—	—		—	—		(1,322)
Impairment expense	(292)	—	—	—	—	—	—	—		—	—		—	—		(292)
Other foreign currency gains/(losses)	(3,306)	(5)	—	—	(5)	—	—	—		—	—		—	—		(3,311)
Fair value gain/(loss) on Convertible Notes derivative	(592)	—	—	—	—	—	—	—		—	—		—	—		(592)
Loss before income tax	(15,114)	(8,935)	3,284	—	(5,651)	—	(305)	—		1,201	—		3,759	—		(16,110)
Income tax (expense)/benefit	(865)	—	—	—	—	—	—	—		—	—		—	—		(865)
Loss for the period	(15,979)	(8,935)	3,284	—	(5,651)	—	(305)	—		1,201	—		3,759	—		(16,975)
Other comprehensive income
Exchange difference on translation of foreign operations	(29)	—	—	—	—	—	—	—		—	—		—	—		(29)
Total comprehenceive income/(loss) for the period	(16,008)	(8,935)	3,284	—	(5,651)	—	(305)	—		1,201	—		3,759	—		(17,004)
Basic earnings/(loss) per share	(60.54)	(2.06)	—	—	—	—	—	—		—	—		—	—		(0.74)
Diluted earnings/(loss) per share	(60.54)	(2.06)	—	—	—	—	—	—		—	—		—	—		(0.74)

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from August 1, 2016 to January 31, 2017 of NZ$1 = US$0.7171.

Holdco
Selected Unaudited Pro Forma combined Statement of Operations Information
For the year ended June 30, 2016
(in thousands of NZ dollars)

Notes	Historical		Naked – IFRS Adjustments	Naked (in IFRS)	Bendon Holdco	Purchase Accounting Adjustments	Other Adjustments	Pro forma Combined
	Bendon	Naked (in U.S. GAAP)(1)
Revenue	151,000	2,248	—	2,248	—	—	—	153,248
Cost of goods sold	(83,525)	(2,493)	—	(2,493)	—	—	—	(86,018)
Gross profit	67,475	(245)	—	(245)	—	—	—	67,230
Brand management	(48,362)	—	—	—	—	—	—	(48,362)
Administrative expenses	(4,090)	(18,107)	2,248	(15,859)	—	(522)	—	(20,471)
Corporate expenses	(13,002)	—	—	—	—	—	—	(13,002)
Finance expense	(10,409)	(825)	—	(825)	—	—	6,479	(4,755)
Accretion of debt discounts and finance charges	—	(10,520)	—	(10,520)	—	—	—	(10,520)
Brand transition, restructure and transaction expenses	(2,232)	—	—	—	—	—	—	(2,232)
Impairment expense	(2,157)	—	—	—	—	—	—	(2,157)
Other foreign currency gains/(losses)	(2,423)	(16)	—	(16)	—	—	—	(2,439)
Fair value gain/(loss) on convertible notes derivative	—	—	—	—	—	—	—	—
Loss before income tax	(15,200)	(29,713)	2,248	(27,465)	—	(522)	6,479	(36,708)
Income tax (expense)/benefit	(5,546)	—	—	—	—	—	—	(5,546)
Loss for the year	(20,746)	(29,713)	2,248	(27,465)	—	(522)	6,479	(42,254)
Other comprehensive income
Exchange differences on translation of foreign operations	31	—	—	—	—	—	—	31
Total comprehensive income/(loss) for the year	(20,715)	(29,713)	2,248	(27,465)	—	(522)	6,479	(42,223)
Basic earnings/(loss) per share	(82.86)	(4.87)	—	—	—	—	—	(1.84)
Diluted earnings/(loss) per share	(82.86)	(4.87)	—	—	—	—	—	(1.84)

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from August 1, 2015 to July 31, 2016 of NZ$1 – US$0.6716.

COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of Bendon and Naked on a stand-alone basis and unaudited pro forma combined per share ownership information of Bendon and Naked after giving effect to the Transactions.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Bendon and Naked and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Bendon and Naked would have been had the companies been combined during the period presented.

See the unaudited pro forma condensed combined financial statements and related notes in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

Six months ended July 31, 2017

	Bendon	Naked(1)	Pro Forma consolidated
	(In thousands of New Zealand dollars expect per share amounts)
Income/(loss) from continuing operations	(18,456)	(6,761)	(19,323)
Per Common Share
Basic	(66.21)	(0.69)	(0.84)
Diluted	(66.21)	(0.69)	(0.84)
Dividends	0.00	0.00	0.00
Book value of equity	(53.78)	0.61	1.70

Seven months ended January 31, 2017

	Bendon	Naked(1)	Pro Forma consolidated
	(In thousands of New Zealand dollars expect per share amounts)
Income/(loss) from continuing operations	(16,008)	(8,935)	(17,004)
Per Common Share
Basic	(60.54)	(2.06)	(0.74)
Diluted	(60.54)	(2.06)	(0.74)
Dividends	—	—	—
Book value of equity	(32.91)	0.28	0.27

Year ended June 30, 2016

	Bendon	Naked(1)	Pro forma consolidated
	(In thousands of New Zealand dollars expect per share amounts)
Income/(loss) from continuing operations	(20,715)	(29,713)	(42,223)
Per Common Share
Basic	(82.86)	(4.87)	(1.84)
Diluted	(82.86)	(4.87)	(1.84)
Dividends	—	—	—
Book value of equity	(71.5)	1.78	1.01

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from February 1, 2017 to July 31, 2017 of NZ$ 1 = US$0.7119, the period from August 1, 2016 to January 31, 2017 of NZ$1 = US$ 0.7171, and the period from August 1, 2015 to July 31, 2016 of NZ$1 – US$0.6716 and the closing rate as at July 31, 2017 of NZ$ 1 = US$ 0.7512 for the balance sheet.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment in Holdco following consummation of the Transactions will be subject to the significant risks affecting Holdco and inherent in the intimate apparel industry. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement/prospectus. If any of the events described below occur, the business and financial results of the combined company could be adversely affected in a material way. This could cause the trading price of the Holdco Ordinary Shares to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Related to Bendon’s Business and Operations

As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to Bendon and its subsidiaries unless the context clearly indicates otherwise.

All figures presented below are in New Zealand Dollars, unless otherwise stated.

We have a history of operating losses that may continue into the foreseeable future.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future. If we fail to execute our strategy to achieve and maintain profitability in the future, investors could lose confidence in the value of our Ordinary Shares, which could cause our share price to decline and adversely affect our ability to raise additional capital. Investors should evaluate an investment in our company in light of this.

If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

The operation of our business and our growth efforts will require significant cash outlays. We are largely dependent on outside capital to implement our business plan and support our operations. We anticipate for the foreseeable future that cash on hand and cash generated from operations will not be sufficient to meet our cash requirements, and that we will need to raise additional capital through investments to fund our operations and growth. We cannot assure you that we will be able to raise additional capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our growth efforts, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all your investment. Financings, including future equity investments, if obtained, may be on terms that are dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the price at which you purchase your shares. Furthermore, the terms of securities issued in a financing, if obtained, may be more favorable for new investors.

Investors should be aware that the value of an investment in our company may go down as well as up. In addition, there can be no certainty that the market value of an investment in our company will fully reflect its underlying value.

Bendon’s auditors’ report on the consolidated financial statements included an explanatory paragraph regarding there being substantial doubt about the ability to continue as a going concern.

For the financial periods ended July 31, 2017, January 31, 2017, June 30, 2016 and June 30, 2015, Bendon incurred a net loss from continuing operations of ($18,456,000), ($16,008,000), ($20,715,000) and ($13,198,000) and operating cash outflows of $7,993,000, $13,518,000, $5,040,000 and $17,199,000, respectively. We anticipate generating losses for at least the next 17 months to at least June 2018. In addition, we are in the process of raising capital through share issuance and arranging the conversion of convertible noteholder debt to equity. Therefore, there is substantial doubt about Bendon’s ability to continue operations in the future as a going concern, as noted by our auditors with respect to the consolidated financial statements for the periods ended January 31, 2017, June 30, 2016 and June 30, 2015. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. If Bendon cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

We have a concentration of sales to key customers and any substantial reduction in sales to these customers would have a material adverse effect on our business.

During the six month period ended July 31, 2017, sales were concentrated with Myer, Woolsworths, Farmers and Macy’s accounting for 9%, 6%, 8% and 2% respectively. During the seven month period ended January 31, 2017, sales were concentrated with Myer, Farmers, Macy’s and Woolworths, accounting for 11%, 6%, 5%, and 4%, respectively, of our sales. Our results of operations would be materially adversely affected if these relationships ceased. Although we have diversified our customers and continue to receive increasing sales orders from existing customers, these customers do not have any ongoing purchase commitment agreement with us; therefore, we cannot guarantee that the volume of sales will remain consistent going forward. Any substantial change in purchasing decisions by these customers, whether due to actions by our competitors, industry factors or otherwise, could have a material adverse effect on our business and our financial condition.

Our customers generally purchase our products on credit, and as a result, our results of operations and financial condition may be adversely affected if our customers experience financial difficulties.

During the past several years, various retailers, including some of our largest customers, have experienced significant difficulties, including restructurings, bankruptcies and liquidations. This could adversely affect us because our customers generally pay us after goods are delivered. Adverse changes in our customers’ financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer’s future purchases or limit our ability to collect accounts receivable relating to previous purchases by that customer, all of which could have a material adverse effect on our business, results of operations and financial condition.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

The market for intimate apparel products is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of intimate apparel products, including large, diversified companies with substantial market share and strong worldwide brand recognition, such as L Brands Inc., Hanesbrands Inc. and PVH Corp., whose brands include Victoria’s Secrets, Calvin Klein, Maidenform, Bonds and others. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. Many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have greater and substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we can by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. We may be unable to introduce new products in a timely manner. Our customers may not accept our new products including our recently launched women’s products, or our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

Our net sales, profit results and cash flows are sensitive to, and may be affected by, general economic conditions, consumer confidence, spending patterns, weather or other market disruptions.

Our net sales, profit, cash flows and future growth may be affected by negative local, regional, national or international political or economic trends or developments that reduce the consumers’ ability or willingness to spend, including the effects of national and international security concerns such as war, terrorism or the threat thereof. In addition, market disruptions due to severe weather conditions, natural disasters, health hazards or other major events or the prospect of these events could also impact consumer spending and confidence levels. Purchases of women’s intimate and other apparel, beauty and personal care products and accessories often decline during periods when economic or market conditions are unsettled or weak. In such circumstances, we may increase the number of promotional sales, which could have a material adverse effect on our results of operations, financial condition and cash flows.

The decision by the United Kingdom to leave the European Union (“Brexit”) has increased the uncertainty in the economic and political environment in Europe. In particular, our business in the United Kingdom may be adversely impacted by fluctuations in currency exchange rates, changes in trade policies, or changes in labor, immigration, tax or other laws.

Extreme weather conditions in the areas in which our stores are located, particularly in markets where we have multiple stores, could adversely affect our business. For example, heavy snowfall, rainfall or other extreme weather conditions over a prolonged period might make it difficult for our customers to travel to our stores and thereby reduce our sales and profitability.

Our net sales, operating income, cash and inventory levels fluctuate on a seasonal basis.

We experience major seasonal fluctuations in our net sales and operating income, with a significant portion of our operating income typically realized during the fourth quarter holiday season. Any decrease in sales or margins during this period could have a material adverse effect on our results of operations, financial condition and cash flows.

Seasonal fluctuations also affect our cash and inventory levels, since we usually order merchandise in advance of peak selling periods and sometimes before new fashion trends are confirmed by customer purchases. We must carry a significant amount of inventory, especially before the holiday season selling period. If we are not successful in selling inventory, we may have to sell the inventory at significantly reduced prices or may not be able to sell the inventory at all, which could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to risks associated with leasing retail space, are generally subject to long-term non-cancelable leases and are required to make substantial lease payments under our operating leases. Any failure to make these lease payments when due may lead to the landlord terminating the lease, which would harm our business, profitability and results of operations.

We do not own any of our stores, but instead lease all of our retail stores under operating leases. Our leases generally have initial terms of 5 years. All of our leases require a fixed annual rent, and some of them require the payment of additional rent if store sales exceed a negotiated amount. Most of our leases are “net” leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities, and we generally cannot cancel these leases at our option.

Our net sales depend on a volume of traffic to our stores and the availability of suitable lease space.

Most of our stores are located in retail shopping areas including malls and other types of retail centers. Sales at these stores are derived, in part, from the volume of traffic in those retail areas. Our stores benefit from the ability of the retail center and other attractions in an area, including “destination” retail stores, to generate consumer traffic in the vicinity of our stores. Sales volume and retail traffic may be adversely affected by factors that we cannot control, such as economic downturns or changes in consumer demographics in a particular area, competition from internet and other retailers and other retail areas where we do not have stores, the closing or decline in popularity of other stores in the shopping areas where our stores are located and the deterioration in the financial condition of the operators of the shopping areas or developers in which our stores are located.

Our ability to grow depends in part on new store openings and existing store remodels and expansions.

Our continued growth and success will depend in part on our ability to open and operate new stores and expand and remodel existing stores on a timely and profitable basis. Accomplishing our new and existing store expansion goals will depend upon a number of factors, including the ability to partner with developers and landlords to obtain suitable sites for new and expanded stores at acceptable costs, the hiring and training of qualified personnel and the integration of new stores into existing operations. There can be no assurance we will be able to achieve our store expansion goals, manage our growth effectively, successfully integrate the planned new stores into our operations or operate our new, remodeled and expanded stores profitably. These risks could have a material adverse effect on our ability to grow and results of operations, financial condition and cash flows.

Our planned international expansion may adversely impact our results and reputation.

We intend to further expand into international markets through partner arrangements and/or company-owned stores. The risks associated with our expansion into international markets include difficulties in attracting customers due to a lack of customer familiarity with our brands, our lack of familiarity with local customer preferences and seasonal differences in the market. Such expansions will also have upfront investment costs. If the expansion is not accompanied by sufficient revenues to achieve typical or expected operational and financial performance, it may have a material adverse effect on our results of operations and our business reputation.

We may not select suitable business partners for our international expansion, which could have a materially adverse effect on our results of operations.

In expanding into international markets through partner arrangements, we may be exposed to risks if we fail to identify suitable business partners. For example, these third parties may be unable to meet their projections regarding store openings and sales or they may fail to maintain compliance with federal and local law. Because these parties likely will be independent contractors, certain aspects of these arrangements will be outside of our direct control. These risks could have a material adverse effect on our results of operations, financial condition and cash flows.

Our operations in international markets are subject to additional political, economic, and other risks and uncertainties that could adversely affect our business, and our exposure to such risks will increase as we expand into additional international markets.

Our operations in international markets are subject to a number of risks inherent in any business operating in multiple countries. As we continue our international expansion, our operations will continue to encounter the following risks, among others:

•	Competition with new competitors or with existing competitors with an established market presence.
•	General economic conditions in specific countries or markets.
•	Volatility in the geopolitical landscape.
•	Restrictions on the repatriation of funds held internationally.

•	Disruptions or delays in shipments.
•	Changes in diplomatic and trade relationships.
•	Political instability.
•	Foreign governmental regulation.

If any of these or other similar events should occur, it could have a material adverse effect on our results of operations, financial condition and cash flows.

Our performance may be affected by general economic conditions and financial difficulties.

Our performance is subject to worldwide economic conditions and their impact on levels of consumer spending. Some of the factors that have, or have had, an impact on discretionary consumer spending include general economic conditions, employment, consumer debt, changes in personal net worth based on changes in securities market price levels, residential real estate and mortgage markets, taxation, healthcare costs, fuel and energy prices, interest rates, credit availability, consumer confidence and other macroeconomic factors.

The worldwide apparel industry is heavily influenced by general economic cycles. Apparel retailing is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of specialty apparel and related goods tend to be highly correlated with the cycles of the levels of disposable income of consumers. As a result, any substantial deterioration in general economic conditions could materially and adversely affect our net sales and results of operations. Downturns, or the expectation of a downturn, in general economic conditions could materially and adversely affect consumer spending patterns, our sales and our results of operations.

Consumer purchases of discretionary items generally decline during recessionary periods and other periods where disposable income is adversely affected. Any downturn in the economy may affect consumer purchases of our merchandise and have an adverse impact on our sales, results of operations and cash flow. Because apparel generally is a discretionary purchase, declines in consumer spending may have a more negative effect on apparel retailers than on other retailers. A decline in consumer spending may negatively affect our profitability.

Future increases in interest rates or other tightening of the credit markets, or future turmoil in the financial markets, could make it more difficult for us to access funds, to refinance our indebtedness (if necessary), to enter into agreements for new indebtedness, or to obtain funding through the issuance of our securities. Any such adverse changes in the credit or financial markets could also impact the ability of our suppliers to access liquidity, or could result in the insolvency of suppliers, which in turn could lead to their failure to deliver our merchandise. Worsening economic conditions could also result in difficulties for financial institutions (including bank failures) and other parties that we may do business with, which could potentially impair our ability to access financing under existing arrangements or to otherwise recover amounts as they become due under our other contractual arrangements. Additionally, either as a result of, or independent of, any financial difficulties and economic weakness in the United States, material fluctuations in currency exchange rates could have a negative impact on our business.

We may be impacted by our ability to service or refinance our debt.

We currently have substantial indebtedness. Some of our debt agreements contain covenants which require maintenance of certain financial ratios and also, under certain conditions, restrict our ability to pay dividends, repurchase common shares and make other restricted payments as defined in those agreements. Our cash flow from operations provides the primary source of funds for our debt service payments. If our cash flow from operations declines, we may be unable to service or refinance our current debt.

If we do not comply with the terms of our existing debt agreements, and such debt agreements cannot be amended or replaced with new indebtedness, we may be in default of our obligations under such debt agreements.

Our existing debt agreements (including our credit facility and our term loan agreement) contain a number of affirmative and negative covenants and representations and warranties. We have, in the past, been required to seek waivers of compliance with, or amendments of, certain of the financial covenants in the debt agreements, and we may be required to seek such waivers or amendments in the future. Our ability to meet these financial covenants may be affected by events beyond our control, and there can be no assurance that the lenders will grant any required waivers under, or amendments to, the debt agreements if for any reason we are unable to meet the requirements of such covenants.

If we fail to comply with covenants, representations or warranties under our debt agreements and do not either receive a waiver or amendment from our lenders or refinance the indebtedness subject to such agreements, such failure could trigger a default under our debt agreements. If we default, the lenders under those debt agreements could declare all borrowings owed to them, including accrued interest and other fees, to be due and payable, which declaration could have an adverse impact on our business and results of operations and may adversely impact our ability to consummate the Transactions.

Our business is exposed to foreign currency exchange rate fluctuations and control regulations.

Our business has substantial international components that expose us to significant foreign exchange risk. Changes in exchange rates can impact our financial results in two ways: a translation impact and a transaction impact. The translation impact refers to the impact that changes in exchange rates can have on our financial results, as our operating results in local foreign currencies are translated into New Zealand dollars using an average exchange rate over the representative period. Accordingly, during times of a strengthening New Zealand dollar, particularly against the Australian dollar, the Euro, the British pound sterling and the US dollar, our results of operations will be negatively impacted, and during times of a weakening New Zealand dollar, our results of operations will be favorably impacted.

The transaction impact on financial results is common for apparel companies operating outside the United States that purchase goods in U.S. dollars, as is the case with most of our foreign operations. During times of a strengthening U.S. dollar, our results of operations will be negatively impacted from these transactions as the increased local currency value of inventory results in higher cost of goods sold in local currency when the goods are sold, and during times of a weakening U.S. dollar, our results of operations will be favorably impacted. We also have exposure to changes in foreign currency exchange rates related to certain intercompany transactions and, to a lesser extent, SG&A expenses that are denominated in currencies other than the functional currency of a particular entity. We currently use and plan to continue to use foreign currency forward exchange contracts or other derivative instruments to mitigate the cash flow or market value risks associated with these inventory and intercompany transactions, but we are unable to entirely eliminate these risks.

We are also exposed to market risk for changes in exchange rates for the U.S. dollar in connection with our business as a licensee. Most of our license agreements require us to pay in Unites States dollars based on the exchange rate as of the last day of the contractual selling period but the sales are reported in the relevant territories’ local currencies. Thus we are exposed to exchange rate changes during and up to the last day of the selling period. In addition, we are exposed to exchange rate changes up to the date we make payment in U.S. dollars. As a result, during times of a strengthening U.S. dollar, our royalty fees will be positively impacted, and during times of a weakening U.S. dollar, our royalty fees will be negatively impacted.

We conduct business, directly or through licensees and other partners, in countries that are or have been subject to exchange rate control regulations and have, as a result, experienced difficulties in receiving payments owed to us when due, with amounts left unpaid for extended periods of time. Although the amounts to date have been immaterial to our results, as our international businesses grow and if controls are enacted or enforced in additional countries, there can be no assurance that such controls would not have a material and adverse effect on our business, financial condition or results of operations.

Our reported financial results may be adversely affected by changes in accounting principles

Generally accepted accounting principles are subject to interpretation by the SEC and the Public Company Accounting Oversight Board and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

While we believe we have taken the steps necessary to improve the effectiveness of our internal control over financial reporting, we can give no assurance that any material weaknesses will arise in the future

Any material weakness or other deficiencies in our disclosure controls and procedures and internal control over financial reporting may affect our ability to report our financial results on a timely and accurate basis and to comply with disclosure obligations or cause our consolidated financial statements to contain material mistatements, which could negatively affect the market price and trading liquidity of our common stock or cause investors to lose confidence in our reported financial information. Investors relying upon our consolidated financial statements may make a misinformed investment decision.

Acquisitions may not be successful in achieving intended benefits, cost savings and synergies.

One component of our growth strategy has been to make acquisitions. Prior to completing any acquisition, our management team identifies expected synergies, cost savings and growth opportunities but, due to legal and business limitations, we may not have access to all necessary information. The integration process may be complex, costly and time-consuming. The potential difficulties of integrating the operations of an acquired business and realizing our expectations for an acquisition, including the benefits that may be realized, include, among other things:

•	failure to implement our business plan for the combined business;
•	delays or difficulties in completing the integration of acquired companies or assets;
•	higher than expected costs, lower than expected cost savings or a need to allocate resources to manage unexpected operating difficulties;
•	unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;
•	unanticipated changes in applicable laws and regulations affecting the acquired business;
•	unanticipated changes in the combined business due to potential divestitures or other requirements imposed by antitrust regulators;
•	retaining key customers, suppliers and employees;
•	retaining and obtaining required regulatory approvals, licenses and permits;
•	operating risks inherent in the acquired business;
•	diversion of the attention and resources of management;
•	consumers’ failure to accept product offerings by us or our licensees;
•	assumption of liabilities not identified in due diligence;
•	the impact on our or an acquired business’ internal controls and compliance with the requirements under the Sarbanes-Oxley Act of 2002; and
•	other unanticipated issues, expenses and liabilities.

We have completed acquisitions that have not performed as well as initially expected and cannot assure you that any acquisition will not have a material adverse impact on our financial condition and results of operations.

The loss of the services of Justin Davis-Rice, members of our executive management team, or other key personnel could have a material adverse effect on our business.

Justin Davis-Rice’s leadership in the design and marketing areas of our business has been a critical element of our success since our inception. The death or disability of Mr. Davis-Rice or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on our business, results of operations, and financial condition.

We also depend on the service and management experience of other key executive officers and other members of senior management who have substantial experience and expertise in our industry and our business and have made significant contributions to our growth and success. The loss of the services of any of our key executive officers or other members of senior management, or one or more of our other key personnel, or the concurrent loss of several of these individuals or any negative public perception with respect to these individuals, could also have a material adverse effect on our business, results of operations, and financial condition.

We are not protected by a material amount of key-man or similar life insurance covering our executive officers, including Mr. Davis-Rice, or other members of senior management. We have entered into employment agreements with certain of our executive officers, but competition for experienced executives in our industry is intense and the non-compete period with respect to certain of our executive officers could, in some circumstances in the event of their termination of employment with our company, end prior to the employment term set forth in their employment agreements.

We rely on third-party suppliers and manufacturers to provide fabrics for and to produce our products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers and manufacturers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier manufacturer, we may be unable to locate additional suppliers of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term. We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. If defects in the manufacture of our products are not discovered until after our customers purchase such products, our customers could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

If we are unable to safeguard against security breaches with respect to our information systems our business may be adversely affected.

In the course of our business, we gather, transmit and retain confidential information, including personal information about our customers, and process payment transactions through our information systems. Although we endeavor to protect confidential information and payment information through the implementation of security technologies, processes and procedures, it is possible that an individual or group could defeat security measures and access sensitive information about our customers, employees and other third parties. Any misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information gathered, stored or used by us could have a material impact on the operation of our business, including damaging our reputation with our customers, employees, third parties and investors. We could also incur significant costs implementing additional security measures to comply with applicable federal, state or international laws and regulations governing the unauthorized disclosure of confidential or personally identifiable information as well as increased costs such as organizational changes, implementing additional protection technologies, training employees or engaging consultants. In addition, we could incur lost revenues and face increased litigation as a result of any potential cyber-security breach. We are not aware of that we have experienced any material misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information as a result of a cyber-security breach or other act, however, a cyber-security breach or other act and/or disruption to our information technology systems could have a material adverse effect on our business, prospects, financial condition or results of operations.

Our fabrics and manufacturing technology are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we currently own no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on trademarks, as well as confidentiality procedures, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, Canada or the European Union, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

We may be impacted by changes in taxation, trade and other regulatory requirements.

We are subject to income tax in local, national and international jurisdictions. In addition, our products are subject to import and excise duties and/or sales or value-added taxes in many jurisdictions. We are also subject to the examination of our tax returns and other tax matters by the Internal Revenue Service and other tax authorities and governmental bodies. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for taxes. There can be no assurance as to the outcome of these examinations. Fluctuations in tax rates and duties, changes in tax legislation or regulation or adverse outcomes of these examinations could have a material adverse effect on our results of operations, financial condition and cash flows.

We have significant tax losses arising on historical trading losses. The availability to utilize these tax losses to offset future taxable profit is dependent on future performance and trade of the business. There can be no assurance as to the availability of these losses for utilization.

There is increased uncertainty with respect to tax policy and trade relations between the U.S. and other countries. Major developments in tax policy or trade relations, such as the disallowance of tax deductions for imported merchandise or the imposition of unilateral tariffs on imported products, could have a material adverse effect on our results of operations, financial condition and cash flows.

Our current operations in international markets and our efforts to expand into additional international markets, and any earnings in those markets, may be affected by legal and regulatory risks.

We are subject to the U.S. Foreign Corrupt Practices Act, in addition to the anti-corruption laws of the foreign countries in which we operate and manufacture our products. Although we implement policies and procedures designed to promote compliance with these laws, our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, may take actions in violation of our policies. Any such violation could result in sanctions or other penalties and have an adverse effect on our business, reputation and operating results.

We may be subject to loss and theft.

Our merchandise is subject to loss, including those caused by illegal or unethical conduct by associates, customers, vendors or unaffiliated third parties. We have experienced events such as inventory shrinkage in the past, and we cannot assure that incidences of loss and theft will decrease in the future or that the measures we are taking will effectively reduce these losses. Higher rates of loss or increased security costs to combat theft could have a material adverse effect on our results of operations, financial condition and cash flows.

We could have failures in our system of internal controls causing us to inaccurately report our financial results or to fail to prevent fraud.

We cannot assure you that there will not be any control deficiencies in the future. Should we become aware of any significant deficiencies or material weaknesses, we would report them to the Audit Committee and recommend prompt remediation. We cannot be certain that these measures will ensure that our controls are adequate in the future or that adequate controls will be effective in preventing fraud. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. Any failures in the effectiveness of our internal controls could have a material adverse effect on our financial condition or operating results or cause us to fail to meet reporting obligations.

A portion of our revenue is dependent on royalties and licensing.

License arrangements exist for Heidi Klum, Stella McCartney and Fredericks of Hollywood that contributed revenue of 30%, 9% and 14% of group sales, respectively, in the seven month period to January 31, 2017. The gross margin contribution during this period was 29%, 9%, and 19%, respectively, of total group gross margin. License arrangements exist for Heidi Klum, Stella McCartney and Fredericks of Hollywood that contributed revenue of 30%, 12% and 16% of group sales, respectively, in the six month period to July 31, 2017. The gross margin contribution during this period was 25%, 6%, and 21%, respectively, of total group gross margin.

The operating profit associated with our royalty, advertising and other revenue is significant because the operating expenses directly associated with administering and monitoring an individual licensing or similar agreement are minimal. Therefore, the loss of a significant licensing partner, whether due to the termination or expiration of the relationship, the cessation of the licensing partner’s operations or otherwise (including as a result of financial difficulties of the partner), without an equivalent replacement, could materially impact our profitability. For example, Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018.

While we generally have significant control over our licensing partners’ products and advertising, we rely on our licensing partners for, among other things, operational and financial controls over their businesses. Our licensing partners’ failure to successfully market licensed products or our inability to replace our existing licensing partners could materially and adversely affect our revenue both directly from reduced royalty and advertising and other revenue received and indirectly from reduced sales of our other products. Risks are also associated with our licensing partners’ ability to obtain capital, execute their business plans, timely deliver quality products, manage their labor relations, maintain relationships with their suppliers, manage their credit risk effectively and maintain relationships with their customers.

A significant shift in the relative sources of our earnings, adverse decisions of tax authorities or changes in tax treaties, laws, rules or interpretations could have a material adverse effect on our results of operations and cash flow.

We have direct operations in many countries and the applicable tax rates vary by jurisdiction. As a result, our overall effective tax rate could be materially affected by the relative level of earnings in the various taxing jurisdictions to which our earnings are subject. In addition, the tax laws and regulations in the countries where we operate may be subject to change and there may be changes in interpretation and enforcement of tax law. As a result, we may pay additional taxes if tax rates increase or if tax laws, regulations or treaties in the jurisdictions where we operate are modified by the competent authorities in an adverse manner.

In addition, various national and local taxing authorities periodically examine us and our subsidiaries. The resolution of an examination or audit may result in us paying more than the amount that we may have reserved for a particular tax matter, which could have a material adverse effect on our cash flows, business, financial condition and results of operations for any affected reporting period.

We and our subsidiaries are engaged in a number of intercompany transactions. Although we believe that these transactions reflect arm’s length terms and that proper transfer pricing documentation is in place, which should be respected for tax purposes, the transfer prices and conditions may be scrutinized by local tax authorities, which could result in additional tax liabilities.

Bendon has identified material weaknesses in its internal controls over financial reporting.

We have identified material weaknesses that existed as of July 31, 2017, January 31, 2017, June 30, 2016 and June 30, 2015. A material weakness is a deficiency, or a combination of deficiencies in internal controls over financial reporting, such that if there is a material misstatement in our financial statements, they will not necessarily be prevented or detected on a timely basis.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were:

(1)	Lack of a functioning audit committee;
(2)	Lack of independent directors on our board of directors that are financial experts, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;
(3)	Lack of skilled resources and lack of expertise with complex GAAP and SEC reporting matters;
(4)	Lack of adequate processes, procedures and internal controls over the collation and review of contracts executed by our company; and
(5)	No formally implemented system of internal control over financial reporting and no associated written documentation of our internal control policies and procedures

We believe that these material weaknesses primarily related to our lack of board oversight and appropriately skilled resources. While these material weaknesses resulted in errors that were material to our financial statements, it impacted our company’s ability to close financial reporting on a timely basis and resulted in numerous late amendments to draft financial statements.

The introduction of a properly constituted Board with diverse skills and talent will manage the risks across the business. We delayed implementing the appointment of an appropriately qualified personnel on the basis we are preparing to merge with Naked which has on its Board a newly appointed Independent Non Executive Director and we will also provide appropriate support for our CFO and/or appoint an appropriately skilled and experienced CFO.

We plan to take a number of actions to correct these material weaknesses upon going public including, but not limited to, appointing independent directors, establishing an independent Audit Committee, adding experienced accounting and financial personnel and retaining third party consultants to review our internal controls and recommend improvements.

Our efforts to remediate these material weaknesses may not be effective. If our efforts to remediate these material weaknesses are not successful, the remediated material weaknesses may reoccur, or other material weaknesses could occur in the future.

As a result of these material weaknesses, we may be unable to report our financial results accurately on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence and could cause the stock price to decline.

As a result of such failures, we could also become subject to investigation by the stock exchange on which our shares are listed, the SEC, or other regulatory authorities, and become subject to litigation from investors, which would harm our reputation, business, financial condition and results or operations, and divert financial and management recoveries from our core business.

The material weaknesses will require management to devote significant time and incur significant expenses to remediate the material weaknesses and they might not be able to remediate the weaknesses in a timely manner.

If we fail to implement and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm, if and when required, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. If in the future we identify other material weaknesses in our internal control over financial reporting, including at some of our acquired companies, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are then listed, the SEC, or other regulatory authorities, which could require additional financial and management resources. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Additionally, we currently do not have an internal audit group nor an Audit Committee of our board of directors, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

Risks Related to Naked’s Business and Operations

As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to Naked and its subsidiaries unless the context clearly indicates otherwise.

All figures presented below are in U.S. dollars, unless otherwise stated.

We have a limited operating history, which makes it difficult to evaluate our company or future operations.

We are still in the initial stages of our business plan. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. For the years ended January 31, 2017 and

2016, our net revenues were $1,842,065 and $1,389,414, respectively. For the three and nine months ended October 31, 2017, our net revenues were $620,928 and $1,746,644, respectively, compared to net revenue for the three and nine months ended October 31, 2016 of $551,494 and $1,292,132, respectively. Naked commenced operations in 2010 and, since beginning operations, we have generated limited total revenues. As a relatively new company, we are subject to many risks associated with the initial organization, financing, expenditures and impediments inherent in a new business and there is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future. If we fail to execute our strategy to achieve and maintain profitability in the future, investors could lose confidence in the value of our ordinary shares, which could cause our stock price to decline and adversely affect our ability to raise additional capital. Investors should evaluate an investment in our company in light of the obstacles that may be encountered by a start-up company in a competitive market.

If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

The operation of our business and our growth efforts will require significant cash outlays. We are largely dependent on outside capital to implement our business plan and support our operations. We anticipate for the foreseeable future that cash on hand and cash generated from operations will not be sufficient to meet our cash requirements, and that we will need to raise additional capital through investments to fund our operations and growth. We cannot assure you that we will be able to raise additional working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our growth efforts, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all your investment. Financings, including future equity investments, if obtained, may be on terms that are dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the price at which you purchase your shares. Furthermore, the terms of securities issued in a financing, if obtained, may be more favorable for new investors.

Investors should be aware that the value of an investment in our company may go down as well as up. In addition, there can be no certainty that the market value of an investment in our company will fully reflect its underlying value.

Naked’s auditors’ report on the January 31, 2017 consolidated financial statements included an explanatory paragraph regarding there being substantial doubt about the ability to continue as a going concern.

For the year ended January 31, 2017, Naked incurred a net loss of ($10,798,503). We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about Naked’s ability to continue operations in the future as a going concern, as noted by our auditors with respect to the consolidated financial statements for the year ended January 31, 2017. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. If Naked cannot continue as a viable entity, our stockholders may lose some or all of their investment in our company.

We have a concentration of sales to key customers and any substantial reduction in sales to these customers would have a material adverse effect on our business.

During the year ended January 31, 2017, sales were concentrated with Bloomingdales and Nordstrom, which accounted for 14% and 12%, respectively, of our net sales. In fiscal 2016, Nordstrom accounted for 41% of our net sales. The decline in percentage of sales to Nordstrom during fiscal 2017 is partly due to a reduction by Nordstrom in replenishment due to the elimination of in-store inventory, but more significantly is due to the addition of other key departments store and specialty store accounts, and the corresponding increase in overall net sales. Nordstrom and Bloomingdales are currently of key importance to our business and our results of operations would be materially adversely affected if these relationships ceased. Although we have diversified our customers and continue to receive increasing sales orders from existing customers, these customers do not have any ongoing purchase commitment agreement with us; therefore, we cannot guarantee that the volume of sales will remain consistent going forward. Any substantial change in purchasing decisions by these customers, whether due to actions by our competitors, industry factors or otherwise, could have a material adverse effect on our business and our financial condition.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

The market for innerwear products is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of innerwear products, including large, diversified companies with substantial market share and strong worldwide brand recognition, such as Calvin Klein, Polo Ralph Lauren, 2(x)ist, Hugo Boss, Tommy John, Saxx Giorgio Armani, Tommy Hilfiger, Michael Kors, DKNY, Natori, Free People, Hanky Panky, Commando, Cosabella, MeUndies, Bread&Boxers, Frigo and others. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. Many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have greater and substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we can by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. We may be unable to introduce new products in a timely manner. Our customers may not accept our new products including our recently launched women’s products, or our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

If we are unable to obtain or maintain our endorsements by professional athletes and celebrities, our ability to market and sell our products may be harmed.

An important element of our marketing strategy is to obtain endorsements from prominent athletes and celebrities, which may contribute to the image of our brands. To date, we have entered into one celebrity endorsement agreement with Dwyane Wade, an NBA basketball player which has been subsequently terminated. We believe that this strategy is an effective means of gaining brand exposure worldwide and creating broad appeal for our products. We cannot assure you that we will be able to attract new athletes and celebrities to endorse our products. We also are subject to risks related to the selection of athletes and celebrities whom we choose to endorse our products. We may select athletes who are unable to perform at expected levels or who are not sufficiently marketable. In addition, negative publicity concerning any of our athletes and celebrities could harm our brand and adversely impact our business. If we are unable in the future to secure prominent athletes and celebrities and arrange endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be effective. In any event, our inability to obtain endorsements from professional athletes and celebrities could adversely affect our ability to market and sell our products, resulting in loss of revenues.

An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.

Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in the United States, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, levels of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchase of our products. Consumer demand for our products may not reach our sales targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on pricing and costs caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products of our competitors, our failure to accurately forecast customer acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast customer demand we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to customers. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our results of operations and could impair the strength and exclusivity of our brand. Conversely, if we underestimate customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships.

We rely on third-party suppliers and manufacturers to provide fabrics for and to produce our products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers and manufacturers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier manufacturer, we may be unable to locate additional suppliers of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term. We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. If defects in the manufacture of our products are not discovered until after our customers purchase such products, our customers could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business.

Our operating results are subject to seasonal and quarterly variations in our net revenue from operations, which could cause the price of our common stock to decline.

We have experienced, and expect to continue to experience, significant seasonal variations in our net revenue from operations. Seasonal variations in our net revenue are primarily related to increased sales of our products during our fiscal fourth quarter, reflecting our historical strength in sales during the holiday season.

Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including, among other things, net revenue and profits contributed by new retailers; increases or decreases in comparable sales; changes in our product mix; and the timing of new advertising and new product introductions.

As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance.

We began selling our products in Canada in January 2010. Our limited operating history and nature as a developing company make it difficult to assess the impact of seasonal factors on our business or whether or not our business is susceptible to cyclical fluctuations in the economy in the markets in which we operate. Likewise, our growth may have obscured the effect of any seasonal or cyclical factors on our business to date. Seasonal or cyclical variations in our business may become more pronounced over time and may harm our results of operations in the future.

Any future seasonal or quarterly fluctuations in our results of operations may not match the expectations of market analysts and investors. Disappointing quarterly results could cause the price of our common stock to decline. Seasonal or quarterly factors in our business and results of operations may also make it more difficult for market analysts and investors to assess the longer-term strength of our business at any particular point, which could lead to increased volatility in our stock price. Increased volatility could cause our stock price to suffer in comparison to less volatile investments.

If we are unable to adequately demonstrate that our independent manufacturers use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation particularly sensitive to allegations of unethical business practices. While our internal and vendor operating guidelines promote ethical business practices such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others, and we, along with a third party that we retain for this purpose, monitor compliance with those guidelines, we do not control our independent manufacturers or their business practices. Accordingly, we cannot guarantee their compliance with our guidelines. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our independent manufacturers or the divergence of an independent manufacturer’s labor or other practices from those generally accepted as ethical in the United States, Canada or other markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our merchandise if, as a result of such violation, we were to attract negative publicity. Other apparel manufacturers have encountered significant problems in this regard, and these problems have resulted in organized boycotts of their products and significant adverse publicity. If we, or other manufacturers in our industry, encounter similar problems in the future, it could harm our brand image, stock price and results of operations.

Our limited operating experience and limited brand recognition in new international markets may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to an extent, on our international expansion efforts. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our products by customers in these new international markets. Our failure to develop new international markets or disappointing growth outside of existing markets will harm our business and results of operations.

Our current operations in international markets and our efforts to expand into additional international markets, and any earnings in those markets, may be affected by legal and regulatory risks.

We are subject to the U.S. Foreign Corrupt Practices Act, in addition to the anti-corruption laws of the foreign countries in which we operate and manufacture our products. Although we implement policies and procedures designed to promote compliance with these laws, our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations, may take actions in violation of our policies. Any such violation could result in sanctions or other penalties and have an adverse effect on our business, reputation and operating results.

Our success depends on our ability to maintain the value and reputation of our brand.

Our success depends on the value and reputation of the Naked brand. The Naked name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. We rely on social media as one of our marketing strategies to have a positive impact on both our brand value and reputation. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed, which could have a material adverse effect on our financial condition.

Any material disruption of our information systems could disrupt our business and reduce our sales.

We rely on information systems to operate our e-commerce website, process transactions, respond to customer inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses, cyber-attack or other causes, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of merchandise to our customers or lost sales, which could reduce demand for our merchandise and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose customers. If our systems are damaged, fail to function properly or become obsolete, we may have to make monetary investments to repair or replace the systems, and we could endure delays in our operations.

If we are unable to safeguard against security breaches with respect to our information systems our business may be adversely affected.

In the course of our business, we gather, transmit and retain confidential information, including personal information about our customers, and process payment transactions through our information systems. Although we endeavor to protect confidential information and payment information through the implementation of security technologies, processes and procedures, it is possible that an individual or group could defeat security measures and access sensitive information about our customers, employees and other third parties. Any misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information gathered, stored or used by us could have a material impact on the operation of our business, including damaging our reputation with our customers, employees, third parties and investors. We could also incur significant costs implementing additional security measures to comply with applicable federal, state or international laws and regulations governing the unauthorized disclosure of confidential or personally identifiable information as well as increased costs such as organizational changes, implementing additional protection technologies, training employees or engaging consultants. In addition, we could incur lost revenues and face increased litigation as a result of any potential cyber-security breach. We are not aware of that we have experienced any material misappropriation, loss or other unauthorized disclosure of confidential or personally identifiable information as a result of a cyber-security breach or other act, however, a cyber-security breach or other act and/or disruption to our information technology systems could have a material adverse effect on our business, prospects, financial condition or results of operations.

Our fabrics and manufacturing technology are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we currently own no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on trademarks, as well as confidentiality procedures, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, Canada or the European Union, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

Our future success is substantially dependent on the continued service of our senior management.

Our future success is substantially dependent on the continued service of our senior management and other key employees, particularly our Chief Executive Officer and Chief Creative Officer, Carole Hochman. The loss of the services of our senior management or other key employees could make it more difficult to successfully operate our business and achieve our business goals. We also may be unable to retain existing personnel that are critical to our success, which could result in harm to our customer and employee relationships, loss of key information, expertise or know-how and unanticipated recruitment and training costs.

Because a portion of our sales may be generated in foreign countries, fluctuations in foreign currency exchange rates may negatively affect our results of operations.

The reporting currency for our consolidated financial statements is the US dollar. In the future, we expect to continue to derive a significant portion of our net revenue in foreign countries, and changes in exchange rates between the currencies for those countries and the US dollar may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the exchange rates between the US dollar and the currencies for those countries. We have not historically engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. As we continue to recognize gains and losses in foreign currency transactions, depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and the Public Company Accounting Oversight Board and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

While we believe we have taken the steps necessary to improve the effectiveness of our internal control over financial reporting, we can give no assurance that any material weaknesses will not arise in the future.

Any material weakness or other deficiencies in our disclosure controls and procedures and internal control over financial reporting may affect our ability to report our financial results on a timely and accurate basis and to comply with disclosure obligations or cause our consolidated financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock or cause investors to lose confidence in our reported financial information. Investors relying upon our consolidated financial statements may make a misinformed investment decision.

Because we can issue additional shares of common stock, holders of our common stock may experience dilution in the future.

We are authorized to issue up to 18,000,000 shares of common stock, of which 10,342,191 shares are issued and outstanding as of the record date. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our stock in the future.

The stock price of our common stock may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is currently listed on the Nasdaq Capital Market. Historically trading in our stock has been thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Although we believe that the listing of our common stock on the Nasdaq Capital Market has improved the liquidity of our common stock, our stock has been historically characterized by large volatility. Accordingly, stockholders may have difficulty reselling shares of our common stock.

A decline in the price of our common stock could affect our ability to raise further working capital, may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and such other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Future sales of shares by existing stockholders could cause our stock price to decline and investors in this offering may experience dilution by exercises of outstanding options and warrants.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of October 31, 2017, we had outstanding options to purchase an aggregate of 3,472,399 shares of our common stock at a weighted average exercise price of $3.85 per share and warrants to purchase an aggregate of 1,614,559 shares of our common stock at a weighted average exercise price of $5.11 per share. The exercise of such outstanding options and warrants will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We are a former “shell company” and as such are subject to certain limitations not applicable to other public companies generally.

Prior to our acquisition of Naked Inc. in June 2012, we were a public reporting “shell company,” as defined in Rule 12b-2 under the Exchange Act. Although we are no longer a “shell company,” we are subject to certain restrictions under the Securities Act of 1933, as amended (the “Securities Act”), for the resale of securities issued by issuers that have been at any time previously a shell company. Specifically, the Rule 144 safe harbor available for the resale of our restricted securities is only available to our stockholders if we have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months, other than current reports on Form 8-K, at the time of the proposed sale, regardless of whether the restricted securities were initially issued at the time we were a shell company or subsequent to termination of such status. Accordingly, holders of our “restricted securities” within the meaning of Rule 144 will be subject to the conditions set forth in Rule 144 with respect to our company. Other reporting companies that are not former shell companies and have been reporting for more than twelve months are not subject to this same reporting threshold for non-affiliate reliance on Rule 144.

Accordingly, any restricted securities we have sold or sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, may not be resold unless such securities are registered with the SEC or the requirements of Rule 144 have been satisfied. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it may be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Our prior status as a “shell company” could prevent us in the future from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

Further, as current and former shell companies and reverse acquisition transactions have been, and remain to some degree, subject to additional scrutiny by the SEC, FINRA and the national securities exchanges, our prior shell company status and the reverse acquisition transaction that terminated it may result in delays in the completion of any offering and our attempt to qualify for and list on a national securities exchange. Specifically, as a former shell company and subject of a reverse acquisition transaction, we may need to demonstrate the ability to maintain a threshold per share market price for an extended trading period in order to qualify for listing on a national securities exchange.

If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

The operation of our business and our growth efforts will require significant cash outlays. We are largely dependent on outside capital to implement our business plan and support our operations. We anticipate for the foreseeable future that cash on hand and cash generated from operations will not be sufficient to meet our cash requirements, and that we will need to raise additional capital through investments to fund our operations and growth. We cannot assure you that we will be able to raise additional working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our growth efforts, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all your investment. Financings, including future equity investments, if obtained, may be on terms that are dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the price at which you purchase your shares.

As of October 31, 2017, we had cash totaling $2,170,000. The latest amendment to the Merger Agreement requires Bendon to fund all operating losses until closing. Due to this requirement, we believe we have sufficient working capital to implement our propsed business plan over the next 12 months.

Risks Related to the Merger

Holdco’s shares may not be listed on a securities exchange. Even if listed, Holdco may be unable to maintain the listing of its securities in the future.

A condition of the Merger Agreement is that Holdco Ordinary Shares be listed on Nasdaq or the NYSE upon consummation of the Transactions. Holdco will be required to meet the initial listing requirements of any such exchange to be listed. Holdco may not be able to meet those initial listing requirements. Even if the Holdco Ordinary Shares are so listed, Holdco may be unable to meet the continued listing requirements in the future and accordingly may be unable to maintain the listing of its securities.

If Holdco meets the initial listing requirements, but is unable to meet the continued listing requirements and the Holdco Ordinary Shares are subsequently delisted, Holdco could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;
•	a limited amount of news and analyst coverage for the company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Holdco, the surviving corporation in the Merger, has never previously been a U.S. reporting company.

Holdco, which will be the surviving corporation in the Merger, has never previously been a reporting company in the United States subject to U.S. federal and state securities laws, including the reporting obligations of the Exchange Act and other requirements of the Sarbanes-Oxley Act. The combined company will be required to increase its compliance efforts and incur significant costs in connection with complying with public company requirements under U.S. federal and state securities laws. The attention of management may be diverted on a frequent basis in order to carry out public company reporting and related obligations, rather than directing their full time and attention to the operation and growth of the business. Employees and some members of the management team have had limited experience working for a U.S. reporting company, increasing the risk of non-compliance. The combined company’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud or misconduct by persons inside or outside the combined company. Similarly, if the combined company fails to maintain an effective system of internal control over financial reporting, the combined company may not be able to accurately report its financial condition, results of operations or cash flows. Noncompliance with U.S. federal and state securities laws and other regulatory requirements could result in administrative or other penalties or civil or criminal judgments against the combined company or harm to the combined company’s reputation. These consequences could affect investor confidence in the combined company and cause the price of the stock to decline, result in the delisting of the combined company’s shares from the Nasdaq (or the NYSE) require the payment of fines or other amounts, distract management’s time and attention to the business or result in the loss of customer or supplier relationships.

The unaudited pro forma financial information included elsewhere in this joint proxy statement/prospectus may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only, has been prepared based on a number of assumptions and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the business combination been completed on the dates indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the business combination or the costs to combine the operations of Naked and Bendon or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. See the section entitled “Unaudited Pro Forma Consolidated Combined Financial Statements.” It is noted that each of Bendon and Naked has an explanatory paragraph regarding there being substantial doubt about each company’s continuing as a going concern.

Holdco has no operating history. The unaudited pro forma financial information and the historical combined financial information included elsewhere in this proxy statement/prospectus may not be representative of actual results as a combined company, and accordingly, you have limited financial information on which to evaluate the combined company and your investment decision.

Bendon and Naked have no prior history as a combined entity and their operations have not previously been managed on a combined basis. As a result, the pro forma financial information for the combined company and the combined audited financial statements of Bendon and Naked giving effect to the Merger included elsewhere in this proxy statement/prospectus as presented are not necessarily indicative of the financial position or results of operations of the combined company that would have actually occurred had the Merger been completed at or as of the dates indicated, nor are they indicative of the future operating or financial position of the combined company. The pro forma financial information for the combined company does not consider potential impacts of current market conditions on revenues or expense efficiencies. The pro forma financial information presented in this proxy statement/prospectus is based in part on certain assumptions regarding the Merger that Bendon and Naked believe are reasonable under the circumstances. However, assumptions used in preparing such financial information may not prove to be accurate over time. Investors should not place any undue reliance on the pro forma financial information of the combined company.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to approve the consummation of the Transactions, Naked’s board of directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the Transactions will not be approved.

Naked’s board of directors is seeking approval to adjourn the special meeting to a later date or dates, if, based on the tabulated vote, Naked is unable to consummate the Transactions contemplated by the Merger Agreement. If the adjournment proposal is not approved, Naked’s board will be unable to adjourn the special meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Transactions. In such event, the Transactions would not be completed.

Because the number of Holdco Ordinary Shares that are issuable to the shareholders of Bendon in the Reorganization is adjustable depending on the net debt of Bendon and the net assets of Naked, as finally determined in accordance with the Merger Agreement, Naked shareholders cannot be certain of the precise percentage ownership of Holdco that they will hold immediately following the closing of the Merger.

The number of Holdco Ordinary Shares that are issuable to the shareholders of Bendon in the Reorganization is adjustable depending on the net debt of Bendon and net assets of Naked, as finally determined in accordance with the Merger Agreement. If it is finally determined that the Naked Closing Net Assets (as defined in the Merger Agreement) are less than the Net Asset Amount (as defined in the Merger Agreement), then the number of Holdco Ordinary Shares issuable to Bendon will be increased by the number equal to the product obtained by multiplying the difference in the asset amount by 2.327. If, however, the Naked Closing Net Assets are greater than the Net Asset Amount, then then the number of Holdco Ordinary Shares issuable to Bendon will be reduced by the same ratio. Additionally, if the Bendon Closing Net Debt (as defined in the Merger Agreement) exceeds the Net Debt Amount (as defined in the Merger Agreement), then then the number of Holdco Ordinary Shares issuable to Bendon will be reduced by the number equal to the product obtained by multiplying the difference in the debt amount by 0.167. If, however, the Bendon Closing Net Debt is less than the Net Debt Amount, then then the number of Holdco Ordinary Shares issuable to Bendon will be increased by the same ratio. Since the Naked Closing Net Assets and Bendon Closing Net

Debt will not be determined until the closing of the Merger, Naked stockholders cannot be certain of the exact percentage ownership of Holdco that they will hold immediately following the closing of the Merger.

Failure to complete the Merger could harm Naked’s future business and operations.

If the Merger is not completed, Naked is subject to the following risks, among others:

•	costs related to the Merger, such as legal and accounting fees, must be paid even if the Merger is not completed;
•	if the Merger Agreement is terminated under certain circumstances, Naked may be required to issue to Bendon 1,250,000 or 2,500,000 shares of Naked Common Stock (not subject to a registration statement), as adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock;
•	the attention of management of Naked may have been diverted to the Merger rather than to Naked’s operations and the pursuit of other opportunities that could have been beneficial to it;
•	the potential loss of key personnel during the pendency of the Merger as employees may experience uncertainty about their future roles with the combined company;
•	the price of Naked stock may decline and remain volatile;
•	Naked will have been subject to certain restrictions on the conduct of its business which may have prevented it from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger was pending; and
•	Naked may be subject to litigation related to the Merger or any failure to complete the Merger.

In addition, if the Merger Agreement is terminated and the board of directors of Holdco determines to seek another business combination, there can be no assurance that Naked will be able to find a partner willing to provide equivalent or more attractive consideration than the consideration to be provided by Holdco in the Merger.

Bendon and Naked will incur substantial transaction fees and costs in connection with the Merger.

Bendon and Naked expect to incur material non-recurring expenses in connection with the Merger and consummation of the Transactions contemplated by the Merger. Additional unanticipated costs may be incurred in the course of the integration of the businesses of Bendon and Naked. The parties cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the transaction and integration costs in the near term, or at all.

The Merger may be completed even though material adverse changes may result from the announcement of the Merger, industry-wide changes and other causes.

In general, either Naked or Holdco can refuse to complete the Merger if there is a material adverse change affecting the other party between the signing date of the Merger Agreement, and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Naked or Holdco, including the following events (except, in some cases, where the change has a disproportionate effect on a party):

•	changes generally affecting the economy, financial or securities markets;
•	the announcement of the Merger and the transactions contemplated by the Merger Agreement, including the impact thereof on the relationships of a party with its employees, customers, suppliers or partners;
•	the outbreak or escalation of war or any act of terrorism, civil unrest or natural disasters;
•	changes (including changes in law) or general conditions in the industry in which the party operates;
•	changes in GAAP (or the authoritative interpretation of GAAP); or
•	compliance with the terms of, or the taking of any action required by the Merger Agreement.

If adverse changes occur and Naked and Holdco still complete the Merger, the combined company’s stock price may suffer. This in turn may reduce the value of the Merger to the stockholders of Naked.

The pendency of the Merger could materially adversely affect the business and operations of Naked or result in a loss of its employees, which, consequently, could materially adversely affect the business and operations of the combined company.

Uncertainty about the effect of the Merger on employees, customers and suppliers may have an adverse effect on Naked and its business and, consequently, on the combined company. These uncertainties may impair Naked’s ability to attract, retain and motivate employees until the completion of the Merger, which may have a material adverse effect on Naked if the Merger is not completed. If employees depart because of issues concerning employment security and difficulty of integration or a desire not to remain with the combined company, Holdco’s business could be adversely affected. Similarly, uncertainties about the effect of the Merger could cause customers, suppliers and others who deal with Naked to change their existing business relationships, which could negatively affect revenues, earnings and cash flows of Naked, as well as the market price of Naked Common Stock, regardless of whether the Merger is completed. The realization of any of these risks may materially adversely affect the business and financial results of the combined company.

Current stockholders will have a reduced ownership and voting interest in the combined company after the Merger.

As a result of the Merger, Naked stockholders are expected to hold approximately 9.0% of the combined company’s outstanding ordinary shares, on a fully diluted basis, immediately following completion of the Transactions. Holdco shareholders and Naked stockholders currently have the right to vote for their respective directors and on other matters affecting the applicable company. When the Merger occurs, each Naked stockholder that receives ordinary shares of the combined company will hold a percentage ownership of the combined company that will be significantly smaller than the stockholder’s current percentage ownership of Naked. The combined company will be controlled by Bendon’s affiliates, which will own approximately 91.0% of all shares of the combined company on a fully diluted basis. As further discussed below, Bendon and its affiliates, will be able to exercise significant influence over the combined company’s business policies and affairs due to its large ownership percentage. As a result of their reduced ownership percentages, former Naked stockholders will have less voting power in the combined company than they now have with respect to Naked.

The lack of a public market for Holdco’s ordinary shares makes it difficult to evaluate the fairness of the Merger, thus the stockholders of Naked may receive consideration in the Merger that is greater than or less than the fair market value of their Naked shares.

The ordinary shares of Holdco are not currently listed and no public market currently exists for the Holdco Ordinary Shares. The lack of a public market makes it extremely difficult to determine the fair market value of Holdco. Because the percentage of Holdco Ordinary Shares to be issued to Naked stockholders was determined based on negotiations between the parties, it is possible that the value of the combined company ordinary shares to be issued in connection with the Merger may be less than expected.

Bendon and its affiliates will exercise significant influence over the combined company, and their interests in the combined company may be different than yours.

Following the completion of the Merger, Bendon’s affiliates will beneficially own approximately 91.0% of the outstanding ordinary shares of the combined company calculated on a fully diluted basis. Accordingly, Bendon’s affiliates will be able to exercise significant influence over the combined company’s business policies and affairs, including the composition of the combined company’s board of directors and any action requiring the approval of the combined company’s shareholders. The interests of Bendon and its affiliates may conflict with your interests. For example, these shareholders may support certain long-term strategies or objectives for the combined company which may not be accretive to shareholders in the short term. The concentration of ownership may also delay, defer or even prevent a change in control of the combined company, even if such a change in control would benefit our other stockholders, and may make some transactions more difficult or impossible without the support of these parties. This significant concentration of share ownership may adversely affect the trading price for the combined company’s ordinary shares because investors often perceive disadvantages in owning stock in companies with shareholders who own significant percentages of a company’s outstanding stock.

The combined company may not experience the anticipated strategic benefits of the Merger.

The respective management of Bendon and Merger believe that the Merger would provide certain strategic benefits that may not be realized by each of the companies operating as standalones. Specifically, we believe the Merger would provide certain strategic benefits which would enable each of Bendon and Naked to accelerate their respective business plans through an increased access to capital in the public equity markets, increased management strength and management expertise, access to a larger customer base for the combined sales organization. There can be no assurance that these anticipated benefits of the Merger will materialize or that if they materialize will result in increased shareholder value or revenue stream to the combined company.

Some of the Bendon and Naked officers and directors have interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

Certain officers of Bendon and Naked participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, continued service as an executive officer or director of the combined company and the right to continued indemnification for directors, executive officers and former directors and executive officers of Bendon and Naked following the completion of the Merger.

The Merger Agreement limits Naked’s ability to pursue alternatives to the Merger, which could discourage a potential acquirer of Naked from making an alternative transaction proposal and, in certain circumstances, could require Naked to issue to Bendon a substantial number of shares of Naked Common Stock.

Under the Merger Agreement, Naked is restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the Merger. In general, unless and until the Merger Agreement is terminated, Naked is restricted from, among other things, soliciting, initiating or knowingly taking any action to facilitate or encourage a competing acquisition proposal. The board of directors of Naked is limited in its ability to change its recommendation with respect to the Merger. Naked may terminate the Merger Agreement and enter into an agreement with respect to a superior offer only if specified conditions have been satisfied, including (i) compliance with the non-solicitation provisions of the Merger Agreement, (ii) the expiration of certain waiting periods during which Holdco may propose changes to the Merger Agreement so the superior offer is no longer a superior offer and (iii) the issuance to Bendon of 1,250,000 shares of Naked Common Stock (not subject to a registration statement), as adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock.

The fairness opinion rendered to the board of directors of Naked by Noble Capital Markets will not reflect changes in circumstances, including general market and economic conditions or the prospects of Naked or Holdco, between the signing the Merger Agreement and the completion of the Merger.

Noble has issued to the Naked board of directors a written opinion, subject to the terms, conditions and qualifications set forth therein, as of the date of execution of the Merger Agreement, the consideration to be received by the stockholders of Naked is fair to the stockholders of Naked from a financial point of view. Naked’s board of directors has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus. Importantly, the Noble opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes in the operations, performance and prospects of Naked or Holdco, general market and economic conditions and other factors that may be beyond the control of Naked or Holdco, and on which the fairness opinion was based, that may alter the value of Naked, Bendon or Holdco or the prices of shares of Naked common stock or Holdco Ordinary Shares by the time the Merger is completed. The Noble opinion does not speak as of the time the Merger will be completed or as of any date other than the date of execution of the Merger Agreement. Because Naked does not anticipate asking Noble to update its opinion, the opinion will not address the fairness of the terms the Merger consideration, from a financial point of view, at the time the Merger is completed.

Litigation may be instituted against Naked, members of the Naked board of directors, Holdco and members of the Holdco board of directors challenging the Merger, and adverse judgments in these lawsuits may prevent the Merger from becoming effective within the expected timeframe or at all.

Naked, members of the Naked board of directors, Holdco and members of the Holdco board of directors may be named as defendants in class action lawsuits or other proceedings that may be brought by Naked stockholders challenging the Merger. If the plaintiffs in any actions that may be brought are successful, these adverse judgments may prevent the parties from completing the Merger in the expected timeframe, if at all. Even if the plaintiffs in these potential actions are not successful, the costs of defending against such claims could adversely affect the financial condition of Naked or Holdco and such actions could adversely affect the reputations of Naked and Holdco and members of their respective boards of directors or management.

Naked will be subject to various uncertainties and contractual restrictions while the Merger is pending that could adversely affect the financial results of Naked, Holdco and/or the combined company.

Uncertainty about the effect of the Merger on employees, suppliers and customers may have an adverse effect on Naked. These uncertainties may impair Naked’s ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with Naked to seek to change existing business relationships with Naked. Employee retention and recruitment may be particularly challenging prior to completion of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company. The pursuit of the Merger and the preparation for the integration of the two companies may place a significant burden on management and internal resources of Naked. Any significant diversion of Naked’s management attention away from its ongoing businesses, and any difficulties encountered in the transition and integration process, could affect the financial results of Naked.

In addition, the Merger Agreement restricts Naked, without the consent of Holdco, from making certain acquisitions and dispositions and taking other specified actions while the Merger is pending. These restrictions may prevent Naked from pursuing attractive business opportunities and making other changes to their respective businesses prior to completion of the Merger or termination of the Merger Agreement.

The Holdco Ordinary Shares to be received by Naked stockholders as a result of the Merger will have different rights from the shares of Naked common stock.

Upon completion of the Merger, Naked stockholders will become shareholders of the combined company and their rights as shareholders will be governed by Holdco’s certificate of registration and constitution. The combined company will be an Australian company and certain of the rights associated with the combined company ordinary shares will be different from the rights associated with Naked common stock.

The lack of a public market for Holdco’s shares makes it difficult to evaluate the fairness of the Merger, thus the stockholders of Naked may receive consideration in the Merger that is greater than or less than the fair market value of their Naked shares.

The outstanding ordinary shares of Holdco are privately held and are not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Holdco. Because the number of Holdco Ordinary Shares to be issued to Naked stockholders was determined based on negotiations between the parties, it is possible that the value of the combined company ordinary shares to be issued in connection with the Merger may be less than expected.

If the conditions to the completion of the Merger are not met, the Merger will not occur.

Even if the Merger is approved by the stockholders of Naked, additional specific conditions must be satisfied or waived (to the extent permitted under applicable law) in order to complete the Merger, including, among others:

•	Holdco’s Registration Statement on Form F-4 of which this proxy statement/prospectus forms a part shall have become effective, and no stop order suspending effectiveness shall have been issued and remain in effect,

•	the completion of the Reorganization (as defined in the Merger Agreement) of Holdco;
•	the Holdco Ordinary Shares issuable to Naked’s stockholders in the Merger in accordance with the Merger Agreement will have been authorized for listing on the Nasdaq or NYSE,
•	no governmental entity shall have enacted any law or order which is in effect and which has the effect of making the Merger, the Reorganization or the other transactions contemplated by the Merger Agreement illegal or otherwise prohibiting consummation of the Merger, the Reorganization or the other transactions contemplated by the Merger Agreement,
•	no action, suit or proceeding shall be pending or threatened before any governmental entity which is reasonably expected to, among other things, prevent consummation of any of the transactions contemplated by the Merger Agreement or cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation,
•	the representations and warranties of each party to the Merger Agreement shall be true and correct subject to certain materiality qualifiers, and
•	each party shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing date.

These and other conditions are described in detail in the Merger Agreement. We cannot assure you that all of the conditions to the Merger will be satisfied. If the conditions to the Merger are not satisfied or waived (to the extent permitted under applicable law), the Merger will not occur or will be delayed, and Naked may lose some or all of the intended benefits of the Merger.

Delays in completing the Merger may substantially reduce the expected benefits of the Merger.

Satisfying the conditions to, and completion of, the Merger may take longer than, and could cost more than, Naked expects. Any delay in completing or any additional conditions imposed in order to complete the Merger may materially adversely affect the benefits that Holdco and Naked expect to achieve from the Merger and the integration of their respective businesses. In addition, subject to certain exceptions, either of Naked and Holdco may terminate the Merger Agreement on notice to the other if the Merger is not completed by April 27, 2018 (as such date may be extended in accordance with the Merger Agreement as described in “The Merger Agreement — Termination”).

Should the Merger not qualify as tax free reorganization, for U.S. federal income tax purposes, Naked stockholders and the combined company may recognize income, gain or loss in connection with the Merger.

It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. The parties, however, did not seek a ruling from the IRS regarding the tax consequences of the Merger. The failure of the Merger to qualify as a tax-free reorganization for U.S. federal income tax purposes could result in a Naked stockholder recognizing income, gain or loss with respect to the shares of Naked common stock surrendered by such stockholder. The failure of the Merger to qualify as a tax-free reorganization for U.S. federal income tax purposes also could result in the recognition of income and gain by Naked, which could adversely affect the performance of the business of the combined company following the Merger.

Failure or delay in obtaining any necessary regulatory approvals could cause the Merger not to be completed or to be postponed.

To complete the Merger and all transactions contemplated by the Merger Agreement and the Merger, Holdco must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq (or the NYSE) in connection with the issuance and listing of shares of Holdco Ordinary Shares and the filing of this proxy statement/prospectus with the SEC. Failure or delay in obtaining any necessary approvals could cause the Merger not to be completed or to be postponed, which may materially adversely affect the benefits that Bendon and Naked expect to achieve from the Merger and the integration of their respective businesses.

Naked stockholders will not be entitled to appraisal rights in the Merger.

Current holders of Naked common stock will not be entitled to dissenters’ or appraisal rights in the Merger with respect to their shares of Naked common stock under Nevada law. Pursuant to the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each share of Naked common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Naked or its wholly-owned subsidiary, Naked, Inc., which will be cancelled at the Effective Time without further consideration) will be automatically cancelled and extinguished and converted into the right to receive one Holdco Ordinary Share.

The combined company may not be able to meet the listing standards to trade on the Nasdaq or NYSE, which could adversely affect the liquidity and price of the combined company’s common stock.

It is a condition to the consummation of the Merger that the stock of the combined company be listed on the Nasdaq or NYSE following the Merger. Holdco has applied for listing, to be effective at the time of the consummation of the Transactions, of the Holdco Ordinary Shares on Nasdaq. The listing qualification standards for new issuers are stringent and, although the combined company may explore various actions to meet the minimum listing requirements, there is no guarantee that any such actions will be successful in bringing it into compliance with the requirements of the Nasdaq (or the NYSE). Even if the stock of the combined company is listed on the Nasdaq (or the NYSE), no assurance can be given that the combined company will comply with the requirements for continued listing set by the Nasdaq (or the NYSE) at all times in the future. If the combined company fails to comply with the requirements for continued listing set by the Nasdaq (or the NYSE), the combined company could be delisted from the Nasdaq (or the NYSE), which could have a material adverse effect on its business and financial condition. If the combined company fails to achieve listing of its ordinary shares on the Nasdaq (or the NYSE), the Merger may not close.

Declines in Holdco’s stock price or financial results could give rise to stockholder litigation and potential liability.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company’s profitability and reputation.

Holdco is not expected to pay dividends on its shares of ordinary shares in the foreseeable future.

For the foreseeable future, it is expected that the combined company will continue to retain any earnings to finance the development and expansion of its business, and not to pay any cash dividends on its ordinary shares. Consequently, your only opportunity to achieve a return on your investment in the combined company will be if the market price of the ordinary shares appreciates and you sell your shares at a profit. There is no guarantee that the price of Holdco’s ordinary shares that will prevail in the market after the Merger will ever exceed the value of the Holdco Ordinary Shares exchanged in the Merger.

There may be less publicly available information concerning Holdco than there is for issuers that are not foreign private issuers because it is anticipated that Holdco will be considered a foreign private issuer and will be exempt from a number of rules under the Exchange Act and will be permitted to file less information with the SEC than issuers that are not foreign private issuers. Holdco, as a foreign private issuer, will be permitted to follow home country practice in lieu of the listing requirements of the Nasdaq (or the NYSE), subject to certain exceptions.

A foreign private issuer under the Exchange Act is exempt from certain rules under the Exchange Act, and is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers, or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. It is anticipated that Holdco will be exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. The members of Holdco’s management board, officers and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Accordingly, there may be less publicly available information concerning Holdco than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

In addition, certain information may be provided by Holdco in accordance with Australian law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. Further, as a foreign private issuer, under the Nasdaq (or the NYSE) rules Holdco will be subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq (and the NYSE) permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq (or the NYSE), including, for example, certain internal controls as well as board, committee and director independence requirements. Holdco will be required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under Nasdaq (or the NYSE) listing standards in its annual report on Form 20-F filed with the SEC or on its website. Accordingly, you may not have the same protections afforded to shareholders of companies that are required to comply with all of the Nasdaq (or the NYSE) corporate governance requirements.

Holdco may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a foreign private issuer, Holdco would not be required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. The determination of foreign private issuer status is made annually. There is a risk that Holdco will lose its foreign private issuer status in the future.

Holdco would lose its foreign private issuer status if, for example, more than 50% of its assets are located in the U.S. and Holdco’s continue to fail to meet additional requirements necessary to maintain our foreign private issuer status. The regulatory and compliance costs to Holdco under U.S. securities laws as a U.S. domestic issuer may be significantly greater than the costs Holdco will incur as a foreign private issuer. If Holdco is not a foreign private issuer, it will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. Holdco would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP and modify certain of its policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion and modifications would involve additional costs. In addition, Holdco may lose its ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers, which could also increase Holdco’s costs.

Risks Related to an Investment in Holdco Ordinary Shares

Currently, there is no public market for Holdco Ordinary Shares. Naked stockholders cannot be sure that an active trading market will develop for or of the market price of the Holdco Ordinary Shares they will receive.

Under the Merger Agreement, each share of Naked Common Stock will be converted into the right to receive one Holdco Ordinary Share. Holdco is newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses or operations publicly available. Under the Merger Agreement, Bendon and Holdco have agreed to use their best efforts to cause the Holdco Ordinary Shares to be issued in the Merger to be approved for listing on the Nasdaq or NYSE prior to the effective time of the Merger and the approval of the listing on the Nasdaq or NYSE of the Holdco Ordinary Shares to be issued in the Merger is a condition to the closing of the Merger. In accordance with these provisions of the Merger Agreement, Holdco has applied to list the Holdco Ordinary Shares on Nasdaq. However, the listing of the shares on Nasdaq (or the NYSE) does not assure that a market for the Holdco Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of Holdco Ordinary Shares following the closing of the Merger and the Holdco Ordinary Shares may trade at a price less than the current market price of Naked Common Stock.

Even if the combined company is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for the combined Holdco’s ordinary shares does not develop, investors may not be able to re-sell their ordinary shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Holdco cannot predict the extent to which investor interest in the combined company will lead to the development of an active, liquid trading market. The trading price of and demand for Holdco Ordinary Shares following completion of the Merger and the development and continued existence of a market and favorable price for the Holdco Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Holdco, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for Holdco Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of Holdco Ordinary Shares. Many of these factors and conditions are beyond the control of Holdco or Holdco shareholders.

Holdco’s share price may be volatile and could decline substantially.

The market price of Holdco’s ordinary shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in Holdco’s share price may include, among other factors discussed in this section, the following:

•	actual or anticipated variations in the financial results and prospects of the company or other companies in the apparel business;
•	changes in financial estimates by Wall Street research analysts;
•	actual or anticipated changes in the United States economy or the retailing environment;
•	changes in the market valuations of other specialty apparel companies;
•	announcements by Holdco or its competitors;
•	mergers or other business combinations involving Holdco;
•	additions and departures of key personnel;
•	changes in accounting principles;
•	the passage of legislation or other developments affecting Holdco or its industry;
•	the trading volume of Holdco’s ordinary shares in the public market;
•	changes in economic conditions;
•	financial market conditions;
•	natural disasters, terrorist acts, acts of war or periods of civil unrest; and
•	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of apparel companies have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of Holdco’s ordinary shares.

The financial performance, and price of the ordinary shares, of the combined company may be affected by factors different from those that historically have affected Naked.

Upon completion of the Merger, holders of Naked common stock will become holders of ordinary shares of Holdco. The business and target markets of Holdco and the combined company differ from those of Naked, and accordingly the results of operations and the price of Holdco Ordinary Shares will be affected by some factors that are different from those currently affecting the results of operations and stock price of Naked.

The combined company’s stock price is expected to be volatile, and the market price of the combined company ordinary shares may drop following the Merger. The market price of the combined company’s ordinary shares could be subject to significant fluctuations following the Merger. Moreover, stock markets generally have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. Such market fluctuations may also adversely affect the trading price of the combined company’s ordinary shares. Declines in the combined company’s stock price after the Merger may result for a number of reasons including if:

•	investors react negatively to the prospects of the combined company’s business and prospects from the Merger;
•	the effects of the Merger on the combined company’s business and prospects are not consistent with the expectations of financial or industry analysts;
•	the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts; or
•	other factors beyond the combined company’s control, including but not limited to fluctuations in the valuation of companies perceived by investors to be comparable to the combined company.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, have and may continue to negatively affect the market price of Holdco’s ordinary shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about Holdco or its business, its ordinary shares price and trading volume could decline.

The trading market for the Holdco’s ordinary shares will depend in part on the research and reports that securities or industry analysts publish about Holdco or its business. Securities and industry analysts do not currently, and may never, publish research on Holdco. If no securities or industry analysts commence coverage of Holdco, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover Holdco downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of Holdco or fail to publish reports on Holdco, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

FORWARD-LOOKING STATEMENTS

Some of the information in this proxy statement/prospectus constitutes forward-looking statements. All statements, other than statements of historical facts, included in or incorporated by reference into this proxy statement/prospectus regarding strategy, future operations, future transactions, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “forecast,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	otherwise include “forward-looking” information.

There may be events in the future that Naked and Bendon are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Naked or Bendon in such forward-looking statements, including among other things:

•	the number of its stockholders voting against the merger proposal;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the ability to obtain and maintain the listing of Holdco Ordinary Shares on a national securities exchange following the business combination;
•	changes adversely affecting the businesses in which Bendon and Naked are engaged;
•	management of growth;
•	general economic conditions;
•	the business strategy and plans of the combined company; and
•	the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Bendon, Naked, Holdco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and the risks and uncertainties set forth in the “Risk Factors” section. Except to the extent required by applicable laws and regulations, Bendon, Naked and Holdco undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the merger proposal or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and in the risks and uncertainties set forth elsewhere in this proxy statement/prospectus may adversely affect Bendon, Naked and/or Holdco.

ANNUAL MEETING OF NAKED STOCKHOLDERS

General

Naked is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its board of directors for use at the annual meeting of Naked stockholders to be held on [•], 2018, and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the annual meeting. This proxy statement/prospectus is first being furnished to Naked stockholders on or about [•], 2018.

Date, Time and Place

The annual meeting of stockholders of Naked will be held on [•], 2018, at [•] a.m., local time, at the offices of Duane Morris LLP, Naked’s counsel, located at 1540 Broadway, 14th floor, New York, New York 10034, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Annual Meeting of Stockholders

At the annual meeting, Naked is asking holders of its common stock:

•	to consider and vote upon a proposal to adopt the Merger Agreement and approve the Transactions contemplated by the Merger Agreement (the merger proposal);
•	to consider and vote upon a proposal to approve, if necessary, an adjournment of the annual meeting to permit further solicitation and vote of proxies if, based on the tabulated vote, Naked is unable to consummate the business combination contemplated by the Merger Agreement (the adjournment proposal).
•	to elect seven (7) directors to the board of directors to serve until the 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified (the election of directors proposal);
•	to ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ended January 31, 2019 (the ratification of appointment of independent auditor proposal); and
•	to transact any and all other business that may properly come before the annual meeting or any continuation, postponement, or adjournment thereof.

Recommendation of Naked’s Board of Directors

Naked’s Board of Directors (with Justin Davis-Rice and Edward Hanson recusing themselves) has determined that the Transactions are fair to and in the best interests of Naked and its stockholders, approved the Merger Agreement and recommended that stockholders vote “FOR” the merger proposal and “FOR” an adjournment proposal, if presented.

Naked’s Board of Directors also recommends that the stockholders vote “FOR” the election of directors proposal and the ratification of appointment of independent auditor proposal. Naked stockholders should understand, however, that if the Transactions are completed, the effect of the approval of the election of directors proposal and the ratification of appointment of independent auditor proposal may be limited since the composition of the Naked board of directors will be changed upon completion of the Transactions and the new Naked board of directors may decide to engage a new independent registered public accounting firm immediately or shortly after completion of the Transactions.

Voting Power; Record Date

Naked has fixed the close of business on [•], 2018, as the “record date” for determining Naked stockholders entitled to notice of and to attend and vote at the annual meeting. As of the close of business on the record date, there were 10,342,191 shares of Naked common stock outstanding and entitled to vote. Each share of Naked common stock is entitled to one vote per share at the annual meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Quorum

A quorum of Naked stockholders is necessary to hold a valid meeting of stockholders. The presence in person or by proxy of the holders of one-third of the outstanding shares of Naked common stock constitutes a quorum.

Vote Required

The proposals presented at the annual meeting will require the following votes, assuming the presence of a quorum at the annual meeting:

•	The approval of the merger proposal will require the affirmative vote of holders of a majority of the outstanding shares of Naked common stock.
•	The approval of the adjournment proposal will require the shares of Naked common stock voting in favor of the proposal to exceed the shares of Naked common stock voting in opposition to the proposal.
•	The approval of the election of directors proposal will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter.
•	The approval of the ratification of appointment of independent auditor proposal will require the shares of Naked common stock voting in favor of the proposal to exceed the shares of Naked common stock voting in opposition to the proposal.

Abstentions and Broker Non-Votes

Abstentions occur when a Naked stockholder marks “abstain” with respect to a particular proposal. Broker non-votes occur when a stockholder that holds its shares in “street name” does not give its broker, bank or other nominee instructions on how to vote its shares on a “non-routine” matter, such as the merger proposal. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum on all matters. Abstentions and broker non-votes will have the same effect as a vote “against” the merger proposal, but will have no effect on the other proposals.

Voting Your Shares

If you are a holder of record of Naked common stock, there are three ways to vote your Naked shares at the annual meeting:

•	By Mail. You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by Naked’s board, “FOR” all of the proposals in accordance with the recommendation of the Naked board of directors. Proxy cards received after a matter has been voted upon at the annual meeting will not be counted.
•	By Telephone or on the Internet. Dial the phone number on the proxy card or visit the website on the proxy card to complete a proxy electronically; you will be asked to provide the company number and control number from the enclosed proxy card.
•	In Person. You may attend the annual meeting and vote in person using the ballot provided to you at the annual meeting.

If you hold your shares of Naked common stock in “street name,” you should follow the instructions sent to you by your bank, broker or other nominee in order to vote your shares. If you wish to vote shares held in “street name” in person at the annual meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” Requesting a legal proxy will automatically cancel any voting directions previously given to such bank, broker or other nominee.

If you do not give instructions to such bank, broker or other nominee, such bank, broker or other nominee can vote your shares of Naked common stock with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine for which your broker or other agent may vote shares held in “street name” in the absence of your voting instructions. On non-discretionary items for which you do not give your broker or other agent instructions, the shares of Naked common stock will be treated as broker non-votes. It is anticipated that all proposals other than the adjournment proposal and ratification of appointment of independent auditor proposal will be non-discretionary items.

You may receive more than one set of voting materials. For example, if you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. If you hold your shares in “street name” in more than one brokerage account, you will receive voting materials for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card you receive (or submit a proxy electronically by telephone or internet for each such physical proxy card you receive) and provide instructions on how to vote your shares with respect to each brokerage account for which you receive proxy materials, in order to be sure you cast a vote with respect to all of your shares of Naked common stock.

Revoking Your Proxy

If you are a holder of record of Naked common stock and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card to Naked’s secretary with a later date, or submit a later proxy card electronically by telephone or internet, so that it is received prior to the vote at the annual meeting or attend the annual meeting in person and vote;
•	you may notify Naked’s secretary in writing, prior to the vote at the annual meeting, that you have revoked your proxy; or
•	you may attend the annual meeting and vote in person or revoke your proxy in person, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your shares of Naked common stock in in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or other nominee.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares, you may call Morrow Sodali, Naked’s proxy solicitor, at (800) 662-5200.

Dissenter’s Rights

Naked stockholders do not have dissenter’s rights under Nevada law in connection with the Transactions.

Proxy Solicitation

Naked is soliciting proxies on behalf of its board of directors. Naked will bear all of the costs of the solicitation.

This solicitation is being made by mail but also may be made by telephone or in person. Naked and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Naked also has engaged Morrow Sodali to assist in the proxy solicitation process. Naked will pay that firm a fee of $10,000 plus disbursements.

Naked will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Naked will reimburse them for their reasonable expenses.

Other Matters

As of the date of this proxy statement/prospectus, the Naked board of directors does not know of any business to be presented at the annual meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the annual meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Transactions and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement. Copies of the Merger Agreement and the amendments thereto are attached as Annexes A-1, A-2 and A-3 to this proxy statement/prospectus.

General

Structure of the Transactions

Pursuant to the Merger Agreement, Bendon and Naked will enter into a business combination transaction by means of (i) the Reorganization by Bendon and Holdco pursuant to which all of the shareholders of Bendon will exchange all the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, and (ii) immediately thereafter, the Merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders will exchange all of the outstanding Naked Common Stock for Holdco Ordinary Shares. As a result of the Transactions, Bendon and Naked will each become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked will become the shareholders of Holdco.

Consideration to Bendon Shareholders

In the Reorganization, the shareholders of Bendon will exchange all the outstanding Bendon Ordinary Shares for an aggregate of 20,915,036 Holdco Ordinary Shares, subject to adjustment as described below.

Consideration to Naked Stockholders

In the Merger, each outstanding share of common stock of Naked shall be cancelled and shall be automatically converted into the right to receive the Per Share Consideration (which is 0.2 Holdco Ordinary Shares), with the shares issued to the Naked stockholders representing in the aggregate approximately nine percent of the Holdco Ordinary Shares outstanding immediately after completion of the Transactions. Naked’s outstanding options and warrants to purchase shares of its common stock will be converted into options and warrants of Holdco to purchase Holdco Ordinary Shares, with the number of underlying shares and exercise price proportionately adjusted to reflect the Per Share Consideration.

Adjustments to Consideration

The Holdco Ordinary Shares issuable to the shareholders of Bendon in the Reorganization will be adjusted up or down to the extent Naked’s Net Assets are less or greater than $5,400,000, at a ratio of 2.327 shares for each dollar, provided that the difference is at least $150,000. The Net Assets target of $5,400,000 is subject to increase or decrease to the extent there are any approved decreases or increases in the expenditures of Naked set forth in the Budget (as defined below). The Holdco Ordinary Shares issuable to the shareholders of Bendon in the Reorganization also will be adjusted up or down to the extent Bendon’s Net Debt is less or greater than $2,100,000, at a ratio of 0.167 shares for each dollar, provided that the difference is at least $1,000,000. The adjustments will be calculated as of the date the SEC informs Holdco that it has no further comments on the registration statement of which this proxy statement/prospectus forms a part.

For the purposes of the adjustment:

•	“Net Assets” is defined in the Merger Agreement as Naked’s combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, as well as accounts receivable (current, i.e. within 90 days), inventory, prepaid expenses and deposits, less Naked’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents, all accounts payable and accrued liabilities, deferred compensation and lines of credit and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts).
•	“Net Debt” is defined in the Merger Agreement as Bendon’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents, all accounts payable and accrued liabilities, deferred compensation and lines of credit and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts), less Bendon’s combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, as well as accounts receivable (current, i.e. within 90 days), inventory, prepaid expenses and deposits.

Pro Forma Ownership

Immediately following the consummation of the Transactions, we estimate that the Naked stockholders will hold approximately 9.0% of the issued and outstanding Holdco Ordinary Shares and the shareholders of Bendon will hold approximately 91.0% of the issued and outstanding Holdco Ordinary Shares.

Possible but not yet Probable Acquisition of FOH Online Corp.

Bendon has had advanced discussion with the sole shareholder of FOH Online Corp. (“FOH Online”) pursuant to which the parties have specified terms by which Bendon could acquire FOH Online from such shareholder as described in more detail in “Business of Bendon — Possible but not yet Probable Acquisition of FOH Online Corp.” If Bendon is able to acquire FOH Online, Holdco would issue to the shareholder of FOH Online (or its designees) an aggregate of 1,304,917 (US$8,220,979 using share price US$6.30) Holdco Ordinary Shares, plus the assumption by Holdco of approximately US$9,500,000 of FOH Online debt. As a result of the acquisition, the combined company would have a license to sell certain Frederick’s of Hollywood products as described herein.

Related Agreements or Arrangements

Refinancing

Bendon has agreed to use its commercially reasonable best efforts to cause of all its outstanding convertible promissory notes to be converted into Bendon Ordinary Shares prior to the closing of the Transactions. To the extent the effective weighted average conversion price is less than $5.20 per Holdco Ordinary Share received by the note holders, at the retirement in full of such notes, the Principal Shareholder will surrender a number of Holdco Ordinary Shares in order to reduce the weighted average effective conversion price to $5.20. In addition, Bendon has agreed to use its commercially reasonable best efforts to cause its $6,100,000 on-demand subordinated loan to be converted into Bendon Ordinary Shares not later than March 1, 2018, with the holders of such shares to receive a portion of the 20,915,036 Holdco Ordinary Shares issuable to the holders of the Bendon Ordinary Shares in the Reorganization.

Naked Budget

Naked and Bendon have agreed to a budget for Naked (“Budget”), which itemizes proposed operational expenditures of Naked through the closing of the Transactions. A committee of the Naked board of directors, consisting of Justin Davis-Rice, Edward Hansen, Paul Hayes and Martha Olsen, must approve any expenditures that in the aggregate exceed any line item in the Budget by more than 10%.

Lock-Up Agreements

Each of Carole Hochman, the Chief Executive Officer of Naked, and Joel Primus, the President of Naked, will agree that the Holdco Ordinary Shares received by them in the Merger will be subject to certain transfer restrictions for a period of six months from the closing of the Transactions in accordance with the terms of a Lock-Up Agreement, except that the restrictions will terminate earlier if they cease to be employed by Holdco, Bendon, Naked or any of their affiliates.

Support Agreements

Certain of Naked’s directors and officers, including Carole Hochman, Joel Primus, Kai-Hsiang Lin, David Hochman, Andrew Kaplan, Paul Hayes, Martha Olsen and Jesse Cole, have entered into a support agreement, pursuant to which such individuals have agreed to vote in favor of the approval of the merger proposal, provide the Naked board of directors does not make a recommendation change in accordance with the Merger Agreement. Such individuals hold 31.4% of the Naked’s outstanding common stock.

Headquarters; Trading Symbol

After completion of the Transactions:

•	the corporate headquarters and principal executive offices of Holdco will be located at Building 7C, Huntley Street, Alexandria, NSW 2015, Australia, which are Bendon’s current corporate headquarters; and
•	if Holdco’s application for listing is approved, Holdco’s ordinary shares will be traded on Nasdaq under the symbol “NAKD.”

Background of the Transactions

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, Naked’s board of directors and senior management regularly review and assess its business strategies and objectives, including strategic opportunities and challenges, all with the goal of enhancing long term value for Naked stockholders. Generally, these reviews centered on strategies to improve Naked’s financial condition, asset quality, existing operations, whether to pursue opportunities in new markets or lines of business, organizational requirements, scale, and financial and operating structure necessary to deliver competitive returns on stockholders’ capital. On occasion, these discussions centered on the possibility of merging with another organization as a means to enhance or improve stockholder value.

On September 27, 2016, Jeffrey Auerbach, of Worldwide Holdings LLC spoke with Naked’s President, Joel Primus regarding a potential business combination with an unnamed company.

Effective as of October 1, 2016, Naked and Bendon executed a confidentiality agreement and began conducting diligence on each other’s businesses.

On October 19, 2016, representatives of Naked met with Bendon’s management and to review Bendon’s business and discuss a potential transaction.

On October 26, 2016, Mr. Sid Banon of Chazen Capital Partners, LLC, advisor to Naked, sent an initial due diligence request list to Mr. Miles Leahy of Nucopia Partners, advisor to Bendon. Subsequently, during the period from October 26, 2016, through January 4, 2017, representatives of Bendon provided responses to Naked’s due diligence requests, including overviews of Bendon’s products and customer base, historical financial statements, credit documents and industry research.

On November 7, 2016, Bendon submitted an initial letter of intent for a proposed transaction. Among other things, the initial letter of intent contemplated that Bendon would merge with and into a wholly owned subsidiary of Naked, with Bendon being the surviving corporation and becoming a wholly owned subsidiary of Naked, and that, as consideration for the merger, Naked would issue 130,071,043 shares of its common stock to the holders of Bendon ordinary shares (assuming Naked had 6,069,982 shares of common stock outstanding), subject to an adjustment based on Naked not having net debt over a to-be-determined target amount and Bendon not having net debt of over $40 million.

Over the course of the following two weeks, Mr. David Hochman, then a member of the Naked board of directors, Mr. Banon and representatives from Duane Morris LLP, counsel to Naked, held conference calls with Mr. Justin Davis-Rice, Mr. Paul Vassilakos of Petrina Advisors, Inc., advisor to Bendon, and representatives from Graubard Miller, counsel to Bendon, to discuss, among other things, the number of shares of Naked common stock that would be issuable to the holders of Bendon ordinary shares, the applicable target amount of Bendon’s net debt and Naked’s net assets, the definitions of net debt and net assets, Naked’s projected cash flow and operating budget, the proposed structure of the transaction, the terms of the financing contemplated by the letter of intent and certain other legal matters. During this period, Naked and Bendon exchanged revised drafts of the letter of intent, which included revisions relating to the foregoing (including a counterproposal by Naked that it would issue 107,692,308 shares in the transaction and a counterproposal thereto by Bendon that Naked would issue 125,000,000 shares in the transaction) and proposals regarding the continued employment of certain key employees of Naked, including Ms. Carole Hochman. The Naked board of directors held meetings during this period to, among other things, consider the terms of the letter of intent. The Naked board of directors formed a Special Committee (the “Special

Committee”), consisting of Messrs. Hochman and Paul Hayes and Ms. Martha Olson and charged it with considering the proposal contained in Bendon’s letter of intent and negotiating the terms of a potential transaction.

On November 23, 2016, Mr. Hochman and Mr. Davis-Rice, along with representatives of Naked and Bendon, held a conference call to discuss the terms of the letter of intent. In connection with that conference call and subject to further diligence and analysis, the parties exchanged a revised draft of the letter of intent that called for Naked to issue 113,812,163 shares of its common stock to the holders of Bendon ordinary shares, subject to adjustment based on Naked having net assets of at least $1.68 million and Bendon not having net debt of over $40 million. Regarding the adjustment mechanism, the revised draft contemplated that: (i) if the amount of Naked’s net assets at closing is determined to be less than Naked’s net assets target amount, then the holders of Bendon ordinary shares would receive additional shares of Naked common stock in an amount equal to the shortfall amount, multiplied by 11.643; and (ii) if the amount of Bendon’s net debt at closing is determined to be greater than the net debt target amount, the number of shares of Naked common stock issuable to the holders of Bendon ordinary shares would be reduced by an amount equal to the excess amount, multiplied by 0.833. On November 23, 2016, Naked terminated discussions with a European fabric company regarding a possible strategic transaction. In the beginning of December, Naked also terminated discussions of a strategic transaction with a U.S. based clothing maker.

On or around November 24, 2016, Mr. Hochman approached the Chief Executive Officer of Noble Capital Markets Inc., Mr. Nico Pronk, to discuss the potential transaction between Naked and Bendon as well as Noble’s engagement as Naked’s financial advisor for such a transaction.

Mr. Davis-Rice, representatives of Bendon and Graubard Miller and members of the Special Committee, representatives of Naked and Duane Morris continued to discuss the terms of the letter of intent and exchange drafts for the following three weeks. The negotiations during this time were primarily focused on Naked’s operating budget, the appropriate target levels of Bendon’s net debt and Naked’s net assets, the adjustment mechanism by which the number of shares to be issued in the transaction would be adjusted if such thresholds are not satisfied, the consequences of a termination of a letter of intent, the terms of the financing contemplated by the letter of intent, the inclusion of a “standstill” provision in the letter of intent, the appointment of two new directors to the Naked board, the terms of the voting agreements and other matters.

On December 12, 2016, Bendon delivered a revised draft of the letter of intent that called for Naked to issue 118,812,163 shares of its common stock to the holders of Bendon ordinary shares (assuming Naked had 6,069,982 shares of common stock outstanding), subject to adjustment based on Naked having net assets of $1.68 million and Bendon having net debt of $52.4 million. Regarding the adjustment mechanism, the revised draft contemplated that: (i) subject to a collar of $150,000, the number of shares of Naked common stock to be issued in the merger would be adjusted (x) upward in an amount equal to the amount by which Naked’s net assets amount at closing is determined to be less than the net asset target amount, multiplied by 11.643, and (z) downward in an amount equal to the amount by which Naked’s net assets amount at closing is determined to be greater than the net asset target amount, multiplied by 11.643; and (ii) subject to a collar of $1 million, the number of shares of Naked common stock to be issued in the merger would be adjusted (x) downward in an amount equal to the amount by which Bendon’s net debt amount at closing is determined to be greater than the target net debt amount, multiplied by 0.833, and (z) upward in an amount equal to the amount by which Bendon’s net debt amount at closing is determined to be less than the target net debt amount, multiplied by 0.833. The December 12 draft of the letter of intent also included provisions regarding Bendon having $15 million of convertible debt outstanding at closing maturing within one year of the date of the letter of intent, the terms of conversion of such debt prior to the maturity date, contingency funding scenarios in the event less than $10 million of such convertible debt shall not be converted to equity prior to the maturity date and the ceding of shares to Naked if such convertible debt shall be converted at a price per share of less than $1.00. The December 12 draft also contemplated that Bendon’s outstanding demand promissory notes in the principal amount of $5 million would be amended to have a maturity date of two years from the date of the letter of intent.

Over the next several days, Naked and Bendon exchanged revised drafts of the letter of intent and continued to discuss certain matters, including Naked’s operating budget and oversight thereof. Ultimately, the parties agreed that, upon the closing of the pre-merger financing, Justin-Davis Rice and another individual designated by Bendon who qualifies as an “independent” director under Nasdaq rules would be appointed as directors of Naked. Further, the parties discussed that the Naked board of directors would establish a budget committee comprised of four directors, including the two new directors appointed by Bendon, to oversee the operating budget and that any change in the operating budget would result in a dollar-for-dollar change in Naked’s target net asset amount.

On December 19, 2016, Naked and Bendon entered into the letter of intent, which became binding on January 12, 2017 in conjunction with entering into a Purchase Agreement with certain investors which provided for the issuance and sale by Naked of 1,879,811 shares of Naked’s common stock in a registered direct offering. On January 13, 2017, Naked and Bendon announced the signing of the letter of intent and Naked filed a Current Report on Form 8-K announcing certain terms of the letter of intent.

On December 22, 2016, Naked formally engaged Noble as its financial advisor for the transaction which would include the responsibility to complete a fairness opinion. During the course of its engagement until delivering its opinion, Noble conducted due diligence and had discussions with Bendon and its representatives and Naked and its representatives concerning the terms of the transaction, each party’s financial performance and projections and other matters it deemed pertinent to rendering its fairness opinion.

Pursuant to the terms of the letter of intent, on January 17, 2017, the board of directors of Naked elected Justin Davis-Rice and Edward Hanson to serve as directors of Naked. Messrs. Davis-Rice and Hanson played no role in the merger negotiations on behalf of Naked and abstained from any vote on the Transactions or any related matter. Mr. Hanson has no material relationship with Bendon and is considered an independent director of Naked. Accordingly, a majority of the Naked board of directors remained independent from both Naked and Bendon.

In the beginning of February 2017, Mr. Hochman and the other members of the Special Committee along with its representatives discussed with Mr. Davis-Rice, Mr. Vassilakos and other representatives of Bendon certain changes to the letter of intent regarding the target Net Asset Amount (as defined in the amendment). On February 9, 2017, Naked and Bendon entered into a first amendment to the letter of intent to (i) extend the date, from February 10, 2017 to March 10, 2017, by which the parties shall have entered into a definitive agreement regarding the business combination before certain penalties may be incurred; (ii) adjusted the Net Asset Amount (as defined in the amendment) to $1.395 million (subject to adjustment); and (iii) amended certain other terms and conditions of the original letter of intent.

In late February 2017 and early March 2017, Bendon approached Naked with a change in the proposed structure of the business combination to its current form whereby Naked and Bendon would become subsidiaries of Holdco. Mr. Hochman and the other members of the Special Committee along with its representatives discussed these changes with Mr. Davis-Rice, Mr. Vassilakos and other representatives of Bendon. On March 9, 2017, Naked and Bendon entered into a second amendment to the letter of intent which, among other things, (i) revised the proposed structure of the business combination to reflect the current structure; (ii) adjusted the Net Asset Amount (as defined in the amendment) to $786,246 (subject to adjustment); (iii) further extended the date by which the parties shall have entered into a definitive agreement regarding the business combination before certain penalties may be incurred from March 10, 2017 to April 10, 2017; and (iv) amended certain other terms and conditions of the original letter of intent, as amended.

In early April 2017, Mr. Hochman and the other members of the Special Committee and representatives of Naked and Mr. Davis-Rice, Mr. Vassilakos and other representatives of Bendon began discussing a further amendment to the target level of net assets and changes in the methodology for calculating the adjustment to the merger consideration. On April 10, 2017, Naked and Bendon entered into a third amendment to the letter of intent which, among other things, (i) extended the date by which the parties were to enter into a definitive agreement regarding the business combination before certain penalties may be incurred from April 10, 2017 to May 26, 2017, (ii) contemplated that Holdco would issue to the holders of the outstanding capital stock of Bendon an aggregate of 146,311,063 ordinary shares of Holdco (assuming Naked had 10,266,221 shares of common stock outstanding, which included the conversion of certain notes then outstanding into common shares and reflected shares of common stock issued in connection with the pre-merger financing and Naked’s at-the-market offerings) and issue to the holders of the outstanding capital stock of Naked a number of ordinary shares of Holdco equal to the number of shares of outstanding of Naked common stock immediately prior to the merger, (iii) revised the Net Assets (as defined in the amendment) level to $5.8 million (subject to adjustment), (iv) contemplated that adjustments based on the levels of Net Assets and Net Debt would be made to the number of ordinary shares of Holdco issuable to the holders of Naked’s common stock (as opposed to the holders of Bendon’s ordinary shares); and (v) amended certain other terms and conditions of the original letter of intent, as amended.

On April 25, 2017, Naked received a revised draft of the Merger Agreement from Graubard Miller reflecting changes to the merger consideration adjustment provisions.

On May 3, 2017, representatives from Duane Morris LLP responded with a first round of comments to Graubard Miller’s proposed draft of the Merger Agreement.

On May 10, 2017, Naked received a revised draft of the Merger Agreement from Graubard Miller incorporating changes from Duane Morris LLP.

On May 12, 2017, representatives of Naked and Bendon met telephonically to discuss the termination provisions of the Merger Agreement. Mr. Hochman of Naked, Mr. Justin Davis-Rice of Bendon, Mr. Vassilakos, a representative of Bendon, participated in the discussions regarding the termination provisions of the Merger Agreement.

On May 16, 2017, Naked received a revised draft of the Merger Agreement from Graubard Miller incorporating changes resulting from such discussions.

On May 17, 2017, the Naked board of directors met via teleconference to review the proposed transaction with Bendon. The entire Naked board of directors was present at the meeting. Also participating by invitation were representatives of Duane Morris LLP.

Between May 16, 2017, and the date of signing on May 25, 2017, representatives of Naked, Bendon, Duane Morris LLP and Graubard Miller continued to draft and finalize terms of the Merger Agreement and other related agreements, including the contribution and exchange agreement relating to the Reorganization. In addition, the merger agreement was modified to provide that adjustments based on the levels of Net Assets and Net Debt would be made to the number of ordinary shares of Holdco issuable to the holders of Bendon’s ordinary shares (as opposed to the holders of Naked’s common stock).

During this same period, Naked and its advisors continued to conduct business, financial, legal, tax and accounting diligence. In addition, during this period, the parties identified the individuals to serve as directors of Holdco following the consummation of the Transactions, including Mr. Davis-Rice, Carol Hochman and Edward Hanson. The officers of Holdco were to be designated by Bendon after execution of the Merger Agreement. Subsequently to the signing, Bendon designated Mr. Davis-Rice as Chairman of the Board and Howard Herman as Chief Financial Officer. Other than initial discussions with Carole Hochman in connection with the letter of intent, and other than planned issuances of Bendon Ordinary Shares to certain Bendon employees, including certain executive officers of Bendon, to be completed prior to the closing of the Transactions, the compensatory terms of the ongoing officers’ and directors’ service have not been finally determined. Bendon and Naked expect that each officer and each non-employee director of Holdco will receive a compensation package that is commensurate with officers and non-employee directors of similarly situated companies in Holdco’s industry.

On May 22, 2017, Naked’s board of directors met via teleconference. The entire Naked board of directors of Naked was present at the meeting. Also participating by invitation were representatives of Duane Morris LLP and Noble. Duane Morris reviewed certain terms of the Merger Agreement with the Naked board of directors. Noble reviewed with the Naked board of directors its financial analyses of the exchange ratio contained in the Merger Agreement, and rendered its oral opinion, which opinion was subsequently confirmed in writing delivered on May 22, 2017, to the effect that, as of that date and based on and subject to the matters stated in the opinion, the exchange ratio contained in the Merger Agreement was fair, from a financial point of view, to the holders of Naked common stock. After further review and discussion of the transaction, the Merger Agreement and related documents were unanimously approved by the Naked board of directors

(with Messrs. Davis-Rice and Hanson recusing themselves), subject to final negotiations and modifications, and the Naked board of directors determined to recommend the approval of the Merger.

The Merger Agreement was signed on May 25, 2017. Prior to the market open on May 26, 2017, Naked and Bendon jointly issued a press release announcing the signing of the Merger Agreement and Naked filed a Current Report on Form 8-K announcing the execution of the Merger Agreement and discussing the key terms of the Merger Agreement in detail.

On July 26, 2017, Naked, Bendon and the Principal Shareholder entered into an amendment to the Merger Agreement, pursuant to which the parties agreed to extend the deadline for the initial filing of this proxy statement/prospectus with the SEC, and Bendon agreed to pay Naked’s public company expenses for the months of September 2017 and October 2017.

In December 2017, Naked and Bendon commenced discussions regarding a further amendment to the Merger Agreement. On December 21, 2017, Graubard Miller sent a draft of the amendment to Duane Morris, which would, among other things, reduce the aggregate number of shares issuable in the Transactions (thereby increasing the fair market value per share of Holdco after the Transactions), require Bendon to pay Naked’s public company and other operating expenses within certain limits and require Bendon to use its commercially reasonable best efforts to convert certain of its outstanding debt to equity, rather than refinancing it as previously required. During January and February 2018, members of the Special Committee and representatives of Naked and Mr. Davis-Rice, Mr. Vassilakos and other representatives of Bendon discussed these provisions of the draft amendment, as well as an extension to the Outside Date and an adjustment to the percentage of Holdco Ordinary Shares to be issued to Naked stockholders. On February 6, 2018, Duane Morris sent a revised draft of the amendment to Graubard Miller. Over the next several weeks, members of the Special Committee and representatives of Naked and Mr. Davis-Rice, Mr. Vassilakos and other representatives of Bendon also negotiated changes to the termination provisions and to the circumstances under which the Break-Up Fee would be payable by Naked to Bendon. On February 14, 2018, Ms. Hochman and other representatives of Naked and Mr. Davis-Rice, Mr. Vassilakos and other representatives of Bendon met via teleconference to discuss the remaining open points — the extension of the Outside Date and the related termination provisions. During the following days, Duane Morris and Graubard Miller exchanged drafts of the amendment in order to memorialize the discussions on the call. Representatives of Bendon also provided a revised draft of the Reorganization Agreement which reflected the reduction in total Holdco Ordinary Shares to be issued and the adjustment to the percentage to be issued to the Naked stockholders.

On February 21 and March 19, 2018, Naked, Bendon and the Principal Shareholder entered into a second amendment and a third amendment to the Merger Agreement (the latter solely to clarify certain ambiguities in the Merger Agreement), pursuant to which, among other things, (i) the total number of Holdco Ordinary Shares issuable in the Transactions was reduced by approximately 80%, (ii) the number of Holdco Ordinary Shares to be received by the Naked stockholders was set at approximately nine percent, (iii) Bendon was required to use its commercially reasonable best efforts to cause its $6,100,000 on-demand subordinated loan to be converted into Bendon Ordinary Shares not later than March 1, 2018, (iv) the Outside Date was extended to April 27, 2018 (subject to further extension as described therein), (v) the expense payment provision was modified to require Bendon to pay certain of Naked’s expenses in December 2017 and to pay Naked’s net operating loss in January 2018 and thereafter, (vi) the Break-Up Fee payable to Bendon by Naked in the event of Naked’s delisting was eliminated, and the Break-Up Fee was made payable only in shares of Naked common stock in other circumstances, and (vii) the termination provisions were modified (x) to allow Naked to terminate if Bendon failed to pay its expenses as required and (y) to make termination due to the passing of the Outside Date only available if the delay was not due to the terminating party’s material breach, and to provide a cure period if Bendon claimed that such termination was unavailable to Naked due to such a breach.

Naked’s Board of Directors’ Reasons for Approval of the Transactions

The Naked board of directors (with Justin Davis-Rice and Edward Hanson recusing themselves) determined that the Transactions are fair to and in the best interest of Naked and its stockholders and unanimously approved the Merger Agreement and the Transactions and provided their recommendation to stockholders to vote in favor of the merger proposal.

In reaching its decision to approve the Merger Agreement and the Transactions, the Naked board of directors evaluated the Merger Agreement in consultation with Naked’s executive management and determined that the Merger was the best option reasonably available for its stockholders. The Naked Board of Directors also consulted with its legal counsel regarding its fiduciary duties, the terms of the Merger Agreement and related issues, and reviewed with its financial advisors and its executive management, the financial aspects of the proposed Transactions, considerations of the broader financial market and the fairness of the transaction to the stockholders from a financial point of view, among other matters.

In reaching its determination to approve the Merger Agreement, the Naked board of directors considered all factors it deemed material. The Naked board of directors analyzed information with respect to the financial condition, results of operations, business and prospects of Naked. In this regard, the Naked board of directors considered the performance trends of Naked over the past few years. The Naked board of directors also considered the ability of Naked to grow as an independent company, its ability to expand its operations through acquisitions, and its ability to further enhance stockholder value without engaging in a strategic transaction. In this regard, the Naked board of directors considered the long-term as well as the short-term interests of Naked and its stockholders.

In reaching its decision to approve the Merger Agreement and the Transactions, the Naked board of directors also considered a number of factors, including the following:

•	information with respect to Naked’s business, earnings, operations, financial condition and prospects, and information with respect to Bendon’s business, earnings, operations, financial condition, asset quality and prospects, the potential cost savings and synergies unique to a transaction between Naked and Bendon, taking into account the results of Naked’s due diligence review of Bendon and information provided by Bendon’s management;
•	the lack of prospects for a superior offer for a strategic combination;
•	the financial and growth prospects for Naked and its stockholders in a business combination with Bendon as compared to continuing to operate as a stand-alone entity;
•	the merger consideration in the transaction will allow Naked’s stockholders to continue to participate in the future success of Holdco and derive the benefits any synergies achieved or any future transactions that might be pursued by Holdco;
•	Bendon’s successful track record, including, among other things, with respect to the integration of various brands;
•	its assessment of the likelihood that the Transactions would be completed in a timely manner;
•	the results of discussions with third parties that the Naked board of directors believed, in consultation with its financial advisor, were the parties likely to have the strategic interest and financial capability to pursue a potential strategic transaction with Naked;
•	the financial analyses presented by representatives of Noble to the Naked board of directors with respect to Bendon and the Transactions, and the opinion of Noble that, as of the date of that opinion and subject to the qualifications and assumptions set forth in the opinion, the merger consideration was fair to the holders of Naked common stock from a financial point of view (see “— Opinion of Noble to the Naked board of directors”);
•	the Naked board of directors’ belief that the merger consideration exceeds Naked’s likely value in the absence of a merger, including its potential for future growth;
•	the risks and uncertainties associated with maintaining Naked’s performance and its ability to continue operating as a standalone company;
•	the Naked board of directors’ analysis of other strategic alternatives available to Naked;
•	the expectation that the Transactions will qualify as a “reorganization” for United States federal income tax purposes; and
•	achievability of the closing conditions, deal protection and termination fee provisions, which it reviewed with its outside legal and financial advisors.

In the course of its deliberations regarding the merger, the Naked board of directors also considered potential risks and potentially negative factors associated with the Transactions, including the following material factors:

•	the need to obtain approval by stockholders of Naked in order to complete the transaction and the risk that this or other conditions will not be satisfied;
•	the risks associated with the operations of the combined company including the challenges both of integrating Naked’s business, operations and employees with those of Bendon and Holdco and of achieving the anticipated cost savings;
•	the fact that the value of the aggregate and per share merger consideration is uncertain and the uncertainty of the market price of Holdco’s Ordinary Shares;
•	the potential risk regarding Holdco’s ability to successfully operate and manage being a listed company in the U.S.;
•	the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the Transactions;
•	the risk of potential employee attrition or negative effects on Naked’s business and customer relationships as a result of the pending Transactions;
•	the transaction-related costs;
•	the fact that the directors and executive officers of Naked have interests in the Transactions and have arrangements that are different from or in addition to those of Naked Stockholders generally; and
•	the fact that Naked would be prohibited from affirmatively soliciting acquisition proposals after execution of the Merger Agreement and prior to the Outside Date (so long as Bendon has not breached its obligations under the Merger Agreement to pay Naked’s expenses), and may be obligated to issue 1,250,000 or 2,500,000 shares of Naked common stock to Bendon if the merger agreement is terminated under certain circumstances, all of which may discourage other parties potentially interested in a strategic transaction with Naked from pursuing such a transaction.

This description of the information and factors considered by the Naked board of directors is not intended to be exhaustive, but is believed to include all material factors the Naked board of directors considered. In determining whether to approve and recommend the Merger Agreement, the Naked board of directors did not assign any relative or specific weights to any of the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the Merger Agreement and the Transactions, considering, among other things, the reasons discussed above, the Naked board of directors approved the Merger Agreement and the Transactions as being in the best interests Naked and its stockholders, based on the total mix of information available to the Naked board of directors.

There have been no material changes in Naked’s operations, performance or in any of the projections or assumptions upon which Noble based its opinion have occurred since the delivery of the opinion or that are anticipated to occur before the stockholder meeting.

Opinion of Noble to the Naked Board of Directors

Naked retained Noble to act as an independent financial advisor to Naked’s board of directors in connection with Naked’s proposed business combination Bendon and Holdco. Noble is a full-service, investment & merchant banking boutique focused on the healthcare, media & entertainment, technology and natural resources sectors. In the ordinary course of its investment banking business, Noble is regularly engaged in the valuation of public companies and their securities in connection with mergers and acquisitions and other corporate transactions.

At the May 22, 2017, meeting at which Naked’s board of directors considered and discussed the terms of the Merger Agreement and the Merger, Noble delivered to Naked’s board of directors its oral opinion, which was subsequently confirmed in a written opinion, to the effect that the merger consideration is fair to holders of Naked common stock as of the date of the letter from a financial point of view. The opinion speaks only as of May 22, 2017, and not as of the time the Merger may be completed or any other time. Importantly, the opinion as set forth in the opinion does not reflect changes that may occur or may have occurred after the date of the letter, which could significantly alter the value, among other things, of Naked or that of Bendon, which are factors upon which Noble based its opinion.

The full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Noble in rendering its opinion, is incorporated by reference into this proxy statement/prospectus and attached as Annex B hereto and Noble has consented to the inclusion of its written opinion as an annex to this proxy statement/prospectus. The summary of the Opinion Letter set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Naked stockholders should read the opinion carefully and in its entirety.

Noble’s opinion speaks only as of the date of the opinion. The opinion was directed to Naked’s board of directors in connection with its consideration of the Merger Agreement and the Merger and does not constitute a recommendation to any stockholder of Naked as to how any such stockholder should vote at any meeting of stockholders called to consider and vote upon the approval of the Merger Agreement and the Merger. Noble’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Naked common stock and does not address the underlying business decision of Naked to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Merger Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Naked or the effect of any other transaction in which Naked might engage. Noble did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Naked or Bendon, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other stockholder, including the merger consideration to be received by the holders of Naked common stock.

The summary below does not purport to be a complete description of the analyses performed by Noble in connection with the rendering of its fairness opinion and is qualified in its entirety by reference to the opinion attached as Annex B to this proxy statement/prospectus.

Noble conducted various procedures, investigations, and financial analyses with respect to the preparation of the opinion including, but not limited to, the following:

•	Reviewed certain terms of the proposed merger transaction to the extent provided by the delivery of the opinion, certain exhibits and schedules referenced therein and filed with the SEC;
•	Discussed with the senior management of Naked the financial consequences of the merger consideration;
•	Held meetings and/or conference calls with the senior management of Naked and Bendon to discuss the business and operations of the businesses;
•	Reviewed and analyzed financial statements and other financial and operating information of Naked for the fiscal years ended January 2015 and January 2016;
•	Reviewed financial projections prepared by the management teams of Naked and Bendon;
•	Considered financial and other publicly available information concerning companies engaged in the consumer apparel segment and considered the financial characteristics and valuations of those companies whose equity securities trade in the public capital markets;
•	Reviewed and analyzed certain publicly available and proprietary information concerning the financial and operating characteristics and valuations of those transactions;
•	Considered and applied three conventional valuation methodologies:
º	Public Market Comparable Methodology;
º	Precedent Transaction Methodology; and
º	Discounted Cash Flow Methodology.
•	Performed such other work we judged necessary to develop our valuation conclusions.

The estimates contained in Noble’s analyses and the results from any particular analysis are not necessarily indicative of future results or performance of Naked, Bendon or Holdco, which may vary significantly from that suggested by such analyses. To the extent that any such estimates on which Noble’s analyses and conclusions are based prove to be untrue in any material respect, the opinion could be different. In addition, analyses relating to the value of businesses do not necessarily reflect the prices at which businesses or their securities or assets may actually be sold.

Noble has not conducted an independent evaluation or appraisal of the underlying assets or liabilities, including any contingent, derivative or off-balance-sheet assets and liabilities, of Naked or of Bendon or any of their respective subsidiaries or otherwise with respect to the combined company, nor has Noble been provided an evaluation or appraisal of such assets.

In arriving at its opinion, Noble, with Naked’s consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to it or available from public sources, and Noble further relied upon the assurances of Naked’s management that they were not aware of any facts or circumstances that would have made any such information inaccurate or misleading. Noble also relied upon, without independent verification, the assessments of the management of Naked as to Naked’s existing and future products and services, and Noble assumed that there would be no developments with respect to any such matters that would adversely affect Noble’s analyses or opinion.

Naked’s board of directors also advised Noble, and Noble assumed, that (i) the projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management with respect to its future financial performance, and (ii) the projections provided a reasonable basis upon which to analyze and evaluate Naked. Noble expressed no view with respect to the projections or the assumptions on which they were based.

Noble assumed, with Naked’s consent, that the Merger would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Merger, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on Naked or the Merger.

In arriving at its opinion, multiple analytical methodologies were employed and no one single method of analysis should be regarded as more determinative than any other methodology to the overall conclusion reached by Noble. Each methodology has inherent strengths and weaknesses, and the value of particular techniques is dependent upon the quality of information available and the facts and circumstances of a given situation. Accordingly, reliance on individual components of any analysis, without considering such analysis in its entirety, may result in a misleading or incomplete view of Noble’s evaluation process underlying its opinion.

The conclusion reached by Noble is based on the application of experience and judgment to all analyses and factors considered. Noble’s opinion relates solely to the fairness, from a financial point of view, to the stockholders of Naked of the Exchange Ratio provided in the Merger pursuant to the Merger Agreement.

Noble’s opinion does not address the relative merits of the Merger as compared to any alternative business transaction or strategic alternative that might be available to Naked, nor does it address the underlying business decision of Naked to engage in the Merger and related transactions. Noble does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the Merger and transaction documents, including, without limitation, the fairness of the Merger to, or any consideration paid or received in connection therewith by, creditors or other constituencies of Naked; nor as to the fairness of the letter of intent or nature of any compensation to be paid or payable to any of the officers, directors or employees of Naked or Bendon, or any class of such persons, in connection with the Merger and related transactions, whether relative to the Exchange Ratio provided pursuant to the Merger Agreement or otherwise. Noble has not been asked to consider, and its opinion does not address, the price at which the common stock or any other security of Naked and/or Holdco will trade at any time. Noble is not rendering any and has not made any independent investigation of legal, tax or accounting advice and understands that

Naked is relying on its legal counsel and accounting and tax advisors as to legal, tax and accounting matters in connection with the Merger and related transactions.

Noble assumed the correctness in all respects material to Noble’s analysis of all legal, accounting and tax advice given to Naked and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to Naked. In addition, in preparing its opinion, Noble did not take into account any tax consequences of the Merger to any holder of Naked’s common stock. Noble also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Naked or the contemplated benefits of the Merger in any way meaningful to Noble’s analysis.

Noble did not express any opinion as to the prices at which shares of the combined company’s common stock or any other security will trade at any time or as to the impact of the proposed Merger on the solvency or viability of Naked or Bendon or the ability of Naked or Bendon to pay their respective obligations when they come due. Noble’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, May 22, 2017 and Noble assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after such date.

The following is a summary of the material financial analyses and conclusions presented by Noble to the Naked board of directors in connection with rendering the opinion described above. Noble’s analyses and the summary below must be considered as a whole and selecting only portions of its analyses and the factors considered could create a misleading or incomplete view of Noble’s analyses and opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Noble, nor does the order of analyses described represent relative importance or weight given to those analyses by Noble. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are, taken alone, not a complete description of Noble’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 22, 2017 is not necessarily indicative of current or future market conditions.

Summary of Noble’s Analysis

In order to render its analysis, Noble evaluated the proposed 6.4% to 93.6% Exchange Ratio under the proposed Merger in the context of the relative values of Naked and Bendon on both a stand-alone and a pro-forma combined basis. Noble assessed whether (1) when evaluating the companies on a stand-alone, pre-Merger basis, did the proposed Exchange Ratio fairly or favorably reflect the value of Naked relative to that of the combined company, and (2) whether post-Merger, the stockholders of Naked would receive equal or greater value relative to the value of their shares prior to the Merger. Noble’s analysis therefore included: an analysis of Naked on a standalone basis; an analysis of Bendon on a standalone basis; and an analysis of the combined company on a pro-forma, post-Merger basis.

Analysis of Naked

Noble utilized three methodologies in determining the value of Naked: a comparable company analysis, a precedent transaction analysis, and a discounted cash flow analysis (“DCF”). For all three methods, forward-looking information was utilized in Noble’s analysis. Noble relied on Naked’s management guidance in preparing forecasts in connection with negotiating the proposed Merger. Naked management maintained that the forecasts reflected its expectations for future performance of Naked at the signing of the Merger Agreement.

Comparable Companies Analysis

For the comparable company analysis, Noble selected comparable companies that represent Naked in the market place. The comparable company analysis relies on publicly available data. Noble selected the following companies:

Lululemon Athletica, Inc.	Hanesbrands, Inc.	Vince Holding Corp.
Under Armour, Inc.	Kate Spade and Company	Perry Ellis International, Inc.
Columbia Sportwear Company	Duluth Holding, Inc.	Crocs, Inc.

The comparable company analysis requires historical data as well as projections for both revenue and EBITDA (earnings before interest, taxes, depreciation, and amortization) for the chosen comparable companies. Upon retrieving this information Noble then took the current enterprise value of the comparable company (market cap + total debt + preferred stock – current cash position = enterprise value) and divided it by the projections for both revenue and EBITDA creating an enterprise value to revenue (EV/Revenue) and an enterprise value to EBITDA (EV/EBITDA). For this method, Noble assessed data from the last twelve months (LTM), calendar year 2017 (CY 2017) estimates, and calendar year 2018 (CY 2018) estimates to create multiples for each year. Noble then took the LTM, CY 2017, and CY 2018 revenue and EBITDA of Naked and multiplied it by both the EV/Revenue and EV/EBITDA multiples acquired from the comparable companies analysis for the respective years. Noble then arrived at a value for the enterprise values for LTM, CY 2017, and CY 2018. The last step was to adjust this enterprise value to equity value (Enterprise value - Debt + Current Cash Position). Noble was able to adjust the enterprise value to equity value for each respective period. Upon determining the equity value for each period and for both revenue and EBITDA Noble determined a range for which the equity value of Naked should be considered. For this segment the analysis range between 25th percentile and the 75th percentile is $6.93 and $10.69 (USD mm).

Precedent Transaction Analysis

The precedent transaction analysis is a method which provides data from select historical transactions. This analysis determines the EV/Revenue and EV/EBITDA multiples that a particular company was acquired at. The amount a company is purchased is then divided by both the revenue and EBITDA to arrive at the respective transaction multiples. Noble then took these multiples and multiplied them by the LTM, CY 2017, CY 2018 revenue and EBITDA of Naked to arrive at different enterprise values. Lastly Noble adjusted the enterprise value to equity value by subtracting the total debt and adding its current cash position both as of May 22nd, 2017. For this segment the analysis range between 25th percentile and the 75th percentile is $5.44 and $10.27 (USD mm). Below is the list of precedent transactions analyzed.

Date	Buyer	Target
07/04/2016	RCG Corporation Limited	Hype DC Pty Limited
12/09/2015	InvestIndustrial	Sergio Rossi S.p.A.
10/13/2015	Cherokee, Inc.	Flip Flop Shops, Inc.
09/22/2015	Coliseum Capital Management	The PAS Group Limited
02/20/2015	David Peyser Sportswear, Inc.	To The Game, LLC, The Game Branded Collegiate
05/31/2014	iXO Private Equity	Société provençale d’achat et de gestion (SPAG) SAS
04/07/2014	Blackwood Capital Management	Body Central Corp.
09/26/2013	Harbinger Group, Inc.	Frederick’s of Hollywood Group, Inc.
07/19/2012	Groupe Nero Bianco	Boutique Le Pentagone, Inc.

Discounted Cash Flow Method

The discounted cash flow method involves determining the present value of free cash flows that were forecasted to be generated by Naked’s operations.

The assumptions utilized for the discounted cash flow method were as follows:

•	A weighted average cost of capital of 12.1%. This weighted average cost of capital was determined considering market, industry, and company-specific risk associated with the future cash flows.
•	Beyond a discrete five-year cash period, Noble estimated the long term growth rate through analyzing its historical growth rate and making an inline projection.

•	To complete this analysis Noble had to raise capital to keep the stand-alone business solvent. Noble decided to issue $23,431,800 of preferred shares paying an 8% dividend annually.

For this segment, the analysis range between the 25th percentile and the 75th percentile is $5.16 and $10.69 (USD mm).

Based on the analyses above, Noble was able to arrive at a composite range. Noble defines composite as the aggregate of the data gathered from all segments and synthesizing it into one number. For the composite segment, the analysis range between the 25th percentile and the 75th percentile is $5.84 and $10.52 (USD mm).

Analysis of Bendon

Noble considered the same three methodologies as described above for the analysis of Bendon. As was the case with the analysis of Naked, Noble considered forward-looking financial information in the analysis and relied on Bendon’s forecasts prepared in connection with negotiating the Merger. Bendon’s management represented that the forecasted cash flows reflected its expectations for the future. With respect to the forecast for reasonableness and risk, Noble did assist in the development of the forecast with guidance from Bendon management.

Comparable Companies Analysis

For the comparable companies analysis, Noble selected comparable companies that represent Bendon in the market place. The comparable company analysis relies on publicly available data. Noble selected the following companies:

Lululemon Athletica, Inc.	Carter’s, Inc.	Oxford Industries, Inc.
Under Armour, Inc.	Urban Outfitters, Inc.	Delta Galil Industries Ltd.
Columbia Sportwear Company	Wolverine World Wide, Inc.	Guess?, Inc.
Skechers USA, Inc.	American Eagle Outfitters, Inc.	Express, Inc.
Hanesbrands, Inc.	Steve Madden, Ltd.	Francesca’s Holdings Corporation
Kate Spade and Company	Kate Spade & Company	Crocs, Inc.
L Brands, Inc.	Chico’s FAS, Inc.	Perry Ellis International, Inc.
PVH Corp.	The Children’s Place, Inc.	Vera Bradley, Inc.
Michael Kors Holdings Limited	G-III Apparel Group, Ltd.	Rocky Brands, Inc.
Christopher & Banks Corporation

The comparable companies analysis for Bendon was conducted in the same way as it was for Naked. For this segment, the analysis range between the 25th percentile and the 75th percentile is $53.16 and $144.12 (USD mm).

Precedent Transaction Analysis

The precedent transaction analysis is a method which provides data from select historical transactions. This analysis for Bendon was conducted the same way as it was for Naked. For this segment, the analysis range between the 25th percentile and the 75th percentile is $94.90 and $156.50 (USD mm). Below is the list of precedent transactions analyzed.

Date	Buyer	Target
07/04/2016	RCG Corporation Limited	Hype DC Pty Limited
05/29/2015	BootBarn, Inc.	Sheplers, Inc.
01/15/2015	The Foschini Group Limited	Poppy Holdco Limited
06/19/2014	Gildan Activewear, Inc.	Doris, Inc.
05/31/2014	iXO Private Equity	Société provençale d’achat et de gestion (SPAG) SAS
04/15/2014	DSW, Inc.	Town Shoes Limited
12/31/2012	The Gap, Inc.	Intermix, Inc.
11/30/2012	Fast Retailing Co., Ltd.	J Brand Holdings, LLC
08/07/2012	G-III Apparel Group, Ltd.	Vilebrequin International SA
07/31/2012	Country Road Group Pty Ltd.	Witchery Australia Holdings Pty Ltd.
05/30/2012	Sycamore Partners	The Talbots, Inc.

Discounted Cash Flow Method

The discounted cash flow method involved determining the present value of free cash flows that were forecasted to be generated by Bendon’s operations.

The assumptions utilized for the discounted cash flow method were as follows:

•	A weighted average cost of capital of 11.5%. This weighted average cost of capital was determined considering market, industry, and company-specific risk associated with the future cash flows as well as the same set of comparable as stated earlier for estimating the beta.
•	Beyond a discrete five-year cash period, Noble estimated the long term growth rate through analyzing its historical growth rate and making an inline projection

For this segment, the analysis range between the 25th percentile and the 75th percentile is $168.83 and $184.93 (USD mm). Based on the analyses above, Noble was able to arrive at a composite analysis range. For the composite segment, the analysis range between the 25th percentile and the 75th percentile is $105.66 and $161.83 (USD mm).

Analysis of the Combined Company

Noble considered the same three methodologies as described above for the analysis of proposed combined company. As was the case with the analysis of Naked and Bendon, Noble considered forward-looking financial information in the analysis and relied on both companies’ management forecasts prepared in connection with negotiating the Merger. Both management teams represented that the forecasted cash flows reflected its expectations for the future. Noble did assist in the development of the forecast with guidance from both management teams.

Comparable Companies Analysis

For the comparable companies analysis, Noble selected different comparable companies that represent the business combination in the market place. The comparable company analysis relies on publicly available data. Noble selected the same universe of companies as used in the Bendon comparable companies analysis section. The comparable companies analysis for the combined company was conducted in the same way as it was for Naked. For this segment, the analysis range between the 25th percentile and the 75th percentile is $63.60 and $181.61 (USD mm).

Precedent Transaction Analysis

The precedent transaction analysis is a method which provides data from select historical transactions. The analysis for the combined company was conducted in the same way as it was for Naked. Noble selected to utilize the same universe of companies as used in the Bendon precedent transaction analysis section. For this segment, the analysis range between the 25th percentile and the 75th percentile is $101.00 and $1,169.70 (USD mm).

Discounted Cash Flow Method

The discounted cash flow method involved determining the present value of free cash flows that were forecasted to be generated by the combined company’s operations.

The assumptions utilized for the discounted cash flow method were as follows:

•	A weighted average cost of capital of 9.5%. This weighted average cost of capital was determined considering market, industry, and company-specific risk associated with the future cash flows as well as the same set of comparable as stated earlier for estimating the beta.
•	Beyond a discrete five-year cash period, Noble estimated the long term growth rate through analyzing its historical growth rate and making an inline projection

For this segment, the analysis range between the 25th percentile and the 75th percentile is $273.88 and $306.67 (USD mm). Based on the analyses above, Noble was able to arrive at a composite analysis range. For the composite segment, the analysis range between the 25th percentile and the 75th percentile is $146.15 and $219.31 (USD mm).

Relative Value Assessment

The results of the analysis discussed prior in this document were then aggregated and compared to understand the effects of the analysis results. Noble has compared the results defined in the Naked section to the results defined in the combined company section. Noble has come to the conclusion that according to the conducted analysis the range that Naked’s equity value in relation to the equity value of the Business Combination has yielded the following ranges:

Analysis of Naked as a Percentage of the Combined Company

in USD thousands	Min	25th	Median	75th	Max
Comparable Analysis	5.2%	5.4%	5.9%	11.0%	11.2%
Precedent Transactions	4.9%	5.1%	6.1%	8.0%	9.6%
DCF	1.2%	1.5%	2.6%	3.9%	4.4%
Composite	3.7%	4.0%	4.9%	7.7%	8.4%

Conclusion

Based upon and subject to all of this analysis which was summarized above, Noble is of the opinion that as of the Effective Date, the terms of the Merger are fair, from a financial point of view, to the stockholders of Naked.

General Information about the Fairness Opinion and the Merger Agreement

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting only portions of the analyses or of the summary set forth above, without considering each analysis as a whole or all analyses as a whole, could create an incomplete view of the processes underlying Noble’s opinion. In arriving at its fairness determination, Noble considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Noble made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company used in the above analyses as a comparison is directly comparable to Naked, Bendon or the Business Combination. That is why Noble utilized a list of companies that each are representative of traits of Naked, Bendon and the combined company.

The above described analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Naked, Bendon, Noble or any other person assumes responsibility if future results are materially different from those forecast.

Noble was not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Naked or any alternative transaction. Noble was not requested to nor did it participate in the negotiation of the terms of the Merger Agreement or the transactions contemplated thereby, nor was Noble requested to nor did it provide any advice or services in connection with the Merger Agreement or the transactions contemplated thereby other than the rendering of its opinions as described above.

Information Regarding Noble

Prior to this engagement, Noble has previously provided financial advisory or other services to Naked. Noble may provide financial advisory or other financial services to Naked or Bendon or the combined company, or their respective stockholders or affiliates in the future. In connection with such financial advisory or other financial services, Noble may receive compensation. Noble is not an affiliate of Naked or Bendon.

Noble, as part of its business is continually engaged in performing financial analyses with respect to businesses and their securities. Noble is a full-service broker-dealer that actively participates in the equity and debt capital markets. Noble also provides services in advisory services in connection with mergers and acquisitions.

Pursuant to the terms of the engagement of Noble, Naked paid Noble a $175,000 fee to retain the services of Noble to provide a completed fairness opinion none of which was contingent on the completion of the Merger. In the ordinary course of business, Noble and its affiliates may trade or hold securities of Naked and/or its respective affiliated for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

Naked has agreed to reimburse Noble for its reasonably incurred out-of-pocket expenses incurred in connection with the engagement, including fees and disbursements of its legal counsel. Naked has also agreed to indemnify Noble, its respective officers, directors, partners, agents, employees and controlling persons for liabilities arising in connection with or as a result of its rendering of services under its engagement, including liabilities under the United States federal securities laws.

Noble has also acted as financial advisor, placement agent and underwriter for Naked during the past 3 years, for each of which we have received compensation. In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this opinion.

Interests of Naked’s Directors and Officers in the Transactions

When you consider the recommendation of Naked’s board of directors in favor of approval of the merger proposal, you should keep in mind that certain of Naked’s directors and executive officers have interests in such proposal that are different from, or in addition to, your interests as a Naked stockholder. These interests include, among other things:

•	Justin Davis-Rice, the Executive Chairman of Bendon and a director of Naked, beneficially owns 9.8% of the outstanding Bendon Ordinary Shares. As such, Mr. Davis-Rice will own approximately 8.9% of the Holdco Ordinary Shares immediately following the consummation of the Transactions. Furthermore, Mr. Davis-Rice will be the Chief Executive Officer of Holdco and may receive additional compensation in the future for his service to Holdco.
•	Carole Hochman, the Chief Executive Officer of Naked and a member of Naked’s board of directors, will be Chairman of the Board of Holdco and will be entering into a new employment agreement with Holdco upon consummation of the Transactions. As such, she will receive the compensation provided for her thereunder, which is described in the section entitled “Management of Holdco Following the Transactions.”

Notwithstanding the foregoing, Messrs. Davis-Rice and Hanson recused themselves from the vote by the Naked board when it approved the Transactions. Accordingly, the above-interests may not have necessarily impacted the vote on the proposed Transactions.

Certain Unaudited Prospective Financial Information

Neither Naked nor Bendon, as a matter of course, makes public projections as to future earnings or other results due to, among other reasons, the uncertainty of and changes to the underlying assumptions and estimates. In connection with the proposed transaction, however, Naked senior management provided to Noble, its financial advisor, for purposes of performing its financial analyses described above under “The Merger — Opinion of Noble Capital Markets, LLC, Financial Advisor to Naked,” certain unaudited prospective financial information with respect to Naked. Also in connection with the proposed transaction Bendon senior management provided to Noble, the financial advisor of Naked, for purposes of performing financial analyses described above under “The Merger---Opinion of Noble Capital Markets, LLC, Financial Advisor to Naked,” certain unaudited prospective financial information with respect to Bendon. The prospective financial information included in this document is the responsibility of Naked and Bendon management.

This non-public unaudited prospective financial information of Naked was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements or GAAP, but, in the view of Naked’s management, was prepared on a reasonable basis, reflected the best then-available estimates and judgments and presented, to the best of Naked’s management’s knowledge and belief, the expected course of action and the expected future financial performance of Naked. These financials were provided on a standalone basis. Additionally this non-public unaudited prospective financial information of Bendon was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements or GAAP, but, in the view of Bendon’s management, was prepared on a reasonable basis, reflected the best then-available estimates and judgments and presented, to the best of Bendon’s management’s knowledge and belief, the expected course of action and the expected future financial performance of Bendon. The financials were provided on a standalone basis. Noble has taken the financials from both companies and created the pro-forma analysis shown herein. A summary of certain significant elements of the unaudited prospective financial information prepared by management of both Naked and Bendon is set forth below, and is included in this proxy statement/prospectus because such information was used by Noble in connection with the preparation of its fairness opinion. The information included below does not comprise all of the prospective financial information provided by Naked and Bendon to Noble.

Although the financial forecast information set forth below is presented with numeric specificity, such information reflects numerous estimates and assumptions that were made at the time it was prepared, which involve judgments with respect to, among other things, economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which Naked and Bendon operate, and the risks and uncertainties described under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and, with respect to Naked, in the reports that Naked files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of Naked or Bendon and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results likely would differ materially from those reflected in the financial forecasts, whether or not the Merger is completed. Further, these assumptions do not include all potential actions that management could or might have taken during these time periods. The inclusion in this proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that Naked or Noble considered, or now consider, these projections and forecasts to be a reliable predictor of future results. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and this information should not be relied on as such, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. No assurances can be given that these financial forecasts and the underlying assumptions are reasonable or that, if they had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. For example, the projections set forth below assume that the Stella McCartney license would continue in effect for the periods for which the financial forecasts are provided, an assumption for which management had a reasonable basis at such time. However, Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018. In addition, the financial forecasts may not reflect the manner in which Bendon would operate the Naked business after the merger.

Neither Naked’s nor Bendon’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such information. The reports of the independent registered public accounting firms incorporated by reference in this proxy statement/prospectus relate to the historical financial information of Naked and Bendon, respectively. Such reports do not extend to the financial forecasts and should not be read to do so.

The following tables present selected unaudited prospective financial information of Naked and Bendon on a standalone and combined basis for the periods indicated prepared as of May 20, 2017:

(US dollars in thousands)

Naked	Calendar Year 2017	Calendar Year 2018	Calendar Year 2019	Calendar Year 2020
Revenue	$2,610	$7,697	$12,304	$15,363
EBITDA	-$3,356	-$4,285	-$1,682	$1,280

Bendon	Calendar Year 2017	Calendar Year 2018	Calendar Year 2019	Calendar Year 2020
Revenue	$123,803	$144,886	$166,863	$187,213
EBITDA	$21,012	$25,947	$30,613	$34,347

Combined	Calendar Year 2017	Calendar Year 2018	Calendar Year 2019	Calendar Year 2020
Revenue	$126,413	$152,583	$179,167	$202,576
EBITDA	$17,656	$21,662	$28,931	$35,626

Material Federal Income Tax Consequences of the Transactions to Naked and Its Stockholders

This summary describes certain U.S. federal income tax consequences of the Merger that may be relevant to you if you are a beneficial owner of Naked securities that is a U.S. holder that receives Holdco securities in exchange for Naked securities pursuant to the Merger and that will hold Holdco securities as capital assets for tax purposes. This summary does not address investors that are members of a class of holders subject to special rules, such as:

•	a dealer in securities;
•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;
•	a bank;
•	a life insurance company;
•	a tax-exempt organization;
•	an entity treated as a partnership for U.S. federal income tax purposes, or a partner therein;
•	a person that holds Naked Common Stock that are a hedge or that are hedged against interest rate or currency risks;

•	a person who is liable for the alternative minimum tax;
•	a holder that is affiliated with Naked or Bendon.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES OF THE MERGER AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NAKED COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

For purposes of this summary, an investor is a “U.S. holder” if such investor is a beneficial owner of Naked securities and is:

•	an individual citizen or resident of the United States;
•	a U.S. domestic corporation; or
•	otherwise subject to U.S. federal income tax on a net income basis with respect to income from the Naked securities.

Consequences of the Reorganization for U.S. Holders

For U.S. federal income tax purposes, a merger generally will be a tax-free reorganization if, as a result of the operation of statutory law, all of the assets and liabilities of the business entities that are parties to the merger become the assets and liabilities of one of those entities, and the business entities that transfer their assets and liabilities simultaneously cease their separate legal existence, and certain other conditions are met. We expect that the Transactions will be a tax-free reorganization for U.S. federal income tax purposes. Duane Morris LLP will be rendering its written opinion regarding such qualification for Naked. Consequently, we expect that (i) U.S. holders will recognize no gain or loss for U.S. federal income tax purposes in connection with the Holdco securities received, (ii) a U.S. holder’s holding period in the Holdco securities will include the holding period of the Naked securities exchanged therefor and (iii) a U.S. holder’s tax basis in the Holdco securities will be the same as the holder’s tax basis in the Naked securities, as applicable, at the time of the distribution of Holdco securities to the holder.

Anticipated Accounting Treatment

In connection with the Merger, Bendon and Holdco will undertake a reorganization. Under the Reorganization Holdco acquired Bendon and its controlled entities. Holdco determined that the acquisition of Bendon did not represent a business combination as defined by IFRS 3 ‘Business Combinations’. This is because the Reorganization is considered to be a combination of entities under common control immediately prior to the Merger, and such common control transactions are outside the scope of IFRS 3 ‘Business Combinations’.

Accordingly the related restructuring represents a reorganization of the economic entity historically known as Bendon and results in the Holdco becoming the new parent entity of that group. As such, the consolidated financial statements of the Holdco reflect a continuation of the existing Bendon consolidated financial statements.

The combination of Holdco and Naked will be accounted for as a business combination using the acquisition method of accounting under the provisions of IFRS 3, “Business Combinations”, with Holdco determined as the accounting acquirer under this guidance. The factors that were considered in determining that Holdco should be treated as the accounting acquirer in the merger were the relative voting rights in the combined company, the composition of the board of directors in the combined company, and the composition of senior management of the combined company. The relative sizes of Holdco and Naked were also considered to be factors that supported that conclusion that Holdco is the accounting acquirer. Total assets of Holdco and Naked at January 31, 2017 were approximately $108.4 million and $5.2 million, respectively.

Regulatory Matters

The transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval necessary to effectuate the Transactions, except for the filing of articles of merger with the Secretary of State of Nevada.

Required Vote

The approval of the merger proposal will require the affirmative vote of holders of a majority of the outstanding shares of Naked common stock. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not constitute affirmative votes for the merger proposal, and therefore will have the same effect as a vote “against” such proposal.

THE NAKED BOARD OF DIRECTORS UNANIMOUSLY (WITH JUSTIN DAVIS-RICE AND EDWARD HANSON RECUSING THEMSELVES) RECOMMENDS THAT THE NAKED STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the structure of the transactions and the consideration to be paid, see the section entitled “The Merger Proposal.” Such discussion and the following summary of other material provisions of the Merger Agreement and Amendments No. 1, 2 and 3 to the Merger Agreement are qualified by reference to the complete text of the Merger Agreement and Amendments No. 1, 2 and 3, copies of which are attached as Annex A-1, Annex A-2, Annex A-3 and Annex A-4, respectively, to this proxy statement/prospectus. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Transactions.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to a voting decision.

Closing of the Transactions

The closing of the Transactions will take place on the third business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Transactions” (other than conditions that by their nature are to be satisfied at the closing), unless the parties agree in writing to another time. The Transactions are expected to be consummated as soon as practicable after the annual meeting of Naked’s stockholders described in this proxy statement/prospectus, assuming the other conditions to the Transactions have been satisfied or waived.

Representations and Warranties; Survival

Except as limited below, the Merger Agreement contains representations and warranties of each of Naked, on one hand, and Bendon, Holdco and Merger Sub, on the other hand, generally relating, among other things, to:

•	proper organization and qualification;
•	subsidiaries;
•	capital structure of each company;
•	the authorization, performance and enforceability of the Merger Agreement;
•	required filings and consents and absence of conflicts;
•	compliance with laws and other legal requirements;
•	financial statements and, in the case of Naked, filings with the SEC;
•	absence of undisclosed liabilities;
•	absence of certain changes or events;
•	litigation;
•	employee benefit plans;
•	labor matters;
•	restrictions on business activities;
•	real property, leases and personal property;
•	taxes;
•	environmental matters;

•	brokerage and similar fees;
•	intellectual property;
•	material agreements, contracts and commitments;
•	insurance;
•	governmental actions and filings;
•	interested party transactions;
•	in the case of Naked, indebtedness;
•	in the case of Naked, listing of securities;
•	board approval;
•	in the case of Bendon, shareholder approval; and
•	absence of illegal or improper transactions.

In addition, the Principal Shareholder represented and warranted that it had consented to the Transactions and that it would not amend or revoke such consent.

The representations and warranties of the parties will not survive the closing of the Transactions.

Conduct of Business

General

Naked and Bendon have each agreed to continue to operate their respective businesses in the ordinary course, consistent with past practice, prior to the closing.

Naked

Naked has further agreed not to take the following actions, among others, except as permitted by the agreement, without the prior written consent of Bendon:

•	waive any stock or share or other equity interest repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or other equity interests, or reprice options granted under any employee, consultant, director or other stock or other equity interest plans or authorize cash payments in exchange for any options granted under any of such plans;
•	grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;
•	transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property of such party or its Subsidiaries, or enter into grants to transfer or license to any person any material future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall such party or its Subsidiaries license out on an exclusive basis or sell any of its or its Subsidiaries’ material intellectual property;
•	declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interests or split, combine or reclassify any capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interests;
•	except as set forth in schedules to the Merger Agreement, purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interests of such party or its subsidiaries;

•	except as set forth in schedules to the Merger Agreement, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity interests or any securities convertible into or exchangeable for shares of capital stock or other equity interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity interests or any securities convertible into or exchangeable for shares of capital stock or other equity interests, or enter into other agreements or commitments of any character obligating it to issue any such shares or other equity interests or convertible or exchangeable securities;
•	amend its charter documents;
•	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party and its subsidiaries taken as a whole, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict the ability of such party or its Subsidiaries to compete or to offer or sell any products or services;
•	sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole;
•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;
•	adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;
•	pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in Naked’s SEC filings filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements;
•	waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which such party or any of its Subsidiaries is a party or of which such party or any of its Subsidiaries is a beneficiary;
•	except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contracts of Naked, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;
•	change its auditors, or except as required by U.S. GAAP or IFRS, as applicable, or as set forth in the schedules to the Merger Agreement, revalue any of its assets or make any change in accounting methods, principles or practices;

•	except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment (i) requiring such party to pay in excess of $75,000 in any 12 month period or (ii) with a customer for services in excess of $75,000 in any 12 month period;
•	settle any litigation where the consideration given is other than monetary or to which an insider is a party;
•	make or rescind any tax elections that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the tax liability or tax attributes of such party or its subsidiaries, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any tax return in a manner inconsistent with past practice;
•	form, establish or acquire any subsidiary;
•	consent to, approve or authorize the acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to any employee benefit plan;
•	except as set forth in the budget, make capital expenditures in excess of $75,000 in the aggregate;
•	knowingly make or omit to take any action which would reasonably be expected to have a material adverse effect on Naked and its subsidiaries taken as a whole;
•	enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, members, managers, equity holders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice; or
•	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

Bendon

Bendon has agreed to provide Naked with reasonable notice of, and will provide reasonable access to information in connection with, any equity or debt financing or acquisition that Bendon seeks to undertake prior to the closing. After the effective date of the registration statement of which this prospectus forms a part, until the date of the annual meeting, without the prior written consent of Naked, Bendon will not commence a material new debt or equity raise or commence discussions with a material new target business for an acquisition.

Additional Covenants

Naked and Bendon have each agreed to take such actions as are necessary, proper or advisable to fulfill their obligations under the Merger Agreement. The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•	Holdco, with the assistance of Naked and Bendon and their respective counsel, will prepare and file the registration statement of which this proxy statement/prospectus forms a part, which proxy statement/prospectus will be used for the purpose of soliciting proxies from the Naked stockholders to approve the merger proposal and for the distribution of the Holdco Ordinary Shares and Naked will file the proxy statement/prospectus with the SEC under Schedule 14A;
•	the appointment of certain officers and directors of Holdco;
•	the parties to use commercially reasonable best efforts to do all things necessary, proper or advisable to consummate and make effective the Transactions, including obtaining all necessary approvals from governmental agencies and other third parties;
•	neither Naked, Holdco, Bendon nor Merger Sub to take any action prior to or following the Merger that could reasonably be expected to cause the Merger to fail to qualify as a reorganization described in Section 368 of the Internal Revenue Code of 1986, as amended;

•	each party to provide the other parties with prompt written notice of any event, development or condition that (a) in the case of Naked, would cause such party’s representations and warranties to become untrue or misleading in any material respect or, in the case of Holdco, Bendon or Merger Sub, would constitute a substantial change of its business, (b) would constitute a material breach of such party’s covenants or agreements contained in the Merger Agreement, (c) would result in a material adverse effect on such party and its Subsidiaries taken as a whole or (d) would require any amendment or supplement to this proxy statement/prospectus;
•	Bendon to be permitted to raise additional capital through equity and/or debt financing, on such terms as are determined in good faith by the board of directors of Bendon, and to be permitted to acquire or agree to acquire any business or division thereof;
•	Naked, Holdco and Bendon to maintain directors’ and officers’ liability insurance policies for a period of six years following the closing of the Transactions;
•	Bendon to cause its officers, directors, employees and shareholders to repay any indebtedness owed by them to Bendon, to cause any guaranty made by Bendon for the benefit of the Bendon officers and directors to be terminated and to cease to own any direct interest in any Bendon subsidiary, except for advances to officers, directors, employees and shareholders who will not be executive officers or directors of Holdco as of the closing;
•	Bendon will enter into an agreement pursuant to which Holdco and Bendon will complete a reorganization whereby the shareholders of Bendon will exchange all of the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares and the redeemable preference share of Holdco outstanding prior to the Reorganization will be redeemed;
•	Bendon will use its commercially reasonably best efforts to cause all of its outstanding convertible promissory notes to be converted into Bendon Ordinary Shares prior to the closing and to cause its $6,100,000 on-demand subordinated loan to be converted into Bendon Ordinary Shares not later than March 1, 2018;
•	at or prior to the closing, Holdco to create the Holdco 2017 equity incentive plan (“Holdco Plan”) that reserves an aggregate of no more than 4,000,000 Holdco Ordinary Shares for issuance pursuant thereto; and
•	Holdco to use its best efforts to cause the Holdco Ordinary Shares to be approved for listing on Nasdaq or the NYSE.

Confidentiality; Access to Information

Naked and Bendon will afford to the other party and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel during the period prior to the closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel, as reasonably required for the purposes of the Merger Agreement. Naked and Bendon will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the Transactions contemplated by the Merger Agreement.

Non-Solicitation; Change of Recommendation; Break-Up Fee

Prior to the Outside Date, and so long as Bendon has not breached its obligations under the Merger Agreement to pay Naked’s expenses, Naked has agreed not to, and to cause its representatives not to, solicit or enter into discussions or transactions with any corporation, partnership or other entity or group (other than Holdco, Bendon, Merger Sub, their respective affiliates and their respective representatives) concerning any merger, sale of ownership interests and/or assets of Naked, recapitalization or similar transaction, without the prior written consent of Holdco, Bendon and Merger Sub. In addition, Naked has agreed to include in this proxy/statement prospectus the recommendation of its board of directors that the Naked stockholders vote in favor of the merger proposal.

Notwithstanding the foregoing, the board of directors of Naked may change its recommendation prior to the approval by the Naked stockholders of the merger proposal, solely in the manner and to the extent set forth in the Merger Agreement, in response to a Superior Proposal (defined below), only if the board of directors of Naked shall have determined in good faith, after consultation with its outside counsel and financial advisor, that a failure to do so would be inconsistent with the fiduciary duties of the board of directors of Naked under applicable law. Naked will not be permitted to make such a change in recommendation, unless (i) it has given Holdco at least four business days’ prior written notice of its intention to make a recommendation change, (ii) during the four business day period, Naked and its representatives negotiate in good faith with Holdco and its representatives, so that Holdco may propose a binding offer to make such adjustments to the terms and conditions of the Merger Agreement to enable the board of directors to determine that the Naked Alternative Transaction (defined below) is no longer a Superior Proposal, and (iii) at the end of the four business day period, the board of directors of Naked shall have considered in good faith such binding offer and shall have determined in good faith, after consultation with its outside counsel and financial advisor, that the Superior Proposal continues to constitute a Superior Proposal.

If (A) Naked terminates the Merger Agreement in order to enter into a definitive agreement for a Superior Proposal as described in the seventh bullet point in the section “— Termination” below, or (B) Bendon terminates the Merger Agreement because the Merger has not been consummated by the Outside Date and the failure of the Merger to occur on or before the Outside Date resulted from a material breach by Naked of its obligations under the Agreement, then Naked shall issue to Bendon 2,500,000 shares of Naked common stock (which is sometimes referred to in this proxy statement/prospectus as the “Break-Up Fee”). Alternatively, if Naked and its management have complied with their obligations and the Naked stockholders do not approve the merger proposal, Naked shall issue to Bendon 1,250,000 shares of Naked Common Stock. In each case, the number of shares issued to Bendon shall be adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole.

For the purposes of the Merger Agreement:

•	“Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Naked Alternative Transaction that (A) did not result from a material breach of the section of the Merger Agreement prohibiting solicitation of any merger, sale of ownership interests and/or assets of Naked, recapitalization or similar transaction, (B) is on terms that the board of directors of Naked determines in good faith (after consultation with outside counsel and its financial advisor) to be superior from a financial point of view to Naked’s stockholders than the Transactions, taking into account all relevant factors (including any changes to this Agreement that may be proposed by Holdco in response to such proposal to enter into a Naked Alternative Transaction and the identity of the person making such proposal to enter into a Naked Alternative Transaction), and (C) is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.
•	“Naked Alternative Transaction” means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Holdco and its subsidiaries, acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the issued and outstanding shares of Naked common stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 50% of the voting power of Naked, whether from Naked or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or similar transaction pursuant to which any such person (or group of persons) other than Holdco and its subsidiaries acquires or would acquire, directly or indirectly, assets or businesses of Naked or any of its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries taken as a whole, (iii) any transaction pursuant to which any such person (or group of persons) other than Holdco and its subsidiaries acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Naked and any entity surviving any merger or combination including any of them) of Naked or any of its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries taken as a whole or (iv) any disposition of assets to a person (or group of persons) other than Holdco and its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries, taken as a whole.

Conditions to Closing the Transactions

General Conditions

Consummation of the Merger is conditioned on (i) no governmental entity shall have enacted or issued any legal requirement which has the effect of making the transactions illegal or otherwise prohibiting the consummation of the transactions substantially on the terms set forth in the Merger Agreement, (ii) the Naked stockholders must have approved the Transactions, (iii) the registration statement of which this proxy statement/prospectus forms a part shall have been declared effective, (iv) the Reorganization must have been completed, and (v) the Holdco Ordinary Shares must have been approved for listing on Nasdaq or the NYSE.

In addition, each party’s obligations to consummate the Merger is conditioned upon, among other things, (i) the representations and warranties of the other party being true and correct on and as of the closing date in all material respects (except to the extent already qualified as to materiality), (ii) all agreements and covenants required by the Merger Agreement to be performed or complied with by the other party on or prior to the closing date shall have been performed or complied with, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of such party, in any case in any material respect) does not, or will not, constitute a material adverse effect of such party and its subsidiaries taken as a whole, (iii) all necessary consents, waivers and approvals required to be obtained in connection with the transactions contemplated by the Merger Agreement having been received, other than consents, waivers and approvals the absence of which could not reasonably be expected to have a material adverse effect on the other party and its subsidiaries taken as a whole, and (iv) each party will have delivered to other a certificate signed by an authorized officer certifying as to the matters of (i), (ii) and (iii) above.

Holdco, Bendon and Merger Sub’s Conditions to Closing

The obligations of Holdco, Bendon and Merger Sub to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	the Lock-Up Agreements shall have been executed and delivered by Ms. Hochman and Mr. Primus;
•	no action, suit or proceeding shall be pending or threatened which would reasonably be expected to prevent consummation of the transactions contemplated by the Merger Agreement cause such transactions to be rescinded following consummation or materially, affect materially and adversely or otherwise materially encumber the title of the Holdco Ordinary Shares to be issued to the Bendon shareholders in the Reorganization, or affect materially and adversely the right of Naked to own, operate or control the assets and operations of Naked following the transaction, and no order to any such effect shall be in effect;
•	Naked shall be in compliance with its reporting requirements under the Exchange Act; and
•	Bendon shall have been provided a certificate that it is not subject to withholding under Section 1445 of the Code.

Naked’s Conditions to Closing

The obligations of Naked to consummate the Transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

•	no action, suit or proceeding shall be pending or threatened which would reasonably be expected to prevent consummation of the transactions contemplated by the Merger Agreement cause such transactions to be rescinded following consummation or materially, affect materially and adversely or otherwise materially encumber the title of the Holdco Ordinary Shares to be issued to the Naked stockholders in the Merger, or affect materially and adversely the right of Naked to own, operate or control the assets and operations of Naked following the transaction, and no order to any such effect shall be in effect;

•	(i) all outstanding indebtedness owed by insiders to Bendon shall have been repaid in full; (ii) all outstanding guaranties and similar arrangements pursuant to which Bendon has guaranteed the payment or performance of any obligations of any insider to a third party shall have been terminated; and (iii) no insider shall own any direct or indirect equity interests in any subsidiary of Holdco or Bendon or in any other person that utilizes in its name “Bendon,” except, in the case of clauses (i) and (ii), for ordinary course advances to employees, officers and directors and advances to stockholders who will not be executive officers or directors of Holdco as of the closing;
•	Bendon shall not have substantially changed its business as conducted as of the date of the Merger Agreement;
•	Holdco and Bendon shall have completed the refinancing of certain indebtedness of Bendon as described in the Merger Agreement;
•	Bendon shall have been provided a certificate that it is not subject to withholding under Section 1445 of the Code;
•	Holdco shall be in compliance with its reporting requirements under the Exchange Act.

Waiver

If permitted under applicable law, each of the parties may, in writing, waive any inaccuracies in the representations and warranties made for its benefit contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and waive compliance with any agreements or conditions for its benefit contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Inaccuracies in representations and warranties and noncompliance with agreements or conditions made for the benefit of more than one party may only be waived by mutual agreement of all such parties. We cannot assure you that all of the conditions will be satisfied or waived.

If permitted under applicable law, at any time prior to the closing, Holdco, Bendon and/or Naked may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement that are to be performed for the benefit of such party or parties.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Naked and what he may believe is best for himself or herself in determining whether or not to grant or agree to a waiver in a specific situation. See the section entitled “Risk Factors” for a fuller discussion of this and other risks.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Naked and Bendon;
•	by either Naked or Bendon, if the transactions contemplated by the Merger Agreement are not consummated on or before the Outside Date (which is April 27, 2018). However, the right to terminate due to the Outside Date passing will not be available to any party whose material breach of their obligations under the Merger Agreement resulted in the failure of the Merger to occur on or before the Outside Date. Notwithstanding the foregoing, on or before April 17, 2018, Bendon will provide written notice to Naked of any known material breach by Naked of its obligations under the Merger Agreement which could reasonably be expected to result in the failure of the Merger to occur on or before the Outside Date. Naked will have no more than ten days to cure any such breach from the date of such notice and the Outside Date will be extended by the number of days (although not more than ten days in each instance) used by Naked to cure such breach, which date shall be the new Outside Date. In any event, under no circumstances will the Outside Date be extended beyond May 7, 2018;

•	by either Naked or Bendon, if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions, which order, decree, judgment, ruling or other action is final and non-appealable;
•	by either Bendon or Naked, if the Naked stockholders have not approved the merger proposal by the Outside Date;
•	by either Naked or Bendon, if the other party has materially breached any of its covenants or representations and warranties, or if any representation or warranty of the other party shall have become untrue, in either case such that the closing conditions would not be met, provided that, if such breach is curable, this right to terminate may not be exercised prior to thirty days after notice of such breach or the Outside Date, if earlier, it being understood that a party may not exercise its right to terminate if it has materially breached the Merger Agreement;
•	by Naked, if Bendon shall substantially change its business as conducted as of the date hereof;
•	by Naked, if (i) a Superior Proposal has been made not in violation of the prohibition in the Merger Agreement on soliciting any merger, sale of ownership interests and/or assets, recapitalization or similar transaction, (ii) Naked has complied with all provisions of the Merger Agreement relating to a Superior Proposal, (iii) Naked has otherwise complied with the provisions relating to the Naked board of directors making a recommendation change, (iv) Naked concurrently pays the Break-Up Fee and (v) Naked concurrently enters into a definitive agreement for such Superior Proposal.
•	By Naked, if Bendon shall fail to pay Naked’s expenses as described in “The Merger Agreement — Fees and Expenses.”

Effect of Termination

In the event of proper termination by either Naked or Bendon, the Merger Agreement will be of no further force or effect and the Transactions will be abandoned, except that:

•	the parties’ confidentiality obligations set forth in the Merger Agreement will survive;
•	the parties’ obligations for their own fees and expenses, including the Break-Up Fee, will survive; and
•	each party’s liability for willful, knowing, intentional or material breach of the Merger Agreement will survive.

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the Transactions are consummated. However, notwithstanding the foregoing, Bendon will pay (i) for the month of December 2017, all of Naked’s public company operating expenses for such month, and $55,567 of Naked’s non-public company operating expenses for such month, and (ii) for each month beginning in January 2018 (or portion thereof) until the Closing, an amount equal to Naked’s net operating loss for such month (or portion thereof). Payment pursuant to the foregoing shall be made within five (5) business days of submission by Naked to Bendon of invoices evidencing such monthly expenses, and regardless of whether or not the Merger is consummated so long as the Merger Agreement is not terminated by Bendon due to a material breach by Naked. Naked and Bendon agreed to work together in good faith to optimize all costs without adversely impacting Naked’s business, results of operation or financial condition.

Amendments

The Merger Agreement may be amended by the parties thereto at any time prior to the closing of the transactions by execution of an instrument in writing signed on behalf of each of the parties.

Governing Law; Consent to Jurisdiction

The Merger Agreement is governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under applicable principles of the conflicts of laws of New York. Each party irrevocably submits to the exclusive jurisdiction of any federal or state court located in the county of New York of the state of New York (or in any court in which appeal from such courts may be taken), in respect of any action, suit or proceeding arising in connection with the Merger Agreement and the transactions contemplated thereby.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Bendon and Naked are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or the future financial position or operating results of the combined company.

On May 25, 2017, Naked, Bendon, Holdco, Merger Sub and the Principal Shareholder entered into the Merger Agreement. The Merger Agreement provides for Bendon and Naked to enter a business combination transaction by means of (i) the Reorganization of Bendon and Holdco, and (ii) immediately thereafter, the merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco.

In the Reorganization, the shareholders of Bendon will exchange all the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, subject to adjustment based on Naked’s Net Assets and Bendon’s Net Debt as of date the SEC informs Holdco that it has no further comments on the registration statement of which this proxy statement/prospectus forms a part. Using Naked’s Net Assets and Bendon’s Net Debt as of July 31, 2017 and assuming Bendon has refinanced certain of its indebtedness as described in the section entitled “The Merger Proposal — Related Agreements or Arrangements — Refinancing,” we estimate that the shareholders of Bendon will receive approximately 20,915,036 (US$131,764,729 using share price US$6.30) Holdco Ordinary Shares in the Reorganization. In addition, assuming consummation of the possible but not yet probable acquisition of FOH Online by Bendon, the shareholder of FOH Online (or its designees) would receive 1,304,917 (US$8,220,979 using share price US$6.30) of the outstanding Holdco Ordinary Shares in the simultaneous acquisition by Bendon of FOH Online, plus an assumption by Holdco of approximately US$9,500,000 of FOH Online debt. In the Merger, each outstanding share of common stock of Naked shall be cancelled and shall be automatically converted into the right to receive the Per Share Consideration (which is 0.2 Holdco Ordinary Shares). Naked’s outstanding options and warrants to purchase shares of its common stock will be converted into options and warrants of Holdco to purchase Holdco Ordinary Shares, with the number of underlying shares and exercise price proportionately adjusted to reflect the Per Share Consideration.

As a result of the Transactions, Bendon and Naked will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked will become the shareholders of Holdco. Immediately following the consummation of the Transactions, we estimate that the Naked stockholders will hold approximately 8.5% of the issued and outstanding Holdco Ordinary Shares and the shareholders of Bendon and the shareholder of FOH Online (or its designees) will hold approximately 91.5% of the issued and outstanding Holdco Ordinary Shares.

In connection with the Merger, Bendon and Holdco will undertake a reorganization. Under the Reorganization Holdco will acquire Bendon and its controlled entities. Holdco determined that the acquisition of Bendon will not represent a business combination as defined by IFRS 3 ‘Business Combinations’. This is because the Reorganization is considered to be a combination of entities under common control immediately prior to the Merger, and such common control transactions are outside the scope of IFRS 3 ‘Business Combinations’.

Accordingly the related restructuring represents a reorganisation of the economic entity historically known as Bendon and results in the Holdco becoming the new parent entity of that group. As such, the consolidated financial statements of the Holdco reflect a continuation of the existing Bendon consolidated financial statements.

The following unaudited pro forma condensed combined balance sheet combines the unaudited historical balance sheet of Bendon as of July 31, 2017 with the unaudited historical consolidated balance sheet of Naked as of July 31, 2017, giving effect to (1) the Transactions as if they had been consummated as of that date, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclasses to align Naked’s financial statements to Bendon.

The following unaudited pro forma condensed combined statement of operations for the sixth months ended July 31, 2017 combines the unaudited historical statement of operations of Bendon for the six months ended July 31, 2017 with the unaudited historical statement of operations of Naked for the six months ended July 31, 2017, giving effect to (1) the mergers as if they had been consummated on July 1 2015, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclasses to align Naked’s financial statements to Bendon.

The following unaudited pro forma condensed combined statement of operations for the seven months ended January 31, 2017 combines the audited historical statement of operations of Bendon for the seven months ended January 31, 2017 with the historical consolidated statement of operations of Naked, adjusted by combining the unaudited six months ended January 31, 2017 and the unaudited one month ended July 31, 2016, giving effect to (1) the mergers as if they had been consummated on July 1, 2015, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclasses to align Naked’s financial statements to Bendon.

The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 combines the audited historical statement of operations of Bendon for the year ended June 30 2016 with the historical consolidated statement of operations of Naked, adjusted by combining the unaudited six months ended July 31, 2016 with the unaudited six months ended January 31, 2016, giving effect to the (1) the mergers as if they had been consummated on July 1, 2015, (2) conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD, (3) purchase accounting adjustments, and (4) any other relevant adjustments which may include reclasses to align Naked’s financial statements to Bendon.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions. Matters such as cost savings as a result of the Transactions and contingent consideration and the working capital adjustment associated with the Transactions have not been reflected in the pro forma condensed combined financial statements as the impact of these matters cannot be determined at this time.

As of the date hereof, Bendon has not finalized the detailed valuation necessary to determine the fair value of assets and liabilities of Naked acquired by Bendon. The final purchase price and acquired assets and liabilities will only be determined after completion of the Transactions. Consequently, these adjustments reflect management’s preliminary estimates of fair value necessary to prepare the unaudited pro forma combined financial information and are based on information available at this time. These allocations will be finalized based on valuation and other studies to be completed. The actual adjustments may differ as additional information becomes available and additional analysis is performed by management. Accordingly, the purchase price allocation adjustments and related impacts on the unaudited pro forma combined financial information are preliminary and are subject to revision, which may be material after the completion of the allocation.

The unaudited pro forma condensed combined statements of operations also includes certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as recognition of intangible assets and additional equity contribution. Purchase accounting adjustments are accounted for in accordance with IFRS. The unaudited pro forma condensed combined statements of operations does not include the impact of any (1) any integration costs that may be incurred as a result of the Transactions; (2) potential future synergies that may result from the Transaction; (3) any allowance for revenue attrition or revenue opportunities that may be derived from the combined enterprise’s plans for growth; (4) changes in estimates subsequent to the dates of such financial information; (5) restructuring charges that may be incurred to fully integrate and operate the combined enterprise more efficiently; or (6) possible changes in the capital structure of the combined enterprise.

This unaudited pro forma information should be read together with Bendon’s and Naked’s financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Statements,” “Bendon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Naked’s

Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Future operating results may differ materially from the unaudited pro forma combined financial information presented below due to various factors including those described under the captions “risk factors”, and “disclosure regarding forward-looking statements” and elsewhere in Bendon Holdco’s annual report included in the offering memorandum.

Holdco
Unaudited Pro Forma condensed combined Statement of Financial Position
As at July 31, 2017
(in thousands of NZ Dollars)

Notes	Historical		Naked – IFRS Adjustments	(Note)	Naked (in IFRS)	Bendon Holdco(2)	Purchase Accounting Adjustments	(Note)		Financing transaction	(Note)		Other Adjustments	(Note)		Pro forma Combined
	Bendon	Naked (in U.S. GAAP)(1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents (excluding bank overdrafts)	3,464	3,287	—	—	3,287	—	(2,730)	4B	(i)(ii)	28,650	4B	(vi)	—			32,671
Trade and other receivables	21,512	410	—	—	410	—	—	—		—	—		—	—		21,922
Inventories	34,966	3,033	—	—	3,033	—	—	—		—	—		—	—		37,999
Prepaid expenses and deposits	—	234	—	—	234	—	—	—		—	—		—	—		234
Current tax receivable	—	—	—	—	—	—	—	—		—	—		—	—		0
Related party receivables	13,467	199	—	—	199	—	—	—		—	—					13,666
TOTAL CURRENT ASSETS	73,409	7,163	—	—	7,163	—	(2,730)	—		28,650	—			—		106,492
NON-CURRENT ASSETS
Investment	0	—	—	—	—	0	—	—		—	—		—	—		0
Property, plant and equipment	4,277	—	—	—	—	—	—	—		—	—		—	—		4,277
Intangible assets	14,699	108	—	—	108	—	20,563	4B	(i)	—	—		—	—		35,370
TOTAL NON-CURRENT ASSETS	18,976	108	—	—	108	0	20,563	—		—	—		—	—		39,647
TOTAL ASSETS	92,385	7,271	—	—	7,271	0	17,833	—		28,650	—		—	—		146,139
LIABILITIES
CURRENT LIABILITIES
Trade and other payables	29,198	1,002	—	—	1,002	—	—	—		—	—		—	—		30,200
Interest payable	—	0	—	—	0	—	—	—		—	—		—	—		0
Factored line of credit	—	0	—	—	0	—	—	—		—	—		—	—		0
Promissory note payable	—	5	—	—	5	—	—	—		—	—		—	—		5
Borrowings	69,311	—	—	—	0	—	—	—		(11,422)	4B	(v)(vi)	(9,468)	4B	(iv)	48,421
Foreign currency derivative financial instruments	2,589	—	—	—	—	—	—	—		—	—		—	—		2,589

Holdco
Unaudited Pro Forma condensed combined Statement of Financial Position – (continued)
As at July 31, 2017
(in thousands of NZ Dollars)

Notes	Historical		Naked – IFRS Adjustments	(Note)	Naked (in IFRS)	Bendon Holdco(2)	Purchase Accounting Adjustments	(Note)		Financing transaction	(Note)		Other Adjustments	(Note)		Pro forma Combined
	Bendon	Naked (in U.S. GAAP)(1)
Derivative on convertible notes	1,658	—	—	—	0	—	—	—		(1,658)	4B	(v)	—	—		0
Current tax liabilities	978	—	—	—	—	—	—	—		—	—		—	—		978
Provisions	1,220	—	—	—	0	—	—	—		—	—		—	—		1,220
TOTAL CURRENT LIABILITIES	104,954	1,007	—	—	1,007	—	—	—		(13,080)	—		(9,468)	—		83,413
NON-CURRENT LIABILITIES
Borrowings	0	—	—	—	0	—	—	—		—	—		—	—		0
Provisions	2,212	—	—	—	0	—	—	—		—	—		—	—		2,212
Deferred tax liabilty	0	—	—	—		—	694	4B	(i)	—	—		—	—		694
Deferred compensation	—	—	—	—	0	—	—	—		—	—		—	—		0
TOTAL NON-CURRENT LIABILITIES	2,212	—	—	—	0	—	694	—		0	—		—	—		2,906
TOTAL LIABILITIES	107,166	1,007	—	—	1,007	—	694	—		(13,080)	—		(9,468)	—		86,319
NET ASSETS/ (LIABILITIES)	(14,781)	6,264	—	—	6,264	0	17,139	—		41,730	—		9,468	—		59,820
EQUITY
Share capital	40,667	14	—	—	14	0	29,544	4B	(i)(ii)	41,730	4B	(v)(vi)	9,468	4B	(iv)	121,423
Common stock to be issued	—	19	—	—	19	—	(19)	4B	(i)	—	—		—	—		0
Accumulated paid-in capital	—	88,765	842	4A	89,607	—	(89,607)	4B	(i)	—	—		—	—		0
Accumulated deficit	—	(82,526)	(850)	4A	(83,376)	—	83,376	4B	(i)	—	—		—	—		0
Other reserves	(1,397)	—	—	—	0	—	—	—		—	—		—	—		(1,397)
Accumulated losses	(54,051)	(8)	8	—	0	—	(6,155)	4B	(i)(ii)	—	—		—	—		(60,206)
TOTAL EQUITY	(14,781)	6,264	—	—	6,264	0	17,139	—		41,730	—		9,468	—		59,820

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the closing rate as at July 31, 2017 of NZ$1 = US$0.7512 for the statement of financial position.
(2)	Bendon Holdco has a $2 investment in Bendon which is eliminated through the purchase accounting adjustments.

Holdco
Unaudited Pro Forma combined Interim Statement of Operations
For the six month period ended July 31, 2017
(in thousands of NZ dollars)

Notes	Historical		Naked Brand Group Inc. – IFRS Adjustments	(Note)	Naked Brand Group Inc. (in IFRS)	Bendon Holdco	Purchase Accounting Adjustments	(Note)		Financing transaction	(Note)	Other Adjustments	(Note)	Pro forma Combined
	Bendon Limited	Naked Brand Group Inc. (in US GAAP)(1)
Revenue	59,787	1,581	—	—	1,581	—	—	—		—	—	—	—	61,368
Cost of goods sold	(40,207)	(1,095)	—	—	(1,095)	—	—	—		—	—	—	—	(41,302)
Gross profit	19,580	486	—	—	486	—	—	—		—	—	—	—	20,066
Brand management	(25,873)	—	—	—	—	—	—	—		—	—	—	—	(25,873)
Administrative expenses	(1,891)	(7,198)	2,218	4A	(4,980)	—	(248)	4B	(iii)	—	—	—	—	(7,119)
Corporate expenses	(7,028)	—	—	—	—	—	—	—		—	—	—	—	(7,028)
Finance expense	(5,027)	(58)	—	—	(58)	—	—	—		2,632	4B (v)	1,292	4B (iv)	(1,161)
Accretion of debt discounts and finance charges	—	—	—	—	—	—	—	—		—	—	—	—	—
Brand transition, restructure and transaction expenses	(1,112)	—	—	—	—	—	—	—		—	—	—	—	(1,112)
Impairment expense	—	—	—	—	—	—	—	—		—	—	—	—	—
Other foreign currency gains/(losses)	(934)	9	—	—	9	—	—	—		—	—	—	—	(925)
Fair value gain/(loss) on convertible note derivative	3,246	—	—	—		—	—	—		—	—	—	—	3,246
Loss before income tax	(19,039)	(6,761)	2,218	—	(4,543)	—	(248)	—		2,632	—	1,292	—	(19,906)
Income tax benefit/(expense)	(174)	—		—	—	—	—	—		—	—	—	—	(174)
Loss for the year	(19,213)	(6,761)	2,218	—	(4,543)	—	(248)	—		2,632	—	1,292	—	(20,080)
Other comprehensive income	—	—	—	—	—	—	—	—		—	—	—	—	—
Exchange difference on translation of foreign operations	757	—	—	—	—	—	—	—		—	—	—	—	757
Total comprehensie income/(loss) for the period	(18,456)	(6,761)	2,218	—	(4,543)	—	(248)	—		2,632	—	1,292	—	(19,323)
Basic earnings/(loss) per share	(66.21)	(0.69)	—	—	—	—	—	—		—	—	—	—	(0.84)
Diluted earnings/(loss) per share	(66.21)	(0.69)	—	—	—	—	—	—		—	—	—	—	(0.84)
Number of Shares used to calculate Basic earnings/(loss) per share	278,740	9,800,363	—	—	—	—	—	—		—	—	—	—	22,983,474
Number of Shares used to calculate Diluted earnings/(loss) per share	278,740	9,800,363	—	—	—	—	—	—		—	—	—	—	22,983,474

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from February 1, 2017 to July 31, 2017 of NZ$1 = US$0.7119

Holdco
Unaudited Pro Forma combined Interim Statement of Operations
For the seven-month period ended January 31, 2017
(in thousands of NZ dollars)

	Historical		Naked – IFRS Adjustments	(Note)	Naked (in IFRS)	Bendon Holdco	Purchase Accounting Adjustments	(Note)		Financing Adjustments	(Note)		Other Adjustments	(Note)		Pro forma Combined
Notes	Bendon	Naked (in U.S. GAAP)(1)
Revenue	96,284	1,579	—	—	1,579	—	—	—		—	—		—	—		97,863
Cost of goods sold	(57,144)	(1,196)	—	—	(1,196)	—	—	—		—	—		—	—		(58,340)
Gross profit	39,140	383	—	—	383	—	—	—		—	—		—	—		39,523
Brand management	(32,040)	—	—	—	—	—	—	—		—	—		—	—		(32,040)
Administrative expenses	(2,383)	(9,244)	3,284	4 A	(5,960)	—	(305)	4B	(iii)	—	—		—	—		(8,648)
Corporate expenses	(8,082)	—	—	—	—	—	—	—		—	—		—	—		(8,082)
Finance expense	(6,238)	—	—	—	—	—	—	—		1,201	4B	(v)	3,759	4B	(iv)	(1,278)
Accretion of debt discounts and finance charges	—	(68)	—	—	(68)	—	—	—		—	—		—	—		(68)
Brand transition, restructure and transaction expenses	(1,321)	(1)	—	—	(1)	—	—	—		—	—		—	—		(1,322)
Impairment expense	(292)	—	—	—	—	—	—	—		—	—		—	—		(292)
Other foreign currency gains/(losses)	(3,306)	(5)	—	—	(5)	—	—	—		—	—		—	—		(3,311)
Fair value gain/(loss) on Convertible Notes derivative	(592)	—	—	—	—	—	—	—		—	—		—	—		(592)
Loss before income tax	(15,114)	(8,935)	3,284	—	(5,651)	—	(305)	—		1,201	—		3,759	—		(16,110)
Income tax (expense)/benefit	(865)	—	—	—	—	—	—	—		—	—		—	—		(865)
Loss for the period	(15,979)	(8,935)	3,284	—	(5,651)	—	(305)	—		1,201	—		3,759	—		(16,975)
Other comprehensive income
Exchange difference on translation of foreign operations	(29)	—	—	—	—	—	—	—		—	—		—	—		(29)
Total comprehenceive income/(loss) for the period	(16,008)	(8,935)	3,284	—	(5,651)	—	(305)	—		1,201	—		3,759	—		(17,004)
Basic earnings/(loss) per share	(60.54)	(2.06)	—	—	—	—	—	—		—	—		—	—		(0.74)
Diluted earnings/(loss) per share	(60.54)	(2.06)	—	—	—	—	—	—		—	—		—	—		(0.74)
Number of Shares used to calculate Basic earnings/(loss) per share	264,441	4,347,152	—	—	—	—	—	—		—	—		—	—		22,983,474
Number of shares used to calculate Diluted earnings/(loss) per share	264,441	4,347,152	—	—	—	—	—	—		—	—		—	—		22,983,474

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from August 1, 2016 to January 31, 2017 of NZ$1 = US$0.7171.

Holdco
Unaudited Pro Forma combined Statement of Operations
For the year ended June 30, 2016
(in thousands of NZ dollars)

	Historical		Naked – IFRS Adjustments	(Note)	Naked (in IFRS)	Bendon Holdco	Purchase Accounting Adjustments	(Note)		Other Adjustments	(Note)		Pro forma Combined
Notes	Bendon	Naked (in U.S. GAAP)(1)
Revenue	151,000	2,248	—	—	2,248	—	—	—		—	—		153,248
Cost of goods sold	(83,525)	(2,493)	—	—	(2,493)	—	—	—		—	—		(86,018)
Gross profit	67,475	(245)	—	—	(245)	—	—	—		—	—		67,230
Brand management	(48,362)	—	—	—	—	—	—	—		—	—		(48,362)
Administrative expenses	(4,090)	(18,107)	2,248	4 A	(15,859)	—	(522)	4B	(iii)	—	—		(20,471)
Corporate expenses	(13,002)	—	—	—	—	—	—	—		—	—		(13,002)
Finance expense	(10,409)	(825)	—	—	(825)	—	—	—		6,479	4B	(iv)	(4,755)
Accretion of debt discounts and finance charges	—	(10,520)	—	—	(10,520)	—	—	—		—	—		(10,520)
Brand transition, restructure and transaction expenses	(2,232)	—	—	—	—	—	—	—		—	—		(2,232)
Impairment expense	(2,157)	—	—	—	—	—	—	—		—	—		(2,157)
Other foreign currency gains/(losses)	(2,423)	(16)	—	—	(16)	—	—	—		—	—		(2,439)
Fair value gain/(loss) on convertible notes derivative	—	—	—	—	—	—	—	—		—	—		—
Loss before income tax	(15,200)	(29,713)	2,248	—	(27,465)	—	(522)	—		6,479			(36,708)
Income tax (expense)/benefit	(5,546)	—	—	—	—	—	—	—		—	—		(5,546)
Loss for the year	(20,746)	(29,713)	2,248	—	(27,465)	—	(522)	—		6,479	—		(42,254)
Other comprehensive income
Exchange differences on translation of foreign operations	31	—	—	—	—	—	—	—		—	—		31
Total comprehensive income/(loss) for the year	(20,715)	(29,713)	2,248	—	(27,465)	—	(522)	—		6,479	—		(42,223)
Basic earnings/(loss) per share	(82.86)	(4.87)	—	—	—	—	—	—		—	—		(1.84)
Diluted earnings/(loss) per share	(82.86)	(4.87)	—	—	—	—	—	—		—	—		(1.84)
Number of Shares used to calculate Basic earnings/(loss) per share	250,000	6,104,379	—	—	—	—	—	—		—	—		22,983,474
Number of Shares used to calculate Diluted earnings/(loss) per share	250,000	6,104,379	—	—	—	—	—	—		—	—		22,983,474

(1)	The information for Naked was originally denominated in U.S. dollars and has been converted to New Zealand dollars based on the average exchange rate for the period from August 1, 2015 to July 31, 2016 of NZ$1 – US$0.6716.

Holdco

Unaudited Pro Forma Combined Per Share Information
For the six months ended July 31, 2017

Pro forma Consolidated
(In thousands of New Zealand dollars except number of share and per share amounts)
Pro forma net income/(loss)	(19,323)
Weighted average number of ordinary shares	22,983,474
Basic earnings per share	(0.84)
Diluted earnings per share	(0.84)

Holdco

Unaudited Pro Forma Combined Per Share Information
For the 7 months ended January 31, 2017

Pro forma Combined
(In thousands of New Zealand dollars except number of share and per share amounts)
Pro forma net income/(loss)	17,004
Weighted average number of ordinary shares	22,983,474
Basic earnings per share	(0.74)
Diluted earnings per share	(0.74)

Holdco

Unaudited Pro Forma Combined Per Share Information
For the year ended June 30, 2016

Pro forma Combined
(In thousands of New Zealand dollars except number of share and per share amounts)
Pro forma net income/(loss)	(42,223)
Weighted average number of ordinary shares	22,983,474
Basic earnings per share	(1.84)
Diluted earnings per share	(1.84)

1. Basis of preparation

The accompanying unaudited pro forma combined financial statements were prepared in accordance with IFRS and Article 11 of SEC Regulation S-X. The unaudited pro forma combined balance sheet was prepared using the historical balance sheets of Bendon and Naked as of July 31, 2017. Bendon fiscal year ends on June 30 and Naked’s fiscal year ends on January 31. As the fiscal year ends differ by more than 93 days, financial information for the pro forma has been derived for the purposes of preparing the unaudited pro forma combined financial statements. The unaudited pro forma combined statements of profit or loss and comprehensive income were prepared using:

•	The historical statement of profit or loss and comprehensive income of Bendon for the unaudited six months ended July 31, 2017, the audited seven months ended January 31, 2017 and the audited year ended June 30, 2016;
•	The historical unaudited statement of operations of Naked for the six months ended July 31, 2017
•	The historical unaudited statement of operations of Naked for the seven months ended January 31, 2017 which has been derived by combining the financial data from the historical unaudited statement of operations of Naked for the six months ended January 31, 2017 and the one month ended July 31, 2016, adjusted for the conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD; and
•	The historical unaudited statement of operations of the Naked for the year ended July 31, 2016 which has been derived by combining the financial data from the historical unaudited statement of operations of Naked for the six months ended July 31, 2016 to the historical unaudited statement of operations of the Naked for the six months ended January 31, 2016, adjusted for the conversion of Naked’s financial statements from U.S. GAAP to IFRS and translation from USD to NZD. This results in the pro forma combining Bendon results for the year ended June 30, 2016 with Naked results for the year ended July 31, 2016. This is permitted by S-X Article 11 which allows the ending date of the periods included for the target company to differ from those of the registrant by up to 93 days provided that the resulting annual and interim periods are of the same length required for the registrant, and there are no overlaps or gaps in the registrant’s information.

The unaudited pro forma consolidated financial information was prepared using the acquisition method of accounting with Holdco treated as the acquiring entity. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration issued in connection with the Transaction. In the unaudited pro forma combined balance sheet, Naked’s purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the Transactions. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma combined financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by Holdco with the services of outside valuation specialists during the valuation period of the Transactions. Accordingly, the purchase price allocation adjustments reflected in the unaudited pro forma consolidated financial statements are preliminary, and have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value upon the conclusion of the valuation period of the Transactions.

The unaudited pro forma consolidated statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as recognition of intangible assets and additional equity contribution. The unaudited pro forma combined statements of profit or loss and other comprehensive income does not include the impact of any (1) any integration costs that may be incurred as a result of the Transactions; (2) potential future synergies that may result from the transaction; (3) any allowance for revenue attrition or revenue opportunities that may be derived from the combined enterprise’s plans for growth; (4) changes in estimates subsequent to the dates of such financial information; (5) restructuring charges that may be incurred to fully integrate and operate the combined enterprise more efficiently; or (6) possible changes in the capital structure of the combined enterprise.

2. Significant Accounting Policies

The unaudited combined financial statements of Holdco were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The financial statements of Naked were originally prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) which have been converted to IFRS for the purposes of the unaudited combined pro forma financial statements. The unaudited pro forma combined financial information is presented in an abbreviated form, as permitted by SEC rules and regulations and therefore does not comply with all presentation and disclosure requirements of IFRS. The transition from U.S. GAAP to IFRS resulted in adjustments as described in Note 4 A. Neither the reconciliation to IFRS nor the resulting pro forma financial information have been audited.

Following a review of accounting policies, there were no adjustments required to Naked’s numbers in the pro forma combined financial information to align accounting policies other than the conversion to IFRS. Following the consummation of the Transaction, management will conduct a final review of Naked’s accounting policies in an effort to determine if differences in accounting policies require further adjustment or reclassification of Naked’s statement of operations or reclassification of assets or liabilities to conform to Holdco’s accounting policies and classifications, as required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

3. Business Combination Accounting

The unaudited pro forma combined financial information shows the impact of the acquisition of Naked on Holdco combined balance sheet and statements of profit or loss and comprehensive income under the acquisition method of accounting with Holdco treated as the acquirer. The factors that were considered in determining that Holdco should be treated as the accounting acquirer were based on the relative voting rights in the combined company, the composition of the board of directors in the combined company, the relative size of Holdco, and the composition of senior management of the combined company.

Purchase Consideration

Holdco has estimated the purchase consideration by reference to the value Holdco would have to pay in the form of the number of shares it would have to give to the owners of the target that would result in Holdco acquiring 100% of the issued capital of the target.

Holdco has estimated the value of the target by reference to the current market capitalisation of the target determined by the share price of US$1.46 and a control premium of 30%. The total consideration is estimated at US$19.6m.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed will be measured at their fair values on the acquisition date. The unaudited pro forma combined financial information therefore includes estimated adjustments to record the assets and liabilities of Naked at their respective fair values and represents management’s best estimates based on information available at this time. The pro forma adjustments may be revised as additional information becomes available and additional analysis is performed. The statement of profit or loss and comprehensive income adjustments are derived from these estimates and are also subject to change. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Naked’s identifiable assets and liabilities as of the date of acquisition. The final acquisition accounting adjustments may be materially different from the pro forma adjustments presented in this document.

The excess of the consideration paid over Naked’s identifiable net assets acquired (after recognition of the adjustments noted above) has been allocated to goodwill, customer relationships and trademark. Goodwill reflects the anticipated benefits of the acquisition that are in addition to the fair value of the separately identifiable assets and liabilities acquired. These benefits could include, but are not limited to, expanded growth opportunities in the rental equipment business, cost savings from synergies of the merger, and the sharing of best practices in the operations of both companies.

Goodwill that arises in a business combination is required to be attributed to the combined enterprise’s cash generating units based upon the synergistic benefits that have arisen from the acquisition. A cash generating unit is a separate group of assets that generates cash flows independently of other parts of the business. Holdco’s management has not determined the allocation of goodwill to separate cash generating units. This exercise will be undertaken post-completion of the acquisition.

Goodwill and certain indefinite-life intangible assets are not amortized. Instead, impairment tests are performed at least annually or more frequently if circumstances indicate an impairment event may have occurred.

Customer relationship and trademarks are considered to be amortising intangible assets. A deferred tax liability has been recognised in relation to these intangible assets. Customer relationships and trademarks are considered to have a 5 year useful life.

4. Pro Forma Assumptions and Adjustments

A. Adjustments from U.S. GAAP to IFRS

Naked’s historical audited and unaudited financial statements were prepared in accordance with U.S. GAAP and were presented in U.S. dollars. For purpose of preparing the unaudited pro forma condensed combined financial information, Naked’s historical audited financial statements prepared under U.S. GAAP were translated to NZ dollars and reconciled to IFRS, as applicable, based on a preliminary IFRS analysis.

As a result of this analysis, stock-based compensation expense was recalculated under IFRS to reflect the use of graded vesting methodology rather than straight-line vesting methodology that had been applied under U.S. GAAP, and certain differences in the grant date and respective fair values for non-employee options under U.S. GAAP reclassified as employee options under IFRS were recalculated. In addition, IFRS permits a first-time adopter of IFRS to elect to deem all cumulative foreign currency translation differences that arose prior to the transition date to be deemed to be zero. To reflect these difference, the following adjustments were made to the consolidated pro forma balance sheets and Pro Forma Statements of Operations;

i)	An adjustment was made to increase accumulated paid-in capital by $0.842 million, with a corresponding increase in retained deficit;
ii)	An adjustment was made to reclassify accumulated other comprehensive losses of $0.008 million to retained deficit;
iii)	an adjustment was made to decrease administrative expenses by $2.218 million on the Pro Forma Interim Statement of Operations for the six month period ended July 31, 2017;
iv)	an adjustment was made to decrease administrative expenses by $3.284 million on the Pro Forma Interim Statement of Operations for the seven-month period ended January 31, 2017;
v)	an adjustment was made to decrease administrative expenses by $2.248 million on the Pro Forma Statement of Operations for the year ended June 30, 2016.

This reconciliation from U.S. GAAP to IFRS has not been audited.

B. Pro Forma Adjustments

i) Purchase accounting

The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with IFRS 3. Under this method, the Naked assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The actual fair values will be determined upon the completion of the merger and may vary from these estimates. $20.563 million intangible assets have been recognised on acquisition (customer relationships $0.479 million, trademark $2.000 million, goodwill $18.085 million). Customer relationships and trademarks are considered to have a 5 year useful life and an associated deferred tax liability has been recognised.

The results of the purchase price allocation resulting from the transaction is summarized below:

Purchase price allocation (PPA)	$NZD (million)
Consideration paid	26.133
Net tangible assets	(6.264)
Total identifiable intangibles	(2.478)
Deferred tax liability	0.694
Residual goodwill	18.085

ii) Transaction costs

Costs associated with preparing the documentation in relation to the merger between Bendon and Naked, and the costs relating to registration of Bendon in the United States have been included in this pro forma and include legal, valuation, advisors, and audit costs, which have and will be settled in cash and in equity on completion of the registration. $2.730m transaction costs are expected to be cash settled and $3.425m transaction costs are expected to be equity settled.

The transaction costs are direct, incremental costs of the specific acquisition which are not yet reflected in the historical financial statements of either the target or acquirer. Given the costs are non-recurring and directly relate to the transaction, no adjustment has been made in the pro forma income statement, but the pro forma balance sheet has been adjusted.

iii) Amortisation of identifiable intangible assets recognised in the proposed business combination

A depreciation expense of $0.522 million has been recognized in the year ended June 30, 2016, a depreciation expense of $0.305 million has been recognized in the 7 months ended January 31, 2017 and a depreciation expense of $0.248 million has been recognized in the 6 months ended July 31, 2017 as if the proposed business combinations had occurred on July 1, 2015.

iv) Conversion of Shareholder Loan

The merger will result in the shareholder loan converting to equity ($9.468 million). This has resulted in a reduction in interest expense in fiscal year 2016, the 7 month period to January 31, 2017 and the 6 month period to July 31, 2017 of $6.479m, $3.759m, and $1.292m, respectively.

v) Conversion of convertible notes

Subsequent to July 31, 2017, NZ$15.1m convertible notes converted to equity. In the six month period ended July 31, 2017 and the seven month period ended January 31, 2017, associated interest of $2.632m and $1.201m, respectively, has been removed in the pro forma as if the proposed business combination had occurred on July 1, 2015. In the balance sheet at July 31, 2017, borrowings of $15.122 million and a derivative of $1.658 million in relation to the convertible notes have been adjusted to equity in the proforma, as if the proposed business combination had occurred on July 1, 2015.

vi) Convertible note and equity issuance

Subsequent to July 31, 2017, US$2.6m ($3.7m) convertible notes were issued and therefore the associated cash and increase in borrowings has been included in the pro forma balance sheet as if the proposed business combination had occurred on July 1, 2015. In addition, subsequent to July 31, 2017, US$17.5m ($24.9m) equity was issued and therefore the associated cash and increase in cash has been included in the pro forma balance sheet.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow Naked’s Board of Directors to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.

The adjournment proposal will only be presented to stockholders if, based on the tabulated vote, Naked fails to receive a sufficient number of votes to approval the merger proposal. The purpose of the adjournment proposal is to provide more time for Naked to obtain stockholder approval for the merger proposal.

Consequences If the Adjournment Proposal Is Not Approved

If the adjournment proposal is presented to the meeting and is not approved by the stockholders, Naked’s Board of Directors may not be able to adjourn the annual meeting to a later date or dates. In such event, the Transactions would not be completed. However, in addition to an adjournment of the annual meeting upon approval of an adjournment proposal, the Board of Directors of Naked is empowered under Nevada law to postpone the meeting at any time prior to the meeting being called to order. In such event, Naked will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Required Vote

The approval of the adjournment proposal will require the shares of Naked common stock voting in favor of the proposal to exceed the shares of Naked common stock voting in opposition to the proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not constitute votes in favor of or in opposition to the adjournment proposal, and therefore will have no effect on such proposal.

THE NAKED BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NAKED STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

ELECTION OF DIRECTORS

The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year:

•	Carole Hochman
•	Joel Primus
•	Paul Hayes
•	Martha Olson
•	Jesse Cole
•	Justin Davis-Rice
•	Edward Hanson

If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Unless otherwise provided by law, any vacancy on the board of directors, including a vacancy created by an increase in the authorized number of directors, may be filled by the stockholders, by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the section entitled “Executive Officers, Directors and Corporate Governance.”

Naked stockholders should understand, however, that if the Merger is completed, the effect of the approval of this proposal will be limited since the composition of the Naked board of directors will be changed upon completion of the Merger.

Required Vote

The election of each of the above director nominees requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

THE NAKED BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NAKED STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE ABOVE DIRECTOR NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed the firm of BDO USA, LLP as Naked’s independent registered public accounting firm for the fiscal year ended January 31, 2019. During fiscal 2018, BDO USA, LLP served as Naked’s independent registered public accounting firm.

Representatives of BDO USA, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions. Although stockholder ratification of the appointment of Naked’s independent registered public accounting firm is not required by Naked’s bylaws or otherwise, Naked is submitting the appointment of BDO USA, LLP to Naked’s stockholders for ratification to permit stockholders to participate in this important corporate decision. If ratification is not obtained, the audit committee will consider this fact when it appoints the independent auditor for fiscal 2019, but will not be required to appoint a different independent auditor. Even if the appointment of BDO USA, LLP is ratified, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Naked.

Naked stockholders should understand, however, that if the Merger is completed, the effect of this proposal will be limited since the new Naked board of directors may decide to engage a new independent registered public accounting firm.

Principal Accountant Fees and Services

The following table presents aggregate fees billed to Naked for services rendered by BDO USA, LLP during the fiscal years 2018 and 2017.

	Fiscal year ended January 31, 2018	Fiscal year ended January 31, 2017
Audit Fees	$176,367	$161,669
Audit-Related Fees	—	—
Tax Fees	11,445	13,016
All Other Fees	—	—
Total	$187,812	$174,685

Audit Fees

Consist of fees billed for professional services rendered for the audits of Naked’s financial statements, reviews of Naked’s interim financial statements included in quarterly reports, services performed in connection with Naked’s regular filings with the Securities and Exchange Commission and other services that are normally provided by Naked’s independent registered public accounting firm for the fiscal years ended January 31, 2018 and 2017, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

None

Tax Fees

Tax Fees are the aggregate fees billed by Naked’s independent auditor for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

None

Preapproval Policies and Procedures

Naked’s Audit Committee has established a policy governing Naked’s use of the services of Naked’s independent registered public accounting firm. Under this policy, Naked’s Audit Committee is required to pre-approve all audit and non-audit services performed by Naked’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by BDO USA, LLP for Naked’s fiscal years 2018 and 2017 were pre-approved by Naked’s Audit Committee in accordance with this policy.

Required Vote

Ratification of BDO USA, LLP as Naked’s independent registered public accounting firm will require the shares of Naked common stock voting in favor of the proposal to exceed the shares of Naked common stock voting in opposition to the proposal.

THE NAKED BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NAKED STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS NAKED’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED JANUARY 31, 2019.

MANAGEMENT OF HOLDCO FOLLOWING THE TRANSACTIONS

Information about Executive Officers, Directors and Nominees

At the effective time of the business combination, in accordance with the terms of the Merger Agreement, the board of directors and executive officers of Holdco will be as follows:

Name	Age	Position
Carole Hochman	72	Chairman of the Board
Justin Davis-Rice	47	Chief Executive Officer
Paul Hayes	51	Director
[•]	[•]	Director
[•]	[•]	Director
Howard Herman	52	Chief Financial Officer

Justin Davis-Rice has been a member of Holdco’s board of directors since its formation and will become Holdco’s Chief Executive Officer upon consummation of the Transactions. Mr. Davis-Rice is currently Executive Chairman of Bendon Limited. Prior to becoming Executive Chairman, Mr. Davis-Rice served as Chief Executive Officer of Bendon Limited for six years during which he transformed the company through an operational restructuring and a re-engineering of key functional and operational aspects of the business including, supply chain, human resources, design and development, sourcing, wholesale and retail sales. Prior to joining Bendon Limited, Mr. Davis-Rice co-founded Pleasure State, an intimate apparel company which he merged with Bendon Limited in May 2010. Mr. Davis-Rice helped turn Pleasure State into a business with multimillion dollar earnings. Mr. Davis-Rice has served as a member of Naked’s board of directors since January 2017.

Carole Hochman will become a Holdco’s Chairman of the Board upon consummation of the Transactions. Ms. Hochman has served as Naked’s Chief Executive Officer and Chief Creative Officer and as a member of Naked’s board of directors since June 2014. Ms. Hochman is a renowned designer and sleepwear pioneer. She has been creating intimate apparel for more than 30 years and was the driving force behind the Carole Hochman Design Group for which she served as Chief Creative Officer until her departure in November 2013 and for which she was previously CEO from September 1992 until its acquisition by Komar in 2010. Under Ms. Hochman’s leadership, Carole Hochman Design Group manufactured Carole Hochman brand of sleepwear, loungewear and daywear and numerous sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson. Ms. Hochman excels in translating brand identity into intimate apparel and has an innate ability to identify opportunities and trends and forecast successful endeavors that the rest of the industry quickly follows. She was one of the first designers to embrace the concept of QVC, recognizing the power of the home shopper, a customer who has proved loyal to her from the start. Ms. Hochman graduated from Drexel University. The parties believe Ms. Hochman’s experience in the fashion industry make her well suited to serve as a member of the Board.

Paul Hayes will become a member of Holdco’s board of directors upon consummation of the Transactions. Mr. Hayes has served as a member of Naked’s board of directors since February 2015. Mr. Hayes, a certified public accountant, has been the Vice President Finance for Parfums de Coeur Ltd, a beauty and wellness products concern, since September 2014. From October 2013 to August 2014 he was an independent consultant providing advice to a range of companies in the areas of financial reporting, systems implementation, risk management, and compliance. Through September 2013 and for more than five years previous he was with The Warnaco Group, Inc. in several roles of financial leadership. He has extensive global experience managing and driving growth in a wide range of industries, particularly in the intimate apparel and sleepwear categories through his tenure at Calvin Klein. Mr. Hayes is a Certified Public Accountant and led the commercial finance and accounting team for the $500 million Calvin Klein brand business in Europe in his capacity as Chief Financial Officer for the Europe region of The Warnaco Group. Previously, he held senior positions at Nokia Corporation and Deloitte & Touche LLP. Mr. Hayes received a BBA from Iona College and an MBA from New York University Leonard N. Stern School of Business. The parties believe Mr. Hayes’ extensive business experiences in the apparel merchandising industries make him well suited to serve as a member of the Board.

Howard Herman will become Holdco’s Chief Financial Officer upon consummation of the Transactions. Mr. Herman joined Bendon in March 2015 and is a Chartered Accountant with 25 years’ experience in the retail, finance and property sectors. Prior to joining Bendon, Mr. Herman was a Director for 4.5 years at Universal Retail Brands which completed a management buyout of the Queenspark fashion retail chain from Specialty Fashion Group, and subsequently bought Events Fashion. The business were subsequently sold to Noni B, a retailer listed on the Australia Stock Exchange, ASX. Previously Mr. Herman was CFO at Speciality Fashion Group for 9 years. Speciality Fashion Group is a leading Apparel ASX listed retailer with over 900 doors across Australia and New Zealand and revenues of approximately AUD$800m.

Family Relationships

There are no family relationships between any of Holdco’s executive officers and directors or director nominees.

Independence of Directors

We have applied to list the Holdco Ordinary Shares on Nasdaq following consummation of the Transactions. As a result, Holdco will adhere to the rules of Nasdaq in determining whether a director is independent, unless its securities are ultimately listed on the NYSE, in which case it will adhere to the rules of the NYSE in determining whether a director is independent. The board of directors of Holdco has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The listing standards of the exchanges general define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The parties have determined that Messrs. Hayes, [•] and [•] will be considered independent directors. Holdco’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Risk Oversight

Holdco’s board of directors will oversee the risk management activities designed and implemented by Holdco’s management. Holdco’s board of directors will execute its oversight responsibility both directly and through its committees. Holdco’s board of directors will also consider specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. Holdco’s management, including its executive officers, is primarily responsible for managing the risks associated with operation and business of the company and will provide appropriate updates to the board of directors and the audit committee. Holdco’s board of directors will delegate to the audit committee oversight of its risk management process, and its other committees will also consider risk as they perform their respective committee responsibilities. All committees will report to the board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Meetings and Committees of the Board of Directors

Upon consummation of the business combination, Holdco will establish separately standing audit, corporate governance and nominating and compensation committees.

Audit Committee Information

Effective upon consummation of the Transactions, Holdco will establish an audit committee comprised of Messrs. Hayes, [•] and [•]. Each of the members of the audit committee will be independent under the applicable listing standards and the rules and regulations of the SEC. The audit committee will have a written charter. The purpose of the audit committee will be, among other things, to appoint, retain, set compensation of, and supervise Holdco’s independent accountants, review the results and scope of the audit and other accounting related services and review Holdco’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of directors who are “financially literate,” as defined under the applicable listing standards. Such listing standards generally define “financially literate”

as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Holdco will be required to certify to the exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Holdco board of directors has determined that, upon consummation of the Transactions, Mr. Hayes will satisfy the exchange’s definition of financial sophistication and also will qualify as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Nominating Committee Information

Effective upon consummation of the Transactions, Holdco will establish a nominating committee of the board of directors comprised of Messrs. Hayes and [•]. Each member of the nominating committee will be independent under the applicable listing standards. The nominating committee will have a written charter. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Holdco’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Information

Effective upon consummation of the Transactions, Holdco will establish a compensation committee of the board of directors comprised of Messrs. [•] and [•]. Each member of the compensation committee will be independent under the applicable listing standards. In addition, each member will be a “non-employee” director as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined under Section 162 of the Internal Revenue Code of 1983, as amended (the “Code”), and the rules and regulations thereunder. The compensation committee will have a written charter. The purpose of the compensation committee will be to review and approve compensation paid to Holdco’s officers and directors and to administer Holdco’s incentive compensation plans, including authority to make and modify awards under such plans.

Code of Ethics

Effective upon consummation of the Transactions, Holdco will adopt a Code of Ethics that applies to all of its employees, officers, and directors. This includes Holdco’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Holdco’s Code of Ethics will be posted on its website at www.bendon.com. Holdco intends to disclose on its website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Holdco’s directors from provisions in the Code of Ethics.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is, or has been at any time, one of Holdco’s officers or employees, nor has any member of the compensation committee had any relationship with Holdco requiring disclosure under Item 404 of Regulation S-K. None of Holdco’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Holdco’s board of directors or compensation committee.

Shareholder and Interested Party Communications

Holdco’s board of directors has not established a process for shareholders or other interested parties to send communications to the board of directors, because management believed that it was premature to develop such processes prior to Holdco becoming public pursuant to this proxy statement/prospectus. However, upon consummation of the Transactions, Holdco’s independent directors will establish a process for future shareholder communications.

Holdco Executive Officer and Director Compensation Following the Merger

Executive Compensation

Following the closing of the Transactions, Holdco intends to develop an executive compensation program that is consistent with Bendon’s existing compensation policies and philosophies, which are designed to align compensation with Holdco’s business objectives and the creation of shareholder value, while enabling Holdco to attract, motivate and retain individuals who contribute to the long-term success of the company.

Decisions on the executive compensation program will be made by the compensation committee of the board of directors, which will be established at the closing of the Transactions. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain qualified executive officers and other key employees. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.

Base Salary

It is expected that Holdco’s executive officers’ base salaries will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.

Non-Equity Incentive Bonuses

Holdco intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Holdco expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of the non-equity incentive bonuses for the executive officers, subject to the terms of any employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Stock-Based Awards

Holdco intends to use stock-based awards to reward long-term performance of the executive officers. Holdco believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its shareholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the Holdco Plan described in the section entitled “Incentive Plan” below.

Employment Agreements

We anticipate that the employment agreements for the executive officers will remain in place following the consummation of the Transactions. Any new employment agreements for the executive officers following the Transactions will be subject to compensation committee approval.

Other Compensation

Holdco expects to establish or continue to maintain various employee benefit plans, including medical and 401(k) plans, in which the executive officers will participate.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by shareholders, are excluded from the deduction limit. Holdco expects that its policy will qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of Holdco and its shareholders.

Director Compensation

We expect that Holdco’s compensation committee will determine the annual compensation to be paid to the members of the board of directors upon completion of the Transactions.

Incentive Plan

The following description of the Holdco Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is included as Annex C to this proxy statement/prospectus.

The purpose of the Holdco Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, directors and consultants of Holdco and its subsidiaries and promoting the creation of long-term value for shareholders of Holdco by closely aligning the interests of such individuals with those of such shareholders. The Holdco Plan authorizes the award of shares of Holdco to encourage eligible employees to expend maximum effort in the creation of shareholder value.

Holdco plans to grant awards under the Holdco Plan in connection with new hires and promotions and in connection with its annual employee reviews. Offering an equity compensation program is vital to attract and retain the most highly skilled people in Holdco’s industry. Holdco believes that employees who have a stake in the future success of its business become highly motivated to achieve Holdco’s long-term business goals.

Based on the current number of employees and consultants of Holdco and on the current size of the Board, Holdco estimates that approximately [•] individuals will be eligible for awards under the Holdco Plan.

Administration

The Holdco Plan is administered by the compensation committee. In this summary, references to the “committee” are to the committee administering the plan or, if no such committee is designated, the Board. The committee will be comprised solely of “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Shares Subject to the Plan

Holdco may grant awards under the Holdco Plan covering up to 4,000,000 Holdco Ordinary Shares. Shares subject to awards that are forfeited or terminated will be available for future award grants under the Holdco Plan. If a holder pays the exercise price of a share option by surrendering any previously owned Holdco Ordinary Shares or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the share option exercise, the shares surrendered by the holder or withheld by Holdco will not be available for future award grants under the plan.

Under the Holdco Plan, in the event of a change in the number of Holdco Ordinary Shares outstanding as a result of a dividend on Holdco Ordinary Shares payable in shares, forward split or reverse split or other extraordinary or unusual event that results in a change in the outstanding shares as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

Awards

Holdco may grant awards under the Holdco Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to Holdco and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive share option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours.

Options

The Holdco Plan provides both for “incentive” share options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other share based award under the plan. The committee determines the exercise price per Holdco Ordinary Share purchasable under an incentive or non-qualified share option, which may not be less than 100% of the fair market value on the day of the grant. However, the exercise price of an incentive share option granted to a person possessing more than 10% of the total combined voting power of all classes of Holdco shares may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all Holdco Ordinary Shares with respect to which incentive share options are exercisable by a participant for the first time during any calendar year (under all of Holdco’s plans), measured at the date of the grant, may not exceed $100,000.

An incentive share option may only be granted within 10 years from the effective date of the Holdco Plan. An incentive share option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive share option granted to a person possessing more than 10% of the total combined voting power of all classes of Holdco shares.

Subject to any limitations or conditions the committee may impose, share options may be exercised, in whole or in part, at any time during the term of the share option by giving written notice of exercise to Holdco specifying the number of Holdco Ordinary Shares to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Holdco securities or in a combination of the two.

Generally, share options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all share options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified share option by gift to a family member of the holder or by domestic relations order to a family member of the holder or may transfer a non-qualified share option to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no share options granted under the plan may be exercised by the holder unless he or she is employed by Holdco or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the share options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested share options for a period of 12 months (or 3 months in the case of an incentive share option), or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the share option, whichever period is shorter. Similarly, should a holder die while employed by Holdco or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested share options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine, or until the expiration of the stated term of the share option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the share option will automatically terminate, except that if the holder’s employment is terminated by Holdco without cause, then the portion of any share option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the share option’s term.

Share Appreciation Rights

Under the Holdco Plan, Holdco may grant share appreciation rights to participants who have been, or are being, granted share options under the plan as a means of allowing the participants to exercise their share options without the need to pay the exercise price in cash, or Holdco may grant them alone and unrelated to an option. In conjunction with non-qualified share options, share appreciation rights may be granted either at or after the time of the grant of the non-qualified share options. In conjunction with incentive share options, share appreciation rights may be granted only at the time of the grant of the incentive share options. A share appreciation right entitles the holder to receive a number of Holdco Ordinary Shares having a fair market value equal to the excess fair market value of one Holdco Ordinary Share over the exercise price of the related share option, multiplied by the number of shares subject to the share appreciation rights. The granting of a share appreciation right in tandem with a share option will not affect the number of Holdco Ordinary Shares available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of Holdco Ordinary Shares acquirable upon exercise of the share option to which the share appreciation right relates.

Restricted Shares

Under the Holdco Plan, Holdco may award restricted shares either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted shares are made, the number of shares to be awarded, the price (if any) to be paid for the restricted shares by the person receiving the shares from Holdco, the time or times within which awards of restricted shares may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, the performance conditions, if any, and all other terms and conditions of the restricted share awards.

The Holdco Plan requires that all restricted shares awarded to the holder remain in Holdco’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted shares have been fulfilled. Holdco will retain custody of all dividends and distributions made or declared with respect to the restricted shares during the restriction period. A breach of any restriction regarding the restricted shares will cause a forfeiture of the restricted shares and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Share-Based Awards

Under the Holdco Plan, Holdco may grant other share-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Holdco Ordinary Shares, as deemed consistent with the purposes of the plan. These other share-based awards may be in the form of purchase rights, Holdco Ordinary Shares awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into Holdco Ordinary Shares and awards valued by reference to the value of securities of, or the performance of, one of Holdco’s subsidiaries. These other share-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other share-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Holdco Plan or any of Holdco’s other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of shares of Holdco that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the shares of Holdco, and Holdco’s board of directors does not authorize or otherwise approve such acquisition, then immediately prior to the closing of such acquisition, the vesting periods of any and all share options and other awards granted and outstanding under the Holdco Plan shall be accelerated and all such share options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all shares subject to such share options and awards on the terms set forth in the plan and the respective agreements respecting such share options and awards. An increase in the percentage of shares owned by any one person, or persons acting as a group, as a result of a transaction in which Holdco acquires its shares in exchange for property is not treated as an acquisition of shares.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from Holdco that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Holdco immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of shares of Holdco that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the shares of Holdco, which has been approved by Holdco’s board of directors, (i) accelerate the vesting of any and all share options and other awards granted and outstanding under the Holdco Plan, (ii) require a holder of any award granted under the plan to relinquish such award to Holdco upon the tender by Holdco to the holder of cash in an amount equal to the repurchase value of such award, and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance conditions have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Committee's determination of the degree of attainment of performance conditions, or on such other basis determined by the Committee. The obligation to tender the repurchase value to such holders may be subject to any terms and conditions to which the tender of consideration to the Holdco’s shareholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration. In addition, in the case of any share option or share appreciation right with an exercise price that equals or exceeds the price paid for a Holdco Ordinary Share in connection with the acquisition, the Committee may cancel the share option or share appreciation right without the payment of consideration therefor. For this purpose, gross fair market value means the value of the assets of Holdco, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the Holdco Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation

Assuming the Holdco Plan Proposal is approved, no participant may be granted awards for more than 1,000,000 shares under the plan in any calendar year.

Other Limitations

The committee may not modify or amend any outstanding option or share appreciation right to reduce the exercise price of such option or share appreciation right, as applicable, below the exercise price as of the date of grant of such option or share appreciation right. In addition, no option or share appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or share appreciation right or other award with a higher exercise price.

Withholding Taxes

When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in Holdco Ordinary Shares. The obligations of Holdco under the Holdco Plan are contingent on such arrangements being made.

Term and Amendments

Unless terminated by the board, the Holdco Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive share options may be made only until ten years from the initial effective date of the plan. The board may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Disposal Restrictions

Awards made to residents of New Zealand and Australia may be subject to disposal restrictions. If an offer contains a disposal restriction, the holder must comply with the disposal restriction in relation to all Holdco Ordinary Shares issued to the holder under the Holdco Plan (including on exercise of an option) for the period specified in the offer made to the holder.

New Plan Benefits

The benefits that will be awarded or paid under the Holdco Plan are not currently determinable. Awards granted under the Holdco Plan are within the discretion of the committee and, except as set forth above, the committee has not determined any future awards or who might receive them.

INFORMATION RELATED TO NAKED

Unless expressly indicated or the context requires otherwise, as used in this section, the terms the “Company,” “we,” “us,” and “our” refer to Naked and, where appropriate, its wholly owned subsidiary. Naked’s fiscal year ends on January 31. References to “fiscal 2018,” “fiscal 2017” and “fiscal 2016” represent the fiscal years ended January 31, 2018, 2017 and 2016, respectively. References to “2018,” “2017” and “2016” represent the calendar years ended December 31, 2018, 2017 and 2016, respectively. All value amounts are presented in US Dollars, unless otherwise stated.

Business of Naked

We are an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under our flagship brand name and registered trademark “Naked®”, we design, manufacture and sell men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through our online retail store www.wearnaked.com. We have a growing retail footprint for our innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom, Dillard’s, Bloomingdale’s, Amazon.com, Soma.com, SaksFifthAvenue.com, barenecessities.com and others.

The Naked brand was founded on one basic desire: to create a new standard for how products worn close to the skin fit, feel and function. Our core brand philosophy for Naked is “the freedom to be you” and we endeavor to provide products that help people feel confident, attractive and empowered while being as comfortable as wearing nothing at all. The Naked brand was founded in Vancouver, Canada in 2010, as a men’s underwear manufacturer. In 2014 we relocated our headquarters to New York City, expanded our men’s collections and developed women’s intimate apparel, sleepwear and loungewear collections. Our first women’s sleep and loungewear collections became available for retail sale online at www.wearnaked.com in September 2015 and at retail locations and other online retailers in February 2016. Also in February 2016, we launched our women’s intimate apparel products. In September 2016, we launched our first collections of Wade X Naked, a signature collection of men’s innerwear developed in collaboration with NBA Champion Dwyane Wade. In the future, we intend to expand the Naked brand through existing channels and through licensing partnerships into other apparel and product categories that exemplify the mission of our brand, such as athleisure apparel, swimwear, sportswear, hosiery, bedding, home products and others.

Our expansion into women’s sleepwear and intimate apparel in fiscal 2017 is a key part of our growth strategy given that these market segments represent $17.8 billion, or over 77% of the overall innerwear market according to data from the NPD Group. Daywear products that address consumer demand for versatile “athleisure” apparel have been the fastest growing segment of the women’s market. Our ability to attract women customers to the Naked brand is also very important to our effort to penetrate the men’s $4.3 billion U.S. innerwear market since a number of consumer research reports show that women purchase as much as 50% of men’s underwear for their husbands, boyfriends or sons.

Our products currently target men and women who are fashion and performance conscious, care about innovation and contemporary design, and desire comfort, quality and fit in their innerwear and apparel. We aim to provide an affordable luxury product for the successful and aspirational customer that enjoys the qualities of a premium garment at a price they feel delivers value. With growing awareness of our brand among these consumers and a broadening array of products, we expect to continue to expand our retail distribution through department stores, boutiques, online retail channels, hotels, spas, and other retailing channels over the next two years and beyond. We plan to also grow our direct-to-consumer business primarily through our online retail store, www.wearnaked.com, through which we will continue to commercially introduce new products as well as feature certain products, collections and styles exclusively.

Principal Products

Historically, we were strictly a men’s innerwear manufacturer and retailer and our men’s collections represented substantially all of our revenues until the third quarter of fiscal 2016. Our Fall 2015 women’s sleep and loungewear collection became available for retail sale online at www.wearnaked.com in September 2015 and at retail locations and other online retailers in February 2016. Also in February 2016, we launched our women’s intimate apparel products online and at select retailers. Our women’s collections have seen strong growth and represents approximately half of our revenues for fiscal 2017. For the three months ended October 31, 2017, woman’s products constituted 79.1% of total sales.

Men’s Collections

We currently offer a variety of innerwear products for men including boxer briefs, trunks, briefs, undershirts, t-shirts, lounge pants, lounge shorts and robes. Our three primary men’s collections are: Luxury, Active and Essential. Our men’s Luxury collection utilizes MicroModal fabric, which is a lightweight, highly soft fabric that has breathable moisture-wicking qualities and made using a carbon-neutral, eco-friendly process. Our Active collection is based on a high-performance Microfiber fabric, a nylon-based textile that is smooth and resilient while providing moisture-wicking properties. We have been producing our full line of men’s underwear using these fabrics since the inception of our business. Our Essential collection is made of Cotton Stretch fabric for a light, comfortable everyday fit. Underwear and undershirts in this collection are sold in 2-packs to access a broader customer base.

We also offer men’s products in other fabrics including Microfiber with X-Static® Silver, French Terry, Modal Cotton and Tencel. All of the fabrics we use are readily available in many countries. Additionally, we produce boxer briefs and V-neck t-shirts with microfiber using X-Static® Silver, a high-performance fabric, which helps regulate body temperature and provides anti-odor and antimicrobial protection. X-Static® Silver fabric contains 99.9% pure silver woven into the garment’s nylon threads, which naturally deters odor-causing bacteria, wicks away moisture, is anti-chaffing and naturally cooling.

During fiscal 2017, we expanded our Essentials collection to include loungewear in Peruvian Pima Cotton, a superior cotton that is prized for its softness and breathability. We also introduced a new product called the Naked ShieldTM which incorporates special fabric featuring Circuitex technology that provides wireless shielding and antimicrobial/anti-odor properties.

Women’s Collections

Our women’s loungewear and sleepwear collections are based on two of the same fabrics used in our collections for men: Luxury Micromodal and Essential Cotton Stretch. Our three primary women’s collections are: Luxury, Everyday and Essential. These women’s collections include a range of products such as boyshorts, hipsters, lounge pants, camisoles, tank tops, pajamas, chemises and sleepshirts. We also make French terry robes, Alpaca throws, as well as Double Gauze woven cotton sleepwear. True to our brand mission, we believe these designs deliver superior fit, feel and function with timeless looks and at premium affordable prices that make them appealing to a broad consumer market.

Our Everyday collection consists of three core groups of daily essentials including wire-free bralettes and thongs, modern briefs and hipster style panties meant for everyday use for a range of different occasions. Everyday Naked is constructed from Peruvian Pima cotton stretch fabric that is designed to be ultra-light, soft and breathable. Naked Luxury intimates, are made from soft MicroModal fabric with 360-degree stretch that is designed to naturally wick away moisture and be cool to the touch. We have designed our intimate apparel collection according to our mission to deliver the highest standard of fit, feel, function and look for the modern active woman.

Our Essential collection consists of pajamas, sleepshirts, robes, loungewear, yogawear and chemises made from Peruvian Pima Cotton for everyday comfort and style.

Distribution

We sell our products through wholesale relationships and through direct-to-consumer channels. The wholesale channel is currently our largest channel and consists of department stores as well as boutique apparel stores and undergarment stores. Our two largest distribution partners are Nordstrom, which carries our products in its online store, Nordstrom.com, and Bloomingdales, which carries our product at select stores in the U.S. We also sell our products through Dillard’s, Soma.com, SaksFifthAvenue.com and a growing number of boutiques and specialty stores. We are targeting additional key retail store partners in the U.S. in 2017 for our men’s and women’s products. In addition to selling in key department stores in North America, Naked also sells through online stores such as Amazon.com, barenecessities.com, hackberry.com, hisroom.com and freshpair.com.

We also sell all of our products direct-to-consumer through our internet retail store, www.wearnaked.com. Our internet retail store is optimized for use on all online platforms and provides our customers with a premium online shopping experience and access to our entire product line. Our direct-to-consumer channel has become an increasingly significant part of our business and we expect it will continue to do so as our brand awareness increases in North America and internationally. We believe that the availability of online sales is convenient for our customers and enhances the image of our brand, making our brand and products more accessible in more markets than in brick and mortar stores alone. We plan to commercially introduce new products at www.wearnaked.com as well as feature certain products, collections and styles exclusively.

Production

We utilize manufacturing partners outside of the United States to produce our products. Currently, our primary production is in China although we have limited production in India, Peru, Bangladesh and Thailand and may expand into other territories in 2018.

We believe we have developed good relationships with a number of our vendors and we seek to ensure that they share our commitment to quality and ethics. We do not have any long-term agreements requiring us to use any manufacturer. Our primary production partner during fiscal 2017 has been TMS Fashion, a wholly-owned subsidiary of LuenThai Holdings Limited, a Hong Kong Stock Exchange-listed company. We began working with TMS and LuenThai in 2014 in an effort to streamline and scale up our production capabilities by leveraging a large, established manufacturing resource. We believe this partnership allows us access to “best-in-class” fabrics, materials and manufacturing techniques while reducing our need for fixed overhead. Further, we sublet our principal office location in New York City from Tellas, Inc., another wholly-owned subsidiary of LuenThai operating in the U.S. We have additional manufacturing relationships for our women’s intimate apparel collections and expect to work with additional manufacturers as we expand our product offering.

Sources and Availability of Raw Materials

Raw materials, which include fabric and accessories, are sourced from all over the world, including Italy, Turkey, China, Peru, India and Bangladesh. We believe these fabrics and raw materials are readily available from multiple sources. Currently, we work closely with TMS Fashion and LuenThai, who are responsible for all of the sourcing of our raw materials for our men’s and women’s collections. We have additional sourcing relationships for our women’s intimate apparel collections and we expect to work with additional sourcing partners as we expand our product offering.

Key Customers

In fiscal 2017, sales were concentrated with Bloomingdales and Nordstrom, which accounted for 14% and 12%, respectively of our net sales. During fiscal 2016, Nordstrom accounted for 41% of our net sales. The decline in percentage of sales to key customers during the nine months ending fiscal 2015 is due to the addition of other key department stores, specialty accounts, and third-party e-commerce stores. Nordstrom and Bloomingdales are currently of key importance to our business and our results of operations, which would be materially adversely affected if these relationships ceased to exist or are significantly reduced. These customers do not have ongoing purchase commitments with us nor do any of our other customers. Therefore, we cannot guarantee that the volume of sales will remain consistent going forward. We typically enter into agreements with department store and larger retail customers which cover the material terms and conditions of purchase orders such as shipping terms, pricing policies, payment terms and cancellation policies. We are targeting additional department store and retail customers to become additional key accounts of our business in fiscal 2019 and beyond.

Marketing

Our marketing strategy is primarily focused on digital and social media marketing aimed at increasing brand awareness and helping drive sales growth cost-efficiently. We have engaged consultants, where necessary, to provide marketing advisory and execution services to our company, including assistance with brand management, public relations, celebrity alignment, strategic retail placement, manufacturing strategy, and strategic and creative development and assistance. We intend to continue to grow our investment in marketing and brand awareness-building activities, including internet and media marketing to consumers and retailers, attendance at apparel trade shows and exploration of other strategic marketing opportunities.

Competition

Men’s and women’s innerwear is a very competitive market with many high profile undergarment manufacturers such as, Calvin Klein, Polo Ralph Lauren, 2(x)ist, Hugo Boss, Tommy John, Saxx Giorgio Armani, Tommy Hilfiger, Michael Kors, DKNY, Natori, Free People, Hanky Panky, Commando, Cosabella, MeUndies, Bread&Boxers, Frigo and others. We believe there are currently over 100 potential competitors in our market sector for men’s and women’s undergarments, lounge and sleepwear, and intimate apparel. The market includes increasing competition from established companies who are expanding their production and marketing of undergarments, as well as frequent new entrants. We are in direct competition with such companies. Competition is principally on the basis of brand image and recognition, as well as product quality, innovation, style, distribution and price. We believe that we have the potential to perform well against competition as a result of the quality, fit and performance of our products, our brand and brand strategy and positioning, our planned marketing and consumer engagement initiatives, and through brand endorsement and strategic collaboration agreements. The products we have introduced to market and the products we plan to introduce are targeted at a premium consumer value point, which means retailing a high quality product at a competitive price to comparable products, which we believe gives us the opportunity to penetrate the market successfully.

We believe our competitive advantages include promoting that our products are as comfortable as wearing nothing at all, which leverages our brand name, and retailing high quality products at a competitive price with superior fit, feel, function and look. We also believe our brand name and brand mission and philosophy will be an important competitive differentiator as we expand our marketing and brand awareness initiatives. However, many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

Seasonality of Business

The apparel industry is generally subject to seasonality of buying which can affect revenue and cash flows. For men, there are generally two distinct buying seasons in the apparel industry: Fall/Winter season, which occurs in the third to fourth quarters of our fiscal year and Spring/Summer season, which occurs in the first to second quarters of our fiscal year, with some potential shipments at the last quarter. The women’s apparel buying markets are more frequent than men’s, although we may elect to focus only on two main buying markets as we do for men’s products in order to optimize design and production cycles. In fiscal 2017, the largest revenues were reported in our third and fourth fiscal quarters, arising from seasonal products and sales, and the launch of new collections. As a result of growth and changes to our business with the introduction of new product lines during the fiscal year, the natural seasonality of our business had a reduced effect. Furthermore, with limited operating history it is difficult to anticipate the effects of seasonality moving forward. Thus, historical quarterly operating trends may not be indicative of future performance because of new product launches and continued early stage sales growth.

Intellectual Property

The “Naked” trademark is a critical component of the value of our business and we rely on the strength of our brand to differentiate ourselves in the marketing and sale of our products. To protect the Naked brand, we have secured trademark registrations in the United States, the European Union and Canada. We also own applications and registrations in the United States, Canada and other jurisdictions for additional Naked-related trademarks. We take steps to enforce and police our Naked trademark and expect to continue to incur expenses for enforcement-related work and for the filing of trademark and other types of intellectual property applications in the U.S. and key international markets in fiscal 2019.

Employees

We currently employ eight full-time employees, of which seven are employed in the United States and one is employed in Canada. None of our employees are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees are excellent.

Facilities

We currently maintain offices at 180 Madison Avenue, Suite 1505, New York, New York, USA, which we lease for approximately $18,000 per month. The lease is on a month-to-month basis. We believe our New York offices are suitable and adequate premises from which to operate our business at this time as they provide us with sufficient space to conduct our operations. We do not own any real property.

Legal Proceedings

We know of no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which our company or our subsidiary is a party or of which any of their property is subject. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder holding more than 5% of our shares, is an adverse party or has a material interest adverse to our or our subsidiary’s interest.

Corporate Information

We were incorporated in the State of Nevada on May 17, 2005, under the name of Search By Headlines.com Corp. Immediately prior to the transaction with Naked Inc. described below, we were a public reporting “shell company,” as defined in Rule 12b-2 under the Exchange Act.

On July 30, 2012, we completed a reverse acquisition of Naked Inc., whereby we acquired all of the issued and outstanding common shares of Naked Inc. in exchange for the issuance of 337,500 shares of common stock in the capital of our company to the Naked Inc. stockholders on a pro-rata basis, representing 50% of the capital stock of our company at the time. As a result of this reverse acquisition transaction, Naked Inc. became a wholly-owned subsidiary of our company and our business became the manufacture and sale of direct and wholesale men’s innerwear and intimate apparel products in Canada and the United States to consumers and retailers.

Effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” This change in our corporate name was effectuated by merging a wholly owned subsidiary of our company, which was formed solely to effect the name change, with and into our company.

Naked Inc., our wholly owned subsidiary, was originally incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.” Naked changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked Inc. converted from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common stock of the continuing corporation.

Our principal executive offices are located at 180 Madison Avenue, Suite 1505, New York, New York, USA 10016. Our telephone number is (646) 653-7710.

Periodic Reporting and Audited Financial Statements

Naked has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, Naked’s annual reports contain financial statements audited and reported on by Naked’s independent registered public accounting firm. Naked has filed with the SEC its Annual Report on Form 10-K covering the fiscal year ended January 31, 2017 and its Quarterly Report on Form 10-Q covering the fiscal quarter ended October 31, 2017.

Directors and Executive Officers

Naked currently has two vacancies on its board. The board intends to fill such vacancies prior to the meeting. Naked’s current directors and executive officers are as follows:

Name	Age	Position
Carole Hochman	73	Chief Executive Officer, Chief Creative Officer, Director and Chairwoman of the Board
Joel Primus	31	President, Secretary and Director
Kai-Hsiang Lin	54	Vice President of Finance
Paul Hayes	52	Director
Martha Olson	62	Director
Jesse Cole	45	Director
Edward Hanson	43	Director
Justin Davis-Rice	48	Director

For a biography of Ms. Hochman and Messrs. Hanson, Hayes and Davis-Rice, see “Management of Holdco Following the Transactions.”

Joel Primus has served as President and as a member of our board of directors since July 2012. Mr. Primus is the founder of our wholly-owned subsidiary, Naked Inc. and previously served as the President, CEO and a director of our subsidiary since its inception in 2010. Mr. Primus also served as our Chief Executive Officer until Ms. Hochman’s appointment to such office in June 2014 and as interim Chief Financial Officer until June 2014. Mr. Primus preceded his business activities with a successful athletic career. During his amateur running career, Mr. Primus was selected for three national teams and represented Canada at the World Youth Championships. Mr. Primus was also an Athlete Liaison to Canadian Sport Centre Pacific in addition to sitting on the board with Volunteer Abbotsford. He was awarded a full scholarship to High Point University in North Carolina where he made the Dean’s list and won the student athlete award. When an injury ended Mr. Primus’ running career, international travel in Central and South America inspired Mr. Primus to form the Project World Citizen Society, a non-profit society that aims to assist communities in the developing world that are struggling with social injustices. The organization currently works out of Ghana and Mr. Primus sits as the Co-Chair on its board of directors. Mr. Primus’ travels in South America inspired him to found Naked. In promotion of Naked, Mr. Primus has appeared on CBC’s Dragons Den three times in addition to Entertainment Tonight Canada, E Talk Daily Canada, Urban Rush, Shaw’s The Express and The Fanny Kiefer Show. During the start-up phase for Naked, which started in September 2008, Mr. Primus worked as an advertising consultant for the Black Press Group Ltd. (the Abbotsford News), a Canadian privately owned publisher of newspapers, from November 2009 to April 2010. From April 2010 to June 2010, Mr. Primus was employed at Altitude Search Marketing where he handled business development. From September 2008 to October 2009, Mr. Primus operated the Sapera magazine.

Kai-Hsiang Lin has served as the Vice President of Finance since March 2016. Mr. Lin became an employee of Naked in February 2016. From March 2014 to February 2016, Mr. Lin was Corporate Controller for HVS Global Hospitality Services, a leading consulting and services organization focused on the hotel, mixed-use, share ownership, gaming and leisure industries. From June, 1991 to February 2014, Mr. Lin was Corporate Controller for The Good Stuff Company, LLC, a distributor and manufacturer of licensed toys and novelties, and a nationwide toy crane service operator with more than 200 employees nationwide. Mr. Lin holds a BBA in Accounting from the Fu-Jen Catholic University in Taipei, Taiwan, and an MBA in Computer Information Systems from Baruch College, CUNY, New York.

Martha Olson has served as a member of our board of directors since February 2015. Ms. Olson has a proven track record over her 30-year career of growing global, iconic brands such as Calvin Klein Underwear and Ralph Lauren Intimates while delivering superior stockholder returns. As a Warnaco Corporate Officer from 2004 through 2013 and the Group President of Calvin Klein Underwear Global and the Heritage Brands (Speedo, Chaps and Core Intimates Divisions) from 2010 through 2013, the businesses she had responsibility for grew to $1.4 billion and contributed 70% of Warnaco’s Operating Income. Calvin Klein Underwear revenue grew at an annualized compound rate of 8%. She has strong global expertise in general management, operations, commercial execution and marketing across a wide range of industries. She worked at Sara Lee

Corp from 1992 to 2001. Her career with Sara Lee began as the Vice President of Marketing for the Playtex Intimate Apparel brand and progressed to several general management positions, both in Canada as President of Isotoner; President of Sara Lee Hosiery and in the U.S. as President of Specialty Intimates and President of Ralph Lauren Intimates. Ms. Olson began her career in Brand Management; leading growth, category expansion and turnaround for several iconic brands at General Mills (Cheerios, Betty Crocker, Bisquick) and Nestle (Toll House). She served as a Division Manager of Edison Schools, Inc. and worked for it from 2002 to 2004. She held several leadership positions within Branded Apparel (now Hanes Brands Inc.). She holds a BA degree from Lawrence University and an MBA from Northwestern University’s Kellogg School of Management.

Jesse Cole has served as a member of our board of directors since August 2015. Mr. Cole is an accomplished financier and is President and Chief Executive Officer of Design & Industry, a boutique talent agency focusing on staffing, licensing and media for fashion brands and celebrities. Mr. Cole was CEO of Haute Hippie, a popular women’s contemporary apparel brand, until its acquisition by Hilco in September 2015. Prior to joining Haute Hippie as CEO in 2012, Mr. Cole was founder and Chief Operator of Schonfeld IBS, a financial services company, from 2005 to 2009. Schonfeld IBS grew into a multi-million dollar business. Mr. Cole then joined Merlin Institutional from 2009 to September, 2012 where he developed the institutional research sales and trading division as a senior partner. Mr. Cole also serves as a member of the board of directors for Goodlife Clothing, Inc. and for the Ronald McDonald House. Mr. Cole received a BS degree in Sociology from Cornell University and received an MS in business from Columbia University.

Edward Hanson has served as a member of our board of directors since January 2016. He has served as a principal of Global Partners Fund, a private equity fund investing in asset backed businesses, since 2009. Prior to this, he was a director of Babcock & Brown (UK) Ltd. Babcock & Brown was a principal investment firm headquartered in Sydney and Mr. Hanson worked in the London office from 1997 to 2009. He focused on Private Equity and Real Estate. Mr. Hanson has been a member of the Board of Long Island Iced Tea Corp. since May 2015. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand.

Corporate Governance

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Nomination of Directors

We do not have a standing nominating committee nor has our board of directors adopted a formal written charter relating to the director nomination process. However, our board of directors has adopted certain procedures related to director nominations whereby all discussions regarding director nominations are first discussed among all of the members of our board of directors and then, following such discussion, the members of our board of directors that are independent under Nasdaq rules vote separately as to whether any such candidates for nomination will be nominated to our board of directors. Our board of directors has not established minimum qualifications and standards for director nominees.

Our board of directors will consider candidates for nomination to the board that are put forward by holders of our voting securities on a timely basis, which nominees we will bring to the attention of our board of directors within a reasonable time after we receive notice of such proposed nominee(s). Any such security holder nominees will be put through the same process for consideration by our board of directors as all other nominees for the board.

Stockholders may recommend individuals to our board of directors for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the board of directors, c/o Secretary, 180 Madison Avenue, Suite 1505, New York, New York 10016.

Board Leadership Structure and Risk Oversight

The positions of our chairperson of the board of directors and principal executive officer are served by Carole Hochman. Our board of directors has no formal policy on whether the role of the chairperson of the board of directors and principal executive officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate chairperson and principal executive officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the company and the character of the membership of our board of directors.

Our board of directors believes that our current management structure, in which Ms. Hochman serves in a combined chairperson and principal executive officer role, is appropriate for us at this time. Ms. Hochman possesses an understanding of the operational issues, opportunities, risks and challenges facing Naked and its business on a day-to-day and long-term basis. Given Ms. Hochman’s particular skills and knowledge, as well as our size and stage of development, we believe Ms. Hochman is best positioned to identify key risks and developments facing Naked to be brought to our board’s attention and to lead discussion and execution of strategy. We have not designated an independent lead director.

Both the full board of directors and its committees oversee the various risks faced by Naked. Management is responsible for the day-to-day management of Naked’s risks and provides periodic reports to the board of directors and its committees relating to those risks and risk-mitigation efforts. Our board of directors’ oversight of risk is conducted primarily through the standing committees of the board of directors, the members of which are all independent directors, with the Audit Committee taking a lead role on oversight of financial risks and in interfacing with management on significant risks or exposures and assessing the steps management has taken to minimize such risks. The Audit Committee also is charged with, among other tasks, oversight of management on Naked’s guidelines and policies to govern the process by which Naked’s exposure to risk is handled. Members of Naked’s management, including our principal financial officer, periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly with respect to Naked’s internal control over financial reporting. The Compensation Committee, in consultation with management, has reviewed the design and operation of Naked’s compensation arrangements and evaluated the relationship between Naked’s risk management policies and practices and these arrangements. As a result of this review, the Compensation Committee has determined that Naked’s compensation policies and practices are not reasonably likely to have a material adverse effect on Naked. Our board of directors does not believe that its role in the oversight of our risks affects the board’s leadership structure.

Committees of the Board of Directors

Our board of directors has established two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee	Compensation Committee
Mr. Hayes(C)(FE)*	Ms. Olson(C)*
Mr. Cole*	Mr. Hayes*

(C)	Chair of the committee.
(FE)	Qualifies as a financial expert.
*	Independent director under the applicable listing standards of Nasdaq and the SEC rules.

Audit Committee

Our board of directors has determined that Mr. Hayes qualifies as an Audit Committee financial expert within the meaning of SEC regulations based on his formal education and the nature and scope of his previous experience. Our board of directors has determined that all current Audit Committee members meet the heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to Audit Committee members. Our Audit Committee oversees and reports to our board of directors on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

The Audit Committee operates under a charter that was adopted by our board of directors. A copy of the Audit Committee charter is available at http://ir.nakedbrands.com/governance-docs.

During fiscal 2018, the Audit Committee met in person or by telephone, or acted by unanimous written consent, four times.

Compensation Committee

All of the members of the Compensation Committee are independent directors, including after giving consideration to the factors specified in the Nasdaq listing rules for Compensation Committee independence. Our Compensation Committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Its responsibilities include, among other things, reviewing, approving and recommending compensation programs and arrangements applicable to our officers; determining the objectives of our executive officer compensation programs; overseeing the evaluation of our senior executives; administering our incentive compensation plans and equity-based plans, including reviewing and granting equity awards to our executive officers; and reviewing and approving director compensation and benefits. The Compensation Committee can delegate to other members of our board of directors, or an officer or officers of Naked, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee has the responsibilities and authority designated by Nasdaq rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel or other adviser and is directly responsible for oversight of their work. The Compensation Committee is also and must determine reasonable compensation to be paid to such advisors by us.

Prior to the formation of our Compensation Committee, our board of directors performed the functions that would have been handled by the Compensation Committee.

The Compensation Committee operates under a charter that was adopted by our board of directors. A copy of the Compensation Committee charter is available at http://ir.nakedbrands.com/governance-docs.

During fiscal 2018, the Compensation Committee met in person or by telephone, or acted by unanimous written consent, approximately four times.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to members of our board of directors, our executive officers, employees, contractors, consultants and others working on our behalf. The Code of Ethics and Business Conduct is available on our website at http://ir.nakedbrands.com/governance-docs. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by posting such information on our website at the address specified above.

Executive Officer and Director Compensation

Summary Compensation Table

The following table summarizes the compensation of our Named Executive Officers during fiscal 2018 and fiscal 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carole Hochman CEO, CCO and Director	2018	369,592	—	—	—	—	—	—	369,592
	2017	400,000	—	—	—	—	—	—	400,000
Joel Primus(1) President, Secretary, Treasurer and Director and former CEO	2018	77,256	—	—	—	—	—	—	77,256
	2017	129,223	—	—	—	—	—	—	129,223
Kai-Hsian Lin(5) Vice President of Finance	2018	152,500	17,500	—	—	—	—	—	170,000
	2017	136,288	—	—	—	—	—	—	136,288

(1)	Compensation paid in Canadian dollars during fiscal 2018 is stated in United States dollars based on an exchange rate of 0.77 US dollars for each Canadian dollar.

Employment Arrangements

Carole Hochman

In connection with the appointment of Carole Hochman as Chief Executive Officer and Chief Creative Officer, we entered into an employment agreement for a term of three years whereby (a) we will pay Ms. Hochman a base salary of $400,000 per year, provided Ms. Hochman waived the first twelve months of the base salary and received only minimum wage for that period; (b) Ms. Hochman received a sign-on stock option grant to purchase 1,428,750 shares of our common stock, equal to 20% of our issued shares of common stock on a fully-diluted basis following the final closing of the private placement in July 2014, with each option exercisable at $5.12 per share and vesting in equal monthly installments over a period of three years from the date of grant; (c) Ms. Hochman is eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by our board of directors; (d) Ms. Hochman is entitled to participate in our company’s employee benefit plans; and (e) Ms. Hochman is entitled to an annual expense allowance.

Ms. Hochman’s employment agreement further provides that if Ms. Hochman’s employment is terminated for any reason she will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights she would otherwise be entitled to and any incurred but unreimbursed expenses. In addition, if Ms. Hochman’s employment is terminated by our company without cause, or by Ms. Hochman for good reason (each as defined in Ms. Hochman’s employment agreement), she will also be entitled to (a) a pro-rata portion of her target bonus for the year in which the termination of employment occurs and (b) continued payments of base salary paid in cash in equal monthly installments for a period of 12 months following the termination date. In the event that Ms. Hochman’s employment is terminated due to death or disability, she will be entitled to receive benefits in accordance with our company’s then established plans, programs and practices and her outstanding equity awards will be treated in accordance with their terms.

On June 10, 2015, Ms. Hochman became eligible to receive her full base salary pursuant to the terms of her employment agreement, however, such base salary remained unpaid. We were accruing such base salary compensation payable, and Ms. Hochman had agreed to allow Naked to defer payment of such amounts provided such amounts accrued interest at a rate of 3% per annum. On March 13, 2017, Ms. Hochman surrendered accrued base salary compensation in the amount of $654,637. On the same day, Naked granted to Ms. Hochman 1,200,000 options to purchase shares of Naked’s common stock with an exercise price of $2.14, the price of Naked’s common stock as of March 13, 2017.

Joel Primus

Mr. Primus received compensation of $164,000 per year from June 2014 through August 2015, acting as President of our Company.

On August 18, 2015, we entered into an employment agreement with Mr. Primus pursuant to which he continued to serve as our President. The employment agreement provided for an initial term of one year, which could be extended for additional one-year periods upon the expiration of the then-current term with the mutual agreement in writing of us and Mr. Primus. As compensation for his services, the employment agreement provided that we shall pay Mr. Primus a base salary of $164,000 per year. In addition, Mr. Primus was eligible to receive an annual cash bonus for each whole or partial year during the term of his employment, payable based on the achievement of one or more performance goals established annually by our board of directors in consultation with Mr. Primus or as otherwise determined by our board of directors in its discretion.

The employment agreement has expired and Mr. Primus currently receives a salary of CDN$77,000 per year, which reflects a reduction in salary from CDN$116,000 per year. The reduction become effective in September 2017.

Kai-Hsiang Lin

In connection with the retirement of Mr. Flanagan, we appointed Mr. Lin as our Vice President of Finance, effective March 22, 2016. We have agreed to pay Mr. Lin a base salary of $155,000 per year, effective April 2017. Mr. Lin is also be entitled to participate in our employee benefit plans. Mr. Lin received discretionary bonuses totalling $17,500 during fiscal 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2018:

Name and Principal Position	Option awards
	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Carole Hochman CEO, CCO and Director	1,428,750	(1)			—	$5.12	6/6/2024
Joel Primus	256,167	(2)	43,732	(2)	—	$4.40	8/18/2025
President, Secretary, Treasurer and Director	7,500		—		—	$10.00	7/30/2022
Kai-Hsiang Lin VP Finance	—		—		—	—	—

(1)	Of the total, 1,350,625 options are held through Carole S. Hochman Trust, of which Carole’s son, David Hochman is a trustee. These option are vesting monthly over a term of 36 months, commencing on June 10, 2014.
(2)	The options vest as to 25% immediately upon grant and the remaining 75% in equal monthly instalments over a term of three years from August 18, 2015.

Retirement or Similar Benefit Plans

We do not currently have any plans in place that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Resignation, Retirement, Other Termination, or Change in Control Agreements

For a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control, see above under the heading “Employment Arrangements.”

Fiscal 2018 Director Compensation

In fiscal 2018 we did not pay any fees to, make any equity awards to, or pay any other compensation to the members of our board of directors who served as members during fiscal 2018. Ms. Hochman and Mr. Primus do not receive compensation for their service as directors. Total compensation for Ms. Hochman and Mr. Primus for services as employees is presented in “Executive Compensation — Summary Compensation Table” above.

NAKED’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of Naked’s financial condition and results of operations should be read in conjunction with Naked’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus. Unless expressly indicated or the context requires otherwise, as used in this section, the terms the “Company,” “we,” “us,” and “our” refer to Naked and, where appropriate, its wholly owned subsidiary.

We are an apparel and lifestyle brand company that is currently focused on innerwear products for women and men. Under our flagship brand name and registered trademark “Naked®”, we design, manufacture and sell men’s and women’s underwear, intimate apparel, loungewear and sleepwear through retail partners and direct to consumer through our online retail store www.wearnaked.com. We have a growing retail footprint for our men’s innerwear products in premium department and specialty stores and internet retailers in North America, including accounts such as Nordstrom.com, Dillard’s, Bloomingdale’s, Amazon.com, Saksfifthavenue.com, and others.

Our products are sold in North America; however, we believe our products appeal to men and women worldwide. We continue to explore international distribution relationships for our Naked products.

In the future, we intend to expand the Naked brand on our own and through licensing partnerships into other apparel and product categories.

We operate in the apparel industry that is subject to seasonality of buying which can affect revenue and cash flows. We focus on two main buying seasons in the apparel industry: Fall/Winter season, which falls into the third to fourth quarters of our fiscal year and Spring/Summer season, which falls into the first to second quarters of our fiscal year, with some potential shipments at the last quarter. During the nine months ended October 31, 2017, the largest revenues were generated in our second fiscal quarter, which generated 38.4% of our aggregate nine months ending revenues. These fluctuations arose from seasonal sales and promotions, and the introduction of new collections. However, the largest impact on quarterly fluctuations during the nine months ended October 31, 2017 was a result of an increase in sales to specialty store accounts in the second and third quarter due to the addition of new customers.

Our products currently target men and women who are fashion and performance conscious, care about innovation and contemporary design, and desire comfort, quality and fit in their innerwear and apparel. We believe there is an increasing demand from our target customers to provide a luxury product at an affordable price that delivers excellent value. Our expansion into the women’s sleepwear and intimate apparel market is a key part of our growth strategy given that market data estimates the women’s market represent over 77.0% of the overall innerwear market. Daywear products that address consumer demand for versatile “athleisure” apparel have been the fastest growing segment of the women’s market. Our ability to attract women customers for the Naked brand is also important to our effort to penetrate the men’s innerwear market since a number of consumer research reports show that women purchase as much as one-half of men’s underwear for their husbands, boyfriends or sons.

Although we believe these trends will facilitate our growth, we also face potential challenges that could limit our ability to take advantage of these opportunities, including, among others, the risk of general economic or market conditions that could affect consumer spending and the financial health of our retail customers. In addition, we may not be able to effectively manage our growth and a more complex global business. We may not consistently be able to anticipate consumer preferences and develop new and innovative products that meet changing preferences in a timely manner. Furthermore, our industry is very competitive, and competition pressures could cause us to reduce the prices of our products or otherwise affect our profitability. We also rely on third-party suppliers and manufacturers outside the U.S. to provide fabrics and to produce our products, and disruptions to our supply chain could harm our business. For a more fulsome discussion of the risks facing our business, refer to “Risk Factors — Risks Related to Naked’s Business and Operations.”

Three and Nine Months Ended October 31, 2017 and October 31, 2016

Overview

Our net sales in the third quarter ended October 31, 2017 were $620,928, compared to $551,494 during the quarter ended October 31, 2016, an increase of 12.6% over the comparable period. Our net sales in the nine-month period ended October 31, 2017 were $1,746,644, compared to $1,292,132 over the nine-month period ended October 31, 2016, an increase of 35.2% over the comparable period. Increases in sales for the period were most significantly driven by an increase in sales to third party ecommerce sales including the addition of Amazon, off-price store sales including a large sale of women’s off-price inventory to HauteLook, and an increase in overall specialty store accounts.

During the third quarter ended October 31, 2017, net sales to department stores were approximately $169,100, or 27.2% of total net sales, as compared to $266,300 or 48.3% during the third quarter ended October 31, 2016. The decrease in net sales to department stores was due to the loss of Nordstrom in-store accounts and an overall percentage increase in sales to other channels. During the nine-month period ended October 31, 2017, net sales to department stores were approximately $613,618, or 35.1% of total net sales, as compared to $599,300 or 46.4% during the nine-month period ended October 31, 2016. The decrease in overall percentage of sales for department stores was largely due to the increases in sales to other channels.

Net sales through our ecommerce store (www.wearnaked.com) were approximately $87,500 for the third quarter ended October 31, 2017 compared to $99,600 during the third quarter ended October 31, 2016, a decrease of 12.2%. Sales through our ecommerce store accounted for approximately 14.1% of total net sales for the third quarter ended October 31, 2017 compared to 18.1% of total net sales for the third quarter ended October 31, 2016. Net sales through our ecommerce store (www.wearnaked.com) were approximately $249,700 for the nine-month period ended October 31, 2017 compared to $264,600 during the same period in for nine-month period ended October 31, 2016, a decrease of 5.6%. Sales through our ecommerce store accounted for approximately 14.3% of total net sales in for the nine-month period ended October 31, 2017 as compared to 20.5% of total net sales for the nine-month period ended October 31, 2016. The decrease in net sales to our ecommerce store was largely due to the addition of several new third-party e-commerce accounts in the nine-month period ended October 31, 2017, including the addition of Amazon.

Net sales through third party ecommerce sites increased to approximately $64,600 for the third quarter ended October 31, 2017 compared to $14,500 for the third quarter ended October 31, 2016, an increase of 345.8%. Sales through these channels accounted for approximately 10.4% of total net sales for the third quarter ended October 31, 2017 as compared to 2.6% of total net sales for the third quarter ended October 31, 2016. Net sales through third party ecommerce sites increased to approximately $209,900 for the nine-month period ended October 31, 2017 compared to $53,000 for the nine-month period ended October 31, 2016, an increase of 296.0%. Sales through these channels accounted for approximately 12.0% of total net sales for the nine-month period ended October 31, 2017 as compared to 4.1% of total net sales for the nine-month period ended October 31, 2016. These increases are attributable to new third-party ecommerce accounts added in the nine-month period ended October 31, 2017, specifically the addition of Amazon. Although we did not strategically choose to shift sales towards third party e-commerce, the impact on e-commerce sales from our ecommerce store (www.wearnaked.com) has been minimal, with only a 5.6% drop over the nine-month period ended October 31, 2017 over the comparable period of which has been more than offset by the 296.0% increase in third party ecommerce sales. Due to this, we have seen an overall increase in online sales of 290.4%.

Sales to retail and specialty store accounts constituted approximately $201,200, or 32.4% of total net sales for the third quarter ended October 31, 2017, as compared to $145,800, or 26.4% of total net sales for the third quarter ended October 31, 2016. Total sales to retail and specialty store sales increased by approximately 38.0% for the third quarter ended October 31, 2017 compared to the third quarter ended October 31, 2016 due to the addition of new accounts. Sales to retail and specialty store accounts constituted approximately $410,100, or 23.5% of total net sales in the nine-month period ended October 31, 2017 compared to $254,200, or 19.7% of total net sales in the nine-month period ended October 31, 2016. Total sales to retail and specialty store sales increased by approximately 61.3% in the nine-month period ended

October 31, 2017 compared to the nine-month period ended October 31, 2016 due to the addition of new accounts from our increasing efforts to grow sales to new and existing accounts through all channels.

During the third quarter ended October 31, 2017, we sold approximately $96,500 in out of season and overstock inventory through off price sales channels, compared to $25,200 in the third quarter ended October 31, 2016. Sales to these customers accounted for approximately 15.5% of total net sales during the quarter ended October 31, 2017, as compared to 4.6% of total net sales during the quarter ended October 31, 2016. During the nine-month period ended October 31, 2017, we sold approximately $258,300 in out of season and overstock inventory through off price sales channels, compared to $116,900 in the nine-month period ended October 31, 2016. Sales to these customers accounted for approximately 14.8% of total net sales during the nine-month period ended October 31, 2017, as compared to 9.0% of total net sales in the nine-month period ended October 31, 2016. Sales to off price sales channels increased due to our efforts to reduce the amount of out of season and overstock inventory on hand through the addition of new off-price online retailers. This is a direct result of our efforts to aggressively grow sales to all channels and carry increasing levels of inventory to accommodate those projections as well as due to the large one time return from the Home Shopping Network “Comfortably You” women’s line. During the nine-month period ending October 31, 2017, approximately, $1,189,100 in inventory was transferred to Bendon to be sold in New Zealand and Australia which we expect to assist in the reduction of overstocked inventory for fiscal 2019.

During the quarter ended October 31, 2017, men’s products constituted 20.9% of total sales and women’s products constituted 79.1% of total sales, compared to approximately 63.9% and 36.1%, respectively in the comparative period ended October 31, 2016. During the nine-month period ended October 31, 2017, men’s products constituted 37.8% of total sales and women’s products constituted 62.1% of total sales, compared to approximately 51.9% and 48.1% respectively in the comparative period ended October 31, 2016. We continue to see most of our growth driven by our women’s collections.

During the three-month period ended October 31, 2017, our gross margin was 37.0%, compared to 29.6% in the comparative period ended October 31, 2016. The increase in gross margin was primarily an increase in inventory allowances in the comparative period. In addition, as a result of the lower sales allowances in the current period, due to a change in estimates triggered by a transition in department store accounts.

Results of Operations — Three Months Ended October 31, 2017

Revenue

Our net sales in the third quarter ended October 31, 2017 were $620,928, compared to $551,494 during the third quarter ended October 31, 2016, an increase of 12.6% over the comparable period. The increases in net sales was primarily driven by an increase in sales to third party ecommerce sales, including the addition of approximately $61,000 in sales to Amazon, an increase in off-price store sales, including approximately $52,200 of women’s off-price inventory to HauteLook, and an increase in overall sales to specialty store accounts.

Gross Margins

Our gross margin for the quarter ended October 31, 2017 was 37.0%, compared to 29.6% for the quarter ended October 31, 2016. The increase in gross margin was due primarily to lower sales markdown allowance recorded in the three-month period ended October 31, 2017 due to a change in estimates triggered by a transition in department store accounts. The estimated markdown allowance recorded for the quarter ended October 31, 2017 was approximately $18,100 compared to $37,300 for the quarter ended October 31, 2016.

During the quarter ended October 31, 2017, men’s products constituted 20.9% of total sales and women’s products constituted 79.1% of total sales, compared to approximately 63.9% and 36.1%, respectively, in the quarter ended October 31, 2016. We continue to see most of our growth driven by our women’s collections.

Operating Expenses

	Three months ended October 31,		Change
General and administrative	2017	2016	$	%
Bad debts	2,497	(2,110)	4,607	218.3
Bank charges and interest	17,563	4,912	12,651	257.6
Consulting	62,162	25,645	36,517	142.4
Depreciation	—	2,182	(2,182)	(100.0)
Directors fees(1)	39,614	117,491	(77,877)	(66.3)
Insurance	25,102	33,498	(8,396)	(25.1)
Investor relations	3,407	17,780	(14,373)	(80.8)
Marketing	200,856	292,473	(91,617)	(31.3)
Occupancy and rent	18,000	60,743	(42,743)	(70.4)
Office and misc	51,856	41,528	10,328	24.9
Product development	36,200	97,805	(61,605)	(63.0)
Professional fees	132,501	91,082	41,419	45.5
Salaries and benefits(1)	441,862	1,647,556	(1,205,694)	(73.2)
Transfer agent and filing fees	8,025	16,803	(8,778)	(52.2)
Travel	8,785	28,553	(19,768)	(69.2)
Warehouse management	78,183	27,928	50,255	179.9
Total	1,126,613	2,503,869	(1,377,256)	(55.0)

(1)	Included in director compensation is an amount of $39,614 (2016: $117,491) for non-cash stock option compensation and stock compensation charges. Included in salaries and benefits is an amount of $79,253 (2016: $1,109,48) for non-cash stock option compensation charges.

General and administrative expenses decreased during the quarter ended October 31, 2017 to $1,159,946, compared to $2,503,869 in the quarter ended October 31, 2016, a decrease of 53.7%.

Of the total general and administrative expenses, $140,253 was related to non-cash stock option and warrant compensation charges in the three months ended October 31, 2017, as compared to $1,224,826 for the three months ended October 31, 2016. These amounts are included in salaries and benefits, director fees, investor relations, product development and consulting components of general and administrative expenses above. The fair value of non-cash stock option compensation is calculated using the Black Scholes option pricing model and is charged to operating expenses over the vesting term of the related option awards. Stock based compensation charges were significantly lower for the quarter ended October 31, 2017, as compared to the quarter ended October 31, 2016 as a result of the completion of vesting of the majority of stock options issued to a new core management team and directors in June 2014 as part of certain incentive-based compensation packages.

The decrease in general and administrative expenses is mostly attributable to a decrease in salaries and wages expense, director fees, product development expenses, occupancy and rent charges, and marketing costs. These decreases were partially offset by an increase in consulting, professional fees, and warehouse management as further explained below.

Salaries and benefits decreased in the quarter ended October 31, 2017 compared to the quarter ended October 31, 2016, mostly as a result of a large decrease in stock option compensation charges, as discussed above. There was also a decrease in salaries and wages expenses in the quarter ended October 31, 2017 as a result of termination charges incurred in the form of severance payments in the quarter ended October 31, 2016.

The decrease in product development costs for the quarter ended October 31, 2017 compared to the quarter ended October 31, 2016 was attributable to higher product development costs in the comparative period in connection with the launch of our women’s collections.

Occupancy and rent decreased in the third quarter ended October 31, 2017 as compared to the quarter ended October 31, 2016 as a result of moving into new shared offices with Bendon.

Marketing costs decreased in the three months ended October 31, 2017 as compared to the three months ended October 31, 2016 because we incurred higher marketing costs in the three months ended October 31, 2016 in connection with the launch of our women’s collections. Also, the decrease in marketing costs can be attributed to a negotiated lower monthly retainer with Case Study Brands and the reversal of $33,333 in accrued royalties due to the terms of a termination agreement signed with Wade in November 2017.

Consulting fee expenses increased as a result of two main factors. During the three months ended October 31, 2017, we incurred $25,000 in consulting fees for advisory services which were not present in the three months ended October 31, 2016. In addition, we had recovery of stock option compensation charges in the comparative period for stock options issued to non-employees, which are being re-measured at each reporting period in accordance with ASC 505-50, Equity Based Payments to Non-Employees, the value of which decreased in that period, resulting in a recovery of consulting expenses.

Professional fees increased as a result of activities related to the proposed transaction with Bendon. The pending transaction necessitated an increase in professional fees as a result of corporate activities related to the merger.

Warehouse management costs increased for the third quarter ended October 31, 2017 due to the preparation and shipment of 155,264 units of consignment inventory to Bendon per the consignment agreement dated October 4, 2017.

Other income and expenses

We incurred interest expenses during the quarter ended October 31, 2017 of $3,048 as compared to $19,731 during the quarter ended October 31, 2016. Interest expenses are incurred in connection with the factoring of accounts receivable. Interest expenses decreased as a result of interest incurred in the comparative period on a related party convertible note which was converted into shares in January 2017.

Financing and accretion charges were $21 for the quarter ended October 31, 2017 compared to $805 for the quarter ended October 31, 2016. Financing and accretion charges have decreased as a result of the repayment of all non-operating liabilities.

Net loss and comprehensive loss

Our net loss for the quarter ended October 31, 2017 was $(903,139), or $(0.09) per share, as compared to a net loss of $(2,362,600), or $(0.39) per share for the quarter ended October 31, 2016. The decrease in net loss in the current period is primarily due to the increase in gross profit and the decrease in general and administrative expenses, as more fully described above.

Results of Operations — Nine Months Ended October 31, 2017

Revenue

Our net sales in the nine-month period ended October 31, 2017 were $1,746,644, compared to $1,292,132 over the nine-month period ended October 31, 2016, an increase of 35.2% over the comparable period. We saw an increase in net sales across most sales channels, but most significantly with third party ecommerce sites, department stores, and new specialty/retail store accounts.

Gross Margins

For the nine-month period ended October 31, 2017, our gross margin was 33.0%, compared to 8.2% in the nine-month period ended October 31, 2016. The increase in gross margin was due primarily to a lower sales markdown allowance recorded in the nine-month period ended October 31, 2017 due to a change in estimates triggered by a transition in department store accounts. This change in estimates required an adjustment of almost $77,000 to the markdown allowance recorded during the current period ended.

Operating Expenses

	Nine months ended October 31,		Change
General and administrative	2017	2016	$	%
Bad debts	2,497	(2,478)	4,975	200.8
Bank charges and interest	47,592	12,984	34,608	266.5
Consulting	421,277	6,560	414,717	6,321.9
Depreciation	—	7,987	(7,987)	(100.0)
Directors fees(1)	248,357	364,020	(115,663)	(31.8)
Insurance	96,089	48,443	47,646	98.4
Investor relations	148,360	57,898	90,462	156.2
Marketing	672,296	884,676	(212,380)	(24.0)
Occupancy and rent	126,000	159,847	(33,847)	(21.2)
Office and misc	117,799	150,714	(32,915)	(21.8)
Product development	162,483	369,583	(207,100)	(56.0)
Professional fees	720,375	360,017	360,358	100.1
Salaries and benefits(1)	3,242,195	5,452,686	(2,210,491)	(40.5)
Transfer agent and filing fees	49,716	47,614	2,102	4.4
Travel	38,597	74,015	(35,418)	(47.9)
Warehouse management	157,566	241,842	(84,276)	(34.8)
Total	6,251,199	8,236,408	(1,985,209)	(24.1)

(1)	Included in director compensation is an amount of $223,357 (2016: $364,020) for non-cash stock option compensation and stock compensation charges. Included in salaries and benefits is an amount of $2,053,118 (2016: $3,808,744) for non-cash stock option compensation charges.

General and administrative expenses decreased during the nine-months ended October 31, 2017 to $6,251,199, compared to $8,236,408 in the nine-month period ended October 31, 2016, a decrease of 24.1%.

Of the total general and administrative expenses, $2,376,825 was related to non-cash stock option and warrant compensation charges for the nine-month period ended October 31, 2017, as compared to $4,038,509 for the nine-month period ended October 31, 2016. These amounts are included in salaries and benefits, director fees, investor relations, product development and consulting components of general and administrative expenses above. The fair value of non-cash stock option compensation is calculated using the Black Scholes option pricing model and is charged to operating expenses over the vesting term of the related option awards.

The decrease in general and administrative expenses is mostly attributable to decreases in salaries and wages expense, directors’ fees, marketing, product development expenses, and warehouse management costs. These decreases were partially offset by increases in consulting, investor relations and professional fees, as further explained below.

Salaries and benefits and directors’ fees decreased during the nine-month period ended October 31, 2017 compared to the nine-month period ended October 31, 2016 mostly as a result of a large decrease in stock option compensation charges due to the completion of vesting of certain stock options issued to a new core management team and directors in June 2014 as part of certain incentive-based compensation packages. There was also a decrease in salaries and wages expenses for the nine-month period ended October 31, 2017 compared to the nine-month period ended October 31, 2016 as a result of termination charges incurred related to severance payments in the comparative period.

Our marketing expenses decreased significantly for the nine-month period ended October 31, 2017 as a result of expenses incurred in the nine-month period ended October 31, 2016 for merchandising consulting, photoshoots and promotional material in connection with the launch of new collections, and expenses in that period associated with a collaboration and endorsement agreement with Dwyane Wade, including advanced royalty charges, photoshoots and promotional materials.

Product development costs decreased during the nine-month period ended October 31, 2017 compared to the nine-month period ended October 31, 2016 because we incurred higher product development costs in the comparative period in connection with the launch of our women’s collections.

Warehouse management expenses decreased in the nine months ended October 31, 2017 compared to the nine-month period ended October 31, 2016 as a result of the engagement of a new third-party warehouse at a lower cost. This decrease was partially offset by an increase in warehouse management expenses for the three months ended October 31, 2017 due to the preparation and shipment of 155,264 units of consignment inventory to Bendon per a consignment agreement dated October 4, 2017.

Certain general and administrative expenses increased during the nine-month period ended October 31, 2017 compared to the nine-month period ended October 31, 2016 as a result of activities related to the proposed transaction with Bendon. We engaged consultants to advise on the structure and fairness of the transaction, resulting in an increase in consulting fee expense. In addition, we engaged a consultant in investor and media relations to assist in public and investor relations activities in respect of the proposed Merger. In addition, the pending transaction has also resulted in an increase in professional fees as a result of corporate activities related to the proposed Merger.

Consulting fee expenses increased during the nine-month period ended October 31, 2017 compared to the nine-month period ended October 31, 2016 as a result of two other factors as well. We transitioned some management roles into a consulting relationship, contributing to a further decrease in salaries and wages expenses and an increase in consulting fees. In addition, there was a recovery of stock option compensation charges in the comparative period for stock options issued to non-employees, as a result of the application of the re-measurement principal for non-employee stock option awards.

Professional fees also increased in the nine-month period ended October 31, 2017 compared to the nine-month period ended October 31, 2016 as a result an increase in legal fees due to activities related to the transaction with Bendon as described above.

Other income and expenses

We incurred interest expenses for the nine-month period ended October 31, 2017 of $44,541 as compared to $56,200 in the nine-month period ended October 31, 2016. Interest expenses are incurred in connection with the factoring of accounts receivable, promissory notes and convertible notes payables. The decrease in interest expense for the nine-month period ended October 31, 2017 was primarily due to interest incurred in the comparable period ending on a convertible note payable of $112,000 which was settled on January 13, 2017.

Financing and accretion charges were $266 for the nine-month period ended October 31, 2017 compared to $16,196 for the nine-month period ended October 31, 2016. Financing and accretion charges decreased as a result of the repayment of all non-operating liabilities.

Net loss and comprehensive loss

Our net loss for the nine months ended October 31, 2017 was $(5,716,874), or $(0.57) per share, as compared to a net loss of $(8,204,475), or $(1.35) per share for the nine months ended October 31, 2016. The decrease in net loss in the current period is primarily due to the increase in net sales and decrease in general and administrative expenses, as more fully described above.

The decrease in net loss per share is also due to the increased number of shares outstanding for the nine months ended October 31, 2017 compared to the nine months ended October 31, 2016 as a result of shares of common stock sold and issued in connection with our at-the-market offering of our common stock (“ATM”).

Fiscal Years 2017 and 2016

Overview

Our net sales grew to $1,842,065 in fiscal 2017 from $1,389,414 in fiscal 2016. Net sales increased in fiscal 2017 compared to fiscal 2016 primarily as a result increases in sales from our ecommerce and third-party ecommerce sites, as well as increases in sales to specialty and retail accounts, as described below.

During fiscal 2017, sales to department stores accounted for approximately 38.7% of total net sales, as compared to 49.2% during fiscal 2016. The reason for the decrease in proportion of department store sales to total sales was the result of the growth in our other sales channels. Increases in sales to department store accounts, such as Bloomingdales, Dillards, Saks Fifth Avenue, Lord & Taylor and Chicos of $445,076 during fiscal 2017, were offset by a decrease of $414,454 in sales to Nordstrom and HBC. The decrease in sales to Nordstrom during fiscal 2017 resulted from a reduction by Nordstrom in replenishment orders due to the elimination of in-store inventory.

Net sales through our ecommerce store (www.wearnaked.com) increased to approximately $382,900 for fiscal 2017 compared to $333,200 in fiscal 2016, an increase of 14.9%. Sales through our ecommerce store accounted for approximately 20.8% of total net sales in fiscal 2017 as compared to 24.0% of total net sales in fiscal 2016. The decrease in ecommerce sales as a percentage of total net sales was attributable to a larger increase in total department and retail store sales in fiscal 2017 compared to fiscal 2016 because of the addition of new department store accounts, as described above.

Net sales through third party ecommerce sites increased to approximately $125,900 for fiscal 2017 compared to $52,500 in fiscal 2016, an increase of 139.9%. Sales through these channels accounted for approximately 6.8% of total net sales in fiscal 2017 as compared to 3.8% of total net sales for fiscal 2016. This increase is attributable to new third-party ecommerce accounts added in fiscal 2017.

Sales to retail and specialty store accounts constituted approximately $368,785, or 20.0%, of total net sales in fiscal 2017, as compared to $257,871, or 18.6%, of total net sales in fiscal 2016. Total sales to retail and specialty store sales increased by approximately 43.0% in fiscal 2017 compared to fiscal 2016 due to the addition of accounts.

During fiscal 2017, we sold approximately $242,700 in out of season and overstock inventory through off price sales channels. Sales to these customers accounted for approximately 13.2% of total net sales in fiscal 2017, as compared to 4.0% of total net sales in fiscal 2016.

During fiscal 2017, men’s products constituted 50.9% of total sales and women’s products constituted 49.1% of total sales. Going forward, we expect the majority of our growth to be driven by our women’s collections, as we anticipate that our women’s products will become more widely distributed. In addition, the women’s market is substantially larger than the men’s market.

During the third quarter of fiscal 2017, we launched our first collections of Wade X Naked. The Company started shipping these orders in September 2016 and sales of these collections during fiscal 2017 were $59,900.

During fiscal 2017, gross margins increased to 20.5%% compared to 7.1% during fiscal 2016. The increase in gross margins in was due to increased production efficiencies and increased sales from our women’s products, which generate higher margins. In addition, in fiscal 2016, our net margins were reduced significantly as a result of the write down of certain inventory, to reduce inventory to estimated net realizable values, which arose as a result of seasonality and product line changes.

Results of Operations

Revenue

During fiscal 2017, we generated net sales of $1,842,062 compared to $1,389,414 in fiscal 2016, an increase of 32.6%. Net sales increased primarily as a result of increases in sales from our ecommerce and third-party ecommerce sites, as well as increases in sales to specialty and retail accounts. We also saw increased sales to new department store accounts, including Bloomingdales, Dillards, Chicos, and Saks Fifth Avenue, added during late fiscal 2016 and fiscal 2017, but these were offset by lower sales to Nordstrom. We launched our women’s sleepwear and loungewear collection in the third quarter of fiscal 2016 in our direct to consumer channels and launched these collections, as well as additional women’s intimate apparel collections, to department store and specialty store accounts in the first quarter of fiscal 2017, which also contributed to our overall increase in net sales through all sales channels.

Gross Margins

During fiscal 2017, gross margins increased to 20.5%, compared to 7.1% during fiscal 2016. Our positive growth in gross margins in fiscal 2017 the result of increasing production efficiencies and increased sales from our women’s products, which generate higher margins. During fiscal 2017, men’s products constituted 50.9% of total sales and women’s products constituted 49.1% of total sales, compared to approximately 93.2% and 6.8%, respectively in fiscal 2016.

In addition, in fiscal 2016, our net margins were reduced significantly as a result of the write down of certain inventory, to reduce inventory to estimated net realizable values, which arose as a result of seasonality and product line changes.

Operating Expenses

	Year ended January 31,		Change
General and administrative	2017	2016	$	%
Bad debts	(3,027)	30,657	(33,684)	(109.9)
Bank charges and interest	20,378	17,048	3,330	19.5
Consulting	140,360	311,003	(170,643)	(54.9)
Depreciation	13,215	17,420	(4,205)	(24.1)
Directors fees(1)	481,511	433,850	47,661	11.0
Insurance	83,235	151,859	(68,624)	(45.2)
Investor relations	185,597	73,805	111,792	151.5
Marketing	1,139,471	1,156,473	(17,002)	(1.5)
Occupancy and rent	196,588	134,068	62,520	46.6
Office and misc.	204,280	215,846	(11,566)	(5.4)
Product development	440,867	747,644	(306,777)	(41.0)
Professional fees	736,849	957,025	(220,176)	(23.0)
Salaries and benefits(1)	6,950,518	6,780,037	170,481	2.5
Transfer agent and filing fees	70,001	121,868	(51,867)	(42.6)
Travel	95,425	174,294	(78,869)	(45.3)
Warehouse management	321,083	404,092	(83,009)	(20.5)
Total	11,076,351	11,726,989	(650,638)	(5.5)

(1)	Included in director compensation is an amount of $481,511 (fiscal 2016: $433,850) for non-cash stock option compensation and stock compensation charges. Included in salaries and benefits is an amount of $4,918,228 (fiscal 2016: $4,936,118) for non-cash stock option compensation charges.

General and administrative expenses decreased in fiscal 2017 to $11,076,351, compared to $11,726,989 in fiscal 2016, a decrease of $650,638, or 5.5%.

Of the total general and administrative expenses, $5,348,647 was related to non-cash stock option compensation charges for fiscal 2017, as compared to $5,632,267 for fiscal 2016. These amounts are included in salaries and benefits, director fees, investor relations, product development and consulting components of general and administrative expenses above. These non-cash stock option compensation charges relate mostly to stock options issued to our management team, directors, and other strategic partners, as part of certain incentive-based compensation packages. The fair value of non-cash stock option compensation is calculated using the Black Scholes option pricing model and is charged to operating expenses over the vesting term of the related option awards. See Note 10 to our consolidated financial statements for the fiscal year ended January 31, 2017 included in this proxy statement/prospectus for more detailed information regarding these charges.

The decrease in general and administrative expenses for fiscal 2017 compared to fiscal 2016 is mostly attributable to decreases in consulting, product development, professional fees, insurance, travel, and warehouse management as further explained below.

Consulting fee expenses decreased in fiscal 2017 compared to fiscal 2016 as a result of a recovery of stock option compensation charges recognized in fiscal 2017 for stock options issued to non-employees, which are being re-measured at each reporting period in accordance with ASC 505-50, Equity Based Payments to Non-Employees, the value of which decreased during fiscal 2017. This decrease offset by an increase in consulting fees for fees paid to a consulting firm which were previously included in salaries and wages.

Product development costs decreased in fiscal 2017 compared to fiscal 2016 because we incurred higher product development costs in the comparative period in connection with the launch of our women’s collections. This decrease also relates to a recovery for product development consultant stock based compensation due to a reduction in share price during fiscal 2017.

Professional fees decreased in fiscal 2017 compared to fiscal 2016 as a result of new contracts and financing activities in fiscal 2016, as well as a decrease in legal fees.

Insurance expenses decreased in fiscal 2017 compared to fiscal 2016 mostly due to a change in the way insurance was being expensed. In the comparative period, insurance was expensed when paid and included the initial down payment on our professional liability policy in June 2015. In fiscal 2017, the policy was set up as a prepaid and the financing payments are being applied against the payable.

Transfer agent and filing fees decreased in fiscal 2017 compared to fiscal 2016 as a result of the up-listing of our common stock to Nasdaq from the OTC markets in the comparative period, and one-time costs associated therewith.

Decreases to travel expenses in fiscal 2017 compared to fiscal 2016 resulted from a decrease in discretionary spending due to cash shortages as well as a decrease in financing related travel.

Warehouse management expenses decreased in fiscal 2017 compared to fiscal 2016 as a result of the engagement of a new third party warehouse at a lower cost.

The decreases in general and administrative expenses described above were partially offset by increases in salaries and benefits, investor relations, and rent.

The increase in salaries and benefits in fiscal 2017 compared to fiscal 2016 was due to increases in staffing in both the accounting/finance and sales departments, as well as an increase in severance charges as a result of staff turnover.

The increase in investor relations expense in fiscal 2017 compared to fiscal 2016 was due to strategic investor and media relations consultants engaged in connection with a proposed business combination with Bendon.

Rent expense increased in fiscal 2017 compared to fiscal 2016 as a result of an expanded team, which warranted increased occupancy.

Other income and expenses

We incurred interest expenses during fiscal 2017 of $81,796 and financing and accretion charges of $15,975 as compared to interest expenses of $878,933 and financing and accretion charges of $7,255,346 in fiscal 2016. These decreases in interest expense were attributable to the automatic conversion of our 6% senior secured convertible debentures in December 2015. The automatic conversion of these debentures in December 2015 also gave rise to the increase in accretion charges in fiscal 2016, as a result of the accelerated accretion of the debt discount associated with the debentures on the conversion date.

Net loss and comprehensive loss

Our net loss for fiscal 2017 was $(10,798,503), or $(1.77) per share, as compared to a net loss of $(19,063,399), or $(10.13) per share, for fiscal 2016. The decrease in net loss in fiscal 2017 compared to fiscal 2016 was primarily due to a decrease in accretion charges associated with the automatic conversion of debt in fiscal 2016.

The decrease in net loss per share in fiscal 2017 compared to fiscal 2016 was primarily due to an increased number of shares outstanding compared to the comparative period, as a result of the public offering of common stock and conversion of debt to common stock in December 2015.

Liquidity and Financial Condition

Liquidity

Our cash requirements have been principally to fund working capital needs, the development of new product lines and the procurement of inventory to support our growth.

As of October 31, 2017, we had cash totaling $2,170,665 and working capital of $3,861,459. As of January 31, 2017, we had cash totaling $879,014.

We expect to incur significant further losses in the development of our business, which casts substantial doubt about our ability to continue as a going concern. To remain a going concern, we will be required to obtain the necessary financing to pursue our plan of operation.

Management intends to continue to raise funds from equity and debt financings to fund our operations and objectives. However, we cannot be certain that financing will be available on acceptable terms or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our existing stockholders may experience significant dilution. In addition, the terms of the Merger Agreement with Bendon may restrict us from pursuing any of these alternatives without first obtaining consents, which we may not be able to obtain on acceptable terms, or at all. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Working Capital (Consolidated)

	October 31, 2017 (unaudited)	January 31, 2016
Current Assets	$4,798,351	$3,604,548
Current Liabilities	$936,892	$2,327,872
Working Capital	$3,861,459	$1,276,676

The increase in working capital during the nine months ended October 31, 2017 was primarily attributable to net proceeds of $5.3 million received in connection with the at-the-market (“ATM”) offering of our common stock.

Cash Flows

Nine months ended October 31, 2017 compared to Nine months ended October 31, 2016

	Nine months ended October 31,
	2017	2016
Cash Used in Operating Activities	$(3,459,806)	$(4,116,570)
Cash Used in Investing Activities	—	(7,779)
Cash Provided by Financing Activities	4,751,457	(612,280)
Net change in Cash During Period	$1,291,651	$(4,736,629)
Operating Activities

Cash flows used in our operating activities was $3,459,806 for the nine months ended October 31, 2017 compared to $4,116,570 for the nine months ended October 31, 2016. The cash used in operations during the nine months ended October 31, 2017 was largely the result of a net loss for the period, offset by non-cash charges of $2,376,824 related to share based compensation charges.

Investing Activities

Cash flows used in our investing activities was $nil for the nine months ended October 31, 2017 compared to $7,779 for the nine months ended October 31, 2016. The cash used in investing during the nine months ended October 31, 2016 was for the acquisition of intangible assets.

Financing Activities

Proceeds from financing activities during the nine months ended October 31, 2017 included net proceeds of $5,307,233 received in connection with the issuance of shares in connection with the ATM offering. These proceeds were partially offset by repayment of $302,776 under a factoring arrangement and $253,000 in short term loans.

Cash used in financing activities during the nine months ended October 31, 2016 was $612,280, which included $600,000 for the repayment of convertible promissory notes, proceeds from convertible notes of $112,000 and $124,280 in net repayments under factoring arrangements.

Fiscal 2017 compared to Fiscal 2016

	Year ended January 31,
	2017	2016
Cash Used in Operating Activities	$(5,501,268)	$(6,779,206)
Cash Used in Investing Activities	(7,780)	(38,433)
Cash Provided by Financing Activities	1,607,068	9,655,398
Net change in Cash During Period	$(3,901,980)	$2,837,759
Operating Activities

Cash used in our operating activities was $5,501,268 for fiscal 2017 compared to $6,779,206 for fiscal 2016. The cash used in operations during fiscal 2017 was largely the result of the net loss for the period, offset by net non-cash charges of $5,348,647, mostly related to stock-based compensation charges.

The cash used in operations during fiscal 2016 was largely the result of a net loss for the period, offset by net non-cash charges of $12,178,713, related to derivative liability accounting and stock-based compensation charges.

Investing Activities

Investing activities used cash of $7,780 during fiscal 2017 compared to $38,433 for fiscal 2016. Investing activities in fiscal 2017 and fiscal 2016 consisted mostly of cash outlays for patent and trademark acquisitions.

Financing Activities

In fiscal 2017, financing activities provided cash of $1,607,068 compared to $9,655,398 for fiscal 2016. We received cash of $1,955,003 in fiscal 2017 in connection with the issuance of shares pursuant to a registered public offering. These proceeds were partially offset by the repayment of convertible debentures, which came due during fiscal 2017, in the amount of $600,000. We also received an aggregate of $477,000 from the issuance of promissory notes during fiscal 2017, which proceeds were used to fund operations. During fiscal 2017, we received advances under factoring arrangements of $1,050,000, which were offset by repayments under these facilities of $1,274,935, for net repayments of $224,935 during fiscal 2017.

In fiscal 2016, we received cash of $9,842,829 in connection with the issuance of shares pursuant to the exercise of outstanding warrants and pursuant to a registered public offering. These proceeds were partially offset by offering costs totaling $715,142. We also received factoring proceeds of $1,260,000, which were partially offset by repayments totaling $732,289, during fiscal 2016.

Commitments and Capital Expenditures

We do not anticipate that we will expend any significant amount on capital expenditures like equipment over the next twelve months or enter into any other material commitments.

Sources of Liquidity

Factoring Arrangement with Wells Fargo

On June 14, 2016, we entered into a Joint Factoring Agreement (the “Joint Factoring Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Joint Factoring Agreement with Wells Fargo replaced a factoring agreement with Capital Business Credit LLC, which was terminated effective on the same date.

Under the terms of the Joint Factoring Agreement, we may assign eligible accounts receivable (the “Accounts”) to Wells Fargo in exchange for loans and advances (each such loan or advance, an “Advance”) up to an aggregate amount (the “Borrowing Base”) not to exceed the lesser of (i) $6,000,000 or (ii) the sum of up to 80% of trade receivables deemed eligible by Wells Fargo plus (A) the lesser of up to (x) 50% of the value, calculated at the lower of cost or market, of finished goods, warehoused inventory deemed eligible by Wells Fargo or (y) $500,000, plus (B) the lesser of (x) up to 75% of marketable securities held in a blocked security account, subject to an account control agreement in favor of Wells Fargo (the “Securities Account”). However, at any time when the market value of the securities held in such Securities Account is below $1,067,000, then the value of such securities for purposes of calculating the Borrowing Base will be $0 or $200,000, less any reserves that Wells Fargo may establish from time to time. On June 28, 2017, the Joint Factoring Agreement was amended to remove the eligibility for Advances.

In connection with Wells Fargo’s services under the Joint Factoring Agreement, Wells Fargo receives a commission equal to the Factoring Commission Percentage (as defined in the Joint Factoring Agreement) multiplied by the gross invoice amount of each Account purchased, which is charged to the Company’s account on the date a related Advance is made. During the initial term of the Joint Factoring Agreement, Wells Fargo will receive minimum commissions equal to $24,000, $36,000 and $50,000 during the first, second and third year, respectively.

We bear the risk of credit loss on the Accounts, except where Wells Fargo provides credit approval in writing on such Account. The Advances bear interest on the daily net balance of any moneys owed at a rate of LIBOR plus 3%. All obligations under the Joint Factoring Agreement, including the Advances (collectively, the “Obligations”), are payable on demand and may be charged by Wells Fargo to the Company’s account at any time.

At October 31, 2017, there was approximately $nil available for advance under the Joint Factoring Agreement.

The Obligations are secured by a continuing security interest in all assets, properties, and rights of the Company, wherever located, whether owned as of the date of the Joint Factoring Agreement or subsequent thereto.

The term of the Joint Factoring Agreement is for three years and will automatically renew, unless terminated at any time by Wells Fargo with thirty days’ written notice, or by us prior to such renewal, with sixty days’ prior written notice.

“At-the-Market” Offering

Subsequent to January 31, 2017, we commenced an “at-the-market” offering pursuant to which we sold an aggregate of 2,189,052 shares of our common stock for gross proceeds of $5,499,723 through Maxim Group LLC as sales agent.

Going Concern

At October 31, 2017, we had approximately $3,860,000 in working capital including approximately $2,170,000 in cash, had not yet achieved profitable operations and expect to continue to incur significant losses from operations in the immediate future. The latest amendment of the Merger Agreement with Bendon requires Bendon to fund all operating losses until closing. Due to this amendment, we believe we have sufficient working capital to implement our proposed business plan over the next 12 months. However, should the Merger not be completed, we would need to raise additional funds in order to implement our proposed business plans. These factors cast substantial doubt about our ability to continue as a going concern.

To remain a going concern if the Merger is not completed, we will be required to obtain the necessary financing to meet our obligations and repay our substantial existing liabilities as well as further liabilities arising from normal business operations as they come due. Management plans to obtain the necessary financing through the issuance of equity to new investors and existing stockholders. Should we be unable to obtain this financing, we may need to substantially scale back operations or cease business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that we will be able to obtain additional financing necessary to support our working capital requirements. To the extent that funds generated from operations are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Segment Reporting

We used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. Our chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, we have determined that as of October 31, 2017, and 2016, there is only a single reportable operating segment.

We operate in one industry, the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

	2017	2016
United States	$1,625,709	$1,287,990
Canada	120,935	4,142
	$1,746,644	$1,292,132

At October 31, 2017, the net book value of long-lived assets all located within North America were as follows:

	2017		2016
	Equipment	Intangible assets	Equipment	Intangible assets
United States	$—	$61,518	$642	$61,518
Canada	—	19,357	4,586	19,357
	$—	$80,875	$5,228	$80,875

Disclosure of Outstanding Share Data

As of January 31, 2018, there were 10,342,191 shares of our common stock issued and outstanding. In addition, at January 31, 2018, the total dilutive securities outstanding, including options and warrants was 4,684,701.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ significantly from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 3 to our annual financial statements, the following accounting policies involve a greater degree of judgment and complexity.

Accordingly, the following policies are the most critical to aid in fully understanding and evaluating our financial condition and results of operations

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured. Significant management judgments and estimates must be made in connection with determination of revenue to be recognized in any accounting period in respect of the timing of when the applicable revenue recognition criteria have been met. If we made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Accounts receivables consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. We estimate an allowance for doubtful accounts based on historical losses, existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Significant management judgment is involved in making the determination with respect to uncollectible amounts.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items to consider sell-through prospects based on our marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost, then an allowance is created to adjust the inventory carrying amount to reflect this.

Assumptions and estimates about the recoverability of certain inventory may be subject to significant judgment. A variety of factors must be incorporated into these estimates and assumptions such as industry and economic trends and internal factors such as changes in our business and forecasts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. The most significant estimates we made are those relating to uncollectible receivables, inventory valuation and obsolescence, stock-based compensation expense, and derivative valuations.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation — Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

Stock-based compensation represents the cost related to stock-based awards granted to employees and non-employee consultants. We measure stock-based compensation cost at measurement date, based on the estimated fair value of the award, and generally recognize the cost as expense on a straight-line basis (net of estimated forfeitures) over the employee requisite service period or the period during which the related services are provided by the non-employee consultants and the options are earned. We estimate the fair value of stock options using a Black-Scholes option valuation model, which utilizes various assumptions and estimates that are subject to management judgment.

As we have insufficient historical data on which to estimate expected future share price volatility, we have estimated expected share price volatility based on the historical share price volatility of comparable entities. The expected life of options granted has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin (“SAB”) No. 110 Share-Based Payment. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. We have not paid and do not anticipate paying cash dividends on our shares of common stock; therefore, the expected dividend yield is assumed to be zero. In addition, ASC 718 requires companies to utilize an estimated forfeiture rate when calculating the expense for the period. We applied an estimated forfeiture rate of 0% in determining the expense recorded in our consolidated statement of operations given our limited forfeiture experience history.

Derivative Financial Instruments

From time to time, we may issue warrants and convertible instruments with embedded conversion options which, dependent on their specific contractual terms, may be required to be accounted for as separate derivative liabilities. These liabilities are required to be measured at fair value. These instruments are then adjusted to reflect fair value at each period end. Any increase or decrease in the fair value is recorded in results of operations as change in fair value of derivative liabilities. In determining the appropriate fair value, we use the binomial pricing model because these instruments are not quoted on an active market.

Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in assumptions can materially affect the fair value estimate and therefore the binomial model does not necessarily provide a reliable single measure of the fair value of these instruments.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. This standard was effective for and adopted by the Company in fiscal 2017. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In August 2014, FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. This standard was effective for and adopted by the Company in fiscal 2017. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In April 2015, FASB issued the ASU No. 2015-03, Interest — Imputation of Interest (Subtopic 835-30) —  Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. For public business entities, the final guidance will be effective for fiscal years beginning after December 15, 2015, however, early adoption (including in interim periods) is permitted. Upon adoption, an entity must apply the new guidance retrospectively to all prior periods presented in the financial statements. An entity is also required in the year of adoption to provide certain disclosures about the change in accounting principle, including the nature of and reason for the change, the transition method, a description of the prior-period information that has been retrospectively adjusted and the effect of the change on the financial statement line items (that is, debt issuance cost asset and the debt liability). This standard was effective for and adopted by the Company in fiscal 2017. Adoption of this standard resulted in the reclassification of $15,058 in deferred financing costs at January 31, 2016 from assets to a deduction from the related debt liability.

In November 2015, FASB issued ASU No. 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 eliminates the requirement to bifurcate deferred taxes between current and non-current on the balance sheet and requires that deferred tax liabilities and assets be classified as noncurrent on the balance sheet. ASU 2015-17 is effective for public entities in fiscal years beginning after December 15, 2016, and for interim periods within those fiscal years. ASU 2015-17 became effective for the Company on February 1, 2017. The adoption of ASU 2015-17 did not have any effect on its financial condition, results of operations, and cash flows.

Accounting Standards Not Yet Effective

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, FASB decided to defer the effective date of the new revenue standard by one year. As a result, public entities would apply the new revenue standard to annual reporting periods beginning after December 15, 2017.

The Company’s initial assessment of the guidance in ASU 2014-09 has identified all revenue streams will be impacted by ASU 2014-09 including transactions such as wholesale customer support costs, e-commerce direct to consumer programs, and customer related returns. The Company does not currently expect the adoption of ASU 2014-09 to have a material effect on income from operations but will however require the addition of an estimated refund liability and a change of presentation within the consolidated financial statements. ASU 2014-09 will also require expanded disclosures related to revenue streams, performance obligations and consideration and the related judgements used in developing the necessary estimates. The Company will adopt ASU 2014-09 effective for fiscal year beginning February 1, 2018 and will utilize the modified retrospective approach in applying ASU 2014-09.

In January 2016, FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 provides guidance that addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 will be effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. ASU 2016-01 will be effective for the Company on February 1, 2018. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In February 2016, FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. The guidance is effective for annual and interim reporting periods beginning on or after December 15, 2018. The adoption of this standard is not expected to have a material impact for any period presented.

In March 2016, FASB issued ASC No. 2016-09, Compensation — Stock Compensation (Topic 718) —  Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). These amendments are intended to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. These amendments are effective for annual and interim reporting periods beginning on or after December 15, 2016. Early adoption is permitted. Entities have the option to apply the amendments on either a prospective basis or a modified retrospective basis. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

BUSINESS OF BENDON

Unless expressly indicated or the context requires otherwise, as used in this section, the terms the “Company,” “we,” “us,” and “our” refer to Bendon and, where appropriate, its wholly owned subsidiary. Bendon’s fiscal year ends on June 30. References to “fiscal 2016” and “fiscal 2015” represent the fiscal years ended June 30, 2016 and June 30, 2015, respectively. All value amounts are presented in New Zealand Dollars, unless otherwise stated.

Overview

Bendon operates in the highly competitive specialty retail business. Founded in 1947 by two brothers Ray and Des Hurley, together they revolutionized the lingerie industry. Rather than force women’s bodies into the restrictive corsetry of the time, they looked at the way women moved and pioneered lingerie that would “bend on” their bodies. We sell women’s and men’s intimate apparel, as well as women’s swimwear. Our merchandise is sold through company-owned retail stores in Australia and New Zealand, which are primarily strip and mall based; through websites; and through wholesale partners in Australia, New Zealand, the United States and Europe (collectively, “partners”).

Bendon has seven reportable segments:

•	Australia Retail: This segment covers retail and outlet stores located in Australia.
•	New Zealand Retail: This segment covers retail and outlet stores located in New Zealand.
•	Australia Wholesale: This segment covers the wholesale of intimates apparel to customers based in Australia.
•	New Zealand Wholesale: This segment covers the wholesale of intimates apparel to customers based in New Zealand.
•	U.S. Wholesale: This segment covers the wholesale of intimates apparel to customers based in the United States.
•	Europe Wholesale: This segment covers the wholesale of intimates apparel to customers based in Europe.
•	E-commerce: This segment covers the group’s online retail activities.

In addition, Bendon continually explores new ways to expand its business, including through the use of new technologies, such as blockchain technology. Bendon is presently evaluating how these new technologies may be leveraged in the retail fashion industry. Examples of applications of this new technology include creating highly efficient end-to-end operations from suppliers to consumers and also providing low cost trade finance for market participants through blockchain trading platforms.

Heidi Klum

Heidi Klum is the face and Creative Director of Bendon’s flagship brands, Heidi Klum Intimates, Heidi Klum Swim, Heidi Klum Man, and Heidi Klum Intimates Solutions. Bendon’s flagship brand, Heidi Klum Intimates collection exudes femininity, elegance and sophistication, each piece designed with the modern woman in mind. We sell our Heidi Klum products at 59 Bendon stores in Australia, New Zealand and Ireland and online at www.bendonlingerie.com and www.heidiklumintimates.com. Additionally, Heidi Klum products are sold in approximately 3,000 wholesale doors in 43 countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements.

Stella McCartney

Passionate about lingerie and swimwear, Stella McCartney launched both collections with Bendon, combining the designer’s naturally feminine, confident and modern design sensibility without compromising on functionality and fit. Stella McCartney Lingerie and Stella McCartney Swimwear products are sold at 58 Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, Stella McCartney products are sold in approximately 2,200 wholesale doors in 43 countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements. Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018.

Other Brands

Our other brands are Bendon, Bendon Man, Davenport, Fayreform, Hickory, Lovable and Pleasure State. We also have a sublicense from FOH Online to sell Frederick’s of Hollywood Intimates and Swimwear. We sell our products at 58 Bendon stores in Australia and New Zealand and online at www.bendonlingerie.com. Additionally, our products are sold in approximately 3,293 wholesale stores in 43 countries across regions in Australia, New Zealand, United States, Europe and United Kingdom under wholesale arrangements.

Possible but not yet Probable Acquisition of FOH Online Corp.

Bendon has had advanced discussion with the sole shareholder of FOH Online Corp. (“FOH Online”) pursuant to which the parties have specified terms by which Bendon could acquire FOH Online from such shareholder. If the transaction was to be completed, the consideration for the proposed transaction would involve Holdco issuing to the shareholder of FOH Online (or its designee) 1,304,917 (US$8,220,979 using share price US$6.30) Holdco Ordinary Shares, plus the assumption by Holdco of approximately US$9,500,000 of FOH Online debt. The number of Holdco Ordinary Shares that would otherwise have been issuable to shareholders of Bendon would be reduced by an amount substantially equal to the number of Holdco Ordinary Shares issuable to the shareholder of FOH Online (or its designee). Accordingly, an acquisition of FOH Online would result in nominal dilution to the shareholders of Naked. The proposed transaction is conditioned on consummation of the Transactions and is subject to obtaining various third party consents (which we and the shareholder of FOH Online are in the process of seeking to obtain). As a result, the proposed transaction is deemed possible but not yet probable of occurring.

If FOH Online is acquired, we would acquire certain of FOH Online’s agreements that provide it with an exclusive license to sell certain Frederick’s of Hollywood products through 2020. Currently, we have a sublicense to sell such products through an agreement with FOH Online; upon completion of the acquisition of FOH Online, however, through FOH Online’s agreements, we would have a license directly with the brand owners to sell such products. These agreements include an option to renew each agreement ten times, each renewal for an additional five-year term. Accordingly, we would have the right to extend each agreement through 2070.

Our Strengths

We believe the following competitive strengths contribute to our leading market position and differentiate us from our competition:

Distinct, Well-Recognized Brands

Bendon’s iconic brands, including Heidi Klum Intimates and Swimwear and Stella McCartney Lingerie and Swimwear, have come to represent a unique lifestyle across its targeted customers. Our brands allow us to target markets across the economic spectrum, across demographics and across the world. We believe our flagship brands and prominent, highly-recognized creative directors provide us with a competitive advantage.

In-Store Experience and Store Operations

We view our customers’ in-store experience as an important vehicle for communicating the image of each brand. We utilize visual presentation of merchandise, in-store marketing, music and our sales associates to reinforce the image represented by the brands.

Our in-store marketing is designed to convey the principal elements and personality of each brand. The store design, furniture, fixtures and music are all carefully planned and coordinated to create a unique shopping experience. Every brand displays merchandise uniformly to ensure a consistent store experience, regardless of location. Store managers receive detailed plans designating fixture and merchandise placement to ensure coordinated execution of the company-wide merchandising strategy.

Our sales associates and managers are a central element in creating the atmosphere of the stores by providing a high level of customer service.

Product Development, Sourcing and Logistics

We believe a large part of our success comes from frequent and innovative product launches, as well as launches of new collections from our existing brands. Our merchant, design and sourcing teams have a long history of bringing innovative products to our customers. Our key vendor partners are industry leaders in both innovation and social responsibility. We work closely together to form a world class supply chain that is dynamic and efficient.

Highly Experienced Leadership Team

Our Leadership Team is led by Justin Davis-Rice, Executive Chairman, who joined Bendon in 2011 and is responsible for leading our revenue growth. Prior to joining Bendon, Justin Davis-Rice co-founded Pleasure State. The rest of our senior management team has a wealth of retail and business experience at Gazal, Specialty Fashion Group and Pleasure State. We have developed a strong and collaborative culture aligned around our goals to create the most sensual, functional and comfortable lingerie and underwear for women and men all over the world.

Growth Strategy

Our growth strategy involves seeking to take advantage of the following opportunities across brands and channels:

Channel

•	Opportunity for an additional 50+ retail stores across Australia under a new masthead
•	Additional 25 Bendon outlet stores across Australia and New Zealand in the next 5 years
•	Leveraging e-commerce to attract and educate new and existing customers
•	Targeting e-commerce sales penetration of 10% over the medium term
•	Improving productivity in existing wholesale accounts by gaining additional floor space
•	Selectively adding new wholesale doors, with a focus on US & EU markets

Brands

•	Continuing to build our license portfolio and add new licenses in existing and tangential categories
•	Expanding the brand and product offering via organic innovation and new license partnerships
•	Expanding brand reach by leveraging our brand portfolio to extend globally, particularly in the US and EU
•	Enhancing margins by increasing the proportion of the business derived from direct-to-consumer channels

Vision and Culture

We are passionate about making sure we have a great company culture that supports our vision, which is to be close to our customers for life. We value individual differences and diverse thought processes. We believe the quality of decision making is improved by people with varying backgrounds and perspectives working together by connecting and sharing ideas. If we get the culture right then we can deliver on our goal to be the leader in intimate apparel because great customer service, designing great products, passionate employees and customers will happen naturally. Our commitment to our customers has grown stronger over 70 years, evolving into the Bendon culture statement:

ONE COMPANY, ICONIC BRANDS, A MILLION IDEAS. COLLABORATE AND COMMUNICATE.

We believe this simple, resonant message reminds our people to actively participate, and inspire others, every day in making Bendon a world leader in intimate apparel. At Bendon, our values underpin everything we do. They guide the way we work, the way we make decisions and how we interact with each other. They define what we can expect when we interact with work colleagues, stakeholders and what our customers can expect when they deal with us. Our message is defined by 5 core values:

People

Our success is built on the success of our people, as it is our people who help create a high-performing culture. Friendly, like-minded, innovative and passionate, we work together to achieve a common goal. Driven to be the best we can be, we celebrate our successes and push boundaries in everything we do.

Pride

We are part of an iconic brand that has captured hearts and souls all around the world. We are inspired by our customers and aim to delight our consumers through designing and creating high quality, beautiful products that engage our customers in a lifetime relationship with us. We promote a positive, energizing, and optimistic environment and continuously strive to find ways to improve what we do every day.

Collaboration

At Bendon, we believe that diverse minds are critical to our success and we drive innovation, creativity and problem-solving across all levels. We believe in building strong working relationships, always considering the views of others and most importantly letting people know when they’ve done a good job. A collaborative environment is encouraged with a flat structure and open door policy. Embracing our heritage as a family business means that we all work together as a unit to celebrate ideas enabling us to become stronger and more successful.

Business strength

We are determined to reach greater heights. By constantly raising the bar and aiming for ambitious goals, we commit to achieving superior financial results. Driven by targets, we push ourselves to win and increase our market share. We achieve this through our people and their drive to promote our brands positively at every opportunity and to operate with integrity, openness and honesty.

Responsibility

We are all committed to contributing to a sustainable global community, and supporting non-profit organizations that seek to make a positive difference in the world. We recognize the importance of providing social support to our global community. At Bendon, we look for opportunities to change lives and shape the future by giving our time, money, and unique expertise. Giving is an essential aspect of Bendon’s culture and we have been able to deliver projects and contributions throughout the years. Bendon aims to attract employees who understand this is a core part of who we are.

Real Estate

Executive Offices and Warehouse

Our principal executive offices are in a 2,705 m2 facility located at Building 7C, Huntley Street, Alexandria, NSW 2015, Australia. We have additional office space and a warehouse in a 9,163 m2 facility located at 8 Airpark Drive, Airport Oaks, Auckland 2022, New Zealand. We occupy the Alexandria facility pursuant to a five-year lease that expires on April 30, 2019 and we occupy the Auckland facility pursuant to a six-year lease that expires on May 31, 2022. We believe that these facilities are in good condition and are suitable to the conduct of our business.

Company-owned Retail Stores

Our company-owned retail stores are located in shopping malls and strips in Australia, New Zealand and Ireland. As a result of our strong brands and established retail presence, we have been able to lease high-traffic locations.

The following table provides the number of our company-owned retail stores in operation for each location as of June 1, 2017 and 2016.

Store Location (State/City)	Country	June 1, 2016	June 1, 2017
Australian Capital Territory	Australia	1	1
New South Wales	Australia	8	8
Queensland	Australia	5	5
South Australia	Australia	1	1
Victoria	Australia	9	9
Western Australia	Australia	2	1
North Island	New Zealand	27	28
South Island	New Zealand	5	5
Kildare	Ireland	1	1

The following table provides the changes in the number of our company-owned retail stores operated for the past five years.

Year	Beginning of Year	Opened	Closed	End of Year
2016	52	8	(1)	59
2015	50	3	(1)	52
2014	54	2	(6)	50
2013	51	3	0	54
2012	45	7	(1)	51

Franchise, License and Wholesale Arrangements

In addition to our company-owned stores, our products are sold at many partner locations in 43 countries. Under these arrangements, third parties operate stores that sell our products under brand names. Revenue recognized under franchise and license arrangements generally consists of royalties earned and recognized upon sale of merchandise by franchise and license partners to retail customers. Revenue is generally recognized under wholesale arrangements at the time the title passes to the partner. We continue to increase the number of locations under these types of arrangements as part of our international expansion.

The following table provides the number of partner stores that sell Bendon products as of June 1, 2017 and 2016.

Wholesale doors, excluding distributors	June 1, 2016	June 1, 2017
ANZ	936	1783
UK	207	187
INTL	112	126
US	1786	1197
Total	3041	3293

Additional Information

Merchandise Suppliers

During fiscal year 2016, we purchased merchandise from approximately 51 suppliers located primarily in China.

Distribution and Merchandise Inventory

Most of our merchandise is shipped to our distribution centers in China, Hong Kong, New Zealand and Los Angeles. We use a variety of shipping terms that result in the transfer of title of the merchandise at either the point of origin or point of destination.

Our policy is to maintain sufficient quantities of inventories on hand in our retail stores and distribution centers to enable us to offer customers an appropriate selection of current merchandise. We emphasize rapid turnover and take markdowns as required to keep merchandise fresh and current.

Information Systems

Our management information systems consist of a full range of retail, financial and merchandising systems. The systems include applications related to point-of-sale, e-commerce, merchandising, planning, sourcing, logistics, inventory management, data security and support systems including human resources and finance.

Seasonal Business

Our operations are seasonal in nature and consist of two selling periods across the year, where the second selling season generates the most sales (July to December period). The first and fourth fiscal quarters of the calendar year, including the holiday season, accounted for approximately 52% of our net sales for 2016, 2015 and 2014 and is typically our most profitable quarters.

Working Capital

We fund our business operations through a combination of available cash and cash equivalents and cash flows generated from operations. In addition, our credit facilities are available for additional working capital needs and investment opportunities.

Regulation

We and our products are subject to regulation by various federal, state, local and foreign regulatory authorities. We are subject to a variety of customs regulations and international trade arrangements.

Legal Proceedings

From time to time, we are subject to certain legal proceedings and claims in the ordinary course of business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, financial condition, operating results or cash flows. We establish reserves for specific legal matters when we determine that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable.

Trademarks and Patents

Our trademarks and patents, which constitute our primary intellectual property, have been registered or are the subject of pending applications in 20 countries and with the registries of many foreign countries and/or are protected by common law. All Heidi Klum trademarks are licensed under our license agreement while all of our other trademarks are company-owned. We believe our products are identified by our intellectual property and, thus, our intellectual property is of significant value. Accordingly, we intend to maintain our intellectual property and related registrations and vigorously protect our intellectual property assets against infringement.

Competition

The sale of women’s intimate and other apparel, personal care and beauty products and accessories through retail stores is a highly competitive business with numerous competitors, including individual and chain specialty stores, department stores and discount retailers. Brand image, marketing, design, price, service, assortment and quality are the principal competitive factors in retail store sales. Our online businesses compete with numerous online merchandisers. Image presentation, fulfillment and the factors affecting retail store sales discussed above are the principal competitive factors in online sales.

Employee Relations

As of June 1, 2017, we employed approximately 665 associates, 418 of whom were part-time or casual.

BENDON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Historical Financial Information” section and the accompanying financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect Bendon’s future plans, estimates, belief and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside Bendon’s control Bendon’s actual results could differ materially from those discussed in these forward-looking statements. Please read the sections entitled “Risk Factors” and “Forward-looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur

Introduction

We are a designer, distributor, wholesaler and retailer of women’s and men’s intimates apparel and swimwear. Our merchandise is sold through retail and outlet stores located in New Zealand and Australia, wholesale operations in New Zealand, Australia, the United States of America and Europe, and through online channels. We operate licensed brands including Heidi Klum, Stella McCartney, and Fredericks of Hollywood, and owned brands including Pleasure State, Davenport, Lovable, Bendon, Fayreform, VaVoom, Evollove, and Hickory. Bendon’s license to use the Stella McCartney brand terminates effective June 30, 2018. Key customers include Farmers, Myer, David Jones, Woolworths, and Macy’s.

All dollar values discussed below are presented in New Zealand dollars.

In keeping with customary practice in New Zealand, our fiscal years end on June 30. Subsequent to registration, Bendon expects to change its fiscal year end to January 31, and align with Naked’s fiscal year end. During the six months ended July 31, 2017, seven months ended January 31, 2017 and fiscal years ended June 30, 2016 (fiscal year 2016) and June 30, 2015 (fiscal year 2015), we incurred a net comprehensive loss of ($19.2m), ($16.0m), ($20.7m) and ($13.2m) respectively.

Overview

Six months ended July 31, 2017 and six months ended July 31, 2016

Net sales in the six month period ended July 31, 2017 decreased by $5.0m, or 11.8%, to $59.8m when compared with $67.7m in the six month period ended July 31, 2016. The sales in the six month period ending July 31, 2017 were continually negatively impacted by a stock supply issue, and unfavorable foreign exchange rate fluctuations between the New Zealand dollar and U.S. dollar, which was offset by the beneficial impact of a new licensing agreement with Fredericks of Hollywood. The stock supply issue was the result of liquidity issues, as well as transition issues arising from a change in one of our major suppliers.

During the six month period ended July 31, 2017 and the six month period ended July 31, 2016, the gross margin was 32.7% and 48.9% respectively. The reduction in gross margin was caused by increased discounts provided to customers and sub-optimal stock mix as a result of the stock supply issue.

Brand management expenses slightly increased by $0.7m, or 2.6%, from $25.2m to $25.9m in the six month period ended July 31, 2017 as compared with the six month period ended July 31, 2016, this was driven by additional advertising expense as required by the new licensing agreement with Fredericks of Hollywood. This was offset by the beneficial impact from design restructure.

Finance expenses increased by $1.0m, or 15.6% from $5.0m to $6.0m in the six month period ended July 31, 2017 as compared with the six month period ended July 31, 2016, due to additional interest on convertible loan notes being partially offset by a reduction in interest on the shareholder loan due to the principal amount of such loans being reduced, the majority of which was converted to equity in September 2016.

Seven months ended January 31, 2017, fiscal year ended June 30, 2016 and fiscal year ended June 30, 2015

Net sales in the fiscal year 2016 increased by $12.2m, or 8.8%, to $151.0m when compared with $138.8m in fiscal year 2015. This was driven by extension of the business into providing advisory and management services to other intimates apparel businesses, favorable foreign exchange rate fluctuations between the New Zealand dollar and United States Dollar, growth in U.S. wholesale distribution through a new contract with Macy’s, growth in the online business and introduction of 8 new stores across Australia. Net sales in the seven month period ended January 31, 2017 increased by $l.6m, or 1.7%, to $96.2m when compared with $94.7m in the seven month period ended January 31, 2016. Sales were negatively impacted by a stock supply issue, and less favorable foreign exchange rate fluctuations between the New Zealand dollar and U.S. Dollar, which was offset by the beneficial impact of a new licensing agreement with Fredericks of Hollywood. The stock supply issue was the result of liquidity issues, as well as transition issues arising from a change in one of our major suppliers.

During the seven month period ended January 31, 2017, the seven month period ended January 31, 2016, fiscal year 2016 and fiscal year 2015, the gross margin was 40.7%, 45.1%, 44.7%, and 43.1%, respectively. The movement in gross margin has remained fairly consistent, but has improved due to changes in the sales mix including additional online revenue, as well as positive foreign exchange rate fluctuations.

Brand management expenses increased by $6.2m, or 14.6%, from $42.2m to $48.4m between the fiscal year 2015 and fiscal year 2016. This was largely driven by growth in business and associated employee costs, as well as additional marketing expenditures to support the introduction of new swimwear ranges. The increase of $4.4m, or 15.9%, from $27.6m to $32.0m in the seven month period to January 31, 2017 as compared with the seven month period to January 31, 2016, was also driven by additional marketing expenditures.

Finance expenses increased by $4.5m, or 77.3%, between the fiscal year 2015 and fiscal year 2016, from $5.9m to $10.4m, due to additional interest expense associated with an increase in debt. The finance expense in the seven month period to January 31, 2016 and January 31, 2017 increased slightly due to additional interest on convertible loan notes being partially offset by a reduction in interest on the shareholder loan due to the principal amount of such loans being reduced, the majority of which was converted to equity in September 2016.

Brand transition, restructure and transaction expenses of $1.3m, $2.2m and $12.2m were incurred in the seven month period ended January 31, 2017, fiscal year 2016 and fiscal year 2015, respectively. The biggest driver for this decrease was a reduction in brand transition expenses incurred in relation to the transition from the Elle MacPherson to Heidi Klum brand which decreased over time given the Elle MacPherson license was terminated in the fiscal year 2015.

An impairment expense of $2.2m was recognized in the fiscal year 2016 and seven month period to January 31, 2016 in relation to a goodwill write-off. An impairment expense of $0.3m was recognised in seven month period to January 31, 2017.

Other foreign currency gains/(losses) reduced from a gain of $4.7m in fiscal year 2015 to a loss of $2.4m in fiscal year 2016, due to weakening of the New Zealand dollar and the impact of unfavorable hedge contracts entered into. Other foreign currency gains/(losses) reduced from a gain of $5.7m in the seven month period to January 31, 2016 to a loss of $3.3m in the seven month period to January 31, 2017 as a result of the same foreign exchange drivers.

Results of Operations

	Jul. 31, 2017 NZ$000 6 months	Jul. 31, 2016 NZ$000 6 months	% movement
Revenue	59,787	67,795	-11.8%
Cost of goods sold	(40,207)	(34,659)	16.0%
Gross profit	19,580	33,136	-40.9%
Brand management	(25,873)	(25,222)	2.6%
Administrative expenses	(1,891)	(2,295)	-17.6%
Corporate expenses	(7,028)	(6,041)	16.3%
Finance expense	(5,027)	(5,957)	-15.6%
Brand transition, restructure and transaction expenses	(1,112)	(1,113)	-0.1%
Impairment expense	0	(2,168)	-100.0%
Other foreign currency gains/(losses)	(934)	1,908	-148.9%
Fair value gain/(loss) on convertible notes
derivative	3,246	0	100.0%
Profit/(Loss) before income tax	(19,039)	(7,752)	145.6%
Income tax benefit/(expense)	(174)	(6,038)	-97.1%
Profit/(Loss) for the period	(19,213)	(13,790)	39.3%
Other comprehensive income
Exchange differences on translation of foreign
operations	757	95	696.8%
Total comprehensive income/(loss) for the period	(18,456)	(13,695)	34.8%

Revenue

During the six month period ended July 31, 2017 the net sales decreased by $8.0m, or 11.8%, to $59.8m when compared with $67.7m in the six month period ended July 31, 2016. The sales in the six month period ending July 31, 2017 were continually negatively impacted by a stock supply issue, and unfavorable foreign exchange rate fluctuations between the New Zealand dollar and U.S. dollar. The business advisory and management service agreement with Fredericks of Hollywood came to an end but was offset by the beneficial impact of a new licensing agreement with Fredericks of Hollywood. A new store was introduced in New Zealand to further expand their brand in the New Zealand market.

Gross margins

During the six month period ended July 31, 2017 and the six month period ended July 31, 2016, the gross margin was 32.7% and 48.9% respectively. The reduction in gross margin was caused by increased discounts provided to customers and sub-optimal stock mix as a result of the stock supply issue.

	Jan. 31, 2017 NZ$000 7 months	Unaudited Jan. 31, 2016 NZ$000 7 months	% movement	Jun. 30, 2016 NZ$000 12 months	Jun. 30, 2015 NZ$000 12 months	% movement
Revenue	96,284	94,667	1.7%	151,000	138,838	8.8%
Cost of goods sold	(57,144)	(51,998)	9.9%	(83,525)	(79,031)	5.7%
Gross profit	39,140	42,669	-8.3%	67,475	59,807	12.8%
Brand management	(32,040)	(27,647)	15.9%	(48,362)	(42,203)	14.6%
Administrative expenses	(2,383)	(2,109)	13.0%	(4,090)	(4,691)	-12.8%
Corporate expenses	(8,082)	(8,236)	-1.9%	(13,002)	(13,940)	-6.7%
Finance expense	(6,238)	(5,436)	14.8%	(10,409)	(5,870)	77.3%

	Jan. 31, 2017 NZ$000 7 months	Unaudited Jan. 31, 2016 NZ$000 7 months	% movement	Jun. 30, 2016 NZ$000 12 months	Jun. 30, 2015 NZ$000 12 months	% movement
Brand transition, restructure and transaction expenses	(1,321)	(1,122)	17.7%	(2,232)	(12,182)	-81.7%
Impairment expense	(292)	(2,157)	-86.5%	(2,157)	0	100.0%
Other foreign currency gains/(losses)	(3,306)	5,685	-158.2%	(2,423)	4,700	-151.6%
Fair value gain/(loss) on convertible notes derivative	(592)	0	100.0%	0	0	0.0%
Profit/(Loss) before income tax	(15,114)	1,647	-1017.7%	(15,200)	(14,379)	5.7%
Income tax benefit/(expense)	(865)	(289)	199.3%	(5,546)	1,274	-535.3%
Profit/(Loss) for the period	(15,979)	1,358	-1276.7%	(20,746)	(13,105)	58.3%
Other comprehensive income
Exchange differences on translation of foreign operations	(29)	(379)	-92.3%	31	(93)	-133.3%
Total comprehensive income/(loss) for the period	(16,008)	979	-1735.1%	(20,715)	(13,198)	57.0%

Revenue

Net sales in the fiscal year 2016 increased by $12.2m, or 8.8%, to $151.0m when compared with $138.8m in the fiscal year 2015. This was driven by the extension of the business into providing advisory and management services to other intimate apparel businesses, favorable foreign exchange rate fluctuations between the New Zealand dollar and U.S. Dollar, growth in U.S. wholesale distribution through a new contract with Macy’s, growth in the online business and introduction of 8 new stores across Australia.

Net sales in the seven month period ended January 31, 2017 increased by $1.6m, or 1.7%, to $96.2m when compared with $94.7m in the seven month period ended January 31, 2016. Sales were negatively impacted by a stock supply issue, and less favorable foreign exchange rate fluctuations between the New Zealand dollar and U.S. Dollar, which was offset by the beneficial impact of a new licensing agreement with Fredericks of Hollywood.

Gross margins

During the seven month period ended January 31, 2017, the seven month period ended January 31, 2016, fiscal year 2016 and fiscal year 2015, the gross margin was 40.7%, 45.1%, 44.7%, and 43.1%, respectively. The movement in gross margin has remained fairly consistent, but has improved due to changes in the sales mix including additional online revenue, as well as positive foreign exchange rate fluctuations.

Operating expenses

	Jul. 31, 2017 NZ$000 six months	Jul. 31, 2016 NZ$000 six months	% movement
Brand management	(25,873)	(25,222)	2.6%
Administrative expenses	(1,891)	(2,295)	-17.6%
Corporate expenses	(7,028)	(6,041)	16.3%
Finance expenses	(5,027)	(5,957)	-15.6%
Brand transition, restructure and transaction expenses	(1,112)	(1,113)	-0.2%
Impairment expense	0	(2,168)	-100.0%
Other foreign currency gains/(losses)	(934)	1,908	-148.9%
Fair value gain/(loss) on convertible notes derivative	3,246	0	100.0%

Brand management expenses slightly increased by $0.7m, or 2.6%, from $25.2m to $25.9m in the six month period to July 31, 2017 as compared with the six month period to July 31, 2016, this was driven by additional advertising expense as required by the new licensing agreement with Fredericks of Hollywood. This was offset by the beneficial impact from restructuring the design division by reducing head count.

Corporate expenses increased by $1.0m, or 16.3% between the six month period ended to July 31, 2017 and six month period to July 31, 2016, from $6.0m to $7.0m, due to a non-recurring service fee income received for employee time spent on investment appraisal activities in the previous six month period ended July 31, 2016.

Finance expenses decreased by $1.0m, or 15.6% from $6.0m to $5.0m in the six month period ended July 31, 2017 as compared with the six month period ended July 31, 2016, due to a reduction in interest on the shareholder loan due to the principal amount of such loans being reduced, the majority of which was converted to equity in September 2016. This was partially offset by additional interest on convertible loan notes.

An impairment expense of $2.2m was recognized in the six month period ended July 31, 2016 in relation to a goodwill write-off. There was nil impairment expenses recognized in six months period ended July 31, 2017.

Other foreign currency gains/(losses) reduced a gain of $1.9 m in six month period ended July 31, 2016 to a loss of $0.9m in six month period ended July 31, 2017, due to weakening of the New Zealand dollar and the impact of unfavorable hedge contracts.

Fair value gain/(loss) on convertible notes derivative was $3.2m in six month period ended July 31, 2017 with nil comparative in the period ended July 31, 2016. This is explained by issue of convertible notes subsequent to September 2016. The gain in the period is due to changes in equity and foreign currency volatility.

Taxation

The tax expense of $0.2m in six month period ended July 31, 2017, decreased by $5.8m, as compared with a tax expense of $6.0m in six months ended July 31, 2016. The variances were caused by a write off of the carrying value of prior year tax losses and deferred tax temporary differences in the six month period to July 31, 2016 due to uncertainty over future profitability to ensure utilization of the deferred tax assets.

The effective tax rate for the six month period ended July 31, 2017 and six month period ended July 31, 2016 was 0.9% and 77.9%, respectively. These effective tax rates can be explained by deferred tax credits not brought to accounts due to uncertainty over their availability for utilization.

	Jan. 31, 2017 NZ$000 seven months	Unaudited Jan. 31, 2016 NZ$000 seven months	% movement	Jun. 30, 2016 NZ$000 12 months	Jun. 30, 2015 NZ$000 12 months	% movement
Brand management	(32,040)	(27,647)	15.9%	(48,362)	(42,203)	14.6%
Administrative expenses	(2,383)	(2,109)	13.0%	(4,090)	(4,691)	-12.8%
Corporate expenses	(8,082)	(8,236)	-1.9%	(13,002)	(13,940)	-6.7%
Finance expenses	(6,238)	(5,436)	14.8%	(10,409)	(5,870)	77.3%
Brand transition, restructure and transaction expenses	(1,321)	(1,122)	17.7%	(2,232)	(12,182)	-81.7%
Impairment expense	(292)	(2,157)	-86.5%	(2,157)	0	100.0%
Other foreign currency gains/(losses)	(3,306)	5,685	-158.2%	(2,423)	4,700	-151.6%
Fair value gain/(loss) on convertible notes derivative	(592)	0	100.0%	0	0	0.0%

Brand management expenses increased by $6.2m, or 14.6%, from $42.2m to $48.4m between the fiscal year 2015 and fiscal year 2016. This was largely driven by growth in business and associated employee costs, as well as additional marketing expenditures to support the introduction of new swimwear ranges. The increase of $4.4m, or 15.9%, from $27.6m to $32.0m in the seven month period to January 31, 2017 as compared with the seven month period to January 31, 2016, was also driven by additional marketing expenditures.

Finance expenses increased by $4.5m, or 77.3%, between the fiscal year 2015 and fiscal year 2016, from $5.9m to $10.4m, due to additional interest expense associated with an increase in debt. The finance expense in the seven month period to January 31, 2016 and January 31, 2017 remained consistent due to additional interest on convertible loan notes being partially offset by a reduction in interest on the shareholder loan due to the principal amount of such loans being reduced, the majority of which was converted to equity in September 2016.

Brand transition, restructure and transaction expenses decreased by $10.0m from $12.2m in fiscal year 2015 to $2.2m in fiscal year 2016. This was largely driven by a reduction in brand transition expenses incurred in relation the transition from the Elle MacPherson to Heidi Klum brand of $9.2m, given the license arrangement terminated in fiscal year 2015 and therefore majority of the associated costs were recognized in the same period.

Brand transition, restructure and transaction expenses decreased by $0.9m from $2.2m in fiscal year 2016 to $1.3m in the seven month period ended January 31, 2017, largely due to a $0.9m decrease in Heidi Klum brand transition costs due to any non-recurring costs associated with the transition having been incurred prior to the seven months ended January 31, 2017.

An impairment expense of $2.2m was recognized in the fiscal year 2016 and seven month period to January 31, 2016 in relation to a goodwill write-off. An impairment expense of $0.3m was recognised in seven month period to January 31, 2017.

Other foreign currency gains/(losses) reduced a gain of $4.7m in fiscal year 2015 to a loss of $2.4m in fiscal year 2016, due to weakening of the New Zealand dollar and the impact of unfavorable hedge contracts. Other foreign currency gains/(losses) reduced a gain of $5.7m in the seven month period to January 31, 2016 to a loss of $3.3m in the seven month period to January 31, 2017 as a result of the same foreign exchange drivers.

Taxation

The tax benefit of $1.3m in fiscal year 2015, increased by $6.8m, which resulted in a tax expense of $5.5m in fiscal year 2016. A tax expense of $0.9m was recognised in the seven month period to January 31, 2017. The variances were caused by a write off of the carrying value of prior year tax losses and deferred tax temporary differences in fiscal year 2016 due to uncertainty over future profitability to ensure utilization of the deferred tax assets.

The effective tax rate for the seven month period ended January 31, 2017, fiscal year 2016 and fiscal year 2015 was 5.7%, 36.5% and 8.9%, respectively. These effective tax rates can be explained by deferred tax credits not brought to accounts due to uncertainty over their availability for utilization.

Liquidity and Financial Condition

Indebtedness

Bank loan

As at June 30, 2015, the banking arrangement consisted of a bank loan of $17.8m, overdraft facilities of $18.1m, and a facility for the purchase of receivables $3.4m. On June 22, 2016, all banking facilities with the Australia and New Zealand Banking Group (“ANZ”) were repaid and a new banking arrangement with the Bank of New Zealand (“BNZ”)commenced.

The new debt arrangement entered into on June 27, 2016 with BNZ includes a term loan facility of $16.0m repayable on June 22, 2018 and an interchangeable working capital loan facility with a limit of $35.0m, which is repayable on demand.

As at June 30, 2016 and January 31, 2017, the interchangeable facility is $32.9m and $31.7m, respectively, and the term loan of $16.0m is fully drawn down.

As at December 31, 2016, March 31, 2017, and June 30, 2016 there was a breach in the gearing ratio covenant and therefore the term loan is classified as current on the basis it is repayable on demand. Bendon has undertaken to reduce its level of bank debt to ensure future compliance.

As at July, 31 2017, there was a further breach in the loan facility covenants with a total balance outstanding of $43.8m.

Subsequent to July 31, 2017, as at September 30, 2017 and December 31, 2017, there was a further breach in the loan facility covenants. We plan to refinance the term facility with BNZ as further described in “Going concern” below.

Shareholder loan

Bendon has loans from shareholders of $29.3m at June 30, 2016 and $16.9m at June 30, 2015. On September 29, 2016, $24.8m debt converted to equity. The loan from shareholders was $8.2m at January 31, 2017 and increased to $9.5m as at July 31, 2017. The shareholders have confirmed remainder of loan will not be recalled in 12 months from signing of the financial statements, unless settled in context of transaction.

Convertible loan

During the seven month period ended January 31, 2017, an aggregate amount of US$12.0m ($16.5m) convertible notes were issued. An additional US$0.8m convertible notes were issued during the six month period ended July 31, 2017. This increased the total convertible notes on issue to an aggregate amount of US$12.8m ($17.5m) as at July 31, 2017. The convertible notes are subject to conversion at a fixed value on the election date of September 15, 2017 and have a maturity date of September 30, 2017. Conversion is at the noteholders option. If the conversion does not occur, the convertible notes are redeemable at maturity. The issuer can elect to redeem at any time prior to maturity. The notes are convertible into ordinary shares of Bendon Limited, at the option of the holder, or redeemable on September 30, 2017. At the date of this report, the holders of US$11.8m ($16.1m) convertible notes had converted into ordinary shares and US$1m ($1.4m) had agreed to redeem the notes. The redemption has been agreed to be payable on December 31, 2017.

Liquidity

Our cash requirements have been principally to fund working capital needs and to support the growth of the business. As of January 31, 2017 and July 31, 2017, Bendon had cash totaling $2.6m and $3.5m respectively. During the six months ended July 31, 2017 and the seven months ended January 31, 2017, insufficient cash liquidity contributed to a stock supply issue as described above.

Management intends to continue to raise funds from equity financing to fund our operations and objectives. During the six month period to July 31, 2017, the company had completed raising US$9.2m ($12.7m) of new share capital and additional US$0.75m ($1.2m) of convertible notes. Subsequent to July 31, 2017, the company had completed raising additional US$15.2m ($22.3m) of additional funds through issuance of convertible notes.

Working capital

	July 31, 2017 NZ$000	January 31, 2017 NZ$000	June 30, 2016 NZ$000	June 30, 2015 NZ$000
Current Assets	73,409	81,588	74,807	70,026
Current Liabilities	(104,954)	(108,027)	(94,794)	(94,093)
Working Capital	(31,545)	(26,439)	(19,987)	(24,067)

The negative working capital is primarily driven by the classification of bank debt and shareholder loan as current liabilities, and additional issuance of convertible notes. As of July 31, 2017, the current assets decreased due to reduced trade and other receivable balance which is reflect by the seasonal demand from our wholesale customers.

We have managed our working capital constraints through deferral of creditor settlement. We believe the overdue creditor relationships have been appropriately managed and we do not have serious concerns with regards to delayed settlement. We believe the agreements to bring creditor payments current have been appropriately arranged with suppliers and we believe the capital raises will help to reduce the overdue creditor position.

Cash flows

	July 31, 2017 NZ$000	July 31, 2016 NZ$000	January 31, 2017 NZ$000	June 30, 2016 NZ$000	June 30, 2015 NZ$000
Net cash (outflow) from operating activities	(7,993)	(4,015)	(13,518)	(5,040)	(17,199)
Net cash (outflow) from investing activities	(672)	(1,955)	(1,074)	(3,178)	(5,794)
Net cash from financing activities	9,456	3,808	13,082	11,251	20,524
Net increase/(decrease) in cash and cash equivalents	792	(2,162)	(1,510)	3,033	(2,469)
Cash and cash equivalents	3,464	1,536	2,644	4,193	1,246

Operating Activities

Net cash (outflow) from operating activities for the six month period to July 31, 2017, six month period to July 31, 2016, seven month period to January 31, 2017, the year to June 30, 2016 and the year to June 30, 2015 was $7.9m, $4.0m, $13.5m, $5.0m, and $17.2m, respectively, which was largely as a result of the net loss for the periods. In April 2017, Bendon implemented a restructure plan to create cost savings and manage the overhead structure, which will show as favorable impact in the cash flow going forward.

Investing Activities

Net cash (outflow) from investing activities for the six month period to July 31, 2017, six month period to July 31, 2016, seven month period to January 31, 2017, the year to June 30, 2016 and the year to June 30, 2015 was $0.7m, $2.0m, $1.lm, $3.2m, and $5.8m respectively. This was largely driven by capital expenditure on property, plant and equipment in stores including enhancement of existing stores and introduction of new stores.

Financing Activities

Net cash inflow from financing activities for the six month period to July 31, 2017, six month period to July 31, 2016, seven month period to January 31, 2017, the year to June 30, 2016, and the year to June 30, 2015 was $9.5m, $3.8m, $13.lm, $ll.3 m, and $20.5m respectively. Bank debt and shareholder loan finance increased in fiscal year 2015 and fiscal year 2016 to fund operating cash outflows. During the seven month period ended January 31, 2017, in addition to additional bank and shareholder debt, cash was also raised through issuance of $16.5m in convertible note debt. During the six months ended July 31, 2017, the company had completed raising US$9.2m ($12.7m) through equity issuance capital and additional US$0.75m ($1.2m) through convertible note issuance, which was used to repay the bank $3.9m.

Off-Balance Sheet Arrangements

Except for amounts due under operating lease commitments disclosed below under “— Contractual Obligations,” we do not have any material off-balance sheet commitments or arrangements.

Contractual Obligations

As of July 31, 2017, our contractual, obligations, excluding trade creditors, were as set forth below:

	Total July 31, 2017 NZ$000	Not later than one year NZ$000	Between one year and five years NZ$000	Later than five years NZ$000
Bank loan	16,000	16,000	—	—
Shareholder loans	9,468	9,468	—	—
Working capital financing bank facility	27,826	27,826	—	—
Convertible notes	16,430	16,430	—	—
Minimum lease payments under non-cancellable operating leases	22,319	9,378	12,673	268
Contracted commitments	17,232	3,629	13,603	—
Total	109,275	82,731	26,276	268

As of January 31, 2017, our contractual, obligations, excluding trade creditors, were as set forth below:

	Total January 31, 2017 NZ$000	Not later than one year NZ$000	Between one year and five years NZ$000	Later than five years NZ$000
Bank loan	16,000	16,000	—	—
Shareholder loans	8,200	8,200	—	—
Working capital financing bank facility	31,710	31,710	—	—
Convertible notes	13,744	13,744	—	—
Minimum lease payments under non-cancellable operating leases	23,966	9,472	14,435	59
Contracted commitments	19,569	3,652	15,917	—
Total	113,189	82,778	30,352	59

Going concern

The financial statements have been prepared on the basis of going concern which contemplates continuity of normal business activities and the realisation of assets and settlement of liabilities in the ordinary course of business.

For the financial period ended 31 July 2017, the Group experienced a loss from continuing operations of NZ$18,456,000 and operating cash outflows of NZ$7,993,000. As at 31 July 2017, the business is in a net current liability position of NZ$31,545,000, predominantly caused by the requirement to classify the bank debt, shareholder loans, and convertible notes all as current liabilities. Had the borrowings of NZ$69,311,000 (net of debt issuance costs) been classified as non-current liabilities, the net working capital would have been positive NZ$37,766,000. The group has total net liabilities of NZ$14,781,000.

The loss from continuing operations is as a result of the Group not having sufficient inventory necessary to achieve higher sales, as a result of suppliers not being able to supply inventory and the finalisation of the transition of its major brand from Elle MacPherson to Heidi Klum Intimates.

The Group has continued to incur losses since 31 July 2017 as a result of continued challenging conditions and still not having sufficient inventory necessary to achieve higher sales. However the Group has reduced and will continue to reduce the overheads of the business to the extent required to improve the financial results.

On 15 December 2017 and on 14 February 2018, the Group’s bank issued letters that confirmed the Group had breached covenants and obligations under their loan facilities as at 30 September 2017 and as at 31 December 2017 and the Bank has expressly reserved its rights under the Facilities Agreement and each other finance document. As at 31 July 2017 there was a total balance outstanding (excluding cash on hand) of NZ$43,800,000.

On 16 March 2018, the Bank issued a letter advising the Company that it is supportive of the proposed merger with Naked Brands Group Inc. Furthermore, in contemplation of this said merger, the Bank has agreed with a proposal to provide financial accommodation to the Group on the basis that the Group repays US$20,000,000 (NZ$28,500,000) of the current facilities no later than immediately following the proposed merger date. These funds are currently being sought through an unregistered Private Investment in Public Entity (PIPE) via Roth Capital Partners, LLC or the raising of capital through existing or other parties. The amount that remains outstanding after the repayment of US$20,000,000 (NZ$28,000,000) will be approximately NZ$10,000,000 and will be subject to Bank credit approval and final documentation on terms and conditions acceptable to the Bank.

In addition to the existing BNZ facility, as at 31 July 2017 the Group had loans from shareholders amounting to NZ$9,468,000. These shareholder loans are repayable on demand, and are therefore classified as current. The shareholder has confirmed the total carrying value of the loan will not be recalled in the period 12 months from signing the financial statements and under the term of the Naked agreement it will use commercially reasonable best efforts for the loans to be converted into equity immediately prior to the closing of the Merger.

The Group is in the process of a merger with Naked Brand Group Inc (“Naked”), with shares of the merged entity expected to trade on the Nasdaq Exchange in the USA through a Foreign Issuer status via a registration that is planned for completion at a shareholders meeting on 27 April 2018.

Between September 2016 and July 2017, Bendon Limited issued an aggregate amount of US$12,750,000 (NZ$17,501,000) convertible loan notes with 15% interest. The convertible notes were subject to a conversion election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion was at the noteholders option. If conversion did not occur the convertible notes were redeemable at maturity. The issuer could elect to redeem at any time prior to maturity. At the date of this report the holders of US$11,750,000 (NZ$16,128,000) convertible notes had converted into ordinary shares and US$1,000,000 (NZ$1,373,000) had agreed to redeem the notes. The terms of the redemption are currently being negotiated.

Since 31 July 2017 the Group has raised a further US$2,600,000 (NZ$3,700,000) in the form of convertible notes which have a maturity date of August 2019. In addition further equity subscriptions, in the form of ordinary share capital, of US$4,455,000 (NZ$6,350,000) from unrelated third parties, US$3,000,000 (NZ$4,300,000) from the major shareholder, and US$10,000,000 (NZ$14,300,000) from other unrelated third parties, were subscribed for subsequent to the end of the financial period.

The Group has prepared forecast cash flow statements for the 2018 and 2019 financial years, which indicates they will be able to pay their commitments as and when they fall due.

The continuing viability of the Group and its ability to continue as a going concern and meet its debts and commitments as and when they fall due requires that:

•	The remaining US$5,000,000 (NZ$7,100,000) of the US$10,000,000 (NZ$14,300,000) equity subscriptions are fully paid by subscribers in accordance with their subscription terms;

•	The Group completes its planned capital raise refinance or similar refinancing of the above mentioned US$20,000,000 capital raising in conjunction with Naked and reduces the BNZ facility. The Group receives financial accommodation after the proposed merger and refinance of US$20,000,000 for the remaining outstanding debt of NZ$10,000,000 that the Bank confirmed will be subject to Bank credit approval and final documentation on terms and conditions acceptable to the Bank;
•	The Group meets or exceeds operational income statement and cash flow budgets and forecasts for the next twelve months with particular focus on increasing profitability by achieving sales, reducing overheads through the execution of its current restructure plan and replacing sales of Stella McCartney products with other brands when the licence agreement terminates on 30 June 2018, and manages its working capital to deliver the required cash reserves to meet its future operating commitments; and
•	The shareholders continue to support the business and convert the shareholder loan to equity and do not draw any shareholder loans.

As a result of the viability of the Group being dependent on these above matters, there is a material uncertainty that may cast significant doubt over the Group’s ability to continue as a going concern and therefore may be unable to realise its assets and settle its liabilities in the normal course of business.

However, the Directors and management believe that the Group will be successful in the above matters and, accordingly, have prepared the financial report on a going concern basis.

The Directors and management have a responsibility to prepare the financial statements in accordance with accounting standards, which requires entities to prepare financial statements on a going concern basis unless the Directors intend to liquidate the entity, cease trading or have no realistic alternative but to do so. No adjustments have been made to the financial statements relating to the recoverability and classification of the asset carrying amounts or classification of liabilities that might be necessary should the Group not continue as a going concern.

Segment Reporting

Bendon has seven reportable segments; Australia retail, New Zealand retail, Australia wholesale, New Zealand wholesale, US wholesale, Europe wholesale and E-commerce.

Australia retail

This segment covers retail and outlet stores located in Australia.

New Zealand retail

This segment covers retail and outlet stores located in New Zealand.

Australia wholesale

This segment covers the wholesale of intimates apparel to customers based in Australia.

New Zealand wholesale

This segment covers the wholesale of intimates apparel to customers based in New Zealand.

US wholesale

This segment covers the wholesale of intimates apparel to customers based in the United States of America.

Europe wholesale

This segment covers the wholesale of intimates apparel to customers based in Europe.

E-commerce

This segment covers the group’s online retail activities.

The following table provides our segment net sales, gross margin and EBITDA for the six month period to July 31, 2017, the six month period to July 31, 2016, the seven month period to January 31, 2017, year ended June 30, 2016 and year ended June 30, 2015.

Six months to July 31, 2017

	NZ Retail NZ$000's	AU Retail NZ$000's	NZ Wholesale NZ$000's	AU Wholesale NZ$000's	US Wholesale NZ$000's	EU Wholesale NZ$000's	e-commerce NZ$000's	Unallocated NZ$000's	Total
Revenue	15,072	8,030	4,092	6,497	4,803	8,154	13,139	—	59,787
Gross margin	8,045	3,946	842	203	711	1,846	3,987	—	19,580
EBITDA	1,583	(1,389)	393	(1,794)	(796)	342	(1,420)	(13,204)	(16,285)

Six months to July 31, 2016

	NZ Retail NZ$000's	AU Retail NZ$000's	NZ Wholesale NZ$000's	AU Wholesale NZ$000's	US Wholesale NZ$000's	EU Wholesale NZ$000's	e-commerce NZ$000's	Unallocated NZ$000's	Total
Revenue	16,481	8,775	7,587	10,871	7,583	7,685	7,111	—	66,093
Gross margin	9,963	5,309	2,249	3,969	2,656	2,519	4,769	1,702	33,136
EBITDA	3,312	27	1,578	1,659	836	663	2,724	(6,519)	4,280

Seven months to January 31, 2017

	NZ Retail NZ$000	AU Retail NZ$000	NZ Wholesale NZ$000	AU Wholesale NZ$000	US Wholesale NZ$000	EU Wholesale NZ$000	e-commerce NZ$000	Unallocated NZ$000	Total NZ$000
Revenue	21,953	12,053	7,484	18,091	9,015	9,548	18,140	0	96,284
Gross margin	12,246	6,461	2,523	6,660	2,081	3,271	6,238	(340)	39,140
EBITDA	4,766	265	2,048	4,571	16	1,258	2,584	(17,634)	(2,126)

Year to June 30, 2016

	NZ Retail NZ$000	AU Retail NZ$000	NZ Wholesale NZ$000	AU Wholesale NZ$000	US Wholesale NZ$000	EU Wholesale NZ$000	e-commerce NZ$000	Unallocated NZ$000	Total NZ$000
Revenue	37,389	20,680	15,071	28,021	18,876	16,531	6,722	7,710	151,000
Gross margin	21,336	11,750	4,350	9,965	4,336	4,873	3,140	7,725	67,475
EBITDA	9,073	1,915	3,641	6,445	1,519	1,669	1,101	(14,893)	10,470

Year to June 30, 2015

	NZ Retail NZ$000	AU Retail NZ$000	NZ Wholesale NZ$000	AU Wholesale NZ$000	US Wholesale NZ$000	EU Wholesale NZ$000	e-commerce NZ$000	Unallocated NZ$000	Total NZ$000
Revenue	37,089	18,491	16,333	29,817	13,853	17,548	5,683	24	138,838
Gross margin	20,819	10,425	5,355	11,356	2,924	6,290	2,611	27	59,807
EBITDA	8,934	2,801	3,568	8,907	388	3,024	620	(24,822)	3,420

(1)	Unallocated revenue, gross margin and EBITDA relates to revenue, gross margin and EBITDA that cannot be attributed directly to the other reportable segments above including various brand management and head office costs.

Reconciliations

Reconciliation of segment EBITDA to the consolidated statements of profit or loss and other comprehensive income:

	July 2017 NZ000’s	July 2016 NZ$000’s	January 2017 NZ000’s	June 2016 NZ000’s	June 2015 NZ000’s
Segment EBITDA	(16,285)	4,280	(2,126)	10,470	3,420
Income tax (expense)/benefit	(174)	(6,038)	(865)	(5,546)	1,274
Other revenue	0	0	0	7,710	24
Any other reconciling items	(2,754)	(12,032)	(12,988)	(33,380)	(17,823)
Total net loss after tax	(19,213)	(13,790)	(15,979)	(20,746)	(13,105)

The Bendon board meets on a monthly basis to assess the performance of each segment, net operating profit does not include non-operating revenue and expenses and fair value gains and losses.

Other reconciling items consist of brand transition, restructure and transaction expenses, finance expense, impairment expense, depreciation and amortization, fair value (gain)/loss on foreign exchange contracts, and unrealized foreign exchange (gain)/loss.

New Zealand and Australia Retail

In the six month period ended July 31, 2017 New Zealand retail EBITDA was $1.6m compared with $3.3m in the six month period to July 31, 2016. Australian Retail EBITDA for the six month period ended 31 July, 2017 was a loss of $1.4m compared with $0.0m in the six month period to July 31, 2016. A challenging retail environment, seasonal product mix and vendor supply issues were the key reasons for this reduced EBITDA across both the New Zealand and Australian retail markets.

In the seven month period ended January 31, 2017, fiscal year 2016, and fiscal year 2015, New Zealand retail EBITDA was $4.8m, $9.1m, and $8.9m respectively, as a result of similar trading conditions and consistent store numbers.

In the fiscal year 2016, Australia retail recognized increased revenue and reduced EBITDA of $20.7m and $1.9m, respectively, as compared with $18.5m and $2.8m, respectively, in the fiscal year 2015. The increase in revenue was due to the introduction of 8 new outlet stores, which due to early trading losses experienced reduced EBITDA. The revenue and EBITDA in the seven month period to January 31, 2017 showed a consistent trend as compared with the fiscal year 2016.

NZ Wholesale, AU Wholesale, US Wholesale and EU wholesale

In the six month period ended July 31, 2017, EBITDA reduced across all wholesale segments when compared with the six month period ended July 31, 2016. New Zealand wholesale EBITDA was $0.4m in the six months ended July 31, 2017, compared with $1.6m in the six months ended July 31, 2016. Australia wholesale EBITDA was a loss of $1.8m in the six months ended July 31, 2017, compared with $1.7m in the six months ended July 31, 2016. US wholesale EBITDA was a loss of $0.8m in the six months ended July 31, 2017 compared with $0.8m in the six months ended July 31, 2016. EU wholesale EBITDA was $0.3m in the six months ended July 31, 2017, compared with $0.6m in the six months ended July 31, 2016. This reduced EBITDA for all markets was due to the cancellation of multiple orders as a result of delayed supply, in particular of our Bendon & Fayreform brands due to vendor delays and discounts offered to customers for delayed ranges.

In the seven month period ended January 31, 2017, fiscal year 2016, and fiscal year 2015, New Zealand wholesale revenue was $7.5m, $15.lm, and $16.3m, respectively. In the seven month period ended January 31, 2017, fiscal year 2016, and fiscal year 2015, Australia wholesale revenue was $18.1m, $28.0m and $29.8m, respectively. These fluctuations were driven by changes in customer mix and a general trend in the business to focus on its direct to consumer strategy. EBITDA for these respective segments was in line with sales movements.

US wholesale revenue grew from $13.9m in fiscal year 2015 to $18.9m in fiscal year 2016 as a result of a new Macy’s contract and favorable foreign exchange rate variances. U.S. wholesale revenue was $9.0m and EBITDA was $0.0m in the seven month period to January 31, 2017 which was due to reduced business from Macy’s and less favorable foreign exchange movements than in the fiscal year 2016. EBITDA for this segment was in line with sales movements.

In the seven month period ended January 31, 2017, fiscal year 2016, and fiscal year 2015, EU wholesale revenue was $9.6m, $16.5m, and $17.5m respectively. These fluctuations were driven by changes in customer mix and general trend in the business to focus on its direct to consumer strategy. EBITDA for segments was in line with sales movements.

E-commerce

For the six months ended July 31, 2017 our e-commerce EBITDA was a loss of $1.4m compared with a profit of $2.7m for the six months ended July 31, 2016. The loss for this period is due to decrease in margin which was due to both new licence fee under the licence agreement with FOH and discounts offered to customers.

The e-commerce revenue and EBITDA increased significantly in the seven month period to January 31, 2017, to $18.4m and $2.6m respectively. This was as a result of entering into a license agreement with Fredericks of Hollywood. The previous management service arrangement with Fredericks of Hollywood that existed in fiscal year 2016 was not allocated to this segment.

In the fiscal year 2016, e-commerce Revenue grew to $6.7m from $5.7m in the fiscal year 2015. This was as a result of changing consumer trends and a conscious shift in the business to focus on this revenue stream. EBITDA for this segment was in line with sales movements.

Application of Critical Accounting Policies, Estimates and Judgments

Our accounting policies form the basis for preparation of our financial statements and our financial statements in tum are an essential factor in understanding our operations. Our accounting policies are in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and are fully described in the notes to our audited financial statements as of and for the seven months period ended January 31, 2017 and the two years ended June 30, 2016 and June 30, 2015 and our unaudited financial statements for the six months ended July 31, 2017 and six months ended July 31, 2016 included elsewhere in this prospectus. The preparation of our financial statements required management to make judgments, estimates, assumptions and judgments that affect the reported amounts of revenue, assets, liabilities and expenses. Our management re-evaluates estimates on an on-going basis and such estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Unless otherwise stated, all dollar amounts stated in our financial statements are expressed in the currency of the Commonwealth of Australia.

Critical accounting policies

Critical accounting policies that reflect our industry and activity specific accounting treatments used in preparing our financial statements as of and for the six month period ended July 31, 2017, seven month period ended January 31, 2017, fiscal year ended June 30, 2016 and fiscal year ended June 30, 2015 or that have significant potential to result in a material adjustment to the carrying amounts of assets and liabilities during such fiscal years.

(a) Going concern

The financial statements have been prepared on the basis of going concern which contemplates continuity of normal business activities and the realisation of assets and settlement of liabilities in the ordinary course of business.

For the financial period ended 31 July 2017, the Group experienced a loss from continuing operations of NZ$18,456,000 and operating cash outflows of NZ$7,993,000. As at 31 July 2017, the business is in a net current liability position of NZ$31,545,000, predominantly caused by the requirement to classify the bank debt, shareholder loans, and convertible notes all as current liabilities. Had the borrowings of NZ$69,311,000 (net of debt issuance costs) been classified as non-current liabilities, the net working capital would have been positive NZ$37,766,000. The group has total net liabilities of NZ$14,781,000.

The loss from continuing operations is as a result of the Group not having sufficient inventory necessary to achieve higher sales, as a result of suppliers not being able to supply inventory and the finalisation of the transition of its major brand from Elle MacPherson to Heidi Klum Intimates.

The Group has continued to incur losses since 31 July 2017 as a result of continued challenging conditions and still not having sufficient inventory necessary to achieve higher sales. However the Group has reduced and will continue to reduce the overheads of the business to the extent required to improve the financial results.

On 15 December 2017 and on 14 February 2018, the Group’s bank issued letters that confirmed the Group had breached covenants and obligations under their loan facilities as at 30 September 2017 and as at 31 December 2017 and the Bank has expressly reserved its rights under the Facilities Agreement and each other finance document. As at 31 July 2017 there was a total balance outstanding (excluding cash on hand) of NZ$43,800,000.

On 16 March 2018, the Bank issued a letter advising the Company that it is supportive of the proposed merger with Naked Brands Group Inc. Furthermore, in contemplation of this said merger, the Bank has agreed with a proposal to provide financial accommodation to the Group on the basis that the Group repays US$20,000,000 (NZ$28,500,000) of the current facilities no later than immediately following the proposed merger date. These funds are currently being sought through an unregistered Private Investment in Public Entity (PIPE) via Roth Capital Partners, LLC or the raising of capital through existing or other parties. The amount that remains outstanding after the repayment of US$20,000,000 (NZ$28,000,000) will be approximately NZ$10,000,000 and will be subject to Bank credit approval and final documentation on terms and conditions acceptable to the Bank.

In addition to the existing BNZ facility, as at 31 July 2017 the Group had loans from shareholders amounting to NZ$9,468,000. These shareholder loans are repayable on demand, and are therefore classified as current. The shareholder has confirmed the total carrying value of the loan will not be recalled in the period 12 months from signing the financial statements and under the term of the Naked agreement it will use commercially reasonable best efforts for the loans to be converted into equity immediately prior to the closing of the Merger.

The Group is in the process of a merger with Naked Brand Group Inc (“Naked”), with shares of the merged entity expected to trade on the Nasdaq Exchange in the USA through a Foreign Issuer status via a registration that is planned for completion at a shareholders meeting on 27 April 2018.

Between September 2016 and July 2017, Bendon Limited issued an aggregate amount of US$12,750,000 (NZ$17,501,000) convertible loan notes with 15% interest. The convertible notes were subject to a conversion election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion was at the noteholders option. If conversion did not occur the convertible notes were redeemable at maturity. The issuer could elect to redeem at any time prior to maturity. At the date of this report the holders of US$11,750,000 (NZ$16,128,000) convertible notes had converted into ordinary shares and US$1,000,000 (NZ$1,373,000) had agreed to redeem the notes. The terms of the redemption are currently being negotiated.

Since 31 July 2017 the Group has raised a further US$2,600,000 (NZ$3,700,000) in the form of convertible notes which have a maturity date of August 2019. In addition further equity subscriptions, in the form of ordinary share capital, of US$4,455,000 (NZ$6,350,000) from unrelated third parties, US$3,000,000 (NZ$4,300,000) from the major shareholder, and US$10,000,000 (NZ$14,300,000) from other unrelated third parties, were subscribed for subsequent to the end of the financial period.

The Group has prepared forecast cash flow statements for the 2018 and 2019 financial years, which indicates they will be able to pay their commitments as and when they fall due.

The continuing viability of the Group and its ability to continue as a going concern and meet its debts and commitments as and when they fall due requires that:

•	The remaining US$5,000,000 (NZ$7,100,000) of the US$10,000,000 (NZ$14,300,000) equity subscriptions are fully paid by subscribers in accordance with their subscription terms;
•	The Group completes its planned capital raise refinance or similar refinancing of the above mentioned US$20,000,000 capital raising in conjunction with Naked and reduces the BNZ facility. The Group receives financial accommodation after the proposed merger and refinance of US$20,000,000 for the remaining outstanding debt of NZ$10,000,000 that the Bank confirmed will be subject to Bank credit approval and final documentation on terms and conditions acceptable to the Bank;
•	The Group meets or exceeds operational income statement and cash flow budgets and forecasts for the next twelve months with particular focus on increasing profitability by achieving sales, reducing overheads through the execution of its current restructure plan and replacing sales of Stella McCartney products with other brands when the licence agreement terminates on 30 June 2018, and manages its working capital to deliver the required cash reserves to meet its future operating commitments; and
•	The shareholders continue to support the business and convert the shareholder loan to equity and do not draw any shareholder loans.

As a result of the viability of the Group being dependent on these above matters, there is a material uncertainty that may cast significant doubt over the Group’s ability to continue as a going concern and therefore may be unable to realise its assets and settle its liabilities in the normal course of business.

However, the Directors and management believe that the Group will be successful in the above matters and, accordingly, have prepared the financial report on a going concern basis.

The Directors and management have a responsibility to prepare the financial statements in accordance with accounting standards, which requires entities to prepare financial statements on a going concern basis unless the Directors intend to liquidate the entity, cease trading or have no realistic alternative but to do so. No adjustments have been made to the financial statements relating to the recoverability and classification of the asset carrying amounts or classification of liabilities that might be necessary should the Group not continue as a going concern.

(b) Revenue recognition

Revenue is recognized when the amount of the revenue can be measured reliably, it is probable that economic benefits associated with the transaction will flow to Bendon and specific criteria relating to the type of revenue as noted below, has been satisfied.

Revenue is measured at the fair value of the consideration received or receivable and is presented net of returns, discounts and rebates. Bendon assess the expected customer returns and rebates according to the specific information in its possession and its past experience in similar cases.

Sale of goods

Sales of goods through retail stores, e-commerce and wholesale channels are recognized when there has been a transfer of risk and rewards to the customer. Risks and rewards transfer at point of sale for retail stores sales. For wholesale and e-commerce sales, risks and rewards are transferred when goods are delivered to customers, and therefore reflects an estimate of shipments that have not been received at year end based on shipping terms and historical delivery times. Bendon also provides a reserve for projected merchandise returns based on prior experience.

Bendon sells gift cards to customers. Bendon recognizes revenue from gift cards when they are redeemed by the customers. In addition, Bendon recognizes revenue on unredeemed gift cards after one year when the gift cards have expired.

Significant Accounting Judgments, Estimates and Assumptions

Significant accounting judgments, estimates and assumptions that have been used in the preparation of our financial statements are set out below. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the entity and that are believed to be reasonable under the circumstances.

We make estimates and assumptions concerning the future in determining accounting treatments and quantifying amounts for transactions and balances in certain circumstances. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Key estimates — inventory

Each item on inventory is reviewed on an annual basis to determine whether it is being carried at higher than its net realizable value. During the period, management have written down inventory based on best estimate of the net realizable value, although until the time that inventory is sold this is an estimate.

Key estimates — impairment of goodwill

In accordance with IAS 36 Impairment of Assets, Bendon is required to estimate the recoverable amount of goodwill at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate and using a terminal value to incorporate expectations of growth thereafter.

In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

—	growth in future cash flow forecasts;
—	timing and quantum of future capital expenditure;
—	long-term growth rates; and
—	the selection of discount rates to reflect the risks involved.

Changing the assumptions selected by management, in particular the discount rate and growth rate assumptions used in the cash flow projections, could significantly affect Bendon’s impairment evaluation and hence results.

Bendon’s review includes the key assumptions related to sensitivity in the cash flow projections. Further details are provided in note 12 to the consolidated financial statements.

Key estimates — fair value of financial instruments

Bendon has certain financial assets and liabilities which are measured at fair value. Where fair value has not been able to be determined based on quoted price, a valuation model has been used. The inputs to these models are observable, where possible, however these techniques involve significant estimates and therefore fair value of the instruments could be affected by changes in these assumptions and inputs.

Key estimates — impairment of brands

In accordance with IAS 36 Impairment of Assets, Bendon is required to estimate the recoverable amount of indefinite-lived brand assets at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by their value in use or fair value less cost to sell.

In calculating the fair value less costs to sell, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

—	growth in brand revenues
—	market royalty rate
—	the selection of discount rates to reflect the risks involved, and
—	long-term growth rates

Changing the assumptions selected by management, in particular the growth rate, discount rate and market royalty rate assumption used, could significantly affect Bendon’s impairment evaluation and hence results.

Bendon’s review includes the key assumptions related to sensitivity in the model. Further details are provided in note 12 to the consolidated financial statements.

Key estimates — taxes

Determining income tax provisions and the recognition of deferred tax assets including carried forward income tax involves judgment on the tax treatment of certain transactions. Deferred tax is recognized on tax losses not yet used and on temporary differences where it is probable that there will be taxable revenue against which these can be offset. Management has made judgments as to the probability of future taxable income being generated against which tax losses will be available for offset based on budgets, current and future expected economic conditions.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

Certain standards and amendments are effective for annual periods beginning on or after June 30, 2016. However, they do not impact the annual consolidated financial statements of Bendon and, hence, have not been disclosed. Bendon has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

Accounting Standards Not Yet Effective

IFRS 9, Financial Instruments (“IFRS 9”) (2014) introduces new requirements for the classification and measurement of financial assets. Under IFRS 9 (2014), financial assets are classified and measured based on the business model in which they are held and the characteristics of their contractual cash flows. The standard introduces additional changes relating to financial liabilities and also amends the impairment model by introducing a new ‘expected credit loss’ model for calculating impairment. IFRS 9 (2014) also includes a new general hedge accounting standard which aligns hedge accounting more closely with risk management. Bendon intends to adopt IFRS 9 (2014) in its consolidated financial statements for the annual period beginning on or after January 1, 2018. The extent of the impact of adoption of the standard has not yet been determined.

IFRS 15, “Revenue from Contracts with Customers” (“IFRS 15”), provides a comprehensive five-step revenue recognition model for all contracts with customers. The IFRS 15 revenue recognition model requires management to exercise significant judgment and make estimates that affect revenue recognition. IFRS 15 is effective for annual periods beginning on or after January 1, 2018, with earlier application permitted. Bendon is currently evaluating the impact of adopting this standard on the consolidated financial statements. Bendon has not finalized its evaluation of the impact of adopting the standard, but anticipates certain areas of impact, which it will disclose in more detail when its evaluation is finalized in the subsequent interim periods.

IFRS 16, Leases (“IFRS 16”) sets out the principles for the recognition, measurement and disclosure of leases. IFRS 16 provides revised guidance on identifying a lease and for separating lease and non-lease components of a contract. IFRS 16 introduces a single accounting model for all lessees and requires a lessee to recognize right-of-use assets and lease liabilities for leases with terms of more than 12 months, unless the underlying asset is of low value. Under IFRS 16, lessor accounting for operating and finance leases will remain substantially unchanged. IFRS 16 is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted for entities that apply IFRS 15. Bendon is currently evaluating the impact of adopting the standard, which it will disclose in more detail when its evaluation is finalized in the subsequent interim periods.

On June 7, 2017, the IASB issued IFRIC 23, Uncertainty over Income Tax Treatments (“IFRIC 23”). IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. The IFRIC 23 interpretation specifically addresses whether an entity considers uncertain tax treatments separately; the assumptions an entity makes about the examination of tax treatments by taxation authorities; how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates; and how an entity considers changes in facts and circumstances. IFRIC 23 is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted. Bendon is currently evaluating the impact of adopting this standard on the consolidated financial statements.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of Naked Securities

The following table sets forth information regarding the beneficial ownership of Naked common stock as of the record date:

•	each person known by Naked to be the beneficial owner of more than 5% of Naked’s outstanding shares of common stock on the record date;
•	each of Naked’s current executive officers and directors;
•	all of Naked’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. The beneficial ownership of Naked’s common stock is based on 10,342,191 ordinary shares issued and outstanding as of the record date. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Beneficial Ownership on Record Date
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Carole Hochman	2,040,077	(2)	17.6%
Joel Primus	371,411	(3)	3.5%
Kai-Hsiang Lin	0		0%
Paul Hayes	28,000	(4)	*
Martha Olson	25,000	(5)	*
Jesse Cole	25,000	(6)	*
Edward Hanson	0		0%
Justin Davis-Rice	0		0%
All directors and executive officers as a group (Pre-transactions) (8 persons)	2,489,488		20.8%
5% Stockholders
David Hochman	1,547,156	(7)	13.1%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Naked Brand Group Inc., 180 Madison Avenue, Suite 1505, New York, New York 10016.
(2)	Includes 78,125 options to acquire shares of our common stock at a price of $5.12 per share, and 1,200,000 options to acquire shares of our common stock at a price of $2.14 per share which are exercisable within 60 days.
(3)	Includes 7,500 options to acquire shares of our common stock at a price of $10.00 per share, which are currently exercisable and 249,919 options to acquire shares of our common stock at a price of $4.40 which are exercisable within 60 days. Excludes options to acquire 49,980 shares of our common stock at a price of $4.40 per share which are not currently exercisable within 60 days.
(4)	Includes options to acquire 25,000 shares of our common stock at a price of $5.12 per share, which are exercisable within 60 days. Excludes options to acquire 12,500 shares of our common stock which are not exercisable within 60 days.
(5)	Includes options to acquire 25,000 shares of our common stock at a price of $4.48 per share, which are currently exercisable. Excludes options to acquire 12,500 shares of our common stock at a price of $4.48 per share which are not currently exercisable within 60 days.

(6)	Includes options to acquire 25,000 shares of our common stock at a price of $4.40 per share, which are currently exercisable. Excludes options to acquire 12,500 shares of our common stock at a price of $4.40 per share which are not currently exercisable within 60 days.
(7)	Includes options to acquire 1,350,625 shares of our common stock at a price of $5.12 held by Carole S. Hochman Trust, of which Mr. Hochman is a trustee, options to acquire 72,000 shares of our common stock at a price of $5.12 per share and options to acquire 10,000 shares of our common stock at $2.50 per share all of which are exercisable within 60 days. The address for Mr. Hochman is 15 Weston Hill Road, Riverside, CT 06878.

Beneficial Ownership of Bendon Securities

The following table sets forth information regarding the beneficial ownership of Bendon Ordinary Shares as of the record date:

•	each person known by Bendon to be the beneficial owner of more than 5% of the outstanding Bendon Ordinary Shares on the record date;
•	each of Bendon’s current executive officers and directors;
•	all of Bendon’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. The beneficial ownership of Bendon Ordinary Shares is based on 523,448 Bendon Ordinary Shares issued and outstanding as of the record date. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Current Directors and Officers:
Justin Ashley Davis-Rice(2)	51,480	9.8%
Howard Herman	2,363	*
All directors and executive officers (2 persons)	53,843	10.3%
Five Percent Holders:
Victoria Equities Ltd.(3)	248,566	47.5%
Enares Pty Ltd	29,821	5.7%
Alrai Naked Opportunity LLC	39,655	7.6%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Bendon Limited, Building 7C, Huntley Street, Alexandria, NSW 2015.
(2)	Mr. Davis-Rice directly holds 25,000 Bendon Ordinary Shares. In addition, Mr. Davis-Rice is the sole director of Nesriver Pty Ltd., Nesriver Pty Ltd. is the corporate trustee of the Ronan Trust and the Ronan Trust is the sole owner of PS Holdings No. 2 Pty Ltd. Accordingly, Mr. Davis-Rice may be deemed to beneficially own the 25,000 Bendon Ordinary Shares held by PS Holdings No. 2 Pty Ltd. and the 1,489 Bendon Ordinary Shares held by Nesriver Pty Ltd.
(3)	Victoria Equities Ltd. is the corporate trustee of Valley Trust. Valley Trust is the sole owner of Cullen Group Ltd., Cullen Group Ltd. is the sole owner of Cullen Investments Limited, Cullen Investments Limited is the sole owner of Cullen Portfolio Ltd., Cullen Portfolio Ltd. is the sole owner of BGHL, BGHL is the sole owner of Bendon Group Ltd., and Bendon Group Ltd. is the sole owner of the Principal Shareholder. Accordingly, each such entity may be deemed to beneficially own the 175,845 Bendon Ordinary Shares held by the Principal Shareholder. Valley Trust also is the sole owner of EJ Group Limited. Accordingly, Valley Trust and Victoria Equities Ltd. also may be deemed to beneficially own the 48,517 Bendon Ordinary Shares held by EJ Group Limited.

Beneficial Ownership of Holdco Securities

The following table sets forth information regarding the beneficial ownership of Holdco Ordinary Shares following the consummation of the Transactions:

•	each person expected by Holdco to be the beneficial owner of more than 5% of the outstanding Bendon Ordinary Shares following the consummation of the Transactions;
•	each of Holdco’s executive officers and directors following the consummation of the Transactions;
•	all of Holdco’s executive officers and directors following the consummation of the Transactions as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. The beneficial ownership of Holdco Ordinary Shares is based on 22,983,474 Bendon Ordinary Shares issued and outstanding, assuming 2,068,438 shares are issued to the former stockholders of Naked in the Transactions and 20,915,036 shares are issued to the former shareholders of Bendon in the Transactions and each outstanding option and warrant of Naked is converted into an option or warrant of Holdco for a like number of Holdco Ordinary Shares. The beneficial ownership set forth in the table below also assumes that, prior to the consummation of the Transactions, 21,329 Bendon Ordinary Shares will be issued to certain of Bendon’s employees, consultants and advisors, 478 Bendon Ordinary Shares will be issued in capital raising transactions, and 67 Bendon Ordinary Shares will be issued pursuant to anti-dilution rights held by certain of Bendon’s existing shareholders and 104 Bendon Ordinary Shares will be transferred by the Principal Shareholders to certain third parties. The foregoing issuances will not change the aggregate of 20,915,036 Holdco Ordinary Shares that are to be issued to the former shareholders of Bendon in the Transactions, and therefore will not dilute the ownership of the former stockholders of Naked after the Transactions. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Current Directors and Officers:
Justin Ashley Davis-Rice(2)	2,056,955	8.9%
Howard Herman	94,417	*
Carole Hochman(3)	423,894	1.8%
Paul Hayes	5,600	*
[•]	[•]	[•]
[•]	[•]	[•]
All directors and executive officers (4 persons)	2,580,866	11.2%
Five Percent Holders:
Victoria Equities Ltd.(4)	9,931,800	43.2%
Enares Pty Ltd	1,191,536	5.2%
Alrai Naked Opportunity LLC	1,584,483	6.9%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Bendon Limited, Building 7C, Huntley Street, Alexandria, NSW 2015.
(2)	Includes (i) 998,908 Holdco Ordinary Shares to be held directly by Mr. Davis-Rice, (ii) 998,908 Holdco Ordinary Shares to be held by PS Holdings No. 2 Pty Ltd., which is controlled by Mr. Davis-Rice as described in “— Beneficial Ownership of Bendon Securities,” and (iii) 59,139 Holdco Ordinary Shares to be held by Nesriver Pty Ltd., which is controlled by Mr. Davis-Rice as described in “— Beneficial Ownership of Bendon Securities.”
(3)	Includes 15,878 shares subject to stock options that are currently exercisable or will become exercisable within 60 days.

(4)	Includes (i) 7,562,135 Holdco Ordinary Shares to be held by the Principal Shareholder, which is controlled by Victoria Equities Ltd. as described in “— Beneficial Ownership of Bendon Securities,” and (ii) 2,036,791 Holdco Ordinary Shares held by EJ Group Limited, which is controlled by Victoria Equities Ltd. as described in“— Beneficial Ownership of Bendon Securities.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Naked Related Person Transactions

Other than as set forth below, since February 1, 2017, there has been no transaction, or currently proposed transaction, in which Naked was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Naked’s total assets at year end for the last two completed fiscal years and in which any of the following persons had or will have a direct or indirect material interest:

•	any of Naked’s directors or officers;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to Naked’s outstanding shares of common stock;
•	any person who acquired control of Naked when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of Naked’s common stock, that acquired control of Naked Brand Group Inc. when it was a shell company; and
•	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

In connection with a Joint Factoring Agreement, Carole Hochman executed a guaranty (the “Guaranty”) to personally guarantee performance of the obligations and also agreed to provide her own brokerage account as security for the obligations under the Joint Factoring Agreement. Accordingly, in connection with her brokerage account Ms. Hochman entered into a brokerage account pledge and security agreement (the “Pledge and Security Agreement”) and securities account control agreement (the “Account Control Agreement”) in favor of Wells Fargo Bank, National Association (“Wells Fargo”). Pursuant to the Pledge and Security Agreement, Ms. Hochman has agreed to pledge, sell, assign, grant a security interest in and transfer to Wells Fargo all of her rights, title and interest in and to her brokerage account.

On March 13, 2017, the Ms. Hochman surrendered accrued salary compensation plus interest in the amount of $654,637, including salary compensation payable of $638,724 plus accrued interest on such amounts of $15,913, which had accrued under an employment agreement dated effective June 10, 2014. As consideration, Naked granted to the Ms. Hochman 1,200,000 options to purchase shares of Naked Common Stock at an exercise price of $2.14 per a period of four years from the date of the grant.

We incur ongoing marketing fees with a marketing agency of which Ms. Hochman’s daughter, and Mr. Hochman’s sister, is a principal. Since February 1, 2017 through January 31, 2018, Naked has paid approximately $184,609 in marketing fees to the company pursuant to the consulting agreement, of which $22,809 in fiscal 2018 and $33,520 in fiscal 2017 were in connection with third-party pass through costs.

Bendon Related Person Transactions

We have a loan from shareholders at July 31, 2017 of $9,468,038, January 31, 2017 of $8,200,343, June 30, 2016 of $29,280,991 and June 30, 2015 of $16,917,902, which are secured by a debenture over the assets of Bendon, subordinated to the bank loan. The shareholders party to the loan are EJ Group Limited (which is an affiliate of Victoria Equities Ltd. a beneficial owner of more than 5% of the Bendon Ordinary Shares) and Nesriver Pty Limited (which is owned by Justin Davis-Rice, Bendon's Executive Chairman). On September 29, 2016, we issued additional 24,839 shares to the shareholders as part of an agreement to convert debt to equity. The amount of debt converted on this date amounted to $24,839,783. As a result, the shareholder loan by Nesriver Pty Limited was fully converted to equity and the remainder of the shareholder loan due to EJ Group Limited remained outstanding and is at call as per the Shareholders Agreement. The interest rate on the shareholder loan for the 6 month period ended July 31, 2017, 7 month period ended January 31, 2017, year ended June 30, 2016 and year ended June 30, 2015 is 30% and is capitalized quarterly. Total interest capitalized and accrued during the 6 month period to July 31, 2017 was $1,291,962, 7 month period to January 31, 2017 was $3,759,135, 12 months to June 30, 2016 was $7,042,000, and 12 months to June 30, 2015 was $3,192,000.

Beginning February 1, 2017, Whitespace Atelier Limited (Whitespace) was engaged by Bendon to procure stock from various suppliers at competitive prices. Whitespace is owned by a key management personnel of Bendon. During the six months ended July 31, 2017, purchases amounting to $1,998,201 have been made from Whitespace. As of 31 July, 2017, the Group has made prepayments to Whitespace amounting to $266,560.

Cullen Investments Limited is owned by the shareholder of Bendon, Eric Watson. On July 1, 2015, we entered into a 12 month foreign currency option contract with Cullen Investments Limited. We obtained a NZD Put/USD Call option at USD$3,000,000 per month, with a strike price of 0.7550 USD and a premium of 5.61%. The foreign currency gain recognized during the year ended 30 June 2016 in relation to the contract was $3,546,255.

During the 6 month period ended July 31, 2017, 6 month period ended July 31, 2016, 7 month period ended January 31, 2017, year ended June 30, 2016 and year ended June 30, 2015, $415,817, $3,729,680 $3,438,307, $2,056,676, and $628,604, respectively, were recharged to Cullen in relation to director costs and Bendon employee time. Cullen require assistance with investments appraisal activities and Bendon employees provide these services to Cullen.

Holdco Related Person Policy

Upon consummation of the Transactions, Holdco will adopt a related party policy that will require it (and its subsidiaries, including Naked and Bendon) to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except as approved by unconflicted executives, the board of directors, or audit committee in accordance with guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years, (2) Holdco or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Holdco’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Holdco’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving Related Person transactions to the extent it enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a Related Person transaction, including whether the Related Person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. Holdco will require each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about Related Person transactions.

These procedures are intended to determine whether any such Related Person transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Naked directors, officers and persons owning more than 10% of Naked’s common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Naked, or representations from certain reporting persons that no other reports were required, Naked believes that all applicable filing requirements were complied with during the fiscal year ended January 31, 2018, were timely filed.

DESCRIPTION OF HOLDCO SECURITIES

The following description of the material terms of the share capital of Holdco following the transactions includes a summary of specified provisions of the constitution of Holdco that will be in effect upon completion of the transactions. This description is qualified by reference to Holdco’s constitution as will be in effect upon consummation of the transactions, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General

We are incorporated as a limited company in the state of New South Wales, Australia (Australian Company Number 619 054 938).

The following description summarizes the most important terms of our share capital, as they are expected to be in effect upon the closing of this offering. We will adopt a constitution in connection with this offering, and this description summarizes the provisions that are included therein. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Holdco Securities” section, you should refer to our constitution, which is included as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Australian Corporations Act 2001 (Cth) (“Corporations Act”).

Our Holdco Ordinary Shares will have the rights and restrictions described below.

Shares

The Holdco Ordinary Shares to be issued will be fully paid, non-assessable voting shares. Upon completion of the Transactions, there will be a total of 22,983,474 Holdco Ordinary Shares on issue.

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law. Subject to the restrictions on the issue of securities in the constitution, the Corporations Act and the rules governing the listing of Holdco on the Nasdaq or NYSE (as the case may be) (“Stock Market Rules”), the directors of Holdco are entitled to issue and cancel shares in the capital of Holdco, grant options over unissued shares and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

The constitution also permits the issue of preference shares, and other share classes, on terms determined by the directors.

Dividends

Ordinary shareholders are entitled to receive such dividends as may be declared by the directors. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cash, electronic transfer or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the Stock Market Rules, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Voting rights

Each ordinary shareholder of Holdco is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each ordinary shareholder present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business.

Variation of class rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to Holdco Ordinary Shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Share transfers

Shares may be transferred by any method permitted by the Corporations Act or the Stock Market Rules or by a written transfer in any usual form or in any other form approved by the directors. The directors may refuse to register a transfer of shares where it is not in registrable form, Holdco has a lien over any of the shares to be transferred or where it is permitted to do so by the Stock Market Rules.

Calls and forfeiture

The directors may, from time to time, call upon shareholders for unpaid monies on their shares. The directors must give shareholders notice of a call at least 30 business days before the amount called is due, specifying the time and place of payment. If a call is made, shareholders are liable to pay the amount of each call by the time and at the place specified.

A call is taken to have been made when a directors’ resolution passing the call is made or on any later date fixed by the board of directors. A call may be revoked or postponed at the discretion of the directors.

Holdco has a first and paramount lien for unpaid calls, instalments and related interest and any amount it is legally required to pay in relation to a shareholder’s shares. The lien extends to all distributions relating to the shares, including dividends. Holdco may forfeit shares to cover any call, or other amount payable in respect of shares, which remains unpaid following any notice to that effect sent to a shareholder. Forfeited shares become the property of Holdco and the directors may sell, reissue or otherwise dispose of the shares as they think fit.

A person whose shares have been forfeited may still be required to pay Holdco all calls and other amounts owing in respect of the forfeited shares (including interest) if the directors so determine.

Transfers of shares

Subject to the constitution and any restrictions attaching to a member’s shares, a member may transfer any of the member’s shares by a transfer effected by a computerized or electronic system established or recognized by the Stock Market Rules applying to a transfer of shares, or otherwise by provision of a written transfer in any usual form or in any other form approved by the directors, provided it is signed by or on behalf of both the transferor and the transferee (unless the directors dispense with this requirement), duly stamped (if required by law) and delivered to Holdco’s registered office or other place the directors decide. The directors may only refuse to register a transfer if (among other things) Holdco is permitted or required to do so under the Stock Market Rules and may suspend the registration of transfer at any time, and for any period, permitted by the Stock Market Rules.

Equitable claims of members

The registered holder of a share in Holdco may be treated as the absolute owner and Holdco is under no obligation to recognize a person as holding a share on trust (even if Holdco has notice of a trust) or recognize, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if Holdco has notice of that claim or interest.

Inspection of books

Except as provided by law or as authorized by a directors’ resolution, a person who is not a director does not have a right to inspect any of the board papers, books, records or documents of the company.

Winding up

Subject to the terms of issue of any shares on issue, if Holdco is wound up and the property of the company available for distribution among its members is more than sufficient to pay all debts and liabilities of Holdco and the costs and expenses of winding up, the excess must be divided among the members of Holdco in proportion to the number of shares held by them, irrespective of amounts paid or credited as paid (and if a member has unpaid amounts owing on shares, the amount to be distributed to that member will be reduced by the unpaid amount).

Key Provisions in our Constitution

Remuneration of directors

Each director is entitled to remuneration from Holdco for his or her services as decided by the directors but the total amount provided to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by Holdco in general meeting. The remuneration of an executive director must not include a commission on, or a percentage of, profits or operating revenue.

Remuneration may be provided in the manner that the directors decide, including by way of non-cash benefits. There is also provision for directors to be paid extra remuneration (as determined by the directors) if they devote special attention to the business of Holdco or otherwise perform services which are regarded as being outside of their ordinary duties as directors or, at the request of the directors, engage in any journey on Holdco’s business.

Directors are also entitled to be paid all travelling and other expenses they incur in attending to Holdco’s affairs, including attending and returning from general meetings or board meetings, or meetings of any committee engaged in Holdco’s business.

Interests of directors

A director who has a material personal interest in a matter that is being considered by the board must not be present at a meeting while the matter is being considered nor vote on the matter, unless the Corporations Act allows otherwise.

Election and retirement of directors

There must be a minimum of three directors and a maximum of ten directors unless Holdco in general meeting resolves otherwise.

Where required by the Corporations Act or Stock Market Rules, Holdco must hold an election of directors each year. No director, other than the managing director, may hold office without re-election beyond the third annual general meeting following the meeting at which the director was last elected or re-elected. A director appointed to fill a casual vacancy, who is not a managing director, holds office until the conclusion of the next annual general meeting following his or her appointment. If there would otherwise not be a vacancy, and no director is required to retire, then the director who has been longest in office since last being elected must retire.

If a number of directors were elected on the same day, the directors to retire are (in default of agreement between them) determined by ballot.

Indemnities and insurance

Holdco must indemnify current and past directors and other executive officers of Holdco on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in Holdco or a related body corporate.

Holdco may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in Holdco or a related body corporate.

Disposal of assets

The Corporations Act does not specifically preclude a company from disposing of its assets, or a significant portion of its assets. Subject to any other provision which may apply (such as those provisions relating to related party transactions summarized above), a company may generally deal with its assets as it sees fit without seeking shareholder approval.

Rights of non-resident or foreign shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership or disposal of shares in an Australian company by non-resident or foreign shareholder. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership and disposal of shares in Holdco by non-resident or foreign shareholders.

History of Security Issuances

To date, the only security issued by Holdco is one fully paid redeemable preference share with face value of AU$1.00. This preference share was issued to Justin Ashley Davis-Rice (Executive Director of Holdco). This preference share will be redeemed for its face value upon issue of the Holdco Ordinary Shares.

There are currently no other securities in Holdco on issue.

Transfer Agent and Registrar

Upon the completion of this offering, the transfer agent and registrar for our ordinary shares will be Continental Stock Transfer & Trust Company.

Listing

We intend to apply for the listing of our ordinary shares on Nasdaq or the NYSE under the symbol “NAKD.”

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF NAKED
AND ORDINARY SHAREHOLDERS OF HOLDCO

As a stockholder of Naked, your rights are governed by Naked’s articles of incorporation, as amended, and its bylaws, as amended, each as currently in effect. Upon completion of the Transactions, the rights of Naked stockholders who receive shares of Holdco Ordinary Shares in exchange for their shares of Naked Common Stock will be governed by Holdco’s constitution. Naked is incorporated in Nevada and subject to the Nevada Revised Statutes (“NRS”) and Holdco is incorporated in the state of New South Wales, Australia and is subject to the Corporations Act.

The following discussion summarizes material similarities and differences between the rights of Naked stockholders and Holdco shareholders and is not a complete description of all of the differences. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to the NRS and the Corporations Act.

Capitalization

Naked

The authorized capital stock of Naked consists of twenty million (20,000,000) shares, of which eighteen million (18,000,000) shares are designated common stock, par value of $0.001 per share, and two million (2,000,000) shares are blank check preferred stock, par value of $0.001 per share. As of the record date, 10,342,191 shares of Naked common stock were issued and outstanding and no shares of Naked preferred stock were outstanding.

Holdco

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law. Upon completion of the Transactions, there will be a total of 22,983,474 Holdco Ordinary Shares on issue, which includes shares that may be issued in connection with the possible but not yet probable acquisition of FOH Online by Bendon.

Number and Election of Directors

Naked

Naked’s board of directors currently consists of 9 members. Naked’s bylaws provide that the directors shall be elected at the annual meeting of stockholders and shall be not less than one nor more than nine.

Holdco

It is anticipated that after the Transactions the Holdco board of directors will consist of five directors. There must be a minimum of three directors and a maximum of ten directors unless Holdco in general meeting resolves otherwise. Where required by the Corporations Act or Stock Market Rules, Holdco must hold an election of directors each year.

Voting Rights

Naked

Each holder of Naked common stock is entitled to one vote for each share held of record.

Holdco

Each ordinary shareholder of Holdco is entitled to one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up.

Shareholder Meetings

Naked

The NRS and Naked’s bylaws provide that written notice of the time, place and purpose of any annual or special meeting of stockholders must be given not less than 10 days and not more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Notice of the meeting must be sent to stockholders stating the purpose or purposes for which the meeting is called.

Naked’s bylaws provide that special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president, the board of directors, or upon written demand of at least a majority of all of the votes entitled to be cast on any issue proposed to be considered.

Holdco

A general meeting of shareholders may be called by a directors’ resolution or as otherwise provided in the Corporations Act. The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at a general meeting of Holdco may also call, and arrange to hold, a general meeting themselves. In addition, where it is impracticable to call the meeting in any other way, the Court may order a meeting of Holdco’s members to be called.

The Corporations Act requires at least 21 clear days of notice to be given for a general meeting. Notice of a general meeting must be given to each person who, at the time of giving the notice, is a member, director or auditor of Holdco, or is entitled to a share because of the death of a shareholder (and who has satisfied the directors of his or her right to be registered as the holder of, or to transfer, the shares).

The notice of meeting must include the date and time of the meeting, the location, an electronic address, planned business for the meeting, information about any proposed special resolutions and information about proxy votes.

Quorum

Naked

One third of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter.

Holdco

Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business.

Mergers and takeovers

Naked

Under the NRS, a merger, consolidation or sale of all or substantially all of a corporation’s assets generally must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon.

Holdco

Under the Corporations Act, a person must not acquire a relevant interest in voting shares in a company which has more than 50 members if, because of the transaction, that person’s or someone else’s voting power in the company increases:

•	from 20% or below to more than 20%; or
•	from a starting power that is above 20% and below 90%, (the “relevant interest prohibition”).

There are a number of exceptions to the relevant interest prohibition, including (but not limited to) the following:

•	the acquisition is previously approved by a resolution passed at a general meeting of the Company where the resolution is passed in accordance with the requirements under the Corporations Act;
•	the acquisition takes place under a takeover bid conducted in accordance with Chapter 6 of the Corporations Act;
•	a person having at least 19% voting power increases its voting power by no more than 3% in any six month period;
•	the acquisition results from an issue of securities under a rights issue under which offers are made to every person who holds securities in the class securities of which are being offered on the same terms and all of those persons have a reasonable opportunity to accept the offer; and
•	an acquisition that results from a compromise or arrangement approved by a relevant Australian Court under Part 5.1 of the Corporations Act.

Shareholders’ suits

Naked

Under Nevada law, a a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the stock thereafter by operation of law.

Holdco

The Corporations Act includes provisions which allow for members of a company (or a person who has ceased to be a member of a company if the suit relates to the circumstances in which they ceased to be a member) to bring an action against the company or another member (among others) on the grounds that the conduct of the company’s affairs or an actual or proposed act or omission on behalf of a company (including a resolution or proposed resolution of members) is either (a) contrary to the interests of members as a whole, or (b) oppressive to, unfairly prejudicial to, or unfairly discriminatory against, a member or members whether in that capacity or in any other capacity. Upon such an application, the Court has broad powers to make orders, including (among other things) that the company be wound up, the company’s constitution be modified or repealed, requiring a person to do a specified act or restraining a person from engaging in specified conduct or from doing a specified act, or the purchase of any shares by any member or the company.

In addition, under the Competition and Consumer Act 2010 (Cth), a person must not, in trade or commence, engage in conduct that is misleading or deceptive. The Australian Securities and Investments Commission Act 2001 (Cth) includes an analogous prohibition for conduct in relation to financial services and the Corporations Act includes provisions of a similar effect in relation to statements in disclosure or takeover documents.

Such statutory rights are conferred in addition to the rights available to shareholders at common law.

Directors’ duties’

Naked

The NRS requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation. As a matter of law, directors and officers are presumed to act in good faith, on an informed basis, and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements, and other financial data prepared or presented by corporate directors, officers, or employees who are reasonably believed to be reliable and competent.

Holdco

Directors have certain statutory duties prescribed by the Corporations Act and at common law. These duties include (among other things) the duty to act in good faith and in the best interests of the company and not to improperly use, or use information obtained by virtue of, their position in the company, to gain an advantage for themselves or someone else or to cause detriment to the company. Directors are also required by law to notify the other directors of a material person interest in a matter that relates to the affairs of the company.

In addition, directors and officers of a company must exercise their powers and discharge their duties with the degree of care and diligence that a reasonable person would exercise if they were a director or officer of the company in the company’s circumstances and occupied the office held by, and had the same responsibilities within the company as, the director or officer. There is a specific statutory defense to this duty, commonly referred to as the business judgment rule. This defense provides that if a director or other officer (a) makes a business judgment in good faith and for a proper purpose, (b) does not have a material personal interest in the subject matter of the judgment in question, (c) informs themselves about the subject matter of the judgment in question to the extent they reasonably believe to be appropriate and (d) rationally believe that the judgment is in the best interests of the company, then the director or officer is taken to have satisfied their duty of due care and diligence.

Stockholder proposals/Members’ resolutions

Naked

No shareholder proposal procedures are set forth in Naked’s bylaws.

Holdco

Under the Corporations Act, if (a) members with at least 5% of the votes that may be cast on a resolution or (b) at least 100 members who are entitled to vote at a general meeting, give a company notice of a resolution that they propose to move at a general meeting, the resolution must be put to members at the meeting. In addition, such members may request the company to give all members a statement provided by members about the proposed resolution or any other matter that may be properly considered at a general meeting.

Members holding at least 5% of the votes that may be cast at a general meeting may request in writing that the directors of a company call and hold a general meeting. The directors must call the meeting within 21 days of receipt of such a request and the meeting must be held no later than two months after the request is given to the company. If the directors fail to do so, members with more than 50% of the votes of all of the members who made the request may call and arrange to hold a general meeting of the company and the company must pay the reasonable expenses the members incurred because the directors failed to call and arrange to hold the meeting and recover such amounts from the directors.

Removal of directors

Naked

Naked’s bylaws do not provide for the removal of directors. The NRS provides that any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Holdco

Despite anything in the constitution of a company or any agreement between the company and the director or any members of the company and the director, a public company may by resolution remove a director from office. If the director was appointed to represent the interests of particular shareholders or debenture holders, the resolution to remove the director does not take effect until a replacement to represent their interests has been appointed.

In accordance with the Corporations Act and the constitution, directors of Holdco may be appointed and removed in the manner described above in the section headed “Election and retirement of directors”.

Indemnification of directors and officers and limitation of liability

Naked

The NRS provides that a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person’s conduct was unlawful. The NRS further provides that no indemnification is available in respect of a claim as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Under the NRS, a Nevada corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Naked’s bylaws provide that it will indemnify each officer, director, employee and agent of Naked, his heirs, executor , administrators and all persons whom Naked is authorized to indemnify under the NRS, to the fullest extent permitted by law.

Holdco

Holdco must indemnify current and past directors and other executive officers of Holdco on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in Holdco or a related body corporate.

Holdco may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in Holdco or a related body corporate.

Under the Corporations Act, a company or a related body corporate must not indemnify a person against any liabilities incurred as an officer or auditor of the company if it is a liability:

(a)	owed to the company or a related body corporate;
(b)	for a pecuniary penalty or compensation order made in accordance with the Corporations Act; or
(c)	that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

In addition, a company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in:

(a)	defending or resisting proceedings in which the person is found to have a liability of the type described above;
(b)	in defending or resisting criminal proceedings in which the person is found guilty;
(c)	in defending or resisting proceedings brought by the Australian corporate regulator or a liquidator for a court order if the grounds for making the order are found to have been established; or

in connection with proceedings for relief to the person under the Corporations Act in which the Court denies the relief.

Related party transactions

Naked

Under the NRS, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, firm or association in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if (i) the director’s or officer’s interest in the contract or transaction is known to the board of directors (or committee) or stockholders and the transaction is approved or ratified by the board (or committee) or stockholders in good faith, without counting the vote(s) of the common or interested director(s) in the former case and counting such vote(s) in the latter case; (ii) the fact of the common interest is not known to the director(s) or officer(s) at the time the transaction is brought before the board; or (iii) the contract or transaction is fair to the corporation at the time it is authorized or approved.

Holdco

Under the Corporations Act, a public company must not give a financial benefit to a related party of the company unless it obtains shareholder approval, or the financial benefit falls within a specific exemption under the Corporations Act, including that the benefit is on arm’s length terms (or terms less favorable to the related party than arm’s length terms). ‘Related parties’ in this case include (among others) directors of the company and the directors of an entity that controls the company, as well as their spouses, parents, children and entities controlled by such persons. As noted above, there are certain exceptions to this prohibition, including (among other things) for the proper remuneration and reimbursement of officers, as well as for the payment of insurance premiums for indemnity insurance relating to, and the giving of indemnities in favor of, an officer of the company.

Inspection of books and registers

Naked

Under the NRS, only a stockholder of record who owns at least fifteen percent of the corporation’s outstanding shares, or has been authorized in writing by holders of at least fifteen percent of the outstanding shares, is entitled to inspect and make copies of the corporation’s financial records. Additionally, any person who has been a stockholder of record of Naked for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of all of its outstanding shares, upon at least five days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, the corporation’s stock ledger, articles of incorporation, and bylaws.

Holdco

A member does not have a statutory right to inspect the books of a company and must therefore make an application to the court for authorization to do so (although the constitution may provide for this — refer to the section above headed “Inspection of books”.

Amendments of governing documents

Naked

Naked’s articles of incorporation do not contain any provisions with respect to amendment of the articles of incorporation. Under the NRS, all proposed amendments to a corporation’s articles of incorporation require (a) approval by its board of directors and (b) adoption by an affirmative vote of a majority of the outstanding stock entitled to vote on the amendment (subject to any class voting rights required by the corporation’s articles of incorporation, the terms of any preferred stock, or the NRS).

Naked’s bylaws may be amended or repealed, or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

Holdco

Under the Corporations Act, a company may modify or repeal its constitution, or a provision of its constitution, by special resolution.

PRICE RANGE OF NAKED SECURITIES AND DIVIDENDS

Market Information for Common Stock

Naked’s common stock has been listed on the Nasdaq Capital Market under the symbol “NAKD” since December 18, 2015. Prior to that time, Naked’s common stock was quoted on the OTCQB marketplace operated by the OTC Markets Group, Inc. The following table sets forth the high and low sales prices per share for Naked’s common stock on the Nasdaq Capital Market for the periods indicated. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions.

Period	High ($)	Low ($)
Year ended January 31, 2017
First Quarter	2.95	1.49
Second Quarter	2.07	1.35
Third Quarter	2.95	1.03
Fourth Quarter	3.68	0.82
Year ended January 31, 2018
First Quarter	$4.75	$1.14
Second Quarter	$3.00	$1.25
Third Quarter	$1.64	$1.26
Fourth Quarter	$1.6583	$1.25
Year ended January 31, 2019
First Quarter*	$1.53	$1.22

*	Through March 1, 2018

Holders of Record

As of August 15, 2017, Naked had approximately 200 common stockholders of record. This figure does not include beneficial owners who hold shares of common stock in nominee name. The closing price per share of Naked common stock on August 15, 2017 was $1.42, as reported on the Nasdaq Capital Market.

DISSENTER’S RIGHTS

Naked stockholders do not have dissenter’s rights under Nevada law in connection with the Transactions.

SHAREHOLDER PROPOSALS

The Holdco 2018 annual meeting of shareholders will be held on or about [•], 2018 unless the date is changed by the board of directors. If you are a shareholder and you want to include a proposal in the proxy statement for the year 2018 annual meeting, you need to provide it to Holdco by no later than [•], 2018. You should direct any proposals to Holdco’s secretary at its principal and registered office which will be located at Building 7C, Huntley Street, Alexandria, NSW 2015, Australia. If you are a shareholder and you want to present a matter of business to be considered at the year 2018 annual meeting, under Holdco’s constitution you must give timely notice of the matter, in writing, to Holdco’s secretary. To be timely, the notice must be given between [•], 2017 and [•], 2018.

Naked will not hold a 2018 annual meeting if the merger proposal is approved and the Transactions are consummated.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with Naked’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Naked Brand Group Inc., 180 Madison Avenue, Suite 1505, New York, New York, USA 10016. Following the transactions, such communications should be sent in care of Holdco, at Building 7C, Huntley Street, Alexandria, NSW 2015, Australia. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

EXPERTS

The financial statements of Bendon Limited as of January 31, 2017, June 30, 2016, and June 30, 2015 and for the 7 months ended January 31, 2017 and the years ended June 30, 2016 and 2015, included in the registration statement have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2a to the financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Naked Brand Group Inc. as of January 31, 2017 and 2016 and for each of the two years in the period ended January 31, 2017 included in this proxy statement/prospectus and in the Registration Statement on Form F-4 have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding Naked Brand Group Inc.’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement on Form F-4, given on the authority of said firm as experts in auditing and accounting.

Representatives of BDO USA, LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Naked and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Naked’s proxy statement. Upon written or oral request, Naked will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy was delivered and who wishes to receive separate copies. Stockholders receiving multiple copies of the proxy statement may likewise request that Naked deliver single copies of such documents in the future. Stockholders may notify Naked of their requests by writing or calling Naked at its principal executive offices at 180 Madison Avenue, Suite 1505, New York, New York, USA 10016 or (646) 653-7710. Following the transactions, such requests should be made by calling or writing Holdco at Building 7C, Huntley Street, Alexandria, NSW 2015, Australia or +61 2 9384 2400.

WHERE YOU CAN FIND MORE INFORMATION

Naked files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Naked with the Securities SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Naked at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

This proxy statement/prospectus incorporates important business and financial information about the parties that is not included in or delivered with the proxy statement/prospectus. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

All information contained in this document relating to Naked has been supplied by Naked, and all such information relating to Bendon has been supplied by Bendon. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the transactions, you should contact via phone or in writing:

Ms. Carol Hochman
Naked Brand Group Inc.
180 Madison Avenue, Suite 1505
New York, New York 10016
Telephone: (646) 653-7710

Bendon Limited For the Periods Ended 31 January 2017, 30 June 2016 and 30 June 2015

Naked Brand Group Inc. For the Nine Months Ended October 31, 2017 and 2016

Interim Condensed Consolidated Balance Sheets as of October 31, 2017 and January 31, 2017	FS-89
Interim Condensed Consolidated Statements of Operations for the three and nine months ended October 31, 2017 and 2016	FS-90
Interim Condensed Consolidated Statements of Stockholders’ Equity (Capital Deficit) for the nine months ended October 31, 2017 and for the year ended January 31, 2017	FS-91
Interim Condensed Consolidated Statements of Cash Flows for the nine months ended October 31, 2017 and 2016	FS-92
Notes to Interim Condensed Consolidated Financial Statements	FS-94

Naked Brand Group Inc. For the Fiscal Years Ended January 31, 2017 and 2016

Bendon Limited

Condensed Consolidated Statement of Profit or Loss and Other Comprehensive Income

	Notes	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
Continuing Operations
Revenue	3	59,787	67,795
Cost of goods sold		(40,207)	(34,659)
Gross profit		19,580	33,136
Brand management		(25,873)	(25,222)
Administrative expenses		(1,891)	(2,295)
Corporate expenses		(7,028)	(6,041)
Finance expense	3	(5,027)	(5,957)
Brand transition, restructure and transaction expenses	3	(1,112)	(1,113)
Impairment expense	3	—	(2,168)
Other foreign currency gains/(losses)	3	(934)	1,908
Fair value gain/(loss) on Convertible Notes derivative		3,246	—
Loss before income tax		(19,039)	(7,752)
Income tax (expense)/benefit		(174)	(6,038)
Profit/(Loss) for the year		(19,213)	(13,790)
Other comprehensive income
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		757	95
Other comprehensive income/(loss) for the half year, net of tax		757	95
Total comprehensive expense for the half year		(18,456)	(13,695)
Total comprehensive expense attributable to:
Owners of Bendon Limited		(18,456)	(13,695)
Loss per share for profit from continuing operations attributable to the ordinary equity holders of the company:
Basic loss per share (NZ$)	9	(66.21)	(54.78)
Diluted loss per share (NZ$)	9	(66.21)	(54.78)

This interim financial report does not include all the notes of the type normally included in an annual financial report. Accordingly, this report should be read in conjunction with the most recent financial report for the seven month period ended 31 January 2017.

The above condensed consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes.

Bendon Limited

Condensed Consolidated Balance Sheet

	Notes	31 July 2017 NZ$000’s	31 January 2017 NZ$000’s
ASSETS
CURRENT ASSETS
Cash and cash equivalents		3,464	2,644
Trade and other receivables		21,512	28,090
Inventories		34,966	37,751
Current tax receivable		—	52
Related party receivables	11	13,467	13,051
TOTAL CURRENT ASSETS		73,409	81,588
NON-CURRENT ASSETS
Property, plant and equipment	5	4,277	4,964
Intangible assets	6	14,699	14,680
TOTAL NON-CURRENT ASSETS		18,976	19,644
TOTAL ASSETS		92,385	101,232
LIABILITIES
CURRENT LIABILITIES
Trade and other payables		29,198	28,566
Borrowings	7	69,311	68,998
Foreign currency derivative financial instruments		2,589	4,188
Derivative on Convertible Notes		1,658	4,112
Current tax liabilities		978	635
Provisions		1,220	1,528
TOTAL CURRENT LIABILITIES		104,954	108,027
NON-CURRENT LIABILITIES
Provisions		2,212	2,249
TOTAL NON-CURRENT LIABILITIES		2,212	2,249
TOTAL LIABILITIES		107,166	110,276
NET ASSETS/(LIABILITIES)		(14,781)	(9,044)
EQUITY
Share capital	8	40,667	27,948
Other reserves		(1,397)	(2,154)
Accumulated losses		(54,051)	(34,838)
TOTAL EQUITY		(14,781)	(9,044)

The above condensed consolidated balance sheet should be read in conjunction with the accompanying notes.

Bendon Limited

Condensed Consolidated Statements of Changes in Equity

	Ordinary Shares NZ$000’s	Retained Earnings/ (Accumulated Losses) NZ$000’s	Foreign Currency Translation Reserve NZ$000’s	Total NZ$000’s
Balance at 1 February 2017	27,948	(34,838)	(2,154)	(9,044)
Loss for the half year	—	(19,213)	—	(19,213)
Other comprehensive income for the year	—	—	757	757
Transactions with owners in their capacity as owners
Issuance new shares	12,719	—	—	12,719
Balance at 31 July 2017	40,667	(54,051)	(1,397)	(14,781)
Balance at 1 February 2016	3,108	(5,931)	(2,538)	(5,361)
Loss for the half year	—	(13,790)	—	(13,790)
Other comprehensive income for the half year	—	—	95	95
Balance at 31 July 2016	3,108	(19,721)	(2,443)	(19,056)

The above condensed consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

Bendon Limited

Condensed Consolidated Statement of Cash Flows

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers	72,931	66,650
Payments to suppliers and employees	(81,146)	(70,453)
Income taxes paid/(refunded)	222	(212)
Net cash (outflow) from operating activities	(7,993)	(4,015)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for intangible asset	(16)	(546)
Payments for property, plant and equipment	(656)	(1,409)
Net cash (outflow) from investing activities	(672)	(1,955)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings – Issue of shares	12,719	49,817
Proceeds from borrowings – Convertible notes issuer	1,064	—
Repayment of borrowings – Bank	(3,837)	(43,637)
Debt issuance costs	(47)	(799)
Interest paid	(442)	(1,573)
Net cash inflow from financing activities	9,457	3,808
Net increase/(decrease) in cash and cash equivalents held	792	(2,162)
Cash and cash equivalents at beginning of period	2,644	4,093
Effects of exchange rate changes on cash and cash equivalents	28	(395)
Cash and cash equivalents at end of the half year	3,464	1,536

The above condensed consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

Description of the business

Bendon Limited (“the Company”) is a designer, distributor, wholesaler and retailer of women’s and men’s intimates apparel globally. The Company sells its merchandise through retail and outlet stores in New Zealand and Australia, wholesale operations in New Zealand, Australia, the United States and Europe, and through online channels. The Company operates both licenced and owned brands, including the following:

Licenced brands:

Heidi Klum
Stella McCartney
(This licence agreement will expire on 30 June 2018)
Fredericks of Hollywood

Owned brands:

Pleasure State
Davenport
Lovable
Bendon
Fayreform
VaVoom
Evollove
Hickory

The financial report covers Bendon Limited and its controlled entities (‘the Group’). Bendon Limited is a for-profit Company, incorporated and domiciled in New Zealand.

Comparatives are consistent with prior years, unless otherwise stated.

The amounts in the financial statements have been rounded to the nearest thousand dollars.

1 Basis of Preparation

This condensed consolidated interim financial report for the half year reporting period ended 31 July 2017 has been prepared in accordance with International Accounting Standard IAS 34 Interim Financial Reporting.

This condensed consolidated interim financial report does not include all the notes of the type normally included in an annual financial report. Accordingly, this report is to be read in conjunction with the most recent financial report for the seven month period ended 31 January 2017.

This interim financial statements is unaudited. In the opinion of management, this interim financial statements include all adjustments necessary in order to make this interim financial statements not misleading.

The accounting policies adopted are consistent with those of the previous financial period and corresponding interim reporting period, except for the adoption of new and amended standards set out below.

(a) Going concern

The financial statements have been prepared on the basis of going concern which contemplates continuity of normal business activities and the realisation of assets and settlement of liabilities in the ordinary course of business.

For the financial period ended 31 July 2017, the Group experienced a loss from continuing operations of NZ$18,456,000 and operating cash outflows of NZ$7,993,000. As at 31 July 2017, the business is in a net current liability position of NZ$31,545,000, predominantly caused by the requirement to classify the bank debt, shareholder loans, and convertible notes all as current liabilities. Had the borrowings of NZ$69,311,000 (net of debt issuance costs) been classified as non-current liabilities, the net working capital would have been positive NZ$37,766,000. The group has total net liabilities of NZ$14,781,000.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

1 Basis of Preparation  – (continued)

The loss from continuing operations is as a result of the Group not having sufficient inventory necessary to achieve higher sales, as a result of suppliers not being able to supply inventory and the finalisation of the transition of its major brand from Elle MacPherson to Heidi Klum Intimates.

The Group has continued to incur losses since 31 July 2017 as a result of continued challenging conditions and still not having sufficient inventory necessary to achieve higher sales. However the Group has reduced and will continue to reduce the overheads of the business to the extent required to improve the financial results.

On 15 December 2017 and on 14 February 2018, the Group’s bank issued letters that confirmed the Group had breached covenants and obligations under their loan facilities as at 30 September 2017 and as at 31 December 2017 and the Bank has expressly reserved its rights under the Facilities Agreement and each other finance document. As at 31 July 2017 there was a total balance outstanding (excluding cash on hand) of NZ$43,800,000.

On 16 March 2018, the Bank issued a letter advising the Company that it is supportive of the proposed merger with Naked Brands Group Inc. Furthermore, in contemplation of this said merger, the Bank has agreed with a proposal to provide financial accommodation to the Group on the basis that the Group repays US$20,000,000 (NZ$28,500,000) of the current facilities no later than immediately following the proposed merger date. These funds are currently being sought through an unregistered Private Investment in Public Entity (PIPE) via Roth Capital Partners, LLC or the raising of capital through existing or other parties. The amount that remains outstanding after the repayment of US$20,000,000 (NZ$28,000,000) will be approximately NZ$10,000,000 and will be subject to Bank credit approval and final documentation on terms and conditions acceptable to the Bank.

In addition to the existing BNZ facility, as at 31 July 2017 the Group had loans from shareholders amounting to NZ$9,468,000. These shareholder loans are repayable on demand, and are therefore classified as current. The shareholder has confirmed the total carrying value of the loan will not be recalled in the period 12 months from signing the financial statements and under the term of the Naked agreement it will use commercially reasonable best efforts for the loans to be converted into equity immediately prior to the closing of the Merger.

The Group is in the process of a merger with Naked Brand Group Inc (“Naked”), with shares of the merged entity expected to trade on the Nasdaq Exchange in the USA through a Foreign Issuer status via a registration that is planned for completion at a shareholders meeting on 27 April 2018.

Between September 2016 and July 2017, Bendon Limited issued an aggregate amount of US$12,750,000 (NZ$17,501,000) convertible loan notes with 15% interest. The convertible notes were subject to a conversion election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion was at the noteholders option. If conversion did not occur the convertible notes were redeemable at maturity. The issuer could elect to redeem at any time prior to maturity. At the date of this report the holders of US$11,750,000 (NZ$16,128,000) convertible notes had converted into ordinary shares and US$1,000,000 (NZ$1,373,000) had agreed to redeem the notes. The terms of the redemption are currently being negotiated.

Since 31 July 2017 the Group has raised a further US$2,600,000 (NZ$3,700,000) in the form of convertible notes which have a maturity date of August 2019. In addition further equity subscriptions, in the form of ordinary share capital, of US$4,455,000 (NZ$6,350,000) from unrelated third parties, US$3,000,000 (NZ$4,300,000) from the major shareholder, and US$10,000,000 (NZ$14,300,000) from other unrelated third parties, were subscribed for subsequent to the end of the financial period.

The Group has prepared forecast cash flow statements for the 2018 and 2019 financial years, which indicates they will be able to pay their commitments as and when they fall due.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

1 Basis of Preparation  – (continued)

The continuing viability of the Group and its ability to continue as a going concern and meet its debts and commitments as and when they fall due requires that:

•	The remaining US$5,000,000 (NZ$7,100,000) of the US$10,000,000 (NZ$14,300,000) equity subscriptions are fully paid by subscribers in accordance with their subscription terms;
•	The Group completes its planned capital raise refinance or similar refinancing of the above mentioned US$20,000,000 capital raising in conjunction with Naked and reduces the BNZ facility. The Group receives financial accommodation after the proposed merger and refinance of US$20,000,000 for the remaining outstanding debt of NZ$10,000,000 that the Bank confirmed will be subject to Bank credit approval and final documentation on terms and conditions acceptable to the Bank;
•	The Group meets or exceeds operational income statement and cash flow budgets and forecasts for the next twelve months with particular focus on increasing profitability by achieving sales, reducing overheads through the execution of its current restructure plan and replacing sales of Stella McCartney products with other brands when the licence agreement terminates on 30 June 2018, and manages its working capital to deliver the required cash reserves to meet its future operating commitments; and
•	The shareholders continue to support the business and convert the shareholder loan to equity and do not draw any shareholder loans.

As a result of the viability of the Group being dependent on these above matters, there is a material uncertainty that may cast significant doubt over the Group’s ability to continue as a going concern and therefore may be unable to realise its assets and settle its liabilities in the normal course of business.

However, the Directors and management believe that the Group will be successful in the above matters and, accordingly, have prepared the financial report on a going concern basis.

The Directors and management have a responsibility to prepare the financial statements in accordance with accounting standards, which requires entities to prepare financial statements on a going concern basis unless the Directors intend to liquidate the entity, cease trading or have no realistic alternative but to do so. No adjustments have been made to the financial statements relating to the recoverability and classification of the asset carrying amounts or classification of liabilities that might be necessary should the Group not continue as a going concern.

(b) New Accounting Standards and Interpretations

Certain new accounting standards and interpretations have been published that are not mandatory for 31 July 2017 reporting periods and have not been early adopted by the Group. The Group’s assessment of the impact of these new standards and interpretations is set out below.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

1 Basis of Preparation  – (continued)

Title of Standard	Nature of change	Impact	Mandatory application date/Date of adoption by Group
IFRS 9 Financial Instruments	IFRS 9 addresses the classification, measurement and derecognition of financial assets and financial liabilities and introduces new rules for hedge accounting. In December 2014, the IASB made further changes to the classification and measurement rules and also introduced a new impairment model. These latest amendments now complete the new financial instruments standard.	Following the changes approved by the IASB in December 2014, the Group no longer expects any impact from the new classification, measurement and derecognition rules on the Group’s financial assets and financial liabilities.

While the Group has yet to undertake a detailed assessment of the debt instruments currently classified as available for sale financial assets, it would appear that they would satisfy the conditions for classification as at fair value through other comprehensive income (FVOCI) and hence there will be no change to the accounting for these assets.

There will also be no impact on the Group’s accounting for financial liabilities, as the new requirements only affect the accounting for financial liabilities that are designated at fair value through profit or loss and the Group does not have any such liabilities.

The new hedging rules align hedge accounting more closely with the Group’s risk management practices. As a general rule it will be easier to apply hedge accounting going forward as the standard introduces a more principles based approach. The new standard also introduces expanded disclosure requirements and changes in presentation.

The new impairment model is an expected credit loss (ECL) model which may result in the earlier recognition of credit losses.

The Group has not yet assessed how its hedging arrangements and impairment provisions would be affected by the new rules.	Must be applied for financial years commencing on or after 1 January 2018.

Based on the transitional provisions in the completed IFRS 9, early adoption was only permitted for annual reporting periods beginning before 1 February 2015. After that date, the new rules must be adopted in their entirety.

The Group has not yet decided whether it should adopt IFRS 9 before its mandatory date.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

1 Basis of Preparation  – (continued)

Title of Standard	Nature of change	Impact	Mandatory application date/Date of adoption by Group
IFRS 15 Revenue from Contracts with Customers	The IASB has issued a new standard for the recognition of revenue.

This will replace IAS 18 which covers contracts for goods and services and IAS 11 which covers construction contracts.

The new standard is based on the principle that revenue is recognised when control of a good or service transfers to a customer so the notion of control replaces the existing notion of risks and rewards.

The standard permits a modified retrospective approach for the adoption. Under this approach entities will recognise transitional adjustments in retained earnings on the date of initial application (e.g. 1 February 2018), i.e. without restating the comparative period.

	They will only need to apply the new rules to contracts that are not completed as of the date of initial application.	Management is currently assessing the impact of the new rules and does not believe the adoption of the provisions of this update will have a material impact on the Company’s consolidated financial statements.	Must be applied for financial years commencing on or after 1 January 2018. Expected date of adoption by the Group: 1 February 2018.
IFRS 16 Leases	The IASB has issued a new standard for leases. This will replace IAS 17.

The main impact on lessees is that almost all leases go on balance sheet. This is because the balance sheet distinction between operating and finance leases is removed for lessees. Instead, under the new standard an asset (the right to use the leased item) and a financial liability to pay rentals are recognised. The only exemptions are short-term and low-value leases.	Management is currently assessing the impact of the new rules and believes the adoption of the provisions of this update will have a material impact on the Company’s consolidated financial statements.

The new standard will require that we record a liability and a related asset on the balance sheet for our leased facilities.	Management is currently assessing the impact of the new rules and believes the adoption of the provisions of this update will have a material impact on the Company’s consolidated financial statements.

The new standard will require that we record a liability and a related asset on the balance sheet for our leased facilities.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

1 Basis of Preparation  – (continued)

Title of Standard	Nature of change	Impact	Mandatory application date/Date of adoption by Group
IFRC 23 Uncertainty over Income Tax Treatments (IFRIC 23)	On June 7, 2017, the IASB issued IFRIC 23, Uncertainty over Income Tax Treatments (“IFRIC 23”). IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. The IFRIC 23 interpretation specifically addresses whether an entity considers uncertain tax treatments separately; the assumptions an entity makes about the examination of tax treatments by taxation authorities; how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates; and how an entity considers changes in facts and circumstances.	The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.	IFRIC 23 is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted.

There are no other standards that are not yet effective and that would be expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

2 Critical Accounting Estimates and Judgments

The directors make estimates and judgements during the preparation of these financial statements regarding assumptions about current and future events affecting transactions and balances.

These estimates and judgements are based on the best information available at the time of preparing the financial statements, however as additional information is known then the actual results may differ from the estimates.

The significant estimates and judgements made have been described below.

Key estimates — inventory

Each item on inventory is reviewed on an annual basis to determine whether it is being carried at higher than its net realisable value. During the half year, management have written down inventory based on best estimate of the net realisable value, although until the time that inventory is sold this is an estimate.

Key estimates — impairment of goodwill

In accordance with IAS 36 Impairment of Assets, the Group is required to estimate the recoverable amount of goodwill at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

2 Critical Accounting Estimates and Judgments  – (continued)

assets using cash flow projections which have been discounted at an appropriate rate and using a terminal value to incorporate expectations of growth thereafter.

In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

—	growth in EBITDA future cash flows;
—	timing and quantum of future capital expenditure;
—	long-term growth rates; and
—	the selection of discount rates to reflect the risks involved.

Changing the assumptions selected by management, in particular the discount rate and growth rate assumptions used in the cash flow projections, could significantly affect the Group’s impairment evaluation and hence results.

The Group’s review includes the key assumptions related to sensitivity in the cash flow projections. Further details are provided in note 8 to the consolidated financial statements.

Key estimates — fair value of financial instruments

The Group has certain financial assets and liabilities which are measured at fair value. Where fair value has not been able to be determined based on quoted price, a valuation model has been used. The inputs to these models are observable, where possible, however these techniques involve significant estimates and therefore fair value of the instruments could be affected by changes in these assumptions and inputs.

Key estimates — impairment of brands

In accordance with IAS 36 Impairment of Assets, the Group is required to estimate the recoverable amount of indefinite- lived brand assets at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by their value in use or fair value less cost to sell.

In calculating the fair value less costs to sell, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

—	growth in brand revenues
—	market royalty rate
—	the selection of discount rates to reflect the risks involved, and
—	long-term growth rates

Changing the assumptions selected by management, in particular the growth rate, discount rate and market royalty rate assumption used, could significantly affect the Group’s impairment evaluation and hence results.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

2 Critical Accounting Estimates and Judgments  – (continued)

The Group’s review includes the key assumptions related to sensitivity in the model. Further details are provided in note 7 to the consolidated financial statements.

Key judgments — taxes

Deferred tax assets

Determining income tax provisions and the recognition of deferred tax assets including carried forward income tax involves judgment on the tax treatment of certain transactions. Deferred tax is recognised on tax losses not yet used and on temporary differences where it is probable that there will be taxable revenue against which these can be offset. Management has made judgments as to the probability of future taxable income being generated against which tax losses will be available for offset based on budgets, current and future expected economic conditions.

Recoverability of Related Party Receivables

The Group expect to recover any outstanding receivables from related parties in the near future

3 Profit and loss information

(a) Revenue from continuing operations

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
Gross revenue	68,445	72,930
Rebates	(8,658)	(5,135)
	59,787	67,795
Sale of goods
– Retail	23,427	25,475
– Wholesale	23,119	33,506
– Online	13,139	7,111
	59,685	66,092
Other income	102	1,703
	59,787	67,795

Services income relates to non-recurring advisory, management and design services provided to other third party intimates apparel brand owners.

Online revenue for the period ended 31 July 2017 includes revenue from a US brand called Fredericks of Hollywood for which Bendon Limited currently has a licence agreement.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

3 Profit and loss information  – (continued)

(b) Significant items

The loss for the half year was derived after charging/(crediting) the following items that are unusual and of significance because of their size, nature and incidence:

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
Finance Costs
– Interest expense on external borrowings	3,484	1,573
– Interest expense on shareholder loans	1,292	4,150
– Amortisation on loan set up costs	251	234
	5,027	5,957
Other (gains)/losses
– Fair value (gain)/loss on foreign exchange contracts	(1,600)	(458)
– Net foreign exchange (gains)/losses	2,534	(1,450)
	934	(1,908)
Brand transition, restructure and transaction expenses
– Brand transition expenses	—	36
– Onerous contracts	(265)	793
– Restructure expenses	43	280
– Transaction expenses	1,334	4
	1,112	1,113

4 Operating Segment

Segment information

Identification of reportable operating segments

The consolidated entities’ Director examined the group’s performance from both sales channel and geographical perspective and identified seven reportable segments being Australia Retail, New Zealand Retail, Australia wholesale, New Zealand wholesale, US Wholesale, EU Wholesale and e-commerce.

Australia retail

This segment covers retail and outlet stores located in Australia.

New Zealand retail

This segment covers retail and outlet stores located in New Zealand.

Australia wholesale

This segment covers the wholesale of intimates apparel to customers based in Australia

New Zealand wholesale

This segment covers the wholesale of intimates apparel to customers based in New Zealand.

US wholesale

This segment covers the wholesale of intimates apparel to customers based in the United States of America.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

4 Operating Segment  – (continued)

Europe wholesale

This segment covers the wholesale of intimates apparel to customers based in Europe.

E-commerce

This segment covers the group’s online retail activities.

These operating segments are based on the internal reports that are reviewed and used by the Chief Executive Officer (who is identified as the Chief Operating Decision Makers (‘CODM’)) in assessing performance and in determining the allocation of resources.

The CODM reviews underlying EBITDA (earnings before interest, tax, depreciation and amortisation). The accounting policies adopted for internal reporting to the CODM are consistent with those adopted in the financial statements.

EBITDA is a financial measure which is not prescribed by IFRS and represents the profit adjusted for specific non-cash and significant items. The directors consider EBITDA to reflect the core earnings of the consolidated entity.

The information reported to the CODM is on a monthly basis.

Other Costs and Business Activities

Certain costs are not allocated to our reporting segment results, such as costs associated with the following:

—	Corporate overheads, which is responsible for centralized functions such as information technology, facilities, legal, finance, human resources, business development, and procurement. These costs also include compensation costs and other miscellaneous operating expenses not charged to our operating segments, as well as interest and tax income and expense.

These costs are included with in “unallocated” segment in our segment performance.

Other assets and liabilities

We manage our assets and liabilities on a Group basis, not by segment. CODM does not regularly review any asset or liability information by segment and its preparation is impracticable. Accordingly, we do not report asset and liability information by segment.

(a) Reconciliations

Reconciliation of segment revenue to consolidated statements of profit or loss and other comprehensive income:

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
Total segment revenue	71,095	84,019
Intersegment eliminations	(11,308)	(16,224)
Total revenue	59,787	67,795

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

4 Operating Segment  – (continued)

Reconciliation of segment EBITDA to the consolidated statements of profit or loss and other comprehensive income:

The Board meets on a monthly basis to assess the performance of each segment, net operating profit does not include non-operating revenue and expenses such as dividends, fair value gains and losses.

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
Segment EBITDA	(16,285)	4,280
Income tax expense	(174)	(6,038)
Any other reconciling items	(2,754)	(12,032)
Total net profit after tax	(19,213)	(13,790)

Any other reconciling items includes brand transition, finance expenses, impairment expense, depreciation and amortisation, fair value gain/loss on foreign exchange contracts, and unrealised foreign exchange gain/loss that cannot be allocated to segments.

(b) Geographical information

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers whereas segment assets are based on the location of the assets.

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
New Zealand	19,940	26,778
Australia	16,197	21,728
United States	15,496	11,604
Europe	8,154	7,685
	59,787	67,795

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

4 Operating Segment  – (continued)

(c) Segment performance

	NZ Retail NZ$000’s	AU Retail NZ$000’s	NZ Wholesale NZ$000’s	AU Wholesale NZ$000’s	US Wholesale NZ$000’s	EU Wholesale NZ$000’s	e-commerce NZ$000’s	Unallocated NZ$000’s	Total
6 months to 31 July 2017
Revenue from external customers	15,072	8,030	4,092	6,497	4,803	8,154	13,139	—	59,787
	15,072	8,030	4,092	6,497	4,803	8,154	13,139	—	59,787
Cost of sales	(7,027)	(4,085)	(3,250)	(6,294)	(4,092)	(6,308)	(9,152)	—	(40,207)
Gross margin	8,045	3,946	842	203	711	1,846	3,987	—	19,580
Other segment expenses*	(6,462)	(5,335)	(449)	(1,997)	(1,507)	(1,504)	(5,407)	—	(22,661)
Unallocated expenses
Administrative expenses	—	—	—	—	—	—	—	(320)	(320)
Corporate expenses	—	—	—	—	—	—	—	(10,241)	(10,241)
Other foreign exchange gain/loss	—	—	—	—	—	—	—	(2,643)	(2,643)
EBITDA	1,583	(1,389)	393	(1,794)	(796)	342	(1,420)	(13,204)	(16,285)
Brand transition, restructure and transaction expenses	—	—	—	—	—	—	—	(1,112)	(1,112)
Finance expense	—	—	—	—	—	—	—	(4,776)	(4,776)
Depreciation and amortisation expense	—	—	—	—	—	—	—	(1,821)	(1,821)
Fair value (gain)/loss on foreign exchange contracts	—	—	—	—	—	—	—	(1,600)	(1,600)
Unrealised foreign exchange (gain)/loss	—	—	—	—	—	—	—	3,309	3,309
Fair value (gain)/loss on Convertible Note derivative	—	—	—	—	—	—	—	3,246	3,246
Gain/Loss before income tax expense	1,583	(1,389)	393	(1,794)	(796)	342	(1,420)	(15,958)	(19,039)
Income tax (expense)/benefit								(174)	(174)
Gain/Loss after income tax expense	1,583	(1,389)	393	(1,794)	(796)	342	(1,420)	(16,132)	(19,213)

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

4 Operating Segment  – (continued)

(c) Segment performance

	NZ Retail NZ$000’s	AU Retail NZ$000’s	NZ Wholesale NZ$000’s	AU Wholesale NZ$000’s	US Wholesale NZ$000’s	EU Wholesale NZ$000’s	e-commerce NZ$000’s	Unallocated NZ$000’s	Total
6 months to 31 July 2016
Revenue from external customers	16,481	8,775	7,587	10,871	7,583	7,685	7,111	—	66,093
Service income	—	—	—	—	—	—	—	1,702	1,702
	16,481	8,775	7,587	10,871	7,583	7,685	7,111	1,702	67,795
Cost of sales	(6,518)	(3,466)	(5,338)	(6,902)	(4,927)	(5,166)	(2,342)	—	(34,659)
Gross margin	9,963	5,309	2,249	3,969	2,656	2,519	4,769	1,702	33,136
Other segment expenses*	(6,651)	(5,282)	(671)	(2,310)	(1,820)	(1,856)	(2,045)	—	(20,635)
Unallocated expenses
Administrative expenses	—	—	—	—	—	—	—	(575)	(575)
Corporate expenses	—	—	—	—	—	—	—	(10,627)	(10,627)
Other foreign exchange gain/loss	—	—	—	—	—	—	—	2,981	2,981
EBITDA	3,312	27	1,578	1,659	836	663	2,724	(6,519)	4,280
Brand transition, restructure and transaction expenses	—	—	—	—	—	—	—	(1,113)	(1,113)
Finance expense	—	—	—	—	—	—	—	(5,723)	(5,723)
Impairment expense	—	—	—	—	—	—	—	(2,168)	(2,168)
Depreciation and amortisation expense	—	—	—	—	—	—	—	(1,954)	(1,954)
Fair value (gain)/loss on foreign exchange contracts	—	—	—	—	—	—	—	458	458
Unrealised foreign exchange (gain)/loss	—	—	—	—	—	—	—	(1,532)	(1,532)
Loss before income tax expense	3,312	27	1,578	1,659	836	663	2,724	(18,551)	(7,752)
Income tax (expense)/benefit								(6,038)	(6,038)
Loss after income tax expense	3,312	27	1,578	1,659	836	663	2,724	(24,589)	(13,790)

*	Other segment expenses relate to brand management expenses

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

5 Property, plant and equipment

	31 July 2017 NZ$000’s	31 January 2017 NZ$000’s
Plant, furniture, fittings and motor vehicles
At cost	26,030	25,455
Accumulated depreciation	(24,294)	(23,182)
	1,736	2,273
Leasehold improvements
At cost	10,308	10,132
Accumulated depreciation	(7,767)	(7,441)
	2,541	2,691
Total property, plant and equipment	4,277	4,964

(a) Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the current financial half year:

	Leasehold improvements NZ$000’s	Plant, furniture, fittings and motor vehicles NZ$000’s	Total NZ$000’s
6 months to 31 July 2017
Balance at the beginning of the half year	2,691	2,273	4,964
Additions	112	544	656
Depreciation expense	(258)	(1,125)	(1,383)
Impairment loss	—	—	—
Foreign exchange movements	(4)	44	40
Balance at the end of the half year	2,541	1,736	4,277

	Leasehold improvements NZ$000’s	Plant, furniture, fittings and motor vehicles NZ$000’s	Total NZ$000’s
6 months to 31 January 2017
Balance at the beginning of the half year	2,766	3,227	5,993
Additions	241	483	724
Depreciation expense	(212)	(1,309)	(1,521)
Impairment loss	—	(281)	(281)
Foreign exchange movements	(104)	153	49
Balance at the end of the half year	2,691	2,273	4,964

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

6 Intangible Assets

	31 July 2017 NZ$000’s	31 January 2017 NZ$000’s
Patents and licences
Cost	1,181	1,169
Accumulated amortisation and impairment	(645)	(573)
	536	596
Brands
Cost	12,206	12,036
Software
Cost	17,322	17,308
Accumulated amortisation and impairment	(15,365)	(15,260)
	1,957	2,048
Total intangible assets	14,699	14,680

(a) Movements in carrying amounts of intangible assets

	Software NZ$000’s	Patents and licences NZ$000’s	Brands NZ$000’s	Total NZ$000’s
6 months to 31 July 2017
Balance at the beginning of the half year	2,048	596	12,036	14,680
Additions	5	12	—	17
Amortisation	(98)	(72)	—	(170)
Foreign exchange movements	2	—	170	172
Closing value at 31 July 2017	1,957	536	12,206	14,699

	Software NZ$000’s	Patents and licences NZ$000’s	Brands NZ$000’s	Total NZ$000’s
6 months to 31 January 2017
Balance at the beginning of the period	2,172	351	12,195	14,718
Additions	—	275	—	275
Amortisation	(122)	(30)	—	(152)
Foreign exchange movements	(2)	—	(159)	(161)
Closing value at 31 January 2017	2,048	596	12,036	14,680

(b) Impairment testing for goodwill

The goodwill was fully impaired during the period ending 31 July 2016.

For the purpose of impairment testing, goodwill is allocated to cash-generating units as below:

Description of the cash-generating unit (CGU)	6 Months to 31 July 2017 NZ$000’s	6 Months to 31 July 2016 NZ$000’s
Australia
Impairment expense	—	(2,157)
	—	(2,157)

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

6 Intangible Assets  – (continued)

Impairment assumptions

Goodwill was allocated to Australia which is the cash generating unit (CGU) for the purpose of impairment testing. The recoverable amount of the CGU was determined based on the fair value less cost to sell method.

The fair value less costs to dispose calculation was based on a discount of the anticipated cash flows that a market participant would consider is possible from the asset, over a five year period. Cash flows beyond the five year period are extrapolated using the estimated growth rates shown below. These growth rates do not exceed the long-term average growth rates for the industry.

The result of the impairment assessment is that the carrying value exceeded the fair value less costs to sell by an amount of $2.2m. As such, the goodwill has been fully impaired during the year ended 30 June 2016.

Significant assumptions used for the purposes of the fair value calculation include:

Australia
Annualised restructuring savings – $1.035m
Pre-tax discount rate – 12.7%
Terminal growth – 3.5%

(c) Impairment testing for indefinite-lived brand intangibles

Brand intangible assets represent brands owned by the Group, that arose on historical acquisitions including Pleasure State, Davenport and Lovable.

The brand intangible assets $12,206,000 (31 January 2017: $12,036,000) are tested for impairment annually.

Impairment assumptions

Management has determined the recoverable amount of the indefinite-lived brand assets by assessing the fair value less cost of disposal (FVLCOD) of the underlying assets. The relief from royalty method adopted to complete the valuation determines, in lieu of ownership, the cost that would be required to obtain comparable rights to use the asset via a third-party licence arrangement. These calculations use cash flow projections based on financial budgets approved by management covering a five year period. Cash flows beyond the five year period are extrapolated using the estimated growth rates shown below. These growth rates do not exceed the long-term average growth rates for the industry. No impairment was identified.

Impairment testing for indefinite-lived brand intangibles

Management’s approach and the key assumptions used to determine the FVLCOD were as follows:

Sales growth: 5% (31 January 2017: 5%)
Royalty rate: 6.6% (31 January 2017: 6.6%)
Cash flow forecast period: 5 years (31 January 2017: 5 years)
Post-tax discount rate (%): 11.4% (31 January 2017: 11.4%)
Long term growth rate (%): 2% (31 January 2017: 2%)

Sensitivity of assumptions

The directors have made judgements and estimates to assess indefinite-lived assets for impairment. Should these judgements and estimates not occur the resulting carrying amount may decrease.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

6 Intangible Assets  – (continued)

The sensitivities that have been separately modelled are as follows:

(a) a 1.5% increase in the post-tax discount rate

(b) sales growth rate reduced to 2%

(c) a 1.5% reduction in the royalty rate

The re-testing of value in use using these sensitised assumptions confirmed no impairment charge was required.

7 Borrowings

	31 July 2017 NZ$000’s	31 January 2017 NZ$000’s
CURRENT
Secured liabilities
Shareholder loans	9,468	8,200
Bank Loans	16,000	16,000
Debt issuance costs	(413)	(656)
Working capital financing bank facility	27,826	31,710
Convertible notes	16,430	13,744
	69,311	68,998

(a) Assets pledged as security:

Borrowings are secured by a fixed and floating charge over the assets of the consolidated entity. The lease liabilities are effectively secured as the rights to the leased assets, recognised in the balance sheet, revert to the lessor in the event of default.

(b) Bank overdrafts and bank loans

As at 30 June 2015, the banking arrangement consisted of a bank loan of NZD$17,840,505, overdraft facilities of USD$10,000,000 (NZ$14,710,862) and NZD$4,500,000, and a facility for the purchase of receivables NZD$3,387,460). The average interest rate range across FY15 was 4.43% – 4.48%. During the 2015 year the following covenants were breached: gross gearing ratios, and the quarterly fixed charge cover ratio.

On 27 June 2016, all banking facilities were repaid and a new banking arrangement with BNZ commenced. BNZ has a first ranking charge over all assets of the Bendon Limited group.

The new debt arrangement entered into on 27 June 2016 includes a term loan facility and interchangeable (working capital) loan facility.

The term loan facility of NZD$16,000,000 is repayable on 27 June 2018. The current interest rate on this loan is 4.82% (31 January 2017: 4.84%) per annum. It has been classified as current since there was a breach of covenant.

As at 31 July 2017, the interchangeable facility is NZD$27,826,263 (31 January 2017: NZD$31,710,000) has a limit of NZD$35,000,000 and is repayable on demand. The current interest rate on this loan is 3.60% (31 January 2017: 3.87%). It provides a working capital facility, by allowing the Company to sell its trade receivables and fund the purchases of stock.

Bank of New Zealand has the first ranking charge over all assets of Bendon Limited. Under the terms of the major borrowing facilities, there were no covenants in place until 31 December 2016. From this date onwards, the group is required to comply with financial covenants in respect of a gearing ratio, fixed charge cover ratio, interest cover ratio, and capex spend.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

7 Borrowings  – (continued)

As at 31 December 2016, 31 March 2017 and 30 June 2017, there was a breach in the gearing ratio covenant that is not to be greater than 2.25 times for the reporting period date of 30 June 2017. The gearing ratio was calculated at 3.73 times.

The Bank has advised that they are currently taking the Breach under review and they expressly reserve their rights under the facility agreement.

Subsequent to the end of the period Bendon has reduced the facility by the following: $1.8m on 4 August 2017, $2.7m on 7 August 2017 and $4.3m on 31 August 2017 as a permanent reduction.

The Bank has increased the Margin to 2% per annum and line fee of 1%.

(c) Shareholder loan — Related party

The Group has loan from shareholders of $9,468,038 ((31 January 2017: $8,200,000), which are secured by a debenture over the assets of the Group, subordinated to the bank loan.

On 29 September 2016, Bendon Limited issued additional 24,839 shares to the shareholders as part of an agreement to convert debt to equity. The amount of debt converted on this date amounted to $24,839,783. The remainder of the shareholder loan remained outstanding and is at call as per the shareholders Agreement. The shareholder has confirmed the loan will not be recalled in the period twelve months from the date of signing the 31 July 2017 financial statements.

The current interest rate on shareholder loans is 30% (31 January 2017: 30%) and was increased at the end of 2014, and is capitalised quarterly. Total interest capitalised and accrued during the 6 months to 31 July 2017 is $1,291,962 (6 months to 31 July 2016: $4,149,934).

(d) Convertible Notes

During the period to 31 July 2017, Bendon Limited has on issue an aggregate amount of USD$750,000 (NZD$1,064,000) (31 January 2017: USD$12,000,000 (NZD$16,474,465)) convertible loan notes with 15% interest pursuant to an Amended and Restated Convertible note Deed Poll dated 13 February 2017. The convertible notes are subject to a conversion election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion is at the noteholders option. If conversion does not occur the convertible notes are redeemable at maturity. The issuer can elect to redeem at any time prior to maturity.

The carrying value of the convertible notes at initial recognition is determined as the difference between the consideration received and the fair value of the embedded derivative recognised. The convertible notes are subsequently measured at amortised cost using the effective interest rate method. The carrying value of the convertible notes at 31 July 2017 was $16,430,000 (31 January 2017: $13,744,000).

8 Equities and Equities Issued

	31 July 2017 NZ$000’s	31 January 2017 NZ$000’s
305,136 (Jan 2017: 274,839) Ordinary shares	40,667	27,948

(a) Ordinary shares

	6 months to 31 July 2017 NZ$000’s	6 months to 31 January 2017 NZ$000’s
At the beginning of the reporting period	27,948	3,108
Issuance of new shares	12,719	24,840
At the end of the reporting period	40,667	27,948

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

8 Equities and Equities Issued  – (continued)

The holders of ordinary shares are entitled to participate in dividends and the proceeds on winding up of the Company. On a show of hands at meetings of the Company, each holder of ordinary shares has one vote in person or by proxy, and upon a poll each share is entitled to one vote.

The Company does not have authorised capital or par value in respect of its shares.

	6 months to 31 July 2017 Number	6 months to 31 January 2017 Number
At the beginning of the reporting period	274,839	250,000
Shares issued during the period	30,297	24,839
At the end of the period	305,136	274,839

9 Loss per Share

(a) Basic and diluted loss per share

	6 months to 31 July 2017 NZ Cents	6 months to 31 July 2016 NZ Cents
From continuing operations attributable to the ordinary equity holders of the company	(66.21)	(54.78)
Total basic and diluted loss per share attributable to the ordinary equity holders of the company	(66.21)	(54.78)

All convertible notes issued during the period are not included in the calculation of diluted loss per share because they are antidilutive in nature for the period ended 31 January 2017. These notes could potentially dilute earnings/loss per share in the future.

(b) Reconciliation of loss used in calculating earnings per share

	6 months to 31 July 2017 NZ$000’s	6 months to 31 July 2016 NZ$000’s
Basic and diluted loss per share
Profit/(loss) attributable to the ordinary equity holders of the company used in calculating basic earnings per share:	(18,456)	(13,695)

(c) Weighted average number of shares used as the denominator

	31 July 2017 Number	31 July 2016 Number
Weighted average number of ordinary shares used as the denominator in calculating basic and diluted loss per share	278,740	250,000

(d) Information concerning the classification of securities

Convertible notes

During the 6 months ended 31 July 2017, Bendon Limited issued an aggregate amount of USD $12.75m (NZ$17.5m) 15% convertible notes subject to an Amended and Restated Convertible note Deed Poll dated 13 February 2017. The convertible notes are subject to a conversion at a fixed value on the election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion is at the noteholders option. If conversion does not occur, the convertible notes are redeemable at maturity. The issuer can elect to redeem at any time prior to maturity. The notes are convertible into ordinary shares of Bendon Limited, at the option of

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

9 Loss per Share  – (continued)

the holder, or redeemable on 30 September 2017. Due to the conversion being determined by the USD invested amount, the instrument contains a derivative in relation to potential fluctuations between the USD and NZD.

All convertible notes issued during the period are not included in the calculation of diluted loss per share because they are antidilutive in nature for the period ended 31 July 2017. These notes could potentially dilute earnings/loss per share in the future.

10 Fair Value Management

The Group measures the following assets and liabilities at fair value on a recurring basis:

•	Financial assets — derivative financial instruments
•	Financial liabilities — derivative financial instruments

Fair value hierarchy

All assets and liabilities measured at fair value to be assigned to a level in the fair value hierarchy as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date.
Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3	Unobservable inputs for the asset or liability.

Fair value hierarchy

The table below shows the assigned level for each asset and liability held at fair value by the Group:

	Level 1 NZ$000’s	Level 2 NZ$000’s	Level 3 NZ$000’s	Total NZ$000’s
31 July 2017
Recurring fair value measurements
Financial assets
Foreign exchange contracts	—	—	—	—
Financial liabilities
Foreign exchange contracts	—	2,589	—	2,589
Derivative on Convertible Notes	—	—	1,658	1,658
31 January 2017
Recurring fair value measurements
Financial assets
Foreign exchange contracts	—	—	—	—
Financial liabilities
Foreign exchange contracts	—	4,188	—	4,188
Derivative on Convertible Notes	—	—	4,112	4,112

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

10 Fair Value Management  – (continued)

There were no transfers between levels during the financial periods.

The carrying amount of trade and other receivables and trade and other payables are assumed to approximate their fair values due to their short-term nature. Bank loans approximate fair value of the carrying amount on the basis of the variable nature of the interest rates associated with the loans.

Valuation techniques for fair value measurements categorised within level 2

The fair value of derivative financial instruments is determined using valuation techniques which maximise the use of observable market data where it is available and relies as little as possible on entity specific estimates.

Valuation techniques for fair value measurements categorised within level 3

The fair value of the derivative on convertible notes has been determined using a Black-Scholes model. Measurement inputs include share price on measurement date, expected term of the instrument, risk free rate, expected volatility and expected dividend rate. The Company used valuations specialists to perform these valuations.

Fair value measurements using significant unobservable movements (level 3)

The following table presents the changes in level 3 instruments for the 6 month period ended 31 July 2017.

Convertible note liability NZ$000’s
Balance at 31 January 2017	4,112
Changes in fair value	(2,454)
Balance at 31 July 2017	1,658

Valuation inputs and relationships to fair value (level 3)

The following table summarises the quantitative information about the significant inputs used in level 3 fair value measurements:

Inputs	Range of inputs for convertible note liability
Face value (NZD)	16,474,000
Interest rate of note	15%
Risk free rate	1.23% – 1.93%
Term of the instrument	September 2017
Expected volatility	138.8%
Dividend yield	0%

11 Related Parties

(a) The Group’s main related parties are as follows:

The ultimate parent entity, which exercises control over the Group, is Cullen Group which is incorporated in New Zealand and owns 71.8% of Bendon Limited.

Other related parties include close family members of key management personnel and entities that are controlled or significantly influenced by those key management personnel or their close family members.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

11 Related Parties  – (continued)

(b) Loans (to)/from related parties

	Opening balance NZ$	Closing balance NZ$	Interest not charged NZ$	Interest paid/payable NZ$	Impairment NZ$
Loans (to)/from related parties
Cullen Investments Limited – 31 July 2017	13,051,035	13,466,852	—	—	—
Cullen Investments Limited – 31 January 2017	9,613,014	13,051,035	—	—	—
Whitespace Atelier Limited – 31 July 2017	—	266,560	—	—	—
Whitespace Atelier Limited – 31 January 2017	—	—	—	—	—

During the period presented transactions with Cullen Investments Limited include a recovery for Cullen Investments Limited costs paid for by Bendon Group of $415,817 (2016: $3,438,307), which does not relate to Bendon Ltd’s trading such as director costs and employee time. Cullen require assistance with investment appraisal activities and Bendon provides these services to Cullen. There is no foreign currency option contract in current period (2016: $1,012,871). During the period the Cullen Group provided services to Bendon and Bendon provided services in New Zealand and Australia of the Cullen Group. Cullen Group has also assisted the Company with various cashflow requirements over the year. The loans to Bendon are separately set out in note 8 and is classified as a subordinated loan. The rest of the trading between Bendon and Cullen Group is included in the receivable loan account. This amount is expected to be settled in the next 12 months.

Whitespace Atelier Limited (“Whitespace”) is owned by a KMP at Bendon Limited. Beginning 1 Feb 2017, Whitespace is engaged by the Group to procure stock from various suppliers at competitive prices. During the 6 months ended 31 July 2017, purchases amounting to $1,998,201 have been made from Whitespace. As at 31 July 2017, the Group has made prepayments to Whitespace amounting to $266,560 (31 January 2017: Nil).

As at 31 July 2017, the Group has subordinated loans with Justin Ashley Davis-Rice who is an ultimate shareholder of Bendon Limited, and EJ Group Limited which is a company owned by Eric Watson, who is also an ultimate shareholder of Bendon. The subordinated loans are also disclosed in note 7.

12 Events occurring after the reporting date

Subsequent events note for period ended 31 July 2017

To strengthen the Balance Sheet, reduce bank debt and pay outstanding creditors, Bendon Limited has raised convertible notes of USD$2.6m (NZD$3.7m) in August 2017 issued at 10% interest and can either be converted or mature on 19 August 2019. In addition, it has raised new share capital of USD$4.45m (NZD$6.3m), USD$3m (NZ$4.3m) (from major shareholder) and USD$10m(NZ$14.3m) in August 2017, January 2018 and March 2018 respectively.

On 29th September 2017, the holders of USD$11.75m (NZ$16.79m) of convertible notes converted to ordinary shares. The holder of US$1.0m (NZ$1.42m) of convertible notes elected for their convertible note to be repaid.

On the 25th May 2017, Bendon Limited and Naked Brand Group Inc (Naked) announced that the parties had entered into a Merger Agreement. Pursuant to this Agreement Naked and Bendon will become wholly owned subsidiaries of Bendon Group Holdings Limited, a newly formed Australian holding company (“Holdco”), and the shareholders of Bendon and the stockholders of Naked, respectively, will become the shareholders of Holdco.

Bendon Limited

Notes to the Condensed Consolidated Financial Statements
For the half year ended 31 July 2017

12 Events occurring after the reporting date  – (continued)

The Merger Agreement, which has been approved by the board of directors of both Naked and Bendon, is subject to approval by Naked’s stockholders and other customary closing conditions and regulatory approvals, including the filing and effectiveness of a registration statement with the Securities and Exchange Commission (the “SEC”) and the listing of Holdco’s ordinary shares on Nasdaq or the NYSE and is expected to be completed by the end of April 2018.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholders of Bendon Limited:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows present fairly, in all material respects, the financial position of Bendon Limited and its subsidiaries at 31 January 2017, 30 June 2016 and 30 June 2015, and the results of their operations and their cash flows for the year ended 30 June 2016, year ended 30 June 2015 and the 7 month period ended 31 January 2017 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2a) to the financial statements, the Company has suffered recurring losses and cash outflows from operations, has a net capital deficiency, has breached certain debt covenants related to its primary loan facility, other matters that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers

Sydney, Australia
8 September 2017

Bendon Limited

Consolidated Statements of Profit or Loss and Other Comprehensive Income

	Note	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Revenue	4	96,284	151,000	138,838
Cost of goods sold		(57,144)	(83,525)	(79,031)
Gross profit		39,140	67,475	59,807
Brand management		(32,040)	(48,362)	(42,203)
Administrative expenses		(2,383)	(4,090)	(4,691)
Corporate expenses		(8,082)	(13,002)	(13,940)
Finance expense	5	(6,238)	(10,409)	(5,870)
Brand transition, restructure and transaction expenses	5	(1,321)	(2,232)	(12,182)
Impairment expense	5	(292)	(2,157)	—
Other foreign currency gains/(losses)	5	(3,306)	(2,423)	4,700
Fair value gain/(loss) on Convertible Notes derivative		(592)	—	—
Loss before income tax		(15,114)	(15,200)	(14,379)
Income tax (expense)/benefit	6	(865)	(5,546)	1,274
Loss for the period		(15,979)	(20,746)	(13,105)
Other comprehensive income
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	19	(29)	31	(93)
Other comprehensive income/(loss) for the period, net of tax		(29)	31	(93)
Total comprehensive income/(loss) for the period		(16,008)	(20,715)	(13,198)
Total comprehensive income/(loss) attributable to:
Owners of Bendon Limited		(16,008)	(20,715)	(13,198)
Loss per share for profit from continuing operations attributable to the ordinary equity holders of the company:
Basic loss per share (NZ$)	20	(60.54)	(82.86)	(52.79)
Diluted loss per share (NZ$)	20	(60.54)	(82.86)	(52.79)

*	Refer to note 34 on prior period restatement

The accompanying notes form part of these financial statements.

Bendon Limited

Consolidated Balance Sheets

	Note	31 January 2017 NZ$000’s	Restated* 30 June 2016 NZ$000’s	Restated* 30 June 2015 NZ$000’s
ASSETS
CURRENT ASSETS
Cash and cash equivalents	8	2,644	4,193	1,246
Trade and other receivables	9	28,090	23,341	16,821
Inventories	10	37,751	37,572	45,660
Derivative financial instruments	13	—	—	2,289
Current tax receivable		52	88	—
Related party receivables	31	13,051	9,613	4,010
TOTAL CURRENT ASSETS		81,588	74,807	70,026
NON-CURRENT ASSETS
Property, plant and equipment	11	4,964	6,209	6,853
Deferred tax assets	25	—	—	5,589
Intangible assets	12	14,680	14,575	17,381
TOTAL NON-CURRENT ASSETS		19,644	20,784	29,823
TOTAL ASSETS		101,232	95,591	99,849
LIABILITIES
CURRENT LIABILITIES
Trade and other payables	15	28,566	26,815	36,550
Borrowings	16	68,998	61,593	56,273
Foreign currency derivative financial instruments	13	4,188	5,531	1
Derivative on Convertible Notes	14	4,112	—	—
Current tax liabilities		635	—	483
Provisions	17	1,528	855	786
TOTAL CURRENT LIABILITIES		108,027	94,794	94,093
NON-CURRENT LIABILITIES
Trade and other payables	15	—	118	150
Borrowings	16	—	16,000	—
Provisions	17	2,249	2,555	2,767
TOTAL NON-CURRENT LIABILITIES		2,249	18,673	2,917
TOTAL LIABILITIES		110,276	113,467	97,010
NET ASSETS/(LIABILITIES)		(9,044)	(17,876)	2,839
EQUITY
Share capital	18	27,948	3,108	3,108
Other reserves	19	(2,154)	(2,125)	(2,156)
Accumulated losses	21	(34,838)	(18,859)	1,887
TOTAL EQUITY		(9,044)	(17,876)	2,839

*	Refer to note 34 on prior period restatement

The accompanying notes form part of these financial statements.

Bendon Limited

Consolidated Statements of Changes in Equity

	Ordinary Shares NZ$000’s	Retained Earnings/ (Accumulated Losses) NZ$000’s	Foreign Currency Translation Reserve NZ$000’s	Total NZ$000’s
Restated* balance at 1 July 2016	3,108	(18,859)	(2,125)	(17,876)
Loss for the period	—	(15,979)	—	(15,979)
Other comprehensive loss for the period	—	—	(29)	(29)
Transactions with owners in their capacity as owners
Contribution of equity, net of transaction costs	24,840	—	—	24,840
Balance at 31 January 2017	27,948	(34,838)	(2,154)	(9,044)
Restated* balance at 1 July 2015	3,108	1,887	(2,156)	2,839
Loss for the year	—	(20,746)	—	(20,746)
Other comprehensive income for the year	—	—	31	31
Restated* balance at 30 June 2016	3,108	(18,859)	(2,125)	(17,876)
Balance at 1 July 2014	3,108	14,992	(2,063)	16,037
Loss for the year	—	(13,105)	—	(13,105)
Other comprehensive loss for the year	—	—	(93)	(93)
Restated* balance at 30 June 2015	3,108	1,887	(2,156)	2,839

*	Refer to note 34 on prior period restatement

The accompanying notes form part of these financial statements.

Bendon Limited

Consolidated Statements of Cash Flows

	Note	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2015 NZ$000’s
CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers		92,066	160,880	158,133
Payments to suppliers and employees		(101,913)	(165,549)	(176,538)
Proceeds from/(payments for) settlement of financial assets at fair value through profit or loss		(3,476)	159	2,055
Income taxes paid		(195)	(530)	(849)
Net cash (outflow) from operating activities	32	(13,518)	(5,040)	(17,199)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for intangible asset		(351)	(475)	(1,093)
Payments for property, plant and equipment		(723)	(2,703)	(4,701)
Net cash (outflow) from investing activities		(1,074)	(3,178)	(5,794)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings – Bank/Shareholders		1,940	62,127	27,402
Proceeds from borrowings – Convertible notes issue		16,474	—	—
Repayment of borrowings – Bank		(2,832)	(46,986)	(4,286)
Debt issuance costs		(367)	(750)	(66)
Interest paid		(2,133)	(3,140)	(2,526)
Net cash inflow from financing activities		13,082	11,251	20,524
Net increase/(decrease) in cash and cash equivalents held		(1,510)	3,033	(2,469)
Cash and cash equivalents at beginning of year		4,193	1,246	3,624
Effects of exchange rate changes on cash and cash equivalents		(39)	(86)	91
Cash and cash equivalents at end of the period	8	2,644	4,193	1,246

The accompanying notes form part of these financial statements.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

Description of business

Bendon Limited (“the Company”) is a designer, distributor, wholesaler and retailer of women’s and men’s intimates apparel globally. The Company sells its merchandise through retail and outlet stores in New Zealand and Australia, wholesale operations in New Zealand, Australia, the United States and Europe, and through online channels. The Company operates both licenced and owned brands, including the following:

Licenced brands:	Heidi Klum Stella McCartney Fredericks of Hollywood
Owned brands:	Pleasure State Davenport Lovable Bendon Fayreform VaVoom Evollove Hickory

The financial report covers Bendon Limited and its controlled entities (‘the Group’). Bendon Limited is a for-profit Company, incorporated and domiciled in New Zealand.

The financial report was authorised for issue by the Directors on 11 September 2017.

Comparatives are consistent with prior years, unless otherwise stated.

The amounts in the financial statements have been rounded to the nearest thousand dollars.

1 Basis of Preparation

The Company has presented its consolidated financial statements as of 30 June 2016 and 30 June 2015 and the years then ended in accordance with Tier 1 For-Profit Accounting Standards, NZ IFRS, which are also in compliance with IFRS as issued by the IASB and collectively refer to international accounting and financial reporting standards (IASs and IFRSs) and to interpretations of the Interpretations Committees (SIC and IFRIC) for their filing into New Zealand Companies Office.

For the purpose of a US filing, the Company has decided to change its reporting period from 30 June to 31 January and therefore the periods for the 7 months ended on January 2017 are not entirely comparable with the years ended 30 June 2016 and 2015.

The consolidated financial statements as of 31 January 2017, 30 June 2016 and 30 June 2015 and for the periods then ended are in compliance with IFRS as issued by the IASB.

An unaudited comparative for the 7 months to 31 January 2016 and 7 months to 31 January 2015 is presented in note 33 to the financial statements.

Note 34 reflects the aggregate effect of errors identified during the period ended 31 January 2017.

(a) Historical cost convention

The financial statements are based on historical costs, except for the measurement at fair value of selected financial assets and financial liabilities.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies

(a) Going concern

The financial statements have been prepared on the basis of going concern which contemplates continuity of normal business activities and the realisation of assets and settlement of liabilities in the ordinary course of business.

For the financial periods ended 31 January 2017, 30 June 2016 and 30 June 2015, the Group experienced a loss from continuing operations of NZ$16,008,000, NZ$20,715,000 and NZ$13,105,000 and operating cash outflows of NZ$13,518,000, NZ$5,040,000 and NZ$17,199,000 respectively. As at 31 January 2017, the business is in a net current liability position of NZ$26,439,000, predominantly caused by the requirement to classify the bank debt and convertible notes as current liabilities.

On 27 June 2016, the Group refinanced its Australia and New Zealand Bank (“ANZ”) loan facilities including term debt (NZ$17,841,000); financing on its receivables (NZ$3,387,000); and bank overdraft (NZ$18,064,000), with a new (NZ$16,000,000) term debt, and a working capital financing facility (NZ$35,000,000) from the Bank of New Zealand (“BNZ”). The new term debt with BNZ is a two year facility repayable on 27 June 2018. The facility contains a number of covenants, including:

•	Gearing ratio (Debt: EBITDA) must not exceed 2.75 at each quarter end to 31 December 2016 and 2.25 thereafter;
•	Interest Cover Ratio (EBITDA: Interest Payable) must be greater than 4.00 times on a cumulative basis at each quarter end;
•	The ratio of EBITDAR (EBITDA adding back operating lease expenses) to the aggregate of interest and operating lease expenses must not be less than 1.50 times at each quarter end; and
•	Capital expenditure in the year ended 30 June 2017 must not exceed NZ$6,160,000.

The BNZ term debt has been classified, as at 31 January 2017, as a current liability in the financial statements given there was a covenant breach as at 31 December 2016 as reported in their covenant reporting as at that date.

At 31 March 2017 and 30 June 2017 (the next two covenant reporting dates), the Company continued to not be in compliance with the gearing ratio covenant and was issued with a breach notice by BNZ in which they confirmed there had been a breach as at 30 June 2017 of the gearing ratio which is not to be greater than 2.25 times for the reporting period. The gearing ratio was 3.73 times. The Bank has expressly reserved all its rights and has not provided a waiver. On 31 August 2017, the company had a meeting with the bank which confirmed the bank will review resetting the term and covenants of the remaining debt outstanding.

In addition to the BNZ facility, at 31 January 2017 the Group had loans from shareholders amounting to NZ$8,200,000. These shareholder loans are repayable on demand, and are therefore classified as current. The shareholder has confirmed the remainder of the loan will not be recalled in the period 12 months from signing the financial statements.

The Company is contemplating a merger with Naked Brand Group Inc (“Naked”) on the Nasdaq Exchange in the USA through a Foreign Issuer status via a registration that is planned for completion by November - December 2017.

Between September 2016 and January 2017, Bendon Limited issued an aggregate amount of USD$12,000,000 (NZD$16,474,465) convertible loan notes with 15% interest. The convertible notes are subject to a conversion election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion is at the noteholders option. If conversion does not occur the convertible notes are redeemable at maturity. The issuer can elect to redeem at any time prior to maturity. At the date of this report the Company has obtained signed conversion documents for US$11,000,000 (NZ$15,250,000) of the US$12,000,000 notes.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

The remaining noteholders are expected to convert prior to the maturity date and the Company and the noteholders are in the process of organising the drafting and execution of Conversion Deeds.

Since 31 January 2017 the Group has raised a further US$11,400,000 (NZ$15,800,000) in the form of ordinary share capital, US$2,600,000 (NZ$3,600,000) of convertible notes with terms that provide the Company with the notes for two years and US$750,000 (NZ$1,000,000) with the same terms as the convertible notes existing at 31 January 2017. The Group is finalising documentation and collection of a further US$6,000,000 (NZ$8,200,000) in ordinary shares. The Group has also reduced the Bank’s revolving credit facility by NZ$9,300,000. The Bank requires the Company to continue to reduce its total loan facilities by a further NZ$6,700,000.

The Company has prepared forecast cash flow statements for the 2018 financial year and for the first quarter of 2019 financial year, which indicates they will be able to pay their commitments as and when they fall due.

However, while the Director is confident of the above, the continuing viability of the Group and its ability to continue as a going concern and meet its debts and commitments as and when they fall due requires that:

•	The Group finalises the documentation and collecting of a further US$6,000,000 (NZ$8,200,000) in already negotiated further ordinary shares;
•	The Group repays NZ$6,700,000 of the borrowings from BNZ in a permanent reduction to remedy Breaches by no later than 30 September 2017;
•	The convertible notes which mature on 30 September 2017, for which no signed conversion agreement is in place, of US$1,750,000 (NZ$2,500,000), are converted into ordinary share capital and there is no requirement to repay to noteholders;
•	The Group continues to have the support from lenders including BNZ through updating the loan facilities to have reference to the value of inventory and debtors, and the Bank adjusts the facilities as set out in a meeting with the Bank on 31 August 2017;
•	The Group continues to manage outstanding creditor accounts that are either in dispute or being reduced by instalments over an agreed timeframe;
•	The Group is able to renegotiate an extension of the remaining BNZ term facility that is due to be repaid by 22 June 2018 to provide sufficient facilities to continue as a going concern;
•	The Group meets or exceeds operational budgets for the next twelve months from the date of signing this report and manages its working capital to deliver the required cash reserves to meet its future operating commitments and to satisfy the covenants attached to the BNZ facility;
•	The Group can raise further convertible notes or ordinary capital if required;
•	The Group to have sufficient cash facilities to fund any cash required by the merger partner Naked after the merger is complete; and
•	The shareholders continue to support the business and do not recall the shareholder loan.

As a result of the viability of the group being dependent on these above matters, there is a material uncertainty that may cast significant doubt over the Company’s ability to continue as a going concern and therefore may be unable to realise its assets and discharge its responsibilities in the normal course of business.

However, the Directors and management believe that the Group will be successful in the above matters and, accordingly, have prepared the financial report on a going concern basis.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

The Directors and management have a responsibility to prepare the financial statements in accordance with accounting standards, which requires entities to prepare financial statements on a going concern basis unless the Directors intend to liquidate the entity, cease trading or have no realistic alternative but to do so. No adjustments have been made to the financial statements relating to the recoverability and classification of the asset carrying amounts or classification of liabilities that might be necessary should the Group not continue as a going concern.

(b) Basis for consolidation

When the group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value with the change in carrying amount recognised in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if the group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss.

If the ownership interest in a joint venture or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognised in other comprehensive income are reclassified to profit or loss where appropriate.

Subsidiaries

Subsidiaries are all entities (including structured entities) over which the group has control. The group controls an entity when the group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for business combinations by the group.

Intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit or loss, statement of comprehensive income, statement of changes in equity and balance sheet respectively.

(c) Business combinations

Business combinations are accounted for by applying the acquisition method which requires an acquiring entity to be identified in all cases. The acquisition date under this method is the date that the acquiring entity obtains control over the acquired entity.

The fair value of identifiable assets and liabilities acquired are recognised in the consolidated financial statements at the acquisition date.

Goodwill or a gain on bargain purchase may arise on the acquisition date, this is calculated by comparing the consideration transferred and the amount of non-controlling interest in the acquiree with the fair value of the net identifiable assets acquired. Where consideration is greater than the net assets acquired, the excess is recorded as goodwill. Where the net assets acquired are greater than the consideration, the measurement basis of the net assets are reassessed and then a gain from bargain purchase recognised in profit or loss.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

All acquisition-related costs are recognised as expenses in the periods in which the costs are incurred except for costs to issue debt or equity securities.

Any contingent consideration which forms part of the combination is recognised at fair value at the acquisition date. If the contingent consideration is classified as equity then it is not remeasured and the settlement is accounted for within equity. Otherwise subsequent changes in the value of the contingent consideration liability are measured through profit or loss.

(d) Income Tax

The tax expense/(benefit) recognised in the consolidated statements of profit or loss and other comprehensive income comprises of current income tax expense plus deferred tax expense/(benefit).

Current tax is the amount of income taxes payable/(recoverable) in respect of the taxable profit/(loss) for the period and is measured at the amount expected to be paid to/(recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by each jurisdiction by the end of the reporting period. Current tax liabilities/(assets) are measured at the amounts expected to be paid to/(recovered from) the relevant taxation authority.

Deferred tax is provided on temporary differences which are determined by comparing the carrying amounts of tax bases of assets and liabilities to the carrying amounts in the consolidated financial statements.

Deferred tax is not provided for the following:

•	The initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit/(tax loss).
•	Taxable temporary differences arising on the initial recognition of goodwill.
•	Temporary differences related to investment in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by each jurisdiction by the end of the reporting period.

Deferred tax assets are recognised for all deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and losses can be utilised.

Current and deferred tax is recognised as income or an expense and included in profit or loss for the period except where the tax arises from a transaction which is recognised in other comprehensive income or equity, in which case the tax is recognised in other comprehensive income or equity respectively.

In determining the amount of current and deferred income tax, the Company takes into account the impact of uncertain income tax positions and whether additional taxes and interest may be due. This assessment relies on estimates and assumptions and may involve a series of judgements about future events. New information may become available that causes the Company to change its judgement regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact the income tax expense in the period that such a determination is made.

(e) Leases

Leases of fixed assets where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership that are transferred to entities in the Group, are classified as finance leases.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Finance leases are capitalised by recording an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term.

Lease incentives under operating leases are recognised as a liability and amortised on a straight-line basis over the life of the lease term.

(f) Revenue and other income

Revenue is recognised when the amount of the revenue can be measured reliably, it is probable that economic benefits associated with the transaction will flow to the Group and specific criteria relating to the type of revenue as noted below, has been satisfied.

Revenue is measured at the fair value of the consideration received or receivable and is presented net of returns, discounts and rebates. The Group assess the expected customer returns and rebates according to the specific information in its possession and its past experience in similar cases.

Sale of goods

Sales of goods through retail stores, e-commerce and wholesale channels are recognised when there has been a transfer of risk and rewards to the customer. Risks and rewards transfer at point of sale for retail stores sales. For wholesale and e-commerce sales, risks and rewards are transferred when goods are delivered to customers, and therefore reflects an estimate of shipments that have not been received at year end based on shipping terms and historical delivery times. The company also provides a reserve for projected merchandise returns based on prior experience.

The company sells gift cards to customers. The company recognises revenue from gift cards when they are redeemed by the customers. In addition, the company recognises revenue on unredeemed gift cards after one year when the gift cards have expired.

Interest revenue

Interest is recognised using the effective interest method.

Dividend revenue

Dividends are recognised when the entity’s right to receive payment is established.

Rendering of services

Revenue from service transactions are recognised as services are performed.

Other income

Other income is recognised on an accruals basis when the Group is entitled to it.

(g) Brand management, administrative and corporate expenses

Corporate expenses includes head office costs such as human resources, finance team and rental costs. Administrative expenses includes depreciation and amortisation, as well as professional accounting fees. Brand management expenses includes other costs incurred in selling products, including advertising, design and retail store occupancy and payroll.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

(h) Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowing pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised as an expense in the period in which they are incurred.

(i) Inventories

Inventories are measured at the lower of cost and net realisable value. Cost of inventory is determined using the weighted average costs basis and is net of any rebates and discounts received. Net realisable value represents the estimated selling price for inventories less costs necessary to make the sale. Net realisable value is estimated using the most reliable evidence available at the reporting date and inventory is written down through an obsolescence provision if necessary.

(j) Property, plant and equipment

Plant and equipment

Plant and equipment are measured using the cost model.

Under the cost model the asset is carried at its cost less any accumulated depreciation and any impairment losses. Costs include purchase price and other directly attributable costs associated with locating the asset to the installation site, where applicable.

Depreciation

Property, plant and equipment, is depreciated on a straight-line basis over the assets useful life to the Group, commencing when the asset is ready for use.

The estimated useful lives used for each class of depreciable asset are shown below:

Fixed asset class	Useful life
Plant under finance lease	5 years
Leasehold improvements	1 – 10 years
Plant, furniture, fittings and motor vehicles	3 – 7 years

At the end of each annual reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in accounting estimate.

(k) Financial instruments

Financial instruments are recognised initially using trade date accounting, i.e. on the date that the Group becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

Financial Assets

Financial assets are divided into the following categories which are described in detail below:

•	loans and receivables; and
•	financial assets at fair value through profit or loss.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Financial assets are assigned to the different categories on initial recognition, depending on the characteristics of the instrument and its purpose. A financial instrument’s category is relevant to the way it is measured and whether any resulting income and expenses are recognised in profit or loss or in other comprehensive income.

All income and expenses relating to financial assets are recognised in the consolidated statements of profit or loss and other comprehensive income in the ‘finance income’ or ‘finance costs’ line item respectively.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services to customers but also incorporate other types of contractual monetary assets.

After initial recognition these are measured at amortised cost using the effective interest method, less provision for impairment. Any change in their value is recognised in profit or loss.

The Group’s trade and other receivables fall into this category of financial instruments.

Significant receivables are considered for impairment on an individual asset basis when they are past due at the reporting date or when objective evidence is received that a specific counterparty will default.

The amount of the impairment is the difference between the net carrying amount and the present value of the future expected cash flows associated with the impaired receivable.

In some circumstances, the Group renegotiates repayment terms with customers which may lead to changes in the timing of the payments, the Group does not necessarily consider the balance to be impaired, however assessment is made on a case-by-case basis.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss include financial assets:

•	acquired principally for the purpose of selling in the near future
•	designated by the entity to be carried at fair value through profit or loss upon initial recognition or
•	which are derivatives not qualifying for hedge accounting.

The Group has some derivatives which are classified as financial assets at fair value through profit or loss.

Assets included within this category are carried in the consolidated balance sheets at fair value with changes in fair value recognised in finance income or expenses in profit or loss.

Any gain or loss arising from derivative financial instruments is based on changes in fair value, which is determined by direct reference to active market transactions or using a valuation technique where no active market exists.

Financial liabilities

Financial liabilities are classified as either financial liabilities ‘at fair value through profit or loss’ or other financial liabilities depending on the purpose for which the liability was acquired. Although the Group uses derivative financial instruments in economic hedges of currency and interest rate risk, it does not hedge account for these transactions.

The Group’s financial liabilities include borrowings, trade and other payables (including finance lease liabilities), which are measured at amortised cost using the effective interest rate method.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

All of the Group’s derivative financial instruments that are not designated as hedging instruments are accounted for at fair value through profit or loss.

Impairment of financial assets

At the end of the reporting period the Group assesses whether there is any objective evidence that a financial asset or group of financial assets is impaired.

Financial assets at amortised cost

If there is objective evidence that an impairment loss on financial assets carried at amortised cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the financial assets original effective interest rate.

Impairment on loans and receivables is reduced through the use of an allowance accounts, all other impairment losses on financial assets at amortised cost are taken directly to the asset.

Subsequent recoveries of amounts previously written off are credited against other expenses in profit or loss.

(l) Impairment of non-financial assets

At the end of each reporting period the Group determines whether there is an evidence of an impairment indicator for non-financial assets.

Where an indicator exists and regardless for goodwill, indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

The recoverable amount of an asset or CGU is the higher of the fair value less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit.

Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss.

Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss, except for goodwill.

(m) Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities in the balance sheet.

(n) Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment.

(o) Trade and other payables

These amounts represent liabilities for goods and services provided to the group prior to the end of financial year which are unpaid. The amounts are unsecured and are usually paid within 30 days of

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

(p) Intangibles

Goodwill

Goodwill is carried at cost less accumulated impairment losses. Goodwill is calculated as the excess of the sum of:

i)	the consideration transferred;
ii)	any non-controlling interest; and
iii)	the acquisition date fair value of any previously held equity interest;

over the acquisition date fair value of net identifiable assets acquired in a business combination.

The value of goodwill recognised on acquisition of each subsidiary in which the Group holds less than a 100% interest will depend on the method adopted in measuring the aforementioned non-controlling interest. The Group can elect to measure the non-controlling interest in the acquiree either at fair value (‘full goodwill method’) or at the non-controlling interest’s proportionate share of the subsidiary’s identifiable net assets (‘proportionate interest method’). The Group determines which method to adopt for each acquisition.

Patents and licences

Separately acquired patents and licences are shown at historical cost. Licenses and customer contracts acquired in a business combination are recognised at fair value at the acquisition date. They have a finite useful life and are subsequently carried at cost less accumulated amortisation and impairment losses. Licence fees have an estimated useful life of 5 years.

Software

Software has a finite life and is carried at cost less any accumulated amortisation and impairment losses. It has an estimated useful life of between one and three years.

Brands

Brand assets relate to brands owned by the Group that have arisen on historical acquisitions. These assets were initially measured at fair value.

Brands are considered to have an indefinite life and are therefore not amortised. They are considered to have indefinite lives because there is no foreseeable limit to the period over which the asset is expected to generate net cash flows for the entity. The brands have been in existence for many years, are well established and show no signs of deteriorating. They are assessed for impairment annually or more frequently if impairment indicators exist.

Amortisation

Amortisation is recognised in profit or loss on a straight-line basis over the estimated useful lives of intangible assets, other than goodwill and brands, from the date that they are available for use.

Amortisation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Goodwill and indefinite life brands are not amortised but are tested for impairment annually or more frequently if impairment indicators exist. Goodwill is allocated to the Group’s cash generating units or groups

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

of cash generating units, which represent the lowest level at which goodwill is monitored but where such level is not larger than an operating segment. Gains and losses on the disposal of an entity include the carrying amount of goodwill related to the entity sold.

(q) Employee benefits

(i) Short-term obligations

Liabilities for wages and salaries, including non-monetary benefits and accumulating sick leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the balance sheet.

(ii) Other long-term employee benefit obligations

The liabilities for long service leave and annual leave are not expected to be settled wholly within 12 months after the end of the period in which the employees render the related service. They are therefore measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting period using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the end of the reporting period of high-quality corporate bonds with terms and currencies that match, as closely as possible, the estimated future cash outflows. Remeasurements as a result of experience adjustments and changes in actuarial assumptions are recognised in profit or loss.

The obligations are presented as current liabilities in the balance sheet if the entity does not have an unconditional right to defer settlement for at least twelve months after the reporting period, regardless of when the actual settlement is expected to occur.

(r) Provisions

Provisions are recognised when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured.

Provisions are measured at the present value of management’s best estimate of the outflow required to settle the obligation at the end of the reporting period. The discount rate used is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the unwinding of the discount is taken to finance costs in the consolidated statements of profit or loss and other comprehensive income.

Provisions recognised represent the best estimate of the amounts required to settle the obligation at the end of the reporting period.

(i) Lease incentive provision

Lease contributions include payment for improvements initially funded by the landlord. The improvement asset is capitalised and a provision for the amount of landlord contribution is recognised. The provision is released on a monthly basis over the term of the lease of the property.

(ii) Onerous contract provision

The Group provides for future losses on long-term contracts where it is considered probable that the contract costs are likely to exceed revenues in future years. A provision is required for the present value of future losses. Estimating these future losses involves a number of assumptions about the achievement of contract performance targets and the likely levels of future cost escalation over time.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

(iii) Make good provision

The Group is required to restore the lease premises of various retail stores to their original condition at the end of the respective lease terms. Provisions for make good obligations are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. A provision is recognised for the present value of the estimated expenditure required to remove any leasehold improvements. These costs have been capitalised as part of the cost of leasehold improvements and are amortised over the lease term.

(s) Earnings/(loss) per share

(i) Basic earnings/(loss) per share

Basic earnings/(loss) per share is calculated by dividing:

•	the profit/(loss) attributable to owners of the Company, excluding any costs of servicing equity other than ordinary shares
•	by the weighted average number of ordinary shares outstanding during the financial year.

(ii) Diluted earnings/(loss) per share

Diluted earnings/(loss) per share adjusts the figures used in the determination of basic earnings per share to take into account:

•	the after income tax effect of interest and other financing costs associated with dilutive potential ordinary shares, and
•	the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.

For periods in which the Company has reported net losses, diluted net loss per share attributable to common shareholders is the same as basic net loss per share attributable to common stockholders, since their impact would be anti-dilutive to the calculation of net loss per share.

(t) Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit or loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a prepayment for liquidity services and amortised over the period of the facility to which it relates.

Borrowings are removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Where the terms of a financial liability are renegotiated and the entity issues equity instruments to a creditor to extinguish all or part of the liability (debt for equity swap), a gain or loss is recognised in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(u) Convertible Notes

On issuance of the convertible notes, an assessment is made to determine whether the convertible notes contain an equity instrument or whether the whole instrument should be classified as a financial liability.

When it is determined that the whole instrument is a financial liability and no equity instrument is identified (for example for foreign-currency-denominated convertibles notes), the conversion option is separated from the host debt and classified as a derivative liability. The carrying value of the host contract (a contract denominated in a foreign currency) at initial recognition is determined as the difference between the consideration received and the fair value of the embedded derivative. The host contract is subsequently measured at amortised cost using the effective interest rate method. The embedded derivative is subsequently measured at fair value at the end of each reporting period through the profit and loss. The convertible note and the derivative are presented as a single number on the balance sheet within interest-bearing loans and borrowings.

When it is determined that the instrument contains an equity component based on the terms of the contract, on issuance of the convertible notes, the fair value of the liability component is determined using a market rate for an equivalent non-convertible bond. This amount is classified as a financial liability measured at amortised cost (net of transaction costs) until it is extinguished on conversion or redemption. The remainder of the proceeds is allocated to the conversion option that is recognised and included in equity. Transaction costs are deducted from equity, net of associated income tax. The carrying amount of the conversion option is not re-measured in subsequent years.

(v) Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity, net of any tax effects.

(w) Foreign currency transactions and balances

Each of the entities within the Group prepare their financial statements based on the currency of the primary economic environment in which the entity operates (functional currency). The consolidated financial statements are presented in New Zealand dollars which is the parent entity’s functional and presentation currency.

Transaction and balances

Foreign currency transactions are recorded at the spot rate on the date of the transaction.

At the end of the reporting period:

•	Foreign currency monetary items are translated using the closing foreign currency rate;
•	Non-monetary items that are measured at historical cost are translated using the exchange rate at the date of the transaction; and
•	Non-monetary items that are measured at fair value are translated using the rate at the date when fair value was determined.

Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition or in prior reporting periods are recognised through profit or loss, except where they relate to an item of other comprehensive income or whether they are deferred in equity as qualifying hedges.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Group companies

The financial results and position of foreign operations whose functional currency is different from the Group’s presentation currency are translated as follows:

•	assets and liabilities are translated at period-end exchange rates prevailing at that reporting date;
•	income and expenses are translated at average exchange rates for the period where the average rate approximates the rate at the date of the transaction; and
•	retained earnings are translated at the exchange rates prevailing at the date of the transaction.

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s foreign currency translation reserve in the consolidated balance sheets. These differences are recognised in the consolidated statements of profit or loss and other comprehensive income in the period in which the operation is disposed.

(x) Adoption of new and revised accounting standards

During the current period, there have been no new or revised accounting standards that have become mandatory, which have had a material impact (in the current year or retrospectively) upon the measurement of assets, liabilities, equity, income or expenses, nor upon the disclosures required in this financial report.

(y) New Accounting Standards and Interpretations

Certain new accounting standards and interpretations have been published that are not mandatory for 31 January 2017 reporting periods and have not been early adopted by the Group. The Group’s assessment of the impact of these new standards and interpretations is set out below.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Title of Standard	Nature of change	Impact	Mandatory application date/Date of adoption by Group
IFRS 9 Financial Instruments	IFRS 9 addresses the classification, measurement and derecognition of financial assets and financial liabilities and introduces new rules for hedge accounting. In December 2014, the IASB made further changes to the classification and measurement rules and also introduced a new impairment model. These latest amendments now complete the new financial instruments standard.	Following the changes approved by the IASB in December 2014, the Group no longer expects any impact from the new classification, measurement and derecognition rules on the Group’s financial assets and financial liabilities.

While the Group has yet to undertake a detailed assessment of the debt instruments currently classified as available for sale financial assets, it would appear that they would satisfy the conditions for classification as at fair value through other comprehensive income (FVOCI) and hence there will be no change to the accounting for these assets.

There will also be no impact on the Group’s accounting for financial liabilities, as the new requirements only affect the accounting for financial liabilities that are designated at fair value through profit or loss and the Group does not have any such liabilities.

The new hedging rules align hedge accounting more closely with the Group’s risk management practices. As a general rule it will be easier to apply hedge accounting going forward as the standard introduces a more principles based approach. The new standard also introduces expanded disclosure requirements and changes in presentation.

The new impairment model is an expected credit loss (ECL) model which may result in the earlier recognition of credit losses.

The Group has not yet assessed how its hedging arrangements and impairment provisions would be affected by the new rules.	Must be applied for financial years commencing on or after 1 January 2018.

Based on the transitional provisions in the completed IFRS 9, early adoption was only permitted for annual reporting periods beginning before 1 February 2015. After that date, the new rules must be adopted in their entirety.

The Group has not yet decided whether it should adopt IFRS 9 before its mandatory date.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Title of Standard	Nature of change	Impact	Mandatory application date/Date of adoption by Group
IFRS 15 Revenue from Contracts with Customers	The IASB has issued a new standard for the recognition of revenue. This will replace IAS 18 which covers contracts for goods and services and IAS 11 which covers construction contracts.	Management is currently assessing the impact of the new rules and does not believe the adoption of the provisions of this update will have a material impact on the Company’s consolidated financial statements.	Mandatory for financial years commencing on or after 1 January 2018.
The new standard is based on the principle that revenue is recognised when control of a good or service transfers to a customer so the notion of control replaces the existing notion of risks and rewards.

The standard permits a modified retrospective approach for the adoption. Under this approach entities will recognise transitional adjustments in retained earnings on the date of initial application (e.g. 1 February 2018), i.e. without restating the comparative period.

	They will only need to apply the new rules to contracts that are not completed as of the date of initial application.		Expected date of adoption by the Group: 1 February 2018.
IFRS 16 Leases	The IASB has issued a new standard for leases. This will replace IAS 17.

The main impact on lessees is that almost all leases go on balance sheet. This is because the balance sheet distinction between operating and finance leases is removed for lessees. Instead, under the new standard an asset (the right to use the leased item) and a financial liability to pay rentals are recognised. The only exemptions are short-term and low-value leases.	Management is currently assessing the impact of the new rules and believes the adoption of the provisions of this update will have a material impact on the Company’s consolidated financial statements.

The new standard will require that we record a liability and a related asset on the balance sheet for our leased facilities.	Management is currently assessing the impact of the new rules and believes the adoption of the provisions of this update will have a material impact on the Company’s consolidated financial statements.

The new standard will require that we record a liability and a related asset on the balance sheet for our leased facilities.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

2 Summary of Significant Accounting Policies  – (continued)

Title of Standard	Nature of change	Impact	Mandatory application date/Date of adoption by Group
IFRC 23 Uncertainty over Income Tax Treatments (IFRIC 23)	On June 7, 2017, the IASB issued IFRIC 23, Uncertainty over Income Tax Treatments (“IFRIC 23”). IFRIC 23 clarifies the application of recognition and measurement requirements in IAS 12, Income Taxes, when there is uncertainty over income tax treatments. The IFRIC 23 interpretation specifically addresses whether an entity considers uncertain tax treatments separately; the assumptions an entity makes about the examination of tax treatments by taxation authorities; how an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates; and how an entity considers changes in facts and circumstances.	The Company is currently evaluating the impact of adopting this standard on the consolidated financial statements.	IFRIC 23 is effective for annual periods beginning on or after January 1, 2019, with earlier application permitted.

There are no other standards that are not yet effective and that would be expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

(z) Operating segments

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The executive directors are the chief operating decision maker, responsible for allocating resources and assessing performance of the operating segments.

3 Critical Accounting Estimates and Judgments

The directors make estimates and judgements during the preparation of these financial statements regarding assumptions about current and future events affecting transactions and balances.

These estimates and judgements are based on the best information available at the time of preparing the financial statements, however as additional information is known then the actual results may differ from the estimates.

The significant estimates and judgements made have been described below.

Key estimates — inventory

Each item on inventory is reviewed on an annual basis to determine whether it is being carried at higher than its net realisable value. During the period, management have written down inventory based on best estimate of the net realisable value, although until the time that inventory is sold this is an estimate.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

3 Critical Accounting Estimates and Judgments – (continued)

Key estimates — impairment of goodwill

In accordance with IAS 36 Impairment of Assets, the Group is required to estimate the recoverable amount of goodwill at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate and using a terminal value to incorporate expectations of growth thereafter.

In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

—	growth in EBITDA future cash flows;
—	timing and quantum of future capital expenditure;
—	long-term growth rates; and
—	the selection of discount rates to reflect the risks involved.

Changing the assumptions selected by management, in particular the discount rate and growth rate assumptions used in the cash flow projections, could significantly affect the Group’s impairment evaluation and hence results.

The Group’s review includes the key assumptions related to sensitivity in the cash flow projections. Further details are provided in note 12 to the consolidated financial statements.

Key estimates — fair value of financial instruments

The Group has certain financial assets and liabilities which are measured at fair value. Where fair value has not been able to be determined based on quoted price, a valuation model has been used. The inputs to these models are observable, where possible, however these techniques involve significant estimates and therefore fair value of the instruments could be affected by changes in these assumptions and inputs.

Key estimates — impairment of brands

In accordance with IAS 36 Impairment of Assets, the Group is required to estimate the recoverable amount of indefinite-lived brand assets at each reporting period.

Impairment testing is an area involving management judgement, requiring assessment as to whether the carrying value of assets can be supported by their value in use or fair value less cost to sell.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

3 Critical Accounting Estimates and Judgments – (continued)

In calculating the fair value less costs to sell, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

—	growth in brand revenues
—	market royalty rate
—	the selection of discount rates to reflect the risks involved, and
—	long-term growth rates

Changing the assumptions selected by management, in particular the growth rate, discount rate and market royalty rate assumption used, could significantly affect the Group’s impairment evaluation and hence results.

The Group’s review includes the key assumptions related to sensitivity in the model. Further details are provided in note 12 to the consolidated financial statements.

Key judgments — taxes

Deferred tax assets

Determining income tax provisions and the recognition of deferred tax assets including carried forward income tax involves judgment on the tax treatment of certain transactions. Deferred tax is recognised on tax losses not yet used and on temporary differences where it is probable that there will be taxable revenue against which these can be offset. Management has made judgments as to the probability of future taxable income being generated against which tax losses will be available for offset based on budgets, current and future expected economic conditions.

4 Revenue and Other Income

Revenue from continuing operations

	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2015 NZ$000’s
Gross revenue	104,007	163,481	149,403
Rebates	(7,723)	(12,481)	(10,565)
	96,284	151,000	138,838
Sale of goods
– Retail	34,460	58,837	56,494
– Wholesale	43,379	77,729	76,570
– Online	18,157	6,724	5,750
	95,996	143,290	138,814
Services	—	7,702	—
Other income	288	8	24
	96,284	151,000	138,838

Services income relates to non-recurring advisory, management and design services provided to other third party intimates apparel brand owners.

Online revenue for the period ended 31 January 2017 includes revenue from a US brand called Fredericks of Hollywood for which Bendon Limited currently has a licence agreement.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

5 Loss for the Period

The loss for the period was derived after charging/(crediting) the following items:

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Finance Costs
– Interest expense on external borrowings	2,923	3,140	2,476
– Interest expense on shareholder loans	3,040	7,042	3,192
– Interest expense on finance lease	—	—	50
– Amortisation on loan set up costs	275	227	152
	6,238	10,409	5,870
Other (gains)/losses
– Fair value (gain)/loss on foreign exchange contracts	2,135	7,660	(6,330)
– Net foreign exchange (gains)/losses	1,171	(5,237)	1,630
	3,306	2,423	(4,700)

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Brand transition, restructure and transaction expenses
– Brand transition expenses	—	884	10,160
– Onerous contracts	1,166	789	329
– Restructure expenses	103	559	111
– Transaction expenses	52	—	1,582
	1,321	2,232	12,182

*	Refer to note 34 on prior period restatement

During the prior periods ended 30 June 2015 and 30 June 2016, various costs were incurred in relation to termination of the Elle Macpherson licence agreement, entering a new contract with Heidi Klum and launching the Heidi Klum brand.

The loss for the period includes the following specific expenses:

	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2015 NZ$000’s
Employee benefits expense:
– Salaries and wages	19,917	33,666	31,266
– Defined contribution expenses	1,022	1,588	1,466
	20,939	35,254	32,732
Depreciation	1,664	2,966	3,359
Amortisation	178	323	891
Impairment loss	292	2,157	—
	2,134	5,446	4,250
Rental expense on operating leases:
– Lease payments	6,485	11,034	10,488
– Sublease payments received	(354)	(567)	(475)
	6,131	10,467	10,013

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

6 Income Tax Expense/(benefit)

(a) The major components of tax expense/(benefit) comprise:

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Current tax
Current tax on profits for the period	807	301	313
Adjustments for current tax of prior periods	58	(344)	412
Total current tax expense/(benefit)	865	(43)	725
Deferred tax expense/(benefit)
Decrease/(increase) in deferred tax assets (note 25)	—	5,589	(1,999)
Income tax expense/(benefit) for continuing operations	865	5,546	(1,274)

(b) Reconciliation of income tax to accounting profit:

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Loss before income tax	(15,114)	(15,200)	(14,379)
Tax at New Zealand tax rate of 28% (2016: 28%, 2015: 28%)	(4,232)	(4,256)	(4,026)
Tax effect of:
– permanent differences (including impairment expense)	(6)	757	23
– adjustments in respect of current income tax of previous years	41	(237)	378
– effects of different tax rates of subsidiaries operating in other jurisdictions	(15)	(42)	(382)
– deferred tax assets relating to prior periods no longer recognised (note 25)	—	5,589	—
– deferred tax assets relating to the current year not brought to account	5,119	3,934	2,630
– other	(42)	(199)	103
Income tax expense/(benefit)	865	5,546	(1,274)

*	Refer to note 34 on prior period restatement

(c) Tax losses not recognised

	31 January 2017 NZ$000’s	Restated* 30 June 2016 NZ$000’s	Restated* 30 June 2015 NZ$000’s
Unused tax losses for which no deferred tax asset has been recognised	43,269	23,765	10,236
Potential tax benefit at 28%	12,115	6,654	2,866

The Group has assessed future forecast profits and concluded that not enough criteria have been satisfied to recognise any deferred tax assets at the period ended 31 January 2017. Unused tax losses do not have an expiry date.

*	Refer to note 34 on prior period restatement

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

6 Income Tax Expense/(benefit) – (continued)

(d) Temporary differences not recognised

	31 January 2017 NZ$000’s	Restated* 30 June 2016 NZ$000’s	Restated* 30 June 2015 NZ$000’s
Temporary differences for which no deferred tax asset has been recognised	18,703	19,924	—
Potential tax benefit at 28%	5,237	5,579	—

*	Refer to note 34 on prior period restatement

7 Operating Segments

Segment information

Identification of reportable operating segments

The consolidated entities’ Director examined the group’s performance from both sales channel and geographical perspective and identified seven reportable segments being Australia Retail, New Zealand Retail, Australia wholesale, New Zealand wholesale, US Wholesale, EU Wholesale and e-commerce.

Australia retail

This segment covers retail and outlet stores located in Australia.

New Zealand retail

This segment covers retail and outlet stores located in New Zealand.

Australia wholesale

This segment covers the wholesale of intimates apparel to customers based in Australia.

New Zealand wholesale

This segment covers the wholesale of intimates apparel to customers based in New Zealand.

US wholesale

This segment covers the wholesale of intimates apparel to customers based in the United States of America.

Europe wholesale

This segment covers the wholesale of intimates apparel to customers based in Europe.

E-commerce

This segment covers the group’s online retail activities.

These operating segments are based on the internal reports that are reviewed and used by the Chief Executive Officer (who is identified as the Chief Operating Decision Makers (‘CODM’)) in assessing performance and in determining the allocation of resources.

The CODM reviews underlying EBITDA (earnings before interest, tax, depreciation and amortisation). The accounting policies adopted for internal reporting to the CODM are consistent with those adopted in the financial statements.

EBITDA is a financial measure which is not prescribed by IFRS and represents the profit adjusted for specific non-cash and significant items. The directors consider EBITDA to reflect the core earnings of the consolidated entity.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

7 Operating Segments  – (continued)

The information reported to the CODM is on a monthly basis.

Other Costs and Business Activities

Certain costs are not allocated to our reporting segment results, such as costs associated with the following:

—	Corporate overheads, which is responsible for centralized functions such as information technology, facilities, legal, finance, human resources, business development, and procurement. These costs also include compensation costs and other miscellaneous operating expenses not charged to our operating segments, as well as interest and tax income and expense.

These costs are included with in “unallocated” segment in our segment performance.

Other assets and liabilities

We manage our assets and liabilities on a Group basis, not by segment. CODM does not regularly review any asset or liability information by segment and its preparation is impracticable. Accordingly, we do not report asset and liability information by segment.

(a) Reconciliations

Reconciliation of segment revenue to consolidated statements of profit or loss and other comprehensive income:

	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2015 NZ$000’s
Total segment revenue	113,031	176,145	166,553
Intersegment eliminations	(16,747)	(32,855)	(27,739)
Other revenue	—	7,710	24
Total revenue	96,284	151,000	138,838

Reconciliation of segment EBITDA to the consolidated statements of profit or loss and other comprehensive income:

The Board meets on a monthly basis to assess the performance of each segment, net operating profit does not include non-operating revenue and expenses such as dividends, fair value gains and losses.

	7 months to 31 January 2017 NZ$000's	12 months to 30 June 2016 NZ$000's	12 months to 30 June 2015 NZ$000's
Segment EBITDA	(2,126)	10,470	3,420
Income tax (expense)/benefit	(865)	(5,546)	1,274
Other revenue	—	7,710	24
Any other reconciling items	(12,988)	(33,380)	(17,823)
Total net loss after tax	(15,979)	(20,746)	(13,105)

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

7 Operating Segments  – (continued)

Any other reconciling items includes brand transition, finance expenses, impairment expense, depreciation and amortisation, fair value gain/loss on foreign exchange contracts, and unrealised foreign exchange gain/loss that cannot be allocated to segments.

(b) Geographical information

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers whereas segment assets are based on the location of the assets.

	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2016 NZ$000’s
New Zealand	30,676	62,109	54,834
Australia	32,913	53,193	51,997
United States	23,146	19,167	14,435
Europe	9,549	16,531	17,572
	96,284	151,000	138,838

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

7 Operating Segments  – (continued)

(c) Segment performance

	NZ Retail NZ$000’s	AU Retail NZ$000’s	NZ Wholesale NZ$000’s	AU Wholesale NZ$000’s	US Wholesale NZ$000’s	EU Wholesale NZ$000’s	e-commerce NZ$000’s	Unallocated NZ$000’s	Total NZ$000’s
7 months to 31 January 2017
Revenue from external customers	21,953	12,053	7,484	18,091	9,015	9,548	18,140	—	96,284
	21,953	12,053	7,484	18,091	9,015	9,548	18,140	—	96,284
Cost of sales	(9,707)	(5,592)	(4,961)	(11,431)	(6,934)	(6,277)	(11,902)	(340)	(57,144)
Gross margin	12,246	6,461	2,523	6,660	2,081	3,271	6,238	(340)	39,140
Other segment expenses*	(7,480)	(6,196)	(475)	(2,089)	(2,065)	(2,013)	(3,654)	(8,068)	(32,040)
Unallocated expenses
Administrative expenses	—	—	—	—	—	—	—	(541)	(541)
Corporate expenses	—	—	—	—	—	—	—	(8,082)	(8,082)
Other foreign exchange gain/loss	—	—	—	—	—	—	—	(603)	(603)
EBITDA	4,766	265	2,048	4,571	16	1,258	2,584	(17,634)	(2,126)
Brand transition, restructure and transaction expenses	—	—	—	—	—	—	—	(1,321)	(1,321)
Finance expense	—	—	—	—	—	—	—	(6,238)	(6,238)
Impairment expense	—	(281)	—	—	—	—	—	(11)	(292)
Depreciation and amortisation	—	—	—	—	—	—	—	(1,842)	(1,842)
Fair value gain/(loss) on foreign exchange contracts	—	—	—	—	—	—	—	(2,135)	(2,135)
Unrealised foreign exchange gain/(loss)	—	—	—	—	—	—	—	(568)	(568)
Fair value gain/(loss) on Convertible Notes derivative	—	—	—	—	—	—	—	(592)	(592)
Loss before income tax expense	4,766	(16)	2,048	4,571	16	1,258	2,584	(30,341)	(15,114)
Income tax expense	—	—	—	—	—	—	—	(865)	(865)
Loss after income tax expense	4,766	(16)	2,048	4,571	16	1,258	2,584	(31,206)	(15,979)

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

7 Operating Segments  – (continued)

	NZ Retail NZ$000’s	AU Retail NZ$000’s	NZ Wholesale NZ$000’s	AU Wholesale NZ$000’s	US Wholesale NZ$000’s	EU Wholesale NZ$000’s	e-commerce NZ$000’s	Unallocated NZ$000’s	Total NZ$000’s
12 months to 30 June 2016
Revenue from external customers	37,389	20,680	15,071	28,021	18,876	16,531	6,722	—	143,290
Service income	—	—	—	—	—	—	—	7,702	7,702
Other income	—	—	—	—	—	—	—	8	8
	37,389	20,680	15,071	28,021	18,876	16,531	6,722	7,710	151,000
Cost of sales	(16,053)	(8,930)	(10,721)	(18,056)	(14,540)	(11,658)	(3,582)	15	(83,525)
Gross margin	21,336	11,750	4,350	9,965	4,336	4,873	3,140	7,725	67,475
Other segment expenses*	(12,263)	(9,835)	(709)	(3,520)	(2,817)	(3,204)	(2,039)	(13,975)	(48,362)
Unallocated expenses
Administrative expenses	—	—	—	—	—	—	—	(801)	(801)
Corporate expenses	—	—	—	—	—	—	—	(13,002)	(13,002)
Other foreign exchange gain/loss	—	—	—	—	—	—	—	5,160	5,160
EBITDA	9,073	1,915	3,641	6,445	1,519	1,669	1,101	(14,893)	10,470
Brand transition, restructure and transaction expenses	—	—	—	—	—	—	—	(2,232)	(2,232)
Finance expense	—	—	—	—	—	—	—	(10,409)	(10,409)
Impairment expense	—	—	—	(2,157)	—	—	—	—	(2,157)
Depreciation and amortisation expense	—	—	—	—	—	—	—	(3,289)	(3,289)
Fair value gain/(loss) on foreign exchange contracts	—	—	—	—	—	—	—	(7,660)	(7,660)
Unrealised foreign exchange (gain)/loss	—	—	—	—	—	—	—	77	77
Loss before income tax expense	9,073	1,915	3,641	4,288	1,519	1,669	1,101	(38,406)	(15,200)
Income tax expense	—	—	—	—	—	—	—	(5,546)	(5,546)
Loss after income tax expense	9,073	1,915	3,641	4,288	1,519	1,669	1,101	(43,952)	(20,746)

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

7 Operating Segments  – (continued)

	NZ Retail NZ$000’s	AU Retail NZ$000’s	NZ Wholesale NZ$000’s	AU Wholesale NZ$000’s	US Wholesale NZ$000’s	EU Wholesale NZ$000’s	e-commerce NZ$000’s	Unallocated NZ$000’s	Total NZ$000’s
12 months to 30 June 2015
Revenue from external customers	37,089	18,491	16,333	29,817	13,853	17,548	5,683	—	138,814
Other income	—	—	—	—	—	—	—	24	24
	37,089	18,491	16,333	29,817	13,853	17,548	5,683	24	138,838
Cost of sales	(16,270)	(8,066)	(10,978)	(18,461)	(10,929)	(11,258)	(3,072)	3	(79,031)
Gross margin	20,819	10,425	5,355	11,356	2,924	6,290	2,611	27	59,807
Other segment expenses*	(11,885)	(7,624)	(1,787)	(2,449)	(2,536)	(3,266)	(1,991)	(10,665)	(42,203)
Unallocated expenses
Administrative expenses	—	—	—	—	—	—	—	(441)	(441)
Corporate expenses	—	—	—	—	—	—	—	(13,940)	(13,940)
Other foreign exchange gain/loss	—	—	—	—	—	—	—	197	197
EBITDA	8,934	2,801	3,568	8,907	388	3,024	620	(24,822)	3,420
Brand transition, restructure and transaction expenses	—	—	—	—	—	—	—	(12,182)	(12,182)
Finance expense	—	—	—	—	—	—	—	(5,870)	(5,870)
Depreciation and amortisation expense	—	—	—	—	—	—	—	(4,250)	(4,250)
Fair value gain/(loss) on foreign exchange contracts	—	—	—	—	—	—	—	6,330	6,330
Unrealised foreign exchange (gain)/loss	—	—	—	—	—	—	—	(1,827)	(1,827)
Loss before income tax expense	8,934	2,801	3,568	8,907	388	3,024	620	(42,621)	(14,379)
Income tax benefit	—	—	—	—	—	—	—	1,274	1,274
Loss before income tax expense	8,934	2,801	3,568	8,907	388	3,024	620	(41,347)	(13,105)

*	Other segment expenses relate to brand management expenses

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

8 Cash and Cash Equivalents

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Cash on hand	48	47	52
Cash at bank	2,596	4,146	1,194
	2,644	4,193	1,246

9 Trade and Other Receivables

		31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Trade receivables		26,499	20,603	16,020
Provision for impairment	(a)	(537)	(268)	(340)
		25,962	20,335	15,680
Prepayments		1,779	2,659	935
Other receivables		349	347	206
		28,090	23,341	16,821

Due to the short-term nature of the current receivables, their carrying amount is considered to be the same as their fair value.

(a) Impairment of receivables

Reconciliation of changes in the provision for impairment of receivables is as follows:

	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2015 NZ$000’s
Balance at beginning of the period	(268)	(340)	(368)
Provision charged	(364)	(16)	—
Reversal of impairment	80	88	28
Foreign exchange movement	15	—	—
Balance at end of the period	(537)	(268)	(340)

(b) Aged analysis

The ageing analysis of receivables is as follows:

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
0 – 30 days	14,883	12,769	14,209
31 – 60 days	2,566	1,934	466
61 – 90 days (past due not impaired)	2,166	1,081	472
61 – 90 days (considered impaired)	—	—	—
91+ days (past due not impaired)	6,884	4,551	533
91+ days (considered impaired)	—	268	340
	26,499	20,603	16,020

(c) Transferred receivables

The carrying amounts of the trade receivables include receivables which are subject to a bank funding arrangement. Under this arrangement, Bendon has transferred the relevant receivables to BNZ in exchange for cash and is prevented from selling or pledging the receivables. However Bendon has retained credit risk. The

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

9 Trade and Other Receivables  – (continued)

group therefore continues to recognise the transferred assets in their entirety in the balance sheet. The amount repayable under the factoring agreement is presented as secured borrowings.

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Transferred receivables	11,649	14,599	—

10 Inventories

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Finished goods	37,904	37,998	46,424
Provision for impairment	(153)	(426)	(764)
	37,751	37,572	45,660

Write downs of inventories to net realisable value during the period were NZ$ NIL (2016: NZ$ NIL, 2015: NZ$ NIL).

11 Property, plant and equipment

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Plant, furniture, fittings and motor vehicles At cost	25,455	26,269	24,687
Accumulated depreciation	(23,182)	(22,855)	(21,176)
	2,273	3,414	3,511
Leasehold Improvements At cost	10,132	10,640	11,111
Accumulated depreciation	(7,441)	(7,845)	(7,769)
	2,691	2,795	3,342
Total property, plant and equipment	4,964	6,209	6,853

(a) Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the current financial period:

	Leasehold improvements NZ$000’s	Plant, furniture, fittings and motor vehicles NZ$000’s	Total NZ$000’s
7 months to 31 January 2017
Balance at the beginning of period	2,795	3,414	6,209
Additions	241	482	723
Depreciation expense	(296)	(1,368)	(1,664)
Impairment loss	—	(281)	(281)
Foreign exchange movements	(49)	26	(23)
Balance at the end of the period	2,691	2,273	4,964

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

11 Property, plant and equipment  – (continued)

	Leasehold improvements NZ$000’s	Plant, furniture, fittings and motor vehicles NZ$000’s	Total NZ$000’s
12 months to 30 June 2016
Balance at the beginning of year	3,342	3,511	6,853
Additions	205	2,498	2,703
Depreciation expense	(469)	(2,497)	(2,966)
Foreign exchange movements	(283)	(98)	(381)
Balance at the end of the year	2,795	3,414	6,209

	Plant under finance lease NZ$000’s	Leasehold improvements NZ$000’s	Plant, furniture, fittings and motor vehicles NZ$000’s	Total NZ$000’s
12 months to 30 June 2015
Balance at the beginning of year	461	3,841	1,038	5,340
Additions	—	96	4,605	4,701
Depreciation expense	(461)	(657)	(2,242)	(3,360)
Foreign exchange movements	—	62	110	172
Balance at the end of the year	—	3,342	3,511	6,853

12 Intangible Assets

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Goodwill
Cost	—	2,157	2,347
Accumulated impairment	—	(2,157)	—
	—	—	2,347
Patents and licences
Cost	1,169	818	557
Accumulated amortisation and impairment	(573)	(544)	(540)
	596	274	17
Brands
Cost	12,036	12,105	12,702
Software
Cost	17,308	17,312	17,131
Accumulated amortisation and impairment	(15,260)	(15,116)	(14,816)
	2,048	2,196	2,315
Total Intangible assets	14,680	14,575	17,381

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

12 Intangible Assets  – (continued)

(a) Movements in carrying amounts of intangible assets

	Software NZ$000’s	Patents and licences NZ$000’s	Brands NZ$000’s	Total NZ$000’s
7 months to 31 January 2017
Balance at the beginning of the period	2,196	274	12,105	14,575
Additions	—	351	—	351
Amortisation	(148)	(30)	—	(178)
Foreign exchange movements	—	1	(69)	(68)
Closing value at 31 January 2017	2,048	596	12,036	14,680

	Software NZ$000’s $	Patents and licences NZ$000’s $	Brands NZ$000’s $	Goodwill NZ$000’s $	Total NZ$000’s $
12 months to 30 June 2016
Balance at the beginning of the year	2,315	17	12,702	2,347	17,381
Additions	211	264	—	—	475
Amortisation	(316)	(7)	—	—	(323)
Impairment	—	—	—	(2,157)	(2,157)
Foreign exchange movements	(14)	—	(597)	(190)	(801)
Closing value at 30 June 2016	2,196	274	12,105	—	14,575

	Software NZ$000’s	Patents and licences NZ$000’s	Brands NZ$000’s	Goodwill NZ$000’s	Total NZ$000’s
12 months to 30 June 2015
Balance at the beginning of the year	2,081	117	12,274	2,211	16,683
Additions	1,093	—	—	—	1,093
Amortisation	(787)	(104)	—	—	(891)
Foreign exchange movements	(72)	4	428	136	496
Closing value at 30 June 2015	2,315	17	12,702	2,347	17,381

(b) Impairment testing for goodwill

For the purpose of impairment testing, goodwill is allocated to cash-generating units as below:

Description of the cash-generating unit (CGU)	30 June 2016 NZ$000’s $
Australia	2,157
Impairment expense	(2,157)
Total	—

Impairment assumptions

Goodwill was allocated to Australia which is the cash generating unit (CGU) for the purpose of impairment testing. The recoverable amount of the CGU was determined based on the fair value less cost to sell method.

The fair value less costs to dispose calculation was based on a discount of the anticipated cash flows that a market participant would consider is possible from the asset, over a five year period. Cash flows beyond the

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

12 Intangible Assets  – (continued)

five year period are extrapolated using the estimated growth rates shown below. These growth rates do not exceed the long-term average growth rates for the industry.

The result of the impairment assessment is that the carrying value exceeded the fair value less costs to sell by an amount of $2.2m. As such, the goodwill has been fully impaired during the year ended 30 June 2016.

Significant assumptions used for the purposes of the fair value calculation include:

Australia
Annualised restructuring savings – $1.035m
Pre-tax discount rate – 12.7%
Terminal growth – 3.5%

(c) Impairment testing for indefinite-lived brand intangibles

Brand intangible assets represent brands owned by the Group, that arose on historical acquisitions including Pleasure State, Davenport and Lovable.

The brand intangible assets $12,036,000 (30 June 2016: $12,105,000, 30 June 2015: $12,702,000) are tested for impairment annually.

Impairment assumptions

Management has determined the recoverable amount of the indefinite-lived brand assets by assessing the fair value less cost of disposal (FVLCOD) of the underlying assets. The relief from royalty method adopted to complete the valuation determines, in lieu of ownership, the cost that would be required to obtain comparable rights to use the asset via a third-party licence arrangement. These calculations use cash flow projections based on financial budgets approved by management covering a five year period. Cash flows beyond the five year period are extrapolated using the estimated growth rates shown below. These growth rates do not exceed the long-term average growth rates for the industry. No impairment was identified.

Management’s approach and the key assumptions used to determine the FVLCOD were as follows: Sales growth: 5% (30 June 2016: 5%, 30 June 2015: 2%)
Royalty rate: 6.6% (30 June 2016: 6.6%, 30 June 2015: 6.6%)
Cash flow forecast period: 5 years (30 June 2016: 5 years, 30 June 2015: 5 years)
Post-tax discount rate (%): 11.4% (30 June 2016: 11.4%, 30 June 2015: 11.4%)
Long term growth rate (%): 2% (30 June 2016: 2%, 30 June 2015: 0%)

Sensitivity of assumptions

The directors have made judgements and estimates to assess indefinite-lived assets for impairment. Should these judgements and estimates not occur the resulting carrying amount may decrease.

The sensitivities that have been separately modelled are as follows:

(a) a 1.5% increase in the post-tax discount rate

(b) sales growth rate reduced to 2%

(c) a 1.5% reduction in the royalty rate

The re-testing of value in use using these sensitised assumptions confirmed no impairment charge was required.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

13 Derivative Financial Instruments

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Current assets
Forward exchange contracts	—	—	2,289
Current liabilities
Foreign exchange contracts	4,188	5,531	1

In order to mitigate exchange rate movements and to manage the inventory costing process, the Group has entered into forward currency contracts to purchase US dollars.

14 Derivative on Convertible Notes

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Derivative on Convertible Notes	4,112	—	—

The Group has an embedded derivative feature in convertible notes due to foreign currency. Derivatives are recognized initially at fair value; attributable transaction costs are recognized in profit or loss as incurred. Fair value of the derivative is determined on inception using the Black-Scholes model. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted in profit or loss.

The fair value of the separable embedded derivative in the convertible notes has been determined using Black-Scholes model. Measurement inputs include share price on measurement date, expected term of the instrument, risk free rate (based on government bonds), expected volatility (based on weighted average historic volatility) and expected dividend rate.

15 Trade and Other Payables

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
CURRENT
Trade payables	19,221	18,357	25,302
Accruals	7,503	6,934	9,096
Employee benefit liabilities	1,842	1,524	2,152
	28,566	26,815	36,550
NON-CURRENT
Employee benefit liabilities	—	118	150

Trade and other payables are unsecured, non-interest bearing and are normally settled within 30 days however some the trade creditors are out of term as at 31 January 2017 and subsequent to the end of the financial period the company has reduced the out of term trade creditors but further work is required to bring all of the creditors in term. The carrying amounts are considered to be a reasonable approximation of fair value.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

16 Borrowings

	Note	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
CURRENT Secured liabilities:
Bank overdraft		—	—	18,064
Shareholder loans		8,200	29,281	16,918
Lease liability	22	—	—	105
Bank loans		16,000	—	17,841
Debt issuance costs		(656)	(565)	(42)
Working capital financing bank facility		31,710	32,877	3,387
Convertible notes		13,744	—	—
		68,998	61,593	56,273
NON-CURRENT
Secured liabilities:
Bank loans		—	16,000	—

The fair value of borrowings is not considered to be materially different to their carrying amounts.

(a) Assets pledged as security:

Borrowings are secured by a fixed and floating charge over the assets of the consolidated entity. The lease liabilities are effectively secured as the rights to the leased assets, recognised in the balance sheet, revert to the lessor in the event of default.

(b) Bank overdrafts and bank loans

As at 30 June 2015, the banking arrangement consisted of a bank loan of NZD$17,840,505, overdraft facilities of USD$10,000,000 (NZ$14,710,862) and NZD$4,500,000, and a facility for the purchase of receivables NZD$3,387,460). The average interest rate range across FY15 was 4.43% – 4.48%. During the 2015 year the following covenants were breached: gross gearing ratios, and the quarterly fixed charge cover ratio.

On 27 June 2016, all banking facilities were repaid and a new banking arrangement with BNZ commenced. BNZ has a first ranking charge over all assets of the Bendon Limited group.

The new debt arrangement entered into on 27 June 2016 includes a term loan facility and interchangeable (working capital) loan facility.

The term loan facility of NZD$16,000,000 is repayable on 22 June 2018. The current interest rate on this loan is 4.84% (2016: 4.77%) per annum. It has been classified as current since there was a breach of covenant.

As at 31 January 2017, the interchangeable facility is NZD$31,710,304.84 (30 June 2016: NZD$32,877,397) has a limit of NZD$35,000,000 and is repayable on demand. It provides a working capital facility, by allowing the Company to sell its trade receivables and fund the purchases of stock.

Bank of New Zealand has the first ranking charge over all assets of Bendon Limited. Under the terms of the major borrowing facilities, there were no covenants in place until 31 December 2016. From this date onwards, the group is required to comply with financial covenants in respect of a gearing ratio, fixed charge cover ratio, interest cover ratio, and capex spend.

As at 31 December 2016, 31 March 2017 and 30 June 2017, there was a breach in the gearing ratio covenant that is not to be greater than 2.25 times for the reporting period date of 30 June 2017. The gearing ratio was calculated at 3.73 times.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

16 Borrowings  – (continued)

The Bank has advised that they are currently taking the Breach under review and they expressly reserve their rights under the facility agreement.

Subsequent to the end of the period Bendon has reduced the facility by the following: $0.5m on 10 July 2017, $1.8m on 4 August 2017, $2.7m on 7 August 2017 and $4.3m on 31 August 2017 as a permanent reduction.

The Bank has increased the Margin to 2% per annum and line fee of 1%.

(c) Shareholder loan — Related party

The Group has loan from shareholders of $8,200,343 (30 June 2016: $29,280,991, 30 June 2015: $16,917,902), which are secured by a debenture over the assets of the Group, subordinated to the bank loan.

On 29 September 2016, Bendon Limited issued additional 24,839 shares to the shareholders as part of an agreement to convert debt to equity. The amount of debt converted on this date amounted to $24,839,783. The remainder of the shareholder loan remained outstanding and is at call as per the shareholders Agreement. The shareholder has confirmed the loan will not be recalled in the period twelve months from the date of signing the 31 January 2017 financial statements.

The current interest rate on shareholder loans is 30% (30 June 2016: 30%, 2015: 30%) and was increased at the end of 2014, and is capitalised quarterly. Total interest capitalised and accrued during the 7 months to 31 January 2017 is $3,759,135 (12 months to 30 June 2016: $7,042,000, 12 months to 2015: $3,192,000).

(d) Convertible notes

During the 7 month period ended 31 January 2017, Bendon Limited issued an aggregate amount of USD$12,000,000 (NZD$16,474,465) convertible loan notes with 15% interest pursuant to an Amended and Restated Convertible note Deed Poll dated 13 February 2017. The convertible notes are subject to a conversion election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion is at the noteholders option. If conversion does not occur the convertible notes are redeemable at maturity. The issuer can elect to redeem at any time prior to maturity.

The carrying value of the convertible notes at initial recognition is determined as the difference between the consideration received and the fair value of the embedded derivative recongnised (refer Note 14). The convertible notes are subsequently measured at amortised cost using the effective interest rate method. The carrying value of the convertible notes at 31 January 2017 was $13,744,000.

17 Provisions

	31 January 2017 NZ$000’s	Restated* 30 June 2016 NZ$000’s	Restated* 30 June 2015 NZ$000’s
CURRENT
Lease contributions	480	342	353
Onerous contracts	377	—	233
Make good	671	513	200
	1,528	855	786
NON-CURRENT
Lease contributions	702	976	906
Onerous contracts	176	275	361
Make good	1,371	1,304	1,500
	2,249	2,555	2,767

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

17 Provisions  – (continued)

	Lease contributions NZ$000’s	Onerous contracts NZ$000’s	Make good NZ$000’s	Total NZ$000’s
Restated* opening balance at 1 July 2016	1,318	275	1,817	3,410
Additional provisions recognised	145	508	353	1,006
Unused amounts reversed	—	—	(112)	(112)
Unwinding of discounts	—	—	(9)	(9)
Amounts used during the period	(269)	(230)	—	(499)
Exchange differences	(12)	—	(7)	(19)
Balance at 31 January 2017	1,182	553	2,042	3,777

Onerous contracts

The onerous provision relates to a head office lease for which the space is not fully utilised. The provision is calculated using a pre-tax discount rate of 11.4% (30 June 2016: 11.4%, 30 June 2015: 11.4%).

Make good

In accordance with certain lease agreements, the Group must refurbish and restore the lease premises to a condition agreed with the landlord at the end of the lease term or as prescribed. The provision has been calculated using a pre-tax discount rate of 2% (30 June 2016: 2%, 30 June 2015: 4%), and other market assumptions and re-assessed annually.

*	Refer to note 34 on prior period restatement

18 Share Capital

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
274,839 (2016: 250,000, 2015: 250,000)
Ordinary shares	27,948	3,108	3,108

(a) Ordinary shares

	7 months to 31 January 2017 NZ$000’s	12 months to 30 June 2016 NZ$000’s	12 months to 30 June 2015 NZ$000’s
At the beginning of the reporting period	3,108	3,108	3,108
Shares issued during the period 29 September 2016	24,840	—	—
At the end of the reporting period	27,948	3,108	3,108

The holders of ordinary shares are entitled to participate in dividends and the proceeds on winding up of the Company. On a show of hands at meetings of the Company, each holder of ordinary shares has one vote in person or by proxy, and upon a poll each share is entitled to one vote.

The Company does not have authorised capital or par value in respect of its shares.

	7 months to 31 January 2017 Number	12 months to 30 June 2016 Number	12 months to 30 June 2015 Number
At the beginning of the period	250,000	250,000	250,000
Shares issued during the period 29 September 2016	24,839	—	—
At the end of the period	274,839	250,000	250,000

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

18 Share Capital  – (continued)

(b) Capital Management

The key objectives of the Company when managing capital is to safeguard its ability to continue as a going concern and maintain optimal benefits to stakeholders. Management also aims to maintain a capital structure that ensures the lowest cost of capital available to the entity. The Company defines capital as its equity and net debt.

There has been no change to capital risk management policies during the year.

Management are constantly adjusting the capital structure to take advantage of favourable costs of capital or high return on assets. As the market is constantly changing, management may change the amount of dividends to be paid to shareholders, return capital to shareholders or sell assets to reduce debt. The Group is not subject to any externally imposed capital requirements.

The gearing ratio for the periods ended 31 January 2017, 30 June 2016 and 30 June 2015 are as follows:

	Note	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Total borrowings	16	68,998	77,593	56,273
Less Cash and cash equivalents	8	(2,644)	(4,193)	(1,246)
Net debt		66,354	73,400	55,027
Equity		(9,044)	(17,876)	2,839
Total capital		57,310	55,524	57,866
Gearing ratio		116%	132%	95%

19 Reserves

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Foreign currency translation reserve
Opening balance	(2,125)	(2,156)	(2,063)
Transfers in	(29)	31	(93)
Balance at the end of the period	(2,154)	(2,125)	(2,156)

Foreign currency translation reserve

Exchange differences arising on translation of the foreign controlled entity are recognised in other comprehensive income — foreign currency translation reserve. The cumulative amount is reclassified to profit or loss when the net investment is disposed of.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

20 Loss per Share

(a) Basic and diluted loss per share

	7 months to 31 January 2017 NZ$	Restated* 12 months to 30 June 2016 NZ$	Restated* 12 months to 30 June 2015 NZ$
From continuing operations attributable to the ordinary equity holders of the company	(60.54)	(82.86)	(52.79)
Total basic and diluted loss per share attributable to the ordinary equity holders of the company	(60.54)	(82.86)	(52.79)

All convertible notes issued during the period are not included in the calculation of diluted loss per share because they are antidilutive in nature for the period ended 31 January 2017. These notes could potentially dilute earnings/loss per share in the future.

(b) Reconciliation of loss used in calculating loss per share

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Basic and diluted loss per share
Profit/(loss) attributable to the ordinary equity holders of the company used in calculating basic earnings per share:	(16,008)	(20,715)	(13,198)

(c) Weighted average number of shares used as the denominator

	31 January 2017 Number	30 June 2016 Number	30 June 2015 Number
Weighted average number of ordinary shares used as the denominator in calculating basic and diluted loss per share	264,441	250,000	250,000

*	Refer to note 34 on prior period restatement

(d) Information concerning the classification of securities

Convertible notes

During the financial period, Bendon Limited issued an aggregate amount of USD $12.0m (NZ$16.5m) 15% convertible notes subject to an Amended and Restated Convertible note Deed Poll dated 13 February 2017. The convertible notes are subject to a conversion at a fixed value on the election date of 15 September 2017 and a maturity date of 30 September 2017. Conversion is at the noteholders option. If conversion does not occur, the convertible notes are redeemable at maturity. The issuer can elect to redeem at any time prior to maturity. The notes are convertible into ordinary shares of Bendon Limited, at the option of the holder, or redeemable on 30 September 2017. Due to the conversion being determined by the USD invested amount, the instrument contains a derivative in relation to potential fluctuations between the USD and NZD.

All convertible notes issued during the period are not included in the calculation of diluted loss per share because they are antidilutive in nature for the period ended 31 January 2017. These notes could potentially dilute earnings/loss per share in the future.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

21 Accumulated Losses

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
(Accumulated losses)/retained earnings at the beginning of the period	(18,859)	1,887	14,992
Loss for the period	(15,979)	(20,746)	(13,105)
(Accumulated Losses)/Retained Earnings at end of the period	(34,838)	(18,859)	1,887

*	Refer to note 34 on prior period restatement

22 Capital and Leasing Commitments

(a) Finance Leases

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Minimum lease payments:
– not later than one year	—	—	105
Minimum lease payments	—	—	105
Less: finance changes	—	—	—
Present value of minimum lease payments	—	—	105

(b) Operating Leases

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Minimum lease payments under non-cancellable operating leases:
– not later than one year	9,472	9,594	8,952
– between one year and five years	14,435	16,438	17,089
– later than five years	59	140	312
	23,966	26,172	26,353

Operating leases are in place for leased premises and vehicles, and normally have a term between 1 and 11 years. Lease payments are increased on an annual basis to reflect market rentals.

(c) Contracted Commitments

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Licence contract
– not later than one year	3,652	3,696	3,147
– between one year and five years	15,917	16,775	15,808
– later than five years	—	2,283	6,652
	19,569	22,754	25,607

The Group has an exclusive licence to use the trademark and name Heidi Klum in the manufacture, promotion, sale and distribution of product. The contract was executed on 26 September 2014 and commenced on 1 January 2015. The contract has a 7 year term with no rights to renew. Licence royalties are calculated based on net sales, and the minimum guarantee payments payable by the Group are set out above.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

23 Lessor Commitments

The Group sub leases its US and Australian premises under a commercial lease. These non-cancellable leases have terms between 1 and 6 years. All leases include an option for the Group to increase rent to current market rental on an annual basis.

The future minimum lease payments under non-cancellable leases are:

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
– no later than 1 year	503	620	431
– between 1 year and 5 years	1,076	1,217	565
– greater than 5 years	—	—	—
Total minimum lease payments	1,579	1,837	996

24 Financial Risk Management

The Group is exposed to a variety of financial risks through its use of financial instruments.

The Group’s overall risk management plan seeks to minimise potential adverse effects due to the unpredictability of financial markets.

The most significant financial risks to which the Group is exposed to are described below:

Specific risks

•	Liquidity risk
•	Credit risk
•	Market risk — currency risk, interest rate risk and price risk

Financial instruments used

The principal categories of financial instrument used by the Group are:

•	Trade receivables
•	Cash at bank
•	Bank overdraft
•	Trade and other payables
•	Floating rate bank loans
•	Forward currency contracts
•	Shareholders loan

Objectives, policies and processes

The Board of Directors receives overall responsibility for the establishment of the Group’s financial risk management framework. This includes the development of policies covering specific areas such as foreign exchange risk, interest rate risk, credit risk and the use of derivatives.

Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

The day-to-day risk management is carried out by the Group’s finance function under policies and objectives which have been approved by the Board of Directors.

Mitigation strategies for specific risks faced are described below:

Liquidity risk

Liquidity risk arises from the Group’s management of working capital and the finance charges and principal repayments on its debt instruments. It is the risk that the Group will encounter difficulty in meeting its financial obligations as they fall due.

The Group’s policy is to ensure that it will always have sufficient cash to allow it to meet its liabilities as and when they fall due.

The Group manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in day-to-day business.

The timing of cash flows presented in the table to settle financial liabilities reflects the earliest contractual settlement dates and does not reflect management’s expectations that banking facilities will be rolled forward. The amounts disclosed in the table are the undiscounted contracted cash flows and therefore the balances in the table may not equal the balances in the consolidated balance sheets due to the effect of discounting.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

The Group’s liabilities have contractual maturities which are summarised below:

	Non- derivatives Borrowings NZ$000’s	Non- derivatives Finance lease obligations NZ$000’s	Non- derivatives Trade payables NZ$000’s	Non- derivatives Bank guarantees NZ$000’s	Non- derivatives Total NZ$000’s	Derivatives Gross future cash settlement on forward currency contracts – inflow NZ$000’s	Derivatives Gross future cash settlement on forward currency contracts – (outflow) NZ$000’s	Derivatives Total NZ$000’s
Not later than 1 month
31 January 2017	56,333	—	19,221	—	75,554	2,078	(2,250)	(172)
30 June 2016	63,054	—	18,357	—	81,411	6,636	(7,097)	(461)
30 June 2015	22,322	66	25,302	—	47,690	—	—	—
1 to 3 months
31 January 2017	129	—	—	—	129	9,900	(11,326)	(1,426)
30 June 2016	127	—	—	—	127	18,755	(20,454)	(1,699)
30 June 2015	996	40	—	—	1,036	1,841	(2,029)	(188)
3 months to 1 year
31 January 2017	18,631	—	—	—	18,631	37,855	(40,445)	(2,590)
30 June 2016	572	—	—	—	572	36,397	(39,766)	(3,369)
30 June 2015	17,496	—	—	—	17,496	15,715	(17,133)	(1,418)
1 to 5 years
31 January 2017	323	—	—	—	323	—	—	—
30 June 2016	16,763	—	—	582	17,345	—	—	—
30 June 2015	16,981	—	—	372	17,353	8,940	(9,623)	(683)
Total
31 January 2017	75,416	—	19,221	—	94,637	49,833	(54,021)	(4,188)
30 June 2016	80,516	—	18,357	582	99,455	61,788	(67,317)	(5,529)
30 June 2015	57,795	106	25,302	372	83,575	26,496	(28,785)	(2,289)

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group.

Credit risk arises from cash and cash equivalents, derivative financial instruments, as well as credit exposure to wholesale and retail customers, including outstanding receivables and committed transactions.

The Group has adopted a policy of only dealing with creditworthy counterparties as a means of mitigating the risk of financial loss from defaults. The utilisation of credit limits by customers is regularly monitored by line management. Customers who subsequently fail to meet their credit terms are required to make purchases on a prepayment basis until creditworthiness can be re-established.

Trade receivables consist of a large number of customers, spread across diverse industries and geographical areas. Ongoing credit evaluation is performed on the financial condition of accounts receivable.

Management considers that all the financial assets that are not impaired for each of the reporting dates under review are of good credit quality, including those that are past due.

The credit risk for liquid funds and other short-term financial assets is considered negligible, since the counterparties are reputable banks with high quality external credit ratings.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

The credit quality of financial assets that are neither past due nor impaired can be assessed by reference to external credit ratings if available or historical information about counterparty default rate.

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Trade receivables
Counterparty without external credit ratings
New customer less than 6 months	187	1,046	103
Existing customers (more than 6 months with default in past)	26,312	19,557	15,917
Total trade receivables	26,499	20,603	16,020
Credit ratings
AA-	2,655	4,122	1,194
A+	(11)	24	—
	2,644	4,146	1,194

The Group has no significant concentration of credit risk with respect to any single counterparty or group of counterparties.

On a geographical basis, the Group has significant credit risk exposures in New Zealand and Australia, United States and United Kingdom given the substantial operations in those regions.

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.

(i) Foreign exchange risk

Exposure to foreign exchange risk may result in the fair value or future cash flows of a financial instrument fluctuating due to movement in foreign exchange rates of currencies in which financial instruments are held in currencies other than the functional currency.

Exposures to currency exchange rates arise from overseas sales and purchases, which are primarily denominated in currencies other than the functional currency, in particular USD.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

Foreign currency denominated financial assets and liabilities, translated into New Zealand Dollars at the closing rate, are as follows:

	AUD NZ$000’s	USD NZ$000’s	GBP NZ$000’s	EUR NZ$000’s	HKD NZ$000’s	Total NZ$000’s
31 January 2017
Trade receivables	424	211	—	1,509	—	2,144
Trade payables	315	8,557	131	32	16	9,051
Cash and cash equivalents	926	401	131	388	28	1,874
30 June 2016
Trade receivables	531	30	—	1,828	—	2,389
Trade payables	203	12,438	117	8	35	12,801
Cash and cash equivalents	965	163	110	149	9	1,396
30 June 2015
Trade receivables	5	167	—	1,405	—	1,577
Trade payables	334	14,942	50	6	351	15,683
Cash and cash equivalents	422	194	135	103	60	914

The following table illustrates the sensitivity of the net result for the year and equity in regards to the Group’s financial assets and financial liabilities and the US dollar — New Zealand Dollar, Australian Dollar — New Zealand Dollar, GB Pound — New Zealand Dollar, Euro — New Zealand Dollar, and Hong Kong Dollar — New Zealand Dollar exchange rates. There have been no changes in the assumptions calculating this sensitivity from prior years.

It assumes a 9% change of the New Zealand Dollar/Australian Dollar exchange rate for the year ended 30 June 2016 (30 June 2015: -6%). A 5% change is considered for the New Zealand Dollar/US Dollar exchange rate (30 June 2015: -23%). A 23% change is considered for the New Zealand Dollar/GB Pound exchange rate (30 June 2015: -16%). A 5% change is considered for the New Zealand Dollar/Euro exchange rate (30 June 2015: -6%). All of these percentages have been determined based on the average market volatility in exchange rates in the previous 12 months.

The year end rate is 0.9551 AUD, 0.7112 USD, 0.5284 GBP, 0.6395 GBP and 5.5192 HKD.

The sensitivity analysis is based on the foreign currency financial instruments held at the reporting date and also takes into account forward exchange contracts that offset effects from changes in currency exchange rates.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

If the New Zealand Dollar had strengthened and weakened against the Australian Dollar, US Dollar, GB Pound, Euro and HK Dollar by 5% (30 June 2015: 17%) and -5% (30 June 2015: -17%) respectively then this would have had the following impact:

	NZ$000’s
	+10%	-10%
USD
Net results/Equity (7 months to 31 January 2017)	(1,196)	1,196
Net results/Equity (12 months to 30 June 2016)	(1,267)	1,267
Net results/Equity (12 months to 30 June 2015)	(797)	797
AUD
Net results/Equity (7 months to 31 January 2017)	86	(86)
Net results/Equity (12 months to 30 June 2016)	75	(75)
Net results/Equity (12 months to 30 June 2015)	7	(7)
GBP
Net results/Equity (7 months to 31 January 2017)	34	(34)
Net results/Equity (12 months to 30 June 2016)	(16)	16
Net results/Equity (12 months to 30 June 2015)	(3)	3
EUR
Net results/Equity (7 months to 31 January 2017)	186	(186)
Net results/Equity (12 months to 30 June 2016)	142	(142)
Net results/Equity (12 months to 30 June 2015)	108	(108)
HKD
Net results/Equity (7 months to 31 January 2017)	1	(1)
Net results/Equity (12 months to 30 June 2016)	(2)	2
Net results/Equity (12 months to 30 June 2015)	(21)	21

Exposures to foreign exchange rates vary during the year depending on the volume of overseas transactions. Nonetheless, the analysis above is considered to be representative of the Group’s exposure to foreign currency risk.

Forward exchange contracts

The Group has open forward exchange contracts at the end of the reporting period relating to highly probable forecast transactions and recognised financial assets and financial liabilities. These contracts commit the Group to buy specified amounts of foreign currencies in the future at specified exchange rates. The Group has a policy of requiring that forward exchange contracts be entered into where future commitments are entered into requiring settlement at a time in excess of 1 month but less than 1 year, to a value of 75% total foreign exchange exposure. Contracts are taken out with terms that reflect the underlying settlement terms of the commitment to the maximum extent possible so that hedge ineffectiveness is minimised.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

The following table summarises the notional amount of the Group’s commitments in relation to forward exchange contracts.

	National Amounts			Average Exchange Rate
	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s	31 January 2017 $	30 June 2016 $	30 June 2015 $
Buy USD/sell NZD Settlement
Less than 6 months	47,292	38,697	24,932	0.6687	0.6473	0.7320
6 months to 1 year	3,479	22,378	3,854	0.7186	0.6424	0.7136
Buy AUD/sell NZD Settlement
Less than 6 months	2,250	5,242	—	0.8890	0.9066	—
Buy GBP/sell NZD Settlement
Less than 6 months	1,000	1,000	—	0.5784	0.4181	—

(ii) Interest rate risk

The Group is exposed to interest rate risk as funds are borrowed at floating and fixed rates. Borrowings issued at fixed rates expose the Group to fair value interest rate risk.

The Group’s policy is to minimise interest rate cash flow risk exposures on long-term financing. Longer-term borrowings are therefore usually at fixed rates. At the reporting date, the Group is exposed to changes in market interest rates through its bank borrowings, which are subject to variable interest rates.

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Floating rate instruments
Bank overdrafts	—	—	14,481
Working capital financing bank facility	31,710	32,877	3,387
Convertible notes	16,474	—	—
Borrowings	16,000	16,000	17,841
	64,184	48,877	35,709

The following table illustrates the sensitivity of the net result for the year and equity to a reasonably possible change in interest rates of +3.00% and -3.00% (30 June 2016: +1.00%/-1.00%, 30 June 2015: +1.00%/-1.00%), with effect from the beginning of the year. These changes are considered to be reasonably possible based on observation of current market conditions and economist reports.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

24 Financial Risk Management  – (continued)

The calculations are based on the financial instruments held at each reporting date. All other variables are held constant.

	NZ$000’s
	1.00%	1.00%
Net results/Equity (7 months to 31 January 2017)	642	(642)
Net results/Equity (12 months to 30 June 2016)	352	(352)
Net results/Equity (12 months to 30 June 2015)	283	(283)

25 Tax assets and liabilities

	Opening Balance NZ$000’s	Charged to Income NZ$000’s	Charged directly to Equity NZ$000’s	Changes in Tax Rate NZ$000’s	Exchange Differences NZ$000’s	Closing Balance NZ$000’s
Deferred tax assets/(liabilities)
Property, plant and equipment	1,251	417	—	—	—	1,668
Doubtful debts	85	(5)	—	—	—	80
Provision for annual leave	273	23	—	—	—	296
Provision for long service leave	66	13	—	—	—	79
Other payroll provisions	142	(18)	—	—	—	124
Restated* general provisions	1,857	(1,524)	—	—	—	333
Inventories	125	90	—	—	—	215
Carried forward tax losses	194	3,300	—	—	—	3,494
Intangible assets	(403)	(297)	—	—	—	(700)
Restated* balance at 30 June 2015	3,590	1,999	—	—	—	5,589
Property, plant and equipment	1,668	(1,668)	—	—	—	—
Doubtful debts	80	(80)	—	—	—	—
Provision for annual leave	296	(296)	—	—	—	—
Provision for long service leave	79	(79)	—	—	—	—
Other payroll provisions	124	(124)	—	—	—	—
Restated* general provisions	333	(333)	—	—	—	—
Inventories	215	(215)	—	—	—	—
Carried forward tax losses	3,494	(2,864)	—	—	—	630
Intangible assets	(700)	70	—	—	—	(630)
Restated* balance at 30 June 2016	5,589	(5,589)	—	—	—	—
Deferred tax assets/(liabilities)
Carried forward tax losses	630	3,360	—	—	—	3,990
Intangible assets	(630)	(3,360)	—	—	—	(3,990)
Balance at 31 January 2017	—	—	—	—	—	—

*	Refer to note 34 on prior period restatement

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

26 Dividends

No final dividend will be paid in respect of the period ended 31 January 2017 (year ended 30 June 2016: Nil, year ended 30 June 2015: Nil).

Franking account

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Australian franking credits available for subsequent financial years at a tax rate of 30%	3,757	3,808	4,113
New Zealand imputation credits available for subsequent financial years at a tax rate of 28%	235	235	235

The above amounts are based on the dividend franking account at period-end adjusted for:

(a)	Franking credits that will arise from the payment of the current tax liabilities;
(b)	Franking debits that will arise from the payment of dividends recognised as a liability at the period end;
(c)	Franking credits that will arise from the receipt of dividends recognised as receivables at the end of the period.

27 Key Management Personnel Remuneration

Key management personnel remuneration included within employee expenses for the period is shown below:

	7 months to 31 January 2017 NZ$	12 months to 30 June 2016 NZ$	12 months to 30 June 2015 NZ$
Short-term employee benefits	1,492,015	1,751,710	2,039,156
	1,492,015	1,751,710	2,039,156

28 Interests in Subsidiaries

Composition of the Group

	Principal place of business/ Country of Incorporation	Percentage Owned (%)* 31 January 2017	Percentage Owned (%)* 30 June 2016	Percentage Owned (%)* 30 June 2015
Subsidiaries:
Bendon Retail Limited	New Zealand	100	100	100
Bendon Holdings Limited	New Zealand	100	100	100
Bendon Holdings Pty Limited	Australia	100	100	100
Bendon Pty Limited	Australia	100	100	100
Bendon Intimates Pty Limited	Australia	100	100	100
PS Holdings No. 1 Pty Limited	Australia	100	100	100
Pleasure State Pty Limited	Australia	100	100	100
Pleasure State (HK) Limited	Hong Kong	100	100	100
Bendon UK Limited	United Kingdom	100	100	100
Bendon USA Inc	United States of America	100	100	100

*	The percentage of ownership interest held is equivalent to the percentage voting rights for all subsidiaries.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

29 Fair Value Measurement

The Group measures the following assets and liabilities at fair value on a recurring basis:

•	Financial assets — derivative financial instruments
•	Financial liabilities — derivative financial instruments

Fair value hierarchy

All assets and liabilities measured at fair value to be assigned to a level in the fair value hierarchy as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date.
Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3	Unobservable inputs for the asset or liability.

Fair value hierarchy

The table below shows the assigned level for each asset and liability held at fair value by the Group:

31 January 2017	Level 1 NZ$000’s	Level 2 NZ$000’s	Level 3 NZ$000’s	Total NZ$000’s
Recurring fair value measurements
Financial assets
Foreign exchange contracts	—	—	—	—
Financial liabilities
Foreign exchange contracts	—	4,188	—	4,188
Derivative on Convertible Notes	—	—	4,112	4,112
30 June 2016
Recurring fair value measurements
Financial assets
Foreign exchange contracts	—	—	—	—
Financial liabilities
Foreign exchange contracts	—	5,531	—	5,531
30 June 2015
Recurring fair value measurements
Financial assets
Foreign exchange contracts	—	2,289	—	2,289
Financial liabilities
Foreign exchange contracts	—	1	—	1

There were no transfers between levels during the financial periods.

The carrying amount of trade and other receivables and trade and other payables are assumed to approximate their fair values due to their short-term nature. Bank loans approximate fair value of the carrying amount on the basis of the variable nature of the interest rates associated with the loans.

Valuation techniques for fair value measurements categorised within level 2

The fair value of derivative financial instruments is determined using valuation techniques which maximise the use of observable market data where it is available and relies as little as possible on entity specific estimates.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

29 Fair Value Measurement  – (continued)

Valuation techniques for fair value measurements categorised within level 3

The fair value of the derivative on convertible notes has been determined using a Black-Scholes model. Measurement inputs include share price on measurement date, expected term of the instrument, risk free rate, expected volatility and expected dividend rate. The Company used valuations specialists to perform these valuations.

Fair value measurements using significant unobservable movements (level 3)

The following table presents the changes in level 3 instruments for the 7 month period ended 31 January 2017.

Convertible note liability NZ$000's
Balance at 30 June 2016	—
Changes in fair value	4,112
Balance at 31 January 2017	4,112

Valuation inputs and relationships to fair value (level 3)

The following table summarises the quantitative information about the significant inputs used in level 3 fair value measurements:

Unobservable inputs	Range of inputs for convertible note liability
Face value (NZD)	16,474,000
Interst rate of note	15%
Risk free rate	1.86% – 1.93%
Term of the instrument	September 2017
Expected volatility	77.6% – 79.3%
Dividend yield	0%

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

30 Contingencies

Contingent Liabilities

The Group had the following contingent liabilities at the end of the reporting period:

	31 January 2017 NZ$000’s	30 June 2016 NZ$000’s	30 June 2015 NZ$000’s
Rent guarantees to certain landlords	571	534	313
Standby letter of credit to JP Morgan Chase Bank	286	279	—
Guarantee provided to UK Customs Department	282	303	372

31 Related Parties

(a) The Group’s main related parties are as follows:

The ultimate parent entity, which exercises control over the Group, is Cullen Group which is incorporated in New Zealand and owns 71.8% of Bendon Limited.

Key management personnel — refer to Note 27.

Other related parties include close family members of key management personnel and entities that are controlled or significantly influenced by those key management personnel or their close family members.

(b) Loans (to)/from related parties

	Opening balance NZ$	Closing balance NZ$	Interest not charged NZ$	Interest paid/payable NZ$	Impairment NZ$
Loans (to)/from related parties
Cullen Investments Limited – 31 January 2017	9,613,014	13,051,321	—	—	—
Cullen Investments Limited – 30 June 2016	4,010,083	9,613,014	—	—	—
Cullen Investments Limited – 30 June 2015	3,381,579	4,010,083	—	—	—
PS Holdings No. 2 Pty Limited – 30 June 2015	(21,078)	—	—	—	—

During the period presented transactions with Cullen Investments Limited include a recovery for Cullen Investments Limited costs paid for by Bendon Group of $3,438,307 (2016: $2,056,676, 2015: $628,604), which does not relate to Bendon Ltd’s trading such as director costs and employee time. Cullen require assistance with investment appraisal activities and Bendon provides these services to Cullen. There is no foreign currency option contract in current period (2016: $3,546,255, 2015: nil). During the year the Cullen Group provided services to Bendon and Bendon provided services in New Zealand and Australia of the Cullen Group. Cullen Group has also assisted the Company with various cashflow requirements over the year. The loans to Bendon are separately set out in note 16 and is classified as a subordinated loan. The rest of the trading between Bendon and Cullen Group is included in the receivable loan account. This amount is expected to be settled within the next 12 months.

As at 31 January 2017, the Group has subordinated loans with Justin Ashley Davis-Rice who is an ultimate shareholder of Bendon Limited, and EJ Group Limited which is a company owned by Eric Watson, who is also an ultimate shareholder of Bendon. The subordinated loans are also disclosed in note 16.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

32 Cash Flow Information

(a) Reconciliation of result for the year to cashflows from operating activities

Reconciliation of net income to net cash provided by operating activities:

	7 months to 31 January 2017 NZ$000’s	Restated* 12 months to 30 June 2016 NZ$000’s	Restated* 12 months to 30 June 2015 NZ$000’s
Loss for the period	(15,979)	(20,746)	(13,105)
Cash flows excluded from profit attributable to operating activities
interest paid on borrowings	6,238	10,182	4,402
Non-cash flows in profit:
– depreciation and amortisation expense	1,842	3,516	5,718
– impairment expense	292	2,157	—
– fair value gain/(loss) on Convertible Notes derivative	592	—	—
Changes in assets and liabilities:
– (increase) in trade and other receivables	(4,748)	(6,518)	(1,046)
– (increase) in current tax receivable	35	(88)	—
– (increase)/decrease in derivative assets	—	2,289	(2,225)
– (increase)/decrease in inventories	(179)	8,088	(15,646)
– (increase)/decrease in deferred tax asset/(liability)	—	5,589	(2,160)
– (increase) in related party receivables	(3,438)	(5,603)	(650)
– increase/(decrease) in trade and other payables	2,078	(11,113)	12,817
– increase/(decrease) in income taxes payable	635	(483)	36
– increase/(decrease) in provisions	367	311	(2,507)
– increase/(decrease) in foreign currency derivative liability	(1,343)	5,530	(1,982)
– net exchange differences	90	1,849	(851)
Cashflows from operations	(13,518)	(5,040)	(17,199)

*	Refer to note 34 on prior period restatement

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

33 Comparative for the seven month period ended 31 January 2017

Consolidated Statements of Profit or Loss and Other Comprehensive Income

	7 months to 31 January 2017 NZ$000’s	Unaudited 7 months to 31 January 2016 NZ$000’s	Unaudited 7 months to 31 January 2015 NZ$000’s
Revenue	96,284	94,667	86,766
Cost of goods sold	(57,144)	(51,998)	(48,306)
Gross profit	39,140	42,669	38,460
Brand management	(32,040)	(27,647)	(23,647)
Administrative expenses	(2,383)	(2,109)	(2,118)
Corporate expenses	(8,082)	(8,236)	(7,606)
Finance expense	(6,238)	(5,436)	(2,383)
Brand transition, restructure and transaction expenses	(1,321)	(1,122)	(3,286)
Impairment expense	(292)	(2,157)	—
Other foreign currency gains/(losses)	(3,306)	5,685	(1,591)
Fair value gain/(loss) on Convertible Notes derivative	(592)	—	—
Profit/(loss) before income tax	(15,114)	1,647	(2,171)
Income tax (expense)/benefit	(865)	(289)	(608)
Profit/(loss) for the period	(15,979)	1,358	(2,779)
Other comprehensive income
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	(29)	(379)	(140)
Total comprehensive income/(loss) for the period	(16,008)	979	(2,919)
Total comprehensive income/(loss) attributable to:
Owners of Bendon Limited	(16,008)	979	(2,919)

34 Prior period restatement

During the period ended 31 January 2017, in accordance with IAS 8, an error on the application of IAS 37 affecting previously reported amounts for the year ended 30 June 2016 and year ended 30 June 2015 in relation to the onerous provision on the Heidi Klum licence contract was identifed. It was determined using the original estimates from each period that the contract was not loss-making, therefore no onerous provision was required. The impact of this restatement was a reduction in the onerous provision on the consolidated balance sheet (30 June 2016: NZ$2,140,000, 30 June 2015: NZ$1,897,000) and reduction in the brand transition, restructure and transaction expenses in the consolidated statement of profit or loss (30 June 2016: NZ$2,140,000, 30 June 2015: NZ$1,897,000). There was no impact on previous periods.

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

34 Prior period restatement – (continued)

The aggregate effect of the error on the annual financial statements for the year ended 30 June 2016 is as follows:

	Previously stated NZ$000’s	30 June 2016 Adjustments NZ$000’s	Restated NZ$000’s
Consolidated Statement of Profit or Loss and Other Comprehensive Income (extract)
Brand transition, restructure and transaction expenses	(4,372)	2,140	(2,232)
Loss before income tax	(17,340)	2,140	(15,200)
Income tax (expense)/benefit	(6,077)	531	(5,546)
Loss for the year	(23,417)	2,671	(20,746)
Total comprehensive loss for the year	(23,386)	2,671	(20,715)
Basic (loss)/earnings per share (NZ$)	(93.54)	10.68	(82.86)
Diluted (loss)/earnings per share (NZ$)	(93.54)	10.68	(82.86)
Consolidated Balance Sheet (extract)
CURRENT LIABILITIES
Provisions	2,368	1,513	855
TOTAL CURRENT LIABILITIES	96,307	1,513	94,794
NON-CURRENT LIABILITIES
Provisions	5,079	2,524	2,555
TOTAL NON-CURRENT LIABILITIES	21,197	2,524	18,673
TOTAL LIABILITIES	117,504	4,037	113,467
NET ASSETS/(LIABILITIES)	(21,913)	4,037	(17,876)
ACCUMULATED LOSSES	(22,896)	4,037	(18,859)
TOTAL EQUITY	(21,913)	4,037	(17,876)

Bendon Limited

Notes to the Consolidated Financial Statements
For the periods ended 31 January 2017, 30 June 2016 and 30 June 2015

34 Prior period restatement – (continued)

The aggregate effect of the error on the annual financial statements for the year ended 30 June 2015 is as follows:

	Previously stated NZ$000’s	30 June 2015 Adjustments NZ$000’s	Restated NZ$000’s
Consolidated Statement of Profit or Loss and Other Comprehensive Income (extract)
Brand transition, restructure and transaction expenses	(14,079)	1,897	(12,182)
Loss before income tax	(16,276)	1,897	(14,379)
Income tax (expense)/benefit	1,805	531	1,274
Loss for the year	(14,471)	1,366	(13,105)
Total comprehensive loss for the year	(14,564)	1,366	(13,198)
Basic (loss)/earnings per share (NZ$)	(58.26)	5.47	(52.79)
Diluted (loss)/earnings per share (NZ$)	(58.26)	5.47	(52.79)
Consolidated Balance Sheet (extract)
Deferred tax assets	6,120	531	5,589
TOTAL NON-CURRENT ASSETS	34,364	531	33,833
TOTAL ASSETS	100,380	531	99,849
CURRENT LIABILITIES
Provisions	1,253	467	786
TOTAL CURRENT LIABILITIES	94,560	467	94,093
NON-CURRENT LIABILITIES
Provisions	4,197	1,430	2,767
TOTAL NON-CURRENT LIABILITIES	4,347	1,430	2,917
TOTAL LIABILITIES	98,907	1,897	97,010
NET ASSETS/(LIABILITIES)	1,473	1,366	2,839
ACCUMULATED LOSSES	521	1,366	1,887
TOTAL EQUITY	1,473	1,366	2,839

35 Events occurring after the reporting date

Subsequent events note for period ended 31 January 2017

Bendon Limited has committed to raising equity from a number of investors to strengthen the Balance Sheet, roll out full price stores and meet its commitments to reduce its bank debt. Subsequent to 31 January 2017 the company had completed raising US$11.4m (NZ$15.8m) new share capital and US$3.35m (NZ$4.7m) convertible notes. In addition the Company has reduced bank debt by NZ$9.3m.

On the 25th May 2017, Bendon Limited and Naked Brand Group Inc (Naked) announced that the parties had entered into a Merger Agreement. Pursuant to this Agreement Naked and Bendon will become wholly owned subsidiaries of Bendon Group Holdings Limited, a newly formed Australian holding company (“Holdco”), and the shareholders of Bendon and the stockholders of Naked, respectively, will become the shareholders of Holdco.

The Merger Agreement, which has been approved by the board of directors of both Naked and Bendon, is subject to approval by Naked’s stockholders and other customary closing conditions and regulatory approvals, including the obligation to settle related party debt, the filing and effectiveness of a registration statement with the Securities and Exchange Commission (the “SEC”) and the listing of Holdco’s ordinary shares on Nasdaq or the NYSE and is expected to be completed by the end of October 2017.

Naked Brand Group Inc.

Interim Condensed Consolidated Balance Sheets
(Expressed in United States Dollars)

	October 31, 2017	January 31, 2017
	(unaudited)
ASSETS
Current assets
Cash	$2,170,665	$879,014
Accounts receivable, net of allowances of $3,452 (January 31, 2017: $29,668)	215,270	—
Due from factor	7,842	—
Inventory, net of allowances of $375,784 (January 31, 2017: $375,784)	2,158,503	2,228,813
Related party advances receivable	156,600	—
Prepaid expenses and deposits	89,471	496,721
Total current assets	4,798,351	3,604,548
Intangible assets, net	80,875	80,875
TOTAL ASSETS	$4,879,226	$3,685,423
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade payables and accrued liabilities	$933,442	$1,761,367
Interest payable	—	7,279
Factored line of credit	—	302,776
Promissory notes payable	3,450	256,450
Total current liabilities	936,892	2,327,872
Deferred compensation	—	37,037
TOTAL LIABILITIES	936,892	2,364,909
STOCKHOLDERS’ EQUITY
Common stock
Authorized
2,000,000 shares of blank check preferred stock, no par value
18,000,000 shares of common stock, par value $0.001 per share
Issued and outstanding
10,342,191 shares of common stock (January 31, 2017: 6,560,964)	10,342	6,561
Common stock to be issued	14,141	1,670,003
Accumulated paid-in capital	66,820,553	56,829,778
Accumulated deficit	(62,896,457)	(57,179,583)
Accumulated other comprehensive loss	(6,245)	(6,245)
Total stockholders’ equity	3,942,334	1,320,514
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,879,226	$3,685,423

The accompanying notes are an integral part of these interim consolidated financial statements.

Naked Brand Group Inc.

Interim Condensed Consolidated Statements of Operations
(Expressed in United States Dollars)
Unaudited

	Three months ended October 31,		Nine months ended October 31,
	2017	2016	2017	2016
Net sales	$620,928	$551,494	$1,746,644	$1,292,132
Cost of sales	391,288	388,144	1,170,614	1,185,796
Gross profit	229,640	163,350	576,030	106,336
Operating Expenses
General and administrative expenses	1,126,613	2,503,869	6,251,199	8,236,408
Foreign exchange	3,097	1,545	(3,102)	2,007
Total operating expenses	1,129,710	2,505,414	6,248,097	8,238,415
Operating loss	(900,070)	(2,342,064)	(5,672,067)	(8,132,079)
Interest expense	3,048	19,731	44,541	56,200
Accretion of debt discounts and finance charges	21	805	266	16,196
Total other expense	3,069	20,536	44,807	72,396
Net loss	$(903,139)	$(2,362,600)	$(5,716,874)	$(8,204,475)
Net loss per share
Basic and Diluted	$(0.09)	$(0.39)	$(0.57)	$(1.35)
Weighted average shares outstanding
Basic and Diluted	10,342,191	6,072,482	9,982,957	6,072,482

The accompanying notes are an integral part of these interim consolidated financial statements.

Naked Brand Group Inc.

Interim Condensed Consolidated Statement of Changes in Stockholders’ Equity
(Expressed in US Dollars)
(Unaudited)

	Common Stock		Accumulated Paid-in Capital	Common stock to be issued	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount
Balance, January 31, 2017	6,560,964	$6,561	$56,829,778	$1,670,003	$(57,179,583)	$(6,245)	$1,320,514
Shares issued in a public offering	1,592,175	1,592	1,654,270	(1,655,862)	—	—	—
Shares issued in an at-the-market offering	2,189,052	2,189	5,497,534	—	—	—	5,499,723
less; commission	—	—	(192,490)	—	—	—	(192,490)
Conversion of accrued salary compensation	—	—	654,637	—	—	—	654,637
Stock based compensation	—	—	2,376,824	—	—	—	2,376,824
Net loss for the period	—	—	—	—	(5,716,874)	—	(5,716,874)
Balance, October 31, 2017	10,342,191	$10,342	$66,820,553	$14,141	$(62,896,457)	$(6,245)	$3,942,334

The accompanying notes are an integral part of these interim consolidated financial statements.

Naked Brand Group Inc.

Interim Condensed Consolidated Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

for the nine months ended October 31,	2017	2016
Cash flows from operating activities
Net loss	$(5,716,874)	$(8,204,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	(26,216)	(4,181)
Provision for obsolete inventory	—	113,000
Depreciation and amortization	—	7,987
Stock based compensation	2,376,824	4,038,330
Amortization of deferred financing costs	—	15,058
Changes in operating assets and liabilities:
Accounts receivable	(189,054)	131,603
Due from factor	(7,842)	—
Related party advances receivable	(156,600)	—
Prepaid expenses and deposits	407,250	585,718
Inventory	70,310	(1,189,416)
Trade payables and accrued liabilities	(173,288)	492,586
Interest payable	(7,279)	(2,781)
Deferred compensation	(37,037)	(99,999)
Net cash used in operating activities	(3,459,806)	(4,116,570)
Cash flows from investing activities
Acquisition of intangible assets	—	(7,779)
Net cash used in investing activities	—	(7,779)
Cash flows from financing activities
Proceeds from share issuances, net	5,307,233	—
Repayments of promissory notes	(253,000)	—
Proceeds from convertible promissory notes	—	112,000
Repayments of convertible promissory notes	—	(600,000)
Repayments under factoring arrangements	(302,776)	(924,280)
Advances under factoring arrangements	—	800,000
Net cash provided by (used in) financing activities	4,751,457	(612,280)
Net increase (decrease) in cash	1,291,651	(4,736,629)
Cash at beginning of the period	879,014	4,780,994
Cash at end of the period	$2,170,665	$44,365

The accompanying notes are an integral part of these interim consolidated financial statements.

Naked Brand Group Inc.

Interim Condensed Consolidated Statements of Cash Flows — Schedule 1
(Expressed in US Dollars)
(Unaudited)

Supplemental Cash Flow Information

for the nine months ended October 31,	2017	2016
Cash paid during the period for:
Interest	$—	$20,909
Income Taxes	—	—
Non-cash financing activities:
Extinguishment of accrued salary with equity	$654,637	$—

The accompanying notes are an integral part of these interim consolidated financial statements.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

1. Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of direct and wholesale men’s and women’s undergarments and intimate apparel within North America to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). The Company currently operates out of New York, United States of America.

On May 25, 2017, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and, solely for the purposes of Sections 2.28 and 5.18(b) of the Merger Agreement, Bendon Investments Ltd., a New Zealand company and the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”), pursuant to which Merger Sub will be merged with and into Naked (the “Merger”) with Naked as the surviving corporation. The parties entered into Amendment No. 1 to the Merger Agreement on July 26, 2017 (“Amendment No. 1”) and entered into Amendment No. 2 to the Merger Agreement on February 21, 2018 (“Amendment No. 2”). The Merger Agreement, as amended by Amendment No. 1 and Amendment No. 2, is referred to herein as the “Amended Merger Agreement.”

Immediately prior to the consummation of the Merger, Bendon and Holdco will consummate a reorganization (the “Reorganization”), pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for 20,915,036 ordinary shares of Holdco (“Holdco Ordinary Shares”), subject to certain potential adjustments pursuant to the Amended Merger Agreement. As a result of the Reorganization and Merger, Bendon and Naked, respectively, will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked, respectively, will become the shareholders of Holdco.

Upon completion of the Merger, every five shares of issued and outstanding shares of Naked common stock (“Naked Common Stock”) will be converted into the right to receive one Holdco Ordinary Share, resulting in Naked stockholders owning approximately 9.0% of Holdco’s outstanding shares immediate after the consummation of the Merger subject to certain adjustments pursuant to the Amended Merger Agreement. In addition, upon completion of the Merger, each outstanding option, warrant, convertible or exchangeable security or other right to purchase or acquire Naked Common Stock (each, a “Naked Derivative Security”) shall automatically be assumed by Holdco and converted into an option, warrant, convertible or exchangeable security or other right, as applicable, to purchase or acquire a number of Holdco Ordinary Shares equal to the number of shares of Naked Common Stock subject to such Naked Derivative Security, divided by five, and shall have an exercise or conversion price equal to the product of the exercise or conversion price per share of Naked Common Stock subject to such Naked Derivative Security, multiplied by five.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the accuracy of the other party’s representations and warranties; (ii) performance in all material respects by the other party of its obligations under the Amended Merger Agreement; (iii) the listing of Holdco Ordinary Shares on the Nasdaq Capital Market or the New York Stock Exchange (“NYSE”), subject to official notice of issuance; (iv) the declaration of effectiveness by the SEC of the registration statement on Form F-4 filed by Holdco in connection with the transactions (the “Registration Statement”); (v) Naked stockholders approving the Amended Merger Agreement and the transactions contemplated thereby at a meeting called for such purposes (the “Stockholder Meeting”); and (vi) other conditions as further described in the Amended Merger Agreement.

The Amended Merger Agreement also contains specified termination rights, including the right to terminate the Amended Merger Agreement (i) by mutual agreement of the parties to terminate; (ii) by either

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

1. Nature of Business  – (continued)

party if (1) the Merger has not been consummated by April 27, 2018 (subject to extension to May 7, 2018 in certain circumstances) (the “Outside Date”), except that the right to terminate the Amended Merger Agreement shall not be available to any party who has materially breached their obligations under the Amended Merger Agreement resulting in the failure of the Merger to occur on or before the Outside Date, (2) any law or order permanently prohibits consummation of the Merger, or (3) Naked stockholder approval is not obtained by the Outside Date; (iii) by either party if the other party has breached or failed to perform in any material respect any of its representations and warranties or covenants under the Amended Merger Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions); and (iv) by Naked if (1) Bendon substantially changes its business as conducted as of the date of the Amended Merger Agreement, (2) Naked accepts a Superior Proposal (as defined in the Amended Merger Agreement) or (3) Bendon fails to pay to Naked when due, on a monthly basis until the Closing, an amount equal to Naked’s net operating loss for each such month (or portion thereof).

2. Ability to Continue as a Going Concern

These interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these interim condensed consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of October 31, 2017, the Company had not yet achieved profitable operations, had incurred a net loss of $5,716,874 and had an accumulated deficit of $62,896,457 and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. In addition, the terms of the Merger Agreement with Bendon may restrict us from pursuing any of these alternatives without first obtaining consents, which we may not be able to obtain on acceptable terms, or at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Basis of Presentation

Interim Financial Statements

The accompanying unaudited condensed consolidated interim financial statements have been prepared by management, without audit, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures normally included in the annual consolidated financial statements in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the disclosures are adequate to make the information presented not misleading and the accompanying financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for fair presentation of statement of financial position, results of operations and cash flows for the interim periods presented. Operating results for the nine months ended October 31, 2017 are not necessarily indicative of the results that may be expected for the year ending January 31, 2018.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

3. Basis of Presentation  – (continued)

The interim condensed consolidated balance sheet at January 31, 2017 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by GAAP.

These unaudited condensed consolidated interim financial statements should be read in conjunction with the most recent audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended January 31, 2017.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. The Company has determined that as of October 31, 2017, there is only a single reportable operating segment.

The Company operates in one industry, the manufacture and sale of direct and wholesale undergarments.

At October 31, 2017 and January 31, 2017, substantially all long-lived assets were located in the United States.

Loss per share

Net loss per share was determined as follows:

	Three months ended October 31,		Nine months ended October 31,
	2017	2016	2017	2016
Numerator
Net loss	$(903,139)	$(2,362,600)	$(5,716,874)	$(8,204,475)
Denominator
Weighted average common stock outstanding	10,342,191	6,072,482	9,982,957	6,072,482
Basic and diluted net loss per share	$(0.09)	$(0.39)	$(0.57)	$(1.35)
Anti-dilutive securities not included in diluted loss per share relating to:
Warrants outstanding	1,614,559	1,645,198	1,614,559	1,645,198
Options outstanding	3,472,399	2,037,399	3,472,399	2,037,399
	5,086,958	3,682,597	5,086,958	3,682,597

Recently Adopted Accounting Pronouncements

In November 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2015-17 “Income Taxes: Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 eliminates the requirement to bifurcate deferred taxes between current and non-current on the balance sheet and requires that deferred tax liabilities and assets be classified as noncurrent on the balance sheet. ASU 2015-17 was effective for public entities in fiscal years beginning after December 15, 2016, and for interim periods within those fiscal years. ASU 2015-17 became effective for the Company on February 1, 2017. The adoption of ASU 2015-17 did not have any effect on its financial condition, results of operations and cash flows.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

3. Basis of Presentation  – (continued)

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”) which requires a company to change the measurement principal for inventory measured using the FIFO or average cost method from the lower of cost or market to the lower of cost and net realizable value. Treatment of inventory valued under the last-in, first-out (“LIFO”) method is unchanged by ASU No. 2015-11. ASU No. 2015-11 must be applied prospectively and was effective for fiscal years beginning after December 15, 2016, and interim periods within those years. The standard became effective for the Company on February 1, 2017. The adoption of ASU No. 2015-11 did not have any effect on its financial condition, results of operations and cash flows.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. The amendments in ASU 2016-09 cover such areas as the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures which the Company did not elect to adopt, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 was effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. ASU 2016-09 became effective for the Company on February 1, 2017. The adoption of ASU 2016-09 did not have any effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements

Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of ASU 2014-09 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, the FASB decided to defer the effective date of ASU 2014-09 by one year. As a result, public entities would apply ASU 2014-09 to annual reporting periods beginning after December 15, 2017.

The Company’s initial assessment of the guidance in ASU 2014-09 has identified the majority of revenue streams will be impacted by ASU 2014-09 including transactions such as wholesale customer support costs, e-commerce direct to consumer programs, and customer related returns. While the Company has not finalized its evaluation of the impact of ASU 2014-09, it does not currently expect the adoption of ASU 2014-09 to have a material effect on income from operations but will however change presentation within the consolidated financial statements. ASU 2014-09 will also require expanded disclosures related to revenue streams, performance obligations and consideration and the related judgements used in developing the necessary estimates. The Company will adopt ASU 2014-09 effective for fiscal year beginning February 1, 2018, and will utilize the modified retrospective approach in applying ASU 2014-09.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 provides guidance that addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 will be effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

3. Basis of Presentation  – (continued)

periods. ASU 2016-01 will be effective for the Company on February 1, 2018. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In February 2016, FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. ASU 2016-02 is effective for annual and interim reporting periods beginning on or after December 15, 2018. The Company does not expect the impact of ASU 2016-02 to have any material effect on the periods presented.

4. Inventory

Inventory of the Company consisted of the following at October 31, 2017 and January 31, 2017:

	October 31, 2017	January 31, 2017
Finished goods	$1,345,215	$2,604,597
Inventory consigned to related party(1)	1,189,072	—
Less: allowance for obsolete inventory	(375,784)	(375,784)
Total inventory	$2,158,503	$2,228,813

(1)	See note 6 for details regarding inventory on consignment to a related party

Balances at October 31, 2017 and January 31, 2017 are recorded at historical cost, less amounts for potential declines in value. At October 31, 2017, management has recorded an allowance for obsolescence of $375,784 (January 31, 2017: $375,784) to reduce inventory to its estimated net realizable value.

5. Intangible Assets

Intangible assets of the Company consisted of the following at October 31, 2017 and January 31, 2017:

	October 31, 2017	January 31, 2017	Useful life (Years)
Trade Names/Trademarks	$80,875	$80,875	Indefinite
Website	49,512	49,512	2
	130,387	130,387
Less: accumulated amortization	(49,512)	(49,512)
	$80,875	$80,875

The Company did not record any amortization expense during the three and nine months ended October 31, 2017 and 2016.

6. Related Party Transactions and Balances

Related Party Balances

At October 31, 2017, included in advances receivable is $156,600 (January 31, 2017: $Nil) owing from Bendon for expenses incurred by the Company on behalf of the Bendon. The amount due from Bendon is unsecured, non-interest bearing and has no specific repayment terms. Included in accounts payable is $11,985 owing to a firm of which a direct family member of a director and officer of the Company is a principal.

On October 4, 2017, the Company entered into a consignment agreement with Bendon to consign 155,624 units of finished goods inventory, in the value of $1,189,072, for the purpose of facilitating a sale of

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

6. Related Party Transactions and Balances  – (continued)

the consigned goods by the consignee, per note 4. The agreement is effective as of October 4th and will continue for a period of twelve months with the ability to extend the term for an additional twelve months upon mutual acceptance. Payment is due by the consignee to the Company based on units sold every 90 days commencing on January 31, 2018. The title to and property of the consigned goods shall remain with the Company until such time as they are purchased.

At January 31, 2017, included in accounts payable and accrued liabilities is $75,686 owing to directors and officers of the Company for reimbursable expenses and $53,500 owing to Bendon for expenses incurred on behalf of the Company. These amounts were unsecured, non-interest bearing and had no specific terms of repayment. The amounts owing at January 31, 2017 were all settled during the nine months ending October 31, 2017.

Related Party Transactions

During the three and nine months ended October 31, 2017, included in general and administrative expenses is $71,301 and $133,270, respectively (2016: $51,542 and $182,659, respectively), in respect of marketing fees, of which $13,801 and $13,970, respectively (2016: $873 and $30,783, respectively) was related to third party pass through costs, paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and director (the “CEO”) of the Company for a term of three years whereby the CEO was entitled to a base salary of $400,000 per year, provided the CEO would forgo the first twelve months of the base salary and only receive minimum wage during that period. The total base salary compensation due under this employment agreement was amortized on a straight-line basis over the term of the employment agreement to June 10, 2017.

On June 10, 2015, the CEO became eligible to receive her full base salary pursuant to the terms of her employment agreement, however, such base salary was accrued but not paid through February 28, 2017. The CEO had agreed to allow the Company to defer payment of her salary provided such amounts accrued interest at a rate of 3% per annum.

On March 13, 2017, the CEO surrendered accrued base salary compensation plus interest accrued to February 28, 2017 in the amount of $654,637, including base salary compensation payable of $638,724 plus accrued interest on such amounts of $15,913. On the same day, the Company granted to the CEO 1,200,000 options to purchase shares of the Company’s common stock at an exercise price of $2.14 per a period of four years from the date of issuance. The options were fair valued based on a Black-Scholes model upon the date of issuance. The excess of fair value of the options was expensed as stock based compensation during the nine months ended October 31, 2017.

In connection with a Joint Factoring Agreement (Note 7), the CEO executed a guaranty (the “Guaranty”) to personally guarantee performance of the Obligations and also agreed to provide her own brokerage account as security for the Obligations (as defined in Note 7)). Accordingly, in connection with her brokerage account the CEO entered into a brokerage account pledge and security agreement (the “Pledge and Security Agreement”) and securities account control agreement (the “Account Control Agreement”) in favor of Wells Fargo Bank, National Association (“Wells Fargo”). Pursuant to the Pledge and Security Agreement, the CEO agreed to pledge, sell, assign, grant a security interest in and transfer to Wells Fargo all of her rights, title and interest in and to her brokerage account. Effective June 28, 2017, the Company had repaid all advances received under the terms of the Joint Factoring Agreement and the Company entered into an Amendment to the Joint Factoring Agreement pursuant to which the personal guarantee of the CEO was terminated.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

7. Factoring Line of Credit

Under the terms of the Joint Factoring Agreement dated June 14, 2016, the Company may assign eligible accounts receivable (the “Accounts”) to Wells Fargo in exchange for loans and advances (each such loan or advance, an “Advance”) up to an aggregate amount (the “Borrowing Base”) not to exceed the lesser of (i) $6,000,000 or (ii) the sum of up to 80% of trade receivables deemed eligible by Wells Fargo plus (A) the lesser of up to (x) 50% of the value, calculated at the lower of cost or market, of finished goods, warehoused inventory deemed eligible by Wells Fargo or (y) $500,000, plus (B) the lesser of (x) up to 75% of marketable securities held in a blocked security account, subject to an account control agreement in favor of Wells Fargo (the “Securities Account”).

In connection with Wells Fargo’s services under the Joint Factoring Agreement, Wells Fargo receives a commission equal to the Factoring Commission Percentage (as defined in the Joint Factoring Agreement) multiplied by the gross invoice amount of each Account purchased, which is charged to the Company’s account on the date a related Advance is made. During the initial term of the Joint Factoring Agreement, Wells Fargo would receive minimum commissions equal to $24,000, $36,000 and $50,000 during the first, second and third year, respectively (the “Minimum Commissions”).

The Company bears the risk of credit loss on the Accounts, except where Wells Fargo provides credit approval in writing on such Account. The Advances would bear interest on the daily net balance of any moneys owed at a rate of LIBOR plus 3%. All obligations under the Joint Factoring Agreement, including the Advances (collectively, the “Obligations”), were payable on demand and may be charged by Wells Fargo to the Company’s account at any time.

The Company accounted for invoices sold to the Wells Fargo under the Joint Factoring Agreement as a sale of financial assets.

Effective June 28, 2017, the Company had repaid all loans and advances received under the Joint Factoring Agreement. The Company and Wells Fargo entered into an Amendment to the Joint Factoring Agreement pursuant to which the Parties agreed to amend certain terms of the agreement as follows: (i) no further advances would be available under the Joint Factoring Agreement; (ii) Wells Fargo would not be entitled to the Minimum Commissions; (iii) the Company may terminate the Joint Factoring Agreement upon seven days’ written notice to Wells Fargo and Wells Fargo may terminate the Joint Factoring Agreement upon thirty days’ written notice to the Company; (iv) the Guaranty (Note 6) was terminated in its entirety.

Under the terms of the Joint Factoring Agreement, as amended, the Company bears the financial risk associated with the factored receivables. Consequently, the Company no longer accounts for invoices assigned to Wells Fargo for collections as a sale of financial assets.

Factor expenses and interest charged to operations during the three and nine months ended October 31, 2017 were $3,476 and $40,439 (2016: $15,589 and $27,595). At October 31, 2017, an amount of $7,842 was due from the factor to the Company for collection of accounts receivable under the terms of the Joint Factoring Agreement, as amended. At January 31, 2017, $302,776 was owed to the factor for advances made to the Company, net of repayments of such advances through the sale of factored receivables.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

8. Promissory Notes Payable

	October 31, 2017	January 31, 2017
Unsecured promissory notes, accruing interest at a rate of 10% per annum maturing on the earlier of (i) May 7, 2017 or (ii) the date of closing of an equity financing (see (i))	$—	$253,000
Promissory notes, non-interest bearing, repayable upon the Company reporting net income from operations in a single month (see (ii))	3,450	3,450
	3,450	256,450
Less: current portion	(3,450)	(256,450)
	$—	$—

(i)	During the year ended January 31, 2017, the Company issued promissory notes in the aggregate principal amount of $253,000 in exchange for cash, including an amount of $153,000 to a director and officer of the Company. The promissory notes accrue interest at the rate of ten percent per annum and mature on the earlier to occur of (i) May 7, 2017 or (ii) the date of the closing date of an Equity Financing (as defined in the promissory note).

During the nine months ended October 31, 2017, these promissory notes were repaid in full.

(ii)	On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the year ended January 31, 2015. At October 31, 2017, an amount of $3,450 (CDN$3,750) (2016: $3,450 (CDN$3,750)) is outstanding relating to the OID, which is repayable upon the Company reporting net income from operations in any single month.

9. Stockholders’ Equity

Authorized

2,000,000 shares of blank check preferred stock, no par value.

18,000,000 shares of common stock, par value $0.001.

Equity Transactions

On February 10, 2017, the Company entered into an At the Market Offering Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”), as amended on March 30, 2017, pursuant to which the Company could sell from time to time, up to an aggregate of $5,500,000 of shares of the Company’s common stock (the “Shares”), through Maxim, as sales agent.

Under the terms of the Agreement, Maxim was entitled to a commission at a fixed rate of 3.5% of the gross sales price of Shares sold under the Agreement. The Company also reimbursed Maxim for certain expenses incurred in connection with the Agreement, and agreed to provide indemnification and contribution to Maxim with respect to certain liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

During the nine months ended October 31, 2017 pursuant to and under the terms of the Agreement, as amended, the Company issued an aggregate of 2,189,052 shares of common stock for gross proceeds of $5,499,723, net proceeds of $5,307,233 after deducting commissions.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

9. Stockholders’ Equity  – (continued)

Stock Options

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of shares of common stock reserved for issue under the plan is 2,750,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At October 31, 2017, 509,601 options remained available for issuance under the 2014 Plan (January 31, 2017: 509,601 options).

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended October 31, 2017 and January 31, 2017 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Outstanding at February 1, 2016	2,191,274	$5.12	$7.86
Expired	(93,875)	$5.19
Forfeited	(70,000)	$5.12
Granted	260,000	$2.21	$1.41
Outstanding at January 31, 2017	2,287,399	$4.78
Granted	1,200,000	$2.14	$0.89
Expired	(15,000)	$10.00
Outstanding at October 31, 2017	3,472,399	$3.85	$4.85
Exercisable at October 31, 2017	3,237,423	$3.94

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

9. Stockholders’ Equity  – (continued)

At October 31, 2017, the following stock options were outstanding, entitling the holder thereof to purchase shares of common stock of the Company as follows:

Number		Exercise Price	Expiry Date	Number Vested
1,250		10.00	February 1, 2018	1,250
3,750		10.00	May 1, 2018	3,750
2,000		10.00	April 1, 2019	2,000
25,000		10.00	July 30, 2022	25,000
1,536,750		5.12	June 6, 2024	1,536,750
25,000		6.00	June 10, 2024	25,000
37,500		5.12	February 3, 2025	25,000
37,500		4.48	February 25, 2025	25,000
6,250		4.80	July 6, 2025	6,250
337,399		4.40	August 18, 2026	262,423
10,000		2.50	February 25, 2026	10,000
100,000		2.50	November 1, 2026	100,000
150,000		2.00	November 1, 2026	—
1,200,000	*	2.14	March 13, 2021	1,200,000
3,472,399				3,237,423

*	These stock options were issued outside of the 2014 Plan.

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At October 31, 2017, the aggregate intrinsic value of stock options outstanding was $Nil and exercisable was $Nil (January 31, 2017: $Nil and $Nil, respectively).

During the three and nine months ended October 31, 2017, the Company recognized a total fair value of $134,177 and $2,329,942 (2016: $1,224,826 and $4,246,239, respectively) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of $332,600 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to August 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2017	2016
Expected term of stock option (years)(1)	2.00	5.00
Expected volatility(2)	76.10%	67.70%
Stock price at date of issuance	$2.14	$2.50
Risk-free interest rate	1.40%	1.16%
Dividend yields	0.00%	0.00%

(1)	As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

9. Stockholders’ Equity  – (continued)

(2)	As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At October 31, 2017, the Company had 1,614,559 share purchase warrants outstanding as follows:

Number		Exercise Price	Expiry Date
3,750		$10.00	August 10, 2018
60,001		$6.00	April 4, 2019
555,968		$6.00	June 10, 2019
155,052		$3.00	June 10, 2019
168,883		$6.00	July 8, 2019
29,343		$3.00	July 8, 2019
24,625		$8.00	October 23, 2019
137,180		$4.80	December 23, 2020
365,688	(2)	$4.80	June 15, 2022
36,569	(1)(2)	$4.80	June 15, 2022
15,000		$4.80	July 6, 2022
62,500		$5.11	September 1, 2022
1,614,559

(1)	These warrants may vest and become exercisable only under certain anti-dilution performance conditions contained in the warrant agreement
(2)	These warrants were repurchased subsequent to the quarter ending October 31, 2017 per a termination agreement, see Note 11.

During the fiscal year ended January 31, 2016, the Company issued an aggregate of 479,757 warrants exercisable at a weighted average exercise price of $4.84 per share for a period of seven years from the date of issuance, pursuant to negotiated consulting and endorsement agreements. The weighted average grant date fair value of these warrants at issuance was $4.67 for an aggregate grant date fair value of $2,239,000, based on the Black-Scholes option pricing model using the following weighted average assumptions: expected term 7 years, expected volatility 158.04%, expected dividend yield 0.00%, risk free interest rate 2.09%. Stock based compensation is being recorded in the financial statements over the vesting term of three years from the date of grant. The Company recognized stock based compensation expense (recovery) of $6,076 and $46,882 during the three and nine months ended October 31, 2017 (2016: $(2,149) and $(207,551)) in connection with warrants granted.

Certain of the warrants granted during the fiscal year ended January 31, 2016 become exercisable only under certain anti-dilution performance conditions contained in the warrant agreement. The fair value of these warrants at issuance was calculated to be $168,500 based on the Black-Scholes option pricing model using the following assumptions: expected term 7 years, expected volatility 153.00%, expected dividend yield 0.00%, risk free interest rate 2.11%. No stock-based compensation has been recorded in the financial statements as none of the performance conditions have been met.

Naked Brand Group Inc.

Notes to the Interim Condensed Consolidated Financial Statements
October 31, 2017
(Expressed in United States Dollars)
(Unaudited)

9. Stockholders’ Equity  – (continued)

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at February 1, 2016	1,645,198	$5.27
Expired	(18,188)	$4.00
Outstanding at January 31, 2017	1,627,010	$5.29
Expired	(12,451)	$10.00
Outstanding at October 31, 2017	1,614,559	$5.25

10. Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the three and nine months ended October 31, 2017, the Company had concentrations of sales with three customers equal to 26.4% and 32.8% of the Company’s net sales, respectively (2016: sales with two customers equal to 33% and 32%, respectively). As at October 31, 2017, the accounts receivable balances for these customers was $123,523 (January 31, 2017: $0).

11. Commitments

i)	In accordance with a negotiated agreement, the Company is required to pay royalty fees based on the greater of a pre-determined percentage of certain sales, not to exceed 10% of these net wholesale sales, as defined in such agreements, or a minimum annual amount. The Company may terminate the agreement in the event that the other party fails to perform any of the services required to be performed under the agreement or breaches any of its other covenants or agreements set forth in the agreement.

At October 31, 2017, the Company has not made all minimum royalty payments as they have become due and payable under the terms of the agreement, however as at October 31, 2017, the Company has not been provided a notice of default by the other party to the agreement.

Subsequent to the quarter ending October 31, 2017, the Company signed a termination agreement to settle the above agreement. The Company agreed to pay $200,000 cash which includes a one-time royalty payment of $150,000 and $50,000 to re-purchase 365,688 warrants and 36,569 anti-dilution warrants held by the other party.

On December 7, 2017, the Company paid $200,000 to settle the terms of this agreement.

ii)	Pursuant to a Strategic Consulting and Collaboration Agreement, the Company is committed to pay a monthly cash retainer ranging from $10,000 to $20,000 over the three-year term of the agreement. The Company has negotiated a hold on the monthly cash retainer, effective March 1, 2016 and continuing indefinitely.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Naked Brand Group Inc.
New York, NY

We have audited the accompanying consolidated balance sheets of Naked Brand Group Inc. as of January 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended January 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company incurred a net loss of $10,798,503 for the year ended January 31, 2017 and the Company expects to incur further losses in the development of its business. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

New York, NY

April 26, 2017

Naked Brand Group Inc.

Consolidated Balance Sheets
(Expressed in US Dollars)

	2017	2016
ASSETS
Current assets
Cash	$879,014	$4,780,994
Accounts receivable, net of allowances of $29,668 (January 31, 2016: $34,398)	—	127,422
Inventory, net of allowances of $375,784 (January 31, 2016: $390,000)	2,228,813	921,449
Prepaid expenses and deposits	496,721	956,807
Total current assets	3,604,548	6,786,672
Equipment, net	—	13,215
Intangible assets, net	80,875	73,095
TOTAL ASSETS	$3,685,423	$6,872,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,761,367	$993,399
Interest payable	7,279	6,025
Factored line of credit	302,776	527,711
Promissory note payable	256,450	3,450
Convertible promissory notes	—	584,942
Total current liabilities	2,327,872	2,115,527
Deferred compensation	37,037	170,369
TOTAL LIABILITIES	2,364,909	2,285,896
STOCKHOLDERS’ EQUITY
Common stock Authorized 2,000,000 shares of blank check preferred stock, no par value 18,000,000 shares of common stock, par value $0.001 per share (2016: 11,250,000 common shares, par value $0.001 per share) Issued and outstanding 6,560,964 shares of common stock (2016: 6,069,982)	6,561	6,070
Common stock to be issued	1,670,003	15,000
Accumulated paid-in capital	56,829,778	50,953,341
Accumulated deficit	(57,179,583)	(46,381,080)
Accumulated other comprehensive loss	(6,245)	(6,245)
Total stockholders’ equity	1,320,514	4,587,086
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,685,423	$6,872,982

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.

Consolidated Statements of Operations
(Expressed in US Dollars)

Years ended January 31,	2017	2016
Net sales	$1,842,065	$1,389,414
Cost of sales	1,464,654	1,291,219
Gross profit	377,411	98,195
Operating Expenses
General and administrative expenses	11,076,351	11,726,989
Foreign exchange	1,792	9,225
Total operating expenses	11,078,143	11,736,214
Operating loss	(10,700,732)	(11,638,019)
Other income (expense)
Interest expense	(81,796)	(878,934)
Accretion of debt discounts and finance charges	(15,975)	(7,255,346)
Fair value mark-to-market adjustments	—	708,900
Total other expense	(97,771)	(7,425,380)
Net loss	$(10,798,503)	$(19,063,399)
Net loss per share
Basic	$(1.77)	$(10.13)
Diluted	$(1.77)	$(10.13)
Weighted average shares outstanding
Basic	6,092,688	1,881,901
Diluted	6,092,688	1,881,901

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)

	Common Stock		Accumulated Paid-in Capital	Common stock to be issued	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Capital Deficit)
	Shares	Amount
Balance, February 1, 2015	1,010,391	$1,011	$25,083,735	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)
Shares issued pursuant to the conversion of debt	79,025	79	236,985	—	—	—	237,064
Shares issued in exchange for services rendered	2,500	2	11,998	—	—	—	12,000
Shares issued as payment for interest owing under convertible debt arrangements	183,205	183	774,964	—	—	—	775,147
Shares issued pursuant to the exercise of amended warrants	585,705	586	2,342,243	—	—	—	2,342,829
Less: commissions paid	—	—	(91,422)	—	—	—	(91,422)
Shares issued in a public offering	1,875,000	1,875	7,498,125	—	—	—	7,500,000
Less: share issue costs	—	—	(623,720)	—	—	—	(623,720)
Shares issued upon automatic conversion of debentures	2,312,150	2,312	6,934,138	—	—	—	6,936,450
Rounding shares issued in connection with reverse stock split	22,006	22	(22)	—	—	—	—
Derivative liability reclassifications	—	—	3,091,050	—	—	—	3,091,050
Stock based compensation	—	—	5,632,267	—	—	—	5,632,267
Modification of warrants	—	—	63,000	—	—	—	63,000
Net loss for the year	—	—	—	—	(19,063,399)	—	(19,063,399)
Balance, January 31, 2016	6,069,982	$6,070	$50,953,341	$15,000	$(46,381,080)	$(6,245)	$4,587,086
Shares issued pursuant to the conversion of debt	202,520	203	228,078	—			228,281
Shares issued in a public offering	288,462	288	299,712	1,655,003			1,955,003
Stock based compensation	—	—	5,348,647	—	—	—	5,348,647
Net loss for the period	—	—	—	—	(10,798,503)	—	(10,798,503)
Balance, January 31, 2017	6,560,964	$6,561	$56,829,778	$1,670,003	$(57,179,583)	$(6,245)	$1,320,514

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.

Consolidated Statements of Cash Flows
(Expressed in US Dollars)

for the year ended January 31,	2017	2016
Cash flows from operating activities
Net loss	$(10,798,503)	$(19,063,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	(4,730)	26,877
Provision for obsolete inventory	(14,216)	211,000
Depreciation and amortization	13,215	17,420
Other non cash items (Schedule 1)	5,348,647	12,178,713
Changes in operating assets and liabilities:
Accounts receivable	132,152	(55,154)
Prepaid expenses and deposits	460,086	(573,156)
Inventory	(1,293,148)	(949,223)
Accounts payable	767,968	705,485
Interest payable	5,535	722,231
Deferred costs	15,058	—
Deferred compensation	(133,332)	—
Net cash used in operating activities	(5,501,268)	(6,779,206)
Cash flows from investing activities
Acquisition of intangible assets	(7,780)	(33,314)
Purchase of equipment	—	(5,119)
Net cash used in investing activities	(7,780)	(38,433)
Cash flows from financing activities
Proceeds from share issuances	300,000	9,842,829
Share issuance offering costs	—	(715,142)
Proceeds from share subscriptions received	1,655,003	—
Proceeds from the issuance of promissory notes	253,000	—
Proceeds from convertible promissory notes	224,000	—
Repayments of convertible promissory notes	(600,000)	—
Repayments under factoring arrangements	(1,274,935)	(732,289)
Advances under factoring arrangements	1,050,000	1,260,000
Net cash provided by financing activities	1,607,068	9,655,398
Net increase (decrease) in cash	(3,901,980)	2,837,759
Cash at beginning of the period	4,780,994	1,943,235
Cash at end of the period	$879,014	$4,780,994

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.

Consolidated Statements of Cash Flows
(Expressed in US Dollars)

Supplemental Cash Flow Information

for the year ended January 31,	2017	2016
Cash paid during the period for:
Interest	$20,909	$70,923
Income Taxes	—	—
Non-cash financing activities:
Extinguishment of accounts payable with equity	$—	$12,000
Reclassification of derivative liability to additional paid in capital	—	3,091,050
Conversion of convertible debt to shares	224,000	7,169,809
Interest paid in shares	4,281	78,856
Schedule 1 to the Statements of Cash Flows
Profit and loss items not involving cash consists of:
Stock based compensation	$5,348,647	$5,632,267
Compensation charge in connection with amendment of warrants	—	63,000
Change in fair value of derivative financial instruments	—	(708,900)
Amortization of deferred financing fees	—	28,364
Accretion of debt discount	—	7,163,982
	$5,348,647	$12,178,713

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

1. Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of direct and wholesale men’s and women’s undergarments and intimate apparel in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). The Company currently operates out of New York, United States of America.

Effective August 10, 2015, the Company effected a reverse stock split of its common stock on the basis of 1:40. As such, the Company’s authorized capital was decreased from 450,000,000 shares of common stock to 11,250,000 shares of common stock and an aggregate of 53,278,818 shares of common stock issued and outstanding were decreased to 1,331,977 shares of common stock. These financial statements give retroactive effect to such reverse stock split and all share and per share amounts have been adjusted accordingly.

On December 19, 2016, the Company entered into a letter of intent with Bendon Limited (the “LOI”), an intimate apparel company based in New Zealand (“Bendon”), as amended on February 9, 2017, March 9, 2017 and April 10, 2017, for a proposed merger of the companies, whereby a newly formed Australian holding company (“NewCo”) will be formed which will be the ultimate parent company of Bendon and the Company (the “Merger”). The LOI became binding on the Company on January 12, 2017 upon entry into certain purchase agreements. Upon consummation of the proposed Merger, NewCo will issue to the current holders of the outstanding capital stock of Bendon an aggregate of 146,311,063 ordinary shares of NewCo (the “Bendon Shares”) and issue to the Company a number of ordinary shares of NewCo equal to the number of shares of outstanding common stock of the Company (the “Naked Shares”) immediately prior to the Merger, and as of the effective time of the Merger, no other shares of NewCo will be outstanding. In connection with the closing of the Merger, NewCo’s shares must be approved for listing on the NASDAQ Capital Market. Completion of the proposed Merger is further subject to the negotiation of a definitive merger agreement (the “Merger Agreement”), satisfaction of the conditions negotiated therein and approval of the proposed Merger by the Company’s stockholders.

2. Ability to Continue as a Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of January 31, 2017, the Company had not yet achieved profitable operations, incurred a net loss of $10,798,503 during the year ended January 31, 2017, had an accumulated deficit of $57,179,583 and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Accounting

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Naked. All inter-company transactions and balances have been eliminated.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

Reporting Currency and Foreign Currency

The functional currency of the Company is the US dollar. Transaction amounts denominated in foreign currencies are translated into their US dollar equivalents at exchange rates prevailing at the transaction dates. Financial instruments denominated in foreign currencies are revalued each period at exchange rates prevailing at each balance sheet date until settled. Foreign currency gains and losses on transactions or settlements are recognized in the consolidated statement of operations.

These consolidated financial statements have been presented in US dollars, which is the Company’s reporting currency.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with GAAP in the United States of America.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of January 31, 2017 and 2016, there is only a single reportable operating segment.

The Company operates in one industry, the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

	2017	2016
United States	$1,812,120	$1,090,024
Canada and other	29,945	299,390
	$1,842,065	$1,389,414

At January 31, 2016, the net book value of long-lived assets all located within North America were as follows:

	2017		2016
	Equipment	Intangible assets	Equipment	Intangible assets
United States	$—	$61,518	$7,091	$53,738
Canada	—	19,357	6,124	19,357
	$—	$80,875	$13,215	$73,095

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured.

Accounts receivable consist of amounts due from customers and are recorded upon the sale of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. The Company estimates an allowance for doubtful accounts based on historical losses, the existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on the Company’s marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the carrying amount of inventory.

Equipment

Equipment is recorded at cost. Equipment is depreciated using the straight-line method over the estimated useful lives.

The estimated useful lives for each asset group are as follows:

Years
Furniture and equipment	5
Computer equipment	2

At the time depreciable property is retired or otherwise disposed of the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations.

Intangible Assets

Indefinite-life intangible assets, consisting of costs to acquire trademarks with an indefinite life, are recorded at cost, net of impairment charges, if applicable. No amortization has been taken on indefinite life intangible assets. Indefinite-life intangible assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Website Costs

The Company recognizes the costs associated with developing a website in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350-40, Website development costs (“ASC 350-40”).

Internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred to develop internal-use computer software during the application development stage are capitalized. Training costs are not internal-use software development costs and, if incurred during this stage, are expensed as incurred.

These capitalized costs are amortized based on their estimated useful life over two years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable. Such a review involves assessing qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that a long-lived asset is impaired.

If the Company assesses that there is a likelihood of impairment, then the Company will perform a quantitative analysis comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value. Management has determined that no impairment has been identified in the years ended January 31, 2017 or 2016.

Shipping and Handling Costs

Costs associated with the Company’s third-party shipping, warehousing and handling activities are included within operating expenses on the consolidated statements of operations.

(i)	Shipping costs associated with marketing related promotions are included as a component of general and administrative expenses. These shipping costs were $14,430 for the year ended January 31, 2017 ($10,440 for the year ended January 31, 2016).
(ii)	Shipping costs billed to customers are recorded as revenues and related out-bound shipping costs incurred by the Company are recorded as cost of sales.
(iii)	Warehousing and handling costs, and shipping costs associated with transfers of inventory to and from third party warehouses to the Company’s warehouse are included in general and administrative expense as warehouse management. These warehousing, shipping and handling costs were $319,830 for the year ended January 31, 2017 ($404,092 for the year ended January 31, 2016).

Advertising Expense

The Company expenses advertising costs to operations during the period in which they are incurred. The Company expensed $252,895 and $201,198 related to advertising for the years ended January 31, 2017 and 2016, respectively.

Income Taxes

The current income tax represents the amount of income taxes expected to be paid or the benefit expected to be received for the current year taxable income or loss. Deferred income taxes are recognized for the future tax consequences of temporary differences arising between the carrying value of assets and liabilities for financial statement and tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company recognizes the impact of a tax position in the consolidated financial statements if the position is more likely than not to be sustained upon examination on the technical merits of the position. The Company’s policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company has no uncertain tax positions as of January 31, 2017 and 2016, respectively; consequently, no interest or penalties have been accrued by the Company.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, and convertible promissory notes. Other than convertible promissory notes, the fair values of these financial instruments approximate their respective carrying values because of the short maturity of these instruments. The Company determined that the aggregate fair value of promissory notes payable outstanding at January 31, 2017 and 2016, based on Level 2 inputs in the fair value hierarchy, was equal to their aggregate book value based on the short maturities and current borrowing rates available to the Company.

The fair value of the Company’s convertible promissory notes is based on Level 3 inputs in the fair value hierarchy. The Company calculated the fair value of these notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion feature using the following assumptions:

	2017	2016
Risk-free interest rate	—	0.33%
Expected life (years)	—	0.67
Expected volatility(1)	—	91.47%
Stock price	—	$2.79
Dividend yields	—	0.00%

(1)	Where the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

There were no convertible promissory notes outstanding at January 31, 2017. The Company determined that the fair value of the convertible promissory notes at January 31, 2016 was $567,776, based on a market interest rate of 18%.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

Debt issuance costs

The Company incurs costs in connection with debt issuances, such as commissions and professional fees. Debt issuance costs are initially recorded as a reduction of the related debt on the consolidated balance sheets, and are amortized to financing expense over the term of the respective borrowings using the effective interest method.

Any costs incurred or paid to the lender in connection with the issuance of debt represent a reduction in the proceeds received by the Company. The resulting discount is amortized as accretion expense over the term of the debt using the effective interest method.

Derivative Financial Instruments

The Company evaluates stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the binomial option pricing model. This model uses Level 3 inputs in the fair value hierarchy established by ASC 820.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Actual results could materially differ from those estimates. The most significant estimates made by the Company are those relating to uncollectible receivables, inventory valuation and obsolescence, product returns, and derivative valuations.

Loss per share

Earnings or loss per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted EPS is computed by dividing net income (loss) by the weighted-average of all potentially dilutive shares of common stock that were outstanding during the periods presented.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

The treasury stock method is used in calculating diluted EPS for potentially dilutive stock options and share purchase warrants, which assumes that any proceeds received from the exercise of in-the-money stock options and share purchase warrants, would be used to purchase common stock at the average market price for the period.

EPS for convertible debt is calculated under the “if-converted” method. Under the if converted method, EPS is calculated as the more dilutive of EPS (i) including all interest (both cash interest and non-cash discount amortization) and excluding all shares underlying the convertible debt or; (ii) excluding all interest and costs directly related to the convertible debt (both cash interest and non-cash discount amortization) and including all shares underlying the convertible debt. For the years ended January 31, 2017 and 2016, diluted EPS was calculated by including interest expense related to the convertible debt and excluding the shares underlying the convertible debt.

Net loss per share was determined as follows:

	2017	2016
Numerator
Net loss	$(10,798,503)	$(19,063,399)
Denominator
Weighted average shares outstanding	6,092,688	1,881,901
Effect of dilutive securities
Warrants and options	—	—
Convertible debt	—	—
Diluted weighted average shares outstanding	6,092,688	1,881,901
Basic net loss per share	$(1.77)	$(10.13)
Diluted net loss per share	$(1.77)	$(10.13)
Anti-dilutive securities not included in diluted loss per share relating to:
Warrants and options outstanding	3,914,409	3,836,472
Convertible debt	—	60,000
	3,914,409	3,896,472

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation — Stock Compensation (“ASC 718”), requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

The Company accounts for the granting of equity based awards to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all equity based awards is expensed over their vesting period with a corresponding increase to additional paid in capital. Compensation costs for stock-based payments to employees with graded vesting are recognized on a straight-line basis. The amount of cumulated compensation expense recognized at any date must at least equal the portion of the grant date value of the award that is vested at that date.

Based on guidance in ASC 505-50, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for stock-based payments with graded vesting are

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB, which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

Recently Adopted Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The Company adopted this standard on February 1, 2016. The adoption of this standard did not have any effect on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. This standard was effective for and adopted by the Company in fiscal 2017. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU No. 2015-03, Interest — Imputation of Interest (Subtopic 835-30) — Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. In addition, the FASB issued ASU No. 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements: Amendments to SEC Paragraph Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (“ASU 2015-15”), which permits entities to defer and present debt issuance costs related to line-of-credit arrangements as assets, and was adopted concurrently with ASU No. 2015-03. The Company adopted these standards on a retroactive basis on February 1, 2016. Adoption of this standard resulted in the reclassification of $15,058 in deferred financing costs at January 31, 2016 from assets to a deduction from the related debt liability.

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers”. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, the FASB decided to defer the effective date of the new revenue standard by one year. As a result, public entities would apply the new

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

3. Summary of Significant Accounting Policies  – (continued)

revenue standard to annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17 “Income Taxes: Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 eliminates the requirement to bifurcate deferred taxes between current and non-current on the balance sheet and requires that deferred tax liabilities and assets be classified as noncurrent on the balance sheet. ASU 2015-17 is effective for public entities in fiscal years beginning after December 15, 2016, and for interim periods within those fiscal years. The amendments for ASU-2015-17 can be applied retrospectively or prospectively and early adoption is permitted. The adoption of this standard is not expected to have a material impact for any period presented.

In February 2016, FASB issued ASU 2016-02, Leases. The guidance would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. The guidance is effective for annual and interim reporting periods beginning on or after December 15, 2018. The Company is currently evaluating the impact of its pending adoption of ASU 2016-02 on its consolidated financial statements.

In March 2016, the FASB issued ASC 2016-09, “Compensation — Stock Compensation (Topic 718) —  Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). These amendments are intended to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. These amendments are effective for annual and interim reporting periods beginning on or after December 15, 2016. Early adoption is permitted. Entities have the option to apply the amendments on either a prospective basis or a modified retrospective basis. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4. Inventory

Inventory of the Company consisted of the following at January 31, 2017 and 2016:

	2017	2016
Finished goods	$2,604,597	$1,308,442
Raw material	—	3,007
	2,604,597	1,311,449
Less: allowance for obsolete inventory	(375,784)	(390,000)
Total inventory	$2,228,813	$921,449

Balances at January 31, 2017 and 2016 are recorded at historical cost, less amounts for potential declines in value.

5. Equipment

Equipment of the Company consisted of the following at January 31, 2017 and January 31, 2016:

	2017	2016
Furniture & equipment	$10,250	$10,250
Computer equipment	26,082	26,082
	36,332	36,332
Less: Accumulated depreciation	(36,332)	(23,117)
	$—	$13,215

Depreciation expense for the year ended January 31, 2017 was $13,215 (2016: $13,047).

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

5. Equipment  – (continued)

Intangible Assets

Intangible assets of the Company consisted of the following at January 31, 2017 and 2016:

	2017	2016	Useful life (Years)
Trade Names/Trademarks	$80,875	$73,095	Indefinite
Website	49,512	49,512	2
	130,387	122,607
Less: accumulated amortization	(49,512)	(49,512)
	$80,875	$73,095

Amortization expense for the year ended January 31, 2017 was $Nil (2016: $4,375).

6. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at January 31, 2017 and 2016:

	2017	2016
Trade payables	$897,474	$486,967
Accrued payroll	641,044	283,864
Accrued expenses	176,436	211,234
Sales taxes payable	5,468	5,215
Customer deposits and unearned revenue	9,922	6,119
Other payables	31,023	—
	$1,761,367	$993,399

7. Related Party Transactions and Balances

Related Party Balances

At January 31, 2017, included in accounts payable and accrued liabilities is $129,186 (2016: $43,089) owing to directors and officers of the Company for reimbursable expenses and unpaid fees, and $53,500 (2016: $Nil) owing to Bendon for expenses incurred on behalf of the Company. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At January 31, 2017, included in promissory notes payable is an amount of $153,000 (2016: $Nil) owing to a director and officer of the Company. (Note 9(i)).

Related Party Transactions

During the year ended January 31, 2017, included in general and administrative expenses is $481,511 (2016: $433,850) in respect of directors fees and investor relations fees, $4,907,285 (2016: $5,334,266) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $231,176 (2016: $282,277) in respect of marketing fees, of which $33,520 (2016: $90,777) was related to third party pass through costs, paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and director (the “CEO”) of the Company for a term of three years whereby the CEO was entitled to a base salary of $400,000 per year, provided the CEO would forgo the first twelve months of the base salary and only receive minimum wage during that period. At January 31, 2017 an amount of $37,037 (2016: $170,369) is included in deferred compensation relating to the amortization of the total base salary compensation due under this employment agreement, which is being amortized on a straight-line basis over the term of the employment agreement.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

7. Related Party Transactions and Balances  – (continued)

On June 10, 2015, the CEO became eligible to receive her full base salary pursuant to the terms of her employment agreement, however, such base salary has not yet been paid in full as of January 31, 2017. The Company has accrued her base salary compensation payable and at January 31, 2017, an amount of $622,708 (2016: $266,664) is included in accounts payable and accrued liabilities in respect of such base salary payable, including interest owed on such amounts. The CEO agreed to allow the Company to defer payment of her salary provided such amounts accrue interest at a rate of 3% per annum. Subsequent to January 31, 2017, the CEO surrendered accrued base salary compensation plus interest in the amount of $654,637, including base salary compensation payable of $638,724 plus accrued interest on such amounts of $15,913. On the same day, the Company granted to the CEO 1,200,000 options to purchase shares of the Company’s common stock at an exercise price of $2.14 per a period of four years from the date of issuance. The surrendered accrued base salary compensation will be recorded as a contribution to equity in the period in which it is surrendered.

In connection with a Joint Factoring Agreement (Note 7 ii), the CEO executed a guaranty (the “Guaranty”) to personally guarantee performance of the Obligations and also agreed to provide her own brokerage account as security for the Obligations (as defined in Note 9ii)). Accordingly, in connection with her brokerage account the CEO entered into a brokerage account pledge and security agreement (the “Pledge and Security Agreement”) and securities account control agreement (the “Account Control Agreement”) in favor of Wells Fargo Bank, National Association (“Wells Fargo”). Pursuant to the Pledge and Security Agreement, the CEO agreed to pledge, sell, assign, grant a security interest in and transfer to Wells Fargo all of her rights, title and interest in and to her brokerage account.

8. Factoring Line of Credit

i) Capital Business Credit

On June 11, 2015, the Company entered into a factoring agreement (the “CBC Factoring Agreement”) with Capital Business Credit LLC (“CBC”) whereby the Company could borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory and 100% of any accepted side collateral, under the terms and conditions as outlined in the CBC Factoring Agreement. A director and officer of the Company provided side collateral of $500,000 to support a portion of the borrowings and guaranteed repayment of the Company’s indebtedness and performance of its obligations under the CBC Factoring Agreement. The facility was secured by a general security interest over all of the Company assets and interests. The term of the agreement was for a period of one year and would automatically renew for additional one year terms, unless terminated at any time by CBC or by the Company prior to such renewal, with thirty days’ prior written notice. During the year ended January 31, 2017 the Company did not renew the CBC Factoring Agreement with CBC.

On June 14, 2016, the Company entered into a Joint Factoring Agreement (the “Joint Factoring Agreement”) with Wells Fargo. The Joint Factoring Agreement with Wells Fargo replaced the CBC Factoring Agreement, which was terminated effective on the same date.

ii) Wells Fargo

Under the terms of the Joint Factoring Agreement, the Company may assign eligible accounts receivable (the “Accounts”) to Wells Fargo in exchange for loans and advances (each such loan or advance, an “Advance”) up to an aggregate amount (the “Borrowing Base”) not to exceed the lesser of (i) $6,000,000 or (ii) the sum of up to 80% of trade receivables deemed eligible by Wells Fargo plus (A) the lesser of up to (x) 50% of the value, calculated at the lower of cost or market, of finished goods, warehoused inventory deemed eligible by Wells Fargo or (y) $500,000, plus (B) the lesser of (x) up to 75% of marketable securities held in a blocked security account, subject to an account control agreement in favor of Wells Fargo (the “Securities Account”); provided, however, that at any time when the market value of the securities held in

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

8. Factoring Line of Credit  – (continued)

such Securities Account is below $1,067,000, then the value of such securities for purposes of calculating the Borrowing Base will be $0 or (y) $200,000, less any reserves that Wells Fargo may establish from time to time.

In connection with Wells Fargo’s services under the Joint Factoring Agreement, Wells Fargo receives a commission equal to the Factoring Commission Percentage (as defined in the Joint Factoring Agreement) multiplied by the gross invoice amount of each Account purchased, which is charged to the Company’s account on the date a related Advance is made. During the initial term of the Joint Factoring Agreement, Wells Fargo will receive minimum commissions equal to $24,000, $36,000 and $50,000 during the first, second and third year, respectively.

The Company bears the risk of credit loss on the Accounts, except where Wells Fargo provides credit approval in writing on such Account. The Advances will bear interest on the daily net balance of any moneys owed at a rate of LIBOR plus 3%. All obligations under the Joint Factoring Agreement, including the Advances (collectively, the “Obligations”), are payable on demand and may be charged by Wells Fargo to the Company’s account at any time.

The Obligations are secured by a continuing security interest in all assets, properties, and rights of the Company, wherever located, whether owned as of the date of the Joint Factoring Agreement or subsequent thereto. The term of the Joint Factoring Agreement is for three years and will automatically renew, unless terminated at any time by Wells Fargo with thirty days’ written notice, or by the Company prior to such renewal, with sixty days’ prior written notice.

The Joint Factoring Agreement contains covenants that are customary for agreements of this type. The failure to satisfy covenants under the Joint Factoring Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Joint Factoring Agreement and/or the acceleration of the repayment obligations of the Company. The Joint Factoring Agreement contains provisions relating to events of default that are customary for agreements of this type.

Where the Joint Factoring Agreement results in the transfer of the Company’s receivables, without recourse, to Wells Fargo, and the transaction meets the applicable criteria under Accounting Standards Codification 860, the Company has accounted for such invoices sold as a sale of financial assets. As such, the accounts receivable are excluded from the balance sheet upon receipt of consideration for such transfer to Wells Fargo.

Factor expenses and interest charged to operations during the year ended January 31, 2017 were $41,304 (2016: $35,582). At January 31, 2017, an amount of $302,776 (2016: $527,711) was owing under the terms of the Factoring Agreement, for advances made to the Company, net of repayments of such advances through the collection of factored receivables.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

9. Promissory Notes Payable

	2017	2016
Unsecured promissory notes, accruing interest at a rate of 10% per annum maturing on the earlier of (i) May 7, 2017 or (ii) the date of closing of an equity financing (see (i))	$253,000	$—
Promissory notes, non-interest bearing, repayable upon the Company reporting net income from operations in a single month (see (ii))	3,450	3,450
	256,450	3,450
Less: current portion	(256,450)	(3,450)
	$—	$—

(i)	During the year ended January 31, 2017, the Company issued promissory notes in the aggregate principal amount of $253,000 in exchange for cash, including an amount of $153,000 to a director and officer of the Company. The promissory notes accrue interest at the rate of ten percent per annum and mature on the earlier to occur of (i) May 7, 2017 or (ii) the date of the closing date of an Equity Financing (as defined in the promissory note). In the event the Company fails to pay the principal amount plus accrued but unpaid interest on the maturity date and does not cure such failure to pay within ten business days, then the interest rate shall automatically increase to 13%.
(ii)	On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the year ended January 31, 2015. At January 31, 2017, an amount of $3,450 (CDN$3,750) (2016: $3,450 (CDN$3,750)) is outstanding relating to the OID, which is repayable upon the Company reporting net income from operations in any single month.

10. Convertible Promissory Notes Payable

	2017	2016
First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari-passu to Senior Secured Convertible Debentures due October 1, 2016 (see (i))	$—	$600,000
Less: deferred finance fees	—	(15,058)
	—	584,942
Less: current portion	—	(584,942)
	$—	$—

(i) Senior Secured Convertible Note Agreements with Kalamalka Partners

The Company borrowed $600,000 by the issuance of convertible promissory notes (the “Notes”), pursuant to certain Agency Agreements with Kalamalka Partners (“Kalamalka”) and certain lenders (the “Lenders”) as set out in the Agency Agreements dated August 10, 2012 and November 14, 2013, as amended. The Notes were secured by a general security interest in the present and future assets of the Company. The principal amounts outstanding were accruing interest at a rate of 6% per annum, calculated and payable quarterly and were due on October 1, 2016. The principal amounts, and any accrued and unpaid interest thereon, were convertible into common stock at any time at the option of the Lenders at a conversion price of $10.00 per share.

During the year ended January 31, 2017, the Company repaid all principal and accrued and unpaid interest amounts due under the Notes in their entirety and as such, these Notes are no longer outstanding.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

10. Convertible Promissory Notes Payable  – (continued)

During the year ended January 31, 2017, the Company recorded $15,058 (2016: $28,364) in financing charges in respect of the amortization of fees incurred in connection with the issuance and modification of these Notes.

(ii) 9% Convertible Debentures

During the year ended January 31, 2017, the Company entered into subscription agreements with directors and an officer of the Company, pursuant to which the Company issued convertible promissory notes in the aggregate principal amount of $224,000 (the “Convertible Notes”). The Convertible Notes were bearing interest at a rate of 9% per annum and were repayable upon the earliest of (i) the liquidation and dissolution of the Company pursuant to a plan of complete liquidation or (ii) December 31, 2017, unless earlier converted, redeemed or repurchased.

Under the terms of the Convertible Notes, in the event the Company consummated an equity financing resulting in gross proceeds to the Company of at least $1,000,000, excluding the proceeds from the purchase of the Convertible Notes (a “Qualified Financing”), the entire unpaid principal amount of the Convertible Notes and all accrued unpaid interest thereon (the “Outstanding Balance”) would automatically convert, at the initial closing of such financing, into equity securities issued at the price per security (the “Conversion Price”) issued in such Qualified Financing (the “Qualified Financing Securities”) and on the same terms and conditions that apply to the Qualified Financing Securities, provided; however, that the Conversion Price could not be less than the greater of book or market value of the common stock as of the date of issuance of the Convertible Notes, as calculated in accordance with the Nasdaq Listing Rules.

The Convertible Notes were recorded as stock settled debt in accordance with Accounting Standards Codification (“ASC”) 480, which requires such liabilities be carried at fair value. The Company recorded the Convertible Notes at their fair value of $224,000, which was equal to the face values at the date of issuance. During the year ended January 31, 2017, the Company accrued interest of $4,281 (2016: $Nil) under the terms of the Convertible Notes.

On January 12, 2017, in connection with a Securities Purchase Agreement with certain investors (Note 10) these Convertible Notes were automatically converted, along with accrued and unpaid interest of $4,281, into 202,520 shares of common stock, pursuant to the automatic conversion terms. The principal amount of $224,000, together with accrued interest of $4,281, was recorded as a credit to equity upon conversion, with no gain or loss recorded upon settlement of the debt.

11. Stockholders’ Equity

Effective August 10, 2015, the Company effected a reverse stock split of the basis of 1:40. As such, the Company’s authorized capital was decreased from 450,000,000 shares of common stock to 11,250,000 shares of common stock and an aggregate of 53,278,818 shares of common stock issued and outstanding were decreased to 1,331,977 shares of common stock. These financial statements give retroactive effect to such reverse stock split and all share and per share amounts have been adjusted accordingly.

Effective August 11, 2016, the Company amended its articles of incorporation to increase the number of authorized shares of common stock from 11,250,000 to 18,000,000 and to provide authority to issue up to 2,000,000 shares of blank check preferred stock.

Authorized

2,000,000 shares of blank check preferred stock, no par value.
18,000,000 shares of common stock, par value $0.001.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11. Stockholders’ Equity  – (continued)

Year ended January 31, 2017

i)	On January 12, 2017, the Company entered into a Securities Purchase Agreement with certain investors providing for the issuance and sale by the Company of 1,879,811 shares of common stock in a registered direct offering (the “Offering”). The shares were sold at a price of $1.04 per share for gross proceeds of $1,955,003. Of the total, 288,462 shares were issued during the year ended January 31, 2017 and the remaining 1,591,349 shares were issued subsequently and are included in common stock to be issued at January 31, 2017.
ii)	On January 12, 2017, in connection with the Offering, the Company issued 202,520 shares pursuant to the conversion of convertible promissory notes owed to directors and an officer of the Company in the aggregate principal amount of $224,000, along with accrued and unpaid interest of $4,281.

Year ended January 31, 2016

i)	In connection with a debt settlement agreement, the Company issued 2,500 shares of common stock to a consultant of the Company in exchange for services rendered. The fair value of $4.80 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. There was no gain or loss recorded in connection with issuance of these shares.
ii)	On July 3, 2015, the Company issued an aggregate 205,248 shares of common stock at $4 per share, in connection with warrant amendment agreements (the “Warrant Amendments”) for gross proceeds of $821,000. Under the terms of the Warrant Amendments, the holders of such warrants elected to reduce the exercise price of the warrants from $6 to $4, subject to a shortened exercise period and subject to certain resale restrictions on the shares issuable upon exercise of such warrants. Of the total, an aggregate of 140,249 of the shares issued were issued to the CEO and a director of the Company, for an aggregate exercise price of $560,996.

The Company determined that the Warrant Amendments must be accounted for using modification accounting pursuant to the guidance under Accounting Standards Codification 718 (“ASC 718”). Under this guidance, a short-term inducement offer shall be accounted for as a modification of the terms of equity based awards, to the extent that the inducement is accepted by the equity holders. Modification accounting requires the incremental fair value of the instrument arising from the modification to be recognized as an expense on the income statement, or a charge directly to equity, depending on the nature of the offer. The Company determined that it was appropriate to record the incremental fair value of the Warrant Amendments as an expense on the income statement and consequently the Company recorded the incremental fair value as a component of general and administrative expenses on the consolidated statement of operations for the year ended January 31, 2016. The Company determined that the incremental fair value of the instruments arising from the modification was $32,800, based on the difference between the fair value of the warrants immediately prior to the amendment and the fair value of these instruments immediately after the amendment. The fair values were determined using the Black Scholes option pricing model based on the following assumptions: risk free interest rate 1.33%, expected life: 3.94 years, expected volatility: 139.54%, dividend yields: 0.00%.

iii)	On August 3, 2015, the Company consummated a tender offer to amend and exercise certain warrants to purchase common stock of the Company. Under the terms of the tender offer, the holders of such warrants elected to reduce the exercise price of the warrants from $6 to $4, subject to a shortened exercise period and subject to certain resale restrictions on the shares issuable upon exercise of such warrants. Pursuant to the tender offer, the holders of an aggregate of 380,461

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11. Stockholders’ Equity  – (continued)

warrants agreed to amend their warrants and tendered and exercised such warrants for gross proceeds to the Company of $1,521,829.

In connection with the tender offer, the Company incurred issuance costs of $91,422.

The Company determined that the Warrant Amendments must be accounted for using modification accounting pursuant to the guidance under Accounting Standards Codification 718 (“ASC 718”). Under this guidance, a short-term inducement offer shall be accounted for as a modification of the terms of equity based awards, to the extent that the inducement is accepted by the equity holders. Modification accounting requires the incremental fair value of the instrument arising from the modification to be recognized as an expense on the income statement, or a charge directly to equity, depending on the nature of the offer. The Company determined that it was appropriate to record the incremental fair value of the Warrant Amendments as an expense on the income statement and consequently the Company recorded the incremental fair value as a finance fee on the consolidated statement of operations for the year ended January 31, 2016. The Company determined that the incremental fair value of the instruments arising from the modification was $63,000, based on the difference between the fair value of the warrants immediately prior to the amendment and the fair value of these instruments immediately after the amendment. The fair values were determined using the Black Scholes option pricing model based on the following assumptions: risk free interest rate 1.26%, expected life: 3.86 years, expected volatility: 138.81%, dividend yields: 0.00%.

iv)	On December 23, 2015, the Company completed an underwritten public offering of 1,875,000 shares of its common stock at $4 per share for gross proceeds of $7,500,000. In connection with the offering, the Company incurred share issuance costs of $623,720 consisting of (i) a cash commissions equal to 8% of the gross proceeds from certain participants, equal to $548,720; (ii) warrants to purchase that number of shares of common stock equal to 8% of the shares sold in the offering, equal to 137,180 share purchase warrants and (iii) underwriter legal fees equal to $75,000.

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common stock reserved for issue under the plan is 2,750,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At January 31, 2017, 759,601 (2016: 607,101) options remain available for issuance under the 2014 Plan.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11. Stockholders’ Equity  – (continued)

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the period ended January 31, 2017 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Outstanding at January 31, 2015	1,794,875	$5.48	$8.40
Expired	(22,250)	$22.81
Forfeited	(3,750)	$4.48
Granted	422,399	$4.48	$4.15
Outstanding at January 31, 2016	2,191,274	$5.12
Expired	(93,875)	$5.19
Forfeited	(70,000)	$5.12
Granted	260,000	$2.21	$1.41
Outstanding at January 31, 2017	2,287,399	$4.78
Exercisable at January 31, 2017	1,709,238	$5.26

At January 31, 2017, the following stock options were outstanding, entitling the holder thereof to purchase common stock of the Company as follows:

Number	Exercise Price	Expiry Date	Number Vested
15,000	$10.00	October 9, 2017	15,000
1,250	$10.00	February 1, 2018	1,250
3,750	$10.00	May 1, 2018	3,750
2,000	$10.00	April 1, 2019	2,000
25,000	$10.00	July 30, 2022	25,000
1,536,750	$5.12	June 6, 2024	1,302,297
25,000	$6.00	June 10, 2024	25,000
37,500	$4.48	February 3, 2025	12,500
37,500	$4.48	February 25, 2025	12,500
6,250	$4.80	July 6, 2025	6,250
337,399	$4.40	August 18, 2025	193,691
10,000	$2.50	February 2, 2026	10,000
100,000	$2.50	November 1, 2026	100,000
150,000	$2.00	November 1, 2026	—
2,287,399			1,709,238

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At January 31, 2017, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (2016: $Nil and $Nil, respectively).

During the year ended January 31, 2017, the Company recognized $5,452,931 (2016: $5,374,465) of stock based compensation expense in general and administrative expenses, relating to the issuance of stock options in exchange for services. An amount of approximately $2,179,590 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to August, 2018.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11. Stockholders’ Equity  – (continued)

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2017	2016
Expected term of stock option (years)(1)	9.71	6.43
Expected volatility(2)	75.78%	124.33%
Stock price at date of issuance	$0.99	$4.71
Risk-free interest rate	2.29%	1.81%
Dividend yields	0.00%	0.00%

(1)	As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”).
(2)	As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At January 31, 2017, the Company had 1,627,010 share purchase warrants outstanding as follows:

Number		Exercise Price	Expiry Date
12,451		$10.00	August 10, 2017
3,750		$10.00	August 10, 2018
60,001		$6.00	April 4, 2019
555,968		$6.00	June 10, 2019
155,052		$3.00	June 10, 2019
168,883		$6.00	July 8, 2019
29,343		$3.00	July 8, 2019
24,625		$8.00	October 23, 2019
137,180		$4.80	December 23, 2020
365,688		$4.80	June 15, 2022
36,569	(1)	$4.80	June 15, 2022
15,000		$4.80	July 6, 2022
62,500		$5.11	September 1, 2022
1,627,010

(1)	These warrants may vest and become exercisable only under certain anti-dilution performance conditions contained in the warrant

During the year ended January 31, 2016, the Company issued an aggregate of 479,756 warrants exercisable at a weighted average exercise price of $4.84 per share for a period of seven years from the date of issuance, pursuant to negotiated consulting and endorsement agreements. The weighted average grant date fair value of these warrants at issuance was $4.67 for an aggregate grant date fair value of $2,239,000, based on the Black-Scholes option pricing model using the following weighted average assumptions: expected term 7 years, expected volatility 158.04%, expected dividend yield 0.00%, risk free interest rate 2.09%. Stock based compensation is being recorded in the financial statements over the vesting term of three years from the

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11. Stockholders’ Equity  – (continued)

date of grant. The Company recognized a recovery of stock based compensation expense of $104,284 during the year ended January 31, 2017 (2016: stock based compensation expense of $257,802) in connection with warrants granted.

Certain of the warrants granted during the year ended January 31, 2017 become exercisable only under certain anti-dilution performance conditions contained in the warrant agreement. The fair value of these warrants at issuance was calculated to be $168,500 based on the Black-Scholes option pricing model using the following assumptions: expected term 7 years, expected volatility 153.00%, expected dividend yield 0.00%, risk free interest rate 2.11%. No stock-based compensation has been recorded in the financial statements as none of the performance conditions have yet been met.

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at January 31, 2015	1,628,581	$5.74
Issued	616,937	$4.83
Exercised	(585,709)	$6.00
Expired	(14,611)	$9.82
Outstanding at January 31, 2016	1,645,198	$5.27
Expired	(18,188)	$4.00
Outstanding at January 31, 2017	1,627,010	$5.29

12. Income Taxes

The reconciliation of income tax provision computed at statutory rates to reported income tax provision is as follows:

January 31,	2017	2016
	34%	34%
Loss for the year	$(10,798,503)	$(19,063,399)
Expected income tax recovery	(3,671,000)	(6,482,000)
Non-deductible other expenses	101,000	21,000
Non-deductible accretion and financing fees	5,000	2,467,000
Non-deductible derivative mark-to-market adjustments	—	(241,000)
Effect of foreign exchange and other adjustments	—	(4,000)
True up to prior years’ tax provision	12,000	(120,600)
Change in valuation allowance	3,553,000	4,359,600
Total income tax expense	$—	$—

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

12. Income Taxes  – (continued)

Significant components of the Company’s net deferred tax assets at January 31, 2017 and 2016:

January 31,	2017	2016
Temporary differences relating to:
Net operating loss carry forwards	$7,469,700	$5,968,100
Equipment and intangible assets	30,700	25,700
Unpaid expenses	218,000	1,200
Stock based compensation	5,184,700	3,456,000
	12,903,100	9,451,000
Valuation allowance	(12,903,100)	(9,451,000)
Net deferred taxes	$—	$—

Deferred tax assets and liabilities are determined based on temporary basis differences between assets and liabilities reported for financial reporting and tax reporting. The ultimate realization of the net deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income, recent financial performance and tax planning strategies in making this assessment. The Company is required to record a valuation allowance to reduce its net deferred tax asset to the amount that is more likely than not to be realized. Accounting guidance allows the Company to look to future earnings to support the realizability of the net deferred assets. Since the Company has had cumulative net operating losses since inception, the ability to use forecasted future earnings is diminished. As a result, the Company concluded a full valuation allowance against the net deferred tax asset was appropriate. At January 31, 2017 and 2016 the total change in valuation allowance for items affecting the current year was $3,553,000 and $4,359,600, respectively.

At January 31, 2017, the Company had accumulated net operating losses in Canada totaling approximately $5,066,000 (2016: $5,066,000), which may be available to reduce taxable income in Canada in future taxation years. At January 31, 2017, the Company had accumulated net operating losses in the United States totaling approximately $22,063,000 (2016: $17,483,000), which may be available to reduce taxable income in the United States in future taxation years. Unless previously utilized, these net operating losses will begin to expire in 2025.

Section 382 of the Internal Revenue Code (“Section 382”) imposes substantial restrictions on the utilization of net operating losses in the event of an “ownership change” as defined in Section 382. As a result of equity transactions during the year ended January 31, 2016, management believes the utilization of net operating losses may be subject to this limitation. If an ownership change is deemed to have occurred as a result of these equity ownership changes or offerings, the Company has estimated that the net operating losses would be limited to approximately $13,123,000 (2016: $8,635,000).

The Company files income tax returns in the United States and Canada. All of the Company’s tax returns are subject to tax examinations until the respective statute of limitations expires. The Company currently has no tax years under examination. The Company’s tax filings for the fiscal years 2012 to 2017 remain open to examination.

Based on management’s assessment of ASC Topic 740 Income Taxes, the Company does not have an accrual for uncertain tax positions as of January 31, 2017 and 2016. The Company does not anticipate significant changes to its unrecognized tax benefits within the next twelve months.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

13. Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the year ended January 31, 2017, the Company had concentrations of sales with two customers equal to 26% of the Company’s net sales (2016: sales with one customer equal to 41% of the Company’s net sales). As at January 31, 2017, the accounts receivable balance for these customers was $0 (2016: $73,347).

14. Commitments and Contingencies

i)	In accordance with a negotiated agreement, the Company is required to pay royalty fees based on the greater of a pre-determined percentage of certain sales, not to exceed 10% of these net wholesale sales, as defined in such agreements, or a minimum annual amount. Minimum royalty payments are being amortized to operations over the period for which royalties accrue under the terms of the agreement. The Company may terminate the agreement in the event that the other party fails to perform any of the services required to be performed under the agreement or breaches any of its other covenants or agreements set forth in the agreement.

During the year ended January 31, 2017, the Company did not make all minimum royalty payments as they became due and payable under the terms of the agreement, however as at January 31, 2017, the Company had not been provided a notice of default by the other party to the agreement. If the other party provides such notice of default at a later date, this could affect the Company’s ability to sell certain portions of its inventory on hand at January 31, 2017 that are covered under the royalty agreement.

During the year ended January 31, 2017, $300,000 (2016: $75,000) in minimum royalties were expensed to operations. At January 31, 2017, an amount of $75,000 is included in accounts payable and accrued liabilities in connection with minimum royalty payments due and payable.

The Company is committed to future minimum royalty payments as follows:

Year ending January 31,	Amount
2018	$350,000
2019	350,000
2020	262,500
$962,500
ii)	Pursuant to a Strategic Consulting and Collaboration Agreement, the Company is committed to pay a monthly cash retainer ranging from $10,000 to $20,000 over the three-year term of the agreement. The Company has negotiated a hold on the monthly cash retainer, effective March 1, 2016 and continuing indefinitely.

15. Subsequent Events

On February 10, 2017, the Company entered into an At The Market Offering Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”) pursuant to which the Company may sell from time to time, up to an aggregate of $5,000,000 of shares of the Company’s common stock (the “Shares”), through Maxim, as sales agent. On March 30, 2017, the Company entered into Amendment No. 1 to the Agreement which increased the number of shares that could be sold under the Agreement to $5,500,000.

Subject to the terms and conditions of the Agreement, Maxim will use its commercially reasonable efforts to sell the Shares from time to time, based on the Company’s instructions. Under the Agreement, Maxim may sell the Shares by any method permitted by law deemed to be an “at the market offering”, including, without limitation, sales made directly on the Nasdaq Capital Market.

Naked Brand Group Inc.

Notes to Consolidated Financial Statements
(Expressed in US Dollars)

15. Subsequent Events  – (continued)

The Company is not obligated to make any sales of Shares under the Agreement. The offering of the Shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

Under the terms of the Agreement, Maxim will be entitled to a commission at a fixed rate of 3.5% of the gross sales price of Shares sold under the Agreement. The Company will also reimburse Maxim for certain expenses incurred in connection with the Agreement, and agreed to provide indemnification and contribution to Maxim with respect to certain liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

Subsequent to January 31, 2017 pursuant to and under the terms of the Agreement, as amended, the Company issued an aggregate of 2,189,052 shares of common stock for gross proceeds of $5,499,723, net proceeds of $5,307,232 after deducting commissions.

Annex A-1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

NAKED BRAND GROUP INC.,

BENDON LIMITED,

BENDON GROUP HOLDINGS LIMITED,

NAKED MERGER SUB INC.

AND

THE PRINCIPAL SHAREHOLDER

DATED AS OF MAY 25, 2017

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AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (as the same may be amended from time to time, including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of May 25, 2017, by and among Naked Brand Group Inc., a Nevada corporation (“Naked”), Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and, solely for the purposes of Sections 2.28 and 5.18(b) hereof, Bendon Investments Limited, a New Zealand company and the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”). Defined terms used in this Agreement are capitalized and are listed alphabetically in Article VIII, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable law, Naked, Bendon and Holdco intend to enter into a business combination transaction by means of the Merger (as defined in Section 1.1).

B. Immediately prior to the consummation of the Merger, Bendon and Holdco will consummate the Reorganization (as defined in Section 5.18), pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for ordinary shares of Holdco (“Holdco Ordinary Shares”).

C. As a result of the Reorganization and Merger, Bendon and Naked, respectively, will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked, respectively, will become the shareholders of Holdco.

D. Each of the boards of directors of Naked, Bendon, Holdco and Merger Sub has determined that the Merger and Reorganization and the other transactions contemplated by this Agreement are fair to, and in the best interests of, its respective company and shareholders.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreement, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
THE MERGER

1.1. The Merger.  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the NRS, Merger Sub shall merge with and into Naked (the “Merger”), the separate corporate existence of Merger Sub shall cease and Naked shall continue as the surviving company in the Merger (the “Surviving Subsidiary”).

1.2. Effective Time; Closing.  Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Nevada Secretary of State in accordance with the applicable provisions of the NRS (the time of such filing, or such later time as may be agreed in writing by Bendon and Naked and specified in the Articles of Merger being the “Effective Time”). Unless this Agreement shall have been terminated pursuant to Section 7.1 , the consummation of the Merger (the “Closing”), other than the filing of the Articles of Merger, shall take place at the offices of Graubard Miller, counsel to Bendon, located at 405 Lexington Avenue, New York, New York 10174, at a time and date to be specified by the parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at Closing or waiver of those conditions), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3. Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the NRS and other applicable provisions of law (collectively, the “Applicable Law”). Without limiting the generality of the foregoing, and subject

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thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Subsidiary, and all debts, liabilities, obligations, restrictions and duties of Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Subsidiary.

1.4. Governing Documents; Directors and Officers.

(a) At the Effective Time, the articles of incorporation of Merger Sub shall become the articles of incorporation of Surviving Subsidiary, except that the name of Surviving Subsidiary shall be “Naked Brand Group Inc.”

(b) At the Effective Time, the bylaws of Merger Sub shall become the bylaws of Surviving Subsidiary, except that the name of Surviving Subsidiary shall be “Naked Brand Group Inc.”

(c) The directors and officers of Holdco immediately after the Merger shall be the Persons listed on Schedule 5.3, who shall remain the directors and officers of Holdco until such time as their successors shall be duly elected and qualified.

(d) The directors and officers of Naked immediately after the Merger shall be the Persons listed on Schedule 5.3, who shall remain the directors and officers of Naked until such time as their successors shall be duly elected and qualified.

1.5. Merger Consideration; Effect on Naked Securities.

(a) Conversion of Naked Common Stock.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, Naked or the holders of the shares of common stock, par value $0.001 per share, of Naked (“Naked Common Stock”), each issued and outstanding share of Naked Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.5(d)) shall automatically be converted into the right to receive a number of Holdco Shares equal to the number of shares of Naked Common Stock outstanding as of the date of this Agreement (the “Merger Consideration”), divided by the number of Fully-Diluted Naked Shares Outstanding (the “Per Share Stock Consideration”), and the holders thereof shall cease to have any further rights as holders of capital stock of Naked. As of the Effective Time, all such shares of Naked Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time, each holder of a Naked Certificate or Naked Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Merger Consideration in accordance with this Section 1.5.

(b) Adjustment of Merger Consideration.

(i) As soon as practicable after the Measurement Date, but not later than five (5) Business Days thereafter, (A) Naked shall prepare and deliver to Bendon a statement (the “Naked Net Assets Statement”) showing, in reasonable detail, the calculation of Naked’s Net Assets as of the Measurement Date (the “Naked Closing Net Assets”) and (B) Bendon shall prepare and deliver to Naked a statement (the “Bendon Net Debt Statement,” and together with Naked Net Assets Statement, the “Closing Statements”) showing, in reasonable detail, the calculation of Bendon’s Net Debt as of the Measurement Date (the “Bendon Closing Net Debt”). The Naked Net Assets Statement and the Bendon Net Debt Statement shall be derived utilizing United States generally accepted accounting principles (“U.S. GAAP”) and the international financial reporting standards (“IFRS”), respectively, consistent with the historical practice of Naked and Bendon, respectively, and shall be certified as being accurate and complete by Holdco’s independent registered public accounting firm.

(ii) If Bendon disagrees with Naked Closing Net Assets or Naked disagrees with Bendon Closing Net Debt as set forth in the Naked Net Assets Statement or the Bendon Net Debt Statement, respectively, the party that disagrees with the applicable Closing Statement (the “Disputing Party”) shall notify the party that prepared the applicable Closing Statement (the “Preparing Party”) of such disagreement in writing specifying in reasonable detail any and all items of disagreement (each, an “Item of Dispute”) within three (3) Business Days after its receipt of the applicable Closing

A-1-3

Statement. In connection with the review of the Closing Statements and the calculations contained therein, the Preparing Party shall provide the Disputing Party with reasonable access to the books and records, personnel and properties and any other information of the Preparing Party and their respective Subsidiaries that the Disputing Party reasonably requests in connection with such review, subject to the Disputing Party executing a confidentiality agreement in a form reasonably acceptable to the Preparing Party. The Disputing Party and the Preparing Parties (together, the “Independent Parties”) shall use their commercially reasonable best efforts for a period of five (5) Business Days after the Disputing Party’s delivery of such notice (or such longer period as the Independent Parties may mutually agree upon) to resolve any Items of Dispute raised by the Disputing Party. If, at the end of such period, the Independent Parties do not resolve any such Item of Dispute, any party may submit the matter to a mutually acceptable independent accounting firm of recognized national standing to review and resolve the Item of Dispute. In the event the Independent Parties cannot agree upon an accounting firm within five (5) Business Days after the failure to resolve any such Item of Dispute (or if such accounting firm does not accept the engagement and they cannot agree upon a replacement accounting firm within five (5) Business Days after the accounting firm notifies the parties that it will not accept the engagement), they shall choose an accounting firm by lot from those accounting firms of recognized national standing practicing in the State of New York having no material relationship to the Independent Parties or their respective Affiliates and having offices in locations suitable to conduct such review (the accounting firm selected in accordance with the preceding two sentences is referred to herein as the “Accounting Firm”). The Independent Parties shall request that the Accounting Firm render a determination on each Item of Dispute, solely based on whether such Item of Dispute was prepared accurately and in accordance with U.S. GAAP and consistent with the historical practice of Naked (with respect to the Naked Closing Net Assets calculation) and in accordance with IFRS and consistent with the historical practice of Bendon (with respect to the Bendon Closing Net Debt calculation). The determination by the Accounting Firm shall be set forth in a written statement with a reasonably detailed explanation for such determination, and shall be final, binding and conclusive on the parties absent fraud, bad faith or manifest error. The Independent Parties shall make their respective submissions to the Accounting Firm within five (5) Business Days after selecting such firm pursuant to this Section 1.5(b)(ii). The Independent Parties shall use their commercially reasonable best efforts to cause the Accounting Firm to make its determination as soon as practicable after accepting its selection. All of the fees and expenses of the Accounting Firm shall be borne by Naked.

(iii) In the event Naked Closing Net Assets as finally determined in accordance with this Section 1.5(b) are less than the Net Asset Amount (such difference, the “Net Asset Shortfall Amount”), then the number of Holdco Ordinary Shares that would have been issuable to the shareholders of Bendon pursuant to the Reorganization Agreement (as defined in Section 5.18) without any adjustment pursuant hereto (the “Bendon Target Share Number”) shall be increased by a number equal to the product obtained by multiplying (i) the Net Asset Shortfall Amount and (ii) 11.634. In the event Naked Closing Net Assets as finally determined in accordance with this Section 1.5(b) are more than the Net Asset Amount (such difference, the “Net Asset Excess Amount”), then the Bendon Target Share Number shall be reduced by a number equal to the product obtained by multiplying (i) the Net Asset Excess Amount and (ii) 11.634. Notwithstanding the foregoing, no adjustment shall be made to the Bendon Target Share Number pursuant to this Section 1.5(b)(iii) unless the Net Asset Shortfall Amount or Net Asset Excess Amount is greater than $150,000.

(iv) In the event Bendon Closing Net Debt as finally determined in accordance with this Section 1.5(b) exceeds the Net Debt Amount (such difference, the “Net Debt Excess Amount”), then the Bendon Target Share Number shall be reduced by a number equal to the product obtained by multiplying (i) the Net Debt Excess Amount and (ii) 0.833. In the event Bendon Closing Net Debt as finally determined in accordance with this Section 1.5(b) is less than the Net Debt Amount (such difference, the “Net Debt Shortfall Amount”), then the Bendon Target Share Number shall be increased by a number equal to the product obtained by multiplying (i) the Net Debt Shortfall Amount and (ii) 0.833. Notwithstanding the foregoing, no adjustment shall be made to the Share

A-1-4

Number pursuant to this Section 1.5(b)(iv) unless the Net Debt Excess Amount or Net Debt Shortfall Amount is greater than $1,000,000.

(c) Naked Derivative Securities.

(i) At the Effective Time, each option, warrant, convertible or exchangeable security or other right to purchase or acquire Naked Common Stock (each, a “Naked Derivative Security”) that is outstanding immediately before the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Holdco and converted into an option, warrant, convertible or exchangeable security or other right, as applicable, to purchase or acquire a number of Holdco Shares determined in accordance with this Section 1.5(c) (the “ Converted Naked Derivative Security”). Each Converted Naked Derivative Security shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Naked Derivative Security immediately before the Effective Time (including expiration date, vesting conditions and exercise provisions), except that each Naked Derivative Security shall become a right to acquire that number of whole Holdco Ordinary Shares (rounded up to the nearest whole share) equal to the product of: (i) the number of shares of Naked Common Stock subject to such Naked Derivative Security immediately prior to the Effective Time and (ii) the number of Holdco Shares constituting the Per Share Stock Consideration; provided, however, that the exercise price and the number of Holdco Ordinary Shares purchasable under each Converted Naked Derivative Security that is an employee stock option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable regulations promulgated thereunder; provided, further, that in the case of any Converted Naked Derivative Security that is an employee option to which Section 422 of the Code applies, the exercise price and the number of Holdco Ordinary Shares purchasable under such Converted Naked Derivative Security shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

(ii) Before the Effective Time, Naked shall provide such notice, if any, to the extent required under the terms of the applicable Naked Derivative Securities, obtain any necessary consents, waivers or releases, adopt any necessary resolutions, amend the terms of or issue new securities in exchange for Naked Derivative Securities, and take all other appropriate actions to: (a) effectuate the provisions of this Section 1.5(c), and (b) ensure that after the Effective Time, any holder of a Naked Derivative Security shall have neither any right thereunder to acquire any securities of Naked nor to receive any payment or benefit with respect to any Naked Derivative Security, except as provided in this Section 1.5(c).

(iii) Prior to the Effective Time, the Board of Directors of Holdco or the appropriate committee thereof shall (subject to all applicable laws, including relating to the offer of securities and other financial products) adopt resolutions, and procure the entry by Holdco of all necessary agreements, contracts, deeds or instruments (as the case may be), providing for the treatment of the Naked Derivative Securities as contemplated by this Section 1.5(c). As soon as reasonably practicable after the Effective Time, Holdco shall file a registration statement on Form F-8 (or any successor or other appropriate form) registering a number of Holdco Shares necessary to fulfill Holdco’s obligations under this Section 1.5(c). Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of Holdco Shares for delivery with respect to the Naked Derivative Securities assumed by it in accordance with this Section 1.5(c).

(d) Cancellation of Treasury and Holdco Owned Stock.  Each share of Naked Common Stock, if any, held by Naked or Holdco or any direct or indirect wholly-owned Subsidiary of Naked or Holdco immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

(e) Adjustments to Exchange Ratios.  The Per Share Stock Consideration shall be equitably adjusted to reflect appropriately the effect of any equity split, reverse equity split, equity dividend (including any dividend or distribution of securities convertible into Naked Common Stock), cash dividends or

A-1-5

distributions, reorganization, recapitalization, reclassification, combination, exchange of equity securities or other like change with respect to Naked Common Stock occurring on or after the date hereof but not after the Effective Time.

(f) No Fractional Shares.  Notwithstanding any other provision of this Agreement to the contrary, no fractional Holdco Ordinary Shares will be issued by virtue of the Merger or the other transactions contemplated hereby; instead, each Person who would otherwise be entitled to a fractional share of Holdco Ordinary Shares (after taking into account all certificates of Naked Common Stock delivered by such holder) shall receive, in lieu of such fractional share, one (1) Holdco Ordinary Share.

(g) No Further Ownership Rights.  The Merger Consideration issued to the stockholders of Naked upon consummation of the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to the outstanding Naked Common Stock. There shall be no further registration of transfers on the records of Naked of shares of Naked Common Stock that were outstanding immediately prior to the Effective Time.

(h) Required Withholding.  Holdco shall be entitled to deduct and withhold from any consideration or other amount payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirements. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(i) Conversion of Merger Sub Common Stock.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Holdco, Merger Sub or Naked, the share capital of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and validly issued share of common stock of the Surviving Subsidiary.

1.6. Exchange Procedures.

(a) Exchange Fund.  Prior to the Effective Time, Holdco shall enter into an agreement in form and substance reasonably satisfactory to Naked with a bank, trust company or exchange agent (the “Exchange Agent”) for the purpose of exchanging, in accordance with this Article I, shares of Naked Common Stock for the applicable Merger Consideration payable pursuant to Section 1.5. Holdco shall deposit, or cause to be deposited, (i) evidence of Holdco Ordinary Shares in book-entry form representing the Merger Consideration, for the benefit of the holders of shares of Naked Common Stock as of immediately prior to the Effective Time, and (ii) cash in an amount sufficient for any dividends or distributions to which holders of Shares of Naked Common Stock may be entitled pursuant to Section 1.7. Any Holdco Ordinary Shares and cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than for the purpose expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent, as directed by Holdco; provided that no gain or loss thereon or income or loss generated thereby shall affect the amounts payable to holders of Naked Common Stock pursuant to this Article I. Any interest and other income resulting from such investment shall become part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Agreement shall be promptly returned to Holdco.

(b) Surrender of Certificates.  Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), Holdco shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Naked Certificates”) or non-certificated book-entry shares (“Naked Book-Entry Shares”), which, in either case, immediately prior to the Effective Time, represented outstanding Shares of Naked Common Stock, whose shares were converted into the right to receive the Per Share Stock Consideration pursuant to Section 1.5(a): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Naked Certificates or Naked Book-Entry Shares shall pass, only upon delivery of the Naked Certificates

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or Naked Book-Entry Shares to the Exchange Agent and shall be in customary form, and (ii) instructions for use in effecting the surrender of the Naked Certificates or Naked Book-Entry Shares in exchange for the Per Share Stock Consideration.

(c) Exchange of Certificates.  Upon surrender of Naked Certificates or Naked Book-Entry Shares, as applicable, for cancellation to the Exchange Agent (or in the case of a lost, stolen or destroyed Naked Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.8), together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of record of such Naked Certificates or Naked Book-Entry Shares shall be entitled to receive in exchange therefor a certificate representing the number of Holdco Ordinary Shares (which, at the election of Holdco, instead may be issued in uncertificated book-entry form unless a physical certificate is requested by the holder of record or is otherwise required by applicable Legal Requirements or regulation) into which their shares of Naked Common Stock were converted at the Effective Time, and any dividends or distributions payable pursuant to Section 1.7, and the Naked Certificates so surrendered and Naked Book-Entry Shares shall forthwith be canceled. Until so surrendered, outstanding Naked Certificates and Naked Book-Entry Shares will be deemed, from and after the Effective Time, to evidence only the right to receive upon such surrender the Merger Consideration, and any dividends or distributions payable pursuant to Section 1.7. No interest shall be paid or shall accrue for the benefit of the holders of the Naked Certificates or Naked Book-Entry Shares on the Merger Consideration payable upon surrender of the Naked Certificates or Naked Book-Entry Shares.

(d) Transfers of Ownership.  If certificates representing Holdco Ordinary Shares are to be issued in a name other than that in which the Naked Certificates or Naked Book-Entry Shares surrendered in exchange therefor are registered, it shall be a condition of the issuance thereof that the Naked Certificates or Naked Book-Entry Shares so surrendered will be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to the Exchange Agent, or any agent designated by Holdco, any transfer or other taxes required by reason of the issuance of certificates representing Holdco Ordinary Shares in any name other than that of the registered holder of the Naked Certificates or Naked Book-Entry Shares surrendered, or established to the reasonable satisfaction of the Exchange Agent or any agent designated by Holdco that such tax has been paid or is not applicable.

(e) Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of the Naked Certificates or Naked Book-Entry Shares one (1) year after the Effective Time shall, at the request of Holdco, be delivered to Holdco or otherwise according to the instruction of Holdco. Any holders of the Naked Certificates or Naked Book-Entry Shares who have not surrendered such Naked Certificates or Naked Book-Entry Shares in compliance with this Section 1.6 shall after such delivery to Holdco look only to Holdco for the Merger Consideration, and any dividends or other distributions pursuant to Section 1.7. None of Holdco, Bendon, Merger Sub, Naked or the Exchange Agent shall be liable to any person in respect to any portion of such shares, dividends or distributions delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Naked Certificate or Naked Book-Entry Share shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier time as such amounts would otherwise escheat to or become property of any Governmental Entity), any such shares, dividends or distributions (including amounts held by Holdco after the distribution to it of the Exchange Fund) remaining unclaimed by holders of shares of Naked Common Stock immediately prior to such time shall, to the extent permitted by any Legal Requirement, become the property of Holdco free and clear of any claims or interest of any Person previously entitled thereto.

1.7. No Distributions Until Surrender of Certificates.  No dividends or other distributions declared or made after the date of this Agreement with respect to Holdco Ordinary Shares with a record date after the Effective Time will be paid to the holders of any Naked Certificates that have not yet been surrendered with respect to the Holdco Ordinary Shares to be issued upon surrender thereof until the holders of record of such Naked Certificates shall surrender such certificates. Subject to applicable law, following surrender of any such Naked Certificates, Holdco shall promptly deliver to the record holders thereof, without interest, the certificates representing the Holdco Ordinary Shares issuable pursuant to this Article I in exchange therefor,

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and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Holdco Ordinary Shares.

1.8. Lost, Stolen or Destroyed Certificates.  In the event any Naked Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Naked Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Holdco as indemnity against any claim that may be made against it with respect to such Naked Certificate, Holdco will issue or cause to be issued the number of Holdco Ordinary Shares for which such lost, stolen or destroyed Naked Certificates are exchangeable pursuant to this Article I, and any dividends or distributions payable pursuant to Section 1.7.

1.9. Tax Consequences.  It is intended by the parties hereto that the Merger and the payment of the Per Share Stock Consideration shall qualify as a reorganization described in Section 368 of the Code.

1.10. Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Subsidiary with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Naked and Merger Sub, the then current officers and directors of Surviving Subsidiary shall take all such lawful and necessary action.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES REGARDING HOLDCO, BENDON AND MERGER SUB

Subject to the exceptions set forth in Schedule 2 hereto (the “Bendon Schedule”), each of Bendon, Holdco and Merger Sub (each of Bendon’s direct and indirect Subsidiaries and each of Holdco, Merger Sub and their respective direct and indirect Subsidiaries, a “Bendon Group Company”) hereby represents and warrants to Naked as follows:

2.1. Organization and Qualification.

(a) Bendon is a limited company duly formed and validly existing under the laws of New Zealand and has the requisite limited company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Constitution (such document, or the certificate of incorporation, articles of incorporation, bylaws, articles of organization, certificate of formation, operating agreement or other comparable governing instruments with different names of an entity, are collectively referred to herein as “Charter Documents”) of Bendon, as amended and currently in effect, have been heretofore made available to Naked or Naked’s counsel. Bendon is not in violation of any of the provisions of its Charter Documents.

(b) Bendon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Each jurisdiction in which Bendon is so qualified or licensed is listed in Schedule 2.1 hereto.

(c) Except as set forth on Schedule 2.1(c) hereto, the share transfer records and ownership records of Bendon contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving Bendon Ordinary Shares and other securities of Bendon since the time of Bendon’s formation. Copies of such records of Bendon have been made available to Naked or Naked’s counsel.

2.2. Bendon Group Companies.

(a) Neither Bendon nor any Bendon Group Company has any direct or indirect Subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 2.2 hereto. Except as set forth in Schedule 2.2 hereto, Bendon and the Bendon Group Companies each own all of the outstanding equity securities of their respective Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except for the

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Subsidiaries listed on Schedule 2.2 hereto, neither Bendon nor any Bendon Group Company owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it becomes obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Bendon Group Company is duly incorporated or organized, is validly existing and in good standing, as applicable, under the laws of its jurisdiction of incorporation or organization (as listed in Schedule 2.2 hereto), and has the requisite corporate or other entity power and authority, as applicable, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of each Bendon Group Company, as amended and currently in effect, have been heretofore delivered to Naked or Naked’s counsel. No Bendon Group Company is in violation of any of the provisions of its Charter Documents.

(c) Neither Holdco nor Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement and the transactions contemplated hereby.

(d) Each Bendon Group Company is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing, as applicable, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Each jurisdiction in which each Bendon Group Company is so qualified or licensed is listed in Schedule 2.2 hereto.

2.3. Capitalization.

(a) As of the date of this Agreement, the only capital stock of Bendon consists of 146,311,063 outstanding Bendon Ordinary Shares. Schedule 2.3(a) hereto contains a list as of the date of this Agreement of all of the shareholders of Bendon, the number and class of Bendon Ordinary Shares owned by each shareholder and each shareholder’s mailing address. Except as set forth in Schedule 2.3(a) hereto, all of the outstanding Bendon Ordinary Shares are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal in respect of their transfer, which are created by statute, the Charter Documents or any agreement to which Bendon is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Other than Bendon Ordinary Shares, Bendon has no class or series of securities or ownership interests authorized by its Charter Documents. Except as set forth in Schedule 2.3(a) hereto and as permitted by Section 5.12, there are no outstanding options, warrants or other rights to purchase Bendon Ordinary Shares. All outstanding Bendon Ordinary Shares have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Bendon Contracts (as defined in Section 2.19).

(b) As of the date of this Agreement, 1 redeemable preference share is issued and outstanding, which will be redeemed by Holdco upon consummation of the Reorganization. Upon consummation of the Reorganization, 146,311,063 Holdco Ordinary Shares will be issued and outstanding and no preferred stock, redeemable stock or redeemable preferred stock will be issued or outstanding. Schedule 2.3(b) hereto sets forth the sole shareholder of Holdco as of the date of this Agreement. The authorized shares of capital stock of Merger Sub consists of 100 shares of common stock, par value $0.0001 per share, of which 100 shares are outstanding. The authorized and outstanding capital stock or other equity interests of each other Bendon Group Company are set forth in Schedule 2.3(b) hereto. Except as set forth in Schedule 2.3(b) hereto, Bendon or Holdco owns all of the outstanding equity securities and other ownership interests of each Bendon Group Company (other than Holdco), free and clear of all Liens

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other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except in connection with the Reorganization or as set forth in Schedule 2.3(b), there are no outstanding options, warrants or other rights to purchase securities or ownership interests of any Bendon Group Company.

(c) Except in connection with the Reorganization hereto, as permitted by Section 5.12 and as set forth in Schedule 2.3(c) hereto, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Bendon or any Bendon Group Company is a party or by which it is bound obligating Bendon or any Bendon Group Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of Bendon or any Bendon Group Company or obligating Bendon or any Bendon Group Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d) Except as contemplated by this Agreement, as permitted by Section 5.12 and as set forth in Schedule 2.3(d) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other similar agreement or understanding to which Bendon or any Bendon Group Company is a party or by which Bendon or any Bendon Group Company is bound with respect to any equity security or ownership interest of any class of Bendon or any Bendon Group Company.

(e) Except as set forth in Schedule 2.3(e) hereto, no outstanding Bendon Ordinary Shares or other equity interests of Bendon or any Bendon Group Company are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with Bendon or any Bendon Group Company.

(f) The Holdco Ordinary Shares to be issued by Holdco in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such Holdco Ordinary Shares will be fully paid and nonassessable.

2.4. Authority Relative to this Agreement.  Each of Holdco, Bendon and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and each Transaction Document to which Holdco, Bendon or Merger Sub is or is required to be a party pursuant to this Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including the Merger). The execution and delivery of this Agreement, and the execution and delivery of each of the Transaction Documents to which it is or is required to be a party pursuant to this Agreement, and the consummation by Holdco, Bendon and Merger Sub of the transactions contemplated hereby and thereby (including the Merger) have been duly and validly authorized by all necessary action on the part of Bendon (including the approval by its board of directors, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of Holdco, Bendon, Merger Sub or their respective shareholders are necessary to authorize this Agreement or the other Transaction Documents to which they are or are required to be a party or otherwise bound, or to consummate the transactions contemplated hereby or thereby pursuant to Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Holdco, Bendon and Merger Sub, and, upon the execution and delivery by it of the other Transaction Documents to which it is or is required to be a party, such other Transaction Documents will be duly and validly executed and delivered by it, and each of this Agreement and such other Transaction Documents, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes, or upon such execution and delivery will constitute, the legal and binding obligation of each of Holdco, Bendon and Merger Sub, enforceable against Holdco, Bendon and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity.
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2.5. No Conflict; Required Filings and Consents.  Except as set forth in Schedule 2.5 hereto:

(a) The execution and delivery by each of Holdco, Bendon and Merger Sub of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of this Agreement and such other Transaction Documents by it shall not, (i) conflict with or violate its Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair its rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of its properties or assets pursuant to, any Bendon Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Bendon Contract, including any “change in control” or similar provision of any Bendon Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(b) The execution and delivery by each of Holdco, Bendon and Merger Sub of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of its obligations under this Agreement and such other Transaction Documents will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which it is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or the New Zealand Commerce Act 1986 (the “Commerce Act”), if required upon advice of counsel, and the expiration or early termination of the required waiting period thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5 hereto, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement or such other Transaction Documents in any material respect.

2.6. Compliance.

(a) Except as disclosed in Schedule 2.6 hereto, Bendon and the Bendon Group Companies are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Except as set forth in Schedule 2.6 hereto, since January 1, 2015, no written notice of non-compliance by Bendon or the Bendon Group Companies with any Legal Requirements has been received by Bendon or the Bendon Group Companies.

(b) Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, Bendon and the Bendon Group Companies are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties they purport to own, operate or lease and to carry on their business as it is now being conducted. Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, such Approvals are in full force and effect, all fees and charges with respect to such Approvals have been paid in full and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Approval.

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2.7. Financial Statements.

(a) Bendon has provided to Naked a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Bendon and its Subsidiaries as of and for the fiscal years ended June 30, 2016 and 2015 (the “Audited Financial Statements”). The Audited Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Bendon and its Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) Bendon has provided to Naked a correct and complete copy of the unaudited management accounts of Bendon and the Bendon Group Companies for the six (6) month period ended December 31, 2016 (including any notes related thereto) (the “Unaudited Financial Statements”). The Unaudited Financial Statements fairly present in all material respects the consolidated financial position of Bendon and its subsidiaries at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and are subject to normal audit adjustments that would not reasonably be expected to have a Material Adverse Effect on Bendon and its Subsidiaries taken as a whole.

(c) Bendon has delivered to Naked or Naked’s Counsel copies of all management or other letters delivered to Bendon by its independent accountants in connection with any of the financial statements of Bendon and the Bendon Group Companies or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Bendon and the Bendon Group Companies issued at any time since June 30, 2015.

2.8. No Undisclosed Liabilities.  Except as set forth in Schedule 2.8 hereto, Bendon and the Bendon Group Companies have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with IFRS or in the related notes to the financial statements, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements, (ii) liabilities arising in the ordinary course of Bendon’s business since the date of the interim balance sheet included in the Unaudited Financial Statements and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, and (iii) liabilities incurred in connection with the transactions contemplated by this Agreement.

2.9. Absence of Certain Changes or Events.  Except as set forth in Schedule 2.9 hereto, since the date of the interim balance sheet included in the Unaudited Financial Statements through the date of this Agreement, there has not been any Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

2.10. Litigation.  Except as disclosed in Schedule 2.10 hereto, (i) there are no claims, suits, actions, investigations or proceedings at law or in equity pending or, to the knowledge of Bendon, threatened against Bendon or any of the Bendon Group Companies before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole and, to the knowledge of Bendon, there are no facts which could reasonably give rise to such claims, suits, actions, investigations or proceedings, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole; and (ii) neither Bendon nor any of the Bendon Group Companies is a party to any material writ, order, judgment, award, injunction or decree, which would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

2.11. Employee Benefit Plans.

(a) Schedule 2.11(a) hereto lists all compensation, severance, employment, consulting, incentive, fringe or benefit plans, contracts, agreements, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, officer, director, manager, consultant or service provider of Bendon or any of the Bendon Group Companies, or any trade

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or business (whether or not incorporated) which is under common control with Bendon or any of the Bendon Group Companies, with respect to which Bendon or any of the Bendon Group Companies has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all Legal Requirements applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in all material respects in the financial statements and records of Bendon and the Bendon Group Companies. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of Bendon, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Bendon, threatened by any Governmental Entity with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued in all material respects. Neither Bendon nor any of the Bendon Group Companies have any commitment to establish any new Plan, to materially modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any Legal Requirements, in each case as previously disclosed to Naked in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 2.11(a) hereto, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Bendon or any of the Bendon Group Companies (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due by Bendon or the Bendon Group Companies to any employee, director, manager or consultant of Bendon or the Bendon Group Companies under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c) No liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has been incurred by Bendon or any of the Bendon Group Companies that has not been satisfied in full and, to the knowledge of Bendon, no event has occurred and no condition exists that would reasonably be expected to result in Bendon or any of the Bendon Group Companies incurring a liability under Title IV of ERISA. No Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

2.12. Labor Matters.

(a) Except as set forth on Schedule 2.12 hereto, Bendon and the Bendon Group Companies are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Bendon and the Bendon Group Companies nor are there (i) any pending or, to the knowledge of Bendon, threatened activities or proceedings of any labor union to organize any such employees or (ii) any pending or, to the knowledge of Bendon, threatened strikes, labor disputes, slowdowns or stoppages or union representation questions. There are no pending grievance or similar proceedings involving Bendon and the Bendon Group Companies and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of Bendon and the Bendon Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

(b) Except as provided for in the collective bargaining agreements, labor union contracts, employment agreements and consulting agreements or under applicable Law, in each case as set forth on Schedule 2.12 hereto, (i) each employee and consultant of Bendon and the Bendon Group Companies is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement or consulting agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between Bendon and the Bendon Group Companies and any of their

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employees or consultants that their employment or services will be for any particular period. Bendon has no knowledge that any of its officers or key employees intends to terminate his or her employment with Bendon or any of the Bendon Group Companies. Bendon and the Bendon Group Companies are in compliance in all material respects and, to the knowledge of Bendon, each of Bendon’s and the Bendon Group Companies’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between Bendon or the Bendon Group Companies and such individuals. Except as otherwise disclosed in Schedule 2.12 hereto, there are not, and there have not been, any oral or informal arrangements, commitments or promises between Bendon or the Bendon Group Companies and any employees or consultants of Bendon or the Bendon Group Companies that have not been documented as part of the formal written agreements between any such individuals and Bendon or the Bendon Group Companies and been made available to Naked.

(c) Bendon and the Bendon Group Companies are in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and are not liable for any arrears of wages or penalties with respect thereto. Bendon’s and the Bendon Group Companies’ obligations, if any, to provide statutory severance pay to their employees are fully funded or accrued on the Unaudited Financial Statements and Bendon has no knowledge of any circumstance that would reasonably be expected to give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that Bendon and the Bendon Group Companies are legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid when required, and Bendon and the Bendon Group Companies do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending or, to Bendon’s knowledge, threatened claims or actions against Bendon or any of the Bendon Group Companies by any employee in connection with such employee’s employment or termination of employment by Bendon or any of the Bendon Group Companies.

(d) No employee or former employee of Bendon or any of the Bendon Group Companies is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

2.13. Business Activities.  Neither Holdco nor Merger Sub has conducted any business activities other than activities directed toward the accomplishment of the Merger, the Reorganization and the other transactions contemplated hereby. Except as disclosed in Schedule 2.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon Bendon or the Bendon Group Companies or their assets or to which Bendon or the Bendon Group Companies is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Bendon or the Bendon Group Companies, any acquisition of property by Bendon or the Bendon Group Companies or the conduct of business by Bendon or the Bendon Group Companies as currently conducted other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

2.14. Title to Property.

(a) All real property owned by Bendon and the Bendon Group Companies (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of Bendon included in the Audited Financial Statements and the Unaudited Financial Statements and is listed on Schedule 2.14(a) hereto. Bendon and the Bendon Group Companies have good, valid and marketable fee simple title to, or valid leasehold interests or similar rights in, all real property used or held for use by Bendon and the Bendon Group Companies, including the real property shown or reflected on the Audited Financial Statements and Unaudited Financial Statements, and except as set forth in the Unaudited

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Financial Statements or on Schedule 2.14(a) hereto, all such real property is in each case held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Permitted Liens, none of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which Bendon and the Bendon Group Companies have a right to acquire or the obligation to sell any interest in real property.

(b) All personal property and other property and assets (the “Personal Property”) owned by Bendon and the Bendon Group Companies are shown or reflected on the Audited Financial Statements and Unaudited Financial Statements or were acquired after the date of the Unaudited Financial Statements. Bendon and the Bendon Group Companies have good and marketable title to, or valid and enforceable leasehold interests or similar rights in, all Personal Property used or held for use by Bendon or the Bendon Group Companies, including the Personal Property shown or reflected on the Audited Financial Statements and Unaudited Financial Statements (other than Personal Property of which Bendon or the Bendon Group Companies disposed in the ordinary course of business after the date of the balance sheet in the Unaudited Financial Statements), and except as set forth in the Unaudited Financial Statements or on Schedule 2.14(b) hereto, all such Personal Property is in each case held free and clear of all Liens or other limitations of any kind, other than Permitted Liens and Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(c) Schedule 2.14(a) and Schedule 2.14(b) hereto contain a list of all leases of real property and Personal Property, respectively, held by Bendon and the Bendon Group Companies (other than leases of vehicles, office equipment, or operating equipment made in the ordinary course of business). All leases pursuant to which Bendon and/or the Bendon Group Companies lease from others real property or Personal Property are valid, legally binding, enforceable and effective in accordance with their respective terms, and there is not, under any of such leases, any existing breach, default or event of default of Bendon or the Bendon Group Companies or, to Bendon’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a breach, default or event of default), except where the lack of such validity and effectiveness or the existence of such breach, default or event of default would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(d) The real property and Personal Property owned by or leased to Bendon and the Bendon Group Companies, or as to which Bendon and the Bendon Group Companies have similar rights, are sufficient for the conduct of the business as it is currently being conducted.

2.15. Taxes.

(a) Tax Definitions.  As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, occupation, ad valorem, transfer, recapture, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together will all interest, penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(b) Tax Returns and Audits.  Except as set forth in Schedule 2.15 hereto:

(i) Bendon and the Bendon Group Companies have timely filed all material Tax Returns required to be filed by Bendon or the Bendon Group Companies with any Tax authority prior to the date hereof. All such Tax Returns are true, correct and complete in all material respects. Bendon and the Bendon Group Companies have paid all Taxes shown to be due and payable on such Tax

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Returns. All Taxes shown to be due on the Tax Returns referred to in this Section 2.15(b)(i) have been or shall be timely paid in full.

(ii) All Taxes that Bendon and the Bendon Group Companies are required by law to withhold or collect have been duly withheld or collected and been timely paid over to the proper Governmental Entities to the extent due and payable.

(iii) Bendon and the Bendon Group Companies have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Bendon or the Bendon Group Companies, nor have Bendon or the Bendon Group Companies executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Bendon and the Bendon Group Companies have complied in all material respects with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(iv) To the knowledge of Bendon, (A) no audit or other examination of any Tax Return of Bendon and the Bendon Group Companies by any Tax authority is presently in progress, nor (B) has Bendon or any Bendon Group Company been notified of or received any request for such an audit or other examination from the appropriate state, local or foreign taxing authority.

(v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Bendon or any Bendon Group Company, and no such agreement or ruling has been applied for and is currently pending.

(vi) No adjustment relating to any Tax Returns filed by Bendon or any Bendon Group Company has been proposed in writing, formally or informally, by any Tax authority to Bendon or any Bendon Group Company or any representative thereof.

(vii) Bendon and the Bendon Group Companies have no liability for any unpaid Taxes which have not been accrued for or reserved on Bendon’s Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Bendon in the ordinary course of business.

(viii) There are no Liens on any of Bendon’s or the Bendon Group Companies’ assets that arose in connection with any failure (or alleged failure) to pay any Tax when due.

(ix) Bendon has not taken any action and does not know of any fact, agreement, plan or other circumstance relating to the Merger that is reasonably expected to prevent the Merger from qualifying as a reorganization described in Section 368 of the Code.

(x) Since June 30, 2015, Bendon has not amended any Tax Returns or entered into any settlement or compromise of any income Tax liability of it.

2.16. Environmental Matters.

(a) Except as disclosed in Schedule 2.16(a) hereto and except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole: (i) Bendon and/or the Bendon Group Companies have complied with all applicable Environmental Laws; (ii) the properties currently operated or being constructed by Bendon or the Bendon Group Companies (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which Bendon and/or the Bendon Group Companies have performed or are performing services or other operations, are not contaminated with, or has had any release of, any Hazardous Substances as a result of the actions or omissions of Bendon and the Bendon Group Companies for which there is liability to Bendon and the Bendon Group Companies under Environmental Laws; (iii) the properties formerly

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owned, operated or constructed by Bendon and/or the Bendon Group Companies, including properties owned or leased by third parties upon which Bendon and/or the Bendon Group Companies performed services or other operations, were not contaminated with, or had a release of, Hazardous Substances by Bendon and/or the Bendon Group Companies during the period of ownership, operation or construction by Bendon or the Bendon Group Companies or, to the knowledge of Bendon, during any prior period for which there is liability to Bendon or the Bendon Group Companies under Environmental Laws; (iv) Bendon and/or the Bendon Group Companies are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (vi) neither Bendon nor the Bendon Group Companies have received any notice, demand, letter, claim or request for information alleging that Bendon and/or the Bendon Group Companies may be in violation of or liable under any Environmental Law; (vii) Bendon and/or the Bendon Group Companies are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) to Bendon’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Bendon or the Bendon Group Companies, any currently or formerly owned or operated property, that could reasonably be expected to result in any material claims, liability or investigations against any of them, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Laws.

(b) As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or health and safety of persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) explosive or (iv) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d) Schedule 2.16(d) hereto sets forth all environmental studies and investigations completed within the last five (5) years or in process with respect to Bendon and/or the Bendon Group Companies or their respective properties or assets, including to the knowledge of Bendon all phase reports. All such written reports and material documentation relating to any such study or investigation have been provided by Bendon to Naked.

2.17. Brokers; Third Party Expenses.  Except as set forth in Schedule 2.17 hereto, Bendon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 2.17 hereto (or pursuant to any agreement of Naked or its Representatives), no shares, options, warrants or other securities of Bendon or the Bendon Group Companies are payable to any third party by Bendon or the Bendon Group Companies as a result of the Merger or the other transactions contemplated hereby.

2.18. Intellectual Property.

(a) Schedule 2.18 hereto contains a description of all material Intellectual Property owned, leased or otherwise used by Bendon and the Bendon Group Companies. Except as set forth in Schedule 2.18 hereto, Bendon and the Bendon Group Companies own no Registered Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(i) “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications

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therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(ii) “Bendon Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Bendon or any of the Bendon Group Companies, including software and software programs developed by or exclusively licensed to Bendon or any of the Bendon Group Companies (specifically excluding any off the shelf or shrink-wrap software).

(iii) “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

(iv) “Bendon Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Bendon or any of the Bendon Group Companies

(v) “Bendon Products” means all current versions of products or service offerings of Bendon or any of the Bendon Group Companies.

(b) To the knowledge of Bendon, Bendon and the Bendon Group Companies own or have enforceable rights to use all Intellectual Property required for the conduct of their respective business as presently conducted in all material respects. Except as disclosed in Schedule 2.18 hereto, no Bendon Intellectual Property or Bendon Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Bendon or any of the Bendon Group Companies, or which may affect the validity, use or enforceability of such Bendon Intellectual Property or Bendon Product, which in any such case would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(c) Except as disclosed in Schedule 2.18 hereto, to the knowledge of Bendon, Bendon and each of the Bendon Group Companies owns and has good and exclusive title to each material item of Bendon Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business and Permitted Liens); and Bendon and the Bendon Group Companies are the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of Bendon and the Bendon Group Companies as presently conducted, including the sale of any Bendon Products or the provision of any services by Bendon and the Bendon Group Companies.

(d) The operation of the business of Bendon and the Bendon Group Companies as such business currently is conducted, including Bendon’s and the Bendon Group Companies’ use of any product, device or process, to the knowledge of Bendon, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and Bendon and the Bendon Group Companies have not received any written claims or, to the knowledge of Bendon, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

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2.19. Agreements, Contracts and Commitments.

(a) Schedule 2.19(a) hereto sets forth a complete and accurate list of all Material Bendon Contracts, specifying the parties thereto, other than Material Bendon Contracts executed in accordance with Section 5.12. For purposes of this Agreement, (i) the term “Bendon Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which Bendon or any of the Bendon Group Companies is a party or by or to which any of the properties or assets of Bendon or any of the Bendon Group Companies is bound or becomes bound, subject or affected (including without limitation notes or other instruments payable to Bendon or any of the Bendon Group Companies) and (ii) the term “Material Bendon Contracts” shall mean (x) each Bendon Contract (A) that would be required to be filed as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (B) providing for payments (present or future) to Bendon or any of the Bendon Group Companies in excess of $1,000,000 in any twelve month period or (C) under or in respect of which Bendon or any of the Bendon Group Companies presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $1,000,000 in any twelve month period, (y) each Bendon Contract not made in the ordinary course of business that otherwise is material to the businesses, operations, assets, or financial condition of Bendon and the Bendon Group Companies taken as a whole, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Bendon Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Bendon or any of the Bendon Group Companies and by or to any officer, director, shareholder, holder of other equity securities or holder of derivative securities (“Insider”) of Bendon or any of the Bendon Group Companies;

(ii) any guaranty, direct or indirect, by Bendon, a Bendon Group Company or any Insider of Bendon of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any Bendon Contract of employment or management (other than at-will arrangements);

(iv) any Bendon Contract (x) that is material and made other than in the ordinary course of business, (y) providing for the grant of any preferential rights to purchase or lease any material asset of Bendon or any of the Bendon Group Companies or (z) providing for any right (exclusive or non-exclusive) to distribute or resell, or otherwise relating to the distribution or resale of, any Bendon Product (excluding direct sales to retailers);

(v) any obligation to register any Bendon Ordinary Shares or other equity securities of Bendon or any of the Bendon Group Companies under applicable securities laws;

(vi) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii) any collective bargaining agreement with any labor union;

(viii) any lease or similar arrangement for the use by Bendon or any of the Bendon Group Companies of real property or Personal Property where the annual lease payments are greater than $1,000,000;

(ix) any Bendon Contract to which any Insider of Bendon or any of the Bendon Group Companies, or any entity controlled by an Insider, is a party;

(x) any non-competition contract or other contract that (A) limits or purports to limit in any material respect (i) the type of business in which Bendon or any of the Bendon Group Companies may engage, (ii) the type of goods or services which Bendon or any of the Bendon Group Companies may manufacture, produce, import, export, offer for sale, sell or distribute or (iii) the manner or locations in which any of them may so engage in any business, (B) would require the

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disposition of any material assets or line of business of Bendon or any of the Bendon Group Companies or, after the Effective Time, Holdco or its subsidiaries, (C) grants “most favored nation” status or is a “requirements” contract that, following the Merger, would apply to Holdco, Bendon or any of its subsidiaries; (D) grants to any third Person any material exclusive supply or distribution agreement or other similar material exclusive rights or (E) prohibits or limits the right of Bendon or any of the Bendon Group Companies to use, transfer, license, distribute or enforce any Bendon Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and

(xi) any agreement, contract, purchase order or understanding with each of the ten (10) largest suppliers of the Bendon Group Companies, in order of dollar volume.

(b) Each Material Bendon Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the knowledge of Bendon, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To Bendon’s knowledge, no other party to a Material Bendon Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Bendon Contracts (or written summaries in the case of oral Material Bendon Contracts) have been made available to Naked or Naked’s counsel.

(c) Except as set forth in Schedule 2.19(c) hereto, neither Bendon, the Bendon Group Companies nor, to the knowledge of Bendon, any other party thereto is in breach of or in default under, and, to the knowledge of Bendon, no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Bendon Contract, and no party to any Material Bendon Contract has given any written notice to Bendon or any of the Bendon Group Companies of any claim of any such breach, default or event, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

2.20. Insurance.  Schedule 2.20 hereto sets forth Bendon’s and the Bendon Group Companies’ insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are in full force and effect and adequate in amount and scope to meet any insurance requirements for Bendon’s and the Bendon Group Companies’ business and operations required to be maintained by them under Bendon Contracts; neither Bendon nor any of the Bendon Group Companies are in default under any Insurance Policy; to Bendon’s knowledge, all claims under the Insurance Policies have been filed in due and timely fashion; and no written notice of default or termination has been received by Bendon or the Bendon Group Companies in respect of any Insurance Policy.

2.21. Governmental Actions/Filings.

(a) Bendon and the Bendon Group Companies have been granted and hold, and have made, all Governmental Actions/Filings (as defined below) (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by Bendon and the Bendon Group Companies of their business (as presently conducted) or used or held for use by Bendon and the Bendon Group Companies except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon Bendon and the Bendon Group Companies taken as a whole. Each such Governmental Action/Filing is in full force and effect and should be able to be renewed in the ordinary course of Bendon’s business and Bendon and the Bendon Group Companies are in substantial compliance with all of their obligations with respect thereto. To the knowledge of Bendon, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation by Bendon and the Bendon Group Companies of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, have not had and would not reasonably be expected to

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have a Material Adverse Effect upon Bendon and the Bendon Group Companies taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by any of Bendon or the Bendon Group Companies to enable any of them to continue to conduct their business and operations and use their properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or made, would not, either individually or in the aggregate, have a Material Adverse Effect upon Bendon and the Bendon Group Companies taken as a whole.

(b) Except as set forth in Schedule 2.21(b) hereto, no contractors’ licenses are necessary to be obtained, secured or made by any of Bendon or the Bendon Group Companies to enable any of them to continue to conduct their businesses and operations and use their properties after the Closing in a manner which is consistent with current practice. All of the contractors’ licenses listed on Schedule 2.21(b) hereto have been obtained, secured or made and are in full force and effect.

(c) For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any Governmental Entity.

2.22. Interested Party Transactions.  Except as set forth in Schedule 2.22 hereto, no employee, officer, director, partner, member, manager or equity holder of Bendon or any of the Bendon Group Companies or, with respect to such Persons that are individuals, a member of his or her immediate family (any of the foregoing, a “Bendon Related Person”) is indebted to Bendon or any of the Bendon Group Companies, nor has Bendon or any of the Bendon Group Companies committed to make loans or extend or guarantee credit to any Bendon Related Person, nor is Bendon or any of the Bendon Group Companies indebted to any Bendon Related Person, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Bendon or any of the Bendon Group Companies, and (iii) for other employee benefits made generally available to all employees or similarly situated employees or executives or pursuant to Plans otherwise disclosed in Schedule 2.11(a) hereto. Except as set forth in Schedule 2.22 hereto, to the knowledge of Bendon, no Bendon Related Person has any material direct or indirect ownership interest in any Person with whom Bendon or any of the Bendon Group Companies is affiliated or with whom Bendon or any of the Bendon Group Companies has a contractual relationship, or in any Person that competes with Bendon or any of the Bendon Group Companies, except that each Bendon Related Person may own less than 5% of the outstanding stock in publicly traded companies that may compete with Bendon or any of the Bendon Group Companies. Except as set forth in Schedule 2.22 hereto, to the knowledge of Bendon, no Bendon Related Person is, directly or indirectly, interested in any Material Bendon Contract (other than such contracts as relate to any such Bendon Related Person’s ownership interests or other securities of Bendon or such Bendon Related Person’s employment with Bendon or any of the Bendon Group Companies and other than contracts executed in accordance with Section 5.12).

2.23. Board Approval.  The boards of directors of each of Holdco and Bendon (including any required committee or subgroup thereof) have, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.24. Shareholder Approval.  Except for approvals that have been obtained, no vote, consent or approval of the holders of any ownership interests in Bendon is required for the consummation of the Merger, the Reorganization and the other transactions contemplated by this Agreement.

2.25. No Illegal or Improper Transactions.  Bendon and the Bendon Group Companies have been and are in compliance with all applicable anti-corruption Legal Requirements, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010 (the “Anti-Corruption Laws”); and neither Bendon nor any of the Bendon Group Companies nor any officer, director, shareholder, equity holder, employee, agent or Affiliate of Bendon or the Bendon Group Companies on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for Bendon or any of the Bendon Group Companies, (b) facilitating the purchase or sale of any Bendon Product, or (c) avoiding the imposition of any fine or penalty, in each case of clauses (a) through (c), in any manner which is in violation of any Legal Requirement, the effect of which, individually or in the aggregate, has had

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or would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. To the knowledge of Bendon, no employee of Bendon or any of the Bendon Group Companies has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement described above. Neither Bendon nor any of the Bendon Group Companies nor, to the knowledge of Bendon, any officer, employee, contractor, subcontractor or agent of Bendon or any of the Bendon Group Companies has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Bendon or any of the Bendon Group Companies in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a). Neither Bendon nor the Bendon Group Companies have intentionally or, to the knowledge of Bendon, otherwise violated the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulation (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), the International Emergency Economic Powers Act, all Legal Requirements promulgated under the authority of such statutes, and all Legal Requirements that are administered by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, the “Export Control Laws”). Neither Bendon nor the Bendon Group Companies has received any written or, to the knowledge of Bendon, other communication that alleges that Bendon or any of the Bendon Group Companies is not, or may not be, in compliance with, or has or may have, any liability under, the Export Control Laws.

2.26. No Other Representations or Warranties.  Bendon acknowledges that, except for the representations and warranties of Naked expressly set forth herein, (a) neither Naked nor any of its Affiliates or Representatives has made any representation or warranty to Holdco, Bendon, Merger Sub or any of their Representatives, either express or implied, and (b) Naked expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Holdco, Bendon, Merger Sub or their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided by any Representative of Naked).

2.27. No Survival.  None of the representations or warranties of Holdco, Bendon or Merger Sub contained in this Agreement shall survive the Closing.

2.28. The Principal Shareholder.  The Principal Shareholder hereby represents and warrants to, and covenants with, Naked as follows: (i) the Principal Shareholder has consented to resolutions approving and adopting this Agreement and the other Transaction Documents to which Bendon is a party or otherwise bound and the transactions contemplated hereby and thereby, and authorizing Bendon and its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby and thereby pursuant to the terms of this Agreement and the other Transaction Documents, and, to the extent that the transaction contemplated by this Agreement constitutes a major transaction of Bendon in terms of section 129 of the Companies Act 1993 (New Zealand), has consented to a special resolution in relation thereto; and (ii) the Principal Shareholder shall not amend, revoke, rescind or otherwise modify the foregoing consent. None of the representations or warranties of the Principal Shareholder contained in this Agreement shall survive the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF NAKED

Subject to the exceptions set forth in Schedule 3 hereto (the “Naked Schedule” and together with Bendon Schedule, the “Disclosure Schedules”), Naked represents and warrants to Holdco, Bendon and Merger Sub, as follows:

3.1. Organization and Qualification.

(a) Naked is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of Naked, as amended and currently in effect, have been made available to Bendon or Bendon’s counsel. Naked is not in violation of any of the provisions of Naked’s Charter Documents.

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(b) Naked is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Each jurisdiction in which Naked is so qualified or licensed is listed in Schedule 3.1 hereto.

(c) Except as set forth on Schedule 3.1(c) hereto, the share transfer records and ownership records of Naked contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving Naked Common Stock and other securities of Naked since the time of Naked’s formation. Copies of such records of Naked have been made available to Bendon or Bendon’s counsel.

3.2. Subsidiaries and Other Interests.

(a) Naked has no direct or indirect Subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 3.2 hereto. Except as set forth in Schedule 3.2 hereto, Naked owns all of the outstanding equity securities of its Subsidiaries, free and clear of all Liens other than Permitted Liens. Except for the Subsidiaries listed on Schedule 3.2 hereto, Naked does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it becomes obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Naked Subsidiary is duly incorporated or organized, and is validly existing and in good standing, as applicable, under the laws of its jurisdiction of incorporation or organization (as listed in Schedule 3.2 hereto), and has the requisite corporate or other entity power and authority, as applicable, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of each Naked Subsidiary, as amended and currently in effect, have been heretofore delivered to Bendon or Bendon’s counsel. No Naked Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Naked Subsidiary is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing, as applicable, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Each jurisdiction in which each Naked Subsidiary is so qualified or licensed is listed in Schedule 3.2 hereto.

3.3. Capitalization.

(a) As of the date of this Agreement, the only authorized capital stokc of Naked consists of 18,000,000 shares of Naked Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (“Naked Preferred Stock”, collectively with Naked Common Stock, the “Naked Capital Stock”), of which 10,342,191 shares of Naked Common Stock and no shares of Naked Preferred Stock are issued and outstanding. Except as set forth in Schedule 3.3(a) hereto, all of such securities are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal created by statute, the Charter Documents of Naked or any agreement to which Naked is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or “blue sky” laws. Except as set forth in Schedule 3.3(a) hereto, Naked has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Naked on any matter.

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(b) Except as set forth in Schedule 3.3(b) hereto and other than as set forth in this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Naked or any Subsidiary to issue, transfer or sell any Naked Capital Stock or other equity interests of Naked or any Subsidiary or make any payments in lieu thereof. Other than as set forth in Schedule 3.3(b) hereto, there are no agreements or understandings to which Naked or any Subsidiary is a party with respect to the voting of any Naked Capital Stock or other equity interests of Naked or any Subsidiary or which restrict the transfer of any such shares or equity interests, nor does Naked have knowledge of any such agreements or understandings with respect to the voting of any such shares or equity interests or which restrict the transfer of any such shares or equity interests. Other than as set forth in Schedule 3.3(b) hereto, there are no outstanding contractual obligations of Naked or any Subsidiary to repurchase, redeem or otherwise acquire any Naked Capital Stock or any other securities of Naked or any Subsidiary. Other than as set forth in Schedule 3.3(b) hereto, no shares of Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary are reserved for issuance upon the exercise of outstanding options to purchase Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary granted to employees of Naked or other parties (“Naked Stock Options”). Other than as set forth in Schedule 3.3(b) hereto, no shares of Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase or acquire Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary (“Naked Warrants”). Other than as set forth in Schedule 3.3(b) hereto, no shares of Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary are reserved for issuance upon the conversion or exchange of Naked Preferred Stock or any outstanding convertible or exchangeable notes, debentures or other securities of Naked or any Subsidiary (“Naked Convertible Securities”). All shares of Naked Capital Stock subject to issuance, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Naked Common Stock, Naked Stock Options, Naked Warrants and Naked Convertible Securities have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Naked Contracts (as defined in Section 3.19). Naked has heretofore delivered to Bendon true, complete and accurate copies of any outstanding Naked Stock Options, Naked Warrants or Naked Convertible Securities, including any and all documents and agreements relating thereto.

(c) Except as set forth in Schedule 3.3(c) hereto, there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which Naked or any Subsidiary is a party or by which Naked or any Subsidiary is bound with respect to any security of any class of Naked or any Subsidiary.

(d) Except as provided for in this Agreement or as set forth in Schedule 3.3(d) hereto, as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of Naked or any Subsidiary are issuable and no rights in connection with any shares, warrants, options or other securities of Naked or any Subsidiary accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.4. Authority Relative to this Agreement.  Naked has full corporate power and authority to execute and deliver this Agreement, and each Transaction Document to which Naked is or is required to be a party pursuant to this Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including the Merger). The execution and delivery of this Agreement and the execution and delivery of each of the Transaction Documents to which Naked is or is required to be a party pursuant to this Agreement, and the consummation by Naked of the transactions contemplated hereby and thereby (including the Merger), have been duly and validly authorized by all necessary corporate action on the part of Naked (including the approval by its board of directors and stockholders, but excluding Naked Shareholder Approval, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of Naked or its stockholders (other than Naked Shareholder Approval) are necessary

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to authorize this Agreement or the other Transaction Documents to which any of them are or are required to be a party or otherwise bound, or to consummate the transactions contemplated hereby or thereby pursuant to the NRS, Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Naked and, upon the execution and delivery by it of the other Transaction Documents to which it is or is required to be a party, such other Transaction Documents will be duly and validly executed and delivered by it, and each of this Agreement and such other Transaction Documents, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes, or upon such execution and delivery will constitute, the legal and binding obligation of Naked, enforceable against Naked in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5. No Conflict; Required Filings and Consents.  Except as set forth in Schedule 3.5 hereto:

(a) The execution and delivery by Naked of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of this Agreement and such other Transaction Documents by Naked shall not: (i) conflict with or violate Naked’s Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Naked’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Naked pursuant to, any Naked Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Naked Contract, including any “change in control” or similar provision of any Naked Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(b) The execution and delivery by Naked of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of their obligations under this Agreement and such other Transaction Documents will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Naked is licensed or qualified to do business, (ii) for the filing of any notifications required under the HSR Act or Commerce Act, if required upon advice of counsel, and the expiration or early termination of the required waiting period thereunder, (iii) consents, approvals, authorizations and permits described in Schedule 3.5 hereto, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement or such other Transaction Documents in any material respect.

3.6. Compliance.

(a) Except as disclosed in Schedule 3.6 hereto, Naked and its Subsidiaries are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.6 hereto, since January 1, 2015, no written notice of non-compliance by Naked or its Subsidiaries with any Legal Requirements has been received by Naked or its Subsidiaries.

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(b) Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, Naked and its Subsidiaries are in possession of all Approvals necessary to own, lease and operate the properties they purport to own, operate or lease and to carry on their business as it is now being conducted. Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, such Approvals are in full force and effect, all fees and charges with respect to such Approvals have been paid in full and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Approval.

3.7. SEC Filings; Financial Statements.

(a) Naked has made available to Bendon a correct and complete copy of each report, registration statement and definitive proxy statement filed by Naked with the SEC (the “Naked SEC Reports”), which are all the forms, reports, registration statements and documents required to be filed by Naked with the SEC prior to the date of this Agreement. All Naked SEC Reports required to be filed by Naked in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates Naked SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Naked SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Naked makes no representation or warranty whatsoever concerning any Naked SEC Report as of any time other than the date or period with respect to which it was filed. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to Naked SEC Documents are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities in all material respects.

(b) Except as set forth in Schedule 3.7(b) hereto, each set of financial statements (including, in each case, any related notes thereto) contained in Naked SEC Reports, including each Naked SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Naked at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(c) Naked has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Naked’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Naked in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Naked’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

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(d) To the knowledge of Naked, Naked’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Naked within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(e) Neither Naked nor, to Naked’s knowledge, any of its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Naked or its internal accounting controls, including any complaint, allegation, assertion or claim that Naked has engaged in questionable accounting or auditing practices.

3.8. No Undisclosed Liabilities.  Except as set forth in Schedule 3.8 hereto, Naked and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP or in the related notes to the financial statements, except (i) liabilities provided for in or otherwise disclosed in Naked SEC Reports filed prior to the date hereof, (ii) liabilities arising in the ordinary course of Naked’s business since the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, and (iii) liabilities incurred in connection with the transactions contemplated by this Agreement. Naked is not and has not been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(a)(iv) of Regulation S-K under the Exchange Act).

3.9. Absence of Certain Changes or Events.  Except as set forth in Schedule 3.9 hereto, since the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof, there has not been: (i) through the date of this Agreement, any Material Adverse Effect on Naked and its Subsidiaries taken as a whole or (ii) any action or event of the type that would have required the consent of Bendon under Section 4.2.

3.10. Litigation.  Except as set forth in Schedule 3.10 hereto, there are no claims, suits, actions, investigations or proceedings at law or in equity pending or, to the knowledge of Naked, threatened against Naked or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole and, to the knowledge of Naked, there are no facts which could reasonably give rise to such claims, suits, actions, investigations or proceedings, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole; and (ii) neither Naked nor any of its Subsidiaries is a party to any material writ, order, judgment, award, injunction or decree, which would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

3.11. Employee Benefit Plans.

(a) Schedule 3.11(a) hereto lists all compensation, severance, employment, consulting, incentive, fringe or benefit plans, contracts, agreements, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, officer, director, manager, consultant or service provider of Naked or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is under common control with Naked or any of its Subsidiaries, with respect to which Naked or any of its Subsidiaries has liability (individually, a “Naked Employee Plan,” and, collectively, the “Naked Employee Plans”). All Naked Employee Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all Legal Requirements applicable to such Naked Employee Plans, and all liabilities with respect to Naked Employee Plans have been properly reflected in all material respects in the financial statements and records of Naked and its Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Naked Employee Plan activities) has been brought, or, to the knowledge of Naked, is threatened, against or with respect to any Naked Employee Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Naked, threatened by any Governmental Entity with respect to any Naked Employee Plan. All contributions,

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reserves or premium payments required to be made or accrued as of the date hereof to Naked Employee Plans have been timely made or accrued in all material respects. Neither Naked nor any of its Subsidiaries have any commitment to establish any new Naked Employee Plan, to materially modify any Naked Employee Plan (except to the extent required by law or to conform any such Naked Employee Plan to the requirements of any Legal Requirements, in each case as previously disclosed to Naked in writing, or as required by this Agreement), or to enter into any new Naked Employee Plan. Except as disclosed in Schedule 3.11(a) hereto, each Naked Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Naked or Bendon or any of their respective Subsidiaries (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 3.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due by Naked or any of its Subsidiaries to any employee, director, manager or consultant of Naked or any of its Subsidiaries under any Naked Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Naked Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c) No liability under Title IV of ERISA has been incurred by Naked or any of its Subsidiaries that has not been satisfied in full and, to the knowledge of Naked, no event has occurred and no condition exists that would reasonably be expected to result in Naked or any of its Subsidiaries incurring a liability under Title IV of ERISA. No Naked Employee Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Naked Employee Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

3.12. Labor Matters.

(a) Except as set forth on Schedule 3.12 hereto, Naked and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Naked and its Subsidiaries nor are there (i) any pending or, to the knowledge of Naked, threatened activities or proceedings of any labor union to organize any such employees or (ii) any pending or, to the knowledge of Naked, threatened strikes, labor disputes, slowdowns or stoppages or union representation questions. There are no pending grievance or similar proceedings involving Naked and its Subsidiaries and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of Naked and its Subsidiaries pursuant to the resolution of any such proceeding that is no longer pending.

(b) Except as provided for in the collective bargaining agreements, labor union contracts, employment agreements and consulting agreements set forth on Schedule 3.12 hereto, (i) each employee and consultant of Naked and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement or consulting agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between Naked and its Subsidiaries and any of their employees or consultants that their employment or services will be for any particular period. Naked has no knowledge that any of its officers or key employees intends to terminate his or her employment with Naked or any of its Subsidiaries. Naked and its Subsidiaries are in compliance in all material respects and, to the knowledge of Naked, each of Naked’s and its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between Naked or any of its Subsidiaries and such individuals. Except as otherwise disclosed in Schedule 3.12 hereto, there are not, and there have not been, any oral or informal arrangements, commitments or promises between Naked or any of its Subsidiaries and any employees or consultants of Naked or any of its Subsidiaries that have not been documented as part of the formal written agreements between any such individuals and Naked or its Subsidiaries and been made available to Bendon or Bendon’s counsel.

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(c) Naked and its Subsidiaries are in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and are not liable for any arrears of wages or penalties with respect thereto. Naked’s and its Subsidiaries’ obligations to provide statutory severance pay to their employees are fully funded or accrued on the financial statements included in Naked SEC Reports filed prior to the date hereof and Naked has no knowledge of any circumstance that would reasonably be expected to give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that Naked and its Subsidiaries are legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid when required, and Naked and its Subsidiaries do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending or, to the knowledge of Naked, threatened claims or actions against Naked or any of its Subsidiaries by any employee in connection with such employee’s employment or termination of employment by Naked or any of its Subsidiaries.

(d) No employee or former employee of Naked or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

3.13. Business Activities.  Except as disclosed in Schedule 3.13 hereto, here is no agreement, commitment, judgment, injunction, order or decree binding upon Naked or any of its Subsidiaries or their assets or to which Naked or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Naked or any of its Subsidiaries, any acquisition of property by Naked or any of its Subsidiaries or the conduct of business by Naked or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have, a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

3.14. Title to Property.

(a) All real property owned by Naked and its Subsidiaries (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the financial statements included in Naked SEC Reports filed prior to the date hereof and is listed on Schedule 3.14(a) hereto. Naked and its Subsidiaries have good, valid and marketable fee simple title to, or valid leasehold interests or similar rights in, all real property used or held for use by Naked and its Subsidiaries, including the real property shown or reflected on financial statements included in Naked SEC Reports filed prior to the date hereof, and except as set forth in the most recent financial statements included in Naked SEC Reports filed prior to the date hereof or on Schedule 3.14(a) hereto, all such real property is in each case held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Permitted Liens, none of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Schedule 3.14(a) hereto also contains a list of all options or other contracts under which Naked and its Subsidiaries have a right to acquire or the obligation to sell any interest in real property.

(b) All Personal Property owned by Naked and its Subsidiaries are shown or reflected on the financial statements included in Naked SEC Reports filed prior to the date hereof or were acquired after the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof. Naked and its Subsidiaries have good and marketable title to, or valid and enforceable leasehold interests or similar rights in, all Personal Property used or held for use by Naked or any of its Subsidiaries,

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including the Personal Property shown or reflected on the financial statements included in Naked SEC Reports filed prior to the date hereof (other than Personal Property of which Naked or any of its Subsidiaries disposed in the ordinary course of business after the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof), and except as set forth in the most recent financial statements included in Naked SEC Reports filed prior to the date hereof or on Schedule 3.14(b) hereto, all such Personal Property is in each case held free and clear of all Liens or other limitations of any kind, other than Permitted Liens and Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(c) Schedule 3.14(a) and Schedule 3.14(b) hereto contain a list of all leases of real property and Personal Property, respectively, held by Naked and its Subsidiaries (other than leases of vehicles, office equipment, or operating equipment made in the ordinary course of business). All leases pursuant to which Naked and/or its Subsidiaries lease from others real property or Personal Property are valid, legally binding, enforceable and effective in accordance with their respective terms, and there is not, under any of such leases, any existing breach, default or event of default of Naked or any of its Subsidiaries or, to Naked’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a breach, default or event of default), except where the lack of such validity and effectiveness or the existence of such breach, default or event of default would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(d) The real property and Personal Property owned by or leased to Naked and its Subsidiaries, or as to which Naked and its Subsidiaries have similar rights, are sufficient for the conduct of the business as it is currently being conducted.

3.15. Taxes.  Except as set forth in Schedule 3.15 hereto:

(a) Naked and its Subsidiaries have timely filed all material Tax Returns required to be filed by them with any Tax authority prior to the date hereof. All such Tax Returns are true, correct and complete in all material respects. Naked and its Subsidiaries have paid all Taxes shown to be due and payable on such Tax Returns. All Taxes shown to be due on the Tax Returns referred to in this Section 3.15(a) have been paid or shall be timely paid in full.

(b) All Taxes that Naked and its Subsidiaries are required by law to withhold or collect have been duly withheld or collected and been timely paid over to the proper Governmental Entities to the extent due and payable.

(c) Naked and its Subsidiaries have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Naked or any of its Subsidiaries, nor have Naked or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Naked and its Subsidiaries have complied in all material respects with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(d) To the knowledge of Naked, (A) no audit or other examination of any Tax Return of Naked and its Subsidiaries by any Tax authority is presently in progress, nor (B) has Naked or any Subsidiary been notified of or received any request for such an audit or other examination from the appropriate state, local or foreign taxing authority.

(e) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Naked and its Subsidiaries, and no such agreement or ruling has been applied for and is currently pending.

(f) No adjustment relating to any Tax Returns filed by Naked or any of its Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Naked or any of its Subsidiaries or any Representative thereof.

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(g) Naked and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the financial statements included in Naked SEC Reports filed prior to the date hereof, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Naked in the ordinary course of business.

(h) There are no Liens on any of Naked’s or its Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(i) Naked has not taken any action and does not know of any fact, agreement, plan or other circumstance relating to the Merger that is reasonably expected to prevent the Merger from qualifying as a reorganization described in Section 368 of the Code.

(j) Naked is subject to an exemption from withholding under Section 1445 of the Code and the regulations promulgated thereunder.

(k) Since January 31, 2015, Naked has not amended any Tax Returns or entered into any settlement or compromise of any income Tax liability of it.

3.16. Environmental Matters.

(a) Except as disclosed in Schedule 3.16(a) hereto and except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole: (i) Naked and/or its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently operated or being constructed by Naked or any of its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which Naked and/or its Subsidiaries have performed or are performing services or other operations, are not contaminated with, or has had any release off, any Hazardous Substances as a result of the actions or omissions of Naked and its Subsidiaries for which there is liability to Naked and its Subsidiaries under Environmental Laws; (iii) the properties formerly owned, operated or constructed by Naked and/or its Subsidiaries, including properties owned or leased by third parties upon which Naked and/or its Subsidiaries performed services or other operations, were not contaminated with, or had a release of, any Hazardous Substances by Naked and/or its Subsidiaries during the period of ownership, operation or construction by Naked and/or its Subsidiaries or, to the knowledge of Naked, during any prior period for which there is liability to Naked or any of its Subsidiaries under Environmental Laws; (iv) Naked and/or its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (vi) neither Naked nor its Subsidiaries have received any notice, demand, letter, claim or request for information alleging that Naked and/or its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) Naked and/or its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) to Naked’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Naked or its Subsidiaries, any currently or formerly owned or operated property, that could reasonably be expected to result in any material claims, liability or investigations against any of them, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Laws.

(b) Schedule 3.16(b) hereto sets forth all environmental studies and investigations completed within the last five (5) years or in process with respect to Naked and/or its Subsidiaries or their respective properties or assets, including to the knowledge of Naked all phase reports. All such written reports and material documentation relating to any such study or investigation have been provided by Naked to Bendon.

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3.17. Brokers.  Except as set forth in Schedule 3.17 hereto, Naked has not incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 3.17 hereto (or pursuant to any agreement of Naked or its Representatives), no shares, options, warrants or other securities of Naked or any of its Subsidiaries are payable to any third party by Naked or any of its Subsidiaries as a result of the Merger or the other transactions contemplated hereby.

3.18. Intellectual Property.

(a) Schedule 3.18 hereto contains a description of all material Intellectual Property owned, leased or otherwise used by Naked and its Subsidiaries. Except as set forth in Schedule 3.18 hereto, Naked and its Subsidiaries own no Registered Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(i) “Naked Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Naked or any of its Subsidiaries, including software and software programs developed by or exclusively licensed to Naked or any of its Subsidiaries (specifically excluding any off the shelf or shrink-wrap software).

(ii) “Naked Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Naked or any of its Subsidiaries.

(iii) “Naked Products” means all current versions of products or service offerings of Naked or any of its Subsidiaries.

(b) To the knowledge of Naked, Naked and its Subsidiaries own or have enforceable rights to use all Intellectual Property required for the conduct of their respective business as presently conducted in all material respects. Except as disclosed in Schedule 3.18 hereto, no Naked Intellectual Property or Naked Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Naked or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Naked Intellectual Property or Naked Product, which in any such case would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(c) Except as disclosed in Schedule 3.18 hereto, to the knowledge of Naked, Naked and each of its Subsidiaries owns and has good and exclusive title to each material item of Naked Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business and Permitted Liens); and Naked and its Subsidiaries are the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of Naked and its Subsidiaries as presently conducted, including the sale of any Naked Products or the provision of any services by Naked and its Subsidiaries.

(d) The operation of the business of Naked and its Subsidiaries as such business currently is conducted, including Naked’s and its Subsidiaries’ use of any product, device or process, to the knowledge of Naked, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and Naked and its Subsidiaries have not received any written claims or, to the knowledge of Naked, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

3.19. Agreements, Contracts and Commitments.

(a) Schedule 3.19 hereto sets forth a complete and accurate list of all Material Naked Contracts, specifying the parties thereto, other than the Material Naked Contracts set forth in Naked SEC Reports filed prior to the date hereof. For purposes of this Agreement, (i) the term “Naked Contracts” contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which Naked or any of its

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Subsidiaries is a party or by or to which any of the properties or assets of Naked or any of its Subsidiaries is bound or becomes bound, subject or affected (including without limitation notes or other instruments payable to Naked or any of its Subsidiaries) and (ii) the term “Material Naked Contracts” shall mean shall mean (x) each Naked Contract (A) that would be required to be filed as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (B) providing for payments (present or future) to Naked or any of its Subsidiaries in excess of 75,000 in the aggregate or (C) under or in respect of which Naked or any of its Subsidiaries presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of 75,000, (y) each Naked Contract that otherwise is material to the businesses, operations, assets, or financial condition of Naked and its Subsidiaries taken as a whole, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Naked Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Naked or any of its Subsidiaries and by or to any Insider of Naked or any of its Subsidiaries;

(ii) any guaranty, direct or indirect, by Naked, one of its Subsidiaries or any Insider of Naked of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any Naked Contract of employment or management (other than at-will arrangements);

(iv) any Naked Contract (x) that is material and made other than in the ordinary course of business, (y) providing for the grant of any preferential rights to purchase or lease any material asset of Naked or any of its Subsidiaries or (z) providing for any right (exclusive or non-exclusive) to distribute or resell, or otherwise relating to the distribution or resale of, any Naked Product (excluding direct sales to retailers);

(v) any obligation to register any Naked Common Stock or other equity securities of Naked or any of its Subsidiaries under applicable securities laws;

(vi) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii) any collective bargaining agreement with any labor union;

(viii) any lease or similar arrangement for the use by Naked or any of its Subsidiaries of real property or Personal Property where the annual lease payments are greater than $20,000;

(ix) any Naked Contract to which any Insider of Naked or any of its Subsidiaries, or any entity controlled by an Insider, is a party;

(x) any non-competition contract or other contract that (A) limits or purports to limit in any material respect (ii) the type of business in which Naked and its Subsidiaries may engage, (ii) the type of goods or services which Naked or any of its Subsidiaries may manufacture, produce, import, export, offer for sale, sell or distribute or (iii) the manner or locations in which any of them may so engage in any business, (B) would require the disposition of any material assets or line of business of Naked and its Subsidiaries, (C) grants “most favored nation” status or is a “requirements” contract that, following the Merger, would apply to Holdco or any of its subsidiaries; (D) grants to any third Person any material exclusive supply or distribution agreement or other similar material exclusive rights or (E) prohibits or limits the right of Naked or its Subsidiaries to use, transfer, license, distribute or enforce any Naked Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and

(xi) any agreement, contract, purchase order or understanding with each of the ten (10) largest suppliers of Naked and its Subsidiaries, in order of dollar volume.

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(b) Each Material Naked Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, the knowledge of Naked, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Material Naked Contracts (or written summaries in the case of oral Material Naked Contracts) have been made available to Naked or Naked’s counsel.

(c) Except as set forth in Schedule 3.19 hereto, neither Naked, its Subsidiaries nor, to the knowledge of Naked, any other party thereto is in breach of or in default under, and, to the knowledge of Naked no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Naked Contract, and no party to any Material Naked Contract has given any written notice to Naked or any of its Subsidiaries of any claim of any such breach, default or event, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

3.20. Insurance.  Schedule 3.20 hereto sets forth Naked’s and its Subsidiaries’ Insurance Policies. The insurances provided by such Insurance Policies are in full force and effect and adequate in amount and scope to meet any insurance requirements for Naked’s and its Subsidiaries’ business and operations required to be maintained by them under Naked Contracts; neither Naked nor any of its Subsidiaries is in default under any Insurance Policy; to Naked’s knowledge, all claims under the Insurance Policies have been filed in due and timely fashion; and no written notice of default or termination has been received by Naked or its Subsidiaries in respect of any Insurance Policy.

3.21. Governmental Actions/Filings.

(a) Naked and its Subsidiaries have been granted and hold, and have made, all Governmental Actions/Filings (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by Naked and its Subsidiaries of their business (as presently conducted) or used or held for use by Naked and its Subsidiaries except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon Naked and its Subsidiaries taken as a whole. Each such Governmental Action/Filing is in full force and effect and should be able to be renewed in the ordinary course of Naked’s business and Naked and its Subsidiaries are in substantial compliance with all of their obligations with respect thereto. To the knowledge of Naked, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation by Naked and its Subsidiaries of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect upon Naked and its Subsidiaries taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by any of Naked or any of its Subsidiaries to enable any of them to continue to conduct their business and operations and use their properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or made, would not, either individually or in the aggregate, have a Material Adverse Effect upon Naked and its Subsidiaries taken as a whole.

(b) Except as set forth in Schedule 3.21(b) hereto, no contractors’ licenses are necessary to be obtained, secured or made by any of Naked or any of its Subsidiaries to enable any of them to continue to conduct their businesses and operations and use their properties after the Closing in a manner which is consistent with current practice. All of the contractors’ licenses listed on Schedule 3.21(b) hereto have been obtained, secured or made and are in full force and effect.

3.22. Interested Party Transactions.  Except as set forth in Naked SEC Reports filed prior to the date hereof or in Schedule 3.22 hereto, no employee, officer, director, partner, member, manager or equity holder of Naked or any of its Subsidiaries or, with respect to such Persons that are individuals, a member of his or her immediate family (any of the foregoing, a “Naked Related Person”) is indebted to Naked or any of its

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Subsidiaries, nor has Naked or any of its Subsidiaries committed to make loans or extend or guarantee credit to any Naked Related Person, nor is Naked or any of its Subsidiaries indebted to any Naked Related Person, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Naked or any of its Subsidiaries, and (iii) for other employee benefits made generally available to all employees or similarly situated employees or executives or pursuant to Naked Employee Plans otherwise disclosed in Schedule 3.11(a) hereto. Except as set forth in Schedule 3.22 hereto, to the knowledge of Naked, no Naked Related Person has any material direct or indirect ownership interest in any Person with whom Naked or any of its Subsidiaries is affiliated or with whom Naked or any of its Subsidiaries has a contractual relationship, or in any Person that competes with Naked or any of its Subsidiaries, except that each Naked Related Person may own less than 5% of the outstanding stock in publicly traded companies that may compete with Naked or any of its Subsidiaries. Except as set forth in Schedule 3.22 hereto, to the knowledge of Naked, no Naked Related Person is, directly or indirectly, interested in any Material Naked Contract (other than such contracts as relate to any such Naked Related Person’s ownership interests or other securities of Naked or such Naked Related Person’s employment with Naked or any of its Subsidiaries).

3.23. Indebtedness.  Except as set forth in Naked SEC Reports filed prior to the date of this Agreement, neither Naked nor any of its Subsidiaries has any indebtedness.

3.24. Listing of Securities.  Naked Common Stock is listed on The Nasdaq Stock Market LLC’s (“Nasdaq”) Nasdaq Capital Market. Except as set forth in Naked SEC Reports filed prior to the date of this Agreement, there is no action or proceeding pending or, to the knowledge of Naked, threatened against Naked by Nasdaq with respect to any intention by Nasdaq to prohibit or terminate the listing of Naked Common Stock on the Nasdaq Capital Market.

3.25. Board Approval.  The board of directors of Naked (including any required committee or subgroup thereof) has, as of the date of this Agreement (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Merger is in the best interests of the stockholders of Naked.

3.26. No Illegal or Improper Transactions.  Naked and its Subsidiaries have been and are in compliance with the Anti-Corruption Laws and neither Naked nor any of its Subsidiaries nor any officer, director, manager, member, employee, agent or Affiliate of Naked or any of its Subsidiaries on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for Naked or any of its Subsidiaries, (b) facilitating the purchase or sale of any Naked Product, or (c) avoiding the imposition of any fine or penalty, in each case of clauses (a) through (c), in any manner which is in violation of any Legal Requirement, the effect of which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. To the knowledge of Naked, no employee of Naked or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement described above. Neither Naked nor any of its Subsidiaries nor, to the knowledge of Naked, any officer, employee, contractor, subcontractor or agent of Naked or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Naked or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a). Neither, Naked nor its Subsidiaries have intentionally, or to the knowledge of Naked, otherwise violated the Export Control Laws. Neither Naked nor its Subsidiaries has received any written, or to the knowledge of Naked, other communication that alleges that Naked or any of its Subsidiaries is not, or may not be, in compliance with, or has or may have, any liability under the Export Control Laws.

3.27. No Other Representations or Warranties.  Naked acknowledges that, except for the representations and warranties of Holdco, Bendon and Merger Sub expressly set forth herein, (a) neither Holdco, Bendon nor Merger Sub, nor any of their respective Affiliates or Representatives, has made any representation or warranty to Naked or any of its Representatives, either express or implied, and (b) Holdco, Bendon and Merger Sub expressly disclaim all liability and responsibility for any representation, warranty,

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projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Naked or its Representatives (including any opinion, information, projection or advice that may have been or may be provided by any Representative of Holdco, Bendon or Merger Sub).

3.28. No Survival.  None of the representations or warranties of Naked contained in this Agreement shall survive the Closing.

ARTICLE IV.
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1. Conduct of Business by Holdco, Bendon and Naked.  Except as set forth in Schedule 4.1 hereto or as expressly required by this Agreement (including, without limitation, in connection with the Reorganization), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing (the “Interim Period”), each of Holdco, Bendon and the Bendon Group Companies, on the one hand, and Naked and its Subsidiaries, on the other hand, shall, except to the extent that the other set of parties shall otherwise consent in writing, in all material respects carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

4.2. Conduct of Business by Naked.  In addition to the obligations set forth in Section 4.1, except as set forth on Schedule 4.2 hereto or as required or permitted by the terms of this Agreement (including, without limitation, in connection with the Reorganization), without the prior written consent of Bendon, during the Interim Period, Naked shall not, and shall not permit any of its Subsidiaries to do, any of the following:

(a) Waive any stock or share or other equity interest repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or other equity interests, or reprice options granted under any employee, consultant, director or other stock or other equity interest plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any Person or otherwise extend, amend or modify any material rights to any Intellectual Property of such party or its Subsidiaries, or enter into grants to transfer or license to any Person any material future patent rights, other than in the case of any of the foregoing, in the ordinary course of business consistent with past practices, provided that in no event shall such party or its Subsidiaries license out on an exclusive basis or sell any of its or its Subsidiaries’ material Intellectual Property;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interests or split, combine or reclassify any capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interests, other than pursuant to any Naked Stock Options, Naked Warrants and Naked Convertible Securities previously issued;

(e) Other than as set forth on Schedule 3.3(b), purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interests of such party or its Subsidiaries;

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(f) Other than as set forth on Schedule 3.3(b), issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity interests or any securities convertible into or exchangeable for shares of capital stock or other equity interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity interests or any securities convertible into or exchangeable for shares of capital stock or other equity interests, or enter into other agreements or commitments of any character obligating it to issue any such shares or other equity interests or convertible or exchangeable securities;

(g) Amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict the ability of such party or its Subsidiaries to compete or to offer or sell any products or services, other than transactions set forth in the Budget that are entered into in the ordinary course of business consistent with past practice. For purposes of this paragraph, “material” includes, but is not limited to, any transaction for which financial statements of the acquired, merged or consolidated entity would be required to be included in the Proxy Statement/Prospectus (as defined in Section 5.1);

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole;

(j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party or any of its Subsidiaries, enter into any agreement to assume, guarantee, endorse or otherwise become liable or responsible (whether, directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except (i) for indebtedness incurred in the ordinary course of business and consistent with past practice under a Naked’s current borrowing agreements and facilities or any refinancing, substitution or replacement thereof (provided such refinancing, substitution or replacement is on terms no less favorable to Naked then the terms of such current borrowing agreements or facilities), and (ii) as required by existing contracts entered into in the ordinary course, which indebtedness does not exceed $100,000 in the aggregate;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in Naked SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements;

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(m) Waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which such party or any of its Subsidiaries is a party or of which such party or any of its Subsidiaries is a beneficiary;

(n) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Naked Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(o) Change its auditors, change its fiscal year, or, except as required by U.S. GAAP or IFRS, as applicable, as concurred to by Naked’s independent public accountants or as set forth in Schedule 4.1(o) hereto, revalue any of its assets or make any change in its accounting principles, practices or methods;

(p) Except in the ordinary course of business consistent with past practices, incur or enter into, renew or terminate any agreement, contract or commitment (i) requiring such party to pay in excess of $75,000 in any 12 month period or (ii) with a customer for services in excess of $75,000 in any 12 month period and which is not terminable at will or with thirty (30) calendar days’ or less notice without payment of a premium or penalty;

(q) Settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(r) Make or rescind any Tax elections that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of such party or its Subsidiaries, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;

(s) Form, establish or acquire any Subsidiary;

(t) Consent to, approve or authorize the acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to any Plan;

(u) Except as set forth in the Budget, make capital expenditures in excess of $75,000 in the aggregate;

(v) Knowingly make or omit to take any action which would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole;

(w) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, members, managers, equity holders or other Affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice; or

(x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.2(a) through (w) above.

4.3. Conduct of Bendon and the Bendon Group Companies.  Bendon and the Bendon Group Companies shall provide Naked with reasonable notice of, and shall provide reasonable access to information in connection with, any equity or debt financing or acquisition that Bendon or the Bendon Group Companies seek to undertake during the Interim Period. After the effective date of the Registration Statement until the date of the Special Meeting as set forth in the form of Proxy Statement/Prospectus dated as of the effective date, without the prior written consent of Naked, neither Bendon nor the Bendon Group Companies shall commence a material new debt or equity raise or commence discussions with a material new target business for an acquisition, it being understood that Bendon and the Bendon Group Companies shall be permitted to continue pursuing any equity or debt financing or acquisition as to which notice has been given to Naked pursuant to the first sentence of this Section 4.3.

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ARTICLE V.
ADDITIONAL AGREEMENTS

5.1. Registration Statement.

(a) As soon as is reasonably practicable, but no later than twenty-five (25) days from the date of this Agreement, Holdco shall prepare and file with the Securities and Exchange Commission (“SEC”) under the Securities Act, and with all other applicable regulatory bodies, a registration statement on Form F-4 with respect to the Holdco Ordinary Shares into which the outstanding shares of Naked Common Stock will be converted in connection with the Merger (including any amendments or supplements thereto, the “Registration Statement”), which Registration Statement shall include proxy materials to be used for the purpose of soliciting proxies from holders of Naked Common Stock to vote, at a meeting of holders of Naked Common Stock to be called and held for such purpose (the “Special Meeting”), in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby (the “Naked Stockholder Approval”). Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of Naked Common Stock and also for the purpose of issuing Holdco Ordinary Shares as contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement/Prospectus”). Naked shall file the Proxy Statement/Prospectus with the SEC under Schedule 14A. Naked shall furnish to Holdco and Bendon all information concerning Naked (and its Subsidiaries and stockholders) as Holdco and Bendon may reasonably request in connection with the preparation of the Registration Statement. Naked and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC, and Holdco and Bendon shall accept reasonable comments provided by Naked and its counsel. Holdco and Bendon, with the assistance of Naked and its counsel, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, but in any event no earlier than the date the adjustment to Section 1.5(b) is finally determined or such other date as is mutually agreed by Naked and Bendon. If at any time prior to the effective time of the Registration Statement any information relating to Naked or its Subsidiaries, or Bendon or a Bendon Group Company, or any of their respective affiliates, officers or directors, should be discovered by Naked, Holdco or Bendon that should be set forth in an amendment or supplement to any of the Form F-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of Naked and Bendon. Naked, Holdco and Bendon shall also take, and together with their respective counsel assist the others in taking, any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b) As soon as practicable following the declaration of effectiveness of the Registration Statement by the SEC, Naked shall distribute the Proxy Statement/Prospectus to the holders of Naked Common Stock in accordance with Legal Requirements and, pursuant thereto, shall call the Special Meeting in accordance with its Charter Documents and the NRS and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of Naked for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c) Holdco and Naked shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the NRS in the preparation, filing and distribution of the Proxy Statement/Prospectus, the distribution of the Merger Consideration to the stockholders of Naked, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Holdco and Naked shall each ensure that the Proxy Statement/Prospectus does not, as of the date on which the Proxy Statement/Prospectus is filed, as of the effective date of the Registration Statement, and as of the date of the Special Meeting, contain any untrue statement of a

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material fact or omit to state a material fact necessary in order to make the statements made, except with respect to the effective date of the Registration Statement, in light of the circumstances under which they were made, not misleading (provided that Naked, on the one hand, and Holdco, on the other hand, shall not be responsible for the accuracy or completeness of any information relating to the other party or any other information furnished by the other party for inclusion in the Proxy Statement/Prospectus).

(d) Except as set forth in Section 5.2, Naked, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of Naked Common Stock vote in favor of the adoption of this Agreement and the approval of the transactions contemplated thereby (the “Naked Recommendation”) and shall otherwise use commercially reasonable best efforts to obtain Naked Stockholder Approval.

(e) Bendon and Holdco shall use best efforts to cause the Holdco Ordinary Shares issuable under Article I to be approved for listing on Nasdaq or the New York Stock Exchange (“NYSE”), subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

5.2. Changes in Recommendation Permitted in Certain Circumstances.  Prior to obtaining the Naked Stockholder Approval, the board of directors of Naked shall be permitted to make a change to the Naked Recommendation (a “Naked Recommendation Change”) solely in the manner and to the extent hereafter expressly set forth in this Section 5.2 in response to a Superior Proposal, only if the board of directors of Naked shall have determined in good faith, after consultation with its outside counsel and financial advisor, that a failure to do so would be inconsistent with the fiduciary duties of the board of directors of Naked under Applicable Law. Naked shall notify Bendon promptly (but in no event later than 24 hours) after it obtains knowledge of the receipt by Naked (or any of its Representatives) of any proposal for a Naked Alternative Transaction, any inquiry that could reasonably be expected to lead to a Naked Alternative Transaction, any request for non-public information relating to Naked or any of its Subsidiaries or for access to the business, properties, assets, books, or records of Naked or any of its Subsidiaries by any third party. In such notice, Naked shall identify the third party making, and details of the material terms and conditions of, any such Naked Alternative Transaction, indication or request. Naked shall keep Bendon fully informed, on a current basis, of the status and material terms of any such proposal for a Naked Alternative Transaction, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. Naked shall provide Bendon with at least 48 hours prior notice of any meeting of the Naked board of directors (or such lesser notice as is provided to the members of the board) at which the Company Board is reasonably expected to consider any Naked Alternative Transaction. Notwithstanding any other provision of this Agreement, at no time shall the board of directors of Naked be permitted to make a Naked Recommendation Change, unless: (i) Naked has given Holdco at least four (4) Business Days’ prior written notice that the board of directors of Naked intends to make a Naked Recommendation Change (a “Naked Recommendation Change Notice”), which notice shall include, the identity of the Person making the Superior Proposal, the material terms thereof and a true and complete copy of the proposed agreement or proposal with respect to such Superior Proposal (including all proposed material transaction documents in connection therewith and material exhibits and schedules, but redacting, if required by any financing source, the amount of any commitment fee and financing fee information), (ii) during the four (4) Business Day period commencing on the date of receipt by Holdco of the Naked Recommendation Change Notice, Naked and its representatives shall negotiate in good faith with Holdco and its representatives, to the extent Holdco desires to negotiate, so that Holdco may propose in writing a binding offer to make such adjustments to the terms and conditions of this Agreement to enable the board of directors of Naked to determine that the Superior Proposal referred to in the Naked Recommendation Change Notice no longer constitutes a Superior Proposal, and (iii) at the end of such four (4) Business Day period, the board of directors of Naked shall have considered in good faith and given effect to the terms of such binding offer and shall have determined in good faith, after consultation with its outside counsel and financial advisor, that the Superior Proposal, referred to in the Naked Recommendation Change Notice, continues to constitute a Superior Proposal (it being hereby acknowledged and agreed that that any proposed amendment or modification to the material terms of any Superior Proposal submitted to Naked by any Person who previously submitted to Naked a Superior Proposal shall require a new written notice to Holdco from Naked and a three (3) Business Day notice and negotiation period shall

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thereupon commence anew under this Section 5.2). For purposes of clarification and certainty, under no circumstances shall Naked be permitted to terminate this Agreement in respect of a Superior Proposal unless it shall have concurrently complied in all respects with the requirements of this Section 5.2 and Section 7.1(d)(iii).

(a) For purposes of this Agreement, the following definitions shall apply:

(i) “Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Naked Alternative Transaction that (A) did not result from a material breach of Section 5.14, (B) is on terms that the Board of Directors of Naked determines in good faith (after consultation with outside counsel and its financial advisor) to be superior from a financial point of view to Naked’s stockholders than the transactions contemplated by this Agreement, taking into account all relevant factors (including any changes to this Agreement that may be proposed by Holdco in response to such proposal to enter into a Naked Alternative Transaction and the identity of the person making such proposal to enter into a Naked Alternative Transaction), and (C) is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

(ii) “Naked Alternative Transaction” means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Holdco and its subsidiaries (such person (or group of persons), a “Third Party”), acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the issued and outstanding shares of Naked Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 50% of the voting power of Naked, whether from Naked or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or similar transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, assets or businesses of Naked or any of its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries taken as a whole, (iii) any transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Naked and any entity surviving any merger or combination including any of them) of Naked or any of its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries taken as a whole or (iv) any disposition of assets to a Third Party representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries, taken as a whole.

5.3. Directors and Officers of Holdco After the Merger.  The parties shall take all necessary action so that the persons listed in Schedule 5.3 hereto are appointed and elected to the positions of officers and directors of Holdco, as the case may be, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 5.3 hereto becomes, prior to the Closing, unable to serve, the party (or parties, as applicable) designating such Person (as noted on Schedule 5.3 hereto) shall designate a successor.

5.4. HSR Act; Commerce Act.  If required pursuant to the HSR Act or Commerce Act, as applicable, as promptly as practicable after the date of this Agreement, Naked and Bendon shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Governmental Entities in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Naked and Bendon shall (a) promptly inform the other of any communication to or from any Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act or Commerce Act shall be equally shared by Bendon and Naked.

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5.5. Other Actions.

(a) As promptly as practicable after execution of this Agreement and in accordance with the Exchange Act, Naked will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which Signing Form 8-K shall be subject to review, comment and approval (which approval shall not be unreasonably withheld, conditioned or delayed) by Bendon and its counsel. Promptly after the execution of this Agreement, Naked and Bendon shall also issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

(b) At least ten (10) days prior to Closing, Holdco and Naked shall prepare, together with Bendon, a draft Form 6-K and draft Form 8-K, respectively, announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Naked and Bendon and their respective accountants, and such other information that may be required to be disclosed with respect to Naked, Bendon, the Merger and the other transactions contemplated hereby in any report or form to be filed with the SEC (“Closing Reports”). Prior to Closing, Naked and Bendon shall prepare a mutually agreeable press release announcing the consummation of the Merger and the other transactions contemplated hereby (“Closing Press Release”). Concurrently with the Closing, Naked shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Holdco and Naked shall file the Closing Reports with the SEC.

(c) Naked and Bendon shall consult with each other before issuing any press release with respect to the Merger or this Agreement and, unless the other party is in breach of this Agreement, shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. Naked and Bendon shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

5.6. Required Information.

(a) In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Closing Reports, the Closing Press Release, the Registration Statement and the Proxy Statement/Prospectus, or any other statement, filing, notice, release or application made to any Governmental Entity or other third party in connection with the Merger and the other transactions contemplated hereby (each, a “Reviewable Document”) by or on behalf of Naked, Holdco and/or Bendon or their respective Subsidiaries, and for such other reasonable purposes, each party shall, upon request by one of the other parties hereto, promptly furnish such other party with all information concerning itself, its directors, managers, officers, equity holders and Affiliates and other matters (including the directors of Holdco designated by Naked to be elected effective as of the Closing), in each case as may be reasonably necessary or advisable in connection with the Merger and the other transactions contemplated hereby and the preparation of such document. Each party warrants and represents to the other parties that all such information shall be true and correct in all material respects as of the date of filing, issuance or other submission or public disclosure of such document, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (provided that (i) Naked shall not be responsible for the accuracy or completeness of any information relating to Holdco or Bendon or any other information furnished by the other parties for inclusion in any such document, and (ii) Holdco and Bendon shall not be responsible for the accuracy or completeness of any information relating to Naked or any other information furnished by the other parties for inclusion in any such document).

(b) At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by Naked, Holdco or Bendon, each party shall be given an opportunity to review and comment upon such Reviewable Document and give its consent to the form thereof, such consent not

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to be unreasonably withheld, delayed or conditioned, provided that Naked may file, issue or otherwise submit a Reviewable Document without the consent of the other party if it is advised in writing by outside counsel that such Reviewable Document must be filed, issued or submitted in the form objected to by Bendon so that the filing, issuing or submitting party is in compliance with Legal Requirements.

(c) Each party shall notify the other parties as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC.

5.7. Confidentiality; Access to Information.

(a) Confidentiality.  Any confidentiality agreement previously executed by the parties or their Affiliates shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence, and to cause its Representatives to maintain in confidence, any non-public information received from the other parties, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the receiving party or its Representatives prior to receipt from the disclosing party or its Representatives; (ii) information which is or becomes generally known to the public through no fault of such party or its Representative; (iii) information acquired by the receiving party or its Representatives from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by applicable law, regulation or stock exchange rule; or (v) disclosure consented to in advance by the disclosing party. In the event that any receiving party or its Representatives becomes legally compelled to disclose any non-public information of the disclosing party, such compelled receiving party shall provide the disclosing party with prompt written notice of such requirement so that such disclosing party may seek a protective order or other remedy or waive compliance with this Section 5.7(a), and if such protective order or other remedy is not obtained, or the disclosing party waives compliance with this Section 5.7(a), the compelled receiving party (or its Representative) shall furnish only that portion of such non-public information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable best efforts to obtain assurances that confidential treatment will be accorded such non-public information. In the event this Agreement is terminated as provided in Article VII hereof, each party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby.

(b) Access to Information.

(i) Bendon and Holdco will afford Naked and their financial advisors, accountants, counsel and other Representatives full access during normal business hours, upon reasonable notice, to all the properties, contracts, commitments, books, records and personnel of Holdco and Bendon and their respective Subsidiaries, during the period prior to the Closing, to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of Holdco and Bendon and their respective Subsidiaries, as reasonably required for the purposes of this Agreement, including the preparation of the Registration Statement; provided, that Naked and its Representatives shall not unreasonably disrupt the business of Holdco and Bendon and their respective Subsidiaries.

(ii) Naked will afford Bendon and its financial advisors, underwriters, accountants, counsel and other Representatives full access during normal business hours, upon reasonable notice, to the properties, contracts, commitments, books, records and personnel of Naked and its Subsidiaries, during the period prior to the Closing, to obtain all information concerning the business, including properties, results of operations and personnel of Naked and its Subsidiaries, as reasonably required for the purposes of this Agreement, including the preparation of the Registration Statement; provided, that Bendon and its Representatives shall not unreasonably disrupt the respective business of Naked and its Subsidiaries.

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5.8. Commercially Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) taking all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, other than Section 6.3(j), for which Holdco must take all acts necessary to cause this condition to be satisfied, (ii) obtaining all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including, with respect to Bendon, the consents referred to in Schedule 2.5 hereto and, with respect to Naked, the consents referred to in Schedule 3.5 hereto, (iv) providing suitably knowledgeable directors, officers, employees and other Persons to attend and, if requested by Naked, to participate in “road shows” that are to be presented to Naked’s security holders and other individuals or entities interested in acquiring Naked’s securities; (v) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vi) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Naked and its board of directors and Holdco, Bendon and their respective boards of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Naked, Holdco, Bendon or their respective Subsidiaries to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, material assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9. Tax Treatment.  Neither Naked, Holdco, Bendon nor Merger Sub shall take any action prior to or following the Merger that could reasonably be expected to cause the Merger to fail to qualify as a reorganization described in Section 368 of the Code.

5.10. No Naked Common Stock Transactions.  Neither Naked, Holdco, Bendon nor any of their respective Subsidiaries and Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Naked prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Naked, Holdco and Bendon shall use commercially reasonable best efforts to require each of their respective and their respective Subsidiaries’ and Affiliates’ officers, directors, employees, agents, advisors, contractors, associates, clients, customers and other Representatives, to comply with the foregoing requirement.

5.11. Disclosure of Certain Matters.  During the Interim Period, each party will provide the other parties with prompt written notice of any event, development or condition that (a) in the case of Naked, would cause such party’s representations and warranties to become untrue or misleading in any material respect or, in the case of Holdco, Bendon or Merger Sub, would cause such party’s representations and warranties to become untrue or misleading in any material respect or would constitute a substantial change its business as conducted as of the date hereof, (b) would constitute a material breach of such party’s covenants or agreements contained in this Agreement, (c) would result in a Material Adverse Effect on such party and its Subsidiaries taken as a whole or (d) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend Bendon Schedules and Naked Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this

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Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered shall be fulfilled (a) promptly upon occurrence or discovery with respect to any material matter and (b) not later than five (5) days prior to the Closing Date for all other matters, or promptly upon occurrence or discovery for any other matter occurring or discovered less than five (5) days prior to the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(c) and 7.1(d)(i), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or Schedule 4.2 hereto or otherwise expressly contemplated or permitted by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.12. Financing; Acquisitions.  Notwithstanding anything to the contrary contained herein, Holdco and Bendon shall be permitted to, directly or indirectly, (i) raise additional capital through equity and/or debt financing, including without limitation common equity, preferred equity, warrants, notes, debentures and/or commercial credit, on such terms, including without limitation purchase price, redemption price, exercise price, conversion price, maturity date, dividend rate, interest rate and/or other economic terms, as are determined in good faith by the board of directors of Bendon, and (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or enter into any joint ventures, strategic partnerships or alliances or other similar arrangements. The offer, sale and issuance of any security or the incurrence of any debt, the conversion or exchange of any indebtedness or preferred stock, the exercise of any warrants or similar rights, the incurrence of any Liens, the payment of any dividends or interest, the entry into, delivery or filing of any agreements, instruments or other documents, the terms and conditions of any such agreements, instruments or other documents, including without limitation any restrictions on the business of Bendon contained therein, and the taking of any action pursuant thereto or in connection therewith, in connection with any action specified in clause (i) or (ii) of this Section, shall not be deemed a breach of, nor shall they be deemed to render untrue or incorrect, any representation, warranty or covenant of Holdco, Bendon or Merger Sub contained herein, for any purpose, including without limitation the purposes of Article VI.

5.13. Further Actions.  All parties shall use their commercially reasonable best efforts to take such actions as are necessary to fulfill their obligations under this Agreement.

5.14. No Solicitation.  During the Interim Period, Naked will not, and will cause its Representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Holdco, Bendon, Merger Sub, their respective Affiliates and their respective Representatives) concerning any merger, sale of ownership interests and/or assets of Naked, recapitalization or similar transaction (other than as set forth in Section 5.2 or otherwise contemplated by this Agreement or sales of assets in the ordinary course of business), without the prior written consent of Holdco, Bendon and Merger Sub, which consent shall not be unreasonably withheld, delayed or conditioned.

5.15. Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Naked, Holdco or Bendon or their respective Subsidiaries as provided in the Charter Documents of Naked, Holdco or Bendon, as applicable, or in any Contract between such individual and Naked, Bendon or their respective Subsidiaries, as applicable, shall continue in full force and effect in accordance with their terms. After the Effective Date, Holdco shall, and shall cause the Surviving Subsidiary to honor all Naked’s obligations to, exculpate or indemnify, defend and hold harmless (including advancing funds for expenses), to the fullest extent permitted by Applicable Law, the current and former directors and officers of Naked and any employee of Naked who acts as a fiduciary under any benefit plan for acts or omissions by such persons occurring at or before the Effective Time (including acts or omissions relating to this Agreement and the Merger), and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the

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terms of the Charter Documents and any individual indemnity agreements or other applicable documents from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such persons arising from, relating to, or otherwise in respect of, such acts or omissions.

(b) For a period of six (6) years after the Closing Date, Holdco, Bendon and/or Surviving Subsidiary shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Holdco, Bendon and Naked, respectively (or a policy or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insureds), with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Holdco, Bendon, Surviving Subsidiary and/or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Holdco, Bendon, Surviving Subsidiary and/or such successor or assign assume the obligations set forth in this Section 5.15.

(d) The provisions of this Section 5.15 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Naked, Holdco, Bendon and/or Surviving Subsidiary or their respective Subsidiaries for all periods ending on or before the Closing Date and may not be changed without the consent of the Naked Representative.

5.16. Insider Loans; Equity Ownership in Subsidiaries.  At or prior to Closing, Holdco and Bendon shall cause their respective Insiders to (i) repay to Bendon in full all outstanding indebtedness owed by such Person to Bendon, including the indebtedness and other obligations described on Schedule 5.16 hereto; (ii) cause any guaranty or similar arrangement pursuant to which Holdco or Bendon has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own any direct or indirect equity interests in any Subsidiary of Holdco or Bendon or in any other Person that utilizes the name “Bendon,” except, in the case of clauses (i) and (ii), for ordinary course advances to employees, officers and directors and advances to shareholders who will not be deemed executive officers or directors of Holdco as of the Closing. Bendon shall use its commercially reasonable best efforts to enable the Insiders to accomplish the foregoing.

5.17. Holdco Plan.  At or prior to the Closing, Holdco shall create an incentive equity plan (the “Holdco Plan”) that reserves an aggregate of no more than 20,000,000 Holdco Ordinary Shares for issuance pursuant thereto. The Holdco Plan shall be adopted and administered in all material respects in accordance with their terms and applicable law, including, but not limited to, ERISA and the Code.

5.18. Bendon Debt; Reorganization.

(a) Holdco, Bendon and the holders of all the Bendon Ordinary Shares have entered into an agreement, in substantially the form previously provided to Naked (the “Reorganization Agreement”), pursuant to which Holdco and Bendon shall complete a reorganization (the “Reorganization”) whereby (i) the shareholders of Bendon will exchange all of the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, and (ii) the redeemable preference share of Holdco outstanding immediately prior to the Reorganization shall be redeemed. Holdco and Bendon shall use their commercially reasonable best efforts to consummate the Reorganization on the terms set forth in the Reorganization Agreement promptly after the satisfaction or waiver of the conditions set forth in Article VI (other than the condition set forth in Section 6.1(d) and conditions that are capable of being satisfied or waived only at the Closing). Holdco and Bendon shall not amend, terminate or otherwise modify the Reorganization Agreement or waive any term or condition thereof, without the prior written consent of Naked, which consent shall not be unreasonably withheld.

(b) Bendon will use its commercially reasonable best efforts to cause all of its outstanding convertible promissory notes (the “Bendon Convertible Notes”) to be converted into Bendon Ordinary Shares prior to the Closing. To the extent Bendon Convertible Notes are converted at an effective weighted average conversion price of less than $1.04 per Holdco Ordinary Share, at the retirement in full of all such notes, the Principal Shareholder shall surrender a number of Holdco Ordinary Shares to

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Holdco equal to the excess of (i) the number of shares actually issued to the holders of Convertible Notes that were converted, over (ii) the number of shares that would have been issued to such holders at an effective conversion price of $1.04 per Holdco Ordinary Share.

(c) As of the date of this Agreement, Bendon has an aggregate of $6,100,000 outstanding under an on-demand subordinated loan (the “Bendon Loan” and together with Bendon Convertible Notes, the “Bendon Debt”). Bendon will use its commercially reasonable best efforts to cause the Bendon Loan to be amended and restated, prior to the Closing, such that it matures on December 19, 2018 and bear interest at a rate of 15% per annum, which interest shall compound annually and be payable in cash at maturity.

5.19. Naked Budget.  Naked and Bendon hereby agree to the budget previously delivered to Bendon by Naked and set forth in Schedule 5.19 (the “Budget”), which itemizes proposed operational expenditures of Naked through the Closing Date. A committee of the board of directors of Naked consisting of the individuals set forth in Schedule 5.19 hereto (the “Budget Committee”) shall oversee the Budget. Naked shall provide a report of Naked’s expenditures against the Budget on a regular basis, and no less frequently than monthly, to the Budget Committee, which shall convene a meeting promptly after the delivery of any such report in order to review such report. Naked will provide the Budget Committee access to all of its financial information used in the preparation of such report and will reasonably cooperate with any request for further information by the Budget Committee. Naked will not incur any expenditures that in the aggregate exceed any line item in the Budget by more than 10%, without the prior written approval of the Budget Committee, which approval must be unanimous.

5.20. Lock-Up Agreements.  Each holder of Naked Common Stock listed on Schedule 5.20 shall agree to be subject to certain transfer restrictions in accordance with the terms of a Lock-Up Agreement (the “Lock-Up Agreement”) in the form attached hereto as Exhibit A.

5.21. Support Agreements.  Naked shall use commercially reasonable efforts to have the directors and executive officers listed on Schedule 5.21 execute agreements in the form attached hereto as Exhibit B, pursuant to which such individuals will agree to vote in favor of the approval of the Agreement, the Merger and the other transactions contemplated hereby; provided, however, that in the event of a Naked Recommendation Change, such individuals shall not be obligated to vote in favor of the approval of the Agreement.

5.22. Stock Exchange Listing.  Prior to the Closing, Holdco shall use its best efforts to cause the Holdco Ordinary Shares to be issued in the Merger to be approved for listing on Nasdaq or the NYSE, subject to official notice of issuance and Naked shall use its best efforts to cooperate in all respects with the application to such exchange and provide all necessary support and information in its possession or the possession of its officers, directors, employees or Affiliates necessary in connection with obtaining the approval of such exchange.

ARTICLE VI.
CONDITIONS TO THE TRANSACTION

6.1. Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) HSR Act; Commerce Act; No Order.  All specified waiting periods under the HSR Act and Commerce Act, as applicable, shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger, the Reorganization or the other transactions contemplated hereby illegal or otherwise prohibiting consummation of the Merger, the Reorganization or the other transactions contemplated hereby, substantially on the terms contemplated by this Agreement.

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(b) Naked Stockholder Approval.  Naked Stockholder Approval shall have been obtained by the requisite vote under the laws of the State of Nevada and Naked Charter Documents.

(c) Effective Registration Statement.  The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC. All necessary permits and authorizations under state securities or Blue Sky laws, the Securities Act and the Exchange Act relating to the issuance and trading of the Holdco Ordinary Shares to be issued hereunder shall have been obtained and shall be in effect.

(d) Reorganization.  The Reorganization shall have been completed as described herein.

(e) Listing.  Holdco Ordinary Shares shall have been approved for listing on Nasdaq or the NYSE at or before the Closing.

6.2. Additional Conditions to Obligations of Holdco, Bendon and Merger Sub.  The obligations of Holdco, Bendon and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Bendon:

(a) Representations and Warranties.  Each representation and warranty of Naked contained in this Agreement that is (i) qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

(b) Agreements and Covenants.  Naked shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Naked, in any case in any material respect) does not, or will not, constitute a Material Adverse Effect with respect to Naked and its Subsidiaries taken as a whole.

(c) Consents.  Naked shall have obtained all consents, waivers and approvals required to be obtained by Naked in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(d) Officer’s Certificate.  Naked shall have delivered to Bendon a certificate from Naked, dated the Closing Date, signed by an authorized officer of Naked certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) (the “Naked Closing Certificate”).

(e) Other Deliveries.  At or prior to Closing, Naked shall have delivered to Bendon (i) copies of resolutions and actions taken by the respective board of directors and stockholders of Naked in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Bendon and its counsel in order to consummate the transactions contemplated hereunder.

(f) Lock-Up Agreements.  The Lock-Up Agreements shall have been executed and delivered by each holder of Naked Common Stock listed on Schedule 5.20 and shall be in full force and effect.

(g) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber in any material respect the title of the Holdco Ordinary Shares to be issued to the shareholders of Bendon in connection with the transactions contemplated hereby, or (iv) affect materially and adversely the right of

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Naked to own, operate or control the assets and operations of Surviving Subsidiary following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(h) SEC Compliance.  Immediately prior to Closing, Naked shall be in compliance with the reporting requirements under the Exchange Act.

(i) Section 1445 Certification.  Bendon shall provide a certificate that it is not subject to withholding under Section 1445 of the Code.

6.3. Additional Conditions to the Obligations of Naked.  The obligations of Naked to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Naked:

(a) Representations and Warranties.  Each representation and warranty of Holdco, Bendon and Merger Sub contained in this Agreement that is (i) qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

(b) Agreements and Covenants.  Holdco, Bendon and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Holdco, Bendon or Merger Sub, in any case in any material respect) does not, or will not, constitute a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(c) Consents.  Holdco, Bendon and Merger Sub shall have obtained all consents, waivers, permits and approvals required to be obtained by Bendon in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(d) Officer’s Certificate.  Bendon shall have delivered to Naked a certificate from Holdco, Bendon and Merger Sub, dated the Closing Date, signed by an authorized officer of each of Holdco, Bendon and Merger Sub certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) (the “Bendon Closing Certificate”).

(e) Other Deliveries.  At or prior to Closing, Holdco, Bendon and Merger Sub shall have delivered to Naked: (i) copies of resolutions and actions taken by Holdco’s, Bendon’s and Merger Sub’s respective board of directors and shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Naked and its counsel in order to consummate the transactions contemplated hereunder.

(f) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber in any material respect the title of the Holdco Ordinary Shares to be issued to the stockholders of Naked in connection with the Merger, or (iv) affect materially and adversely the right of Naked to own, operate or control the assets and operations of Surviving Subsidiary following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(g) Insider Loans; Equity Ownership in Subsidiaries.  (i) All outstanding indebtedness owed by Insiders to Bendon shall have been repaid in full, including the indebtedness and other obligations described on Schedule 5.16 hereto; (ii) all outstanding guaranties and similar arrangements pursuant to which Bendon has guaranteed the payment or performance of any obligations of any Insider to a third party shall have been terminated; and (iii) no Insider shall own any direct or indirect equity interests in

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any Subsidiary of Holdco or Bendon or in any other Person that utilizes in its name “Bendon,” except, in the case of clauses (i) and (ii), for ordinary course advances to employees, officers and directors and advances to shareholders who will not be executive officers or directors of Holdco as of the Closing.

(h) Substantial Business Change.  Bendon shall not have substantially changed its business as conducted as of the date hereof.

(i) Refinancing.  Holdco and Bendon shall have completed the refinancing of certain indebtedness of Bendon as described in Sections 5.18(b) and (c).

(j) Section 1445 Certification.  Bendon shall provide a certificate that it is not subject to withholding under Section 1445 of the Code.

(k) SEC Compliance.  Immediately prior to Closing, Holdco shall be in compliance with the reporting requirements under the Exchange Act.

ARTICLE VII.
TERMINATION

7.1. Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Naked and Bendon at any time, if the board of directors of each so determines by the vote of a majority of the members of its entire board (which in the case of Naked, shall exclude the directors appointed to the Naked board by Bendon);

(b) by either Naked or Bendon, if

(i) the Merger shall not have been consummated by October 30, 2017 (the “Outside Date”) for any reason; provided, however, that neither party shall have the right to terminate this Agreement under this Section 7.1(b)(i) if the primary reason that the Merger has not been consummated is either (A) the continued review of the Registration Statement, the transactions contemplated hereby or any of the parties hereto by regulatory bodies, including, but not limited to, the SEC, or (B) the failure of the Holdco Ordinary Shares to be approved for listing on Nasdaq or the NYSE, in which case the Outside Date shall be fifteen (15) days after the later of (x) completion of the Special Meeting (including any adjournments or postponements thereof) and (y) the approval of all regulatory bodies and Nasdaq or the NYSE; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

(ii) a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, the Reorganization or any of the other transactions contemplated hereby, which order, decree, ruling or other action is final and nonappealable; or

(iii) Naked Stockholder Approval is not obtained by the Outside Date;

(c) by Bendon, upon a material breach of any representation, warranty, covenant or agreement on the part of Naked set forth in this Agreement, or if any representation or warranty of Naked shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Naked is curable by Naked prior to the Outside Date, then Bendon may not terminate this Agreement under this Section 7.1(c) prior to the earlier of (i) thirty (30) days after delivery of written notice from Bendon to Naked of such breach or (ii) the Outside Date, provided that Naked continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Bendon may not terminate this Agreement pursuant to this Section 7.1(c) if it shall have materially breached this Agreement or if such breach by Naked is cured during such period); or

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(d) by Naked,

(i) upon a material breach of any representation, warranty, covenant or agreement on the part of Holdco, Bendon or Merger Sub set forth in this Agreement, or if any representation or warranty of Holdco, Bendon or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by Holdco, Bendon or Merger Sub prior to the Outside Date, then Naked may not terminate this Agreement under this Section 7.1(d)(i) prior to the earlier of (i) thirty (30) days after delivery of written notice from Naked to Holdco, Bendon or Merger Sub of such breach or (ii) the Outside Date, provided that Holdco, Bendon or Merger Sub continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Naked may not terminate this Agreement pursuant to this Section 7.1(d)(i) if it shall have materially breached this Agreement or if such breach by Holdco, Bendon or Merger Sub is cured during such period);

(ii) if Bendon shall substantially change its business as conducted as of the date hereof; or

(iii) before receipt of the Naked Stockholder Approval, if (i) a Superior Proposal has been made and received by the Company not in breach of Section 5.14, (ii) Naked has complied with the provisions of Section 5.2 applicable to a Superior Proposal, (iii) the Company is and has been in compliance with the other provisions of Section 5.2 (other than such non-willful breach and non-compliance that does not prejudice Holdco’s substantive rights and benefits under Section 5.2), (iv) Naked concurrently issues (or causes to be issued) to Holdco the shares of Naked Common Stock due under Section 7.3, and (v) the board of directors of Naked concurrently approves, and Naked concurrently enters into, a definitive agreement providing for such Superior Proposal. Acceptance by Holdco of the fee due under Section 7.3 shall constitute acceptance by Holdco and Bendon of the validity of any termination by Naked of this Agreement under this Section 7.1, subject to the obligations to pay Holdco any fees as set forth in Section 7.3.

7.2. Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (subject to any cure period specified by the applicable provision of Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the Merger, the Reorganization and the other transactions contemplated hereby shall be abandoned, except for and subject to the following: (i) Sections 5.7(a), 7.2 and 7.3 and Article IX (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful, knowing, intentional or material breach of this Agreement prior to termination.

7.3. Fees and Expenses.

(a) All fees and expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger, the Reorganization and the other transactions contemplated hereby are consummated.

(b) If (i) (A) Naked terminates this Agreement pursuant to Section 7.1(d)(iii), (B) the Merger shall not have been consummated by October 30, 2017, primarily as a result of actions or omissions by Naked, or (C) the Naked Common Stock shall be delisted from Nasdaq prior to the Closing Date, then Naked shall issue to Bendon (for immediate distribution to the shareholders of Bendon) 2,500,000 shares of Naked Common Stock (not subject to a registration statement), adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole, on the date of termination with respect to clause (A) or within five (5) Business Days of the applicable date with respect to clauses (B) and (C), or (ii) Naked and its management have complied with their obligations and the Naked Stockholder Approval is not obtained, Naked shall issue to Bendon (for immediate distribution to the shareholders of Bendon) 1,250,000 shares of Naked Common Stock (not subject to a registration statement), as adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole, within five (5) Business Days of the

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completion of the Special Meeting. The parties acknowledge that the damages to Bendon are uncertain in the event the conditions to the issuance of the shares of Naked Common Stock pursuant to this Section are satisfied, and agree that the issuance of the such shares in such a circumstance is reasonable. Notwithstanding anything to the contrary herein, in the event that Naked shall issue shares pursuant to this Section 7.3(b), Bendon shall be not entitled to recovery under both subsection 7.3(b)(i) and (b)(ii).

ARTICLE VIII.
DEFINED TERMS

8.1. Defined Terms.  Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, subsection in which definition of each such term is located:

Accounting Firm	Section 1.5(b)(ii)
Agreement	Header
Anti-Corruption Laws	Section 2.25
Applicable Law	Section 1.3
Approvals	Section 2.6(b)
Articles of Merger	Section 1.2
Audited Financial Statements	Section 2.7(a)
Bendon	Header
Bendon Closing Certificate	Section 6.3(d)
Bendon Closing Net Debt	Section 1.5(b)(i)
Bendon Contracts	Section 2.19(a)
Bendon Convertible Notes	Section 5.18(b)
Bendon Debt	Section 5.18(c)
Bendon Group Company	Article II
Bendon Loan	Section 5.18(c)
Bendon Net Debt Statement	Section 1.5(b)(i)
Bendon Ordinary Shares	Recital B
Bendon Related Person	Section 2.22
Bendon Schedule	Article II
Bendon Target Share Number	Section 1.5(c)(iii)
Budget Committee	Section 5.19
Budget	Section 5.19
Charter Documents	Section 2.1(a)
Closing	Section 1.2
Closing Date	Section 1.2
Closing Press Release	Section 5.5(b)
Closing Reports	Section 5.5(b)
Closing Statements	Section 1.5(b)(i)
Commerce Act	Section 2.5(b)
Converted Naked Derivative Security	Section 1.5(c)(i)
Copyrights	Section 2.18(a)(i)
Disclosure Schedule	Article III
Disclosure Schedule	Section 5.11
Disputing Party	Section 1.5(b)(ii)
Effective Time	Section 1.2
Environmental Law	Section 2.16(b)
ERISA	Section 2.11(c)
Exchange Agent	Section 1.6(a)
Exchange Fund	Section 1.6(a)
Export Control Laws	Section 2.25
Governmental Action/Filing	Section 2.21(c)
Hazardous Substance	Section 2.16(c)
Holdco	Header

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Holdco Ordinary Shares	Recital B
Holdco Plan	Section 5.17
HSR Act	Section 2.5(b)
IFRS	Section 1.5(b)(i)
Independent Parties	Section 1.5(b)(ii)
Insider	Section 2.19(a)(i)
Insurance Policies	Section 2.20
Intellectual Property	Section 2.18(a)(i)
Interim Period	Section 4.1
Item of Dispute	Section 1.5(b)(ii)
Lock-Up Agreement	Section 5.20
Material Bendon Contracts	Section 2.19(a)
Material Naked Contracts	Section 3.19(a)
Merger	Section 1.1
Merger Consideration	Section 1.5(a)
Merger Sub	Header
Naked	Header
Naked Alternative Transaction	Section 5.2(b)(ii)
Naked Book-Entry Shares	Section 1.6(b)
Naked Capital Stock	Section 3.3(a)
Naked Certificates	Section 1.6(b)
Naked Closing Certificate	Section 6.2(d)
Naked Closing Net Assets	Section 1.5(b)(i)
Naked Common Stock	Section 1.5(a)
Naked Contracts	Section 3.19(a)
Naked Convertible Securities	Section 3.3(b)
Naked Derivative Security	Section 1.5(c)(i)
Naked Employee Plan(s)	Section 3.11(a)
Naked Intellectual Property	Section 3.18(a)(i)
Naked Net Assets Statement	Section 1.5(b)(i)
Naked Preferred Stock	Section 3.3(a)
Naked Products	Section 3.18(a)(iii)
Naked Recommendation Change	Section 5.2
Naked Recommendation Notice	Section 5.2
Naked Registered Intellectual Property	Section 3.18(a)(ii)
Naked Schedules	Article III
Naked SEC Reports	Section 3.7(a)
Naked Stock Option	Section 3.3(b)
Naked Stockholder Approval	Section 5.1(a)
Naked Warrants	Section 3.3(b)
Naked-Related Person	Section 3.22
Nasdaq	Section 3.24
Net Asset Excess Amount	Section 1.5(b)(iii)
Net Asset Shortfall Amount	Section 1.5(b)(iii)
Net Debt Excess Amount	Section 1.5(b)(iv)
Net Debt Shortfall Amount	Section 1.5(b)(iv)
NRS	Recital A
NYSE	Section 5.1(e)
OFAC	Section 2.25
Outside Date	Section 7.1(b)(i)
Patents	Section 2.18(a)(i)
Per Share Stock Consideration	Section 1.5(a)
Personal Property	Section 2.14(b)

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Plan(s)	Section 2.11(a)
Preparing Party	Section 1.5(b)(ii)
Principal Shareholder	Header
Proxy Statement/Prospectus	Section 5.1(a)
Registration Statement	Section 5.1(a)
Reorganization	Section 5.18(a)
Reorganization Agreement	Section 5.18(a)
Reviewable Document	Section 5.6(a)
SEC	Section 5.1(a)
Signing Form 8-K	Section 5.5(a)
Signing Press Release	Section 5.5(a)
Special Meeting	Section 5.1(a)
Superior Proposal	Section 5.2(a)(i)
Support Agreement	Recital E
Surviving Subsidiary	Section 1.1
Tax Return	Section 2.15(a)
Taxable	Section 2.15(a)
Taxes	Section 2.15(a)
Third Party	Section 5.2(b)(ii)
Trademarks	Section 2.18(a)(i)
U.S. GAAP	Section 1.5(b)(i)
Unaudited Financial Statements	Section 2.7(b)

8.2. Additional Terms.  For purposes of this Agreement:

(a) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b) the term “Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business;

(c) the term “Fully Diluted Naked Shares Outstanding” means the sum of (A) the aggregate number of shares of Naked Common Stock outstanding immediately prior to the Effective Time, and (B) the aggregate number of shares of Naked Common Stock issuable upon exercise, conversion or exchange of the Naked Derivative Securities immediately prior to the Effective Time;

(d) the term “knowledge” means actual knowledge or awareness as to a specified fact or event and, with respect to any entity, the actual knowledge of any of its directors or managers, principal executive officers, principal financial officers or any other officer who would be deemed an “executive officer” as defined under the Securities Act and the rules and regulations promulgated thereunder;

(e) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(f) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against grantor of the Lien or any Affiliate of the grantor of the Lien, or any agreement to give any security interest);

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(g) the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that (x) is materially adverse to the business, assets (including intangible assets), revenues, financial condition, or results of operations of such Person, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) (A) changes in general national or regional political, economic or industry-wide conditions, (B) changes or developments in the United States securities markets, or (C) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof (except, in the case of this clause (ii), to the extent the Person suffering such event is affected in a materially disproportionate manner relative to other companies in the principal industry in which such Person conducts business), (iii) changes in U.S. GAAP, IFRS or other applicable accounting rules or applicable Legal Requirements (including the accounting rules and regulations of the SEC), or, in any such case, changes in the interpretation thereof, (iv) any action required by this Agreement or taken at the written request of the other party, (v) any change in market price or trading volume of Naked Common Stock (provided that, in the case of clause (v), the applicability of the exception does not rule out the existence of a Material Adverse Effect arising from the same cause of a market price change); or (y) is materially adverse to the ability of such Person to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including any such change, event, violation, inaccuracy, circumstance or effect that prevents, materially delays or materially impairs such Person’s ability to consummate such transactions;

(h) the term “Net Assets” means, with respect to Naked, the combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, as well as accounts receivable (current, i.e. within 90 days), inventory, prepaid expenses and deposits less such party’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents, all accounts payable and accrued liabilities, deferred compensation and lines of credit and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts) of such party;

(i) the term “Net Asset Amount” means $5,400,000; provided, however, that any increase or decrease, at any time prior to the Closing, in the total expenditures provided for in the Budget shall cause a dollar-for-dollar decrease or increase, respectively, in the Net Asset Amount;

(j) the term “Net Debt” means, with respect to Bendon, the combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents, all accounts payable and accrued liabilities, deferred compensation and lines of credit and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts) of such party, less such party’s combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, as well as accounts receivable (current, i.e. within 90 days), inventory, prepaid expenses and deposits;

(k) the term “Net Debt Amount” means $2,100,000;

(l) the term “Permitted Lien” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Liens arising by operation of any applicable Legal Requirements; (iii) Liens or security interests that arise or are incurred in the ordinary course of business relating to obligations not yet due or secure a liquidated amount that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP or IFRS, as applicable, have been established; (iv) pledges or deposits to secure obligations under workers’ compensation or similar laws or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights of way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and

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other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (vii) all Liens created or incurred by any owner, landlord, sublandlord or other Person in title; (viii) any other Liens which do not materially interfere with a party’s use and enjoyment of tangible property or materially detract from or diminish the value thereof; and (ix) in relation to Bendon, all Liens granted by it in favor of Bank of New Zealand and EJ Group Limited that exist as of the date of this Agreement;

(m) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(n) the term “Representative” means, as applied to any Person, such Person’s Affiliates and its and their respective managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants); and

(o) the term “Subsidiary” means, as applied to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; for purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context otherwise requires, any reference to a Subsidiary in this Agreement will mean a Subsidiary of Bendon; and

(p) the term “Transaction Documents” means this Agreement, the Support Agreements, the Lock-Up Agreements and any other contract, instrument, certificate or document which is or is to be entered into, executed or delivered at the Closing or otherwise pursuant to this Agreement or in connection with the transactions contemplated hereby.

ARTICLE IX.
GENERAL PROVISIONS

9.1. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial courier service, or sent via email or telecopy (with affirmative confirmation of receipt) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Naked, to:	Naked Brand Group Inc. 10th Floor – 95 Madison Avenue New York, New York 10016 Attention: Carole Hochman, Chief Executive Officer Telephone: Facsimile: E-mail:

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with a copy to:	Duane Morris LLP 1540 Broadway New York, NY 10036-4086 Attention: Nanette C. Heide, Esq. Telephone: (212) 692-1003 Facsimile: (212) 202-5334 Email: nheide@duanemorris.com
if to Holdco, Bendon or Merger Sub, to:	Bendon Limited 8 Airpark Drive, Airport Oaks Auckland 2022, New Zealand Attention: Justin Davis-Rice, Chairman Telephone: +64 9 275 0000 Facsimile: +64 9 257 1600 E-mail: justin.davis@bendon.com
with a copy to:	Graubard Miller
The Chrysler Builder
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attention: David Miller, Esq. / Jeffrey Gallant, Esq.
Telephone: (212) 818-8800
Facsimile: (212) 818-8801
Email: dmiller@graubard.com / jgallant@graubard.com
and:	Russell McVeagh Vero Centre 48 Shortland Street PO Box 8 Auckland 1140 New Zealand Attention: Telephone: +64 9 367 8000 Facsimile: +64 9 367 8163 Email: john.powell@russellmcveagh.com

9.2. Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement unless the context requires otherwise. Unless otherwise indicated, (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”, (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (iii) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (iv) the term “or” means “and/or”; and (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any accounting term used and not otherwise defined in this Agreement or any other Transaction Document has the meaning assigned to such term in accordance with U.S. GAAP with respect to Naked and IFRS with respect to Bendon. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall

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be deemed to include all direct and indirect Subsidiaries of such entity. With respect to any contract, document, certificate or instrument that is represented and warranted to by Bendon to be given, delivered, provided or made available by Bendon, such contract, document, certificate or instrument will be deemed to have been given, delivered, provided and made available to Naked or its Representatives if such contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of Bendon for the benefit of Naked and its Representatives, and Naked or its Representatives have been given access to the electronic folders containing such information.

9.3. Counterparts; Facsimile Signatures.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by email or facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

9.4. Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that each of the letter of intent between Naked and Bendon dated December 19, 2016, as amended, and the confidentiality agreement between Naked and Bendon dated October 1, 2016 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement).

9.5. Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6. Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise provided herein, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other remedy to which they are entitled at law or in equity.

9.7. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

9.8. Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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9.9. Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties and any attempted or purported transfer without such consent shall be null and void ab initio. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.10. Amendment.  This Agreement may be amended by the parties hereto at any time prior to the Closing Date by execution of an instrument in writing signed on behalf of each of the parties. After the Closing Date, this Agreement may be amended only with the consent of the Naked Representative.

9.11. Extension; Waiver.  At any time prior to the Closing, any party hereto on behalf of itself may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

9.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK (OR IN ANY COURT IN WHICH APPEAL FROM SUCH COURTS MAY BE TAKEN), IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 9.12 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 9.1. Such service of process shall have the same effect as if the party being served were a resident of the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

9.13. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

9.14. Attorneys’ Fees.  If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, each party shall bear their respective attorneys’ fees, costs, and disbursements, except as otherwise may be determined by any court hearing the action or proceeding.

9.15. Currency.  All references to currency amounts in this Agreement shall mean United States dollars.

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9.16. Disclosure Schedules.  The Disclosure Schedules are a material part of this Agreement as if fully set forth in this Agreement and are intended only to qualify and limit the representations, warranties and covenants contained in this Agreement, and will not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. Each party hereby acknowledges and agrees that: (i) disclosures made for the purpose of any Schedule of the Disclosure Schedules will be deemed made for the purpose of all Schedules so long as cross-references are made or the applicability to the other section(s) is reasonably apparent on the face of such disclosure; (ii) headings in the Disclosure Schedules have been inserted for reference only and will not be deemed to modify or influence the interpretation of the information contained in the Disclosure Schedules or this Agreement; (iii) no reference to or disclosure of any item or other matter in the Disclosure Schedules will be construed as an admission or indication that such item or other matter is material or outside of the ordinary course of business or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule or otherwise imply that any such item or matter creates a measure for materiality for the purposes of this Agreement; (iv) no disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Legal Requirements shall be construed as an admission or indication that any such breach or violations exists or has actually occurred; (v) the inclusion of any matter, information or item in the Disclosure Schedules will not be deemed to constitute an admission of any liability to any third party; and (vi) summaries of or references to any written document in the Disclosure Schedules do not purport to be complete and are qualified in their entirety by the written documents themselves.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman Name: Carole Hochman Title: Chief Executive Officer

BENDON LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chairman

BENDON GROUP HOLDINGS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

NAKED MERGER SUB INC.

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chief Executive Officer

Solely with respect to Sections 2.28 and 5.18(b):

BENDON INVESTMENTS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

[Naked, Merger Sub and Bendon Signature Page to Agreement and Plan of Reorganization]

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Annex A-2

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 1 to the AGREEMENT AND PLAN OF REORGANIZATION is entered into as of July 26, 2017 by and among Naked Brand Group Inc. (“Naked”), Bendon Limited (“Bendon”), Bendon Group Holdings Limited (“Holdco”), Naked Merger Sub Inc. (“Merger Sub”) and Bendon Investments Limited (“Principal Shareholder”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

WHEREAS, the parties entered into that certain Agreement and Plan of Reorganization dated as of May 25, 2017 (the “Merger Agreement”) providing for the Merger; and

WHEREAS, in accordance with Section 9.10 of the Merger Agreement, the parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The first sentence of Section 5.1(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“Holdco shall use its best efforts to prepare and file with the Securities and Exchange Commission (“SEC”) under the Securities Act, and with all other applicable regulatory bodies, on or before August 25, 2017, a registration statement on Form F-4 with respect to the Holdco Ordinary Shares into which the outstanding shares of Naked Common Stock will be converted in connection with the Merger (including any amendments or supplements thereto, the “Registration Statement”), which Registration Statement shall include proxy materials to be used for the purpose of soliciting proxies from holders of Naked Common Stock to vote, at a meeting of holders of Naked Common Stock to be called and held for such purpose (the “Special Meeting”), in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby (the “Naked Stockholder Approval”).”

2.	Section 7.3(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“All fees and expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger, the Reorganization and the other transactions contemplated hereby are consummated; provided however that Bendon shall pay Naked’s public company operating expenses for the months of September 2017 and October 2017, within five (5) business days of submission by Naked to Bendon of invoices evidencing such monthly expenses, in amounts not to exceed $130,000 per month, in accordance with the Budget regardless of whether or not the Merger is consummated so long as this Agreement is not terminated by Bendon pursuant to Section 7.1(c). Notwithstanding anything to the contrary herein, including Section 7.1(d)(i), in the event that HoldCo, Bendon or Merger Sub breaches this Section 7.3(a), and such breach remains uncured for a period of ten (10) days after delivery of written notice from Naked to Holdco, Bendon or Merger Sub of such breach, then Naked may terminate this Agreement.”

3.	The reference to October 30, 2017 in Section 7.3(b)(i)(B) is hereby amended to be December 31, 2017.
4.	Except as specifically provided in this Amendment No. 1, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment No. 1, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Amendment No. 1 may be executed and delivered (including by facsimile) in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman Name: Carole Hochman Title: Chief Executive Officer

BENDON LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chairman

BENDON GROUP HOLDINGS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

NAKED MERGER SUB INC.

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chief Executive Officer

BENDON INVESTMENTS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

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Annex A-3

AMENDMENT NO. 2 TO
AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF REORGANIZATION is entered into as of February 21, 2018, by and among Naked Brand Group Inc. (“Naked”), Bendon Limited (“Bendon”), Bendon Group Holdings Limited (“Holdco”), Naked Merger Sub Inc. (“Merger Sub”) and Bendon Investments Limited (“Principal Shareholder”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

WHEREAS, the parties entered into that certain Agreement and Plan of Reorganization dated as of May 25, 2017, and Amendment No. 1 thereto as of July 26, 2017 (as amended, the “Merger Agreement”), providing for the Merger; and

WHEREAS, in accordance with Section 9.10 of the Merger Agreement, the parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1.5 of the Merger Agreement is hereby amended as follows:

(a) The parties hereby acknowledge and agree that the holders of the Naked Common Stock shall receive a number of Holdco Ordinary Shares so that upon the Closing, such holders will hold approximately 9.0% of the outstanding Holdco Ordinary Shares on a fully diluted basis, subject to certain adjustments set forth in the Merger Agreement, which may require an adjustment to the Bendon Target Share Number.

(b) Section 1.5(a) of the Merger Agreement is hereby amended by inserting “, divided by five (5)” immediately before the parenthetical containing the third defined term in the first sentence.

(c) Section 1.5(b)(iii) of the Merger Agreement is hereby amended by inserting “, and dividing by five (5)” at the end of each of the first and second sentence.

(d) Section 1.5(b)(iv) of the Merger Agreement is hereby amended by inserting “, and dividing by five (5)” at the end of each of the first and second sentence.

(e) Section 1.5(c)(i) of the Merger Agreement is hereby amended by replacing the second sentence with the following:

“Each Converted Naked Derivative Security shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Naked Derivative Security immediately before the Effective Time (including expiration date, vesting conditions and exercise provisions), except that each Naked Derivative Security (A) shall become a right to acquire that number of whole Holdco Ordinary Shares (rounded up to the nearest whole share) equal to the product of: (i) the number of shares of Naked Common Stock subject to such Naked Derivative Security immediately prior to the Effective Time multiplied by (ii) the number of Holdco Ordinary Shares constituting the Per Share Stock Consideration, and (B) shall have an exercise or conversion price equal to the quotient of: (i) the exercise or conversion price per share of Naked Common Stock subject to such Naked Derivative Security immediately prior to the Effective Time divided by (ii) the number of Holdco Ordinary Shares constituting the Per Share Stock Consideration; provided, however, that the exercise price and the number of Holdco Ordinary Shares purchasable under each Converted Naked Derivative Security that is an employee stock option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable regulations promulgated thereunder; provided, further, that in the case of any Converted Naked Derivative Security that is an employee option to which Section 422 of the Code applies, the exercise price and the number of Holdco Ordinary Shares purchasable under such Converted Naked Derivative Security shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.”

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2. Section 5.14 of the Merger Agreement is hereby deleted and restated in its entirety to read as follows:

“5.14 No Solicitation.  Prior to the Outside Date, and subject to the last sentence of this Section 5.14, Naked will not, and will cause its Representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Holdco, Bendon, Merger Sub, their respective Affiliates and their respective Representatives) concerning any merger, sale of ownership interests and/or assets of Naked, recapitalization or similar transaction (other than as set forth in Section 5.2 or otherwise contemplated by this Agreement or sales of assets in the ordinary course of business), without the prior written consent of Holdco, Bendon and Merger Sub, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary herein, from and after the earlier of the Outside Date or the date on which Holdco, Bendon or Merger Sub breaches Section 7.3(a), Naked and its Representatives shall have the right to, directly or indirectly, solicit, initiate or enter into discussions with, encourage, and provide any information to, any Person or group of Persons concerning any merger, consolidation, share exchange, acquisition or sale of ownership interests and/or assets of Naked (or control thereof), recapitalization or similar transaction, including by way of furnishing non-public information and other access pursuant to a confidentiality agreement.”

3. Section 5.18(b) of the Merger Agreement is hereby amended by replacing all references to “$1.04” with “$5.20”.

4. Section 5.18(c) of the Merger Agreement is hereby amended by replacing the second sentence with the following:

“Bendon will use its commercially reasonable best efforts to cause the holders of the Bendon Loan to enter into, not later than March 1, 2018, binding agreements providing for the conversion of such loan into Bendon Ordinary Shares; provided that the aggregate number of Holdco Ordinary Shares the Bendon shareholders will receive on Reorganization will not exceed amounts previously agreed to between Naked and Bendon.”

5. Schedule 5.19 to the Merger Agreement is hereby replaced in its entirety with Schedule 5.19 hereto. All references to the “Budget” in the Merger Agreement, as amended hereby, shall be deemed to be references to Schedule 5.19 hereto.

6. Section 7.1(b)(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(i) the Merger shall not have been consummated for any reason by April 27, 2018 (the “Outside Date”), it being understood that no shares shall be issuable under Section 7.3(b) in the event Naked terminates this Agreement pursuant to this Section 7.1(b)(i); provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party who has materially breached their obligations under this Agreement resulting in the failure of the Merger to occur on or before the Outside Date. Notwithstanding the foregoing, on or before April 17, 2018, Bendon shall provide written notice (“Outside Date Breach Notice”) to Naked of any known material breach by Naked of its obligations under this Agreement which could reasonably be expected to result in the failure of the Merger to occur on or before the Outside Date (each, a “Merger Breach”). Naked shall have no more than ten days (each, a “Merger Cure Day”) to cure such Merger Breach from the date of such Outside Date Breach Notice and the Outside Date shall be extended by the number of Merger Cure Days (although not more than ten days in each instance) used by Naked to cure such Merger Breach, which date shall be the new Outside Date; provided, however, under no circumstances shall the Outside Date be extended beyond May 7, 2018.”

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7. Section 7.1(d)(iii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) before receipt of the Naked Stockholder Approval, if (i) a Superior Proposal has been made to and received by the Company not in breach of Section 5.14, (ii) Naked has complied with the provisions of Section 5.2 applicable to a Superior Proposal, (iii) the Company is and has been in compliance with the other provisions of Section 5.2 (other than such non-willful breach and non-compliance that does not prejudice Holdco’s substantive rights and benefits under Section 5.2), (iv) Naked concurrently issues (or causes to be issued) to Holdco the shares of Naked Common Stock due under Section 7.3(b), and (v) the board of directors of Naked concurrently approves, and Naked concurrently enters into, a definitive agreement providing for such Superior Proposal. Acceptance by Holdco of the fee due under Section 7.3(b) shall constitute acceptance by Holdco and Bendon of the validity of any termination by Naked of this Agreement under this Section 7.1, subject to the obligations to pay Holdco any fees as set forth in Section 7.3(b); and”

8. Section 7.1(d) of the Merger Agreement is hereby amended to include a new Section 7.1(d)(iv) to read as follows:

“(iv) in the event that Holdco, Bendon or Merger Sub breaches Section 7.3(a).”

9. Section 7.3 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“7.3 Fees and Expenses.

(a) All fees and expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger, the Reorganization and the other transactions contemplated hereby are consummated; provided however that Bendon shall pay the following: (i) for the month of December 2017, (x) Naked’s public company operating expenses for such month, and (y) Naked’s non-public company operating expenses for such month in an amount not to exceed the lesser of (1) 50% of the amount of such non-public company operating expenses as set forth in the Budget for such month and (2) $84,640; and (ii) for each month beginning in January 2018 (or portion thereof) until the Closing, an amount equal to Naked’s net operating loss for such month (or portion thereof). Payment pursuant to the foregoing shall be made within five (5) business days of submission by Naked to Bendon of invoices evidencing such monthly expenses, and regardless of whether or not the Merger is consummated so long as this Agreement is not terminated by Bendon pursuant to Section 7.1(c). Naked and Bendon shall work together in good faith to optimize all costs without adversely impacting Naked’s business, results of operation or financial condition.

(b) If (i) (A) Naked terminates this Agreement pursuant to Section 7.1(d)(iii), or (B) Bendon terminates this Agreement because the Merger shall not have been consummated by the Outside Date and the failure of the Merger to occur on or before the Outside Date has resulted from a material breach by Naked of its obligations under the Agreement, then Naked shall issue to Bendon (for immediate distribution to the shareholders of Bendon), 2,500,000 shares of Naked Common Stock (not subject to a registration statement), adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole, within five (5) Business Days of the applicable date, or (ii) Naked and its management have complied in all material respects with their obligations at the Special Meeting and the Naked Stockholder Approval is not obtained, Naked shall issue to Bendon (for immediate distribution to the shareholders of Bendon) 1,250,000 shares of Naked Common Stock (not subject to a registration statement), as adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole, within five (5) Business Days of the completion of the Special Meeting. The parties acknowledge that the damages to Bendon are uncertain in the event the conditions to the issuance of the shares of Naked Common Stock pursuant to this Section are satisfied, and agree that the issuance of such shares in such a circumstance is reasonable. Notwithstanding anything to the contrary herein, in the event that Naked shall issue shares pursuant to this Section 7.3(b), Bendon shall be not entitled to recovery under both subsection 7.3(b)(i) and (b)(ii).”

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10. In accordance with Section 5.18(a) of the Merger Agreement, Naked hereby consents to the amendment to the Reorganization Agreement, in substantially the form previously provided to Naked, to provide that the shareholders of Bendon will receive one (1) Holdco Ordinary Share for every five (5) Holdco Ordinary Shares to which such shareholders would have been entitled prior to such amendment.

11. Except as specifically provided in this Amendment No. 2, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment No. 2, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Amendment No. 2 may be executed and delivered (including by facsimile) in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman Name: Carole Hochman Title: Chief Executive Officer

BENDON LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chairman

BENDON GROUP HOLDINGS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

NAKED MERGER SUB INC.

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chief Executive Officer

BENDON INVESTMENTS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

[Signature Page to Amendment No. 2 to Merger Agreement]

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Annex A-4

AMENDMENT NO. 3 TO
AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment No. 3”) is entered into as of March 19, 2018, by and among Naked Brand Group Inc. (“Naked”), Bendon Limited (“Bendon”), Bendon Group Holdings Limited (“Holdco”), Naked Merger Sub Inc. (“Merger Sub”) and Bendon Investments Limited (“Principal Shareholder”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

WHEREAS, the parties entered into that certain Agreement and Plan of Reorganization dated as of May 25, 2017, Amendment No. 1 thereto as of July 26, 2017 and Amendment No. 2 thereto as of February 21, 2018 (as amended, the “Merger Agreement”), providing for the Merger; and

WHEREAS, in accordance with Section 9.10 of the Merger Agreement, the parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1.5 of the Merger Agreement is hereby amended as follows:

(a) Section 1.5(a) of the Merger Agreement is hereby deleted and replaced with the following:

“(a) Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, Naked or the holders of the shares of common stock, par value $0.001 per share, of Naked (“Naked Common Stock”), each issued and outstanding share of Naked Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.5(d)) shall automatically be converted into the right to receive 0.2 Holdco Ordinary Shares (the “Per Share Stock Consideration ”), and the holders thereof shall cease to have any further rights as holders of capital stock of Naked. As of the Effective Time, all such shares of Naked Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time, each holder of a Naked Certificate or Naked Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Per Share Stock Consideration in respect of the shares of Naked Common Stock held by such holder as of the Effective Time in accordance with this Section 1.5(a). The total number of Holdco Ordinary Shares issuable to the holders of Naked Common Stock in accordance with this Section 1.5(a) is referred to herein as the “Merger Consideration.” Notwithstanding anything to the contrary contained in this Agreement or the Reorganization Agreement, the number of shares constituting the Merger Consideration shall not be less than 9.0% of the total number of Holdco Ordinary Shares issued and outstanding immediately following the Closing, subject to adjustment of the Bendon Target Share Number in accordance with Section 1.5(b).”

(b) Section 1.5(b) of the Merger Agreement is hereby amended by deleting the heading thereof and replacing it with the following:

“(b) Adjustment to Bendon Target Share Number.”

(c) Section 1.5(b)(iii) of the Merger Agreement is hereby amended by (i) replacing all references therein to “11.634, and dividing by five (5)” with “2.327”, and (ii) inserting the following to the end of such section:

“The parties acknowledge and agree that, notwithstanding anything to the contrary, so long as Naked does not incur any expenditures that in the aggregate exceed any line item in the Budget by more than 10%, unless otherwise agreed to by the Budget Committee, the Net Assets Shortfall

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Amount or Net Assets Excess Amount, as applicable, shall be deemed to be less than $150,000 and no adjustment shall be made to the Bendon Target Share Number pursuant to this Section 1.5(b)(iii).”

(d) Section 1.5(b)(iv) of the Merger Agreement is hereby amended by replacing all references therein to “0.8333, and dividing by five (5)” with “0.167”.

(e) Section 1.5(c) of the Merger Agreement is hereby amended by replacing all references therein to “Holdco Shares” with “Holdco Ordinary Shares”.

2. Section 2.3(b) of the Merger Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:

“Upon consummation of the Reorganization, 20,915,036 Holdco Ordinary Shares will be issued and outstanding, subject to adjustment as set forth in the Reorganization Agreement in accordance with Section 1.5(c), and no preferred stock, redeemable stock or redeemable preferred stock will be issued or outstanding.”

3. Section 5.17 of the Merger Agreement is hereby amended by deleting the reference therein to “20,000,000” and replacing it with “4,000,000”.

4. Section 8.2 of the Merger Agreement is hereby amended to renumber subsections (h), (i), (j), (k), (l), (m), (n), (o) and (p) thereof as subsections (i), (j), (k), (l), (m), (n), (o), (p) and (q), respectively, and to add new subsection (h) thereto as follows:

“(h) the term “Measurement Period” means the date on which the SEC informs Holdco that it has no further comments on the Registration Statement.”

5. Except as specifically provided in this Amendment No. 3, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment No. 3, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Amendment No. 3 may be executed and delivered (including by facsimile) in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman Name: Carole Hochman Title: Chief Executive Officer

BENDON LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chairman

BENDON GROUP HOLDINGS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

NAKED MERGER SUB INC.

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Chief Executive Officer

BENDON INVESTMENTS LIMITED

By:	/s/ Justin Davis-Rice Name: Justin Davis-Rice Title: Director

[Signature Page to Amendment No. 3 to Merger Agreement]

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Annex B

May 22nd, 2017

Naked Brand Group Board of Directors
c/o Mrs. Carole Hochman
Chief Executive Officer, Chief Creative Officer, Director and Chairwomen
Naked Brand Group
95 Madison Ave.
New York, NY 10016

Dear Mrs. Hochman and Members of the Board of Directors:

We understand that it is proposed that Naked Brand Group (the “Company”) will enter into an Agreement and Plan of Reorganization (“Merger Agreement”), by and among the Company, Bendon Limited (“Bendon”), Bendon Group Holdings Limited (“Holdco”), Naked Merger Sub Inc., a wholly owned subsidiary of Holdco (“Merger Sub”), and Bendon Investments Ltd., the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”)). Pursuant to the Merger Agreement, Bendon and the Company will enter into a business combination transaction by means of (i) a reorganization by Holdco and Bendon pursuant to which all of the shareholders of Bendon will exchange all of the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for ordinary shares of Holdco (“Holdco Ordinary Shares”), and (ii) immediately thereafter, a merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Company’s stockholders receiving Holdco Ordinary Shares in exchange for all of the outstanding shares of common stock of the Company (the “Merger”). Holdco will issue to the stockholders of the Company approximately 10,342,191 Holdco Ordinary Shares, subject to adjustment, representing approximately 7% of the issued and outstanding Holdco Ordinary shares (the “Merger Consideration”).

You have asked us whether, in our opinion, the Merger Consideration is fair to Naked, from a financial point of view (this “Opinion”). In reaching our Opinion, we have, among other things:

•	Reviewed certain terms of the proposed merger transaction to the extent provided by the delivery of this opinion, certain exhibits and schedules referenced therein and filed with the Securities and Exchange Commission;
•	Discussed with the senior management of the Company the financial consequences of the Merger Consideration;
•	Held meetings and/or conference calls with the senior management of the Company and Bendon to discuss the business and operations of the businesses;
•	Reviewed and analyzed financial statements and other financial and operating information of the Company for the fiscal years ended 2015 and 2016;
•	Reviewed financial projections prepared by the management teams of Naked and Bendon
•	Considered financial and other publicly available information concerning companies engaged in the consumer apparel segment and considered the financial characteristics and valuations of those companies whose equity securities trade in the public capital markets;
•	Reviewed and analyzed certain publicly available and proprietary information concerning the financial and operating characteristics and valuations of those transactions

•	Considered and applied three conventional valuation methodologies to the Company’s
º	Public Market Comparable Methodology
º	Precedent Transaction Methodology
º	Discounted Cash Flow Methodology
•	Performed such other work we judged necessary to develop our valuation conclusions.

In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all information reviewed by us, and we have relied upon the assurances of the Company’s management that it is not aware of any facts that would make such information inaccurate or misleading. We have not assumed any responsibility for verifying and have not independently verified such information or undertaken an independent valuation or appraisal of the individual assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such valuation or appraisal, and we have not evaluated the solvency of the Company or its respective affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters. We express no opinion as to the liquidation value of any entity or as to the tax or other consequences of the Merger. We are not legal, tax or accounting advisors and have relied upon the Company and its legal, tax and accounting advisors to make its own assessment of all legal, tax and accounting matters relating to the Company’s business and the related Merger.

The Company was able to provide information about the expected future financial performance of the Company’s business. Bendon’s management team was also able to provide information about the expected future financial performance. The Company has advised us and we have assumed that (i) the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management with respect to future performance, and (ii) the Projections provide a reasonable basis upon which to analyze and evaluate the Merger transaction and form an opinion. We express no opinion with respect to the Projections or the assumptions on which they are based. In arriving at our opinion, we did attribute particular weighting to our analysis, specifically in consideration to different comparable groups as well as on the different methodologies. Each method of analysis has inherent strengths and weaknesses, and the nature of the available information may further affect the analytic value of particular methods. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion. We have not reviewed the books and records of the Company or conducted a physical inspection of the properties or facilities of the Company or Bendon, nor have we assumed any responsibility for any such review or inspection. We have assumed that the Merger will be consummated on the terms set forth in the merger agreement without waiver or modification of any material terms. We have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the agreement. Our opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring after the date hereof. In rendering our opinion, we have not been engaged to act as an agent of or fiduciary to the Company, Bendon or any other third party. We have prepared this report for the Company in connection with its review of the Merger, and we will receive a fee from the Company for such services upon delivery of this opinion irrespective of our conclusions. This opinion does not constitute a recommendation to the Company as to whether the Company or its shareholders should approve the Merger.

This opinion does not address (i) the terms of the Merger except the fairness of the Merger Consideration as expressly set forth in our opinion, (ii) the decision of the Board of Directors of the Company to proceed with the Merger or the timing thereof, or (iii) the relative merits of the Merger as compared to any alternative transaction or business strategy that might exist for the Company. The financial and other terms of the Merger were determined by the Board and were not determined by or pursuant to any recommendation from us. In addition, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation received by any officers, directors or employees of any party to either the Merger, or any class of such persons, or with respect to the fairness of any such compensation relative to the Merger value or otherwise. We have assumed at the Company’s direction that in conducting the process leading up to the Merger, the Board of Directors of the Company has complied with its fiduciary duties and that the decision of the Board of Directors of the Company to enter negotiations and execute the Merger with Bendon was based on the exercise of appropriate business judgment.

We have assumed, with your consent, that the Merger will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger.

Our opinion addresses only the fairness of the Merger Consideration paid to the Company, from a financial point of view, and we do not express any views on any other terms of the Merger, including without limitation the effect of any adjustments, escrows, indemnities or holdbacks provided for in the Merger agreement.

This Opinion is addressed to the Board for the use and benefit of the members of the Board (in their capacities as such) in connection with the Board’s evaluation of the Merger. This Opinion may not be used for any other purpose without our prior written consent. This Opinion is not intended to and does not constitute advice or a recommendation to any of the Company’s shareholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the Merger or otherwise. This Opinion should not be construed as creating any fiduciary duty on our part to the Company or any other party to the Merger, any security holder of the Company or such other party, any creditor of the Company or such other party, or any other person.

We will receive a fee for acting as financial advisor to the Board in connection with the Merger and rendering this Opinion, no portion of which is contingent upon the completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion. We have also acted as financial advisor, placement agent and underwriter for the Company during the past 3 years, for each of which we have received compensation. In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration is fair from a financial point of view to the Company.

Respectfully submitted,

Noble Capital Markets, Inc.

Annex C

BENDON GROUP HOLDINGS LIMITED

2017 Long Term Incentive Plan

Section 1. Purpose; Definitions.

1.1. Purpose.  The purpose of the Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e) “Control” has the meaning given to the term in section 50AA Corporations Act.

(f) “Corporations Act” means the Corporations Act 2001 (Cth).

(g) “Ordinary Shares” means the ordinary shares of the Company.

(h) “Company” means Bendon Group Holdings Limited, a limited company organized under the laws of Australia.

(i) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(j) “Disposal Restriction” means [•].

(k) “Effective Date” means the date determined pursuant to Section 13.1.

(l) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Ordinary Shares are listed on a national securities exchange or are traded over-the-counter and last sale information is available, the last sale price of the Ordinary Shares in the principal trading market for the Ordinary Shares on such date, as reported by the exchange or by such source that the Committee deems reliable, as the case may be; or (ii) if the fair market value of the Ordinary Shares cannot be determined pursuant to clause (i), such price as the Committee shall determine, in good faith; provided, however, that “Fair Market Value” means, solely for the purposes of determining the Repurchase Value under Section 10.2, the price paid for an Ordinary Share in connection with the acquisition.

(m) “Holder” means a person who has received an award under the Plan.

(n) “Incentive Share Option” means any Share Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Non-qualified Share Option” means any Share Option that is not an Incentive Share Option.

(p) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(q) “Other Share-Based Award” means an award under Section 9 that is valued in whole or in part by reference to, or is otherwise based upon, Ordinary Shares.

(r) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(s) “Permitted Nominee” means a body corporate Controlled by a Holder or any other entity as permitted by the Committee. Subject to Committee approval, a Permitted Nominee can include the trustee(s) of a trust in which a Holder is a settlor and/or beneficiary, referred to hereafter as a “Permitted Trust”. Notwithstanding the foregoing, a Permitted Nominee, including a Permitted Trust, must be qualified to receive awards under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”).

(t) “Plan” means the Company’s 2017 Long Term Incentive Plan, as hereinafter amended from time to time.

(u) “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(d) or repurchased under Section 6.2(n) or 10.2 is comprised of Ordinary Shares and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Share Option or Share Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(v) “Restricted Shares” means Ordinary Shares received under an award made pursuant to Section 8 that is subject to restrictions under Section 8.

(w) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Share Option or (b) if a Share Appreciation Right is granted unrelated to a Share Option, the Fair Market Value of an Ordinary Share on the date of grant of the Share Appreciation Right, in either case, multiplied by the number of shares for which the Share Appreciation Right is exercised.

(x) “Share Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of Ordinary Shares equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(y) “Share Option” or “Option” means any option to purchase Ordinary Shares which is granted pursuant to the Plan.

(z) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(aa) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

2.1. Committee Membership.  The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Share Options, (ii) Share Appreciation Rights, (iii) Restricted Shares, and/or (iv) Other Share-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Share Options, Share Appreciation Rights, Restricted Shares, and/or Other Share-Based Awards may from time to time be awarded hereunder;

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, or exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(d) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Share Appreciation Right to reduce the exercise price of such Option or Share Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Share Appreciation Right. In addition, no Option or Share Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Share Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 1,000,000 shares in the aggregate.

2.3. Interpretation of Plan.  Subject to Section 12, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 12, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

Section 3. Shares Subject to Plan.

3.1. Number of Shares.  The total number of Ordinary Shares reserved and available for issuance under the Plan shall be up to 4,000,000 shares. Ordinary Shares under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Ordinary Shares that have been granted pursuant to a Share Option cease to be subject to a Share Option, or if any Ordinary Shares that are subject to any Share Appreciation Right, Restricted Share award or Other Share-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Ordinary Shares, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Ordinary Shares that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any Ordinary Shares surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.2. Restrictions on offers.  No offer may be made and no Ordinary Shares may be issued for the purposes of the Plan if to do so would cause the Company to contravene the Corporations Act or any other applicable securities law.

3.3. Adjustment Upon Changes in Capitalization, Etc.  In the event of any Ordinary Share dividend payable on Ordinary Shares, Ordinary Share split or reverse split, combination or exchange of Ordinary Shares, or other extraordinary or unusual event which results in a change in the Ordinary Shares of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

4.1. Eligibility to participate in the Plan.  Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive awards under the regulations governing Form S-8 registration statements under the Securities Act. No Incentive Share Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

4.2. Permitted Nominees.

(a) The Committee may, in its absolute discretion and without providing an explanation, permit a Holder to nominate a Permitted Nominee to be transferred awards by gift from the Holder and to hold awards on behalf of the Holder.

(b) Where the Committee decides not to permit awards to be transferred by gift to a Permitted Nominee, the Holder shall retain the award personally.

(c) A Holder must immediately notify the Company in writing as soon as they become aware:

(1) that they cease to Control their Permitted Nominee;

(2) of any transaction which may result in them ceasing to Control their Permitted Nominee;

(3) that they cease to have an entitlement (whether or not that entitlement requires an exercise of discretion) to a majority of the distributions of their Permitted Nominee

(4) that the Permitted Nominee ceases to qualify to receive awards under the regulations governing Form S-8 registration statements under the Securities Act; or

(5) that they are no longer a beneficiary of a Permitted Trust.

(d) If a Holder ceases to Control their Permitted Nominee at any time, the Committee may determine that any awards granted to the Permitted Nominee be transferred to the Holder.

Section 5. Granting of awards

5.1. Award statement or certificate.  The Company will, within 14 days following the date on which a Holder is granted an award, deliver to the Holder:

(a) a statement in the form the Committee decides evidencing the grant of the award; and

(b) any other information required by the Company’s constitution or the Corporations Act.

5.2. Register of holders.  The Company must, if required by law, maintain separate registers of awards.

Section 6. Share Options.

6.1. Grant and Exercise.  Share Options granted under the Plan may be of two types: (i) Incentive Share Options and (ii) Non-qualified Share Options. Any Share Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Share Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Share Options or Non-qualified Share Options, or both types of Share Options which may be granted alone or in addition to other awards granted under the Plan.

6.2. Terms and Conditions.  Share Options granted under the Plan shall be subject to the following terms and conditions:

(a) Offer of Share Options.  Subject to the terms of the offer by the Company, each Share Option, once vested, will entitle the Holder of the Share Option to receive one Ordinary Share upon the exercise of the Share Option.

(b) Option Term.  The term of each Share Option shall be fixed by the Committee; provided, however, that no Share Option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Share Option granted to a person who, at the time of grant, owns capital stock possessing more than 10% of the total combined voting power of all classes of voting capital stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

(c) Exercise Price.  The exercise price per Ordinary Share purchasable under a Share Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of a Share Option may not be less than 100% of the Fair Market Value on the date of grant; provided, further, that the exercise price of an Incentive Share Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(d) Exercisability.  Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Share Options be exercisable only in installments, i.e., that they vest over time, typically over a 4-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(e) Lapse of Share Options.  Unless the Committee determines otherwise, a Share Option that has not been exercised on or before the relevant expiry date of the Share Option shall lapse at 5:00 p.m. Australian Eastern Standard Time on the day after the applicable expiry date.

(f) Method of Exercise.  Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Share Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of Ordinary Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in Ordinary Shares (including Restricted Shares and other contingent awards under this Plan) or partly in cash and partly in such Ordinary Shares, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for Ordinary Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Share Option by irrevocably authorizing a third party to sell Ordinary Shares (or a sufficient portion of the shares) acquired upon exercise of the Share Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(g) Share Payments.  Payments in the form of Ordinary Shares shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of share certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(h) Transferability.  Except as may be set forth in the next sentence of this Section or in the Agreement, no Share Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Share Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Share Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Share Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Share Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(i) Termination by Reason of Death.  If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Share Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Share Option, whichever period is shorter.

(j) Termination by Reason of Disability.  If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Share Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is shorter.

(k) Termination by Reason of Normal Retirement.  Subject to the provisions of Section 14.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Share Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year in the case of a Non-Qualified Share Option or three months in the case of an Incentive Share Option (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is shorter.

(l) Other Termination.  Subject to the provisions of Section 14.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Share Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Share Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is shorter.

(m) Incentive Share Options.  The aggregate Fair Market Value (on the date of grant of the Share Option) with respect to which Incentive Share Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that any Share Option intended to qualify as an Incentive Share Option does not so qualify, including by reason of the immediately preceding sentence, it shall constitute a separate Non-qualified Share Option. The Company shall have no liability to any Holder or any other person if a Share Option designated as an Incentive Share Option fails to qualify as such at any time or if a Share Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Share Option do not satisfy the requirements of Section 409A of the Code.

(n) Buyout and Settlement Provisions.  The Committee may at any time, in its sole discretion, offer to repurchase a Share Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(o) Rights as Shareholder.  A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 7. Share Appreciation Rights.

7.1. Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Share Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Share Appreciation Rights to participants who have been or are being granted Share Options under the Plan as a means of allowing such participants to exercise their Share Options without the need to pay the exercise price in cash. In the case of a Non-qualified Share Option, a Share Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Share Option. In the case of an Incentive Share Option, a Share Appreciation Right may be granted only at the time of the grant of such Incentive Share Option.

7.2. Terms and Conditions.  Share Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability.  Share Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Share Appreciation Rights granted in tandem with an Incentive Share Option, to the limitations, if any, imposed by the Code with respect to related Incentive Share Options.

(b) Termination.  All or a portion of a Share Appreciation Right granted in tandem with a Share Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Share Option.

(c) Method of Exercise.  Share Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Share Appreciation Rights granted in tandem with a Share Option, by surrendering the applicable portion of the related Share Option. Upon exercise of all or a portion of a Share Appreciation Right and, if applicable, surrender of the applicable portion of the related Share Option, the Holder shall be entitled to receive a number of Ordinary Shares equal to the SAR Value divided by the Fair Market Value on the date the Share Appreciation Right is exercised.

(d) Shares Available Under Plan.  The granting of a Share Appreciation Right in tandem with a Share Option shall not affect the number of Ordinary Shares available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of Ordinary Shares acquirable upon exercise of the Share Option to which such Share Appreciation Right relates.

Section 8. Restricted Shares.

8.1. Grant.  Restricted Shares may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be awarded, the number of Restricted Shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture, including upon termination of employment or failure of performance conditions (“Restriction Period”), the vesting schedule and rights to acceleration thereof, the performance conditions, if any, and all other terms and conditions of the awards.

8.2. Terms and Conditions.  Each Restricted Share award shall be subject to the following terms and conditions:

(a) Certificates.  Restricted Shares, when issued, will be represented by a share certificate or certificates registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Shares (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with share powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder.  Restricted Shares shall constitute issued and outstanding Ordinary Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Ordinary Shares with respect to such Restricted Shares, with the exceptions that (i) the Holder will not be entitled to delivery of the share certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the share certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture.  Upon the expiration of the Restriction Period with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, which may include performance conditions, (i) all or part of such Restricted Shares shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested. Any such Restricted Shares and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

Section 9. Other Share-Based Awards.

Other Share-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Ordinary Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Ordinary Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into Ordinary Shares and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Share-Based Awards may include performance shares or options, whose award is tied to specific performance conditions. Other Share-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Share-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. Accelerated Vesting and Exercisability.

10.1. Non-Approved Transactions.  If any one person, or more than one person acting as a group, acquires the ownership of capital stock of the Company that, together with the capital stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the capital stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Share Options and other awards granted and outstanding under the Plan shall be accelerated and all such Share Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Ordinary Shares subject to such Share Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Share Options and awards, and all performance conditions will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. An increase in the percentage of capital stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its capital stock in exchange for property is not treated as an acquisition of capital stock for purposes of this Section 10.1.

10.2. Approved Transactions.  The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of capital stock of the Company that, together with the capital stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the capital stock of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Share Options and other awards granted and outstanding under the Plan; (ii) require a Holder of any Share Option, Share Appreciation Right, Restricted Shares or Other Share-Based Award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash, capital stock or other property, or any combination thereof, in an amount equal to the Repurchase Value of such award; provided, however, that the obligation to tender the Repurchase Value to such Holders may be subject to any terms and conditions to which the tender of consideration to the Company’s shareholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration; and provided, further, that in the case of any Share Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for an Ordinary Share in connection with the acquisition, the Committee may cancel the Share Option or Share Appreciation Right without the payment of consideration therefor; and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance conditions have been met based upon such information then available as it deems relevant and cause to be paid to the Holder the all or the applicable portion of the award based upon the Committee’s determination of the degree of attainment of performance conditions, or on such other basis determined by the Committee. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

10.3. Code Section 409A.  Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 11. Disposal Restrictions

11.1. No disposal of Shares for a specified period.  If an offer contains a Disposal Restriction, the Holder must comply with the Disposal Restriction in relation to all Ordinary Shares issued to the Holder under the Plan (including on exercise of an Option) for the period specified in the offer made to the Holder.

Section 12. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan or any Agreement, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan or the Agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any provision of the Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Section 13. Term of Plan.

13.1. Effective Date.  The Effective Date of the Plan shall be the date of its approval by the board of directors of the Company, subject to the approval of the Plan by the Company’s shareholders within one year after the Effective Date. Only Share Options may be granted under the Plan prior to such approval of the Plan by the Company’s shareholders. Any Share Options granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s shareholders and no Share Options shall vest or otherwise become free of restrictions prior to such approval.

13.2. Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Share Options may be made only during the ten-year period beginning on the Effective Date.

Section 14. General Provisions.

14.1. Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

14.2. Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

14.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information.  If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Share Option, whichever is later. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause.  If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

14.4. Investment Representations; Company Policy.  The Committee may require each person acquiring Ordinary Shares pursuant to a Share Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring Ordinary Shares pursuant to a Share Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

14.5. Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Share Options and the awarding of Ordinary Shares and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

14.6. Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Share Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Ordinary Shares, including Ordinary Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

14.7. Clawback.  Notwithstanding any other provisions of the Plan, any award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

14.8. Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of Australia (without regard to choice of law provisions).

14.9. Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

14.10. Non-Transferability.  Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

14.11. Applicable Laws.  The obligations of the Company with respect to all Share Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, (ii) the rules and regulations of any securities exchange on which the Ordinary Shares may be listed and (iii) the statutes, legislation, rules and regulations of any jurisdiction in which Share Options or Shares are offered.

14.12. Conflicts.  If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

14.13. Compliance with Section 409A of the Code.  The Company intends that any awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the awards. Notwithstanding the Company’s intention, in the event any award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend this Plan and/or outstanding Agreements, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Plan and/or any award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant of an award. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and the awards are exempt from or comply with Section 409A of the Code.

14.14. Non-Registered Shares.  The Ordinary Shares to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Ordinary Shares or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Ordinary Shares on a national securities exchange or any other trading or quotation system.

PROSPECTUS FOR UP TO 2,068,438 ORDINARY SHARES
AND
1,017,392 ORDINARY SHARES UNDERLYING OPTIONS AND WARRANTS
OF

BENDON GROUP HOLDINGS LIMITED

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.